RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,


                                   Depositor,


                        RESIDENTIAL FUNDING CORPORATION,


                                Master Servicer,


                                       and


                            JPMORGAN CHASE BANK, N.A.


                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                          Dated as of December 1, 2004


                 Mortgage Asset-Backed Pass-Through Certificates


                                 Series 2004-RZ4


                                TABLE OF CONTENTS

ARTICLE I         DEFINITIONS...............................................................3

        Section 1.01      Definitions.......................................................3

ARTICLE II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........48

        Section 2.01      Conveyance of Mortgage Loans.....................................48

        Section 2.02      Acceptance by Trustee............................................51

        Section 2.03      Representations, Warranties and Covenants of the Master
                          Servicer and the Depositor.......................................53

        Section 2.04      Representations and Warranties of Sellers........................55

        Section 2.05      Execution and Authentication of Certificates; Conveyance of
                          Uncertificated REMIC Regular Interests...........................57

        Section 2.06      Purposes and Powers of the Trust.................................58

ARTICLE III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................59

        Section 3.01      Master Servicer to Act as Servicer...............................59

        Section 3.02      Subservicing Agreements Between Master Servicer and
                          Subservicers; Enforcement of Subservicers' Obligations;
                          Special Servicing................................................60

        Section 3.03      Successor Subservicers...........................................61

        Section 3.04      Liability of the Master Servicer.................................62

        Section 3.05      No Contractual Relationship Between Subservicer and Trustee
                          or Certificateholders............................................62

        Section 3.06      Assumption or Termination of Subservicing Agreements by
                          Trustee..........................................................62

        Section 3.07      Collection of Certain Mortgage Loan Payments; Deposits to
                          Custodial Account................................................63

        Section 3.08      Subservicing Accounts; Servicing Accounts........................65

        Section 3.09      Access to Certain Documentation and Information Regarding
                          the Mortgage Loans...............................................67

        Section 3.10      Permitted Withdrawals from the Custodial Account.................67

        Section 3.11      Maintenance of Primary Insurance Coverage........................69

        Section 3.12      Maintenance of Fire Insurance and Omissions and Fidelity
                          Coverage.........................................................70

        Section 3.13      Enforcement of Due-on-Sale Clauses; Assumption and
                          Modification Agreements; Certain Assignments.....................71

        Section 3.14      Realization Upon Defaulted Mortgage Loans........................73

        Section 3.15      Trustee to Cooperate; Release of Mortgage Files..................76

                                        i



        Section 3.16      Servicing and Other Compensation; Compensating Interest..........77

        Section 3.17      Reports to the Trustee and the Depositor.........................78

        Section 3.18      Annual Statement as to Compliance................................78

        Section 3.19      Annual Independent Public Accountants' Servicing Report..........79

        Section 3.20      Right of the Depositor in Respect of the Master Servicer.........79

        Section 3.21      Advance Facility.................................................80

ARTICLE IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................84

        Section 4.01      Certificate Account..............................................84

        Section 4.02      Distributions....................................................84

        Section 4.03      Statements to Certificateholders; Statements to Rating
                          Agencies; Exchange Act Reporting.................................88

        Section 4.04      Distribution of Reports to the Trustee and the Depositor;
                          Advances by the Master Servicer..................................91

        Section 4.05      Allocation of Realized Losses....................................93

        Section 4.06      Reports of Foreclosures and Abandonment of Mortgaged Property....95

        Section 4.07      Optional Purchase of Defaulted Mortgage Loans....................95

        Section 4.08       Hedge Agreements................................................95

ARTICLE V         THE CERTIFICATES.........................................................97

        Section 5.01      The Certificates.................................................97

        Section 5.02      Registration of Transfer and Exchange of Certificates............99

        Section 5.03      Mutilated, Destroyed, Lost or Stolen Certificates...............104

        Section 5.04      Persons Deemed Owners...........................................105

        Section 5.05      Appointment of Paying Agent.....................................105

ARTICLE VI        THE DEPOSITOR AND THE MASTER SERVICER...................................106

        Section 6.01      Respective Liabilities of the Depositor and the Master
                          Servicer........................................................106

        Section 6.02      Merger or Consolidation of the Depositor or the Master
                          Servicer; Assignment of Rights and Delegation of Duties by
                          Master Servicer.................................................106

        Section 6.03      Limitation on Liability of the Depositor, the Master
                          Servicer and Others.............................................107

        Section 6.04      Depositor and Master Servicer Not to Resign.....................108

ARTICLE VII       DEFAULT.................................................................109

                                        ii


        Section 7.01      Events of Default...............................................109

        Section 7.02      Trustee or Depositor to Act; Appointment of Successor...........111

        Section 7.03      Notification to Certificateholders..............................112

        Section 7.04      Waiver of Events of Default.....................................112

ARTICLE VIII      CONCERNING THE TRUSTEE..................................................113

        Section 8.01      Duties of Trustee...............................................113

        Section 8.02      Certain Matters Affecting the Trustee...........................114

        Section 8.03      Trustee Not Liable for Certificates or Mortgage Loans...........116

        Section 8.04      Trustee May Own Certificates....................................116

        Section 8.05      Master Servicer to Pay Trustee's Fees and Expenses;
                          Indemnification.................................................116

        Section 8.06      Eligibility Requirements for Trustee............................117

        Section 8.07      Resignation and Removal of the Trustee..........................117

        Section 8.08      Successor Trustee...............................................118

        Section 8.09      Merger or Consolidation of Trustee..............................119

        Section 8.10      Appointment of Co-Trustee or Separate Trustee...................120

        Section 8.11      Appointment of Custodians.......................................121

        Section 8.12      Appointment of Office or Agency.................................121

        Section 8.13      DTC Letter of Representations...................................121

        Section 8.14      Hedge Agreements................................................121

ARTICLE IX        TERMINATION.............................................................122

        Section 9.01      Termination Upon Purchase or Liquidation of All Mortgage
                          Loans...........................................................122

        Section 9.02      Additional Termination Requirements.............................126

ARTICLE X         REMIC PROVISIONS........................................................128

        Section 10.01     REMIC Administration............................................128

        Section 10.02     Master Servicer, REMIC Administrator and Trustee
                          Indemnification.................................................131

        Section 10.03     Holder of Class SB Certificates; Notional Principal Contracts...132

ARTICLE XI        MISCELLANEOUS PROVISIONS................................................133

        Section 11.01     Amendment.......................................................133

        Section 11.02     Recordation of Agreement; Counterparts..........................135

        Section 11.03     Limitation on Rights of Certificateholders......................135

                                        iii



        Section 11.04     Governing Law...................................................136

        Section 11.05     Notices.........................................................136

        Section 11.06     Notices to Rating Agencies......................................137

        Section 11.07     Severability of Provisions......................................138

        Section 11.08     Supplemental Provisions for Resecuritization....................138


EXHIBITS

Exhibit A        Form of Class A Certificate
Exhibit B-1      Form of Class M Certificate
Exhibit B-2      Form of Class B Certificate
Exhibit C        Form of Class SB Certificate
Exhibit D        Form of Class R Certificate
Exhibit E        Form of Custodial Agreement
Exhibit F        Mortgage Loan Schedule
Exhibit G        Form of Request for Release
Exhibit H-1      Form of Transfer Affidavit and Agreement
Exhibit H-2      Form of Transferor Certificate
Exhibit I        Form of Investor Representation Letter
Exhibit J        Form of Transferor Representation Letter
Exhibit K        Form of Form 10-K Certification
Exhibit L        Form of Back-Up  Certification  to Form 10-K  Certification
Exhibit M        Form of Lender  Certification  for Assignment of Mortgage Loan
Exhibit N        Form of Rule  144A  Investment  Representation
Exhibit O        Form of ERISA  Representation Letter for Class SB Certificates
Exhibit P        Form of ERISA  Representation  Letter for Class M  Certificates
Exhibit Q        Information  to be  Provided by the Master
                 Servicer to the Rating Agencies Relating to Reportable Modified
                 Mortgage Loans
                                        v

        This Pooling and Servicing Agreement, effective as of December 1, 2004, among RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as the depositor (together with its permitted successors and assigns, the "Depositor"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and JPMORGAN CHASE BANK, N.A., a New York banking corporation, as trustee (together with its permitted successors and assigns, the "Trustee").


                             PRELIMINARY STATEMENT:

        The Depositor intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in fourteen classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein) and certain other related assets.


                                     REMIC I

        As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (exclusive of the Hedge Agreements) subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole Class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC I Pass Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC I Regular Interest shall be the Maturity Date. None of the REMIC I Regular Interests will be certificated.

                        Uncertificated
                         REMIC I Initial Uncertificated
                   -----------------------            REMIC I              Latest Possible
   Designation        Pass-Through Rate          Principal Balance          Maturity Date
       LT1                Variable(1)             $279,949,637.05         December 25, 2034
       LT2                Variable(1)            $        5,527.51        December 25, 2034
       LT3                Variable(1)           $        22,472.50        December 25, 2034
       LT4                Variable(1)           $        22,472.50        December 25, 2034


---------------
(1) Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.

                                    REMIC II

        As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC II. The Class R-II Certificates will represent the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Certificate Principal Balance, certain features, the month of the Final Scheduled Distribution Date and initial ratings for each Class of Certificates comprising the interests representing "regular interests" in REMIC II. The "latest possible maturity date" (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC II Regular Certificates shall be the Maturity Date.


                                               Aggregate
                                                Initial            Month of
                                              Certificate      Final Scheduled
                             Pass-Through      Principal         Distribution
 Designation       Type         Rate            Balance              Date            Features       Initial Ratings
                                                                                                    S&P      Moody's
   Class A-1    Regular(1)  Adjustable(2)(3)$114,262,000.00      October 2024         Senior         AAA        Aaa
   Class A-2    Regular(1)  Adjustable(2)(3)$ 79,217,000.00       March 2032          Senior         AAA        Aaa
   Class A-3    Regular(1)  Adjustable(2)(3 $ 36,681,000.00      December 2034        Senior         AAA        Aaa
   Class M-1    Regular(1)  Adjustable(2)(3 $ 13,020,000.00      December 2034       Mezzanine       AA+        Aaa
   Class M-2    Regular(1)  Adjustable(2)(3 $ 12,740,000.00      December 2034       Mezzanine       AA-        Aa2
   Class M-3    Regular(1)  Adjustable(2)(3) $ 9,520,000.00      December 2034       Mezzanine        A         A2
   Class M-4    Regular(1)  Adjustable(2)(3) $ 2,100,000.00      December 2034       Mezzanine       A-         A3
   Class M-5    Regular(1)  Adjustable(2)(3) $ 2,100,000.00      December 2034       Mezzanine      BBB+       Baa1
   Class M-6    Regular(1)  Adjustable(2)(3) $ 2,100,000.00      December 2034       Mezzanine       BBB       Baa2
   Class M-7    Regular(1)  Adjustable(2)(3  $ 2,100,000.00      December 2034       Mezzanine      BBB-       Baa3
    Class B     Regular(1)  Adjustable(2)(3) $ 2,800,000.00      December 2034      Subordinate      BB         Ba2
   Class SB     Regular(4)  Adjustable(4)    $ 3,360,109.56      December 2034      Subordinate      N/R        N/R

---------------

(1) The Class A Certificates, Class M Certificates and Class B Certificates will represent ownership of REMIC II Regular Interests together with certain rights to payments to be made from amounts received under the related Hedge Agreement which will be deemed made for federal income tax purposes outside of REMIC II by the holder of the Class SB Certificates as the owner of the Hedge Agreement.
(2) The REMIC II Regular Interests ownership of which is represented by the Class A Certificates, Class M Certificates and Class B Certificates, will accrue interest at a per annum rate equal to the least of (i) One-Month LIBOR plus the applicable Margin, (ii) a payment cap as described in the definition of "Pass-Through Rate" and (iii) 11.00% per annum and the provisions for the payment of Basis Risk Shortfalls herein, which payments will not be part of the entitlement of the REMIC II Regular Interests related to such Certificates.
(3) The Class A Certificates, Class M Certificates and Class B Certificates will also entitle their holders to certain payments from the Holder of the Class SB Certificates from amounts to which the related REMIC II Regular Interest is entitled and from amounts received under the Hedge Agreement, which will not be a part of their ownership of the REMIC II Regular Interests
(4) The Class SB Certificates will accrue interest as described in the definition of Accrued Certificate Interest. The Class SB Certificates will not accrue interest on their Certificate Principal Balance. The Class SB
    Certificates will be comprised of two REMIC II regular interests, a principal only regular interest designated SB PO and an interest only regular interest designated SB IO, which will be entitled to distributions as set forth herein. The rights of the Holder of the Class SB Certificates to payments from the Hedge Agreements shall be outside and apart from its rights under the REMIC II Regular Interests SB IO and SB PO.


        In  consideration  of  the  mutual  agreements  herein  contained,   the
Depositor, the Master Servicer and the Trustee agree as follows:

ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accrued Certificate Interest: With respect to each Distribution Date and each Class of Class A Certificates, Class M Certificates and Class B Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate for such Distribution Date on the Certificate Principal Balance thereof immediately prior to such Distribution Date.

        Accrued Certificate Interest for the Class A Certificates, Class M Certificates and Class B Certificates will be based on the actual number of days in the related Interest Accrual Period and a 360-day year.

        With respect to each Distribution Date and the Class SB Certificates, interest accrued during the preceding calendar month at the related Pass-Through Rate on the Notional Amount as specified in the definition of Pass-Through Rate, immediately prior to such Distribution Date in each case, reduced by any interest shortfalls with respect to the Mortgage Loans other than Prepayment Interest Shortfalls. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to the Class SB Certificates, shall be reduced by an amount equal to the interest portion of Realized Losses allocated to the Overcollateralization Amount pursuant to Section 4.05 hereof. Accrued Certificate Interest on the Class SB Certificates shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

        The amount of Accrued Certificate Interest on each Class of Certificates shall be reduced by the amount of (a) Prepayment Interest Shortfalls on the Mortgage Loans during the prior calendar month allocated to that Class of Certificates pursuant to Sections 4.02(c) and to the extent not covered by Compensating Interest pursuant to Section 3.16, and by Relief Act Shortfalls during the related Due Period allocated to that Class of Certificates pursuant to Sections 4.02(c); and (b) the interest portion of Realized Losses allocated to such Class through Subordination as described in Section 4.05. All such reductions with respect to the Mortgage Loans will be allocated among the Certificates in proportion to the amounts of Accrued Certificate Interest payable on such Certificates on such Distribution Date absent such reductions.

        Accrued Certificate Interest on each Class of Class A Certificates, Class M Certificates and Class B Certificates for any Distribution Date shall also be reduced by any interest shortfalls resulting from the failure of the Hedge Agreements Provider to make the related required Hedge Payment for such Distribution Date, with all such reductions on the Class A Certificates allocated to the Class A Certificates on a pro rata basis, based on the portion of the Class A Hedge Payment each such Class was entitled to, but did not receive, on such Distribution Date, and all such reductions on the Class M Certificates and Class B Certificates allocated to the Class M Certificates and Class B Certificates on a pro rata basis, based on the portion of the Subordinate Hedge Payment each such Class was entitled to, but did not receive, on such Distribution Date.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

        Adjustment Date: With respect to each adjustable-rate Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

        Advance: With respect to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

        Amount Held for Future Distribution: With respect to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries, REO Proceeds, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or
4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, REO Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the Due Date in the related Due Period.

        Appraised Value: With respect to any Mortgaged Property, one of the following: (i) the lesser of (a) the appraised value of such Mortgaged Property based upon the appraisal or appraisals (or field review) made at the time of the origination of the related Mortgage Loan, and (b) the sales price of the Mortgaged Property at such time of origination, or (ii) in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan, one of (1) the appraised value based upon the appraisal made at the time of origination of the loan which was refinanced or modified, (2) the appraised value determined in an appraisal made at the time of refinancing or modification or (3) the sales price of the Mortgaged Property.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Depositor relating to the transfer and assignment of the Mortgage Loans.

        Available Distribution Amount: With respect to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account pursuant to Section 3.16(e) in respect of the Mortgage Loans and (v) any amount deposited in the Certificate Account pursuant to Section 4.07 or 9.01, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (i) any payments or collections consisting of prepayment charges on the Mortgage Loans that were received during the related Prepayment Period, (ii) the Amount Held for Future Distribution, and (iii) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

        Balloon Loan: Each of the Mortgage Loans having an original term to maturity that is shorter than the related amortization term.

        Balloon Payment: With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

        Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

        Basis Risk Shortfall: With respect to each Class of Class A Certificates, Class M Certificates and Class B Certificates and any Distribution Date, the sum of (a) with respect to any Distribution Date on which the Net WAC Cap Rate is used to determine the Pass-Through Rate of such Class, an amount equal to the sum of the excess of (x) Accrued Certificate Interest for such Class calculated at a per annum rate equal to the least of (1) One-Month LIBOR plus the related Margin, (2) the Weighted Average Maximum Net Mortgage Rate and
(3) 11.00%, over (y) Accrued Certificate Interest for such Class calculated using the Net WAC Cap Rate, (b) any shortfalls for such Class calculated pursuant to clause (a) above remaining unpaid from prior Distribution Dates, and
(c) one month's interest on the amount in clause (b) (based on the number of days in the preceding Interest Accrual Period) at a per annum rate equal to the least of (i) One-Month LIBOR plus the related Margin for such Distribution Date,
(ii) the Weighted Average Maximum Net Mortgage Rate and (iii) 11.00%.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of California, the State of Texas, the State of Minnesota or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Capitalization Reimbursement Amount: With respect to any Distribution Date, the amount of unreimbursed Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the preceding calendar month and reimbursed to the Master Servicer or Subservicer pursuant to
Section 3.10(a)(vii) on or prior to such Distribution Date.

        Cash Liquidation: With respect to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate, Class SB Certificate or Class R Certificate.

        Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "JPMorgan Chase Bank, N.A., as trustee, in trust for the registered holders of Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4 " and which account shall be held for the benefit of the Certificateholders and which must be an Eligible Account.

        Certificate Account Deposit Date: With respect to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for any purpose hereof. Solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Depositor, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to any Class A Certificate, Class M Certificate or Class B Certificate, on any date of determination, an amount equal to:

        (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus

        (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(c) and (y) the aggregate of all reductions in Certificate Principal Balance of such Certificates deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05.

        With respect to any Class SB Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate multiplied by an amount equal to (i) the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, Class M Certificates and Class B Certificates then outstanding, which represents the sum of (i) the Initial Principal Balance of the REMIC II Regular Interest SB-PO, as reduced by Realized Losses allocated thereto and payments deemed made thereon, and (ii) accrued and unpaid interest on the REMIC II Regular Interest SB-IO, as reduced by Realized Losses allocated thereto.

        The Class R Certificates will not have a Certificate Principal Balance.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

     Class: Collectively, all of the Certificates or uncertificated interests bearing the same designation.

        Class A Certificates: Collectively, the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates.

        Class A Hedge Agreement:: The confirmation, dated as of the Closing Date, between the Trustee, on behalf of the Trust Fund, and the Hedge Agreements Provider, relating to the Class A Certificates or any replacement, substitute, collateral or other arrangement in lieu thereof.

        Class A Hedge Payment:: For any Distribution Date, the payment, if any, due under the Class A Hedge Agreement in respect of such Distribution Date.

        Class A Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

(i) the Principal Distribution Amount for that Distribution Date; and

(ii) the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A-I Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and
(2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class A-1 Certificate: Any one of the Class A-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Class A Hedge Agreement.

        Class A-1 Margin:  0.16% per annum.

        Class A-2 Certificate: Any one of the Class A-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Class A Hedge Agreement.

        Class A-2 Margin: Initially, 0.26% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 0.520% per annum.

        Class A-3 Certificate: Any one of the Class A-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of the Mortgage Loans as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Class A Hedge Agreement.

        Class A-3 Margin: Initially, 0.40% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 0.800% per annum.

        Class B Certificate: Any one of the Class B Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-2, senior to the Class SB Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses in as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Subordinate Hedge Agreement.

        Class B Margin: Initially, 4.00% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 6.00% per annum.

        Class B Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

(i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount; and

(ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class B Certificates immediately prior to that Distribution Date over (B) the lesser of
(x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M Certificates: Collectively, the Class M-1, Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates.

        Class M-1 Certificate: Any one of the Class M-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-1, senior to the Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6
Certificates, Class M-7 Certificates, Class B Certificates, Class SB Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses in as set forth in Section 4.05, and evidencing
(i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Subordinate Hedge Agreement.

        Class M-1 Margin: Initially, 0.47% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 0.705% per annum.

        Class M-1 Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

(i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and

(ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates
immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-2 Certificate: Any one of the Class M-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-1, senior to the Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class B Certificates, Class SB Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses in as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Subordinate Hedge Agreement.

        Class M-2 Margin: Initially, 0.55% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 0.825% per annum.

        Class M-2 Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

(i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

(ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-3 Certificate: Any one of the Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-1, senior to the Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class B Certificates, Class SB Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses in as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Subordinate Hedge Agreement.

        Class M-3 Margin: Initially, 0.90% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 1.350% per annum.

        Class M-3 Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

(i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A-Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

(ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-4 Certificate: Any one of the Class M-4 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-1, senior to the Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class B Certificates, Class SB Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses in as set forth in Section 4.05, and evidencing
(i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Subordinate Hedge Agreement.

        Class M-4 Margin: Initially, 1.00% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 1.500% per annum.

        Class M-4 Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

(i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount ; and

(ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-5 Certificate: Any one of the Class M-5 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-1, senior to the Class M-6 Certificates, Class M-7 Certificates, Class B Certificates, Class SB Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses in as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Subordinate Hedge Agreement.

        Class M-5 Margin: Initially, 1.50% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 2.250% per annum.

        Class M-5 Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

(i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount; and

(ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and
(2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-6 Certificate: Any one of the Class M-6 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-1, senior to the Class M-7 Certificates, Class B Certificates, Class SB Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses in as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Subordinate Hedge Agreement.

        Class M-6 Margin: Initially, 1.60% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 2.400% per annum.

        Class M-6 Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

(i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and

(ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and
(2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-7 Certificate: Any one of the Class M-7 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-1, senior to the Class B Certificates, Class SB Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses in as set forth in Section 4.05, and evidencing
(i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments under the Subordinate Hedge Agreement.

        Class M-7 Margin: Initially, 2.50% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 3.750% per annum.

        Class M-7 Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount or
(b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

(i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount; and

(ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and
(2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

       Class R Certificate: Any one of the Class R-I or Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Class SB Certificate: Any one of the Class SB Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, subordinate to the Class A Certificates, Class M Certificates and Class B Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing an interest comprised of "regular interests" in REMIC II for purposes of the REMIC Provisions together with certain rights to payments under the Hedge Agreements for purposes of the REMIC Provisions.

        Closing Date: January 5, 2005.

        Code: The Internal Revenue Code of 1986.

        Commission: The Securities and Exchange Commission.

     Compensating Interest: With respect to any Distribution Date, any amount paid by the Master Servicer in accordance with Section 3.16(f).

        Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at JPMorgan Chase Bank, N.A., 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Global Debt, RAMPI, Series 2004-RZ4.

     Credit Repository: Equifax, Transunion and Experian, or their successors in interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Depositor, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

        Custodian: A custodian appointed pursuant to a Custodial Agreement.
        ---------

        Cut-off Date Balance:  $280,000,109.56.

        Cut-off Date: December 1, 2004.

        Cut-off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of the Cut-off Date), whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

        Definitive Certificate: Any definitive, fully-registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on May 1 that remained unpaid as of the close of business on June 30 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depositor: As defined in the preamble hereto.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, including, if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) and

(iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code. A Disqualified Organization also includes any "electing large partnership," as defined in Section 775(a) of the Code and any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in January 2005 or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        DTC Letter: The Letter of Representations, dated January 4, 2005, among the Trustee on behalf of the Trust Fund, JPMorgan Chase Bank, N.A., in its individual capacity as agent thereunder and the Depository.

        Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

        Due Period: With respect to any Distribution Date, the calendar month of such Distribution Date.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of JPMorgan Chase Bank, N.A., or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of JPMorgan Chase Bank, N.A., or (v) an account or accounts of a depository institution acceptable each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.

        Eligible Master Servicing Compensation: With respect to any Distribution Date, the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02(a) except as may be required pursuant to the last sentence of such Section.

        ERISA: The Employee Retirement Income Security Act of 1974, as amended.

        Event of Default: As defined in Section 7.01.

        Excess Cash Flow: With respect to any Distribution Date, an amount equal to the sum of (A) the excess of (i) the Available Distribution Amount for that Distribution Date increased by the amount, if any, paid from the Hedge Payments for that Distribution Date pursuant to Section 4.02(c)(iii) over (ii) the sum of
(a) the Interest Distribution Amount for that Distribution Date and (b) the lesser of (1) the aggregate Certificate Principal Balance of Class A Certificates, Class M Certificates and Class B Certificates immediately prior to such Distribution Date and (2) the Principal Remittance Amount for that Distribution Date to the extent not applied to pay interest on the Class A Certificates, Class M Certificates and Class B Certificates on such Distribution Date and (B) the Overcollateralization Reduction Amount, if any, for that Distribution Date.

        Excess Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on such Distribution Date over (b) the Required Overcollateralization Amount for such Distribution Date.

        Exchange Act:  The Securities and Exchange Act of 1934, as amended.

        Exchange Date:  As defined in Section 5.02(e)(iii).

        Expense Fee Rate: With respect to any Mortgage Loan as of any date of determination, the sum of the applicable Servicing Fee Rate and the per annum rate at which the applicable Subservicing Fee accrues.

        Fannie Mae:  Fannie  Mae, a  federally  chartered  and  privately  owned
corporation   organized  and  existing  under  the  Federal  National   Mortgage
Association Charter Act, or any successor thereto.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Final Scheduled Distribution Date: Solely for purposes of the face of the Certificates, as follows: with respect to the Class A-1 Certificates, the Distribution Date occurring in October 2024; with respect to the Class A-2 Certificates, the Distribution Date occurring in March 2032; with respect to the Class A-3 Certificates, the Class M Certificates and the Class B Certificates, the Distribution Date occurring in December 2034. No event of default under this

Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any Class of Class A Certificates, Class M Certificates or Class B Certificates on or before its Final Scheduled Distribution Date.

        Foreclosure Profits: With respect to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Form 10-K Certification:  As defined in Section 4.03(e).

        Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Hedge  Agreement:   The  Class  A  Hedge  Agreement  or  Subordinate  Hedge
Agreement, as applicable.

        Hedge Agreements Provider: Bear Stearns Financial Products Inc, and its successors and assigns or any party to any replacement, substitute, collateral or other arrangement in lieu thereof.

     Hedge Payment: The Class A Hedge Payment or Subordinate Hedge Payment, as applicable.

        Hedge Shortfall Amount: For any Distribution Date, the amount, if any, by which the payment on the Class A Certificates, Class M Certificates and Class B Certificates pursuant to Section 4.02(c)(iii) is paid from the Hedge Payments for such Distribution Date pursuant to the provisions thereof or would have been so paid but for the failure of the Hedge Agreements Provider to make a payment required under the Hedge Agreements.

        Hedge Shortfall Carry-Forward Amount: For any Distribution Date, the aggregate Hedge Shortfall Amounts for prior Distribution Dates to the extent not reimbursed to the Class SB Certificates pursuant to Section 4.02(c)(x).

        HUD:  The United States Department of Housing and Urban Development.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Depositor, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Index: With respect to each adjustable-rate Mortgage Loan and as to any Adjustment Date therefor, the related index as stated in the related Mortgage Note.

        Initial Certificate Principal Balance: With respect to each Class of Certificates (other than the Class R Certificates), the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Interest Accrual Period: With respect to the Class A Certificates, Class M Certificates, the Class B Certificates and Class SB Certificates (i) with respect to the Distribution Date in January 2005, the period commencing the Closing Date and ending on the day preceding the Distribution Date in January 2005, and (ii) with respect to any Distribution Date after the Distribution Date in January 2005, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date.

        Interest Distribution Amount: For any Distribution Date, the amounts payable pursuant to Section 4.02(c)(i)-(iii).

        Interim Certification: As defined in Section 2.02.
        ---------------------

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        LIBOR Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in London, England are required or authorized to by law to be closed.

        LIBOR Certificates: The Class A Certificates, Class M Certificates and Class B Certificates.

        LIBOR Rate Adjustment Date: With respect to each Distribution Date, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds and Subsequent Recoveries.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Margin: The Class A-1 Margin, Class A-2 Margin, Class A-3 Margin, Class M-1 Margin, Class M-2 Margin, Class M-3 Margin, Class M-4 Margin, Class M-5 Margin, Class M-6 Margin, Class M-7 Margin or Class B Margin, as applicable.

        Marker Rate: With respect to the Class SB Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interest LT2 and REMIC I Regular Interest LT3.

        Master Servicer: As defined in the preamble hereto.
        ---------------

        Maturity Date: With respect to each Class of Certificates of regular interest or Uncertificated Regular Interest issued by any REMIC hereunder, the latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, by which the Certificate Principal Balance of each such Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero, which is, for each such regular interest), December 25, 2034, which is the Distribution Date occurring in the month following the last scheduled monthly payment of the Mortgage Loans.

        Maximum Mortgage Rate: As to any adjustable-rate Mortgage Loan, the per annum rate indicated in Exhibit F hereto as the "NOTE CEILING," which rate is the maximum interest rate that may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

        Maximum Net Mortgage Rate: As to any adjustable-rate Mortgage Loan and any date of determination, the Maximum Mortgage Rate minus the sum of the per annum rate at which the Subservicing Fee accrues and the Servicing Fee Rate.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

        MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

        Minimum Mortgage Rate: As to any adjustable-rate Mortgage Loan, a per annum rate equal to the greater of (i) the Note Margin and (ii) the rate indicated in Exhibit F hereto as the "NOTE FLOOR," which rate may be applicable to such Mortgage Loan at any time during the life of such adjustable-rate Mortgage Loan.

        Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: With respect to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and the Due Date in any Due Period, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient
Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's: Moody's Investors Service, Inc., or its successor in interest.
        -------

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan, the mortgage, deed of trust or other comparable instrument creating a first or junior lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule attached hereto as Exhibit F, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule: The lists of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which lists shall set forth at a minimum the following information as to each Mortgage Loan:

               (i) the Mortgage Loan identifying number ("RFC LOAN #");

               (ii) the state, city and zip code of the Mortgaged Property;

               (iii) the maturity of the Mortgage Note ("MATURITY DATE," or "MATURITY DT" for Mortgage Loans and if such Mortgage Loan is a Balloon Loan, the amortization term thereof;

               (iv) (for the adjustable-rate Mortgage Loans, the Mortgage Rate as of origination ("ORIG RATE");

               (v) the Mortgage Rate as of the Cut-off Date ("CURR RATE")

               (vi) the Net Mortgage Rate as of the Cut-off Date ("CURR NET");

               (vii) the scheduled monthly payment of principal, if any, and interest as of the Cut-off Date ("ORIGINAL P & I");

               (viii) the Cut-off Date Principal Balance ("PRINCIPAL BAL");

               (ix) the Loan-to-Value Ratio at origination ("LTV");

               (x) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence (the absence of any such code means the Mortgage Loan is secured by a primary residence); and

               (xi) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence (the absence of any such code means the Mortgage Loan is secured by an owner occupied residence).

               (xii)  for  the  adjustable-rate   Mortgage  Loans,  the  Maximum
        Mortgage Rate ("NOTE CEILING");

               (xiii) for the adjustable-rate Mortgage Loans, the maximum Net Mortgage Rate ("NET CEILING");

               (xiv) for the adjustable-rate Mortgage Loans, the Note Margin ("NOTE MARGIN");

               (xv) for the adjustable-rate Mortgage Loans, the first Adjustment Date after the Cut-off Date ("NXT INT CHG DT");

               (xvi) for the adjustable-rate Mortgage Loans, the Periodic Cap ("PERIODIC DECR" or "PERIODIC INCR");

        Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Rate: With respect to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification. The Mortgage Rate on the adjustable-rate Mortgage Loans will adjust on each Adjustment Date to equal the sum (rounded to the nearest multiple of one eighth of one percent (0.125%) or up to the nearest one-eighth of one percent, which are indicated by a "U" on the Mortgage Loan Schedule, except in the case of the adjustable-rate Mortgage Loans indicated by an "X" on the Mortgage Loan Schedule under the heading "NOTE METHOD"), of the related Index plus the Note Margin, in each case subject to the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate.

      Mortgaged Property: The underlying real property securing a Mortgage Loan.

        Mortgagor: The obligor on a Mortgage Note.

        Net Mortgage Rate: With respect to any Mortgage Loan as of any date of determination, a per annum rate equal to the Adjusted Mortgage Rate for such Mortgage Loan as of such date minus the Servicing Fee Rate.

        Net WAC Cap Rate: With respect to any Distribution Date and each Class of LIBOR Certificates, the sum of:

        (a) the REMIC Net WAC Rate for such Distribution Date; and

        (b)a per annum rate equal to (i) the amount, if any, required to be paid under the related Hedge Agreement with respect to such Distribution Date divided by (ii) the Certificate Principal Balance of the LIBOR Certificates immediately prior to such Distribution Date, multiplied by a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person: Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer or Subservicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Servicing Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Master Servicer, which forgives amounts which the Master Servicer or Subservicer had previously advanced, and the Master Servicer determines that no other source of payment or reimbursement for such advances is available to it, such Servicing Advances shall be deemed to be Nonrecoverable Advances. The determination by the Master Servicer that it has made a Nonrecoverable Advance shall be evidenced by an Officers' Certificate delivered to the Depositor, the Trustee and the Master Servicer. Notwithstanding the above, the Trustee shall be entitled to rely upon any determination by the Master Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance.

        Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Note Margin: With respect to each adjustable-rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule as the "NOTE MARGIN," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the Periodic Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate) the interest rate to be borne by such adjustable-rate Mortgage Loan until the next Adjustment Date.

        Notional Amount: With respect to the Class SB Certificates or the REMIC II Regular Interest SB-IO, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC I Regular Interests.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President, a Vice President, Assistant Vice President, Director, Managing Director, the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        One-Month LIBOR: With respect to any Distribution Date, the arithmetic mean of the London interbank offered rate quotations for one-month United States dollar deposits, determined on the preceding LIBOR Rate Adjustment Date as set forth in Section 1.02 hereof.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer and which counsel may be counsel for the Depositor or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC hereunder as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Optional Termination Date: Any Distribution Date on or after which the Stated Principal Balance (after giving effect to distributions to be made on such Distribution Date) of the Mortgage Loans is less than 10.00% of the Cut-off Date Balance.

        Outstanding Mortgage Loan: With respect to the Due Date in any Due Period, a Mortgage Loan (including an REO Property) that was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and that was not purchased, deleted or substituted for prior to such Due Date pursuant to
Section 2.02, 2.03, 2.04 or 4.07.

        Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans before giving effect to distributions of principal to be made on such Distribution Date over (b) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such date.

        Overcollateralization Floor: With respect to the Mortgage Loans, an amount equal to the product of (a) 0.50% and (b) the Cut-off Date Balance.

        Overcollateralization Increase Amount: With respect to any Distribution Date, the excess of (1) the Required Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Amount for such Distribution Date.

        Overcollateralization Reduction Amount: With respect to any Distribution Date, to the extent the Excess Overcollateralization Amount is, after taking into account all other distributions to be made on such Distribution Date, greater than zero, the Overcollateralization Reduction Amount shall be equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) the Principal Remittance Amount for such Distribution Date.

        Ownership Interest: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate: With respect to each Class of Class A Certificates, Class M Certificates and Class B Certificates, the least of (i) a per annum rate equal to related Margin plus One-Month LIBOR, (ii) the Net WAC Cap Rate and
(iii) 11.00% per annum;

               With respect to the Class SB Certificates and any Distribution Date or the REMIC II Regular Interest SB-IO, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (iii) below, and the denominator of which is the aggregate principal balance of the REMIC I Regular Interests. For purposes of calculating the Pass-Through Rate for the Class SB Certificates, the numerator is equal to the sum of the following components:

               (i) the Uncertificated Pass-Through Rate for REMIC I Regular Interest LT1 minus the related Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT1;

               (ii) the Uncertificated Pass-Through Rate for REMIC I Regular Interest LT2 minus the related Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT2; and

               (iii) the Uncertificated Pass-Through Rate for REMIC I Regular Interest LT4 minus twice the related Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT4.

     Paying Agent: JPMorgan Chase Bank, N.A. or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Class A Certificate, Class M Certificate or Class B Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. The Percentage Interest with respect to a Class SB Certificate or Class R Certificate shall be stated on the face thereof.

        Periodic Cap: With respect to each adjustable-rate Mortgage Loan, the periodic rate cap that limits the increase or the decrease of the related
Mortgage Rate on any Adjustment Date pursuant to the terms of the related Mortgage Note.

        Permitted Investments: One or more of the following:
        ---------------------

               (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-I-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

               (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper and demand notes shall have a remaining maturity of not more than 30 days;

               (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

               (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and for purposes of this Agreement, any references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and F-1 in the case of Fitch; provided, however, that any Permitted Investment that is a short-term debt obligation rated A-1 by Standard & Poor's must satisfy the following additional conditions: (i) the total amount of debt from A-1 issuers must be limited to the investment of monthly principal and interest payments (assuming fully amortizing collateral); (ii) the total amount of A-1 investments must not represent more than 20% of the aggregate outstanding Certificate Principal Balance of the Certificates and each investment must not mature beyond 30 days; (iii) the terms of the debt must have a predetermined fixed dollar amount of principal due at maturity that cannot vary; and (iv) if the investments may be liquidated prior to their maturity or are being relied on to meet a certain yield, interest must be tied to a single interest rate index plus a single fixed spread (if any) and must move proportionately with that index.

        Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Prepayment Assumption: With respect to the Class A, Class M and Class B Certificates, the prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which (a) with respect to the fixed rate Mortgage Loans, assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the fixed-rate Mortgage Loans, and an additional approximate 1.9091% per annum in each month thereafter until the twelfth month, and then beginning in the twelfth month and in each month thereafter during the life of the fixed-rate Mortgage Loans, a constant prepayment rate of 25.0% per annum each month and (b) with respect to the adjustable-rate Mortgage Loans, assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of the adjustable-rate Mortgage Loans in the first month of the life of the adjustable-rate Mortgage Loans, and an additional approximate 2.3636% per annum in each month thereafter until the twelfth month, and then beginning in the twelfth month and in each month thereafter during the life of the adjustable-rate Mortgage Loans, a constant prepayment rate of 25.0% per annum each month.

        Prepayment Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month of distribution.

        Primary Insurance Policy: With respect to any Mortgage Loan, each primary policy of mortgage guaranty insurance or replacement policy therefor. Each Mortgage Loan with a Primary Insurance Policy is identified on Exhibit F with the exception of either code "23" or "96" under the column "MI CO CODE."

        Principal Distribution Amount: With respect to any Distribution Date, the lesser of (a) the excess of (x) the Available Distribution Amount over (y) the Interest Distribution Amount and (b) the sum of:

        (i) the principal portion of each Monthly Payment received or Advanced with respect to the related Due Period on each Outstanding Mortgage Loan;

        (ii) the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or
2.04 during the related Prepayment Period;

        (iii) the principal portion of all other unscheduled collections, other than Subsequent Recoveries, on the Mortgage Loans (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the Mortgage Loans pursuant to Section 3.14;

        (iv) the lesser of (1) the Excess Cash Flow for such Distribution Date and (2) the principal portion of any Realized Losses incurred (or deemed to have been incurred) on any Mortgage Loans in the calendar month preceding such Distribution; and

        (v) the lesser of (1) the Excess Cash Flow for such Distribution Date (to the extent not used to cover Realized Losses pursuant to clause (iv) of this definition on such Distribution Date) and (2) the Overcollateralization Increase Amount for such Distribution Date;

        minus

        (vi) (A) the amount of any Overcollateralization Reduction Amount for such Distribution Date and (B) the amount of any Capitalization Reimbursement Amount for such Distribution Date.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

        Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

        Principal Remittance Amount: With respect to any Distribution Date, all amounts described in clauses (b)(i) through (iii) of the definition of Principal Distribution Amount for that Distribution Date.

        Program Guide: The Residential Funding Seller Guide for mortgage collateral sellers that participate in Residential Funding's standard mortgage programs, and Residential Funding's Servicing Guide and any other subservicing arrangements which Residential Funding has arranged to accommodate the servicing of the Mortgage Loans.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) if such Mortgage Loan (or REO Property) is being purchased pursuant to Sections 2.02, 2.03, 2.04 or 4.07 of this Agreement, 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Depositor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding, in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv)   have a Note  Margin  not less than that of the  Deleted  Mortgage
               Loan;

        (v) have a Periodic Rate Cap that is equal to that of the Deleted Mortgage Loan;

        (vi) have a next Adjustment Date no later than that of the Deleted Mortgage Loan;

        (vii) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

        (viii) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement.

        Rating Agency: Standard & Poor's and Moody's. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances, Servicing Advances or other expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) (1) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced or (2) the sum of any other amounts owing under the Mortgage Loan that were forgiven and that constitute Servicing Advances that are reimbursable to the Master Servicer or a Subservicer, and (b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

        Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Realized Losses allocated to the Class SB Certificates shall be allocated first to the REMIC II Regular Interest SB-IO in reduction of the accrued but unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and then to the REMIC II Regular Interest SB-PO in reduction of the Principal Balance thereof.

        To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

        Record Date: With respect to the Class A Certificates, Class M Certificates and Class B Certificates and each Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. With respect to the Class SB and Class R Certificates, and each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs or, with respect to the first Distribution Date, the Closing Date.

        Reference Bank Rate:  As defined in Section 1.02.

     Regular Certificates: The Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates.

     Regular Interest: Any one of the REMIC regular interests in the Trust Fund.

     Relief Act: The Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940.

     Relief Act Shortfalls: Interest shortfalls on the Mortgage Loans resulting from the Relief Act or similar legislation or regulations.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code. As used herein, the term "REMIC" shall mean REMIC I or REMIC II.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as successor Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Interest Amount: For any Distribution Date and each Class of Class A Certificates, Class M Certificates and Class B Certificates, the Accrued Certificate Interest for such Class reduced by the portion thereof attributable to the excess, if any, of the related Pass Through Rate for such Distribution Date over the related REMIC Net WAC Rate for such Distribution Date.

        REMIC Net WAC Rate: For any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates (or, if applicable, the Modified Net Mortgage Rates) on the Mortgage Loans using the Net Mortgage Rates in effect for the Monthly Payments due on such Mortgage Loans during the related Due
Period, weighted on the basis of the respective Stated Principal Balances thereof for such Distribution Date and (ii) a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period. The foregoing rate is equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates with respect to the REMIC I Regular Interests, weighted in each case by their respective Uncertificated Principal Balances.

        REMIC I: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of:
(i) the Mortgage Loans and the related Mortgage Files; (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off Date) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund; (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure; (iv) the hazard insurance policies and Primary Insurance Policies pertaining to the Mortgage Loans, if any; and (v) all proceeds of clauses (i) through (iv) above.

     REMIC I Available Distribution Amount: The Available Distribution Amount.

        REMIC I Distribution Amount: For any Distribution Date, the REMIC I Available Distribution Amount shall be distributed to REMIC II in respect of the REMIC I Regular Interests and the Class R-I Residual Interest in the following amounts and priority:

        (a) To the extent of the REMIC I Available Distribution Amount:

               (i) to the extent of the REMIC I Available Distribution Amount, to REMIC II as the holder of REMIC I Regular Interests LT1, LT2, LT3 and
    LT4, pro rata, in an amount equal to (A) their Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

               (ii) on each Distribution Date, to REMIC II as the holder of the REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Available Distribution Amount after the distributions made pursuant to clause (i) above, allocated as follows (except as provided below):

                      (A) in respect of the REMIC I Regular Interests LT2, LT3 and LT4, their respective Principal Distribution Amounts;

                      (B) in respect of the REMIC I Regular Interest LT1 any remainder until the Uncertificated Principal Balance thereof is reduced to zero;

                      (C) any remainder in respect of the REMIC I Regular Interests LT2, LT3 and LT4, pro rata according to their respective Uncertificated Principal Balances as reduced by the distributions deemed made pursuant to (A) above, until their respective Uncertificated Principal Balances are reduced to zero; and

        (b) To the extent of the REMIC I Available Distribution Amounts for such Distribution Date remaining after payment of the amounts pursuant to paragraph
(a) of this definition of "REMIC I Distribution Amount:"

               (i) first, to each Class of REMIC I Regular Interests LT, pro rata according to the amount of unreimbursed Realized Losses allocable to principal previously allocated to each such Regular Interest, the aggregate amount of any distributions to the Certificates as reimbursement of such Realized Losses on such Distribution Date pursuant to clause (xiii) in
    Section 4.02(c); provided, however, that any amounts distributed pursuant to this paragraph (b)(i) of this definition of "REMIC I Distribution Amount" shall not cause a reduction in the Uncertificated Principal Balances of any of the REMIC I Regular Interests LT; and

               (ii) second, to the Class R-I Certificates, any remaining amount.

        REMIC I Interests: The REMIC I Regular Interests and the Class R-I Certificates.

        REMIC I Principal Reduction Amounts: For any Distribution Date, the amounts by which the principal balances of the REMIC I Regular Interests LT1, LT2, LT3 and LT4 respectively will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

        For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

        Y1 = the principal balance of the REMIC I Regular Interest LT1 after distributions on the prior Distribution Date.

        Y2 = the principal balance of the REMIC I Regular Interest LT2 after distributions on the prior Distribution Date.

        Y3 = the principal balance of the REMIC I Regular Interest LT3 after distributions on the prior Distribution Date.

        Y4 = the principal balance of the REMIC I Regular Interest LT4 after distributions on the prior Distribution Date (note: Y3 = Y4).

        (DELTA)Y1 = the REMIC I Regular Interest LT1 Principal Reduction Amount.

        (DELTA)Y2 = the REMIC I Regular Interest LT2 Principal Reduction Amount. (DELTA)Y3 = the REMIC I Regular Interest LT3 Principal Reduction Amount.

        (DELTA)Y4 = the REMIC I Regular Interest LT4 Principal Reduction Amount.

        P0 = the aggregate principal balance of the REMIC I Regular Interest LT1, REMIC I Regular Interest LT2, REMIC I Regular Interest LT3, and REMIC I Regular Interest LT4 after distributions and the allocation of Realized Losses on the prior Distribution Date.

        P1 = the aggregate principal balance of the REMIC I Regular Interest LT1, REMIC I Regular Interest LT2, REMIC I Regular Interest LT3 and REMIC I Regular Interest LT4 after distributions and the allocation of Realized Losses to be made on such Distribution Date.

        (DELTA)P = P0 - P1 = the aggregate of the REMIC I Regular  Interest LT1,
               REMIC I Regular Interest LT2, REMIC I Regular Interest LT3 and REMIC I Regular Interest LT4 Principal Reduction Amounts.

              =the aggregate of the principal  portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Certificates on such Distribution Date (including distributions of accrued and unpaid interest on the Class SB Certificates for prior Distribution Dates).

        R0 = the Net WAC Rate (stated as a monthly rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

        R1 = the Net WAC Rate (stated as a monthly rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

        (alpha)= (Y2 + Y3)/P0. The initial value of (alpha) on the Closing Date for use on the first Distribution Date shall be 0.0001.

        (gamma)0 = the lesser of (A) the sum for all Classes of Certificates other than the Class SB Certificates of the product for each Class of (i) the monthly interest rate (as limited by the REMIC Net WAC Rate, if applicable) for such Class applicable for distributions to be made on such Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Distribution Date and (B) R0*P0.

        (gamma)1 = the lesser of (A) the sum for all Classes of Certificates other than the Class SB Certificates of the product for each Class of (i) the monthly interest rate (as limited by the REMIC Net WAC Rate, if applicable) for such Class applicable for distributions to be made on the next succeeding Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date and (B) R1*P1.

        Then, based on the foregoing definitions:

        (DELTA)Y1 =   (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4;

        (DELTA)Y2 =   ((alpha)/2){( (gamma)0R1 - (gamma)1R0)/R0R1};

        (DELTA)Y3 =   (alpha)(DELTA)P - (DELTA)Y2; and

        (DELTA)Y4 =   (DELTA)Y3.

if both (DELTA)Y2 and (DELTA)Y3,  as so determined,  are  non-negative  numbers.
Otherwise:

        (1) If (DELTA)Y2, as so determined, is negative, then

        (DELTA)Y2 = 0;

        (DELTA)Y3 = (alpha){(gamma)1R0P0 - (gamma)0R1P1}/{ (gamma)1R0};

        (DELTA)Y4 = (DELTA)Y3; and

        (DELTA)Y1 = (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4.

        (2) If (DELTA)Y3, as so determined, is negative, then

        (DELTA)Y3 = 0;

    (DELTA)Y2 = (alpha){(gamma)1R0P0 - (gamma)0R1P1}/{2R1R0P1 -  (gamma)1R0};

        (DELTA)Y4 = (DELTA)Y3; and

        (DELTA)Y1 = (DELTA)P - (DELTA)Y2 - (DELTA)Y3 - (DELTA)Y4.

        REMIC I Realized Losses: Realized Losses on Mortgage Loans shall be allocated to the REMIC I Regular Interests as follows: (1) The interest portion of Realized Losses, if any, shall be allocated among the LT1, LT2 and LT4 REMIC I Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof. Any interest portion of such Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses not attributable to any specific Mortgage Loan and allocated pursuant to the succeeding sentences. The principal portion of Realized Losses shall be allocated to the REMIC I Regular Interests as follows: (1) The principal portion of Realized Losses shall be allocated, first, to the LT 2, LT3 and LT4 REMIC I Regular Interests pro-rata according to their respective REMIC I Principal Reduction Amounts to the extent thereof in reduction of the Uncertificated Principal Balance of such REMIC I Regular Interests and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the LT1 REMIC I Regular Interest in reduction of the Uncertificated Principal Balance thereof.

     REMIC I Regular Interests: REMIC I Regular Interest LT1, LT2, LT3 and LT4.

        REMIC I Regular Interest LT1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest LT1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC I Regular Interest LT1 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC I Regular Interest LT1 on such Distribution Date.

        REMIC I Regular Interest LT2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest LT2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC I Regular Interest LT2 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC I Regular Interest LT2 on such Distribution Date.

        REMIC I Regular Interest LT3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest LT3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC I Regular Interest LT3 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC I Regular Interest LT3 on such Distribution Date.

        REMIC I Regular Interest LT4: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest LT4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC I Regular Interest LT4 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC I Regular Interest LT4 on such Distribution Date.

        REMIC II: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder comprised of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

        REMIC II Regular Interest SB-PO: A separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest SB-PO shall have no entitlement to interest, and shall be entitled to distributions of principal subject to the terms and conditions hereof, in aggregate amount equal to the initial Certificate Principal Balance of the Class SB Certificates as set forth in the Preliminary Statement hereto.

        REMIC II Regular Interest SB-IO: A separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest SB-IO shall have no entitlement to principal, and shall be entitled to distributions of interest subject to the terms and conditions hereof, in aggregate amount equal to the interest distributable with respect to the Class SB Certificates pursuant to the terms and conditions hereof at the Pass-Through Rate for the Class SB Certificate without reduction by any payments in respect of Basis Risk Shortfall made from Excess Cash Flow and deemed made from amounts otherwise distributable to the Class SB Certificates.

        REMIC II Regular Interests: REMIC II Regular Interests SB-IO and SB-PO, together with the Class A and Class M Certificates exclusive of the rights of such Certificates to receive payments in respect of Basis Risk Shortfall or other interest distributions representing interest payable thereon at rate in excess of the REMIC Net WAC Cap Rate.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: With respect to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: With respect to any REO Property, for any period, an amount equivalent to interest (at a rate equal to the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund for the benefit of the Certificateholders through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Reportable Modified Mortgage Loan: Any Mortgage Loan that (i) has been subject to an interest rate reduction, (ii) has been subject to a term extension or (iii) has had amounts owing on such Mortgage Loan capitalized by adding such amount to the Stated Principal Balance of such Mortgage Loan; provided, however, that a Mortgage Loan modified in accordance with clause (i) above for a temporary period shall not be a Reportable Modified Mortgage Loan if such Mortgage Loan has not been delinquent in payments of principal and interest for six months since the date of such modification if that interest rate reduction is not made permanent thereafter.

        Repurchase Event: As defined in the Assignment Agreement.
        ----------------

        Request for Release: A request for release, the form of which is attached as Exhibit G hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Overcollateralization Amount: With respect to any Distribution Date, (a) prior to the Stepdown Date, an amount equal to 1.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date if a Trigger Event is not in effect, the greater of (i) an amount equal to 2.40% of the aggregate outstanding Stated Principal Balance of the Mortgage Loans after giving effect to distributions made on that Distribution Date and (ii) the Overcollateralization Floor or (c) on or after the Stepdown Date if a Trigger Event is in effect, an amount equal to the Required Overcollateralization Amount from the immediately preceding Distribution Date. The Required Overcollateralization Amount may be reduced so long as written confirmation is obtained from each Rating Agency that such reduction shall not reduce the ratings assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.

        Residential  Funding:   Residential  Funding  Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Depositor and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee with direct responsibility for the administration of this Agreement.

        Restricted Class A Certificate: As defined in Section 5.02(e).

        Rule 144A: Rule 144A under the Securities Act of 1933, as in effect from time to time.

        Seller: With respect to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the seller contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Depositor.

        Senior Enhancement Percentage: For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer or a Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS(R) System, (iii) the management and liquidation of any REO Property, (iv) any mitigation procedures implemented in accordance with Section 3.07, and (v) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period, as may be adjusted pursuant to
Section 3.16(e).

        Servicing Fee Rate: With respect to any Mortgage Loan, the per annum rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE," as may be adjusted with respect to successor Master Servicers as provided in Section 7.02, which rate shall never be greater than the Mortgage Rate of such Mortgage Loan.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, and any increase to the Stated Principal Balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, in each case pursuant to a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable in accordance with Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date, as such list may from time to time be amended.

        Sixty-Plus Delinquency Percentage: With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average, for each of the three Distribution Dates ending with such Distribution Date, of the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in foreclosure and REO Properties, over (y) the aggregate Stated Principal Balance of the Mortgage Loans immediately preceding that Distribution Date.

     Standard & Poor's: Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or its successors in interest.

        Startup Date: The day designated as such pursuant to Article X hereof.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the sum of (a) the Cut-off Date Principal Balance of the Mortgage Loan and (b) any amount by which the Stated Principal Balance of the Mortgage Loan has been increased pursuant to a Servicing Modification, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending with the Due Period relating to the most recent Distribution Date which were received or with respect to which an Advance was made, (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with
Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Stepdown Date: That  Distribution  Date which is the earlier to occur of
(a) the Distribution Date immediately succeeding the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in January 2008 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is equal to or greater than 35.60%.

        Subordinate Hedge Agreement: The confirmation, dated as of the Closing Date, between the Trustee, on behalf of the Trust Fund, and the Hedge Agreements Provider, relating to the Class M Certificates and Class B Certificates or any replacement, substitute, collateral or other arrangement in lieu thereof.

        Subordinate Hedge Payment: For any Distribution Date, the payment, if any, due under the Subordinate Hedge Agreement in respect of such Distribution Date.

        Subordination: The provisions described in Section 4.05 relating to the allocation of Realized Losses other than a pro rata basis.

        Subordination  Percentage:   With  respect  to  any  Class  of  Class  A
Certificates, Class M Certificates or Class B Certificates, the respective percentage set forth below.

                 CLASS           PERCENTAGE          CLASS          PERCENTAGE
                   A               64.40%             M-5             92.60%
                  M-1              73.70%             M-6             94.10%
                  M-2              82.80%             M-7             95.60%
                  M-3              89.60%              B              97.60%
                  M-4              91.10%

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period and that resulted in a Realized Loss.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Depositor.

        Subservicing Fee: With respect to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues with respect to each Distribution Date at an annual rate designated as "SUBSERV FEE" on the Mortgage Loan Schedule.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC hereunder due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

        Telerate Screen Page 3750:  As defined in Section 1.02.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

        Transfer Affidavit and Agreement: As defined in Section 5.02(e).

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trigger Event: A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if either (a) the Sixty-Plus Delinquency Percentage for that Distribution Date exceeds 11.00% or (b) on or after the Distribution Date in January 2008, the aggregate amount of Realized Losses on the Mortgage Loans as a percentage of the Cut-off Date Balance exceeds the applicable amount set forth below:

    January 2008 to December 2008:   1.50%  with  respect  to  January 2008,
                                     plus an additional  1/12th of 0.75% for
                                     each month thereafter;

    January 2009 to December 2009:   2.25%  with  respect  to  January 2009,
                                     plus an additional  1/12th of 0.75% for
                                     each month thereafter;

    January 2010 to December 2010:   3.00% with  respect  to  January  2010,
                                     plus an additional  1/12th of 0.25% for
                                     each month thereafter; and

    January 2011 and thereafter:     3.25%.

        Trustee: As defined in the preamble hereto.

        Trust Fund: Collectively, the assets of each REMIC hereunder.

        Uncertificated Accrued Interest: With respect to any Uncertificated Regular Interest for any Distribution Date, one month's interest at the related Uncertificated Pass-Through Rate for such Distribution Date, accrued on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, immediately prior to such Distribution Date. Uncertificated Accrued Interest for the Uncertificated Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interest for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) for any Distribution Date shall be allocated to REMIC I Regular Interests LT, to the extent of one month's interest at the then applicable Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interests. Uncertificated Accrued Interest on the REMIC II Regular Interest SB-PO shall be zero. Uncertificated Accrued Interest on the REMIC II Regular Interest SB-IO for each Distribution Date shall equal one month's interest accrued at the Pass-Through Rate on the Notional Amount thereof.

        Uncertificated   Pass-Through   Rate:   The   Uncertificated   REMIC   I
Pass-Through Rate, the Pass-Through Rate for the REMIC II Regular Interest SB-IO or, in the case of the REMIC II Regular Interest SB-PO, zero.

        Uncertificated Principal Balance: The principal amount of any Uncertificated Regular Interest outstanding as of any date of determination. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. With respect to the REMIC II Regular Interest SB-PO, the initial amount set forth with respect thereto in the Preliminary Statement as reduced by distributions deemed made in respect thereof pursuant to Section 4.02 and Realized Losses allocated thereto pursuant to Section 4.05.

        Uncertificated Regular Interests: The REMIC I Regular Interests, the REMIC II Regular Interest SB-PO and the REMIC II Regular Interest SB-IO.

        Uncertificated   REMIC  I  Pass-Through   Rate:   With  respect  to  any
Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates (or, if applicable, the Modified Net Mortgage Rates).

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after March 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person: A citizen or resident of the United States, a corporation, partnership or other entity (treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.00% of all of the Voting Rights shall be allocated among Holders of the Class A Certificates, the Class M Certificates and the Class B Certificates in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all of the Voting Rights shall be allocated to the Holders of the Class SB Certificates, and 0.5% and 0.5% of all of the Voting Rights shall be allocated to the Holders of the Class R-I and Class R-II Certificates, respectively; in each case to be allocated among the Certificates of such Class in accordance with their respective Percentage Interests.

        Weighted Average Maximum Net Mortgage Rate: The product of (a) the weighted average of the Maximum Net Mortgage Rates on the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the beginning of the related Due Period and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period.

        Section 1.02 Determination of One-Month LIBOR.

        One-Month LIBOR applicable to the calculation of the Pass-Through Rate on the LIBOR Certificates for any Interest Accrual Period (including the initial Interest Accrual Period) will be determined on each LIBOR Rate Adjustment Date.

        On each LIBOR Rate Adjustment Date, or if such LIBOR Rate Adjustment Date is not a Business Day, then on the next succeeding Business Day, One-Month LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, shall equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate.

        The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates then outstanding. The Trustee shall request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates then outstanding. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior

Distribution Date; provided, however, if, under the priorities described above, One-Month LIBOR for a Distribution Date would be based on One-Month LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

        The establishment of One-Month LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of One-Month LIBOR on such date. Furthermore, the Trustee shall supply to any Certificateholder so calling the Bondholder Inquiry Line at 1-800-275-2048 and requesting the Pass-Through Rate on the LIBOR Certificates for the current and the immediately preceding Interest Accrual Period.

ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee in respect of the Trust Fund without recourse all the right, title and interest of the Depositor in and to (i) the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans in the month of the Cut-off Date) and (ii) all proceeds of the foregoing.

(b) In connection with such assignment, and contemporaneously with the delivery of this Agreement, the Depositor delivered or caused to be delivered hereunder to the Trustee, the Hedge Agreements (the delivery of which shall evidence that the fixed payment for the Hedge Agreements have been paid and the Trustee and the Trust Fund shall have no further payment obligation thereunder and that such fixed payment has been authorized hereby), and except as set forth in Section 2.01(c) below and subject to Section 2.01(d) below, the Depositor does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, the assignment (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan, or a copy of each modification, assumption agreement or preferred loan agreement.

        The Depositor may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(ii), (iii), (iv) and (v) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(ii), (iii),
(iv) and (v) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian that are the duly appointed agent or agents of the Trustee.

        On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section 2.01(b)(ii), (iii), (iv) and (v) which has been delivered to it by the Depositor.

(c) Notwithstanding the provisions of Section 2.01(b), in the event that in connection with any Mortgage Loan, if the Depositor cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Depositor shall deliver or cause to be delivered to the Trustee or the respective Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Depositor shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage, as applicable, as the mortgagee of record solely as nominee for Residential Funding and its successors and assigns. If any Assignment is lost or returned unrecorded to the Depositor because of any defect therein, the Depositor shall prepare a substitute Assignment or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Depositor shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment, as applicable (or copy thereof as permitted by Section 2.01(b)), with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer or Seller.

        If the Depositor delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Depositor shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections 2.01(b)(ii), (iii), (iv) and (v) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(d) It is intended that the conveyances by the Depositor to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertificated Regular Interests be construed as a sale by the Depositor to the Trustee of the Mortgage Loans and the Uncertificated Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated Regular Interests by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated Regular Interests and any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the foregoing, and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by

Residential Funding to the Depositor pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Depositor and, at the Depositor's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Uncertificated Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the
Trustee's security interest in or lien on the Mortgage Loans and the Uncertificated Regular Interests, as evidenced by an Officers' Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Depositor or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Depositor, (3) any transfer of any interest of Residential Funding or the Depositor in any Mortgage Loan or
(4) any transfer of any interest of Residential Funding or the Depositor in any Uncertificated Regular Interests.

Section 2.02   Acceptance by Trustee

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 90 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Depositor or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in
Section 2.01(b) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, upon receipt of notification from the Custodian as specified in the succeeding sentence, the Trustee shall promptly so notify or cause the Custodian to notify the Master Servicer and the Depositor. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Depositor and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items received by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests in the related Mortgage Loan of the Certificateholders, the Master Servicer shall promptly notify the related Seller or Subservicer of such omission or defect and request that such Seller or Subservicer correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Seller or Subservicer does not correct or cure such omission or defect within such period, that such Seller or Subservicer purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing and Section 2.04, if the Seller or the Subservicer that repurchases the Mortgage Loan is not a member of MERS and the Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Seller or the Subservicer or Residential Funding and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

Section 2.03 Representations, Warranties and Covenants of the Master Servicer and the Depositor

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer shall comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any Affiliate of the Depositor or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02;

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS; and

(x) The Servicing Guide of the Master Servicer requires that the Subservicer for each Mortgage Loan accurately and fully reports its borrower credit files to each of the Credit Repositories in a timely manner.

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified): (i) the information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the respective date or dates which such information is furnished; (ii) immediately prior to the conveyance of the Mortgage Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such conveyance validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest; and (iii) each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1).

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(iii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Depositor shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Depositor shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, substitution or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Depositor under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Depositor to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Depositor shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04   Representations and Warranties of Sellers

        The Depositor, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan as and to the extent set forth in the Assignment Agreement. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement in respect of any Mortgage Loan or of any Repurchase Event which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller and Residential Funding of such breach or Repurchase Event and request that such Seller or Residential Funding either (i) cure such breach or Repurchase Event in all material respects within 90 days from the date the Master Servicer was notified of such breach or Repurchase Event or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that, in the case of a breach or Repurchase Event under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to Section 4 of the Assignment Agreement was the representation and warranty set forth in clause (w) of Section 4 thereof, then the Master Servicer shall request that Residential Funding pay to the Trust Fund, concurrently with and in addition to the remedies provided in the preceding sentence, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section
2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, Residential Funding shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan (other than those of a statistical nature) contained in Section 4 of the Assignment Agreement as of the date of substitution, and the covenants, representations and warranties set forth in this Section 2.04, and in Section 2.03(a) hereof and in
Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (and in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing and to make any additional payments required under the Assignment Agreement in connection with a breach of the representation and warranty in clause (w) of Section 4 thereof |shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section 2.05 Execution and Authentication of Certificates; Conveyance of Uncertificated REMIC Regular Interests

(a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed and caused to be authenticated and delivered to or upon the order of the Depositor the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

(b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interest I-LT for the benefit of the Holders of the REMIC II Regular Interests. The Trustee acknowledges receipt of the REMIC I Regular Interest I-LT (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and Holders of the Class R-II Certificates. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

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

Section 2.06   Purposes and Powers of the Trust

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the  Certificates  to the  Depositor  in exchange  for the  Mortgage
Loans;

(b) to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

        The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.06 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

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

ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01   Master Servicer to Act as Servicer

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, following such procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities, and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any Mortgage Loan from registration on the MERS(R) System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer as set forth in Section 3.10(a)(ii). Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of
Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC created hereunder


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to fail to qualify as a REMIC  under the Code.  The  Trustee  shall  furnish the
Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney or other documents. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02 Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' Obligations; Special Servicing

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a Freddie Mac, Fannie Mae or HUD approved mortgage servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required by,


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permitted by or consistent with the Program Guide and are not inconsistent  with this Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the
interests  of  the   Certificateholders.   The  Program   Guide  and  any  other
Subservicing Agreement entered into between the Master Servicer and any Subservicer shall require the Subservicer to accurately and fully report its borrower credit files to each of the Credit Repositories in a timely manner.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations and are reimbursable pursuant to Section 3.10(a)(vii).

Section 3.03   Successor Subservicers

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the


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Master  Servicer   enters  into  a  Subservicing   Agreement  with  a  successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04   Liability of the Master Servicer

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Depositor and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05 No Contractual Relationship Between Subservicer and Trustee or Certificateholders

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06   Assumption or Termination of Subservicing Agreements by Trustee

(a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

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(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07 Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. Notwithstanding anything in this Section to the contrary, the Master Servicer or any Subservicer shall not enforce any prepayment charge to the extent that such enforcement would violate any applicable law. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. No such modification shall reduce the Mortgage Rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the sum of the rates at which the Servicing Fee and the Subservicing Fee accrue. The final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date. Also, the Stated Principal Balance of all Reportable Modified Mortgage Loans subject to Servicing Modifications (measured at the time of the Servicing


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Modification  and after giving effect to any Servicing  Modification)  can be no more than five percent of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, unless such limit is increased from time to time with the consent of the Rating Agencies. In addition, any amounts owing on a Mortgage Loan added to the outstanding principal balance of such Mortgage Loan must be fully amortized over the term of such Mortgage Loan, and such amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of such Mortgage Loan. Also, the addition of such amounts described in the preceding sentence shall be implemented in accordance with the Program Guide and may be implemented only by Subservicers that have been approved by the Master Servicer for such purposes. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining principal balance thereof by the original maturity date based on the original Mortgage Rate; provided, that such reamortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 (including amounts received from Residential Funding pursuant to the last paragraph of Section 4 of the Assignment Agreement in respect of any liability, penalty or expense that resulted from a breach of the representation and warranty set forth in clause 4(w) of the Assignment Agreement) and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04; and

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(v) Any amounts  required to be  deposited  pursuant to Section  3.07(c) and any payments or collections received in the nature of prepayment charges.

        The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans received prior to the Cut-off Date) and payments or collections consisting of late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds, Subsequent Recoveries and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(d) The Master Servicer shall give notice to the Trustee and the Depositor of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08   Subservicing Accounts; Servicing Accounts

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing


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Account is not an Eligible Account,  the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of late charges or assumption fees, or payments or collections received in the nature of prepayment charges to the extent that the Subservicer is entitled to retain such amounts pursuant to the Subservicing Agreement. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee, if any, accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any


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payments made  pursuant to Sections 3.11 (with respect to the Primary  Insurance
Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09 Access to Certain Documentation and Information Regarding the Mortgage Loans

        In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10   Permitted Withdrawals from the Custodial Account

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed Advances, Servicing Advances or other expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on the related Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section
4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

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(iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at a rate per annum equal to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, and any Advance or Servicing Advance made in connection with a modified Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance or Servicing Advance was added to the Stated Principal Balance of the Mortgage Loan in a prior calendar month;

(viii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor pursuant to Section 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than the Depositor or an Affiliate of the Depositor) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

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(x) to withdraw  any amount  deposited  in the  Custodial  Account  that was not required to be deposited therein pursuant to Section 3.07, including any payoff fees or penalties or any other additional amounts payable to the Master Servicer or Subservicer pursuant to the terms of the Mortgage Note.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance relating to an Advance made pursuant to Section 4.04 on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11   Maintenance of Primary Insurance Coverage

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value at origination in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Master Servicer had knowledge of such Primary Insurance Policy. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the insurer under any Primary


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Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12   Maintenance of Fire Insurance and Omissions and Fidelity Coverage

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the


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Certificate  Account the amount not otherwise  payable under the blanket  policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Depositor. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13 Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy or otherwise adversely affect the interests of the Certificateholders. Notwithstanding the foregoing:

(i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on


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behalf of the  Trustee,  the  assumption  agreement  with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, the buyer/transferee of the Mortgaged Property would be qualified to assume the Mortgage Loan based on generally comparable credit quality and such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full


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collectability  of, such Mortgage Loan would not be adversely  affected  thereby and that any REMIC created hereunder would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the Startup Date would be imposed on any REMIC created hereunder as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25% below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14   Realization Upon Defaulted Mortgage Loans

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i)


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that  such  restoration   and/or  foreclosure  will  increase  the  proceeds  of
liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10.

        In addition, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the


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related  Mortgage  Note shall have been  discharged,  such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases, within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of each REMIC created hereunder as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC created hereunder to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or (ii) subject any REMIC created hereunder to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery (other than Subsequent Recoveries) resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), to the Due Date in the related Due Period prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

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(e) In the event of a default on a Mortgage  Loan one or more of whose  obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer shall cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15   Trustee to Cooperate; Release of Mortgage Files

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in the form attached hereto as Exhibit G, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including any applicable UCC termination statements. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in the form attached as Exhibit G hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master
Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and


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the Master  Servicer  has  delivered  directly or through a  Subservicer  to the
Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon the Trustee's receipt of notification from the Master Servicer of the deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee shall not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16   Servicing and Other Compensation; Compensating Interest

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of late payment charges, assumption fees, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

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

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding clauses (a) and (b) above, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by the amount of Compensating Interest (if any) for such Distribution Date used to cover Prepayment Interest Shortfalls as provided in Section 3.16(f) below. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); and second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer shall not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii) and shall not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

(f) With respect to any Distribution Date, Prepayment Interest Shortfalls on the Mortgage Loans will be covered first, by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation.

Section 3.17   Reports to the Trustee and the Depositor

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Depositor a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18   Annual Statement as to Compliance

        The Master Servicer shall deliver to the Depositor and the Trustee on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, on or before the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material


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respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations
relating  to  this   Agreement,   specifying  such  statement  shall  include  a
description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19   Annual Independent Public Accountants' Servicing Report

        On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, on or before the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Master
Servicer at its expense shall cause a firm of independent public accountants which shall be members of the American Institute of Certified Public Accountants to furnish a report to the Depositor and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20   Right of the Depositor in Respect of the Master Servicer
               --------------------------------------------------------

        The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Depositor with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Depositor or Residential Funding. The Depositor may


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

enforce the obligation of the Master Servicer hereunder and may, but it is not obligated to, perform or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Depositor nor the Trustee shall have the responsibility or liability for any action or failure to act by the Master Servicer and the Depositor is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21   Advance Facility

        (a) The Master Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility") under which (1) the Master Servicer sells, assigns or pledges to another Person (an "Advancing Person") the Master Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by the Master Servicer pursuant to this Agreement. No consent of the Depositor, the Trustee, the Certificateholders or any other party shall be required before the Master Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Master Servicer's behalf, the Master Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement. If the Master Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances including Nonrecoverable Advances ("Advance Reimbursement Amounts") and/or Servicing Advances including Nonrecoverable Advances ("Servicing Advance Reimbursement Amounts" and together with Advance Reimbursement Amounts, "Reimbursement Amounts") (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility), as applicable, pursuant to this Agreement, then the Master Servicer shall identify such Reimbursement Amounts consistent with the reimbursement rights set forth in Section 3.10(a)(ii) and (vii) and remit such Reimbursement Amounts in accordance with this Section 3.21 or otherwise in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person in an Advance Facility Notice described below in Section 3.21(b). Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Master Servicer may direct, and if so directed in writing the Trustee is hereby authorized to and shall pay to the Advance Facility Trustee the Reimbursement Amounts identified pursuant to the preceding sentence. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Subservicer pursuant to Section 3.02(a) or 6.02(c) hereof and shall not be deemed to be a Subservicer under this Agreement. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the Available Distribution Amount or distributed to Certificateholders.

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

        (b) If the Master Servicer enters into an Advance Facility and makes the election set forth in Section 3.21(a), the Master Servicer and the related
Advancing Person shall deliver to the Trustee a written notice and payment instruction (an "Advance Facility Notice"), providing the Trustee with written payment instructions as to where to remit Advance Reimbursement Amounts and/or Servicing Advance Reimbursement Amounts (each to the extent such type of Reimbursement Amount is included within the Advance Facility) on subsequent Distribution Dates. The payment instruction shall require the applicable Reimbursement Amounts to be distributed to the Advancing Person or to an Advance Facility Trustee designated in the Advance Facility Notice. An Advance Facility Notice may only be terminated by the joint written direction of the Master Servicer and the related Advancing Person (and any related Advance Facility Trustee).

        (c) Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Master Servicer would be permitted to reimburse itself in accordance with Section 3.10(a)(ii) and (vii) hereof, assuming the Master Servicer or the Advancing Person had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, except with respect to reimbursement of Nonrecoverable Advances as set forth in Section 3.10(c) of this Agreement, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to this Agreement. Neither the Depositor nor the Trustee shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Depositor or the Trustee have any responsibility to track or monitor the administration of the Advance Facility and the Depositor shall not have any responsibility to track, monitor or verify the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee. The Master Servicer shall maintain and provide to any successor master servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, sold, pledged or assigned to, and reimbursed to any Advancing Person. The successor master servicer shall be entitled to rely on any such information provided by the Master Servicer and the successor master servicer shall not be liable for any errors in such information.

        (d) Upon the direction of and at the expense of the Master Servicer, the Trustee agrees to execute such acknowledgments, certificates, and other documents reasonably satisfactory to the Trustee provided by the Master Servicer recognizing the interests of any Advancing Person or Advance Facility Trustee in such Reimbursement Amounts as the Master Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.21, and such other documents in connection with such Advance Facility as may be reasonably requested from time to time by any Advancing Person or Advance Facility Trustee and reasonably satisfactory to the Trustee.

        (e) Reimbursement Amounts collected with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out" ("FIFO") basis, subject to the qualifications set forth below:

        (i) Any successor Master Servicer to Residential Funding (a "Successor Master Servicer") and the Advancing Person or Advance Facility Trustee shall be required to apply all amounts available in accordance with this Section 3.21(e) to the reimbursement of Advances and Servicing Advances in the manner provided for herein; provided, however, that after the succession of a Successor Master Servicer, (A) to the extent that any Advances or Servicing Advances with respect to any particular Mortgage Loan are reimbursed from payments or recoveries, if any, from the related Mortgagor, and Liquidation Proceeds or Insurance Proceeds, if any, with respect to that Mortgage Loan, reimbursement shall be made, first, to the Advancing Person or Advance Facility Trustee in respect of Advances and/or Servicing Advances related to that Mortgage Loan to the extent of the interest of the Advancing Person or Advance Facility Trustee in such Advances and/or Servicing Advances, second to the Master Servicer in respect of Advances and/or Servicing Advances related to that Mortgage Loan in excess of those in


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which the Advancing  Person or Advance  Facility Trustee Person has an interest, and third, to the Successor Master Servicer in respect of any other Advances and/or Servicing Advances related to that Mortgage Loan, from such sources as and when collected, and (B) reimbursements of Advances and Servicing Advances that are Nonrecoverable Advances shall be made pro rata to the Advancing Person or Advance Facility Trustee, on the one hand, and any such Successor Master Servicer, on the other hand, on the basis of the respective aggregate outstanding unreimbursed Advances and Servicing Advances that are Nonrecoverable Advances owed to the Advancing Person, Advance Facility Trustee or Master Servicer pursuant to this Agreement, on the one hand, and any such Successor Master Servicer, on the other hand, and without regard to the date on which any such Advances or Servicing Advances shall have been made. In the event that, as a result of the FIFO allocation made pursuant to this Section 3.21(e), some or all of a Reimbursement Amount paid to the Advancing Person or Advance Facility Trustee relates to Advances or Servicing Advances that were made by a Person other than Residential Funding or the Advancing Person or Advance Facility Trustee, then the Advancing Person or Advance Facility Trustee shall be required to remit any portion of such Reimbursement Amount to the Person entitled to such portion of such Reimbursement Amount. Without limiting the generality of the foregoing, Residential Funding shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by Residential Funding to the extent the related Reimbursement Amount(s) have not been assigned or pledged to an Advancing Person or Advance Facility Trustee. The documentation establishing any Advance Facility shall require Residential Funding to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each date of remittance thereof to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan.

        (ii) By way of illustration, and not by way of limiting the generality of the foregoing, if the Master Servicer resigns or is terminated at a time when the Master Servicer is a party to an Advance Facility, and is replaced by a Successor Master Servicer, and the Successor Master Servicer directly funds Advances or Servicing Advances with respect to a Mortgage Loan and does not assign or pledge the related Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee, then all payments and recoveries received from the related Mortgagor or received in the form of Liquidation Proceeds with respect to such Mortgage Loan (including Insurance Proceeds collected in connection with a liquidation of such Mortgage Loan) will be allocated first to the Advancing Person or Advance Facility Trustee until the related Reimbursement Amounts attributable to such Mortgage Loan that are owed to the Master Servicer and the Advancing Person, which were made prior to any Advances or Servicing


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Advances made by the Successor Master Servicer, have been reimbursed in full, at which point the Successor Master Servicer shall be entitled to retain all related Reimbursement Amounts subsequently collected with respect to that Mortgage Loan pursuant to Section 3.10 of this Agreement. To the extent that the Advances or Servicing Advances are Nonrecoverable Advances to be reimbursed on an aggregate basis pursuant to Section 3.10 of this Agreement, the reimbursement paid in this manner will be made pro rata to the Advancing Person or Advance Facility Trustee, on the one hand, and the Successor Master Servicer, on the other hand, as described in clause (i)(B) above.

        (f) The Master Servicer shall remain entitled to be reimbursed for all Advances and Servicing Advances funded by the Master Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

        (g) Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.21, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee, Depositor and the Master Servicer without the consent of any Certificateholder, with written confirmation from each Rating Agency that the amendment will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates, notwithstanding anything to the contrary in Section 11.01 of or elsewhere in this Agreement.

        (h) Any rights of set-off that the Trust Fund, the Trustee, the Depositor, any Successor Master Servicer or any other Person might otherwise have against the Master Servicer under this Agreement shall not attach to any rights to be reimbursed for Advances or Servicing Advances that have been sold, transferred, pledged, conveyed or assigned to any Advancing Person.

        (i) At any time when an Advancing Person shall have ceased funding Advances and/or Servicing Advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the Master Servicer or its successor or assign) to the Trustee terminating the Advance Facility Notice (the "Notice of Facility Termination"), the Master Servicer or its Successor Master Servicer shall again be entitled to withdraw and retain the related Reimbursement Amounts from the Custodial Account pursuant to Section 3.10.

        (j) After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 3.21 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

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ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01   Certificate Account

(a) The Master Servicer acting as agent of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or 4.07, (iv) any amount required to be paid pursuant to Section 9.01, (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date and (vi) any payments or collections in the nature of prepayment charges received by the Master Servicer in respect of the Mortgage Loans and the related Prepayment Period.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) if such Permitted Investment is an obligation of the institution that maintains such account or a fund for which such institution serves as custodian, then such Permitted Investment may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

Section 4.02   Distributions

(a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate and distribute the Available Distribution Amount for such date to the interests issued in respect of REMIC I and REMIC II as specified in this Section.

(b) (1) On each Distribution Date, the REMIC I Distribution Amount shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests in the amounts and with the priorities set forth in the definition thereof.

                      (2) Notwithstanding the distributions on the REMIC Regular Interests described in this Section 4.02(b), distribution of funds from the Certificate Account shall be made only in accordance with Sections 4.02(c) and
(d).



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(c)     On each  Distribution  Date (x) the  Master  Servicer  on  behalf of the
        Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share with respect to each Class of Certificates, shall be based on the aggregate
        of  the  Percentage   Interests   represented  by  Certificates  of  the
        applicable Class held by such Holder of the following amounts), in the following order of priority, in each case to the extent of the Available Distribution Amount on deposit in the Certificate Account (except, with respect to clauses (iii), (vii) and (x) below, to the extent of the remaining Available Distribution Amount plus the remaining Hedge Payment or, with respect to clause (x)(B) below, to the extent of prepayment charges on deposit in the Certificate Account):

(i) to the Class A Certificateholders, on a pro rata basis based upon the amount of Accrued Certificate Interest due thereon, the REMIC Interest Amount payable on the Class A Certificates with respect to such Distribution Date, plus any related amounts accrued pursuant to this clause (i) but remaining unpaid from any prior Distribution Date, being paid from and in reduction of the Available Distribution Amount for such Distribution Date;

(ii) to the Class M Certificateholders and Class B Certificateholders, from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the REMIC Interest Amount payable on the Class M Certificates and Class B Certificates with respect to such Distribution Date, plus any related amounts accrued pursuant to this clause (ii) but remaining unpaid from any prior Distribution Date, sequentially, to the Class M-1 Certificateholders, Class M-2 Certificateholders, Class M-3
     Certificateholders,     Class    M-4    Certificateholders,    Class    M-5
     Certificateholders, Class M-6 Certificateholders, Class M-7 Certificateholders and Class B Certificateholders, in that order, being paid from and in reduction of the Available Distribution Amount for such Distribution Date;

(iii) to the Class A Certificateholders, Class M Certificateholders and Class B Certificateholders, the related Accrued Certificate Interest in excess of the REMIC Interest Amount, if any, which amount shall be allocated as follows:

                      (A) to the Class A  Certificateholders,  pro  rata,  based upon the amount of the related Accrued Certificate Interest in excess of the REMIC Interest Amount due thereon, being paid from and in reduction of the Class A Hedge Payment for such Distribution Date; and

                      (B) to the Class M Certificateholders and Class B Certificateholders, pro rata, based upon the amount of the related Accrued Certificate Interest in excess of the REMIC Interest Amount due thereon, being paid from and in reduction of the Subordinate Hedge Payment for such Distribution Date.

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

(iv) the Principal Distribution Amount shall be distributed as follows, in each case to the extent of the remaining Principal Distribution Amount:

                      (A) first, the Class A Principal Distribution Amount, sequentially, to the Class A-1 Certificateholders, Class A-2 Certificateholders and Class A-3 Certificateholders, in that order, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero;

                      (B) second, to the Class M-1 Certificateholders, the Class
               M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                      (C) third, to the Class M-2 Certificateholders,  the Class
               M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

                      (D) fifth, to the Class M-3 Certificateholders,  the Class
               M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

                      (E) sixth, to the Class M-4 Certificateholders,  the Class
               M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

                      (G) seventh, to the Class M-5 Certificateholders, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

                      (H) eighth, to the Class M-6 Certificateholders, the Class
               M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

                      (I) ninth, to the Class M-7 Certificateholders,  the Class
               M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero; and

                      (J) tenth, to the Class B Certificateholders,  the Class B
               Principal Distribution Amount, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero;

(v) to the Class A Certificateholders, Class M Certificateholders and Class B Certificateholders, the amount of any Prepayment Interest Shortfalls allocated thereto for such Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto to the extent not offset by Eligible Master Servicing Compensation on such Distribution Date;

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

(vi) to the Class A Certificateholders, Class M Certificateholders and Class B Certificateholders, the amount of any Prepayment Interest Shortfalls previously allocated thereto remaining unpaid from prior Distribution Dates together with interest thereon at the related Pass Through Rate, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

(vii)(A) concurrently, (1) from the Class A Hedge Payment remaining after the distributions in clause (iii)(A) above, to the Class A Certificateholders, the amount of any unpaid Basis Risk Shortfalls allocated thereto, on a pro rata basis based on the amount of unpaid Basis Risk Shortfalls allocated thereto, and (2) from the Subordinate Hedge Payment remaining after the distributions in clause (iii)(B) above, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class B Certificateholders, in that order, the related Basis Risk Shortfall, as applicable, for such Class and that Distribution Date and (B) from the Available Distribution Amount remaining after making the distributions in clause (vi) above, first, to the Class A Certificateholders, the related Basis Risk Shortfalls for such Classes and that Distribution Date remaining unpaid after the distributions described in clause (vii)(A) above, on a pro rata basis based on the amount of unpaid Basis Risk Shortfalls for such Classes and then, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class B Certificateholders, in that order, the related Basis Risk Shortfall, as applicable, for such Class and that Distribution Date remaining unpaid after the distributions described in clause (vii)(A) above;

(viii) to the Class A Certificateholders, Class M Certificateholders and Class B Certificateholders, Relief Act Shortfalls allocated thereto for such Distribution Date, on a pro rata basis based on Relief Act Shortfalls allocated thereto for such Distribution Date,

(ix) first, to the Class A Certificateholders, the principal portion of any Realized Losses previously allocated to those Certificates and remaining unreimbursed, on a pro rata basis based on their respective principal portion of any Realized Losses previously allocated to those Certificates and remaining unreimbursed, and then, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class B Certificateholders, in that order, the principal portion of any Realized Losses previously allocated to such Class and remaining unreimbursed;

(x) to the Class SB Certificates, (A) from the amount, if any, of the Excess Cash Flow remaining after the foregoing distributions, the sum of (I) Accrued Certificate Interest thereon, (II) the amount of any Overcollateralization Reduction Amount for such Distribution Date, (III) the amount of any Hedge Shortfall Amount for such Distribution Date, (IV) the amount of any Hedge Shortfall Carry-Forward Amount for such Distribution Date and (V) for any Distribution Date after the Certificate Principal Balance of each Class of Class A Certificates, Class M Certificates and Class B Certificates has been reduced to zero, the Overcollateralization Amount, (B) from prepayment charges on deposit in the Certificate Account, any prepayment charges received on the Mortgage Loans during the related Prepayment Period and (C) from the Hedge Payments, if any, the amount of such Hedge Payments remaining after the foregoing distributions; and

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

(xi) to the Class R-II Certificateholders, the balance, if any, of the Excess Cash Flow.

(d) Notwithstanding the foregoing clause (c), upon the reduction of the Certificate Principal Balance of a Class of Class A Certificates, Class M Certificates or Class B Certificates to zero, such Class of Certificates will not be entitled to further distributions pursuant to
        Section 4.02.

(e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(f) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to
        Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03 Statements to Certificateholders; Statements to Rating Agencies; Exchange Act Reporting

(a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail or otherwise make available electronically on its website (which may be obtained by any Certificateholder by telephoning the Trustee at (877) 722-1095) to each Holder and the Depositor a statement setting forth the following information as to each Class of Certificates, in each case to the extent applicable:

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

(i) (A) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (B) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v) the number and aggregate Stated Principal Balance of the Mortgage Loans in the aggregate after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of the Certificates, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) on the basis of the most recent reports  furnished to it by  Subservicers,
(a) the number and aggregate principal balances of Mortgage Loans that are Delinquent (1) 30-59 days, (2) 60-89 days and (3) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure, (b) the number and aggregate principal balances of the Mortgage Loans in the aggregate that are Reportable Modified Mortgage Loans that are in foreclosure and are REO Property, indicating in each case capitalized Mortgage Loans, other Servicing Modifications and totals, and (c) for all Reportable Modified Mortgage Loans, the number and aggregate principal balances of the Mortgage Loans in the aggregate that have been liquidated, the subject of pay-offs and that have been repurchased by the Master Servicer or Seller;

(viii) the number, aggregate principal balance and book value of any REO Properties with respect to Mortgage Loans;

(ix) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(x) the aggregate amount of Realized Losses with respect to the Mortgage Loans for such Distribution Date and the aggregate amount of Realized Losses with respect to the Mortgage Loans incurred since the Cut-off Date;

(xi) the Pass-Through Rate on each Class of Certificates, separately identifying One-Month LIBOR for such Distribution Date, the Net WAC Cap Rate, and the Weighted Average Maximum Net Mortgage Rate;


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

(xii) the Overcollateralization Amount and the Required Overcollateralization Amount following such Distribution Date;

(xiii) the number and aggregate principal balance of the Mortgage Loans repurchased under Section 4.07;

(xiv) the aggregate amount of any recoveries with respect to the Mortgage Loans on previously foreclosed loans from Residential Funding due to a breach of representation or warranty;

(xv) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xvi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xvii) the Basis Risk Shortfalls;

(xviii) the amount, if any, required to be paid under the Hedge Agreements for such Distribution Date and any shortfall in amounts previously required to be paid under the Hedge Agreements for prior Distribution Dates; and

(xix) the occurrence of the Stepdown Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer. Also, at the request of a Rating Agency, the Master Servicer shall provide the information relating to the Reportable Modified Mortgage Loans substantially in the form attached hereto as Exhibit P to such Rating Agency within a reasonable period of time; provided, however, that the Master Servicer shall not be required to provide such information more than four times in a calendar year to any Rating Agency.

(b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, upon the Trustee's receipt thereof, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

(c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03

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aggregated  for such calendar year or applicable  portion  thereof  during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and forwarded by the Trustee pursuant to any requirements of the Code.

(d) As soon as reasonably practicable, upon the written request of any Class SB Certificateholder or Class R Certificateholder, the Master Servicer shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

(e) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as shown on the Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to this Agreement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this clause (e) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit K hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rule 13A-I-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit L. This Section 4.03(e) may be amended in accordance with this Agreement without the consent of the Certificateholders.

Section 4.04 Distribution of Reports to the Trustee and the Depositor; Advances by the Master Servicer

(a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement (which may be in a mutually agreeable electronic format) to the Trustee, any Paying Agent and the Depositor (the information in such statement to be made available to Certificateholders by the Master Servicer on request) (provided that the Master Servicer shall use its best efforts to deliver such written statement not later than 12:00 p.m. New York time on the second Business Day prior to the Distribution Date) setting forth (i) the Available Distribution Amount, (ii) the amounts required to be withdrawn from the Custodial Account and deposited into

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the  Certificate  Account  on the  immediately  succeeding  Certificate  Account
Deposit Date pursuant to clause (iii) of Section 4.01(a), (iii) the amount of Prepayment Interest Shortfalls and Basis Risk Shortfalls and (iv) the Hedge Payments, if any, for such Distribution Date. The determination by the Master
Servicer  of  such  amounts  shall,   in  the  absence  of  obvious  error,   be
presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) remit to the Trustee for deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the sum of (A) the aggregate amount of Monthly Payments other than Balloon Payments (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or Relief Act Shortfalls, on the Outstanding Mortgage Loans as of the related Due Date in the related Due Period, which Monthly Payments were due during the related Due Period and not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance and (B) with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, an amount equal to the assumed Monthly Payment (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate) that would have been due on the related Due Date based on the original amortization schedule for such Balloon Loan until such Balloon Loan is finally liquidated, over any payments of interest or principal (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate) received from the related Mortgagor as of the close of business on the related Determination Date and allocable to the Due Date during the related Due Period for each month until such Balloon Loan is finally liquidated, (ii) withdraw from amounts on deposit in the Custodial Account and remit to the Trustee for deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor.

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        In the event that the Master Servicer  determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate
Account  an  amount  equal  to  the  Advance  for  the  immediately   succeeding
Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section 4.04(b) into the Certificate Account.

Section 4.05   Allocation of Realized Losses

     (a) Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modifications, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate.

     (b) All Realized Losses on the Mortgage Loans shall be allocated as follows:

(i) first, to Excess Cash Flow in the amounts and priority as provided in Section 4.02;

(ii) second, in reduction of the Overcollateralization Amount, until such amount has been reduced to zero;

(iii) third, to the Class B Certificates, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

(iv) fourth, to the Class M-7 Certificates, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

(v) fifth, to the Class M-6 Certificates, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

(vi) sixth, to the Class M-5 Certificates, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

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

(vii) seventh, to the Class M-4 Certificates, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

(viii) eighth, to the Class M-3 Certificates, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

(ix) ninth, to the Class M-2 Certificates, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

(x) tenth, to the Class M-1 Certificates, until the aggregate Certificate Principal Balance thereof has been reduced to zero; and

(xi) tenth, to the Class A Certificates on a pro rata basis, based on their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date, until the aggregate Certificate Principal Balance of each such Class has been reduced to zero.

     (c) Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class A Certificates, Class M Certificates or Class B Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided, that no such reduction shall reduce the aggregate Certificate Principal Balance of the Certificates below the aggregate Stated Principal Balance of the Mortgage Loans. Allocations of the interest portions of Realized Losses (other than any interest rate reduction resulting from a Servicing Modification) shall be made by operation of the definition of "Accrued Certificate Interest" for each Class for such
Distribution Date. Allocations of the interest portion of a Realized Loss resulting from an interest rate reduction in connection with a Servicing Modification shall be made by operation of the priority of payment provisions of
Section 4.02(c). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the priority of payment provisions of Section 4.02(c). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     (d) All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the REMIC I Regular Interests as provided in the definition of REMIC I Realized Losses.

     (e) Realized Losses allocated to the Excess Cash Flow or the Overcollateralization Amount pursuant to paragraphs (a), (b) or (c) of this Section, the definition of Accrued Certificate Interest and the operation of
Section 4.02(c) shall be deemed allocated to the Class SB Certificates. Realized Losses allocated to the Class SB Certificates shall, to the extent such Realized Losses represent Realized Losses on an interest portion, be allocated to the REMIC I Regular Interest SB-IO. Realized Losses allocated to the Excess Cash


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Flow pursuant to paragraph (b) of this Section shall be deemed to reduce Accrued
Certificate Interest on the REMIC I Regular Interest SB-IO. Realized Losses allocated to the Overcollateralization Amount pursuant to paragraph (b) of this Section shall be deemed first to reduce the principal balance of the REMIC I Regular Interest SB-PO until such principal balance shall have been reduced to zero and thereafter to reduce accrued and unpaid interest on the REMIC I Regular Interest SB-IO.

Section 4.06   Reports of Foreclosures and Abandonment of Mortgaged Property

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the informational returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut off Date, stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.07   Optional Purchase of Defaulted Mortgage Loans

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor; provided, that such Mortgage Loan is 90 days or more delinquent at the time of repurchase. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 4.08      Hedge Agreements.

(a) In the event that the Trustee does not receive by the Business Day preceding a Distribution Date the amount as specified by the Master Servicer pursuant to
Section 4.04(a)(vi) hereof as the amount to be paid with respect to such Distribution Date by the Hedge Agreements Provider under a Hedge Agreement, the Trustee shall enforce the obligation of the Hedge Agreements Provider thereunder. The parties hereto acknowledge that the Hedge Agreements Provider shall be making all calculations, and determine the amounts to be paid, under the Hedge Agreements. Absent manifest error, the Trustee may conclusively rely on such calculations and determination and any notice received by it from the Master Servicer pursuant to Section 4.04(a)(iv) hereof.

(b) The Trustee shall deposit or cause to be deposited any amount received under the Hedge Agreements into the Certificate Account on the date such amount is received from the Hedge Agreements Provider under the Hedge Agreements (including termination payments, if any). All payments received under the Hedge Agreements shall be distributed in accordance with the priorities set forth in
Section 4.02(c) hereof.

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

        In the event that a Hedge Agreement, or any replacement thereof, terminates prior to the Distribution Date in November 2008, the Master Servicer, but at no expense to the Master Servicer, on behalf of the Trustee, to the extent that the termination value under such Hedge Agreement is sufficient therefor and only to the extent of the termination payment received from the Hedge Agreements Provider, shall (i) cause a new hedge counterparty to assume the obligations of such terminated hedge counterparty or (ii) cause a new hedge counterparty to enter into a new interest rate hedge agreement with the Trust Fund having substantially similar terms as those set forth in the terminated Hedge Agreement.

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ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates

(a) The Class A Certificates, Class M Certificates, Class B Certificates, Class SB Certificates and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B-1, B-2, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor upon receipt by the Trustee or one or more Custodians of the documents specified in Section
2.01. The Class A and Class M-1 Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. The Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class B Certificates shall be issuable in minimum dollar denominations of $250,000 and integral multiples of $1 in excess thereof. The Class SB Certificates shall be issuable in registered, certificated form in minimum percentage interests of 5.00% and integral multiples of 0.01% in excess thereof. Each Class of Class R Certificates shall be issued in registered, certificated form in minimum percentage interests of 20.00% and integral multiples of 0.01% in excess thereof; provided, however, that one Class R Certificate of each Class will be issuable to the REMIC Administrator as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Class A Certificates, Class M Certificates and Class B Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each Class A Certificate, Class M Certificate and Class B Certificate, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the


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

Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates.

        In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Certificate Registrar to exchange or cause the exchange of the Certificate Owner's interest in such Class of Certificates for an equivalent Percentage Interest in fully registered definitive form. Upon receipt by the Certificate Registrar of instructions from the Depository directing the Certificate Registrar to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Certificate, and any other information reasonably required by the Certificate Registrar), (i) the Certificate Registrar shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Certificate Principal Balance of the Definitive Certificate, (ii) the Trustee shall execute and the Certificate Registrar shall authenticate and


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

deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in such Class of Certificates and (iii) the Trustee shall execute and the Certificate Registrar shall authenticate a new Book-Entry Certificate reflecting the reduction in the aggregate Certificate Principal
Balance of such Class of Certificates by the amount of the Definitive Certificates.

        Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of any instructions required under this Section 5.01 and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depositor in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) Each of the Certificates is intended to be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

Section 5.02   Registration of Transfer and Exchange of Certificates

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class SB Certificate or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate, Class SB Certificate or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class B Certificate, Class SB Certificate or Class R Certificate is to be made,
(i) unless the Depositor directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Fund,


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the  Depositor or the Master  Servicer,  and (ii) the Trustee  shall require the transferee  to execute a  representation  letter,  substantially  in the form of
Exhibit I hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit J hereto, each acceptable to and in form and substance satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Trust Fund, the Depositor or the Master Servicer. In lieu of the requirements set forth in the preceding sentence, transfers of Class B Certificates, Class SB Certificates or Class R Certificates may be made in accordance with this Section 5.02(d) if the prospective transferee of such a Certificate provides the Trustee and the Master Servicer with an investment letter substantially in the form of Exhibit N attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor, or the Master Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class B Certificate, Class SB Certificate or Class R Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement. If any transfer of a Class B Certificate held by a transferor and to be held by a transferee in book-entry form is to made without registration under the 1933 Act, the transferor shall be deemed to have made each of the certifications set forth in Exhibit J hereto as of the transfer date and the transferee shall be deemed to have made each of the certifications set forth in Exhibit N hereto as of the transfer date, in each case as if such Class B Certificate were in physical form.

(e) In the case of any Class M Certificate, Class B Certificate, Class SB Certificate or Class R Certificate, or any Class A Certificate not rated at least "AA-," "AA-" or "Aa3" by Standard & Poor's, Fitch or Moody's, respectively, at the time of purchase (a "Restricted Class A Certificate"), presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicer to the effect that the purchase or holding of such Class M Certificate, Class B Certificate, Class SB Certificate, Class R Certificate or Restricted Class A Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of


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Counsel  shall not be an expense of the  Trustee,  the  Depositor  or the Master
Servicer, or (ii) the prospective transferee shall be required to provide the Trustee, the Depositor and the Master Servicer with a certification to the effect set forth in Exhibit P (with respect to a Class M Certificate, Class B Certificate or Restricted Class A Certificate) (which certification shall be
deemed  to  have   been   given  by  a  Class  M   Certificateholder,   Class  B
Certificateholder or Restricted Class A Certificateholder who acquires a Book-Entry Certificate), Exhibit O (with respect to a Class SB Certificate) or in paragraph fifteen of Exhibit H-1 (with respect to a Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an insurance company investing its general accounts, an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (a "Plan Investor") or (b) in the case of a Class M Certificate, Class B Certificate or Restricted Class A Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company"). Notwithstanding the above, with respect to the transfer of a Class M Certificate, Class B Certificate or Restricted Class A Certificate to a Depository or any subsequent transfer of any interest in a Class M Certificate, Class B Certificate or Restricted Class A Certificate for so long as such Class M Certificate, Class B Certificate or Restricted Class A Certificate is held by a Depository, (a) neither an Opinion of Counsel nor a certification, each as described in this
Section 5.02(e), shall be required, and (b) the following conditions shall apply:

        (1) any transferee of a Class M Certificate, Class B Certificate or Restricted Class A Certificate shall be deemed to have represented by virtue of its purchase or holding of such Class M, Class B or Restricted Class A Certificate (or interest therein) that either (i) such transferee is not a Plan Investor or (ii) such transferee is a Complying Insurance Company; and

        (2) if a Class M Certificate, Class B Certificate or Restricted Class A Certificate (or any interest therein) is acquired or held in violation of the provisions of the preceding paragraph, then the last preceding transferee that either (i) is not a Plan Investor or (ii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such transfer of such Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding transferee.

        Any purported Certificate Owner whose acquisition or holding of a Class M Certificate, Class B Certificate or Restricted Class A Certificate (or interest therein) was effected in violation of the restrictions of this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer and the Trust Fund from and against all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

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

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A)     Each Person  holding or acquiring  any  Ownership  Interest in a Class R
        Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit H-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit H-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit H-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
        Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

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

(i) The Trustee shall register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit H-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

                      (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or
               Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                      (B) If any purported Transferee shall become a Holder of a
               Class R  Certificate  in  violation of the  restrictions  in this
               Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R
               Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master
               Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(ii) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described


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in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a
result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(iii) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

(A) Written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of Class A Certificates, Class M Certificates or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

          (B) A Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any REMIC to cease to qualify as a REMIC and will not cause (x) any REMIC to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04   Persons Deemed Owners

        Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" and in Section 4.09, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05   Appointment of Paying Agent

        The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

ARTICLE VI


                      THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01   Respective Liabilities of the Depositor and the Master Servicer

        The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02 Merger or Consolidation of the Depositor or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer

(a) The Depositor and the Master Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Class A or Class M Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided, further, that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master
Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

          Section 6.03 Limitation on Liability of the Depositor, the Master Servicer and Others

        None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties, representations or covenants made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

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Section 6.04   Depositor and Master Servicer Not to Resign

        Subject to the provisions of Section 6.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with
Section 7.02.

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ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the Master Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

          (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

          (iii)a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

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(v)            the Master  Servicer  shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Depositor or the Trustee shall at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that a successor to the Master Servicer is appointed pursuant to Section 7.02 and such successor Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation of the Master Servicer. If an Event of Default described in clause
(vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Depositor, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to
Section 7.02;  and,  without  limitation,  the Trustee is hereby  authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee as successor Master Servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in


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respect thereof,  and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Depositor shall deliver to the Trustee, as successor Master Servicer, a copy of the Program Guide.

Section 7.02   Trustee or Depositor to Act; Appointment of Successor

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Depositor and with the Depositor's consent a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder, as successor Master Servicer. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. As compensation therefor, the Trustee, as successor Master Servicer, shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Depositor, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The
Servicing  Fee for any  successor  Master  Servicer  appointed  pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.200% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.200% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

(b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the


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predecessor  Master Servicer shall cooperate with the successor  Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or
(ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03   Notification to Certificateholders

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived as provided in Section 7.04 hereof.

Section 7.04   Waiver of Events of Default

        The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 7.03, and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the


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Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates which evidence, Percentage Interests aggregating not less than 25% of the affected Classes as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of
Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section
7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Depositor or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02   Certain Matters Affecting the Trustee

(a) Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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(ii) The Trustee may consult  with  counsel and any Opinion of Counsel  shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys provided that the Trustee shall remain liable for any acts of such agents or attorneys; and

(vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

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(b)  Following the issuance of the  Certificates  (and except as provided for in
Section 2.04), the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Depositor or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Depositor or the Master Servicer.

Section 8.04   Trustee May Own Certificates

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05 Master Servicer to Pay Trustee's Fees and Expenses; Indemnification

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer shall pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including its


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obligation to execute the DTC Letter in its individual  capacity,  and including the costs  and  expenses  (including  reasonable  legal  fees and  expenses)  of
defending   itself  against  any  claim  in  connection  with  the  exercise  or performance of any of its powers or duties under this Agreement, provided, that

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof; (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

        No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

Section 8.06   Eligibility Requirements for Trustee

        The Trustee hereunder shall at all times be a national banking association or a New York banking corporation having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

Section 8.07   Resignation and Removal of the Trustee

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation then the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

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(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Depositor determines that the Trustee has failed (i) to distribute or cause to be
distributed  to  Certificateholders   any  amount  required  to  be  distributed
hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Depositor) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Depositor, then the Depositor, which consent shall not be unreasonably withheld, may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Depositor shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any Class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08   Successor Trustee

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the


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successor  trustee all Mortgage Files and related  documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09   Merger or Consolidation of Trustee

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

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Section 8.10   Appointment of Co-Trustee or Separate Trustee

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee. (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

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Section 8.11   Appointment of Custodians

        The Trustee may, with the consent of the Master Servicer and the Depositor, appoint one or more Custodians who are not Affiliates of the Depositor or the Master Servicer to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12   Appointment of Office or Agency

        The Trustee shall maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 4 New York Plaza, 6th Floor, New York, New York 10004 for the purpose of keeping the Certificate Register. The Trustee shall maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

Section 8.13 DTC Letter of Representations.

        The Trustee is hereby authorized and directed to, and agrees that it shall, enter into the DTC Letter on behalf of the Trust Fund and in its individual capacity as agent thereunder.

Section 8.14   Hedge Agreements.

        The Trustee is hereby authorized and directed to, and agrees that it shall, enter into the Hedge Agreements on behalf of the Trust Fund.



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ARTICLE IX

                                   TERMINATION

Section 9.01   Termination Upon Purchase or Liquidation of All Mortgage Loans.

     (a) Subject to Section 9.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Depositor to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) at the option of the Holder of the Class SB Certificates or the Master Servicer, as provided in Section 9.01(f), the purchase of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, at a price equal to 100% of the unpaid principal balance of each Mortgage Loan (or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance) (and if such purchase is made by the Master Servicer only, net of any unreimbursed Advances attributable to principal) on the day of repurchase, plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan), to, but not including, the first day of the month in which such repurchase price is distributed;

provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof; and provided further, that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any REMIC created hereunder as a REMIC.

        The purchase price paid by the Holder of the Class SB Certificates or the Master Servicer, as applicable, pursuant to Section 9.01(a)(ii) shall also include any amounts owed by Residential Funding pursuant to the last paragraph of Section 4 of the Assignment Agreement in respect of any liability, penalty or expense that resulted from a breach of the representation and warranty set forth in clause (w) of Section 4 of the Assignment Agreement that remain unpaid on the date of such purchase.

        The right of the Holder of the Class SB Certificates or the Master Servicer, as applicable, to purchase all of the Mortgage Loans pursuant to clause (ii) above is conditioned upon the date of such purchase occurring on or after the Optional Termination Date. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to


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the Mortgage  Loans being  purchased.  In addition,  the Master  Servicer  shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Holder of the Class SB Certificates or the Master
Servicer, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on or after the Optional Termination Date, the Holder of the Class SB Certificates or the Master Servicer, as provided in Section 9.01(f), shall have the right, at its option, to purchase the Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates in whole, but not in part, at a price equal to the sum of the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon, any previously unpaid Accrued Certificate Interest, and any unpaid Prepayment Interest Shortfalls previously allocated thereto and, in the case of Prepayment Interest Shortfalls, accrued interest thereon at the applicable Pass-Through Rate, plus, with respect to any optional termination by the Holder of the Class SB Certificates, an amount equal to all accrued and unpaid Servicing Fees and reimbursement for all unreimbursed Advances and Servicing Advances, in each case through the date of such optional termination. If the Master Servicer or Holder of the Class SB Certificates, as applicable, exercises this right to purchase the outstanding Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates, the Holder of the Class SB Certificates or the Master Servicer, as applicable, will promptly terminate the respective obligations and responsibilities created hereby in respect of these Certificates pursuant to this Article IX.

(b) The Master Servicer or the Holder of the Class SB Certificates, as applicable, shall give the Trustee (and the Master Servicer if the Holder of the Class SB Certificates is exercising its option) not less than 60 days' prior notice of the Distribution Date on which (1) the Holder of the Class SB Certificates or the Master Servicer, as applicable, anticipates that the final distribution will be made to Certificateholders as a result of the exercise by the Holder of the Class SB Certificates or the Master Servicer, as applicable, of its right to purchase the Mortgage Loans) or (2) on which the Holder of the Class SB Certificates or the Master Servicer, as applicable, anticipates that the Certificates will be purchased as a result of the exercise by the Holder of the Class SB Certificates or the Master Servicer, as applicable, to purchase the outstanding Certificates. Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising the right to purchase the Mortgage Loans or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders (with a copy to the Certificate Registrar) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:


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(i) the  anticipated  Final  Distribution  Date upon which final  payment of the
Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated where required pursuant to this Agreement or, in the case of the purchase by the Holder of the Class SB Certificates or the Master Servicer, as applicable, of the outstanding Certificates, the Distribution Date on which such purchase is made,

(ii) the amount of any such final payment or, in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

        If the Master Servicer or the Trustee is obligated to give notice to Certificateholders as required above, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event of a purchase of the Mortgage Loans by the Holder of the Class SB Certificates or the Master Servicer, as applicable, the Holder of the Class SB Certificates or the Master Servicer, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price computed as provided above. As a result of the exercise by the Holder of the Class SB Certificates or the Master Servicer, as applicable, of its right to purchase the outstanding Certificates, the Holder of the Class SB Certificates or the Master Servicer, as applicable, shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account, in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above, and provide notice of such deposit to the Trustee. The Trustee shall withdraw from such account the amount specified in subsection (c) below and distribute such amount to the Certificateholders as specified in subsection
(c) below. The Holder of the Class SB Certificates or the Master Servicer, as applicable, shall provide to the Trustee written notification of any change to the anticipated Final Distribution Date as soon as practicable. If the Trust Fund is not terminated on the anticipated Final Distribution Date, for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

(c)  Upon  presentation  and  surrender  of the  Class A  Certificates,  Class M
Certificates, Class B Certificates and Class SB Certificates by the Certificateholders thereof, the Trustee shall distribute to such Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Holder's of the Class SB Certificates or the Master Servicer's, as applicable, election to repurchase the Mortgage Loans or the outstanding Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates, or (ii) if the Holder of the Class SB Certificates or the Master Servicer, as applicable, elected to so repurchase the Mortgage Loans or the outstanding Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates, an amount equal to the price paid pursuant to Section 9.01(a) as follows: first, with respect to any optional termination by the Holder of the Class SB Certificates, payment of any accrued and unpaid Servicing Fees and reimbursement for all unreimbursed Advances and Servicing Advances, in each case through the date of such optional termination,


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to the Master Servicer,  second, with respect to the Class A Certificates,  pari passu, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, third, with respect to the Class M-1 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, fourth, with respect to the Class M-2 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, fifth, with respect to the Class M-3 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, sixth, with respect to the Class M-4 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, seventh, with respect to the Class M-5 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, eighth, with respect to the Class M-6 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, ninth, with respect to the Class M-7 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, tenth, with respect to the Class B Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, eleventh, to the Class A Certificates, Class M Certificates and Class B Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for such Distribution Date or remaining unpaid from prior Distribution Dates and accrued interest thereon at the applicable Pass-Through Rate, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto for such Distribution Date or remaining unpaid from prior Distribution Dates, and twelfth, to the Class SB Certificates.

(d)  In  the  event  that  any  Certificateholders  shall  not  surrender  their
Certificates  for  final  payment  and  cancellation  on  or  before  the  Final
Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case), shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment. (e) If any Certificateholders do not surrender their


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Certificates  on or before  the  Distribution  Date on which a  purchase  of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Eligible Account established by the Master Servicer deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and shall have no further obligation or liability therefor and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer shall be for all purposes the Holder thereof as of such date.

(f) With respect to the first possible Optional Termination Date, the Holder of the Class SB Certificates shall have the sole option to exercise the purchase options described in Section 9.01(a) and the Master Servicer shall have no claim thereto. If the Holder of the Class SB Certificates elects not to exercise one of its options to purchase pursuant to Section 9.01(a) with respect to the first possible Optional Termination Date, it shall lose such right and have no claim to exercise any purchase options pursuant to this Section 9.01 thereafter. Beginning with the second possible Optional Termination Date and thereafter, the Master Servicer shall have the sole option to exercise the purchase options described in Section 9.01(a).

Section 9.02   Additional Termination Requirements

(a) Any REMIC hereunder, as the case may be, shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of any REMIC created hereunder as the case may be, to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding:

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(i) The Master Servicer shall establish a 90-day  liquidation period for REMIC I or REMIC II, as applicable, and any other related terminating REMICs, and specify the first day of such period in a statement attached to REMIC I's or REMIC II's, as applicable, and any other related terminating REMICs', final Tax Return pursuant to Treasury Regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for REMIC I under Section 860F of the Code and the regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the liquidating REMICs in accordance with the terms hereof; and

(iii) If the Master Servicer is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the liquidating REMICs for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for any REMIC hereunder at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.



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ARTICLE X

                                REMIC PROVISIONS

Section 10.01  REMIC Administration

(a) The REMIC Administrator shall make an election to treat all REMICs created hereunder as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole Class of "residual interests" in the REMIC I. The REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole Class of "residual interests" in the REMIC II. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I or REMIC II other than the REMIC I Regular Interests and the Certificates.

(b) The Closing Date is hereby designated as the "startup day" of each of REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code (the "Startup Date").

(c) The REMIC Administrator shall hold a Class R Certificate in each REMIC representing a 0.01% Percentage Interest of the Class R Certificates in each REMIC and shall be designated as the "tax matters person" with respect to each of in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of each of REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMICs created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

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(e) The REMIC  Administrator  shall  provide (i) to any  Transferor of a Class R
Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount, if any, and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). In performing their duties as more specifically set forth herein, the Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon any REMIC created hereunder (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code (except as provided in Section 2.04) and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or, unless the Master Servicer or the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action or inaction, as the case may be. In addition, prior to taking any action with respect to the


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Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee shall consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund and the Trustee shall not take any such action or cause the Trust Fund to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer or the REMIC Administrator, as applicable, will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any REMIC as defined in Section 860G(c) of the Code, on any contributions to any REMIC after the Startup Date therefor pursuant to Section 860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged
(i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer in its role as Master Servicer or REMIC Administrator of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Date, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in any REMIC will not cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any REMIC created hereunder to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

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(k)  Solely  for  purposes  of  Section   1.860G-1(a)(4)(iii)  of  the  Treasury
Regulations, the "latest possible maturity date" by which the principal balance of each regular interest in each REMIC would be reduced to zero is December 25, 2034, which is the Distribution Date in the month following the last scheduled payment on any Mortgage Loan.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for any REMIC or sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, or accept any contributions to any REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02  Master Servicer, REMIC Administrator and Trustee Indemnification

(a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X. In the event that Residential Funding is no longer the Master Servicer, the Trustee shall indemnify Residential Funding for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by Residential Funding as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

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

(c) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03  Holder of Class SB Certificates; Notional Principal Contracts.

        By the acceptance of its Certificate, any Holder of the Class SB Certificates agrees that for federal income tax purposes:

           1. It is the owner of the Hedge Agreement and will treat all payments made under the Hedge Agreement as having been received by it as such owner and then paid over by it to the ultimate recipients thereof pursuant to the provisions of this agreement under what is for tax purposes a notional principal contract.

           2. For federal income tax purposes, it shall treat all amounts paid pursuant to the provisions hereof in respect of Basis Risk Shortfall amounts from funds other than those received as payments under the Hedge Agreement as having been distributed to it from REMIC II as the holder of the REMIC II Regular Interests SB-IO and SB-PO and then paid by it to the ultimate recipients thereof pursuant to what is for federal income tax purposes a notional principal contract.



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ARTICLE XI


                            MISCELLANEOUS PROVISIONS

Section 11.01  Amendment

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i) to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of any REMIC created hereunder as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, after notice to Moody's or as evidenced by a letter from Standard & Poor's to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their being the "residual interests" in the Trust Fund provided that
(A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and is authorized or permitted under Section 11.01.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

(ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

(iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding; provided, that if the indemnity described in
Section 10.01(f) with respect to any taxes that might be imposed on the Trust Fund has been given, the Trustee shall not require the delivery to it of the Opinion of Counsel described in this Section 11.01(c). The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities and this Agreement or otherwise; provided, however, such consent shall not be unreasonably withheld.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Depositor shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in any REMIC. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of such REMIC, (ii) any such reserve fund shall be owned by the Depositor, and (iii) amounts transferred by such REMIC to any such reserve fund shall be treated as amounts distributed by such REMIC to the Depositor or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h) in effect as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Depositor and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Depositor obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

Section 11.02  Recordation of Agreement; Counterparts

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of the Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Limitation on Rights of Certificateholders

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have given its written consent and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04  Governing Law

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05  Notices

        All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Depositor, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: President (RAMP), or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor;
(b) in the case of the Master Servicer, 2255 North Ontario Street, Burbank, California 91504-3120, Attention: Bond Administration or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing; (c) in the case of the Trustee, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Residential Asset Mortgage Products Inc. Series 2004-RZ4 or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee; (d) in the case of Standard & Poor's, 55 Water Street, New York, New York 10041 Attention: Mortgage Surveillance or such other address as may be hereafter furnished to the Depositor, Trustee and Master Servicer by Standard & Poor's; (e) in the case of Moody's, 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Master Servicer in writing by Moody's; and (f) in the case of the Hedge Agreements Provider, Bear Stearns Financial Products Inc., 383 Madison Avenue, Suite 2700, New York, New York 10179, or such other address as may be hereafter furnished to the Depositor, the Trustee and the Master Servicer in writing by the Hedge Agreements Provider. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06  Notices to Rating Agencies

        The Depositor, the Master Servicer or the Trustee, as applicable, (a) shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clause (i), (ii), (iii), (iv), (vii), (viii), (ix) or (x) below,
(b) shall notify the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clause (i), (ii), (iii)(1), (vii)(1) or (ix) below, or (c) provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (v) and
(vi) below:

(i) a material change or amendment to this Agreement,

(ii) the occurrence of an Event of Default,

(iii) (1) the termination or appointment of a successor Master Servicer or (2) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

(iv) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

(v) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(vi) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(vii) (1) a change in the location of the Custodial Account or (2) a change in the location of the Certificate Account,

(viii) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(ix) the occurrence of the Final Distribution Date, and

(x) the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (iv), (vii) or (viii) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer, if applicable, of any such event known to the Master Servicer.

Section 11.07  Severability of Provisions

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08  Supplemental Provisions for Resecuritization

(a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Depositor or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Depositor may deposit such Resecuritized Certificates into a new REMIC, grantor trust or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Depositor, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

(b) Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Depositor shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of any REMIC created hereunder as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transaction as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the date and year first above written.


                           RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.



                                  By:    __________________________
                                  Name:
                                  Title: Vice President




                           RESIDENTIAL FUNDING CORPORATION



                                  By:    __________________________
                                  Name:
                                  Title:




                           JPMORGAN CHASE BANK, N.A.,
                            as Trustee



                                  By:    __________________________
                                  Name:
                                  Title: Vice President

STATE OF MINNESOTA    )
                      ) ss.:
COUNTY OF HENNEPIN    )


        On the ___ day of December, 2004, before me, a notary public in and for said State, personally appeared _______________, known to me to be a Vice President of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    -------------------------
                                    Notary Public
[Notarial Seal]

STATE OF MINNESOTA    )
                      ) ss.:
COUNTY OF HENNEPIN    )


        On the ___ day of December, 2004, before me, a notary public in and for said State, personally appeared ____________, known to me to be a Managing
Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    -------------------------
                                    Notary Public
[Notarial Seal]

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )


        On the ___ day of December, 2004, before me, a notary public in and for said State, personally appeared ______________, known to me to be a Assistant Vice President of JPMorgan Chase Bank, N.A., a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such banking corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                    -------------------------
                                    Notary Public
[Notarial Seal]

                                     EXHIBIT A


                         FORM OF CLASS A-[ ] CERTIFICATE

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A"REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                  Certificate No. 1
CUSIP:  [______]
Date of Pooling and Servicing     Adjustable Pass-Through Rate
Agreement and Cut-off Date:
December 1, 2004
First Distribution Date:
January 25, 2005                  Percentage Interest: 100%
Master Servicer:                  Aggregate Initial Certificate Principal
Residential Funding Corporation   Balance of the Class A-[] Certificates:
                                  $---------
Final Scheduled Distribution Date:Initial Certificate Principal Balance
_________ __, ____                of this Class A-[ ] Certificate:
                                  $---------

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2004-RZ4

               evidencing a percentage interest in the distributions allocable to the Class A-[ ] Certificates with respect to a Trust Fund consisting primarily of a pool of one- to two-family fixed and adjustable interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Depositor, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the
Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A-[ ] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to two-family fixed and adjustable interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the

"Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the day prior (or if such last day is not a Business Day, the Business Day immediately preceding such day) to such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class A-[ ] Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of, this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, (i) from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, at a price determined as provided in the Agreement, or (ii) in whole, but not in part, of all of the Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates from the Holders thereof; provided, that any such options may only be exercised if the Stated Principal Balance of the Mortgage Loans (before giving effect to the distributions to be made on such Distribution Date), as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                 JPMORGAN CHASE BANK, N.A.,
                                      as Trustee



                                 By:___________________________________
                                            Authorized Signatory



Dated: January 5, 2005


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class A-[ ] Certificates referred to in the within-mentioned Agreement.




                                JPMORGAN CHASE BANK, N.A., as Certificate
                                     Registrar



                                By:___________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

Dated:_________________            _________________________________
                                   Signature by or on behalf of assignor

                                   ---------------------------------
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________for the account of __________________________ account number or, if mailed by check, to
____________________.

     Applicable  statements  should be mailed to:  ____________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                  EXHIBIT B-1


                         FORM OF CLASS M-[ ] CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES [CLASS M-[] CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        NO TRANSFER OF THIS CLASS M CERTIFICATE (OR ANY INTEREST THEREIN) WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED EITHER (A) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THE COMPANY AND THE MASTER SERVICER WITH RESPECT TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND SECTION 4975 OF THE CODE AND STATING, AMONG OTHER THINGS, THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR (B) A REPRESENTATION LETTER, IN THE FORM DESCRIBED IN SECTION 5.02(E) OF THE AGREEMENT, EITHER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN") OR ANY OTHER PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF

ANY PLAN (A "PLAN INVESTOR"), OR STATING THAT (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED TO PURCHASE OR HOLD THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A "COMPLYING INSURANCE COMPANY").

        NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER, AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
APPLY:

1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

        ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(e) OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.


                                                      Certificate No. M-[  ]
CUSIP:  [______]
Date of Pooling and Servicing                          Adjustable Pass-Through Rate
Agreement and Cut-off Date:
December 1, 2004
First Distribution Date:
January 25, 2005                                       Aggregate Initial Certificate Principal
                                                       Balance of the Class M-[
Master Servicer:                                       ]Certificates:  $______
Residential Funding Corporation
Final Scheduled Distribution Date:                     Initial Certificate Principal Balance
_________ __, ____                                     of the Class M-[ ]
                                                       Certificates: $_________

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2004-RZ4

               evidencing a percentage interest in the distributions allocable to the Class M-[ ] Certificates with respect to a Trust Fund consisting primarily of a pool of one- to two-family fixed and adjustable interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Depositor, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate
Initial Certificate Principal Balance of all Class M-_ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to two-family fixed and adjustable rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the day prior (or if such last day is not a Business Day, the Business Day immediately preceding such day) to such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class M-[ ] Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in Section 5.02(e) of the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or (ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates"). The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders. As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, (i) from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, at a price determined as provided in the Agreement, or (ii) in whole, but not in part, of all of the Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates from the Holders thereof; provided, that any such options may only be exercised if the Stated Principal Balance of the Mortgage Loans (before giving effect to the distributions to be made on such Distribution Date), as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                 JPMORGAN CHASE BANK, N.A.,
                                      as Trustee



                                 By:___________________________________
                                            Authorized Signatory



Dated: January 5, 2005


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class A-[ ] Certificates referred to in the within-mentioned Agreement.




                                JPMORGAN CHASE BANK, N.A., as Certificate
                                     Registrar



                                By:___________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

Dated:_________________            _________________________________
                                   Signature by or on behalf of assignor

                                   ---------------------------------
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________for the account of __________________________ account number or, if mailed by check, to
____________________.

     Applicable  statements  should be mailed to:  ____________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                  EXHIBIT B-2


                           FORM OF CLASS B CERTIFICATE

        THIS  CERTIFICATE  IS  SUBORDINATED  IN RIGHT OF  PAYMENT TO THE CLASS A
CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        NO TRANSFER OF THIS CLASS B CERTIFICATE (OR ANY INTEREST THEREIN) WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED EITHER (A) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THE COMPANY AND THE MASTER SERVICER WITH RESPECT TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND SECTION 4975 OF THE CODE AND STATING, AMONG OTHER THINGS, THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR (B) A REPRESENTATION LETTER, IN THE FORM DESCRIBED IN SECTION 5.02(E) OF THE AGREEMENT, EITHER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE

BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN") OR ANY OTHER PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF ANY PLAN (A "PLAN INVESTOR"), OR STATING THAT (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED TO PURCHASE OR HOLD THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A "COMPLYING INSURANCE COMPANY").

        NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER, AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL
APPLY:

1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

        ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(e) OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

CUSIP: [______]                     Certificate No. B-[  ]

Date of Pooling and Servicing       Adjustable Pass-Through Rate
and Cut-off Date:
December 1, 2004

First Distribution Date:            Aggregate Initial Certificate Principal
January 25, 2005                    Balance
                                    of the Class B Certificates: $2,800,000
Master Servicer:
Residential Funding Corporation

Final Scheduled Distribution Date: Initial Certificate Principal Balance of this
December 25, 2034                  Certificate: $[  ]




                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                 SERIES 2004-RZ4

               evidencing a percentage interest in the distributions allocable to the Class B Certificates with respect to a Trust Fund consisting primarily of a pool of one- to two-family fixed and adjustable interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or any of their affiliates. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class SB Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to two-family fixed and adjustable interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof, assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the day prior (or if such last day is not a Business Day, the Business Day immediately preceding such day) to such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class B Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        As described above, no transfer of this Class B Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in Section 5.02(e) of the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or (ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported

Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the. Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, (i) from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, at a price determined as provided in the Agreement, or (ii) in whole, but not in part, of all of the Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates from the Holders thereof; provided, that any such options may only be exercised if the Stated Principal Balance of the Mortgage Loans (before giving effect to the distributions to be made on such Distribution Date), as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                             JPMORGAN CHASE BANK, N.A., as Trustee



                             By:
                                ----------------------------------------
                                    Authorized Signatory

Dated:   January 5, 2005


                          CERTIFICATE OF AUTHENTICATION

        This  is  one  of  the  Class  B   Certificates   referred   to  in  the
within-mentioned Agreement.


                              JPMORGAN CHASE BANK, N.A., as Certificate
                              Registrar



                              By:
                                  ---------------------------------------
                                     Authorized Signatory

                                    EXHIBIT C


                          FORM OF CLASS SB CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

        NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND WILL NOT SUBJECT THE MASTER SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                                    Certificate No. 1
CUSIP:__________
Date of Pooling and Servicing       Percentage Interest:  100%
Agreement and Cut-off Date:
December 1, 2004
First Distribution Date:            Aggregate Certificate Principal Balance
January 25, 2005                    of the Class SB Certificates:  $______

Master Servicer:
Residential Funding Corporation
Final Scheduled Distribution Date:  Initial Certificate Principal Balance
December 25, 2034                   of this Certificate: $_________

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2004-RZ4

               evidencing a percentage interest in the distributions allocable to the Class SB Certificates with respect to a Trust Fund consisting primarily of a pool of one- to two-family fixed and adjustable interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or any of their affiliates. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class SB Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to two-family fixed and adjustable interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof, assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class SB Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York.

        The Notional Amount of this Class SB Certificate as of any date of determination will be calculated as described in the Agreement. This Class SB Certificate will not accrue interest on its Certificate Principal Balance.

        No transfer of this Class SB Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        No transfer of this Certificate or any interest herein shall be made to any Plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel that establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase or holding of this Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. In lieu of such Opinion of Counsel, a Person acquiring this Certificate may provide a certification in the form of Exhibit O to the Agreement, which the Trustee may rely upon without further inquiry or investigation.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the. Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the

Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, (i) from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, at a price determined as provided in the Agreement, or (ii) in whole, but not in part, of all of the Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates from the Holders thereof; provided, that any such options may only be exercised if the Stated Principal Balance of the Mortgage Loans (before giving effect to the distributions to be made on such Distribution Date), as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                 JPMORGAN CHASE BANK, N.A.,
                                      as Trustee



                                 By:___________________________________
                                            Authorized Signatory



Dated: January 5, 2005


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class A-[ ] Certificates referred to in the within-mentioned Agreement.




                                JPMORGAN CHASE BANK, N.A., as Certificate
                                     Registrar



                                By:___________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

Dated:_________________            _________________________________
                                   Signature by or on behalf of assignor

                                   ---------------------------------
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________for the account of __________________________ account number or, if mailed by check, to
____________________.

     Applicable  statements  should be mailed to:  ____________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                    EXHIBIT D


                        FORM OF CLASS R-[__] CERTIFICATE

        THE CLASS R-__ CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS CONSTITUTING THE AVAILABLE DISTRIBUTION AMOUNT UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

        THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

        NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND WILL NOT SUBJECT THE MASTER SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR
SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

        ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING  LARGE  PARTNERSHIP  UNDER

SECTION 775(a) OF THE CODE (ANY SUCH PERSON  DESCRIBED IN THE FOREGOING  CLAUSES
(A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                                     Certificate No. 1
Class R-__ Subordinate
Date of Pooling and Servicing        Percentage Interest:  100%
Agreement and Cut-off Date:
December 1, 2004
First Distribution Date:             Final Scheduled Distribution Date:
January 25, 2005                     _________ __, ____
Master Servicer:
Residential Funding Corporation

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES


                                 SERIES 2004-RZ4

               evidencing a percentage interest in the distributions allocable to the Class R-__ Certificates with respect to a Trust Fund consisting primarily of a pool of one- to two-family fixed and adjustable interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc or any of their affiliates. None of the Depositor, the Master Servicer or GMAC Mortgage Group, Inc or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain distributions with respect to the Trust Fund consisting primarily of a pool of one- to two-family fixed and adjustable interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement) among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class R-__ Certificates on such Distribution Date.

        Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Master Servicer will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Master Servicer, which purchaser may be the Master Servicer, or any affiliate of the Master Servicer, on such terms and conditions as the Master Servicer may choose.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Holder of this Certificate may have additional obligations with respect to this Certificate, including tax liabilities.

        No transfer of this Class R-_ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        No transfer of this Certificate or any interest herein shall be made to any Plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase or holding of this Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. In lieu of such Opinion of Counsel, a Person acquiring this Certificate may provide a certification in the form of paragraph fifteen of Exhibit H-1 to the Agreement, which the Trustee may rely upon without further inquiry or investigation.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, the purchase by the Master Servicer or Holder of the Class SB Certificates, as described in the Agreement, (i) from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, at a price determined as provided in the Agreement, or (ii) in whole, but not in part, of all of the Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates from the Holders thereof; provided, that any such options may only be exercised if the Stated Principal Balance of the Mortgage Loans (before giving effect to the distributions to be made on such Distribution Date), as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                 JPMORGAN CHASE BANK, N.A.,
                                      as Trustee



                                 By:___________________________________
                                            Authorized Signatory



Dated: January 5, 2005


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class A-[ ] Certificates referred to in the within-mentioned Agreement.




                                JPMORGAN CHASE BANK, N.A., as Certificate
                                     Registrar



                                By:___________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

Dated:_________________            _________________________________
                                   Signature by or on behalf of assignor

                                   ---------------------------------
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________for the account of __________________________ account number or, if mailed by check, to
____________________.

     Applicable  statements  should be mailed to:  ____________________________.

     This  information is provided by  ___________________________________,  the assignee named above, or __________________________, as its agent.

                                    EXHIBIT E


                           FORM OF CUSTODIAL AGREEMENT

        THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of December 1, 2004, by and among JPMORGAN CHASE BANK, N.A., as trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as company (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                 W I T N E S S E T H T H A T:

        WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement, dated as of December 1, 2004, relating to the issuance of Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4 (as in effect on the date of this Agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

        WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

Article I

                                   Definitions

        Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

Article II

                          Custody of Mortgage Documents

Section  2.1  Custodian  to Act as Agent:  Acceptance  of  Mortgage  Files.  The
Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2 Recordation of Assignments. If any Mortgage File includes one or more assignments of the related Mortgage Loans to the Trustee that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

Section 2.3       Review of Mortgage Files.

(a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule"). The parties hereto acknowledge that certain documents referred to in Subsection 2.01(b)(i) of the Pooling Agreement may be missing on or prior to the Closing Date and such missing documents shall be listed as a Schedule to Exhibit One.

(b) Within 45 days after the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review in accordance with the provisions of Section
2.02 of the Pooling Agreement each Mortgage File and to deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01 (b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. For purposes of such review, the Custodian shall compare the following information in each Mortgage File to the corresponding information in the Mortgage Loan
Schedule: (i) the loan number, (ii) the borrower name and (iii) the original principal balance. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of the Certificateholders, to review each such document, and upon the written request of the Trustee to deliver to the Trustee and an updated Schedule A to the Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or that the MIN is accurate. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in respect of the items reviewed as described in this Section 2.3(b), the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee.

(c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

        Upon receipt of written request from the Trustee, the Company or the Master Servicer, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans required to be delivered pursuant to Section 2.01 (b) of the Pooling Agreement not then contained in the Mortgage Files.

Section 2.4 Notification of Breaches of Representations and Warranties. If the Custodian discovers, in the course of performing its custodial functions, a breach of a representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

Section 2.5 Custodian to Cooperate: Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by delivering to the Custodian a Request for Release (in the form of Exhibit Four attached hereto or a mutually acceptable electronic form) and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such Request for Release, promptly to release to the Master Servicer the related Mortgage File.

        Upon receipt of a Request for Release from the Master Servicer, signed by a Servicing Officer, that (i) the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan or (ii) the Company has chosen to substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

        Upon written notification of a substitution, the Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan, upon receiving written notification from the Master Servicer of such substitution.

        From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a Request for Release certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian an updated Request for Release signed by a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Immediately upon receipt of any Mortgage File returned to the Custodian by the Master Servicer, the Custodian shall deliver a signed acknowledgement to the Master Servicer, confirming receipt of such Mortgage File.

        Upon the written request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File.

Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

Article III

                            Concerning the Custodian

Section 3.1 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

        The Master Servicer shall promptly notify the Custodian in writing if it shall no longer be a member of MERS, or if it otherwise shall no longer be capable of registering and recording Mortgage Loans using MERS. In addition, the Master Servicer shall (i) promptly notify the Custodian in writing when a MERS Mortgage Loan is no longer registered with and recorded under MERS and (ii) concurrently with any such deregistration of a MERS Mortgage Loan, prepare, execute and record an original assignment from MERS to the Trustee and deliver such assignment to the Custodian.

Section 3.2 Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.5 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

        The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

        Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

Article IV

                            Miscellaneous Provisions

Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing).

Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

Section 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

        For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                            [Signature Page Follows]



        IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                                      JPMORGAN CHASE BANK, N.A.
Address:                                              as Trustee
4 New York Plaza, 6th Floor
New York, New York 10004
Attention:     Residential Asset Mortgage             By: _______________________________
               Products, Inc., Series 2004-RZ4        Name:_____________________
                                                      Title: ______________________
Address:                                              RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                                      By: _______________________________
                                                      Name:_____________________
                                                      Title: ______________________
Address:                                              RESIDENTIAL FUNDING CORPORATION, as
                                                      Master Servicer.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                                      By: _______________________________
                                                      Name:_____________________
                                                      Title: ______________________
Address:                                              WELLS FARGO BANK MINNESOTA, N. A.
Mortgage Document Custody
One Meridian Crossings - 3rd Floor
Richfield, Minnesota 55423
                                                      By: _______________________________
                                                      Name:_____________________
                                                      Title: ______________________



STATE OF NEW YORK            )
                                    )ss.:
COUNTY OF NEW YORK           )

        On the _____ day of _______________, 2004, before me, a notary public in and for said State, personally appeared _____________, known to me to be a ___________ of JPMorgan Chase Bank, N.A., a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                     --------------------------------
                                          Notary Public


[SEAL]

STATE OF MINNESOTA )
                           )ss.:
COUNTY OF HENNEPIN )


        On the _____ day of _______________, 2004, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        --------------------------------
                                             Notary Public


[Notorial Seal]

STATE OF MINNESOTA )
                           )ss.:
COUNTY OF HENNEPIN )


        On the _____ day of _______________, 2004, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      ------------------------------
                                         Notary Public


[Notorial Seal]

STATE OF MINNESOTA )
                           )ss.:
COUNTY OF HENNEPIN )


        On the _____ day of _______________, 2004, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a _________________ of Wells Fargo Bank Minnesota, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       --------------------------------
                                            Notary Public

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                December 1, 2004


JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004


               Re: Custodial Agreement, dated as of December 1, 2004, by and among JPMorgan Chase Bank, N.A., Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota, N. A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2004- RZ4

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or an original lost note affidavit with a copy of the related Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.


                                            WELLS FARGO BANK MINNESOTA,
                                                  N. A.



                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION


                              ____________ __, 20__


JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004


               Re: Custodial Agreement, dated as of December 1, 2004, by and among JPMorgan Chase Bank, N.A., Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota, N.A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.



                                 WELLS FARGO BANK MINNESOTA, N. A.


                                 By: ___________________________________
                                 Name: _________________________________
                                 Title: __________________________________

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION


                              ____________ __, 20__


JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Residential Asset Mortgage Products, Inc., Series 2004-RZ4

               Re: Custodial Agreement, dated as of December 1, 2004, by and among JPMorgan Chase Bank, N.A., Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank Minnesota, N.A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents referred to in Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.


                                            WELLS FARGO BANK MINNESOTA, N. A.


                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                  EXHIBIT FOUR

                           FORM OF REQUEST FOR RELEASE

DATE:
TO:
RE:     REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

------------------------------
Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

 Enclosed Documents:          [ ] Promissory Note
                              [ ] Primary Insurance Policy
                              [ ] Mortgage or Deed of Trust
                              [ ] Assignment(s) of Mortgage or Deed of Trust
                              [ ] Title Insurance Policy
                              [ ] Other: ________________________

---------------------------
Name
---------------------------
Title
---------------------------
Date

                                    EXHIBIT F

                             MORTGAGE LOAN SCHEDULE

Fixed Rate Loan
Loan Number   S/S Code    Payment Type       Original Bal       Loan Feature
                          Orig Term          Principal Bal      # of Units
                          Orig Rate          Original PI        LTV
                          Net Curr           Current PI
City          State  Zip  Loan Purp          Note Date          MI Co Code
Servicer Loan #           Prop Type          First Pay Date     MI Coverage
Seller Loan   #           Occup Code         Maturity Date
Investor Loan #
8682466       N67/G01     F                  85,500.00          ZZ
                          360                84,618.82          1
                          7.7500             612.53             95
                          7.5000             612.53
CHARLESTON    SC 29412    1                  09/15/03           23
0436595995                05                 11/01/03           0.0000
3254008145                N                  10/01/33
0

8880920       H76/G01     F                  123,600.00         ZZ
                          360                121,062.80         1
                          8.5000             950.38             103
                          8.2500             950.38
MONTOURSVILLE PA 17754    5                  11/06/03           23
0437035512                05                 01/01/04           0.0000
2003523737                O                  12/01/33
0

8901593       X31/G01     F                  190,868.00         ZZ
                          360                189,027.57         1
                          7.6250             1350.95            100
                          7.3750             1350.95
NORTH LAS VEGANV 89031    1                  12/18/03           23
0437253198                05                 02/01/04           0.0000
72000969                  O                  01/01/34
0

8940293       E86/G01     F                  93,000.00          ZZ
                          360                92,476.09          1
                          7.8750             674.31             95
                          7.6250             674.31
RIDLEY PARK   PA 19078    1                  03/26/04           23
0438441974                05                 05/01/04           0.0000
478829                    N                  04/01/34
0

8950485       T24/G01     F                  79,500.00          ZZ
                          360                78,994.29          1
                          7.8750             576.43             100
                          7.6250             576.43
EL PASO       TX 79936    1                  02/17/04           23
0437742810                05                 04/01/04           0.0000
3084114                   O                  03/01/34
0

8956588       W02/G01     F                  137,000.00         ZZ
                          360                135,751.38         1
                          7.5600             963.56             100
                          7.3100             963.56
CHESAPEAKE    VA 23325    2                  11/25/03           23
0437272388                05                 01/01/04           0.0000
1003265972                O                  12/01/33
0

8958965       Q64/G01     F                  57,500.00          ZZ
                          360                57,079.21          1
                          7.0000             382.55             100
                          6.7500             382.55
HOUSTON       TX 77083    1                  03/31/04           23
0437953664                05                 05/01/04           0.0000
2117103765                O                  04/01/34
0

8970187       H58/G01     F                  117,800.00         ZZ
                          360                117,176.45         1
                          7.5000             823.67             95
                          7.2500             823.67
GRANTS PASS   OR 97526    1                  04/16/04           23
0437792732                05                 06/01/04           0.0000
0000224563                N                  05/01/34
0

8971460       T23/G01     F                  88,550.00          ZZ
                          360                88,003.93          1
                          9.5000             744.58             103
                          9.2500             744.58
FAIRBORN      OH 45324    1                  12/15/03           23
0437220338                05                 01/15/04           0.0000
7118                      O                  12/15/33
0

9016577       Q64/G01     F                  50,350.00          ZZ
                          360                50,102.56          1
                          7.8750             365.08             95
                          7.6250             365.08
THOMASVILLE   GA 31792    1                  04/13/04           23
0437929060                05                 06/01/04           0.0000
2101105391                N                  05/01/34
0

9031923       Q64/G01     F                  86,500.00          ZZ
                          360                86,012.66          1
                          7.8750             627.19             100
                          7.6250             627.19
MONTGOMERY    AL 36109    1                  03/19/04           23
0437900640                05                 05/01/04           0.0000
8880626                   O                  04/01/34
0

9057163       E84/G01     F                  172,900.00         ZZ
                          360                172,098.37         1
                          7.3750             1194.18            95
                          7.1250             1194.18
BEND          OR 97701    1                  05/03/04           23
0438318057                03                 07/01/04           0.0000
1101154414                N                  06/01/34
0

9070083       E86/G01     F                  118,600.00         ZZ
                          360                118,017.32         1
                          7.8750             859.93             95
                          7.6250             859.93
MIDDLE RIVER  MD 21220    1                  04/30/04           23
0438578551                03                 06/01/04           0.0000
0000557042                N                  05/01/34
0

9073943       N67/G01     F                  156,750.00         ZZ
                          360                155,860.75         1
                          7.8750             1136.55            95
                          7.6250             1136.55
WASHINGTON    DC 20019    1                  05/26/04           23
0437972151                07                 07/01/04           0.0000
3274018361                N                  06/01/34
0

9102681       E22/G01     F                  61,750.00          ZZ
                          360                61,493.98          1
                          7.0000             410.82             95
                          6.7500             410.82
CHALMETTE     LA 70043    1                  06/11/04           23
0421141417                05                 08/01/04           0.0000
0421141417                N                  07/01/34
0

9106815       T76/G01     F                  95,000.00          ZZ
                          360                94,708.14          1
                          8.5000             730.47             100
                          8.2500             730.47
KISSIMMEE     FL 34743    1                  06/04/04           23
0437968936                09                 08/01/04           0.0000
CMI02959381               O                  07/01/34
0

9109129       588/G01     F                  80,500.00          ZZ
                          360                80,178.67          1
                          8.1250             597.71             106
                          7.8750             597.71
TEMPLE HILLS  MD 20748    1                  05/27/04           23
0438002545                01                 07/01/04           0.0000
00011253126               O                  06/01/34
0

9132247       X53/G01     F                  155,000.00         ZZ
                          360                154,591.97         1
                          9.2500             1275.15            100
                          9.0000             1275.15
JACKSON       MS 39212    1                  06/04/04           23
0438064388                05                 08/01/04           0.0000
06022004                  O                  07/01/34
0

9137565       624/G01     F                  90,050.00          ZZ
                          360                89,711.65          1
                          7.5000             629.64             103
                          7.2500             629.64
WENATCHEE     WA 98801    1                  06/07/04           23
0438046849                05                 08/01/04           0.0000
1000058133                O                  07/01/34
0

9138173       E86/G01     F                  76,000.00          ZZ
                          360                75,692.47          1
                          7.1250             512.03             100
                          6.8750             512.03
LAS VEGAS     NV 89108    1                  06/09/04           23
0438658460                01                 08/01/04           0.0000
0000570193                O                  07/01/34
0

9138233       E84/G01     F                  90,000.00          ZZ
                          360                89,434.89          1
                          6.6250             576.28             100
                          6.3750             576.28
BULLHEAD CITY AZ 86442    1                  04/06/04           23
0438444390                05                 06/01/04           0.0000
133 10135007              O                  05/01/34
0

9142201       G33/G01     F                  107,500.00         ZZ
                          360                107,161.20         1
                          8.3750             817.08             100
                          8.1250             817.08
SAINT LOUIS   MO 63111    1                  06/08/04           23
0438058687                05                 08/01/04           0.0000
403015                    O                  07/01/34
0

9143051       N67/G01     F                  206,000.00         ZZ
                          360                205,379.98         1
                          9.8750             1788.80            103
                          9.6250             1788.80
KING GEORGE   VA 22485    5                  06/14/04           23
0438451916                05                 08/01/04           0.0000
3274018327                O                  07/01/34
0

9146821       W02/G01     F                  126,200.00         ZZ
                          360                125,749.78         1
                          7.7600             904.98             106
                          7.5100             904.98
HAMMOND       IN 46323    5                  06/16/04           23
0438052177                05                 08/01/04           0.0000
0090013454                O                  07/01/34
0

9153243       W02/G01     F                  207,000.00         ZZ
                          360                205,788.91         1
                          6.9900             1375.79            105
                          6.7400             1375.79
KALAMAZOO     MI 49048    2                  05/24/04           23
0438061517                05                 06/28/04           0.0000
0090013287                O                  05/28/34
0

9155163       S43/G01     F                  227,525.00         ZZ
                          360                226,731.77         2
                          7.8750             1649.71            95
                          7.6250             1649.71
KANSAS CITY   MO 64151    1                  06/25/04           23
0438073082                05                 08/01/04           0.0000
181040063100              N                  07/01/34
0

9155453       G52/G01     F                  123,000.00         ZZ
                          360                122,537.87         1
                          7.5000             860.03             104
                          7.2500             860.03
EL CENTRO     CA 92243    1                  06/18/04           23
0438160624                05                 08/01/04           0.0000
8015001170                O                  07/01/34
0

9158919       E84/G01     F                  90,250.00          ZZ
                          360                89,884.84          1
                          7.1250             608.03             95
                          6.8750             608.03
GAUTIER       MS 39553    1                  06/10/04           23
0438458614                05                 08/01/04           0.0000
1101165653                N                  07/01/34
0

9164483       Y29/G01     F                  65,050.00          ZZ
                          360                64,834.35          1
                          8.1250             482.99             95
                          7.8750             482.99
HIGH POINT    NC 27265    1                  06/28/04           23
0438081838                05                 08/01/04           0.0000
F20040306                 N                  07/01/34
0

9168461       Q64/G01     F                  64,000.00          ZZ
                          360                63,759.50          1
                          7.5000             447.50             100
                          7.2500             447.50
FLORENCE      SC 29505    1                  06/22/04           23
0438077281                05                 08/01/04           0.0000
2236002556                O                  07/01/34
0

9171361       X83/G01     F                  160,500.00         ZZ
                          360                159,826.28         1
                          7.8750             1163.74            107
                          7.6250             1163.74
CANTON        OH 44706    5                  06/23/04           23
0438092884                05                 07/28/04           0.0000
8600441                   O                  06/28/34
0

9182381       N67/G01     F                  72,200.00          ZZ
                          360                71,948.49          2
                          7.8750             523.50             107
                          7.6250             523.50
OLEAN         NY 14760    1                  07/13/04           23
0438155186                05                 09/01/04           0.0000
3274QUIGLEYJ06            O                  08/01/34
0

9193652       E86/G01     F                  186,400.00         ZZ
                          360                185,479.61         1
                          9.1250             1516.61            103
                          8.8750             1516.61
BROWNS MILLS  NJ 08015    1                  02/27/04           23
0437742752                05                 04/01/04           0.0000
1000496864                O                  03/01/34
0

9195373       U85/G01     F                  100,000.00         ZZ
                          360                99,667.83          1
                          8.2500             751.27             100
                          8.0000             751.27
MILWAUKEE     WI 53209    1                  07/07/04           23
0438101800                05                 08/07/04           0.0000
0406300050                O                  07/07/34
0

9195521       G52/G01     F                  156,000.00         ZZ
                          360                155,577.11         1
                          8.0000             1144.67            103
                          7.7500             1144.67
ALBUQUERQUE   NM 87111    2                  07/06/04           23
0438291692                05                 09/01/04           0.0000
5605009784                O                  08/01/34
0

9195851       X21/G01     F                  115,550.00         ZZ
                          360                115,093.79         1
                          7.2500             788.26             107
                          7.0000             788.26
SILVER SPRING MD 20903    1                  06/28/04           23
0438391500                01                 08/01/04           0.0000
714726                    O                  07/01/34
0

9215245       E86/G01     F                  214,325.00         ZZ
                          360                213,539.47         1
                          7.6250             1516.98            100
                          7.3750             1516.98
FRESNO        CA 93725    1                  06/29/04           23
0438380875                05                 08/01/04           0.0000
1000592555                O                  07/01/34
0

9215309       W53/G01     F                  170,900.00         ZZ
                          360                170,401.12         1
                          8.7500             1344.48            104
                          8.5000             1344.48
GRAND JUNCTIONCO 81503    5                  06/10/04           23
0438116642                03                 08/01/04           0.0000
1705000132                O                  07/01/34
0

9222203       N67/G01     F                  130,500.00         ZZ
                          360                130,099.13         1
                          7.3750             901.33             94
                          7.1250             901.33
MERRITT ISLANDFL 32952    1                  07/12/04           23
0438131781                05                 09/01/04           0.0000
3252200137                N                  08/01/34
0

9274468       Y72/G01     F                  81,370.00          ZZ
                          360                80,965.77          1
                          8.5000             625.66             103
                          8.2500             625.66
COOS BAY      OR 97420    5                  03/31/04           23
0438514838                05                 05/01/04           0.0000
10209792                  O                  04/01/34
0

9436663       E86/G01     F                  92,000.00          ZZ
                          360                91,821.58          1
                          9.6250             781.99             103
                          9.3750             781.99
CHICKAMAUGA   GA 30707    5                  07/12/04           23
0438461576                05                 09/01/04           0.0000
0000564607                O                  08/01/34
0

9440391       K15/G01     F                  167,800.00         ZZ
                          360                167,429.21         1
                          9.0000             1350.16            103
                          8.7500             1350.16
HAMMOND       WI 54015    5                  07/27/04           23
0438182404                05                 09/01/04           0.0000
016105526440              O                  08/01/34
0

9444673       U42/G01     F                  44,250.00          ZZ
                          360                44,161.89          1
                          9.5000             372.08             103
                          9.2500             372.08
JOSEPHINE     TX 75164    1                  07/26/04           23
0438192213                05                 09/01/04           0.0000
12408096                  O                  08/01/34
0

9445091       642/G01     F                  133,900.00         ZZ
                          360                133,508.62         1
                          7.6250             947.74             100
                          7.3750             947.74
COLORADO SPRINCO 80920    1                  07/28/04           23
0438193310                05                 09/01/04           0.0000
04223504                  O                  08/01/34
0

9450409       H58/G01     F                  135,000.00         ZZ
                          360                134,643.16         1
                          8.1250             1002.37            100
                          7.8750             1002.37
CALIFORNIA CITCA 93505    1                  07/21/04           23
0438205965                05                 09/01/04           0.0000
0000242078                O                  08/01/34
0

9454793       313/G01     F                  162,000.00         ZZ
                          360                161,538.19         1
                          7.7500             1160.59            106
                          7.5000             1160.59
EUGENE        OR 97401    2                  07/23/04           23
0438310252                05                 09/01/04           0.0000
0010308260                O                  08/01/34
0

9466163       H76/G01     F                  231,660.00         ZZ
                          360                231,127.91         1
                          7.3750             1600.02            99
                          7.1250             1600.02
PALMYRA       VA 22963    1                  08/25/04           23
0438286148                03                 10/01/04           0.0000
2004554555                O                  09/01/34
0

9468003       313/G01     F                  55,000.00          ZZ
                          360                54,839.24          2
                          7.6250             389.29             95
                          7.3750             389.29
ROCKFORD      IL 61104    1                  07/28/04           23
0438341638                05                 09/01/04           0.0000
0010320828                N                  08/01/34
0

9472435       Y40/G01     F                  142,000.00         ZZ
                          360                141,788.81         1
                          9.5000             1194.01            100
                          9.2500             1194.01
LAWRENCEVILLE GA 30044    1                  08/13/04           23
0438290975                05                 10/01/04           0.0000
51113670                  O                  09/01/34
0

9478584       R68/G01     F                  199,900.00         ZZ
                          360                199,435.96         1
                          7.3750             1380.66            100
                          7.1250             1380.66
DANIA         FL 33004    1                  08/20/04           23
0438282527                05                 10/01/04           0.0000
20040934                  O                  09/01/34
0

9479297       E86/G01     F                  277,070.00         ZZ
                          360                276,536.33         1
                          8.2500             2081.53            103
                          8.0000             2081.53
BALTIMORE     MD 21237    1                  08/05/04           23
0438490419                09                 10/01/04           0.0000
594946                    O                  09/01/34
0

9482805       X92/G01     F                  203,300.00         ZZ
                          360                202,833.07         1
                          7.3750             1404.14            107
                          7.1250             1404.14
LITHONIA      GA 30058    2                  08/13/04           23
0438296238                05                 10/01/04           0.0000
20408040                  O                  09/01/34
0

9483843       Y40/G01     F                  120,000.00         ZZ
                          360                119,744.28         1
                          7.7500             859.69             100
                          7.5000             859.69
TULARE        CA 93274    1                  08/13/04           23
0438290959                05                 10/01/04           0.0000
51113321                  O                  09/01/34
0

9483919       Q64/G01     F                  70,300.00          ZZ
                          360                69,971.45          2
                          8.1250             521.98             95
                          7.8750             521.98
SAVANNAH      GA 31404    1                  04/29/04           23
0438397655                05                 06/01/04           0.0000
2121101244                N                  05/01/34
0

9484995       U85/G01     F                  49,400.00          ZZ
                          360                49,309.59          1
                          8.5000             379.84             94
                          8.2500             379.84
MILWAUKEE     WI 53215    1                  08/17/04           23
0438250359                05                 10/01/04           0.0000
0407290000                N                  09/01/34
0

9486760       W93/G01     F                  296,400.00         ZZ
                          360                295,735.93         2
                          7.5000             2072.48            95
                          7.2500             2072.48
ARVADA        CO 80002    1                  08/18/04           23
0438346371                05                 10/01/04           0.0000
30545014                  N                  09/01/34
0

9487119       003/G01     F                  52,250.00          ZZ
                          360                52,118.72          1
                          8.3750             397.14             95
                          8.1250             397.14
CARTERSVILLE  GA 30120    1                  07/29/04           23
0438357105                05                 09/01/04           0.0000
0021360508                N                  08/01/34
0

9488060       W93/G01     F                  83,838.00          ZZ
                          360                83,650.17          1
                          7.5000             586.21             105
                          7.2500             586.21
SPOKANE       WA 99205    1                  08/13/04           23
0438369928                05                 10/01/04           0.0000
63538139                  O                  09/01/34
0

9490962       W93/G01     F                  189,000.00         T
                          360                188,597.23         1
                          7.7500             1354.02            100
                          7.5000             1354.02
DENVER        CO 80203    1                  08/20/04           23
0438291122                01                 10/01/04           0.0000
30540030                  O                  09/01/34
0

9493643       E86/G01     F                  136,960.00         ZZ
                          360                136,621.23         1
                          7.0000             911.20             107
                          6.7500             911.20
BALTIMORE     MD 21218    1                  08/12/04           23
0438577173                02                 10/01/04           0.0000
0000619459                O                  09/01/34
0

9493805       Q14/G01     F                  50,000.00          ZZ
                          360                49,896.11          1
                          7.8750             362.53             100
                          7.6250             362.53
KANSAS CITY   MO 64127    1                  08/16/04           23
0438279721                05                 10/01/04           0.0000
047901X                   O                  09/01/34
0

9496474       W93/G01     F                  159,200.00         ZZ
                          360                158,843.33         1
                          7.5000             1113.15            99
                          7.2500             1113.15
PHILOMATH     OR 97370    5                  08/20/04           23
0438333536                05                 10/01/04           0.0000
81510246                  O                  09/01/34
0

9500677       M50/G01     F                  109,250.00         ZZ
                          360                109,021.21         1
                          7.8750             792.14             95
                          7.6250             792.14
DETROIT       MI 48235    1                  08/20/04           23
0438297814                05                 10/01/04           0.0000
2718127                   N                  09/01/34
0

9500911       K15/G01     F                  50,900.00          ZZ
                          360                50,811.51          1
                          8.7500             400.43             103
                          8.5000             400.43
IRONDEQUOIT   NY 14609    1                  08/12/04           23
0438289373                05                 10/01/04           0.0000
027305536311              O                  09/01/34
0

9501039       S27/G01     F                  298,597.00         ZZ
                          360                298,116.93         1
                          9.2500             2456.49            103
                          9.0000             2456.49
BROOKLYN      MD 21225    1                  08/18/04           23
0438282899                05                 10/01/04           0.0000
1130019831                O                  09/01/34
0

9501275       W39/G01     F                  99,500.00          ZZ
                          360                99,313.18          1
                          8.3750             756.27             107
                          8.1250             756.27
LEHIGH ACRES  FL 33936    5                  08/19/04           23
0438282246                05                 10/01/04           0.0000
LA042635                  O                  09/01/34
0

9502944       W93/G01     F                  164,000.00         T
                          360                163,632.55         1
                          7.5000             1146.72            102
                          7.2500             1146.72
ARVADA        CO 80005    1                  08/31/04           23
0438358582                01                 10/01/04           0.0000
78542429                  O                  09/01/34
0

9503511       E22/G01     F                  93,730.00          ZZ
                          360                93,590.60          1
                          9.5000             788.13             103
                          9.2500             788.13
MELROSE       NM 88124    1                  08/25/04           23
0421532094                05                 10/01/04           0.0000
0421532094                O                  09/01/34
0

9503558       967/G01     F                  125,000.00         T
                          360                124,740.22         1
                          7.8750             906.34             100
                          7.6250             906.34
MANTI         UT 84642    1                  08/31/04           23
0438358632                05                 10/01/04           0.0000
10456002                  O                  09/01/34
0

9503699       E22/G01     F                  165,000.00         ZZ
                          360                164,713.12         1
                          8.7500             1298.06            100
                          8.5000             1298.06
PIKE ROAD     AL 36064    5                  08/20/04           23
0421624495                05                 10/01/04           0.0000
0421624495                O                  09/01/34
0

9503984       W93/G01     F                  102,809.00         ZZ
                          360                102,663.40         1
                          7.7500             736.54             106
                          7.5000             736.54
PHOENIX       AZ 85009    1                  09/03/04           23
0438389298                05                 11/01/04           0.0000
35542973                  O                  10/01/34
0

9504513       T29/G01     F                  136,000.00         ZZ
                          360                135,702.82         1
                          7.6250             962.60             100
                          7.3750             962.60
PEORIA        AZ 85381    1                  08/04/04           23
0438296626                05                 10/01/04           0.0000
0001605299                O                  09/01/34
0

9504517       Q14/G01     F                  154,482.00         T
                          360                154,135.90         1
                          7.5000             1080.16            100
                          7.2500             1080.16
TUCSON        AZ 85745    1                  08/25/04           23
0438280737                05                 10/01/04           0.0000
0000421914                O                  09/01/34
0

9504652       W93/G01     F                  138,700.00         ZZ
                          360                138,389.26         1
                          7.5000             969.81             107
                          7.2500             969.81
CHANDLER      AZ 85225    1                  08/26/04           23
0438432239                09                 10/01/04           0.0000
35546604                  O                  09/01/34
0

9504755       H76/G01     F                  65,300.00          ZZ
                          360                65,186.14          1
                          9.0000             525.42             99
                          8.7500             525.42
BLACKSHEAR    GA 31516    5                  08/20/04           23
0438291080                05                 10/01/04           0.0000
2004573322                O                  09/01/34
0

9504805       X83/G01     F                  190,000.00         ZZ
                          360                189,430.65         1
                          7.5000             1328.51            106
                          7.2500             1328.51
HUNTINGTON    IN 46750    5                  08/23/04           23
0438288326                05                 09/27/04           0.0000
8207054                   O                  08/27/34
0

9505119       T29/G01     F                  111,150.00         ZZ
                          360                110,930.39         1
                          8.1250             825.29             95
                          7.8750             825.29
EL MIRAGE     AZ 85335    1                  08/13/04           23
0438291064                03                 10/01/04           0.0000
0001606450                N                  09/01/34
0

9505123       Q01/G01     F                  167,800.00         ZZ
                          360                167,424.07         1
                          7.5000             1173.28            105
                          7.2500             1173.28
OLD HICKORY   TN 37138    5                  08/23/04           23
0438296378                05                 10/01/04           0.0000
K228662                   O                  09/01/34
0

9505692       W93/G01     F                  167,400.00         ZZ
                          360                167,138.03         1
                          7.2500             1141.97            104
                          7.0000             1141.97
EUGENE        OR 97404    1                  09/07/04           23
0438443780                05                 11/01/04           0.0000
37535036                  O                  10/01/34
0

9506799       624/G01     F                  169,950.00         ZZ
                          360                169,549.85         1
                          7.2500             1159.36            103
                          7.0000             1159.36
LEMOORE       CA 93245    1                  08/11/04           23
0438290058                05                 10/01/04           0.0000
1000062432                O                  09/01/34
0

9507031       S21/G01     F                  199,700.00         ZZ
                          360                199,206.05         1
                          7.0000             1328.61            107
                          6.7500             1328.61
EVESHAM TWP   NJ 08053    1                  08/26/04           23
0438285579                09                 10/01/04           0.0000
11400720                  O                  09/01/34
0

9507414       U18/G01     F                  101,650.00         ZZ
                          360                101,516.57         1
                          8.1250             754.75             95
                          7.8750             754.75
BIRMINGHAM    AL 35215    1                  09/23/04           23
0438486003                05                 11/01/04           0.0000
0017712893                N                  10/01/34
0

9511711       H76/G01     F                  94,000.00          ZZ
                          360                93,827.94          1
                          8.5000             722.78             99
                          8.2500             722.78
HOLLY SPRINGS MS 38635    5                  08/26/04           23
0438293581                05                 10/01/04           0.0000
45751160748               O                  09/01/34
0

9511719       Y83/G01     F                  98,440.00          ZZ
                          180                97,570.35          1
                          7.8750             933.66             104
                          7.6250             933.66
FAYETTEVILLE  NC 28301    5                  08/20/04           23
0438291577                05                 10/01/04           0.0000
761152                    O                  09/01/19
0

9511875       U35/G01     F                  84,530.00          ZZ
                          180                83,750.93          1
                          7.3750             777.61             107
                          7.1250             777.61
KINGSPORT     TN 37664    5                  08/26/04           23
0438295545                01                 10/01/04           0.0000
90212752                  O                  09/01/19
0

9511917       G52/G01     F                  113,225.00         ZZ
                          360                112,989.70         1
                          7.8750             820.96             100
                          7.6250             820.96
APPLETON      WI 54915    1                  08/23/04           23
0438297640                05                 10/01/04           0.0000
1320000018                O                  09/01/34
0

9511955       Q64/G01     F                  62,600.00          ZZ
                          360                62,068.92          1
                          7.7500             448.47             95
                          7.5000             448.48
FORT WAYNE    IN 46808    1                  05/12/04           23
0438291270                05                 07/01/04           0.0000
2103100530                N                  06/01/34
0

9513351       Q01/G01     F                  165,850.00         ZZ
                          360                165,478.42         1
                          7.5000             1159.65            107
                          7.2500             1159.65
WILLIAMSBURG  VA 23185    5                  08/25/04           23
0438291452                05                 10/01/04           0.0000
229286                    O                  09/01/34
0

9515885       253/G01     F                  33,915.00          ZZ
                          180                33,595.42          1
                          7.3750             312.00             95
                          7.1250             312.00
GLEN ROSE     TX 76043    1                  08/23/04           14
0438291965                05                 10/01/04           35.0000
361607                    N                  09/01/19
0

9516255       Y21/G01     F                  53,316.00          ZZ
                          360                53,199.49          1
                          7.6250             377.37             97
                          7.3750             377.37
SEDGWICK      KS 67135    5                  08/19/04           23
0438296766                05                 10/01/04           0.0000
204543487                 O                  09/01/34
0

9516275       P01/G01     F                  113,000.00         ZZ
                          360                112,746.85         1
                          7.5000             790.11             106
                          7.2500             790.11
MENANDS       NY 12204    1                  08/17/04           23
0438290835                07                 10/01/04           0.0000
04003859                  O                  09/01/34
0

9516835       N46/G01     F                  83,800.00          ZZ
                          360                83,612.26          1
                          7.5000             585.94             105
                          7.2500             585.94
VALDESE       NC 28690    1                  08/25/04           23
0438289910                05                 10/01/04           0.0000
140028701                 O                  09/01/34
0

9517015       E86/G01     F                  297,800.00         ZZ
                          360                297,165.35         1
                          7.7500             2133.48            106
                          7.5000             2133.48
ORELAND       PA 19075    1                  08/23/04           23
0438291700                05                 10/01/04           0.0000
0000631965                O                  09/01/34
0

9517325       G33/G01     F                  171,000.00         ZZ
                          360                170,559.31         1
                          8.2500             1284.67            100
                          8.0000             1284.67
ST CHARLES    MO 63304    1                  07/22/04           23
0438297020                05                 09/01/04           0.0000
412706                    O                  08/01/34
0

9517381       G33/G01     F                  115,000.00         ZZ
                          360                114,793.75         1
                          8.6250             894.46             100
                          8.3750             894.46
CEDAR HILL    TX 75104    2                  08/06/04           23
0438310369                05                 10/01/04           0.0000
470005                    O                  09/01/34
0

9517385       G33/G01     F                  118,000.00         ZZ
                          360                117,517.38         1
                          7.1250             794.99             100
                          6.8750             794.99
DALLAS        TX 75229    1                  07/16/04           23
0438294548                05                 09/01/04           0.0000
470052                    O                  08/01/34
0

9517511       K15/G01     F                  81,700.00          ZZ
                          180                80,994.10          1
                          8.1250             786.67             107
                          7.8750             786.67
ROBBINS       NC 27325    5                  08/23/04           23
0438294118                05                 10/01/04           0.0000
017105537750              O                  09/01/19
0

9517517       W50/G01     F                  63,500.00          ZZ
                          180                63,374.53          1
                          8.1250             471.49             100
                          7.8750             471.49
WINDOM        MN 56101    1                  08/25/04           23
0438294811                05                 10/01/04           0.0000
MAR101092                 O                  09/01/19
0

9517555       U05/G01     F                  64,200.00          ZZ
                          180                63,621.02          2
                          7.6250             599.71             107
                          7.3750             599.71
SCRANTON      PA 18505    1                  08/27/04           23
0438304651                05                 10/01/04           0.0000
3000654610                O                  09/01/19
0

9517561       R74/G01     F                  169,950.00         ZZ
                          360                168,888.03         1
                          7.9900             1245.85            103
                          7.7400             1245.85
LEVITTOWN     PA 19057    2                  03/19/04           23
0438291072                05                 05/01/04           0.0000
1010032243                O                  04/01/34
0

9517597       P27/G01     F                  187,250.00         ZZ
                          360                186,850.96         1
                          7.7500             1341.48            99
                          7.5000             1341.48
PHOENIX       AZ 85028    5                  08/02/04           23
0438350985                05                 10/01/04           0.0000
2110887545                O                  09/01/34
0

9517599       A50/G01     F                  283,050.00         ZZ
                          360                282,248.35         1
                          8.8750             2252.07            100
                          8.6250             2252.07
PENSACOLA     FL 32526    1                  08/25/04           23
0438299414                03                 10/01/04           0.0000
1180678                   O                  09/01/34
0

9517605       F34/G01     F                  201,500.00         ZZ
                          360                201,037.20         1
                          7.3750             1391.71            103
                          7.1250             1391.71
CALERA        AL 35040    1                  08/26/04           23
0438294878                03                 10/01/04           0.0000
4000406010                O                  09/01/34
0

9517635       Y21/G01     F                  187,750.00         ZZ
                          360                187,336.23         1
                          7.6250             1328.89            105
                          7.3750             1328.89
EDGEWOOD      MD 21040    1                  08/26/04           23
0438299422                05                 10/01/04           0.0000
204559375                 O                  09/01/34
0

9519623       E22/G01     F                  197,000.00         ZZ
                          360                196,575.14         1
                          7.7500             1411.33            105
                          7.5000             1411.33
WESTMINSTER   MD 21158    1                  08/31/04           23
0421683897                09                 10/01/04           0.0000
0421683897                O                  09/01/34
0

9519997       E22/G01     F                  192,610.00         ZZ
                          360                192,283.66         1
                          8.8750             1532.49            103
                          8.6250             1532.49
ORLANDO       FL 32818    1                  08/31/04           23
0421436247                03                 10/01/04           0.0000
0421436247                O                  09/01/34
0

9520235       E22/G01     F                  128,700.00         ZZ
                          360                128,411.67         1
                          7.5000             899.89             100
                          7.2500             899.89
GREENWOOD     NE 68366    1                  08/31/04           23
0421619388                05                 10/01/04           0.0000
0421619388                O                  09/01/34
0

9520327       E22/G01     F                  267,500.00         ZZ
                          360                266,900.70         1
                          7.5000             1870.40            107
                          7.2500             1870.40
PUYALLUP      WA 98374    5                  08/23/04           23
0421564568                05                 10/01/04           0.0000
0421564568                O                  09/01/34
0

9520361       E22/G01     F                  134,400.00         ZZ
                          360                134,189.34         1
                          9.2500             1105.68            100
                          9.0000             1105.68
KANSAS CITY   MO 64155    1                  08/31/04           23
0421585738                03                 10/01/04           0.0000
0421585738                O                  09/01/34
0

9520383       E22/G01     F                  45,600.00          ZZ
                          360                45,516.55          1
                          8.5000             350.62             95
                          8.2500             350.62
ST. LOUIS     MO 63118    1                  08/31/04           23
0421818709                05                 10/01/04           0.0000
0421818709                N                  09/01/34
0

9520745       E22/G01     F                  125,660.00         ZZ
                          360                125,429.99         1
                          8.5000             966.22             103
                          8.2500             966.22
MIDDLETOWN    PA 17057    5                  08/26/04           23
0421642125                05                 10/01/04           0.0000
0421642125                O                  09/01/34
0

9520821       E22/G01     F                  264,000.00         ZZ
                          360                263,437.40         1
                          7.7500             1891.33            100
                          7.5000             1891.33
CORAL SPRINGS FL 33065    5                  08/24/04           23
0421656067                05                 10/01/04           0.0000
0421656067                O                  09/01/34
0

9522447       588/G01     F                  120,200.00         ZZ
                          360                119,851.19         1
                          7.6250             850.77             107
                          7.3750             850.77
CITY OF ALLENTPA 18103    1                  08/16/04           23
0438431736                07                 10/01/04           0.0000
1130920                   O                  09/01/34
0

9522473       U85/G01     F                  218,360.00         ZZ
                          360                217,906.22         1
                          7.8750             1583.26            100
                          7.6250             1583.26
BROOKFIELD    WI 53005    1                  08/31/04           23
0438295347                05                 10/01/04           0.0000
TQS472                    O                  09/01/34
0

9522561       588/G01     F                  268,000.00         ZZ
                          360                267,346.38         1
                          7.1250             1805.57            105
                          6.8750             1805.57
SCHUYLKILL TOWPA 19460    1                  08/25/04           23
0438539785                05                 10/01/04           0.0000
1127670                   O                  09/01/34
0

9522593       W35/G01     F                  121,900.00         ZZ
                          360                121,646.67         1
                          7.8750             883.86             107
                          7.6250             883.86
MARKLEVILLE   IN 46056    5                  08/25/04           23
0438293078                05                 10/01/04           0.0000
35727                     O                  09/01/34
0

9525073       X91/G01     F                  262,150.00         ZZ
                          360                261,485.49         1
                          6.8750             1722.14            107
                          6.6250             1722.14
MILILANI      HI 96789    1                  08/19/04           23
0438295552                01                 10/01/04           0.0000
815501                    O                  09/01/34
0

9526627       588/G01     F                  133,500.00         ZZ
                          360                133,192.72         1
                          7.3750             922.05             106
                          7.1250             922.05
BELTSVILLE    MD 20705    1                  08/19/04           23
0438294431                01                 10/01/04           0.0000
1130293                   O                  09/01/34
0

9527285       H78/G01     F                  127,700.00         ZZ
                          360                127,366.94         1
                          7.1250             860.34             102
                          6.8750             860.34
CHAPEL HILL   TN 37034    5                  08/24/04           23
0438298549                05                 10/01/04           0.0000
139608501                 O                  09/01/34
0

9527327       K15/G01     F                  133,700.00         ZZ
                          360                133,455.28         1
                          8.5000             1028.04            107
                          8.2500             1028.04
COLORADO SPRINCO 80910    5                  08/26/04           23
0438293987                01                 10/01/04           0.0000
021805528916              O                  09/01/34
0

9527395       Y83/G01     F                  100,940.00         ZZ
                          360                100,797.54         1
                          9.7500             867.24             103
                          9.5000             867.24
NIXA          MO 65714    5                  08/26/04           23
0438291684                05                 10/01/04           0.0000
758223                    O                  09/01/34
0

9527829       E22/G01     F                  119,000.00         T
                          360                118,705.67         1
                          7.0000             791.71             104
                          6.7500             791.71
MILTON        FL 32583    1                  09/01/04           23
0421700220                05                 10/01/04           0.0000
0421700220                O                  09/01/34
0

9527959       E22/G01     F                  159,000.00         ZZ
                          360                158,643.78         1
                          7.5000             1111.75            104
                          7.2500             1111.75
MEMPHIS       TN 38111    1                  08/31/04           23
0421835554                05                 10/01/04           0.0000
0421835554                O                  09/01/34
0

9527977       E22/G01     F                  187,000.00         ZZ
                          360                186,537.45         1
                          7.0000             1244.12            100
                          6.7500             1244.12
MYRTLE CREEK  OR 97457    1                  08/27/04           23
0421843681                05                 10/01/04           0.0000
0421843681                O                  09/01/34
0

9528263       E22/G01     F                  125,000.00         ZZ
                          360                124,733.60         1
                          7.7500             895.52             100
                          7.5000             895.52
THE COLONY    TX 75056    1                  09/01/04           23
0421621616                05                 10/01/04           0.0000
0421621616                O                  09/01/34
0

9528517       E22/G01     F                  53,500.00          ZZ
                          360                53,394.28          1
                          8.1250             397.24             107
                          7.8750             397.24
COLDSPRING    TX 77331    1                  09/01/04           23
0421764499                03                 10/01/04           0.0000
0421764499                O                  09/01/34
0

9528593       E22/G01     F                  47,500.00          ZZ
                          360                47,403.74          1
                          8.0000             348.54             95
                          7.7500             348.54
DALLAS        TX 75216    1                  09/01/04           23
0421813452                05                 10/01/04           0.0000
0421813452                N                  09/01/34
0

9530773       K15/G01     F                  107,000.00         ZZ
                          360                106,793.89         1
                          8.2500             803.86             103
                          8.0000             803.86
CLOQUET       MN 55720    5                  08/24/04           23
0438298713                05                 10/01/04           0.0000
013105539011              O                  09/01/34
0

9530889       313/G01     F                  118,400.00         ZZ
                          360                118,209.50         1
                          9.1250             963.35             103
                          8.8750             963.35
WAYAUWEGA     WI 54963    5                  08/19/04           23
0438305047                05                 10/01/04           0.0000
10340008                  O                  09/01/34
0

9531047       K15/G01     F                  69,000.00          ZZ
                          180                68,357.12          1
                          7.2500             629.88             103
                          7.0000             629.88
BECKEMEYER    IL 62219    5                  08/26/04           23
0438300691                05                 10/01/04           0.0000
014905528269              O                  09/01/19
0

9531359       U05/G01     F                  71,690.00          ZZ
                          360                71,537.21          1
                          7.7500             513.60             107
                          7.5000             513.60
LANCASTER     PA 17603    1                  08/27/04           23
0438293110                07                 10/01/04           0.0000
3000652689                O                  09/01/34
0

9531361       N67/G01     F                  101,150.00         ZZ
                          360                100,955.16         1
                          8.2500             759.91             95
                          8.0000             759.91
WARREN        MI 48091    1                  08/26/04           23
0438312258                05                 10/01/04           0.0000
3262010429                N                  09/01/34
0

9531397       N67/G01     F                  101,200.00         ZZ
                          360                100,968.88         1
                          7.5000             707.61             105
                          7.2500             707.61
CALUMET CITY  IL 60409    1                  08/20/04           23
0438292880                05                 10/01/04           0.0000
3262010388                O                  09/01/34
0

9532175       F34/G01     F                  133,150.00         ZZ
                          360                132,844.20         1
                          7.3750             919.63             95
                          7.1250             919.63
CEDAR PARK    TX 78613    1                  08/24/04           23
0438334351                03                 10/01/04           0.0000
4900407005                N                  09/01/34
0

9532537       Y28/G01     F                  151,137.00         ZZ
                          360                150,789.85         1
                          7.3750             1043.87            107
                          7.1250             1043.87
WARREN        OH 44484    1                  08/11/04           23
0438304883                05                 10/01/04           0.0000
04008843                  O                  09/01/34
0

9532647       T23/G01     F                  92,750.00          ZZ
                          360                92,552.35          1
                          7.7500             664.47             100
                          7.5000             664.47
DAYTON        OH 45406    1                  08/26/04           23
0438304602                05                 10/01/04           0.0000
7834                      O                  09/01/34
0

9532649       B43/G01     F                  427,350.00         ZZ
                          360                426,368.45         1
                          7.3750             2951.60            105
                          7.1250             2951.60
ARCADIA       CA 91006    1                  08/05/04           23
0438298606                01                 10/01/04           0.0000
49411                     O                  09/01/34
0

9533373       588/G01     F                  230,800.00         ZZ
                          360                230,232.57         1
                          7.6250             1633.59            105
                          7.3750             1633.59
UPPER MORELANDPA 19090    1                  08/30/04           23
0438304396                05                 10/01/04           0.0000
1129139                   O                  09/01/34
0

9534753       U35/G01     F                  37,345.00          ZZ
                          360                37,246.62          1
                          7.5000             261.12             100
                          7.2500             261.12
KEWANEE       IL 61443    1                  08/31/04           23
0438298390                05                 10/01/04           0.0000
10705                     O                  09/01/34
0

9534757       W49/G01     F                  185,150.00         ZZ
                          360                184,745.42         1
                          7.6250             1310.48            95
                          7.3750             1310.48
GILBERT       AZ 85234    1                  08/31/04           23
0438297053                03                 10/01/04           0.0000
2004084601                N                  09/01/34
0

9534804       U18/G01     F                  51,000.00          ZZ
                          360                50,972.09          1
                          8.9900             409.99             100
                          8.7400             409.99
BUNKIE        LA 71322    1                  10/18/04           23
0438588162                05                 12/01/04           0.0000
0017998057                O                  11/01/34
0

9534951       W02/G01     F                  86,520.00          ZZ
                          360                86,361.65          1
                          8.5000             665.26             103
                          8.2500             665.26
GLEN ROCK     PA 17327    5                  08/25/04           23
0438403669                05                 10/01/04           0.0000
0090020385                O                  09/01/34
0

9535005       E22/G01     F                  101,250.00         ZZ
                          360                100,829.66         1
                          7.5000             707.95             105
                          7.2500             707.95
ST. CHARLES   MO 63301    1                  09/02/04           23
0421424334                05                 10/01/04           0.0000
0421424334                O                  09/01/34
0

9535081       E22/G01     F                  153,470.00         ZZ
                          360                153,108.64         1
                          7.2500             1046.94            103
                          7.0000             1046.94
CHESAPEAKE    VA 23325    1                  09/02/04           23
0421653221                05                 10/01/04           0.0000
0421653221                O                  09/01/34
0

9535111       E22/G01     F                  51,300.00          ZZ
                          360                51,208.47          1
                          8.6250             399.01             95
                          8.3750             399.01
MIDWEST CITY  OK 73130    1                  09/02/04           23
0421692658                05                 10/01/04           0.0000
0421692658                N                  09/01/34
0

9535483       Y68/G01     F                  220,000.00         ZZ
                          360                219,469.07         2
                          7.1250             1482.18            100
                          6.8750             1482.18
ST PAUL       MN 55106    1                  08/24/04           23
0438292351                05                 10/01/04           0.0000
1934298                   O                  09/01/34
0

9537233       J95/G01     F                  63,100.00          ZZ
                          360                62,962.12          1
                          7.6250             446.62             106
                          7.3750             446.62
ERWIN         TN 37650    1                  08/25/04           23
0438296592                05                 10/01/04           0.0000
0049733389                O                  09/01/34
0

9537435       E86/G01     F                  180,000.00         ZZ
                          360                179,499.63         1
                          7.8750             1305.12            100
                          7.6250             1305.12
LAS VEGAS     NV 89119    1                  07/16/04           23
0438344988                05                 09/01/04           0.0000
0000613073                O                  08/01/34
0

9537441       950/G01     F                  349,000.00         ZZ
                          360                348,134.16         1
                          7.6250             2470.20            103
                          7.3750             2470.20
EATONVILLE    WA 98328    1                  08/30/04           23
0438334278                03                 10/01/04           0.0000
E247411                   O                  09/01/34
0

9537517       B76/G01     F                  306,940.00         ZZ
                          360                303,100.06         1
                          8.3750             2332.97            103
                          8.1250             2332.97
RICHMOND      MI 48062    1                  09/01/04           23
0438377541                05                 10/01/04           0.0000
5000179                   O                  09/01/34
0

9537527       N74/G01     F                  74,900.00          ZZ
                          360                74,702.02          1
                          8.1250             556.13             107
                          7.8750             556.13
DANVILLE      VA 24540    1                  08/27/04           23
0438301129                05                 09/27/04           0.0000
0035139010                O                  08/27/34
0

9537675       624/G01     F                  238,960.00         ZZ
                          360                238,397.38         1
                          7.2500             1630.13            103
                          7.0000             1630.13
VISALIA       CA 93277    1                  08/19/04           23
0438309866                05                 10/01/04           0.0000
1000063168                O                  09/01/34
0

9537736       Y83/G01     F                  96,300.00          ZZ
                          360                96,230.30          1
                          7.6250             681.61             107
                          7.3750             681.61
HARRISONVILLE MO 64701    2                  10/29/04           23
0438577694                05                 12/01/04           0.0000
764129                    O                  11/01/34
0

9537801       Y21/G01     F                  136,990.00         ZZ
                          360                136,775.28         1
                          9.2500             1126.99            103
                          9.0000             1126.99
JACKSONVILLE  FL 32257    1                  08/27/04           23
0438361875                03                 10/01/04           0.0000
204567866                 O                  09/01/34
0

9537841       Y21/G01     F                  160,500.00         ZZ
                          360                160,157.93         1
                          7.7500             1149.85            107
                          7.5000             1149.85
FORT WALTON BEFL 32547    5                  08/24/04           23
0438318818                05                 10/01/04           0.0000
204569613                 O                  09/01/34
0

9537879       S21/G01     F                  107,000.00         ZZ
                          360                106,760.27         1
                          7.5000             748.16             107
                          7.2500             748.16
PHILADELPHIA  PA 19149    1                  08/30/04           23
0438380792                07                 10/01/04           0.0000
16200177                  O                  09/01/34
0

9537887       K15/G01     F                  160,400.00         ZZ
                          360                160,040.65         1
                          7.5000             1121.54            107
                          7.2500             1121.54
STAUNTON      VA 24401    5                  08/26/04           23
0438305385                05                 10/01/04           0.0000
007905539648              O                  09/01/34
0

9538085       E22/G01     F                  139,200.00         ZZ
                          360                138,931.89         1
                          8.2500             1045.76            100
                          8.0000             1045.76
KATY          TX 77449    1                  08/24/04           23
0421090804                03                 10/01/04           0.0000
0421090804                O                  09/01/34
0

9538091       E22/G01     F                  179,000.00         ZZ
                          360                178,299.26         1
                          7.1250             1205.96            103
                          6.8750             1205.96
COLORADO SPRINCO 80918    1                  09/03/04           23
0421205543                05                 10/01/04           0.0000
0421205543                O                  09/01/34
0

9538093       E22/G01     F                  66,950.00          ZZ
                          360                66,847.77          1
                          9.3750             556.86             103
                          9.1250             556.86
ANDERSON      SC 29626    1                  09/03/04           23
0421208422                05                 10/01/04           0.0000
0421208422                O                  09/01/34
0

9538181       E22/G01     F                  93,500.00          ZZ
                          360                93,364.21          1
                          7.6250             661.79             107
                          7.3750             661.79
VIRGINIA BEACHVA 23462    1                  09/03/04           23
0421537317                05                 11/01/04           0.0000
0421537317                O                  10/01/34
0

9538247       Y68/G01     F                  92,400.00          ZZ
                          360                92,203.10          1
                          7.7500             661.96             105
                          7.5000             661.96
HANFORD       CA 93230    1                  08/23/04           23
0438295651                05                 10/01/04           0.0000
1934827                   O                  09/01/34
0

9538261       E22/G01     F                  104,500.00         ZZ
                          360                104,271.67         2
                          7.6250             739.64             95
                          7.3750             739.64
ADAIRSVILLE   GA 30103    1                  09/03/04           23
0421605510                05                 10/01/04           0.0000
0421605510                N                  09/01/34
0

9538419       E22/G01     F                  31,350.00          ZZ
                          360                31,289.62          2
                          8.2500             235.52             95
                          8.0000             235.52
BROWNWOOD     TX 76801    1                  09/03/04           23
0421722521                05                 10/01/04           0.0000
0421722521                N                  09/01/34
0

9538509       E22/G01     F                  88,350.00          ZZ
                          360                88,236.95          2
                          8.2500             663.74             95
                          8.0000             663.74
WESTLAND      MI 48185    1                  09/03/04           23
0421789389                05                 11/01/04           0.0000
0421789389                N                  10/01/34
0

9538553       E22/G01     F                  97,850.00          ZZ
                          360                97,614.46          1
                          7.5000             684.18             103
                          7.2500             684.18
YUKON         OK 73099    1                  09/03/04           23
0421820135                05                 10/01/04           0.0000
0421820135                O                  09/01/34
0

9539081       M50/G01     F                  123,050.00         ZZ
                          360                122,813.00         1
                          8.2500             924.43             107
                          8.0000             924.43
OLD FORGE     PA 18518    5                  08/30/04           23
0438299380                05                 10/01/04           0.0000
3618159                   O                  09/01/34
0

9539093       M50/G01     F                  100,000.00         ZZ
                          360                99,861.91          1
                          7.8750             725.07             100
                          7.6250             725.07
YALE          MI 48097    1                  09/03/04           23
0438345308                05                 11/01/04           0.0000
2718595                   O                  10/01/34
0

9539119       T23/G01     F                  26,750.00          ZZ
                          360                26,700.73          1
                          8.5000             205.68             107
                          8.2500             205.68
ELSMERE       KY 41018    1                  09/03/04           23
0438344079                05                 10/03/04           0.0000
7873                      O                  09/03/34
0

9539205       G52/G01     F                  109,250.00         ZZ
                          360                109,039.55         1
                          8.2500             820.76             95
                          8.0000             820.76
MESA          AZ 85204    1                  08/30/04           23
0438452815                05                 10/01/04           0.0000
5430000223                N                  09/01/34
0

9539207       K60/G01     F                  87,550.00          ZZ
                          360                86,922.56          1
                          8.2500             657.73             103
                          8.0000             657.73
RIO RANCHO    NM 87144    1                  08/30/04           23
0438315780                03                 10/01/04           0.0000
0001091992                O                  09/01/34
0

9539533       U35/G01     F                  90,250.00          ZZ
                          360                90,052.80          1
                          7.6250             638.78             95
                          7.3750             638.78
FRESNO        CA 93701    1                  08/20/04           23
0438300378                05                 10/01/04           0.0000
10577                     N                  09/01/34
0

9539735       K15/G01     F                  165,800.00         ZZ
                          360                165,570.20         1
                          7.8750             1202.17            103
                          7.6250             1202.17
KNOXVILLE     TN 37918    5                  08/31/04           23
0438310666                05                 11/01/04           0.0000
031605524190              O                  10/01/34
0

9539739       S21/G01     F                  104,940.00         ZZ
                          360                104,815.65         1
                          8.6250             816.21             99
                          8.3750             816.21
EASLEY        SC 29642    5                  09/01/04           23
0438304594                05                 11/01/04           0.0000
15300377                  O                  10/01/34
0

9540233       E22/G01     F                  55,000.00          ZZ
                          360                54,801.70          1
                          8.2500             413.20             100
                          8.0000             413.20
FLORENCE      AL 35633    1                  09/07/04           23
0421766627                05                 10/01/04           0.0000
0421766627                O                  09/01/34
0

9540359       E22/G01     F                  50,000.00          ZZ
                          360                49,923.68          1
                          9.3750             415.87             100
                          9.1250             415.87
GADSDEN       AL 35903    1                  09/07/04           23
0421781220                05                 10/01/04           0.0000
0421781220                O                  09/01/34
0

9540447       E22/G01     F                  144,200.00         ZZ
                          360                143,667.58         1
                          7.3750             995.95             103
                          7.1250             995.95
LAFAYETTE     LA 70506    1                  09/07/04           23
0421838772                05                 10/01/04           0.0000
0421838772                O                  09/01/34
0

9541797       U05/G01     F                  90,250.00          ZZ
                          360                90,039.91          1
                          7.7500             646.56             95
                          7.5000             646.56
PLANO         TX 75094    1                  08/27/04           23
0438328866                05                 10/01/04           0.0000
3000656803                N                  09/01/34
0

9541839       U05/G01     F                  148,700.00         ZZ
                          360                148,366.87         1
                          7.5000             1039.73            107
                          7.2500             1039.73
CLARKS SUMMIT PA 18411    1                  08/30/04           23
0438339673                05                 10/01/04           0.0000
3000653301                O                  09/01/34
0

9541905       U05/G01     F                  132,700.00         ZZ
                          360                132,492.33         1
                          7.2500             905.25             106
                          7.0000             905.25
GLEN ROSE     TX 76043    1                  09/01/04           23
0438337842                05                 11/01/04           0.0000
3000626344                O                  10/01/34
0

9542313       Y21/G01     F                  134,820.00         ZZ
                          360                134,532.68         1
                          7.7500             965.87             107
                          7.5000             965.87
STONEVILLE    NC 27048    2                  08/23/04           23
0438319477                05                 10/01/04           0.0000
204533341                 O                  09/01/34
0

9542473       W02/G01     F                  103,000.00         ZZ
                          360                102,811.48         1
                          8.5000             791.98             103
                          8.2500             791.98
PENSACOLA     FL 32526    5                  08/26/04           23
0438338626                05                 10/01/04           0.0000
0090024754                O                  09/01/34
0

9542529       P01/G01     F                  142,310.00         ZZ
                          360                142,021.63         1
                          8.0000             1044.22            107
                          7.7500             1044.22
CROPSEYVILLE  NY 12052    1                  08/30/04           23
0438311318                05                 10/01/04           0.0000
04003155                  O                  09/01/34
0

9542685       N67/G01     F                  406,150.00         ZZ
                          360                405,327.00         1
                          8.0000             2980.18            103
                          7.7500             2980.18
PEMBROKE PINESFL 33029    1                  08/31/04           23
0438353195                03                 10/01/04           0.0000
3252008045                O                  09/01/34
0

9542963       W02/G01     F                  149,350.00         ZZ
                          360                148,965.88         1
                          8.2600             1123.07            103
                          8.0100             1123.07
KISSIMMEE     FL 34758    2                  07/16/04           23
0438318529                03                 09/01/04           0.0000
1004291380                O                  08/01/34
0

9543309       W02/G01     F                  75,840.00          ZZ
                          360                75,656.97          1
                          7.1250             510.95             107
                          6.8750             510.95
HIGGINSVILLE  MO 64037    5                  08/27/04           23
0438341158                05                 10/01/04           0.0000
1004481262                O                  09/01/34
0

9543435       N67/G01     F                  234,300.00         ZZ
                          360                233,775.08         1
                          7.5000             1638.26            107
                          7.2500             1638.26
FLEETWOOD     PA 19522    1                  08/27/04           23
0438336919                05                 10/01/04           0.0000
3262010453                O                  09/01/34
0

9544961       E22/G01     F                  109,100.00         ZZ
                          360                108,929.28         2
                          7.2500             744.25             107
                          7.0000             744.25
NEWPORT       NH 03773    1                  09/08/04           23
0421472887                05                 11/01/04           0.0000
0421472887                O                  10/01/34
0

9545069       E22/G01     F                  128,750.00         ZZ
                          360                128,612.46         1
                          9.1250             1047.55            103
                          8.8750             1047.55
METAIRIE      LA 70003    1                  09/08/04           23
0421850983                05                 11/01/04           0.0000
0421850983                O                  10/01/34
0

9545184       U09/G01     F                  215,045.00         ZZ
                          360                215,045.00         1
                          8.5000             1653.51            103
                          8.2500             1653.51
FLINT         MI 48503    1                  11/05/04           23
0438639858                05                 01/01/05           0.0000
2401457                   O                  12/01/34
0

9545193       E22/G01     F                  133,750.00         ZZ
                          360                133,468.57         1
                          8.2500             1004.82            107
                          8.0000             1004.82
CHESTER       VA 23836    1                  08/13/04           23
0421401829                05                 10/01/04           0.0000
0421401829                O                  09/01/34
0

9545277       E22/G01     F                  102,600.00         ZZ
                          360                102,454.70         2
                          7.7500             735.04             95
                          7.5000             735.04
KENNER        LA 70065    1                  09/07/04           23
0421798562                05                 11/01/04           0.0000
0421798562                N                  10/01/34
0

9545295       E22/G01     F                  158,000.00         ZZ
                          360                157,752.74         1
                          7.2500             1077.84            100
                          7.0000             1077.84
MIAMI         FL 33143    1                  09/08/04           23
0421811498                01                 11/01/04           0.0000
0421811498                O                  10/01/34
0

9547726       Y83/G01     F                  77,000.00          ZZ
                          360                77,000.00          1
                          7.6250             545.01             107
                          7.3750             545.01
HUTCHINSON    KS 67501    2                  11/12/04           23
0438656910                05                 01/01/05           0.0000
767454                    O                  12/01/34
0

9549033       H49/G01     F                  53,550.00          ZZ
                          360                53,459.26          1
                          8.8750             426.07             103
                          8.6250             426.07
SPRINGFIELD   GA 31329    5                  08/27/04           23
0438358079                05                 10/01/04           0.0000
592152                    O                  09/01/34
0

9549035       U05/G01     F                  41,700.00          ZZ
                          360                41,640.95          1
                          7.7500             298.74             107
                          7.5000             298.74
BURKBURNETT   TX 76354    1                  09/01/04           23
0438347726                05                 11/01/04           0.0000
3000655881                O                  10/01/34
0

9549087       313/G01     F                  63,860.00          ZZ
                          360                63,700.89          1
                          7.0000             424.87             103
                          6.7500             424.87
BARTLESVILLE  OK 74006    1                  08/31/04           23
0438333494                05                 10/01/04           0.0000
0010342400                O                  09/01/34
0

9549093       W02/G01     F                  119,800.00         ZZ
                          360                119,617.60         1
                          8.0000             879.05             107
                          7.7500             879.05
VALPARAISO    IN 46385    5                  09/03/04           23
0438319352                05                 11/01/04           0.0000
0090026801                O                  10/01/34
0

9549233       253/G01     F                  209,090.00         ZZ
                          360                208,609.73         1
                          7.3750             1444.14            103
                          7.1250             1444.14
FRESNO        CA 93725    1                  08/25/04           23
0438368623                05                 10/01/04           0.0000
358318                    O                  09/01/34
0

9549357       Y83/G01     F                  142,848.00         ZZ
                          360                142,585.28         1
                          8.5000             1098.38            103
                          8.2500             1098.38
CHICAGO       IL 60628    5                  08/26/04           23
0438339780                05                 10/01/04           0.0000
758768                    O                  09/01/34
0

9549509       Y83/G01     F                  414,170.00         ZZ
                          360                413,351.70         1
                          8.1250             3075.21            103
                          7.8750             3075.20
GAINESVILLE   VA 20155    1                  09/01/04           23
0438339715                05                 10/01/04           0.0000
760056                    O                  09/01/34
0

9549711       N67/G01     F                  128,750.00         ZZ
                          360                128,510.72         1
                          9.2500             1059.19            103
                          9.0000             1059.19
EDGEWOOD      MD 21040    1                  08/30/04           23
0438392292                09                 10/01/04           0.0000
3274020912                O                  09/01/34
0

9550161       E22/G01     F                  66,000.00          ZZ
                          360                65,908.86          1
                          7.8750             478.55             106
                          7.6250             478.55
CONNEAUT      OH 44030    1                  09/09/04           23
0421721945                05                 11/01/04           0.0000
0421721945                O                  10/01/34
0

9550209       E22/G01     F                  193,034.00         ZZ
                          360                192,662.18         2
                          8.2500             1450.20            103
                          8.0000             1450.20
NORTH POLE    AK 99705    1                  08/30/04           23
0421790346                05                 10/01/04           0.0000
0421790346                O                  09/01/34
0

9550513       E22/G01     F                  81,370.00          ZZ
                          360                81,274.39          1
                          8.7500             640.14             103
                          8.5000             640.14
LAWTON        OK 73505    2                  09/03/04           23
0421205246                05                 11/01/04           0.0000
0421205246                O                  10/01/34
0

9550573       E22/G01     F                  181,900.00         ZZ
                          360                181,615.34         1
                          7.2500             1240.88            107
                          7.0000             1240.88
KENNEWICK     WA 99338    5                  09/02/04           23
0421706151                05                 11/01/04           0.0000
0421706151                O                  10/01/34
0

9552209       J95/G01     F                  86,520.00          ZZ
                          360                86,210.69          1
                          7.7500             619.84             103
                          7.5000             619.84
FORT WAYNE    IN 46807    1                  06/30/04           23
0438447831                05                 08/01/04           0.0000
0049570310                O                  07/01/34
0

9552565       Y21/G01     F                  118,750.00         ZZ
                          360                118,503.22         2
                          7.8750             861.02             95
                          7.6250             861.02
PUTNAM        CT 06260    1                  09/03/04           23
0438404170                05                 10/01/04           0.0000
204559006                 N                  09/01/34
0

9552597       P01/G01     F                  173,800.00         ZZ
                          360                173,547.58         1
                          7.6250             1230.16            106
                          7.3750             1230.16
COHOES        NY 12047    1                  09/07/04           23
0438325706                05                 11/01/04           0.0000
04003967                  O                  10/01/34
0

9552599       U05/G01     F                  58,800.00          ZZ
                          360                58,132.25          1
                          8.2500             441.74             95
                          8.0000             441.74
SEBRING       FL 33875    1                  08/30/04           23
0438352031                05                 10/01/04           0.0000
3000651252                N                  09/01/34
0

9552651       U05/G01     F                  88,350.00          ZZ
                          360                88,147.08          1
                          7.3750             610.21             95
                          7.1250             610.21
PEARLAND      TX 77584    1                  08/27/04           23
0438347932                03                 10/01/04           0.0000
3000658706                N                  09/01/34
0

9552721       U35/G01     F                  131,737.00         ZZ
                          360                131,576.83         1
                          8.5000             1012.94            103
                          8.2500             1012.94
BERLIN        WI 54923    1                  09/10/04           23
0438334419                05                 11/01/04           0.0000
90206125                  O                  10/01/34
0

9552817       940/G01     F                  345,000.00         ZZ
                          360                344,233.65         1
                          7.1250             2324.33            105
                          6.8750             2324.33
LAKE ARROWHEADCA 92352    1                  09/03/04           23
0438372807                05                 11/01/04           0.0000
40041079                  O                  10/01/34
0

9552839       J95/G01     F                  176,370.00         ZZ
                          360                175,994.13         1
                          7.7500             1263.54            107
                          7.5000             1263.54
MIDLOTHIAN    VA 23113    1                  08/25/04           23
0438315806                03                 10/01/04           0.0000
50170174                  O                  09/01/34
0

9553559       W78/G01     F                  123,000.00         ZZ
                          360                122,717.49         1
                          7.3750             849.53             105
                          7.1250             849.53
ROANOKE       AL 36274    1                  08/13/04           23
0438395394                05                 10/01/04           0.0000
0042065638                O                  09/01/34
0

9553979       N67/G01     F                  175,100.00         ZZ
                          360                174,735.49         1
                          7.8750             1269.60            103
                          7.6250             1269.60
RICHMOND      VA 23238    1                  08/24/04           23
0438353419                05                 10/01/04           0.0000
3274020829                O                  09/01/34
0

9556131       E22/G01     F                  203,300.00         ZZ
                          360                202,997.31         1
                          7.5000             1421.50            107
                          7.2500             1421.50
ELGIN         IL 60120    1                  09/10/04           23
0421421553                05                 11/01/04           0.0000
0421421553                O                  10/01/34
0

9556211       E22/G01     F                  126,000.00         ZZ
                          360                125,509.51         1
                          7.5000             881.01             100
                          7.2500             881.01
GOOSE CREEK   SC 29445    1                  09/10/04           23
0421688482                05                 11/01/04           0.0000
0421688482                O                  10/01/34
0

9556243       E22/G01     F                  51,360.00          ZZ
                          360                51,283.52          1
                          7.5000             359.12             107
                          7.2500             359.12
WEATHERLY     PA 18255    1                  09/10/04           23
0421730318                05                 11/01/04           0.0000
0421730318                O                  10/01/34
0

9556321       E22/G01     F                  92,299.00          ZZ
                          360                92,183.86          1
                          8.3750             701.54             95
                          8.1250             701.54
KANSAS CITY   MO 64118    1                  09/09/04           23
0421827239                05                 11/01/04           0.0000
0421827239                N                  10/01/34
0

9556345       E22/G01     F                  206,000.00         ZZ
                          360                205,685.54         1
                          7.3750             1422.79            103
                          7.1250             1422.79
VERADALE      WA 99037    1                  09/07/04           23
0421853458                05                 11/01/04           0.0000
0421853458                O                  10/01/34
0

9556429       E22/G01     F                  166,920.00         ZZ
                          360                166,645.56         1
                          7.0000             1110.52            107
                          6.7500             1110.52
MIAMI         FL 33176    1                  09/10/04           23
0421929977                05                 11/01/04           0.0000
0421929977                O                  10/01/34
0

9557947       F34/G01     F                  133,450.00         ZZ
                          360                133,261.02         2
                          7.7500             956.05             95
                          7.5000             956.05
LEBANON       MO 65536    1                  09/02/04           23
0438404311                05                 11/01/04           0.0000
4900406578                N                  10/01/34
0

9557995       F34/G01     F                  117,000.00         ZZ
                          360                116,724.52         1
                          7.2500             798.15             95
                          7.0000             798.15
MONROE        GA 30656    1                  08/26/04           23
0438532582                05                 10/01/04           0.0000
4900408154                N                  09/01/34
0

9558033       X21/G01     F                  353,100.00         ZZ
                          360                352,268.62         1
                          7.2500             2408.77            107
                          7.0000             2408.77
MT. RAINIER   MD 20712    1                  08/30/04           23
0438361438                05                 10/01/04           0.0000
715969                    O                  09/01/34
0

9558077       M07/G01     F                  120,000.00         ZZ
                          360                119,787.68         1
                          6.6250             768.37             100
                          6.3750             768.37
COLTON        CA 92503    1                  09/10/04           23
0438380438                01                 11/01/04           0.0000
02406215                  O                  10/01/34
0

9558079       642/G01     F                  118,155.00         ZZ
                          360                117,983.43         2
                          7.6250             836.29             102
                          7.3750             836.29
ALBANY        NY 12203    1                  09/03/04           23
0438341703                05                 11/01/04           0.0000
07146104                  O                  10/01/34
0

9558525       E22/G01     F                  94,900.00          ZZ
                          360                94,790.40          1
                          8.7500             746.58             100
                          8.5000             746.58
TAMPA         FL 33602    1                  09/13/04           23
0421663980                05                 11/01/04           0.0000
0421663980                O                  10/01/34
0

9558557       E22/G01     F                  169,950.00         ZZ
                          360                169,738.00         1
                          8.3750             1291.74            103
                          8.1250             1291.74
GOOSE CREEK   SC 29445    5                  09/08/04           23
0421716994                05                 11/01/04           0.0000
0421716994                O                  10/01/34
0

9558567       E22/G01     F                  75,000.00          ZZ
                          360                74,915.61          1
                          8.8750             596.73             100
                          8.6250             596.73
KAPLAN        LA 70548    1                  09/13/04           23
0421742719                05                 11/01/04           0.0000
0421742719                O                  10/01/34
0

9558673       E22/G01     F                  98,440.00          ZZ
                          360                98,289.74          1
                          7.3750             679.90             107
                          7.1250             679.90
MILWAUKIE     OR 97222    5                  09/03/04           23
0421814245                01                 11/01/04           0.0000
0421814245                O                  10/01/34
0

9558699       E22/G01     F                  69,550.00          ZZ
                          360                69,422.45          1
                          7.5000             486.30             107
                          7.2500             486.30
WILLIAMSPORT  PA 17701    1                  09/13/04           23
0421836404                05                 11/01/04           0.0000
0421836404                O                  10/01/34
0

9559037       E84/G01     F                  58,900.00          ZZ
                          360                58,818.66          1
                          7.8750             427.07             95
                          7.6250             427.07
NEW CASTLE    IN 47362    1                  09/08/04           23
0438392615                05                 11/01/04           0.0000
205-10182107              N                  10/01/34
0

9559073       Q64/G01     F                  67,500.00          ZZ
                          360                67,356.15          1
                          7.7500             483.58             100
                          7.5000             483.58
MONTGOMERY    TX 77356    1                  08/30/04           23
0438357246                01                 10/01/04           0.0000
2106100509                O                  09/01/34
0

9559077       S27/G01     F                  65,550.00          ZZ
                          360                65,466.11          1
                          8.2500             492.46             95
                          8.0000             492.46
SANFORD       FL 32773    1                  09/13/04           23
0438358988                05                 11/01/04           0.0000
1010038402                N                  10/01/34
0

9559079       E47/G01     F                  160,000.00         ZZ
                          360                159,546.37         1
                          7.1250             1077.95            100
                          6.8750             1077.95
CHARLOTTE     NC 28269    1                  09/02/04           23
0438403677                05                 10/01/04           0.0000
7350511584                O                  09/01/34
0

9559361       U05/G01     F                  255,000.00         ZZ
                          360                254,697.82         1
                          8.6250             1983.36            103
                          8.3750             1983.36
VIRGINIA BEACHVA 23464    1                  09/03/04           23
0438368151                05                 11/01/04           0.0000
3000640849                O                  10/01/34
0

9559393       U05/G01     F                  206,500.00         ZZ
                          360                206,070.85         1
                          7.8750             1497.27            105
                          7.6250             1497.27
HARRISBURG    NC 28075    2                  08/31/04           23
0438485872                03                 10/01/04           0.0000
3000643557                O                  09/01/34
0

9561819       E22/G01     F                  46,125.00          ZZ
                          360                46,068.92          1
                          8.5000             354.66             98
                          8.2500             354.66
SPARTA        IL 62286    1                  09/14/04           23
0421626052                05                 11/01/04           0.0000
0421626052                O                  10/01/34
0

9561857       E22/G01     F                  152,000.00         ZZ
                          360                151,721.11         1
                          8.5000             1168.75            95
                          8.2500             1168.75
CLARKSTON     MI 48326    1                  08/17/04           23
0421720962                05                 10/01/04           0.0000
0421720962                N                  09/01/34
0

9562015       E22/G01     F                  79,500.00          ZZ
                          360                79,375.59          1
                          7.2500             542.33             106
                          7.0000             542.33
SPRING        TX 77373    1                  09/14/04           23
0421851924                09                 11/01/04           0.0000
0421851924                O                  10/01/34
0

9562017       E22/G01     F                  135,000.00         ZZ
                          360                134,798.99         1
                          7.5000             943.94             100
                          7.2500             943.94
RICHMOND      VA 23234    1                  09/10/04           23
0421852062                05                 11/01/04           0.0000
0421852062                O                  10/01/34
0

9562143       E22/G01     F                  141,550.00         ZZ
                          360                141,354.52         1
                          7.8750             1026.34            100
                          7.6250             1026.34
TULSA         OK 74137    1                  09/14/04           23
0421973272                05                 11/01/04           0.0000
0421973272                O                  10/01/34
0

9562159       E22/G01     F                  106,000.00         ZZ
                          360                105,849.88         1
                          7.7500             759.40             100
                          7.5000             759.40
WILMINGTON    DE 19808    1                  09/14/04           23
0422026377                01                 11/01/04           0.0000
0422026377                O                  10/01/34
0

9562335       T24/G01     F                  139,000.00         T
                          360                138,659.58         1
                          8.5000             1068.79            100
                          8.2500             1068.79
AUSTIN        TX 78759    1                  07/14/04           23
0438391435                05                 09/01/04           0.0000
0003449736                O                  08/01/34
0

9562521       T24/G01     F                  71,250.00          ZZ
                          360                71,075.46          1
                          8.5000             547.86             95
                          8.2500             547.86
PHILADELPHIA  PA 19137    1                  07/08/04           23
0438391229                07                 09/01/04           0.0000
0003437275                N                  08/01/34
0

9563041       J95/G01     F                  84,530.00          ZZ
                          360                84,367.16          1
                          8.2500             635.05             107
                          8.0000             635.05
CONNEAUT LAKE PA 16316    5                  08/26/04           23
0438394298                05                 10/01/04           0.0000
0049654262                O                  09/01/34
0

9563973       J95/G01     F                  231,750.00         ZZ
                          360                229,244.91         1
                          8.3750             1761.47            103
                          8.1250             1761.47
OXFORD        OH 45056    1                  09/03/04           23
0438378622                05                 10/01/04           0.0000
0050272269                O                  09/01/34
0

9564223       S27/G01     F                  74,922.00          ZZ
                          360                74,826.11          1
                          8.2500             562.87             95
                          8.0000             562.87
APOPKA        FL 32712    1                  09/13/04           23
0438447393                05                 11/01/04           0.0000
1010038401                N                  10/01/34
0

9564437       J95/G01     F                  250,380.00         ZZ
                          360                249,844.63         1
                          7.7500             1793.76            107
                          7.5000             1793.76
KINGSTON      NY 12401    1                  08/30/04           23
0438392417                05                 10/01/04           0.0000
0049709470                O                  09/01/34
0

9564487       N67/G01     F                  91,450.00          ZZ
                          360                91,259.94          1
                          7.8750             663.08             107
                          7.6250             663.08
VIRGINIA BEACHVA 23464    1                  08/31/04           23
0438405086                01                 10/01/04           0.0000
3274019591                O                  09/01/34
0

9564531       U05/G01     F                  239,900.00         ZZ
                          360                239,622.95         1
                          8.7500             1887.29            103
                          8.5000             1887.29
EL CENTRO     CA 92243    1                  09/07/04           23
0438386906                05                 11/01/04           0.0000
3000662030                O                  10/01/34
0

9564715       624/G01     F                  106,900.00         ZZ
                          360                106,660.51         1
                          7.5000             747.46             100
                          7.2500             747.46
LEANDER       TX 78641    1                  08/20/04           23
0438379927                03                 10/01/04           0.0000
1000063947                O                  09/01/34
0

9565029       E22/G01     F                  252,000.00         ZZ
                          360                251,276.14         2
                          8.2500             1893.19            100
                          8.0000             1893.19
JERSEY CITY   NJ 07305    1                  09/07/04           23
0421357955                05                 11/01/04           0.0000
0421357955                O                  10/01/34
0

9565073       E22/G01     F                  210,000.00         ZZ
                          360                209,584.61         1
                          7.1250             1414.81            100
                          6.8750             1414.81
JUPITER       FL 33458    5                  09/10/04           23
0421590480                03                 11/01/04           0.0000
0421590480                O                  10/01/34
0

9565133       E22/G01     F                  125,000.00         ZZ
                          360                124,809.19         1
                          7.3750             863.34             100
                          7.1250             863.34
EUGENE        OR 97405    1                  09/03/04           23
0421686247                05                 11/01/04           0.0000
0421686247                O                  10/01/34
0

9565249       E22/G01     F                  61,800.00          ZZ
                          360                61,743.61          1
                          9.8750             536.64             103
                          9.6250             536.64
HUNTSVILLE    AL 35811    5                  09/10/04           23
0421790916                05                 11/01/04           0.0000
0421790916                O                  10/01/34
0

9565251       E22/G01     F                  45,590.00          ZZ
                          360                45,527.04          1
                          7.8750             330.56             100
                          7.6250             330.56
VAN VLECK     TX 77482    1                  09/13/04           23
0421792714                05                 11/01/04           0.0000
0421792714                O                  10/01/34
0

9565255       E22/G01     F                  166,500.00         ZZ
                          360                166,307.70         1
                          8.7500             1309.86            103
                          8.5000             1309.86
ARLINGTON     TX 76014    2                  09/10/04           23
0421793399                05                 11/01/04           0.0000
0421793399                O                  10/01/34
0

9565333       E22/G01     F                  58,850.00          ZZ
                          360                58,766.65          1
                          7.7500             421.61             107
                          7.5000             421.61
PHILADELPHIA  PA 19137    5                  09/10/04           23
0421912395                07                 11/01/04           0.0000
0421912395                O                  10/01/34
0

9565357       E22/G01     F                  174,997.00         ZZ
                          360                174,800.07         1
                          8.8750             1392.35            103
                          8.6250             1392.35
SCHOOLCRAFT   MI 49087    1                  09/15/04           23
0421929449                05                 11/01/04           0.0000
0421929449                O                  10/01/34
0

9566127       T24/G01     F                  90,725.00          ZZ
                          360                90,491.18          1
                          8.2500             681.59             95
                          8.0000             681.59
HOUSTON       TX 77007    1                  07/27/04           23
0438397481                05                 09/01/04           0.0000
0003444356                N                  08/01/34
0

9566183       T24/G01     F                  217,000.00         ZZ
                          360                216,468.51         1
                          8.5000             1668.55            100
                          8.2500             1668.55
MIAMI         FL 33125    1                  07/09/04           23
0438397077                05                 09/01/04           0.0000
0003443341                O                  08/01/34
0

9566807       Y13/G01     F                  219,350.00         ZZ
                          360                218,575.08         1
                          6.8750             1440.97            107
                          6.6250             1440.97
LAUREL        MD 20724    1                  09/09/04           23
0438389249                01                 11/01/04           0.0000
9917880000                O                  10/01/34
0

9566831       R74/G01     F                  132,680.00         ZZ
                          360                132,487.31         1
                          7.6250             939.11             107
                          7.3750             939.11
ALTOONA       PA 16601    5                  09/03/04           23
0438403628                05                 11/01/04           0.0000
6000032915                O                  10/01/34
0

9566893       M50/G01     F                  187,250.00         ZZ
                          360                186,975.35         1
                          7.5750             1318.91            107
                          7.3250             1318.91
UPPER MARLBOROMD 20774    1                  09/09/04           23
0438428112                01                 11/01/04           0.0000
3318589                   O                  10/01/34
0

9567115       U35/G01     F                  135,000.00         ZZ
                          360                134,777.61         1
                          6.9900             897.25             100
                          6.7400             897.25
AURORA        IL 60506    1                  09/15/04           23
0438384901                05                 11/01/04           0.0000
11586                     O                  10/01/34
0

9567149       T24/G01     F                  145,000.00         ZZ
                          360                144,478.85         1
                          8.7500             1140.72            100
                          8.5000             1140.72
KAMAS         UT 84036    1                  07/13/04           23
0438381626                05                 09/01/04           0.0000
0003433920                O                  08/01/34
0

9567171       H78/G01     F                  176,900.00         ZZ
                          360                176,623.03         1
                          7.8750             1282.65            102
                          7.6250             1282.65
NEW HOPE      AL 35760    5                  09/09/04           23
0438462137                05                 11/01/04           0.0000
140963001                 O                  10/01/34
0

9567177       W02/G01     F                  107,120.00         ZZ
                          360                106,843.93         1
                          8.2500             804.76             103
                          8.0000             804.76
CAMDEN        SC 29020    1                  08/25/04           23
0438447062                05                 09/25/04           0.0000
0090030353                O                  08/25/34
0

9567195       588/G01     F                  130,000.00         ZZ
                          360                129,729.85         1
                          7.8750             942.59             100
                          7.6250             942.59
MIDDLESEX BORONJ 08846    1                  08/31/04           23
0438448896                01                 10/01/04           0.0000
1130686                   O                  09/01/34
0

9567263       K15/G01     F                  288,600.00         ZZ
                          360                287,903.51         1
                          7.1250             1944.35            107
                          6.8750             1944.35
TAMPA         FL 33617    5                  08/26/04           23
0438384646                05                 10/01/04           0.0000
007905538444              O                  09/01/34
0

9567299       K15/G01     F                  117,500.00         ZZ
                          360                117,243.23         2
                          7.6250             831.66             107
                          7.3750             831.66
SYRACUSE      NY 13212    5                  08/26/04           23
0438381030                05                 10/01/04           0.0000
007905538634              O                  09/01/34
0

9567321       K15/G01     F                  85,400.00          ZZ
                          360                85,296.17          1
                          8.5000             656.65             103
                          8.2500             656.65
ESTILL SPRINGSTN 37330    5                  08/30/04           23
0438383895                05                 11/01/04           0.0000
003805524371              O                  10/01/34
0

9567457       588/G01     F                  98,400.00          ZZ
                          360                97,598.04          1
                          7.7500             704.95             107
                          7.5000             704.95
CITY OF BETHLEPA 18018    1                  08/30/04           23
0438448938                07                 10/01/04           0.0000
1130396                   O                  09/01/34
0

9568593       E22/G01     F                  156,560.00         ZZ
                          360                156,359.65         1
                          8.2500             1176.18            103
                          8.0000             1176.18
TAMPA         FL 33615    1                  09/16/04           23
0421626565                05                 11/01/04           0.0000
0421626565                O                  10/01/34
0

9568671       Y68/G01     F                  257,870.00         ZZ
                          360                257,490.72         1
                          7.6250             1825.19            107
                          7.3750             1825.19
BAKERSFIELD   CA 93308    5                  09/02/04           23
0438444473                05                 11/01/04           0.0000
1936012                   O                  10/01/34
0

9568767       E22/G01     F                  99,395.00          ZZ
                          360                99,291.54          1
                          9.2500             817.70             103
                          9.0000             817.70
ALVIN         TX 77511    1                  09/16/04           23
0421952540                05                 11/01/04           0.0000
0421952540                O                  10/01/34
0

9568771       E22/G01     F                  123,500.00         ZZ
                          360                123,329.46         1
                          7.8750             895.46             95
                          7.6250             895.46
TULSA         OK 74129    1                  09/16/04           23
0421959404                05                 11/01/04           0.0000
0421959404                N                  10/01/34
0

9568783       E22/G01     F                  203,300.00         ZZ
                          360                202,997.31         1
                          7.5000             1421.50            107
                          7.2500             1421.50
BONNEY LAKE   WA 98390    2                  09/10/04           23
0421980368                05                 11/01/04           0.0000
0421980368                O                  10/01/34
0

9569413       H76/G01     F                  153,450.00         ZZ
                          360                153,169.14         1
                          8.5000             1179.90            99
                          8.2500             1179.90
WALKER        LA 70785    5                  08/28/04           23
0438448177                05                 10/01/04           0.0000
2004575442                O                  09/01/34
0

9569447       X21/G01     F                  265,200.00         ZZ
                          360                264,544.02         1
                          7.0000             1764.39            104
                          6.7500             1764.39
FT.WASHINGTON MD 20744    1                  08/27/04           23
0438403883                05                 10/01/04           0.0000
715922                    O                  09/01/34
0

9569477       H76/G01     F                  173,000.00         ZZ
                          360                172,800.19         1
                          8.7500             1361.00            103
                          8.5000             1361.00
APPLETON      NY 14008    5                  09/13/04           23
0438370629                05                 11/01/04           0.0000
2004577635                O                  10/01/34
0

9569603       U85/G01     F                  140,296.00         ZZ
                          360                139,776.27         1
                          7.5000             980.97             104
                          7.2500             980.97
MILWAUKEE     WI 53215    1                  07/01/04           23
0438391278                05                 09/01/04           0.0000
TQS813                    O                  08/01/34
0

9569607       K15/G01     F                  127,700.00         ZZ
                          360                127,477.97         1
                          8.7500             1004.62            103
                          8.5000             1004.62
MARRERO       LA 70072    1                  08/31/04           23
0438436271                05                 10/01/04           0.0000
206505528899              O                  09/01/34
0

9569673       U85/G01     F                  135,000.00         ZZ
                          360                134,846.62         2
                          8.9900             1085.27            100
                          8.7400             1085.27
MILWAUKEE     WI 53212    1                  09/15/04           23
0438427940                05                 11/01/04           0.0000
0914200400                O                  10/01/34
0

9569685       X83/G01     F                  109,000.00         ZZ
                          360                108,783.27         1
                          8.1250             809.32             100
                          7.8750             809.32
LAKEVILLE     IN 46536    1                  09/17/04           23
0438437287                05                 10/17/04           0.0000
8207105                   O                  09/17/34
0

9569735       X67/G01     F                  58,900.00          ZZ
                          360                58,816.44          1
                          8.2500             442.50             95
                          8.0000             442.50
PIQUA         OH 45356    1                  09/02/04           23
0438404139                05                 11/01/04           0.0000
0000449278                N                  10/01/34
0

9569759       Y78/G01     F                  69,000.00          ZZ
                          360                68,902.30          1
                          7.7500             494.32             105
                          7.5000             494.32
LOUISVILLE    KY 40206    1                  09/13/04           23
0438394660                01                 11/01/04           0.0000
17508593                  O                  10/01/34
0

9569763       R84/G01     F                  255,600.00         ZZ
                          360                255,005.30         1
                          8.7500             2010.81            103
                          8.5000             2010.81
NORTH LAS VEGANV 89031    1                  07/19/04           23
0438368094                09                 09/01/04           0.0000
LVW8064                   O                  08/01/34
0

9569803       H58/G01     F                  157,000.00         ZZ
                          360                156,766.23         1
                          7.5000             1097.77            107
                          7.2500             1097.77
KERMAN        CA 93630    5                  09/01/04           23
0438404816                05                 11/01/04           0.0000
0000242412                O                  10/01/34
0

9570295       E22/G01     F                  71,250.00          ZZ
                          360                71,163.37          1
                          8.5000             547.85             95
                          8.2500             547.85
CONWAY        AR 72034    1                  09/17/04           23
0421814542                05                 11/01/04           0.0000
0421814542                N                  10/01/34
0

9570331       E22/G01     F                  61,750.00          ZZ
                          360                61,662.56          1
                          7.7500             442.38             95
                          7.5000             442.38
ROYSE CITY    TX 75189    1                  09/17/04           23
0421875618                05                 11/01/04           0.0000
0421875618                N                  10/01/34
0

9570375       E22/G01     F                  172,000.00         ZZ
                          360                171,825.60         1
                          9.3750             1430.61            103
                          9.1250             1430.61
BARTLESVILLE  OK 74003    5                  09/13/04           23
0421906140                05                 11/01/04           0.0000
0421906140                O                  10/01/34
0

9570399       E22/G01     F                  66,500.00          ZZ
                          360                66,419.14          1
                          8.5000             511.33             95
                          8.2500             511.33
CONWAY        AR 72032    1                  09/17/04           23
0421916875                05                 11/01/04           0.0000
0421916875                N                  10/01/34
0

9570541       E22/G01     F                  131,000.00         ZZ
                          360                130,828.04         1
                          8.1250             972.67             100
                          7.8750             972.67
CASPER        WY 82601    1                  09/17/04           23
0421980871                05                 11/01/04           0.0000
0421980871                O                  10/01/34
0

9570553       E22/G01     F                  72,650.00          ZZ
                          360                72,539.08          1
                          7.3750             501.78             95
                          7.1250             501.78
WAXAHACHIE    TX 75165    1                  09/17/04           23
0421989997                05                 11/01/04           0.0000
0421989997                N                  10/01/34
0

9570683       E22/G01     F                  62,595.00          ZZ
                          360                62,501.81          1
                          7.5000             437.67             107
                          7.2500             437.67
WINTER HAVEN  FL 33884    1                  09/17/04           23
0421746082                01                 11/01/04           0.0000
0421746082                O                  10/01/34
0

9571395       P01/G01     F                  128,000.00         ZZ
                          360                127,814.11         1
                          7.6250             905.98             107
                          7.3750             905.98
TROY          NY 12182    1                  09/13/04           23
0438408114                05                 11/01/04           0.0000
04004051                  O                  10/01/34
0

9571425       Y83/G01     F                  128,750.00         ZZ
                          360                128,585.23         2
                          8.2500             967.26             103
                          8.0000             967.26
WICHITA       KS 67203    1                  09/10/04           23
0438437154                05                 11/01/04           0.0000
759433                    O                  10/01/34
0

9571429       X67/G01     F                  129,470.00         ZZ
                          360                129,262.32         1
                          7.1250             872.26             107
                          6.8750             872.26
HOUSTON       TX 77034    1                  09/01/04           23
0438436966                05                 11/01/04           0.0000
448402                    O                  10/01/34
0

9571447       H76/G01     F                  186,500.00         ZZ
                          360                186,060.89         1
                          7.2500             1272.26            105
                          7.0000             1272.26
WALLED LAKE   MI 48390    5                  08/30/04           23
0438437055                05                 10/01/04           0.0000
2004576973                O                  09/01/34
0

9571471       Y83/G01     F                  90,950.00          ZZ
                          180                90,379.11          1
                          7.8750             862.62             107
                          7.6250             862.62
ROANOKE       VA 24012    5                  09/15/04           23
0438436941                05                 11/01/04           0.0000
761153                    O                  10/01/19
0

9571479       E47/G01     F                  72,200.00          ZZ
                          360                72,044.82          1
                          8.7500             568.00             100
                          8.5000             568.00
WINCHESTER    VA 22602    1                  09/09/04           11
0438449373                03                 11/01/04           35.0000
7351010339                O                  10/01/34
0

9571485       624/G01     F                  180,000.00         ZZ
                          360                179,586.56         1
                          7.3750             1243.22            100
                          7.1250             1243.22
VISALIA       CA 93277    1                  08/26/04           23
0438446874                05                 10/01/04           0.0000
1000064452                O                  09/01/34
0

9571503       M37/G01     F                  142,775.00         ZZ
                          360                142,551.57         1
                          7.2500             973.98             104
                          7.0000             973.98
CHEYENNE      WY 82001    1                  09/16/04           23
0438445439                05                 11/01/04           0.0000
620586                    O                  10/01/34
0

9571505       N67/G01     F                  133,900.00         ZZ
                          360                133,644.90         1
                          7.6250             947.74             103
                          7.3750             947.74
RENO          NV 89502    1                  09/13/04           23
0438472490                09                 11/01/04           0.0000
126LEON A06               O                  10/01/34
0

9571531       X91/G01     F                  492,800.00         ZZ
                          360                491,639.73         1
                          7.2500             3361.76            106
                          7.0000             3361.76
WAIPAHU       HI 96797    1                  08/24/04           23
0438435372                03                 10/01/04           0.0000
813000                    O                  09/01/34
0

9571561       U35/G01     F                  183,000.00         ZZ
                          360                182,733.66         1
                          7.6250             1295.26            105
                          7.3750             1295.26
EAST MOLINE   IL 61244    1                  09/17/04           23
0438436990                05                 11/01/04           0.0000
12384                     O                  10/01/34
0

9571579       588/G01     F                  102,700.00         ZZ
                          360                102,543.24         1
                          7.3750             709.32             107
                          7.1250             709.32
TOWNSHIP OF RIPA 19022    1                  09/09/04           23
0438433617                05                 11/01/04           0.0000
1131632                   O                  10/01/34
0

9571591       588/G01     F                  155,150.00         ZZ
                          360                154,355.94         1
                          7.3750             1071.58            107
                          7.1250             1071.58
CITY OF PHILADPA 19119    1                  08/30/04           23
0438448839                07                 10/01/04           0.0000
1130756                   O                  09/01/34
0

9571593       W30/G01     F                  202,000.00         ZZ
                          360                201,375.06         1
                          8.6250             1571.14            100
                          8.3750             1571.14
CONCORD       NH 03301    1                  08/27/04           23
0438437543                01                 10/01/04           0.0000
0910223                   O                  09/01/34
0

9571609       588/G01     F                  342,000.00         ZZ
                          360                341,490.79         1
                          7.5000             2391.31            104
                          7.2500             2391.31
REMINGTON     VA 22734    1                  09/03/04           23
0438449019                05                 11/01/04           0.0000
1131772                   O                  10/01/34
0

9571619       588/G01     F                  164,900.00         ZZ
                          360                164,666.49         1
                          7.7500             1181.36            100
                          7.5000             1181.36
PARISIPPANY TRNJ 07034    1                  09/02/04           23
0438485484                01                 11/01/04           0.0000
1132984                   O                  10/01/34
0

9572241       G33/G01     F                  59,000.00          ZZ
                          360                58,831.82          1
                          7.7500             422.68             100
                          7.5000             422.68
OCALA         FL 34481    1                  07/29/04           23
0438445264                09                 09/01/04           0.0000
406852                    O                  08/01/34
0

9572267       G33/G01     F                  74,500.00          ZZ
                          360                74,360.12          1
                          8.3750             566.25             100
                          8.1250             566.25
AUSTIN        AR 72007    1                  08/09/04           23
0438445157                05                 10/01/04           0.0000
460449                    O                  09/01/34
0

9572281       G33/G01     F                  125,000.00         ZZ
                          360                124,793.62         1
                          9.0000             1005.78            100
                          8.7500             1005.78
INGLESIDE     TX 78362    1                  08/04/04           23
0438444937                05                 10/01/04           0.0000
470505                    O                  09/01/34
0

9574763       E22/G01     F                  170,000.00         ZZ
                          360                169,803.67         1
                          8.7500             1337.39            100
                          8.5000             1337.39
SANDPOINT     ID 83864    1                  09/16/04           23
0421876152                05                 11/01/04           0.0000
0421876152                O                  10/01/34
0

9574959       E22/G01     F                  165,000.00         ZZ
                          360                164,721.97         1
                          6.8750             1083.93            100
                          6.6250             1083.93
BRANDON       FL 33510    1                  09/20/04           23
0422071324                03                 11/01/04           0.0000
0422071324                O                  10/01/34
0

9574993       E22/G01     F                  145,520.00         ZZ
                          360                145,315.93         1
                          8.0000             1067.77            107
                          7.7500             1067.77
JACKSON       MI 49203    5                  09/15/04           23
0421754383                05                 11/01/04           0.0000
0421754383                O                  10/01/34
0

9575093       E22/G01     F                  65,000.00          ZZ
                          360                64,918.91          1
                          8.3750             494.05             100
                          8.1250             494.05
BETHANY       MO 64424    2                  09/14/04           23
0421425331                05                 11/01/04           0.0000
0421425331                O                  10/01/34
0

9575355       E82/G01     F                  149,200.00         ZZ
                          360                149,043.69         1
                          9.3750             1240.97            103
                          9.1250             1240.97
KANSAS CITY   KS 66101    2                  09/16/04           23
401017165                 05                 11/01/04           0.0000
0401017165                O                  10/01/34
0

9575589       T76/G01     F                  110,200.00         ZZ
                          360                109,920.37         1
                          7.2500             751.76             95
                          7.0000             751.76
VALPARAISO    IN 46385    1                  09/15/04           23
0438442071                05                 10/15/04           0.0000
13068                     N                  09/15/34
0

9575927       E86/G01     F                  149,650.00         ZZ
                          360                149,415.81         1
                          7.2500             1020.88            107
                          7.0000             1020.88
ESSEX         MD 21221    1                  09/13/04           23
0438446072                05                 11/01/04           0.0000
0000631583                O                  10/01/34
0

9576397       U51/G01     F                  78,000.00          ZZ
                          360                77,867.85          1
                          8.8750             620.60             96
                          8.6250             620.60
ROANOKE       VA 24014    5                  08/14/04           23
0438442766                05                 10/01/04           0.0000
61000178                  O                  09/01/34
0

9576517       N67/G01     F                  154,500.00         ZZ
                          360                154,339.20         1
                          9.2500             1271.03            103
                          9.0000             1271.03
HIALEAH       FL 33015    1                  09/09/04           23
0438472201                09                 11/01/04           0.0000
3254014899                O                  10/01/34
0

9576527       S27/G01     F                  110,200.00         ZZ
                          360                109,905.27         2
                          7.8750             799.03             95
                          7.6250             799.03
BALTIMORE     MD 21224    1                  09/17/04           23
0438444291                07                 11/01/04           0.0000
1130020081                N                  10/01/34
0

9576545       A50/G01     F                  156,560.00         ZZ
                          360                156,397.03         1
                          9.2500             1287.99            103
                          9.0000             1287.99
CARTERSVILLE  GA 30120    5                  09/03/04           23
0438436974                05                 11/01/04           0.0000
02141661                  O                  10/01/34
0

9576563       A03/G01     F                  153,850.00         ZZ
                          360                153,667.68         1
                          8.6250             1196.63            98
                          8.3750             1196.63
ROSEVILLE     MI 48066    5                  09/14/04           23
0438448631                05                 11/01/04           0.0000
00040726428               O                  10/01/34
0

9576627       Y21/G01     F                  149,350.00         ZZ
                          360                149,198.57         1
                          9.3750             1242.22            103
                          9.1250             1242.22
AURORA        CO 80011    5                  08/30/04           23
0438450611                01                 11/01/04           0.0000
204567947                 O                  10/01/34
0

9577887       Y21/G01     F                  275,000.00         ZZ
                          360                274,610.55         1
                          7.7500             1970.14            100
                          7.5000             1970.14
MONROE        GA 30656    1                  09/10/04           23
0438452286                05                 11/01/04           0.0000
204635381                 O                  10/01/34
0

9579253       E22/G01     F                  103,000.00         ZZ
                          360                102,857.77         1
                          7.8750             746.82             99
                          7.6250             746.82
MILLRY        AL 36558    2                  09/14/04           23
0421369851                05                 11/01/04           0.0000
0421369851                O                  10/01/34
0

9579269       E22/G01     F                  64,890.00          ZZ
                          360                64,811.10          1
                          8.5000             498.95             103
                          8.2500             498.95
CLEVELAND     OK 74020    2                  09/16/04           23
0421571183                05                 11/01/04           0.0000
0421571183                O                  10/01/34
0

9579323       E22/G01     F                  84,000.00          ZZ
                          360                83,506.95          1
                          7.5000             587.34             107
                          7.2500             587.34
LEBANON       OR 97355    1                  09/08/04           23
0421825225                05                 11/01/04           0.0000
0421825225                O                  10/01/34
0

9579377       E22/G01     F                  139,500.00         ZZ
                          360                139,325.98         1
                          8.3750             1060.30            100
                          8.1250             1060.30
FOWLERVILLE   MI 48836    1                  09/21/04           23
0421901216                05                 11/01/04           0.0000
0421901216                O                  10/01/34
0

9579679       E84/G01     F                  81,700.00          ZZ
                          360                81,466.97          1
                          7.7500             585.31             95
                          7.5000             585.31
WICHITA       KS 67218    1                  09/03/04           23
0438446817                05                 10/01/04           0.0000
69945990                  N                  09/01/34
0

9579699       S27/G01     F                  129,000.00         ZZ
                          360                128,635.46         1
                          7.8750             935.34             105
                          7.6250             935.34
TAVARES       FL 32778    1                  09/17/04           23
0438447930                03                 11/01/04           0.0000
1140001533                O                  10/01/34
0

9579703       U85/G01     F                  72,000.00          ZZ
                          360                71,927.00          1
                          9.3750             598.86             100
                          9.1250             598.86
VALLEY CITY   ND 58072    1                  09/15/04           23
0438454530                05                 11/01/04           0.0000
TQS564                    O                  10/01/34
0

9579899       W99/G01     F                  62,900.00          ZZ
                          360                62,814.44          1
                          7.9500             459.35             100
                          7.7000             459.35
DALZELL       SC 29040    1                  09/15/04           23
0438437857                05                 11/01/04           0.0000
94024378                  O                  10/01/34
0

9579917       U35/G01     F                  100,000.00         ZZ
                          360                99,746.51          2
                          6.8750             656.93             105
                          6.6250             656.93
MOLINE        IL 61265    1                  09/21/04           23
0438657884                05                 11/01/04           0.0000
10280                     O                  10/01/34
0

9580043       W50/G01     F                  107,825.00         ZZ
                          360                107,676.09         1
                          7.8750             781.81             95
                          7.6250             781.81
CHICAGO       IL 60620    1                  09/17/04           23
0438441891                05                 11/01/04           0.0000
1                         N                  10/01/34
0

9580053       K15/G01     F                  178,100.00         ZZ
                          360                177,883.46         1
                          8.5000             1369.43            103
                          8.2500             1369.43
GRESHAM       OR 97030    5                  08/27/04           23
0438447898                05                 11/01/04           0.0000
006505524738              O                  10/01/34
0

9580067       Y21/G01     F                  179,220.00         ZZ
                          360                178,998.17         1
                          8.5000             1378.05            103
                          8.2500             1378.05
BAINBRIDGE    GA 39819    2                  09/09/04           23
0438452807                05                 11/01/04           0.0000
204550106                 O                  10/01/34
0

9580073       S21/G01     F                  84,150.00          ZZ
                          360                84,035.85          1
                          8.1250             624.81             99
                          7.8750             624.81
BISHOPVILLE   SC 29010    5                  09/16/04           23
0438464687                05                 11/01/04           0.0000
15300322                  O                  10/01/34
0

9580077       X21/G01     F                  256,650.00         ZZ
                          360                256,238.30         1
                          7.1250             1729.10            107
                          6.8750             1729.10
SEVERNA PARK  MD 21146    1                  09/10/04           23
0438437204                05                 11/01/04           0.0000
716236                    O                  10/01/34
0

9580087       W77/G01     F                  113,420.00         ZZ
                          360                113,251.13         1
                          7.5000             793.05             107
                          7.2500             793.05
MANSFIELD     TX 76063    1                  09/14/04           23
0438450967                05                 11/01/04           0.0000
0409024                   O                  10/01/34
0

9581351       E22/G01     F                  88,669.00          ZZ
                          360                88,530.24          1
                          7.2500             604.88             107
                          7.0000             604.88
PRINEVILLE    OR 97754    1                  09/16/04           23
0421603879                05                 11/01/04           0.0000
0421603879                O                  10/01/34
0

9581459       E22/G01     F                  112,785.00         ZZ
                          360                112,673.60         1
                          9.5000             948.36             103
                          9.2500             948.36
MILL CITY     OR 97360    1                  09/07/04           23
0421833526                05                 11/01/04           0.0000
0421833526                O                  10/01/34
0

9581471       E22/G01     F                  125,305.00         ZZ
                          360                125,108.91         1
                          7.2500             854.80             95
                          7.0000             854.80
GRAND JUNCTIONCO 81504    1                  09/20/04           23
0421846866                09                 11/01/04           0.0000
0421846866                N                  10/01/34
0

9581519       E22/G01     F                  105,900.00         ZZ
                          360                105,747.46         1
                          7.8750             767.85             100
                          7.6250             767.85
DALLAS        TX 75041    1                  09/20/04           23
0421901604                05                 11/01/04           0.0000
0421901604                O                  10/01/34
0

9581551       E22/G01     F                  150,800.00         ZZ
                          360                150,575.46         1
                          7.5000             1054.42            98
                          7.2500             1054.42
HUNTSVILLE    AL 35803    2                  09/17/04           23
0421927286                05                 11/01/04           0.0000
0421927286                O                  10/01/34
0

9581673       E82/G01     F                  116,600.00         ZZ
                          360                116,430.68         1
                          7.6250             825.29             95
                          7.3750             825.29
JACKSONVILLE  FL 32244    2                  09/20/04           23
0401024534                03                 11/01/04           0.0000
0401024534                O                  10/01/34
0

9582791       N74/G01     F                  80,000.00          ZZ
                          360                79,884.11          1
                          9.6250             679.99             100
                          9.3750             679.99
HAMILTON      MO 64644    5                  09/13/04           23
0438450777                05                 10/17/04           0.0000
2200002414                O                  09/17/34
0

9582853       808/G01     F                  166,400.00         ZZ
                          360                166,137.72         1
                          7.7500             1192.11            104
                          7.5000             1192.11
LEMOORE       CA 93245    1                  09/01/04           23
0438452591                05                 11/01/04           0.0000
9436356                   O                  10/01/34
0

9582861       M45/G01     F                  70,040.00          ZZ
                          360                69,965.17          1
                          9.1250             569.87             103
                          8.8750             569.87
BLOOMINGTON   IN 47403    1                  09/03/04           23
0438448748                05                 11/01/04           0.0000
A0731153                  O                  10/01/34
0

9584349       N67/G01     F                  266,000.00         ZZ
                          360                265,659.59         1
                          8.2500             1998.37            95
                          8.0000             1998.37
MIDDLETOWN    DE 19709    1                  09/14/04           23
0438484677                03                 11/01/04           0.0000
3274020460                N                  10/01/34
0

9584353       X91/G01     F                  384,000.00         ZZ
                          360                383,368.64         1
                          7.0000             2554.76            106
                          6.7500             2554.76
EWA BEACH     HI 96706    1                  09/10/04           23
0438455537                03                 11/01/04           0.0000
807397                    O                  10/01/34
0

9584355       Y13/G01     F                  50,000.00          ZZ
                          360                49,932.55          1
                          7.9900             366.53             100
                          7.7400             366.53
COLUMBIA      SC 29210    1                  09/18/04           23
0438475279                09                 11/01/04           0.0000
9918020000                O                  10/01/34
0

9584405       E22/G01     F                  114,900.00         ZZ
                          360                114,737.28         1
                          7.7500             823.16             100
                          7.5000             823.16
SAN ANTONIO   TX 78251    1                  09/23/04           23
0422053611                03                 11/01/04           0.0000
0422053611                O                  10/01/34
0

9584515       E22/G01     F                  79,000.00          ZZ
                          360                78,903.94          1
                          8.5000             607.44             100
                          8.2500             607.44
COUNCIL BLUFFSIA 51501    1                  09/23/04           23
0421873662                05                 11/01/04           0.0000
0421873662                O                  10/01/34
0

9584613       E22/G01     F                  46,350.00          ZZ
                          360                46,289.15          1
                          8.1250             344.15             100
                          7.8750             344.15
LA MARQUE     TX 77568    1                  09/23/04           23
0421747767                05                 11/01/04           0.0000
0421747767                O                  10/01/34
0

9584711       E82/G01     F                  54,000.00          ZZ
                          360                53,939.22          1
                          8.8750             429.65             103
                          8.6250             429.65
DAYTON        OH 45417    5                  09/22/04           23
0401014436                05                 11/01/04           0.0000
0401014436                O                  10/01/34
0

9585735       U05/G01     F                  176,550.00         ZZ
                          360                176,299.97         2
                          7.7500             1264.83            107
                          7.5000             1264.83
IRVINGTON     NJ 07111    1                  09/22/04           23
0438452385                05                 11/01/04           0.0000
3000666123                O                  10/01/34
0

9585807       U35/G01     F                  124,000.00         ZZ
                          360                123,815.36         1
                          7.5000             867.03             107
                          7.2500             867.03
WAHPETON      ND 58075    5                  09/22/04           23
0438446031                05                 11/01/04           0.0000
11595                     O                  10/01/34
0

9585935       J95/G01     F                  134,500.00         ZZ
                          360                134,323.44         1
                          8.1250             998.66             105
                          7.8750             998.66
DOVER         DE 19904    1                  09/09/04           23
0438445033                07                 11/01/04           0.0000
0050112010                O                  10/01/34
0

9586273       E22/G01     F                  302,000.00         ZZ
                          360                301,593.37         2
                          8.0000             2215.97            105
                          7.7500             2215.97
ANCHORAGE     AK 99508    1                  09/20/04           23
0421978313                05                 11/01/04           0.0000
0421978313                O                  10/01/34
0

9586357       E22/G01     F                  200,000.00         ZZ
                          360                199,694.70         1
                          7.3750             1381.35            100
                          7.1250             1381.35
LEWES         DE 19958    1                  09/24/04           23
0422048769                05                 11/01/04           0.0000
0422048769                O                  10/01/34
0

9586369       E22/G01     F                  92,700.00          ZZ
                          360                92,606.01          1
                          9.3750             771.03             103
                          9.1250             771.03
WEST PALM BEACFL 33415    1                  09/24/04           23
0422052134                09                 11/01/04           0.0000
0422052134                O                  10/01/34
0

9586441       E22/G01     F                  58,850.00          ZZ
                          360                58,762.37          1
                          7.5000             411.49             107
                          7.2500             411.49
SAND SPRINGS  OK 74063    1                  09/24/04           23
0421950239                05                 11/01/04           0.0000
0421950239                O                  10/01/34
0

9586461       E22/G01     F                  137,505.00         ZZ
                          360                137,305.33         1
                          7.6250             973.25             103
                          7.3750             973.25
MIDWEST CITY  OK 73110    1                  09/24/04           23
0421899949                05                 11/01/04           0.0000
0421899949                O                  10/01/34
0

9586489       E22/G01     F                  246,100.00         ZZ
                          360                245,733.57         1
                          7.5000             1720.77            107
                          7.2500             1720.77
HUNTSVILLE    UT 84317    2                  09/20/04           23
0421856717                05                 11/01/04           0.0000
0421856717                O                  10/01/34
0

9586507       E22/G01     F                  130,000.00         ZZ
                          360                129,837.84         1
                          8.3750             988.09             100
                          8.1250             988.09
WINCHESTER    VA 22601    1                  09/24/04           23
0421873118                05                 11/01/04           0.0000
0421873118                O                  10/01/34
0

9586513       E22/G01     F                  150,380.00         ZZ
                          360                150,074.01         1
                          8.1250             1116.57            103
                          7.8750             1116.57
PARRISH       FL 34219    1                  09/24/04           23
0421879958                05                 11/01/04           0.0000
0421879958                O                  10/01/34
0

9586521       E22/G01     F                  86,500.00          ZZ
                          360                86,255.02          1
                          8.2500             649.85             100
                          8.0000             649.85
TRENTON       IL 62293    1                  09/24/04           23
0421886250                05                 11/01/04           0.0000
0421886250                O                  10/01/34
0

9586531       E22/G01     F                  173,700.00         ZZ
                          360                173,447.76         1
                          7.6250             1229.44            103
                          7.3750             1229.44
EWING TOWNSHIPNJ 08638    1                  09/24/04           23
0421815978                05                 11/01/04           0.0000
0421815978                O                  10/01/34
0

9586543       E22/G01     F                  200,000.00         ZZ
                          360                199,716.79         1
                          7.7500             1432.82            105
                          7.5000             1432.82
WALLINGFORD   CT 06492    5                  09/20/04           23
0421824533                05                 11/01/04           0.0000
0421824533                O                  10/01/34
0

9586555       E22/G01     F                  164,697.00         ZZ
                          360                164,475.24         1
                          8.0000             1208.49            103
                          7.7500             1208.49
PALM HARBOR   FL 34683    1                  09/24/04           23
0421835463                05                 11/01/04           0.0000
0421835463                O                  10/01/34
0

9586651       E22/G01     F                  74,793.00          ZZ
                          360                74,678.83          1
                          7.3750             516.58             107
                          7.1250             516.58
CURWENSVILLE  PA 16833    1                  09/24/04           23
0421752858                05                 11/01/04           0.0000
0421752858                O                  10/01/34
0

9586653       E22/G01     F                  78,898.00          ZZ
                          360                78,802.06          1
                          8.5000             606.66             103
                          8.2500             606.66
JACKSONVILLE  AL 36265    1                  09/24/04           23
0421659582                05                 11/01/04           0.0000
0421659582                O                  10/01/34
0

9586691       E22/G01     F                  94,125.00          ZZ
                          360                93,974.01          1
                          7.1250             634.14             100
                          6.8750             634.14
HOUSTON       TX 77040    1                  09/24/04           23
0421648734                03                 11/01/04           0.0000
0421648734                O                  10/01/34
0

9586711       E22/G01     F                  213,000.00         ZZ
                          360                212,698.36         1
                          7.7500             1525.96            103
                          7.5000             1525.96
PORT CHARLOTTEFL 33980    1                  09/24/04           23
0421417007                05                 11/01/04           0.0000
0421417007                O                  10/01/34
0

9586737       E22/G01     F                  51,975.00          ZZ
                          360                51,905.03          1
                          8.0000             381.37             99
                          7.7500             381.37
BRANSON       MO 65616    1                  09/24/04           23
0422128496                01                 11/01/04           0.0000
0422128496                O                  10/01/34
0

9586741       E22/G01     F                  110,000.00         ZZ
                          360                109,850.88         2
                          8.0000             807.14             100
                          7.7500             807.14
FESTUS        MO 63028    1                  09/24/04           23
0422134718                05                 11/01/04           0.0000
0422134718                O                  10/01/34
0

9587717       313/G01     F                  64,200.00          ZZ
                          360                63,684.80          1
                          7.6250             454.41             107
                          7.3750             454.41
JOHNSTOWN     PA 15904    1                  09/21/04           23
0438453367                05                 11/01/04           0.0000
0010364560                O                  10/01/34
0

9587743       U05/G01     F                  159,650.00         ZZ
                          360                159,434.10         1
                          8.5000             1227.57            103
                          8.2500             1227.57
EL CENTRO     CA 92243    1                  09/09/04           23
0438453136                05                 11/01/04           0.0000
3000660847                O                  10/01/34
0

9587833       Y83/G01     F                  109,180.00         ZZ
                          360                109,048.99         1
                          8.6250             849.20             103
                          8.3750             849.20
BESSEMER CITY NC 28016    5                  09/22/04           23
0438454456                05                 11/01/04           0.0000
763142                    O                  10/01/34
0

9587859       Y83/G01     F                  76,291.00          ZZ
                          360                76,195.83          1
                          8.3750             579.87             107
                          8.1250             579.87
CARTHAGE      MO 64836    5                  09/22/04           23
0438452872                05                 11/01/04           0.0000
762480                    O                  10/01/34
0

9587861       K15/G01     F                  142,300.00         ZZ
                          360                142,087.42         1
                          7.7500             1019.45            107
                          7.5000             1019.45
KNOXVILLE     TN 37921    5                  09/16/04           23
0438453771                05                 11/01/04           0.0000
031605525264              O                  10/01/34
0

9587881       Y83/G01     F                  175,000.00         ZZ
                          360                174,712.26         1
                          7.5000             1223.63            106
                          7.2500             1223.63
CEDAR RAPIDS  IA 52405    2                  09/17/04           23
0438475253                05                 11/01/04           0.0000
761626                    O                  10/01/34
0

9587927       X21/G01     F                  194,850.00         ZZ
                          360                193,413.78         1
                          7.6250             1379.14            106
                          7.3750             1379.14
CASTROVILLE   TX 78009    1                  08/13/04           23
0438458473                05                 10/01/04           0.0000
715632                    O                  09/01/34
0

9588155       U28/G01     F                  161,037.00         ZZ
                          360                160,830.91         1
                          8.2500             1209.82            100
                          8.0000             1209.82
ALPHARETTA    GA 30004    1                  09/23/04           23
0438452195                09                 11/01/04           0.0000
2000034008                O                  10/01/34
0

9588157       X83/G01     F                  101,500.00         ZZ
                          360                101,167.29         1
                          7.3750             701.04             107
                          7.1250             701.04
PORTSMOUTH    OH 45662    5                  09/22/04           23
0438454225                05                 10/27/04           0.0000
8600521                   O                  09/27/34
0

9588167       U28/G01     F                  133,000.00         ZZ
                          360                132,730.48         1
                          8.0000             975.91             95
                          7.7500             975.91
BUFORD        GA 30519    1                  08/20/04           23
0438450637                03                 10/01/04           0.0000
2000032588                N                  09/01/34
0

9588181       003/G01     F                  109,250.00         ZZ
                          360                109,098.86         1
                          7.8750             792.14             95
                          7.6250             792.14
LITHONIA      GA 30058    1                  09/20/04           23
0438458408                05                 11/01/04           0.0000
0022531966                N                  10/01/34
0

9588599       A46/G01     F                  67,000.00          ZZ
                          360                66,799.60          1
                          7.5000             468.48             100
                          7.2500             468.48
HOUSTON       TX 77077    1                  09/13/04           23
0438449183                05                 11/01/04           0.0000
0301759                   O                  10/01/34
0

9590481       E22/G01     F                  214,000.00         ZZ
                          360                213,617.97         1
                          7.6250             1514.68            107
                          7.3750             1514.68
POTTSTOWN     PA 19464    2                  09/22/04           23
0421513193                05                 11/01/04           0.0000
0421513193                O                  10/01/34
0

9590977       E22/G01     F                  240,000.00         ZZ
                          360                239,651.50         1
                          7.6250             1698.70            100
                          7.3750             1698.70
TUJUNGA       CA 91042    1                  09/23/04           23
0422057539                05                 11/01/04           0.0000
0422057539                O                  10/01/34
0

9591019       E22/G01     F                  61,750.00          ZZ
                          360                61,666.86          1
                          8.0000             453.10             95
                          7.7500             453.10
WAXAHACHIE    TX 75165    1                  09/27/04           23
0422118646                05                 11/01/04           0.0000
0422118646                N                  10/01/34
0

9591903       Y21/G01     F                  69,550.00          ZZ
                          360                69,453.95          1
                          7.8750             504.29             107
                          7.6250             504.29
WICHITA       KS 67207    2                  09/13/04           23
0438456709                05                 11/01/04           0.0000
204601304                 O                  10/01/34
0

9591909       E86/G01     F                  151,900.00         ZZ
                          360                151,710.14         1
                          8.5000             1167.98            103
                          8.2500             1167.98
TERREBONNE    OR 97760    1                  09/20/04           23
0438557795                03                 11/01/04           0.0000
0000646277                O                  10/01/34
0

9591953       313/G01     F                  73,100.00          ZZ
                          360                73,006.44          1
                          8.2500             549.18             103
                          8.0000             549.18
JACKSONVILLE  FL 32207    1                  09/22/04           23
0438451114                05                 11/01/04           0.0000
0010353258                O                  10/01/34
0

9591975       313/G01     F                  201,365.00         ZZ
                          360                201,126.37         1
                          8.6250             1566.20            103
                          8.3750             1566.20
DISTRICT HEIGHMD 20747    1                  09/21/04           23
0438455545                05                 11/01/04           0.0000
0010380632                O                  10/01/34
0

9592019       K15/G01     F                  186,100.00         ZZ
                          360                185,822.91         1
                          7.5000             1301.24            107
                          7.2500             1301.24
TONAWANDA     NY 14223    5                  09/24/04           23
0438452914                05                 11/01/04           0.0000
029505540323              O                  10/01/34
0

9592021       K15/G01     F                  196,700.00         ZZ
                          360                196,090.38         1
                          7.2500             1341.84            107
                          7.0000             1341.84
OTIS ORCHARDS WA 99027    5                  09/15/04           23
0438452765                05                 11/01/04           0.0000
018705524988              O                  10/01/34
0

9592025       W30/G01     F                  229,000.00         ZZ
                          360                228,659.04         1
                          7.5000             1601.20            100
                          7.2500             1601.20
WEST HARTFORD CT 06119    1                  09/13/04           23
0438456311                05                 11/01/04           0.0000
0913683                   O                  10/01/34
0

9592341       G52/G01     F                  184,800.00         ZZ
                          360                184,510.81         1
                          7.2500             1260.66            100
                          7.0000             1260.66
CALEXICO      CA 92231    1                  09/14/04           23
0438503989                05                 11/01/04           0.0000
805001418                 O                  10/01/34
0

9592455       S21/G01     F                  76,400.00          ZZ
                          360                76,274.39          1
                          7.0000             508.29             107
                          6.7500             508.29
BURLINGTON    NJ 08016    1                  09/23/04           23
0438452336                01                 11/01/04           0.0000
11400724                  O                  10/01/34
0

9592591       E22/G01     F                  209,050.00         ZZ
                          360                208,716.82         1
                          8.2500             1570.52            103
                          8.0000             1570.52
OMAHA         NE 68122    1                  09/15/04           23
0421815911                05                 11/01/04           0.0000
0421815911                O                  10/01/34
0

9592663       E22/G01     F                  62,000.00          ZZ
                          360                61,895.52          1
                          6.8750             407.30             107
                          6.6250             407.30
KELAYRES      PA 18231    1                  09/28/04           23
0421899634                05                 11/01/04           0.0000
0421899634                O                  10/01/34
0

9592925       E22/G01     F                  101,900.00         ZZ
                          360                101,744.71         1
                          7.8750             738.85             104
                          7.6250             738.85
YOUNGSVILLE   LA 70592    1                  09/27/04           23
0422123620                09                 11/01/04           0.0000
0422123620                O                  10/01/34
0

9593009       W84/G01     F                  139,100.00         ZZ
                          360                138,720.70         1
                          6.5000             879.21             107
                          6.2500             879.21
RIVERDALE     UT 84405    1                  08/25/04           23
0438454548                05                 10/01/04           0.0000
10100376                  O                  09/01/34
0

9594063       U05/G01     F                  148,400.00         ZZ
                          360                148,195.08         1
                          7.8750             1076.00            103
                          7.6250             1076.00
EDINBURG      TX 78539    2                  09/24/04           23
0438487910                05                 11/01/04           0.0000
3000651801                O                  10/01/34
0

9594675       N67/G01     F                  125,400.00         ZZ
                          360                125,239.53         1
                          8.2500             942.09             95
                          8.0000             942.09
BRANDON       FL 33511    1                  09/16/04           23
0438516197                03                 11/01/04           0.0000
3254014883                N                  10/01/34
0

9594685       F34/G01     F                  118,250.00         ZZ
                          360                118,073.93         1
                          7.5000             826.82             95
                          7.2500             826.82
PALM BAY      FL 32909    1                  09/22/04           23
0438458564                05                 11/01/04           0.0000
4900404231                N                  10/01/34
0

9594799       U35/G01     F                  121,540.00         ZZ
                          360                121,388.39         1
                          8.3750             923.79             103
                          8.1250             923.79
OGLESBY       IL 61348    1                  09/27/04           23
0438556268                05                 11/01/04           0.0000
11478                     O                  10/01/34
0

9595015       H76/G01     F                  160,500.00         ZZ
                          360                160,266.93         1
                          7.6250             1136.01            104
                          7.3750             1136.01
ATHENS        GA 30606    2                  09/23/04           23
0438456972                05                 11/01/04           0.0000
2004578625                O                  10/01/34
0

9595017       940/G01     F                  341,900.00         ZZ
                          360                330,000.00         1
                          7.3750             2361.42            104
                          7.1250             2361.42
SAN BERNARDINOCA 92407    1                  09/24/04           23
0438457806                05                 11/01/04           0.0000
40041377                  O                  10/01/34
0

9595257       U19/G01     F                  236,900.00         ZZ
                          360                236,633.40         1
                          8.8750             1884.88            103
                          8.6250             1884.88
AURORA        CO 80015    5                  09/25/04           23
0438455842                05                 11/01/04           0.0000
3000800221                O                  10/01/34
0

9595277       X83/G01     F                  81,320.00          ZZ
                          360                81,133.37          1
                          7.6250             575.58             107
                          7.3750             575.58
LYNN          IN 47355    1                  09/29/04           23
0438453938                05                 10/29/04           0.0000
8207154                   O                  09/29/34
0

9595379       M37/G01     F                  132,985.00         T
                          360                132,810.43         1
                          8.1250             987.41             103
                          7.8750             987.41
CHEYENNE      WY 82001    1                  09/24/04           23
0438455552                05                 11/01/04           0.0000
620407                    O                  10/01/34
0

9595467       E22/G01     F                  139,050.00         ZZ
                          360                138,901.44         1
                          9.1250             1131.36            103
                          8.8750             1131.36
PRATTVILLE    AL 36066    5                  09/24/04           23
0421950320                05                 11/01/04           0.0000
0421950320                O                  10/01/34
0

9595521       E22/G01     F                  133,900.00         ZZ
                          360                130,732.18         1
                          9.0000             1077.39            103
                          8.7500             1077.39
NEW ORLEANS   LA 70126    5                  09/24/04           23
0421942608                05                 11/01/04           0.0000
0421942608                O                  10/01/34
0

9595613       E22/G01     F                  89,000.00          ZZ
                          360                88,840.69          1
                          8.6250             692.23             100
                          8.3750             692.23
CLALLAM BAY   WA 98326    1                  09/16/04           23
0421859091                05                 11/01/04           0.0000
0421859091                O                  10/01/34
0

9595667       E22/G01     F                  82,500.00          ZZ
                          360                82,397.08          1
                          8.3750             627.06             100
                          8.1250             627.06
SPRING        TX 77373    1                  09/29/04           23
0421843236                03                 11/01/04           0.0000
0421843236                O                  10/01/34
0

9595783       E22/G01     F                  117,593.00         ZZ
                          360                117,422.23         1
                          7.6250             832.32             107
                          7.3750             832.32
HOUSTON       TX 77072    1                  09/29/04           23
0422032144                03                 11/01/04           0.0000
0422032144                O                  10/01/34
0

9595943       E22/G01     F                  331,700.00         ZZ
                          360                331,286.22         1
                          8.3750             2521.16            107
                          8.1250             2521.16
PADUCAH       KY 42001    5                  09/24/04           23
0421777715                05                 11/01/04           0.0000
0421777715                O                  10/01/34
0

9596161       E22/G01     F                  68,000.00          T
                          360                67,906.09          1
                          7.8750             493.05             100
                          7.6250             493.05
STEPHENVILLE  TX 76401    1                  09/29/04           23
0422104810                05                 11/01/04           0.0000
0422104810                O                  10/01/34
0

9597789       M50/G01     F                  113,955.00         ZZ
                          360                113,809.16         1
                          8.2500             856.11             107
                          8.0000             856.11
MIDDLETOWN    DE 19709    1                  09/23/04           23
0438455958                07                 11/01/04           0.0000
3718182                   O                  10/01/34
0

9597943       950/G01     F                  288,000.00         ZZ
                          360                287,169.61         1
                          7.5000             2013.74            104
                          7.2500             2013.74
CHICO         CA 95928    1                  09/10/04           23
0438464737                05                 11/01/04           0.0000
AE48009                   O                  10/01/34
0

9597979       X67/G01     F                  61,750.00          ZZ
                          360                61,668.95          2
                          8.1250             458.49             95
                          7.8750             458.49
NEWPORT       KY 41071    1                  09/22/04           23
0438457079                05                 11/01/04           0.0000
0000450800                N                  10/01/34
0

9598043       F34/G01     F                  137,450.00         ZZ
                          360                137,240.18         1
                          7.3750             949.33             95
                          7.1250             949.33
WASHINGTON    UT 84780    1                  09/23/04           23
0438477689                03                 11/01/04           0.0000
4900403155                N                  10/01/34
0

9598095       E22/G01     F                  173,450.00         ZZ
                          360                173,153.43         1
                          8.5000             1333.68            95
                          8.2500             1333.68
ST. AUGUSTINE FL 32092    1                  09/30/04           23
0421788746                03                 11/01/04           0.0000
0421788746                N                  10/01/34
0

9598127       E22/G01     F                  122,000.00         ZZ
                          360                121,831.54         1
                          7.8750             884.58             100
                          7.6250             884.58
NASHVILLE     TN 37207    1                  09/30/04           23
0421827759                05                 11/01/04           0.0000
0421827759                O                  10/01/34
0

9598129       E22/G01     F                  62,890.00          ZZ
                          360                62,800.53          1
                          7.8750             456.00             95
                          7.6250             456.00
WEST YORK BOROPA 17404    1                  09/30/04           23
0421828096                07                 11/01/04           0.0000
0421828096                N                  10/01/34
0

9598155       E22/G01     F                  123,600.00         ZZ
                          360                123,424.96         2
                          7.7500             885.49             103
                          7.5000             885.49
NEW ORLEANS   LA 70122    1                  09/30/04           23
0421857525                05                 11/01/04           0.0000
0421857525                O                  10/01/34
0

9598165       E22/G01     F                  197,950.00         ZZ
                          360                197,655.26         1
                          7.5000             1384.10            107
                          7.2500             1384.10
UPPER DARBY TOPA 19026    1                  09/30/04           23
0421863382                05                 11/01/04           0.0000
0421863382                O                  10/01/34
0

9598269       E22/G01     F                  54,000.00          ZZ
                          360                53,870.33          1
                          7.8750             391.54             100
                          7.6250             391.54
MINERAL WELLS TX 76067    1                  09/30/04           23
0421931668                05                 11/01/04           0.0000
0421931668                O                  10/01/34
0

9598315       E22/G01     F                  131,500.00         ZZ
                          360                131,304.21         1
                          7.5000             919.47             107
                          7.2500             919.47
CLIFTON HEIGHTPA 19018    1                  09/30/04           23
0421957507                07                 11/01/04           0.0000
0421957507                O                  10/01/34
0

9598327       E22/G01     F                  133,750.00         ZZ
                          360                133,550.86         1
                          7.5000             935.20             107
                          7.2500             935.20
VINELAND      NJ 08360    1                  09/30/04           23
0421961285                05                 11/01/04           0.0000
0421961285                O                  10/01/34
0

9598365       E22/G01     F                  60,800.00          ZZ
                          360                60,718.13          1
                          8.0000             446.13             95
                          7.7500             446.13
WINDER        GA 30680    1                  09/30/04           23
0421979972                05                 11/01/04           0.0000
0421979972                N                  10/01/34
0

9598433       E22/G01     F                  238,750.00         ZZ
                          360                238,436.60         2
                          8.1250             1772.71            100
                          7.8750             1772.71
WEST WARWICK  RI 02893    1                  09/30/04           23
0422016238                05                 11/01/04           0.0000
0422016238                O                  10/01/34
0

9598567       E22/G01     F                  50,000.00          ZZ
                          360                49,927.39          1
                          7.6250             353.90             95
                          7.3750             353.90
TULSA         OK 74106    1                  09/30/04           23
0422071266                05                 11/01/04           0.0000
0422071266                N                  10/01/34
0

9598581       E22/G01     F                  81,225.00          ZZ
                          360                81,104.06          2
                          7.5000             567.94             95
                          7.2500             567.94
LANCASTER     PA 17602    1                  09/30/04           23
0422079814                05                 11/01/04           0.0000
0422079814                N                  10/01/34
0

9598795       E22/G01     F                  40,660.00          ZZ
                          360                40,603.86          1
                          7.8750             294.81             107
                          7.6250             294.81
COLUMBUS      OH 43224    1                  09/30/04           23
0421629296                01                 11/01/04           0.0000
0421629296                O                  10/01/34
0

9598811       E22/G01     F                  56,050.00          ZZ
                          360                55,981.84          1
                          8.5000             430.98             95
                          8.2500             430.98
BEAUMONT      TX 77707    1                  09/30/04           23
0421661190                05                 11/01/04           0.0000
0421661190                N                  10/01/34
0

9598853       E22/G01     F                  162,637.00         ZZ
                          360                162,394.85         1
                          7.5000             1137.18            103
                          7.2500             1137.18
HIRAM         GA 30141    1                  09/30/04           23
0421760877                03                 11/01/04           0.0000
0421760877                O                  10/01/34
0

9601169       313/G01     F                  66,950.00          ZZ
                          360                66,859.84          1
                          8.0000             491.26             107
                          7.7500             491.26
MACHESNEY PARKIL 61115    5                  09/23/04           23
0438456998                01                 11/01/04           0.0000
0010266831                O                  10/01/34
0

9601187       U05/G01     F                  92,700.00          ZZ
                          360                92,571.99          1
                          7.8750             672.14             103
                          7.6250             672.14
SAN ANTONIO   TX 78250    1                  09/10/04           23
0438465247                03                 11/01/04           0.0000
3000644098                O                  10/01/34
0

9601229       Y21/G01     F                  198,271.00         ZZ
                          360                197,997.19         1
                          7.8750             1437.61            107
                          7.6250             1437.61
SUITLAND      MD 20746    1                  09/22/04           23
0438469678                05                 11/01/04           0.0000
204646979                 O                  10/01/34
0

9601341       Y21/G01     F                  77,040.00          ZZ
                          360                76,919.44          2
                          7.2500             525.55             107
                          7.0000             525.55
BALTIMORE     MD 21206    1                  09/22/04           23
0438504268                05                 11/01/04           0.0000
204644810                 O                  10/01/34
0

9601437       P48/G01     F                  113,300.00         ZZ
                          360                113,193.85         1
                          9.7500             973.42             103
                          9.5000             973.42
RIPON         WI 54971    1                  09/30/04           23
0438467847                05                 11/01/04           0.0000
6555FS                    O                  10/01/34
0

9601459       W30/G01     F                  222,300.00         ZZ
                          360                222,000.69         1
                          8.0000             1631.16            95
                          7.7500             1631.16
SOUTHBRIDGE   MA 01550    1                  09/15/04           23
0438485336                05                 11/01/04           0.0000
17645648                  O                  10/01/34
0

9601689       N46/G01     F                  86,000.00          ZZ
                          360                85,878.22          1
                          7.7500             616.11             100
                          7.5000             616.11
WALKERTOWN    NC 27051    1                  09/30/04           23
0438463234                05                 11/01/04           0.0000
MAY131N245                O                  10/01/34
0

9601897       U60/G01     F                  102,000.00         ZZ
                          360                101,859.15         1
                          7.8750             739.57             103
                          7.6250             739.57
LAS VEGAS     NV 89122    1                  09/20/04           23
0438485088                01                 11/01/04           0.0000
0409400038                O                  10/01/34
0

9602369       E22/G01     F                  39,900.00          ZZ
                          360                39,749.53          1
                          8.3750             303.27             100
                          8.1250             303.27
METAIRIE      LA 70003    1                  10/04/04           23
0422004416                01                 11/01/04           0.0000
0422004416                O                  10/01/34
0

9602423       E22/G01     F                  149,490.00         ZZ
                          360                149,283.56         1
                          7.8750             1083.91            99
                          7.6250             1083.91
HOUSTON       TX 77089    1                  09/30/04           23
0422069401                03                 11/01/04           0.0000
0422069401                O                  10/01/34
0

9602441       E22/G01     F                  184,500.00         ZZ
                          360                174,738.65         1
                          7.8750             1337.75            103
                          7.6250             1337.75
NIXA          MO 65714    1                  10/01/04           23
0422084137                03                 11/01/04           0.0000
0422084137                O                  10/01/34
0

9602599       E22/G01     F                  167,000.00         T
                          360                166,642.74         1
                          6.8750             1097.07            100
                          6.6250             1097.07
FLORENCE      OR 97439    1                  09/10/04           23
0421794041                05                 11/01/04           0.0000
0421794041                O                  10/01/34
0

9602639       E22/G01     F                  117,700.00         ZZ
                          360                117,515.81         1
                          7.2500             802.92             107
                          7.0000             802.92
HIALEAH       FL 33014    1                  10/01/04           23
0421900408                01                 11/01/04           0.0000
0421900408                O                  10/01/34
0

9602715       E22/G01     F                  145,443.00         ZZ
                          360                145,252.08         1
                          8.1250             1079.91            100
                          7.8750             1079.91
PUEBLO        CO 81007    1                  10/01/04           23
0421672528                05                 11/01/04           0.0000
0421672528                O                  10/01/34
0

9603503       T23/G01     F                  201,000.00         ZZ
                          360                200,700.73         1
                          7.5000             1405.42            104
                          7.2500             1405.42
HAMILTON      OH 45011    1                  09/29/04           23
0438471724                05                 11/29/04           0.0000
1067                      O                  10/29/34
0

9603687       950/G01     F                  224,700.00         ZZ
                          360                224,365.43         1
                          7.5000             1571.14            107
                          7.2500             1571.14
PORTLAND      OR 97229    1                  09/14/04           23
0438464547                03                 11/01/04           0.0000
Y246023                   O                  10/01/34
0

9603815       X89/G01     F                  85,000.00          ZZ
                          360                84,911.52          1
                          9.2500             699.28             100
                          9.0000             699.28
NORTON        OH 44203    1                  09/30/04           23
0438555534                05                 11/01/04           0.0000
2060230                   O                  10/01/34
0

9603843       J95/G01     F                  135,000.00         T
                          360                134,793.91         1
                          7.3750             932.42             100
                          7.1250             932.42
NORTH CONWAY  NH 03860    1                  09/22/04           23
0438465627                05                 11/01/04           0.0000
0050092279                O                  10/01/34
0

9603851       Y83/G01     F                  96,685.00          ZZ
                          360                96,541.03          1
                          7.5000             676.04             106
                          7.2500             676.04
COLUMBUS      OH 43228    1                  09/23/04           23
0438464471                05                 11/01/04           0.0000
762845                    O                  10/01/34
0

9604009       E22/G01     F                  151,500.00         ZZ
                          360                151,390.35         1
                          7.6250             1072.31            100
                          7.3750             1072.31
MANORVILLE    NY 11949    1                  10/04/04           23
0421888421                05                 12/01/04           0.0000
0421888421                O                  11/01/34
0

9604183       E22/G01     F                  129,000.00         ZZ
                          360                128,798.13         1
                          7.2500             880.01             104
                          7.0000             880.01
SPRINGFIELD   OR 97477    1                  09/29/04           23
0422043992                05                 11/01/04           0.0000
0422043992                O                  10/01/34
0

9604227       E22/G01     F                  142,000.00         ZZ
                          360                141,752.64         1
                          7.2500             968.69             100
                          7.0000             968.69
HOLLDAYSBURG  PA 16648    1                  10/04/04           23
0422070425                05                 11/01/04           0.0000
0422070425                O                  10/01/34
0

9604403       313/G01     F                  203,900.00         ZZ
                          360                203,393.92         1
                          7.5000             1425.70            103
                          7.2500             1425.70
PALOS HILLS   IL 60465    1                  09/24/04           23
0438471914                05                 11/01/04           0.0000
0010383313                O                  10/01/34
0

9604461       Y26/G01     F                  107,000.00         ZZ
                          360                106,855.92         1
                          8.0000             785.13             104
                          7.7500             785.13
DAYTON        OH 45424    5                  09/17/04           23
0438470874                05                 11/01/04           0.0000
931007142                 O                  10/01/34
0

9604469       E57/G01     F                  127,300.00         ZZ
                          360                127,115.15         1
                          7.6250             901.02             95
                          7.3750             901.02
FRESNO        CA 93702    1                  09/30/04           23
0438470627                05                 11/01/04           0.0000
13006811                  N                  10/01/34
0

9604571       Y19/G01     F                  286,760.00         ZZ
                          360                286,311.25         1
                          7.2500             1956.21            107
                          7.0000             1956.21
GERMANTOWN    MD 20874    1                  09/30/04           23
0438468431                01                 11/01/04           0.0000
109595                    O                  10/01/34
0

9604589       940/G01     F                  174,310.00         ZZ
                          360                173,088.79         1
                          7.5000             1218.80            106
                          7.2500             1218.80
APPLE VALLEY  CA 92307    1                  09/23/04           23
0438488553                05                 11/01/04           0.0000
40041095                  O                  10/01/34
0

9604813       H49/G01     F                  53,200.00          ZZ
                          360                53,122.74          2
                          7.6250             376.55             95
                          7.3750             376.55
CLEVELAND     OH 44102    1                  09/23/04           23
0438472896                05                 11/01/04           0.0000
603381                    N                  10/01/34
0

9604817       U85/G01     F                  101,500.00         ZZ
                          360                101,373.40         2
                          8.3750             771.47             100
                          8.1250             771.47
MILWAUKEE     WI 53215    1                  10/04/04           23
0438469769                05                 11/04/04           0.0000
0409230020                O                  10/04/34
0

9604821       H58/G01     F                  182,310.00         ZZ
                          360                182,068.97         1
                          8.7500             1434.23            103
                          8.5000             1434.23
ALEXANDRIA    IN 46001    5                  09/20/04           23
0438484438                05                 11/01/04           0.0000
0000245041                O                  10/01/34
0

9604955       E22/G01     F                  94,050.00          ZZ
                          360                93,929.63          2
                          8.2500             706.57             95
                          8.0000             706.57
WESTLAND      MI 48185    1                  10/05/04           23
0421814740                05                 11/01/04           0.0000
0421814740                N                  10/01/34
0

9605097       E22/G01     F                  149,573.00         ZZ
                          360                149,232.77         1
                          7.1250             1007.70            106
                          6.8750             1007.70
LEBANON       PA 17042    2                  09/30/04           23
0422012989                05                 11/01/04           0.0000
0422012989                O                  10/01/34
0

9605223       E22/G01     F                  203,300.00         ZZ
                          360                203,170.36         1
                          8.2500             1527.33            107
                          8.0000             1527.33
OTSEGO        MI 49078    5                  09/30/04           23
0422109827                05                 12/01/04           0.0000
0422109827                O                  11/01/34
0

9605247       E22/G01     F                  126,650.00         ZZ
                          360                126,487.92         1
                          8.2500             951.48             103
                          8.0000             951.48
TUTTLE        OK 73089    1                  10/05/04           23
0422134726                05                 11/01/04           0.0000
0422134726                O                  10/01/34
0

9605255       E22/G01     F                  65,000.00          ZZ
                          360                64,907.90          1
                          8.0000             476.95             100
                          7.7500             476.95
OSAGE BEACH   MO 65065    1                  10/05/04           23
0422138156                01                 12/01/04           0.0000
0422138156                O                  11/01/34
0

9606109       W02/G01     F                  99,910.00          ZZ
                          360                99,778.84          1
                          8.1250             741.83             103
                          7.8750             741.83
ZEPHYRHILLS   FL 33540    5                  09/24/04           23
0438472243                05                 11/01/04           0.0000
0090038805                O                  10/01/34
0

9606117       W02/G01     F                  88,600.00          ZZ
                          360                88,540.55          1
                          8.0000             650.12             107
                          7.7500             650.12
INDIANAPOLIS  IN 46240    1                  09/30/04           23
0438471229                05                 12/01/04           0.0000
0090028841                O                  11/01/34
0

9606121       L20/G01     F                  55,000.00          ZZ
                          360                54,918.10          1
                          7.5000             384.57             100
                          7.2500             384.57
NAMPA         ID 83651    1                  09/30/04           23
0438522963                05                 11/01/04           0.0000
1151090232                O                  10/01/34
0

9606249       588/G01     F                  170,100.00         ZZ
                          360                169,813.36         1
                          6.8750             1117.44            107
                          6.6250             1117.44
SILVER SPRING MD 20904    1                  09/29/04           23
0438568891                01                 11/01/04           0.0000
1134740                   O                  10/01/34
0

9606267       K60/G01     F                  143,355.00         ZZ
                          360                143,166.81         2
                          8.1250             1064.41            95
                          7.8750             1064.41
WEST SPRINGFIEMA 01089    1                  10/01/04           23
0438474975                05                 11/01/04           0.0000
96359                     N                  10/01/34
0

9606271       P01/G01     F                  93,600.00          ZZ
                          360                93,470.76          2
                          7.8750             678.66             106
                          7.6250             678.66
TROY          NY 12182    1                  09/29/04           23
0438475295                05                 11/01/04           0.0000
04004246                  O                  10/01/34
0

9606287       K60/G01     F                  74,900.00          ZZ
                          360                74,793.32          1
                          7.7500             536.59             107
                          7.5000             536.59
RUSSELLS POINTOH 43348    5                  09/30/04           23
0438481343                05                 11/01/04           0.0000
97755                     O                  10/01/34
0

9606295       A52/G01     F                  100,500.00         ZZ
                          360                100,408.31         1
                          9.8750             872.69             100
                          9.6250             872.69
TAMPA         FL 33619    1                  09/30/04           23
0438483513                05                 11/01/04           0.0000
31083                     O                  10/01/34
0

9606303       Y43/G01     F                  282,000.00         ZZ
                          360                281,590.50         1
                          7.6250             1995.98            107
                          7.3750             1995.98
CLINTON       MD 20735    1                  09/28/04           23
0438471484                09                 11/01/04           0.0000
9150153                   O                  10/01/34
0

9606331       Y13/G01     F                  82,400.00          ZZ
                          360                82,307.28          1
                          8.8750             655.61             103
                          8.6250             655.61
KOKOMO        IN 46902    1                  10/04/04           23
0438471419                05                 11/01/04           0.0000
0480500000                O                  10/01/34
0

9607953       E22/G01     F                  55,640.00          T
                          360                55,603.60          1
                          8.1250             413.13             107
                          7.8750             413.13
ATLANTA       MI 49709    1                  10/06/04           23
0421853797                05                 12/01/04           0.0000
0421853797                O                  11/01/34
0

9607959       E22/G01     F                  149,350.00         ZZ
                          360                149,186.24         1
                          9.0000             1201.70            103
                          8.7500             1201.70
PHENIX CITY   AL 36870    5                  10/01/04           23
0421864869                05                 11/01/04           0.0000
0421864869                O                  10/01/34
0

9608481       K15/G01     F                  176,200.00         ZZ
                          360                176,074.67         1
                          8.0000             1292.89            99
                          7.7500             1292.89
WILMINGTON    DE 19809    5                  09/30/04           23
0438481186                05                 12/01/04           0.0000
013405540968              O                  11/01/34
0

9608495       B28/G01     F                  118,500.00         ZZ
                          360                118,348.34         1
                          8.2500             890.26             107
                          8.0000             890.26
CHENEY        WA 99004    1                  09/27/04           23
0438482531                05                 11/01/04           0.0000
32002419                  O                  10/01/34
0

9608509       883/G01     F                  143,750.00         ZZ
                          360                143,513.65         1
                          7.0000             956.37             99
                          6.7500             956.37
BLOOMSBURG    PA 17815    2                  09/28/04           23
0438492324                05                 11/01/04           0.0000
42000103                  O                  10/01/34
0

9609359       313/G01     F                  171,000.00         ZZ
                          360                170,781.17         1
                          8.2500             1284.67            100
                          8.0000             1284.67
JACKSONVILLE  FL 32211    1                  09/28/04           23
0438477150                05                 11/01/04           0.0000
0010387017                O                  10/01/34
0

9609455       F34/G01     F                  96,400.00          ZZ
                          360                96,256.47          1
                          7.5000             674.04             95
                          7.2500             674.04
GREENSBORO    NC 27405    1                  09/24/04           23
0438486037                05                 11/01/04           0.0000
4900407170                N                  10/01/34
0

9609485       F34/G01     F                  116,650.00         ZZ
                          360                116,480.61         1
                          7.6250             825.64             95
                          7.3750             825.64
CAPE CORAL    FL 33909    1                  09/23/04           23
0438485914                05                 11/01/04           0.0000
4900403339                N                  10/01/34
0

9609537       F34/G01     F                  97,150.00          ZZ
                          360                97,001.70          1
                          7.3750             670.99             95
                          7.1250             670.99
SANGER        TX 76266    1                  09/29/04           23
0438472458                03                 11/01/04           0.0000
4900409167                N                  10/01/34
0

9609599       N74/G01     F                  86,520.00          ZZ
                          360                86,424.92          1
                          8.9900             695.54             103
                          8.7400             695.54
THOMASVILLE   NC 27360    5                  09/29/04           23
0438482176                05                 11/04/04           0.0000
0035290010                O                  10/04/34
0

9609601       Y68/G01     F                  184,885.00         ZZ
                          360                184,660.19         1
                          8.5000             1421.61            103
                          8.2500             1421.61
CAPE CORAL    FL 33991    1                  09/30/04           23
0438469553                05                 11/01/04           0.0000
1938828                   O                  10/01/34
0

9609605       Y68/G01     F                  248,240.00         ZZ
                          360                247,888.47         1
                          7.7500             1778.42            107
                          7.5000             1778.42
MIAMI         FL 33177    1                  09/28/04           23
0438469595                03                 11/01/04           0.0000
1939610                   O                  10/01/34
0

9610069       E22/G01     F                  127,000.00         T
                          360                126,912.60         1
                          7.8750             920.84             100
                          7.6250             920.84
BALTIMORE     MD 21214    1                  10/06/04           23
0422036152                05                 12/01/04           0.0000
0422036152                O                  11/01/34
0

9610159       E22/G01     F                  55,000.00          T
                          360                54,929.61          1
                          8.2500             413.20             100
                          8.0000             413.20
SAINT PETERSBUFL 33711    1                  10/05/04           23
0422188813                05                 11/01/04           0.0000
0422188813                O                  10/01/34
0

9610439       X92/G01     F                  36,915.00          ZZ
                          360                36,860.03          1
                          7.5000             258.12             107
                          7.2500             258.12
COMMERCE      TX 75428    1                  10/04/04           23
0438482556                05                 11/01/04           0.0000
20409188                  O                  10/01/34
0

9610487       N67/G01     F                  125,150.00         ZZ
                          360                122,581.69         1
                          8.1250             929.24             107
                          7.8750             929.24
MIAMI         FL 33193    1                  09/27/04           23
0438506057                01                 11/01/04           0.0000
3254014999                O                  10/01/34
0

9610667       U85/G01     F                  30,388.00          ZZ
                          360                30,350.09          1
                          8.3750             230.97             107
                          8.1250             230.97
MILWAUKEE     WI 53206    1                  10/05/04           23
0438475840                05                 11/05/04           0.0000
1005200400                O                  10/05/34
0

9610789       F64/G01     F                  118,720.00         ZZ
                          360                118,547.61         1
                          7.6250             840.29             104
                          7.3750             840.29
VIRGINIA BEACHVA 23454    1                  09/27/04           23
0438496408                01                 11/01/04           0.0000
LADIM580001956            O                  10/01/34
0

9610799       H49/G01     F                  144,050.00         ZZ
                          360                143,860.90         1
                          8.1250             1069.57            103
                          7.8750             1069.57
TACOMA        WA 98418    1                  09/20/04           23
0438486318                05                 11/01/04           0.0000
602953                    O                  10/01/34
0

9610827       U42/G01     F                  104,500.00         ZZ
                          360                104,422.45         1
                          7.5000             730.68             95
                          7.2500             730.68
ALBUQUERQUE   NM 87120    1                  10/01/04           23
0438500472                05                 12/01/04           0.0000
61400586                  N                  11/01/34
0

9610845       W49/G01     F                  183,850.00         ZZ
                          360                183,589.16         1
                          7.7500             1317.12            103
                          7.5000             1317.12
LENEXA        KS 66215    1                  10/07/04           23
0438495582                03                 11/01/04           0.0000
2004093471                O                  10/01/34
0

9611201       E22/G01     F                  110,000.00         ZZ
                          360                109,833.37         1
                          8.5000             845.80             100
                          8.2500             845.80
CHAUVIN       LA 70344    1                  10/08/04           23
0422014431                05                 12/01/04           0.0000
0422014431                O                  11/01/34
0

9611229       E22/G01     F                  76,500.00          ZZ
                          360                76,455.98          1
                          8.7500             601.83             100
                          8.5000             601.83
EUREKA        UT 84628    1                  10/05/04           23
0422033852                05                 12/01/04           0.0000
0422033852                O                  11/01/34
0

9611309       E22/G01     F                  144,300.00         ZZ
                          360                144,187.43         1
                          7.2500             984.38             107
                          7.0000             984.38
TAMPA         FL 33606    1                  10/08/04           23
0422094599                01                 12/01/04           0.0000
0422094599                O                  11/01/34
0

9611321       E22/G01     F                  87,550.00          ZZ
                          360                87,500.92          1
                          8.8750             696.59             103
                          8.6250             696.59
MINNEAPOLIS   MN 55411    1                  10/11/04           23
0422100826                07                 12/01/04           0.0000
0422100826                O                  11/01/34
0

9611459       E22/G01     F                  171,700.00         ZZ
                          360                171,603.74         1
                          8.8750             1366.12            103
                          8.6250             1366.12
BRANDON       MS 39047    1                  10/08/04           23
0421549809                05                 12/01/04           0.0000
0421549809                O                  11/01/34
0

9611543       E22/G01     F                  69,000.00          ZZ
                          360                68,958.20          1
                          8.5000             530.55             100
                          8.2500             530.55
WARREN        MI 48089    1                  10/08/04           23
0421904046                05                 12/01/04           0.0000
0421904046                O                  11/01/34
0

9612995       H76/G01     F                  173,250.00         ZZ
                          360                173,121.42         1
                          7.5000             1211.39            99
                          7.2500             1211.39
MADISON       AL 35758    5                  10/05/04           23
0438487415                05                 12/01/04           0.0000
2004582899                O                  11/01/34
0

9613131       U85/G01     F                  82,650.00          ZZ
                          360                82,546.90          2
                          8.3750             628.20             95
                          8.1250             628.20
MILWAUKEE     WI 53233    1                  10/07/04           23
0438508046                05                 11/07/04           0.0000
0409280020                N                  10/07/34
0

9613137       H76/G01     F                  267,300.00         ZZ
                          360                266,921.46         1
                          7.7500             1914.97            99
                          7.5000             1914.97
SHAWNEE       KS 66216    5                  09/29/04           23
0438491565                05                 11/01/04           0.0000
2004582059                O                  10/01/34
0

9613159       588/G01     F                  133,200.00         ZZ
                          360                132,990.61         1
                          7.5000             931.35             107
                          7.2500             931.35
LANSDOWNE BOROPA 19050    1                  09/30/04           23
0438565897                07                 11/01/04           0.0000
1132695                   O                  10/01/34
0

9613231       X67/G01     F                  203,300.00         ZZ
                          360                203,033.12         1
                          8.1250             1509.50            106
                          7.8750             1509.50
RANDALLSTOWN  MD 21133    1                  09/28/04           23
0438508897                05                 11/01/04           0.0000
0000451238                O                  10/01/34
0

9613253       H76/G01     F                  119,840.00         ZZ
                          180                119,478.06         1
                          7.5000             1110.94            107
                          7.2500             1110.94
WARREN        PA 16365    5                  10/05/04           23
0438490922                05                 12/01/04           0.0000
2004583663                O                  11/01/19
0

9613267       H76/G01     F                  149,800.00         ZZ
                          360                149,587.86         1
                          7.7500             1073.19            107
                          7.5000             1073.19
MOUNT STERLINGKY 40353    5                  10/04/04           23
0438490781                05                 11/01/04           0.0000
2004579974                O                  10/01/34
0

9613281       X67/G01     F                  61,000.00          T
                          360                60,921.95          1
                          8.2500             458.27             100
                          8.0000             458.27
LITTLE RIVER  SC 29566    1                  09/29/04           23
0438507691                01                 11/01/04           0.0000
0000450615                O                  10/01/34
0

9613291       J95/G01     F                  93,784.00          ZZ
                          360                93,644.34          1
                          7.5000             655.76             105
                          7.2500             655.76
BLUFF CITY    TN 37618    1                  09/30/04           23
0438502916                05                 11/01/04           0.0000
0050298595                O                  10/01/34
0

9613791       313/G01     F                  47,500.00          ZZ
                          360                47,471.22          1
                          8.5000             365.24             95
                          8.2500             365.24
ORWIGSBURG    PA 17961    1                  10/01/04           23
0438582306                05                 12/01/04           0.0000
0010369312                O                  11/01/34
0

9613845       W35/G01     F                  138,030.00         ZZ
                          360                137,824.48         2
                          7.5000             965.13             107
                          7.2500             965.13
MENASHA       WI 54952    1                  09/30/04           23
0438497844                05                 11/01/04           0.0000
35742                     O                  10/01/34
0

9613851       G52/G01     F                  182,175.00         ZZ
                          360                182,049.62         1
                          7.8750             1320.90            105
                          7.6250             1320.90
BEL AIR       MD 21015    1                  10/06/04           23
0438510968                09                 12/01/04           0.0000
3070000762                O                  11/01/34
0

9614067       J95/G01     F                  291,325.00         ZZ
                          360                289,540.96         1
                          7.0000             1938.19            106
                          6.7500             1938.19
BOWIE         MD 20716    1                  09/27/04           23
0438508913                05                 11/01/04           0.0000
0050252949                O                  10/01/34
0

9614133       003/G01     F                  140,100.00         ZZ
                          360                139,906.54         2
                          7.8750             1015.82            95
                          7.6250             1015.82
STONE MOUNTAINGA 30083    1                  09/30/04           23
0438519894                05                 11/01/04           0.0000
0022553473                N                  10/01/34
0

9614145       K15/G01     F                  157,500.00         ZZ
                          360                157,416.19         1
                          9.1250             1281.47            103
                          8.8750             1281.47
CANANDAIGUA   NY 14424    5                  10/08/04           23
0438511743                05                 12/01/04           0.0000
027305541439              O                  11/01/34
0

9614273       T23/G01     F                  79,715.00          ZZ
                          360                79,590.25          1
                          7.2500             543.80             107
                          7.0000             543.80
NEW CASTLE    PA 16101    1                  10/07/04           23
0438502718                05                 11/07/04           0.0000
7906                      O                  10/07/34
0

9614287       Y13/G01     F                  67,800.00          T
                          360                67,708.52          1
                          7.9900             497.02             100
                          7.7400             497.02
HOT SPRINGS   AR 71913    1                  09/29/04           23
0438501355                01                 11/01/04           0.0000
9918330000                O                  10/01/34
0

9614295       N74/G01     F                  112,270.00         ZZ
                          360                112,136.96         1
                          8.6250             873.22             103
                          8.3750             873.22
MABELVALE     AR 72103    5                  09/30/04           23
0438506768                05                 11/05/04           0.0000
2200002510                O                  10/05/34
0

9614441       E22/G01     F                  78,900.00          ZZ
                          360                78,842.89          1
                          7.6250             558.45             100
                          7.3750             558.45
HUMBLE        TX 77396    1                  10/11/04           23
0422001826                03                 12/01/04           0.0000
0422001826                O                  11/01/34
0

9614523       E22/G01     F                  120,510.00         ZZ
                          360                120,438.86         1
                          8.6250             937.31             103
                          8.3750             937.31
EDGERTON      KS 66021    5                  10/06/04           23
0422052621                05                 12/01/04           0.0000
0422052621                O                  11/01/34
0

9614681       E22/G01     F                  85,600.00          ZZ
                          360                85,534.86          1
                          7.3750             591.22             107
                          7.1250             591.22
GLASSBORO     NJ 08028    1                  10/12/04           23
0422121111                09                 12/01/04           0.0000
0422121111                O                  11/01/34
0

9614711       E22/G01     F                  147,660.00         ZZ
                          360                147,546.50         2
                          7.6250             1045.13            107
                          7.3750             1045.13
DUNMORE       PA 18512    5                  10/06/04           23
0422134262                05                 12/01/04           0.0000
0422134262                O                  11/01/34
0

9614739       E22/G01     F                  70,000.00          ZZ
                          360                69,959.73          1
                          8.7500             550.69             100
                          8.5000             550.69
BLACKWELL     OK 74631    5                  10/06/04           23
0422152322                05                 12/01/04           0.0000
0422152322                O                  11/01/34
0

9614757       E22/G01     F                  53,560.00          ZZ
                          360                53,530.74          1
                          9.0000             430.96             103
                          8.7500             430.96
WICHITA       KS 67214    5                  10/05/04           23
0422161745                05                 12/01/04           0.0000
0422161745                O                  11/01/34
0

9614889       E22/G01     F                  85,000.00          ZZ
                          360                84,888.42          1
                          8.1250             631.12             100
                          7.8750             631.12
LAKEWOOD      NJ 08701    1                  09/13/04           23
0421854050                01                 11/01/04           0.0000
0421854050                O                  10/01/34
0

9615869       F34/G01     F                  97,850.00          ZZ
                          360                97,777.38          2
                          7.5000             684.18             95
                          7.2500             684.18
LEBANON       MO 65536    1                  10/04/04           23
0438548067                05                 12/01/04           0.0000
4900408664                N                  11/01/34
0

9615873       F34/G01     F                  136,700.00         ZZ
                          360                136,603.51         1
                          7.7500             979.34             95
                          7.5000             979.34
KYLE          TX 78640    1                  10/06/04           23
0438508020                03                 12/01/04           0.0000
4900409104                N                  11/01/34
0

9615963       X91/G01     F                  360,000.00         ZZ
                          360                359,393.39         1
                          6.8750             2364.94            100
                          6.6250             2364.94
KAPOLEI       HI 96707    1                  09/24/04           23
0438508608                03                 11/01/04           0.0000
815873                    O                  10/01/34
0

9615973       Y83/G01     F                  257,500.00         ZZ
                          360                257,369.96         1
                          9.3750             2141.76            103
                          9.1250             2141.76
WHITE BEAR LAKMN 55110    5                  10/11/04           23
0438500290                05                 12/01/04           0.0000
764260                    O                  11/01/34
0

9616907       Q01/G01     F                  146,322.00         ZZ
                          360                146,206.03         1
                          7.6250             1035.66            107
                          7.3750             1035.66
HYRUM         UT 84319    5                  10/06/04           23
0438517583                05                 12/01/04           0.0000
231474                    O                  11/01/34
0

9616921       Y43/G01     F                  154,500.00         ZZ
                          360                154,286.64         1
                          7.8750             1120.24            103
                          7.6250             1120.24
WALDORF       MD 20601    1                  10/06/04           23
0438521015                09                 11/01/04           0.0000
1                         O                  10/01/34
0

9617243       E22/G01     F                  35,150.00          ZZ
                          360                35,129.77          2
                          8.7500             276.53             95
                          8.5000             276.53
SAN ANTONIO   TX 78210    1                  10/08/04           23
0422249532                05                 12/01/04           0.0000
0422249532                N                  11/01/34
0

9617249       E22/G01     F                  89,186.00          ZZ
                          360                89,126.15          1
                          8.0000             654.42             95
                          7.7500             654.42
BATON ROUGE   LA 70810    1                  10/13/04           23
0422254490                07                 12/01/04           0.0000
0422254490                N                  11/01/34
0

9617435       E22/G01     F                  153,500.00         ZZ
                          360                153,397.00         1
                          8.0000             1126.33            106
                          7.7500             1126.33
GRAND RAPIDS  MI 49544    1                  10/13/04           23
0422097915                05                 12/01/04           0.0000
0422097915                O                  11/01/34
0

9617509       E22/G01     F                  89,186.00          ZZ
                          360                89,126.15          1
                          8.0000             654.42             95
                          7.7500             654.42
BATON ROUGE   LA 70810    1                  10/13/04           23
0422177634                07                 12/01/04           0.0000
0422177634                N                  11/01/34
0

9617925       N67/G01     F                  117,700.00         ZZ
                          360                117,608.18         1
                          7.2500             802.92             107
                          7.0000             802.92
BALTIMORE     MD 21225    1                  10/06/04           23
0438608713                05                 12/01/04           0.0000
3274020655                O                  11/01/34
0

9617943       N67/G01     F                  146,550.00         ZZ
                          360                146,465.68         1
                          8.7500             1152.91            103
                          8.5000             1152.91
NORTH PORT    FL 34286    1                  10/07/04           23
0438502023                05                 12/01/04           0.0000
3252008163                O                  11/01/34
0

9617955       N67/G01     F                  176,550.00         ZZ
                          360                176,193.83         1
                          7.7500             1264.83            107
                          7.5000             1264.83
FORT WASHINGTOMD 20744    1                  10/01/04           23
0438514739                05                 11/01/04           0.0000
3274201089                O                  10/01/34
0

9618113       E47/G01     F                  299,450.00         ZZ
                          360                299,015.16         2
                          7.6250             2119.49            103
                          7.3750             2119.49
DOVER         NH 03820    1                  09/23/04           23
0438543704                05                 11/01/04           0.0000
7359011965                O                  10/01/34
0

9618123       T24/G01     F                  108,000.00         ZZ
                          360                107,758.03         1
                          7.5000             755.15             100
                          7.2500             755.15
KATY          TX 77449    1                  08/16/04           23
0438507667                03                 10/01/04           0.0000
0003535495                O                  09/01/34
0

9618151       T24/G01     F                  159,700.00         ZZ
                          360                159,456.15         1
                          9.3750             1328.31            100
                          9.1250             1328.31
WEAVERVILLE   CA 96093    1                  08/20/04           23
0438527251                05                 10/01/04           0.0000
0003420902                O                  09/01/34
0

9618377       T24/G01     F                  56,050.00          ZZ
                          360                55,939.27          1
                          8.1250             416.17             95
                          7.8750             416.17
KANSAS CITY   MO 64128    1                  08/16/04           23
0438527343                05                 10/01/04           0.0000
0003512185                N                  09/01/34
0

9618383       T24/G01     F                  52,000.00          ZZ
                          360                51,897.25          1
                          8.1250             386.10             100
                          7.8750             386.10
PITCAIRN      PA 15140    1                  08/27/04           23
0438532475                05                 10/01/04           0.0000
0003538942                O                  09/01/34
0

9618413       Y21/G01     F                  121,000.00         ZZ
                          360                120,819.84         1
                          7.5000             846.05             106
                          7.2500             846.05
INDEPENDENCE  MO 64050    5                  09/24/04           23
0438519696                05                 11/01/04           0.0000
204648203                 O                  10/01/34
0

9619865       W02/G01     F                  158,360.00         ZZ
                          360                158,118.26         1
                          7.3750             1093.75            107
                          7.1250             1093.75
WEST JORDAN   UT 84084    5                  09/24/04           23
0438521304                05                 11/01/04           0.0000
0090044491                O                  10/01/34
0

9620253       E22/G01     F                  185,400.00         ZZ
                          360                185,296.06         1
                          8.8750             1475.13            103
                          8.6250             1475.13
ALLYN         WA 98524    1                  10/07/04           23
0421806860                03                 12/01/04           0.0000
0421806860                O                  11/01/34
0

9620291       E22/G01     F                  253,000.00         ZZ
                          360                252,825.88         1
                          7.8750             1834.43            100
                          7.6250             1834.43
LEVITTOWN     PA 19054    5                  10/08/04           23
0421928409                05                 12/01/04           0.0000
0421928409                O                  11/01/34
0

9620677       253/G01     F                  199,405.00         ZZ
                          360                199,092.94         2
                          7.2500             1360.30            95
                          7.0000             1360.30
DALLAS        TX 75228    1                  09/30/04           23
0438556466                05                 11/01/04           0.0000
360753                    N                  10/01/34
0

9620687       883/G01     F                  235,400.00         ZZ
                          360                235,216.37         1
                          7.2500             1605.84            107
                          7.0000             1605.84
CORDOVA       TN 38018    5                  10/05/04           23
0438546509                05                 12/01/04           0.0000
70002075                  O                  11/01/34
0

9620935       U05/G01     F                  130,680.00         T
                          360                130,504.06         1
                          8.0000             958.88             99
                          7.7500             958.88
TAMPA         FL 33615    1                  10/01/04           23
0438502213                05                 11/01/04           0.0000
3000666931                O                  10/01/34
0

9621395       T76/G01     F                  184,999.00         ZZ
                          360                184,743.54         1
                          7.8750             1341.37            100
                          7.6250             1341.37
DES PLAINES   IL 60016    1                  10/13/04           23
0438519472                07                 11/13/04           0.0000
13151                     O                  10/13/34
0

9621441       642/G01     F                  209,720.00         ZZ
                          360                209,564.36         1
                          7.5000             1466.39            107
                          7.2500             1466.39
AURORA        CO 80017    5                  10/01/04           23
0438575623                05                 12/01/04           0.0000
09148004                  O                  11/01/34
0

9621449       K15/G01     F                  160,500.00         ZZ
                          180                160,004.55         1
                          7.2500             1465.14            107
                          7.0000             1465.14
OKLAHOMA CITY OK 73135    5                  10/12/04           23
0438512295                05                 12/01/04           0.0000
032605526194              O                  11/01/19
0

9621917       W99/G01     F                  56,335.00          ZZ
                          360                56,283.63          1
                          8.3750             428.19             95
                          8.1250             428.19
SUMTER        SC 29154    1                  10/07/04           23
0438519415                05                 12/01/04           0.0000
94025698                  N                  11/01/34
0

9622749       E22/G01     F                  301,650.00         ZZ
                          360                301,462.51         1
                          8.3750             2292.76            103
                          8.1250             2292.76
MORRISVILLE   PA 19067    1                  10/15/04           23
0421672098                05                 12/01/04           0.0000
0421672098                O                  11/01/34
0

9622789       E22/G01     F                  110,000.00         ZZ
                          360                109,938.33         1
                          8.8750             875.21             100
                          8.6250             875.21
TAMPA         FL 33619    5                  10/11/04           23
0421898743                05                 12/01/04           0.0000
0421898743                O                  11/01/34
0

9622863       E22/G01     F                  84,850.00          ZZ
                          360                84,695.02          1
                          7.6250             600.56             107
                          7.3750             600.56
FORT WORTH    TX 76133    1                  10/15/04           23
0421986928                05                 12/01/04           0.0000
0421986928                O                  11/01/34
0

9622921       E22/G01     F                  130,540.00         ZZ
                          360                130,452.41         1
                          8.0000             957.86             107
                          7.7500             957.86
GREENVILLE    NC 27834    5                  10/11/04           23
0422045757                05                 12/01/04           0.0000
0422045757                O                  11/01/34
0

9622987       E22/G01     F                  85,493.00          ZZ
                          360                85,398.61          1
                          7.2500             583.21             107
                          7.0000             583.21
JACKSONVILLE  FL 32244    1                  10/15/04           23
0422106138                07                 12/01/04           0.0000
0422106138                O                  11/01/34
0

9623071       E22/G01     F                  151,000.00         ZZ
                          360                150,906.14         1
                          8.3750             1147.71            100
                          8.1250             1147.71
CORNELIUS     NC 28031    1                  10/15/04           23
0422165910                03                 12/01/04           0.0000
0422165910                O                  11/01/34
0

9624289       P48/G01     F                  71,250.00          ZZ
                          360                71,204.69          1
                          8.5000             547.85             95
                          8.2500             547.85
SUPERIOR      WI 54880    1                  10/15/04           23
0438544843                05                 12/01/04           0.0000
6594FS                    N                  11/01/34
0

9624555       L03/G01     F                  151,946.00         T
                          360                151,683.62         1
                          6.7500             985.52             100
                          6.5000             985.52
AVONDALE      AZ 85323    1                  09/24/04           23
0438549289                03                 11/01/04           0.0000
40019089                  O                  10/01/34
0

9624575       H76/G01     F                  138,000.00         ZZ
                          180                137,587.78         1
                          7.6250             1289.10            96
                          7.3750             1289.10
OWEGO         NY 13827    5                  10/15/04           23
0438521791                05                 12/01/04           0.0000
45866580987               O                  11/01/19
0

9624583       F34/G01     F                  151,900.00         ZZ
                          360                151,784.41         1
                          7.3750             1049.14            91
                          7.1250             1049.14
MERIDIAN      ID 83642    1                  10/07/04           23
0438575573                05                 12/01/04           0.0000
4900409038                N                  11/01/34
0

9624597       588/G01     F                  247,400.00         ZZ
                          360                247,207.01         1
                          7.2500             1687.70            106
                          7.0000             1687.70
SPARTA TOWNSHINJ 07871    1                  10/08/04           23
0438556771                05                 12/01/04           0.0000
1134029                   O                  11/01/34
0

9624659       E22/G01     F                  100,580.00         ZZ
                          360                100,515.87         1
                          8.2500             755.62             107
                          8.0000             755.62
PERRYVILLE    MO 63775    5                  10/13/04           23
0422099325                05                 12/01/04           0.0000
0422099325                O                  11/01/34
0

9624683       E22/G01     F                  111,500.00         ZZ
                          360                111,413.02         1
                          7.2500             760.63             107
                          7.0000             760.63
ALTOONA       PA 16602    1                  10/18/04           23
0422061234                05                 12/01/04           0.0000
0422061234                O                  11/01/34
0

9624741       E22/G01     F                  164,000.00         ZZ
                          360                163,900.65         1
                          8.5000             1261.02            100
                          8.2500             1261.02
AMMON         ID 83406    2                  10/07/04           23
0422022251                05                 12/01/04           0.0000
0422022251                O                  11/01/34
0

9624777       E22/G01     F                  178,500.00         ZZ
                          360                178,360.76         1
                          7.2500             1217.68            105
                          7.0000             1217.68
CANTON        NC 28716    1                  10/18/04           23
0422002170                05                 12/01/04           0.0000
0422002170                O                  11/01/34
0

9625059       588/G01     F                  103,750.00         ZZ
                          360                103,669.03         1
                          7.2500             707.76             104
                          7.0000             707.76
WALNUTPORT BORPA 18088    1                  10/08/04           23
0438548810                05                 12/01/04           0.0000
1134102                   O                  11/01/34
0

9625123       T24/G01     F                  60,705.00          ZZ
                          360                60,585.03          1
                          8.1250             450.74             95
                          7.8750             450.74
KANSAS CITY   MO 64128    1                  08/16/04           23
0438532517                05                 10/01/04           0.0000
0003512191                N                  09/01/34
0

9626551       T24/G01     F                  88,350.00          ZZ
                          360                88,184.09          1
                          8.3750             671.53             95
                          8.1250             671.53
FARGO         ND 58103    1                  08/03/04           23
0438530909                07                 10/01/04           0.0000
0003477823                N                  09/01/34
0

9626755       253/G01     F                  161,500.00         ZZ
                          360                161,397.01         1
                          8.2500             1213.30            95
                          8.0000             1213.30
JOSHUA        TX 76058    1                  10/08/04           23
0438544488                05                 12/01/04           0.0000
352156                    O                  11/01/34
0

9626925       S27/G01     F                  119,900.00         ZZ
                          360                119,819.54         1
                          8.0000             879.79             100
                          7.7500             879.79
LAKELAND      FL 33813    1                  10/15/04           23
0438549388                05                 12/01/04           0.0000
1010038965                O                  11/01/34
0

9626965       W02/G01     F                  78,003.00          ZZ
                          360                77,942.15          1
                          7.2500             532.12             107
                          7.0000             532.12
ROCKWOOD      TN 37854    5                  10/13/04           23
0438564130                05                 12/01/04           0.0000
0090034636                O                  11/01/34
0

9626985       P57/G01     F                  199,700.00         ZZ
                          360                199,399.99         1
                          7.5000             1396.33            106
                          7.2500             1396.33
INDIANAPOLIS  IN 46217    5                  09/30/04           23
0438558124                05                 11/05/04           0.0000
02105331                  O                  10/05/34
0

9626993       X21/G01     F                  197,750.00         ZZ
                          360                197,636.22         1
                          8.7500             1555.71            103
                          8.5000             1555.71
MAGNOLIA      DE 19962    1                  10/05/04           23
0438525081                05                 12/01/04           0.0000
716827                    O                  11/01/34
0

9626999       Y75/G01     F                  120,700.00         ZZ
                          360                120,634.07         1
                          9.0000             971.18             103
                          8.7500             971.18
GRAND RAPIDS  MI 49506    1                  10/15/04           23
0438539009                05                 12/01/04           0.0000
T4080025                  O                  11/01/34
0

9627023       K15/G01     F                  169,700.00         ZZ
                          360                169,602.37         1
                          8.7500             1335.03            103
                          8.5000             1335.03
LAVERGNE      TN 37086    5                  10/13/04           23
0438554255                05                 12/01/04           0.0000
003805526061              O                  11/01/34
0

9627435       P27/G01     F                  128,400.00         ZZ
                          360                128,231.44         1
                          8.1250             953.37             107
                          7.8750             953.37
PHOENIX       AZ 85022    5                  09/21/04           23
0438545410                07                 11/01/04           0.0000
3212075159                O                  10/01/34
0

9628153       U85/G01     F                  143,925.00         ZZ
                          360                143,837.81         1
                          8.5000             1106.66            95
                          8.2500             1106.66
SOUTH MILWAUKEWI 53172    1                  10/15/04           23
0438542847                05                 12/01/04           0.0000
1013200400                N                  11/01/34
0

9628187       L76/G01     F                  181,900.00         ZZ
                          360                181,774.82         1
                          7.8750             1318.90            107
                          7.6250             1318.90
NEW PRAGUE    MN 56071    5                  10/15/04           23
0438543787                05                 12/01/04           0.0000
9508638000                O                  11/01/34
0

9628385       E22/G01     F                  91,180.00          ZZ
                          360                91,127.54          1
                          8.7500             717.31             97
                          8.5000             717.31
ELKHART       IN 46516    1                  10/19/04           23
0422331108                05                 12/01/04           0.0000
0422331108                O                  11/01/34
0

9628551       E22/G01     F                  175,100.00         ZZ
                          360                175,009.23         1
                          9.2500             1440.50            103
                          9.0000             1440.50
FAIRBANKS     AK 99701    5                  10/05/04           23
0422047944                05                 12/01/04           0.0000
0422047944                O                  11/01/34
0

9628555       E22/G01     F                  143,170.00         ZZ
                          360                143,061.26         1
                          7.7500             1025.69            103
                          7.5000             1025.69
LADSON        SC 29456    5                  10/14/04           23
0422051300                05                 12/01/04           0.0000
0422051300                O                  11/01/34
0

9629023       U85/G01     F                  101,650.00         ZZ
                          360                101,574.56         1
                          7.5000             710.75             107
                          7.2500             710.75
SHELBYVILLE   IN 46176    2                  10/15/04           23
0438551053                05                 12/01/04           0.0000
TQS102IN                  O                  11/01/34
0

9629107       U35/G01     F                  92,700.00          ZZ
                          360                92,642.38          1
                          8.3750             704.59             103
                          8.1250             704.59
HAMPTON       VA 23663    1                  10/15/04           23
0438601502                05                 12/01/04           0.0000
11149                     O                  11/01/34
0

9629131       M50/G01     F                  125,000.00         T
                          360                124,835.91         1
                          8.1250             928.12             100
                          7.8750             928.12
LAS VEGAS     NV 89101    1                  09/30/04           23
0438558140                05                 11/01/04           0.0000
3418813                   O                  10/01/34
0

9629859       E22/G01     F                  89,095.00          ZZ
                          360                89,033.69          1
                          7.8750             646.00             103
                          7.6250             646.00
MIDLAND       TX 79707    1                  10/20/04           23
0421953993                05                 12/01/04           0.0000
0421953993                O                  11/01/34
0

9629929       E22/G01     F                  157,075.00         ZZ
                          360                156,943.04         1
                          6.8750             1031.87            103
                          6.6250             1031.87
PERKASIE      PA 18944    1                  10/20/04           23
0422111567                07                 12/01/04           0.0000
0422111567                O                  11/01/34
0

9629957       E22/G01     F                  106,000.00         ZZ
                          360                105,921.33         1
                          7.5000             741.17             106
                          7.2500             741.17
DUNDALK       MD 21222    1                  10/20/04           23
0422126979                07                 12/01/04           0.0000
0422126979                O                  11/01/34
0

9629965       E22/G01     F                  153,000.00         ZZ
                          360                152,880.65         1
                          7.2500             1043.73            106
                          7.0000             1043.73
PUEBLO        CO 81005    2                  10/15/04           23
0422133165                05                 12/01/04           0.0000
0422133165                O                  11/01/34
0

9630053       E22/G01     F                  130,540.00         ZZ
                          360                130,456.76         1
                          8.2500             980.70             107
                          8.0000             980.70
HUNTSVILLE    AL 35803    5                  10/13/04           23
0422197665                05                 12/01/04           0.0000
0422197665                O                  11/01/34
0

9630127       E22/G01     F                  65,550.00          ZZ
                          360                65,512.29          1
                          8.7500             515.68             95
                          8.5000             515.68
PROPHETSTOWN  IL 61277    1                  10/20/04           23
0422251496                05                 12/01/04           0.0000
0422251496                N                  11/01/34
0

9630237       E22/G01     F                  98,550.00          ZZ
                          360                98,478.67          1
                          7.6250             697.53             104
                          7.3750             697.53
HOUSTON       TX 77065    1                  10/19/04           23
0421558123                09                 12/01/04           0.0000
0421558123                O                  11/01/34
0

9630243       E22/G01     F                  96,820.00          ZZ
                          360                96,765.72          1
                          8.8750             770.34             103
                          8.6250             770.34
NEWPORT       NC 28570    1                  10/20/04           23
0421644022                05                 12/01/04           0.0000
0421644022                O                  11/01/34
0

9630261       E22/G01     F                  39,140.00          ZZ
                          360                39,117.49          1
                          8.7500             307.91             95
                          8.5000             307.91
SHARON        PA 16146    1                  10/20/04           23
0421970930                05                 12/01/04           0.0000
0421970930                N                  11/01/34
0

9630363       X92/G01     F                  84,460.00          ZZ
                          360                84,415.06          1
                          9.1250             687.19             103
                          8.8750             687.19
ARAB          AL 35016    2                  10/15/04           23
0438559304                05                 12/01/04           0.0000
20410049                  O                  11/01/34
0

9630399       642/G01     F                  154,080.00         ZZ
                          360                153,965.65         1
                          7.5000             1077.35            105
                          7.2500             1077.35
COLORADO SPRINCO 80910    2                  10/14/04           23
0438542268                05                 12/01/04           0.0000
09162504                  O                  11/01/34
0

9631499       K15/G01     F                  138,000.00         ZZ
                          360                137,916.40         1
                          8.5000             1061.10            107
                          8.2500             1061.10
GREEN COVE SPRFL 32043    5                  10/12/04           23
0438557340                05                 12/01/04           0.0000
007905542165              O                  11/01/34
0

9631501       K15/G01     F                  174,000.00         ZZ
                          360                173,894.59         1
                          8.5000             1337.91            103
                          8.2500             1337.91
ATOKA         TN 38004    1                  10/13/04           23
0438557357                05                 12/01/04           0.0000
007905540035              O                  11/01/34
0

9631889       Q30/G01     F                  77,250.00          ZZ
                          360                77,204.39          1
                          8.6250             600.84             103
                          8.3750             600.84
NORTH SYRACUSENY 13212    1                  10/14/04           23
0438554024                05                 12/01/04           0.0000
32024201                  O                  11/01/34
0

9632421       E22/G01     F                  187,350.00         ZZ
                          360                187,210.96         1
                          7.5000             1309.98            103
                          7.2500             1309.98
ORLANDO       FL 32818    1                  10/21/04           23
0422116202                05                 12/01/04           0.0000
0422116202                O                  11/01/34
0

9632511       E22/G01     F                  121,980.00         ZZ
                          360                121,887.18         1
                          7.3750             842.49             107
                          7.1250             842.49
PITTSBURGH    PA 15212    1                  10/21/04           23
0422231746                05                 12/01/04           0.0000
0422231746                O                  11/01/34
0

9632553       E22/G01     F                  31,350.00          ZZ
                          360                31,330.52          1
                          8.3750             238.28             95
                          8.1250             238.28
PARKER CITY   IN 47368    1                  10/21/04           23
0422291385                05                 12/01/04           0.0000
0422291385                N                  11/01/34
0

9632567       E22/G01     F                  200,000.00         ZZ
                          360                199,851.57         1
                          7.5000             1398.43            107
                          7.2500             1398.43
TROUTDALE     OR 97060    2                  10/14/04           23
0422313932                03                 12/01/04           0.0000
0422313932                O                  11/01/34
0

9632617       E22/G01     F                  51,360.00          ZZ
                          360                51,322.83          1
                          7.6250             363.52             107
                          7.3750             363.52
PASCO         WA 99301    1                  10/12/04           23
0421833187                05                 12/01/04           0.0000
0421833187                O                  11/01/34
0

9632921       W95/G01     F                  110,210.00         ZZ
                          360                110,141.49         1
                          8.3750             837.68             107
                          8.1250             837.68
LEXINGTON     KY 40509    1                  10/19/04           23
0438555443                09                 12/01/04           0.0000
21139001002221            O                  11/01/34
0

9633025       Q14/G01     F                  114,330.00         ZZ
                          360                114,262.50         1
                          8.6250             889.25             103
                          8.3750             889.25
PHOENIX       AZ 85040    5                  10/13/04           23
0438554230                05                 12/01/04           0.0000
0000422674                O                  11/01/34
0

9633085       W35/G01     F                  94,760.00          ZZ
                          360                94,706.88          1
                          8.8750             753.95             103
                          8.6250             753.95
ATLANTA       IN 46031    5                  10/06/04           23
0438562191                05                 12/01/04           0.0000
37749                     O                  11/01/34
0

9634591       R74/G01     F                  146,260.00         ZZ
                          360                145,910.83         1
                          8.6250             1137.60            103
                          8.3750             1137.60
MIDDLETOWN    PA 17057    2                  07/07/04           23
0438553752                07                 09/01/04           0.0000
1010034522                O                  08/01/34
0

9639015       E22/G01     F                  78,000.00          ZZ
                          360                77,962.63          1
                          9.6250             662.99             100
                          9.3750             662.99
WAGGAMAN      LA 70094    1                  10/22/04           23
0421834458                05                 12/01/04           0.0000
0421834458                O                  11/01/34
0

9639043       E22/G01     F                  139,000.00         ZZ
                          360                138,911.37         1
                          8.2500             1044.26            100
                          8.0000             1044.26
DURHAM        NC 27712    1                  10/22/04           23
0421903360                05                 12/01/04           0.0000
0421903360                O                  11/01/34
0

9639091       E22/G01     F                  134,000.00         ZZ
                          360                133,910.09         1
                          8.0000             983.24             100
                          7.7500             983.24
COLLINGDALE   PA 19023    1                  10/22/04           23
0421998477                05                 12/01/04           0.0000
0421998477                O                  11/01/34
0

9639131       E22/G01     F                  167,495.00         ZZ
                          360                167,373.77         1
                          7.6250             1185.52            100
                          7.3750             1185.52
GIG HARBOR    WA 98332    1                  10/15/04           23
0422038737                05                 12/01/04           0.0000
0422038737                O                  11/01/34
0

9639329       E22/G01     F                  93,090.00          ZZ
                          360                93,019.17          1
                          7.3750             642.95             107
                          7.1250             642.95
ZELIENOPLE    PA 16063    1                  10/22/04           23
0422208868                05                 12/01/04           0.0000
0422208868                O                  11/01/34
0

9639353       E22/G01     F                  125,660.00         ZZ
                          360                125,591.36         1
                          9.0000             1011.09            103
                          8.7500             1011.09
ALBUQUERQUE   NM 87105    5                  10/18/04           23
0422246124                05                 12/01/04           0.0000
0422246124                O                  11/01/34
0

9639655       H76/G01     F                  165,850.00         ZZ
                          360                165,735.86         1
                          7.8750             1202.53            107
                          7.6250             1202.53
MYRTLE BEACH  SC 29579    5                  10/22/04           23
0438563215                03                 12/01/04           0.0000
2004585465                O                  11/01/34
0

9639715       Y60/G01     F                  73,150.00          ZZ
                          360                73,100.42          1
                          7.9500             534.20             95
                          7.7000             534.20
BALTIMORE     MD 21205    1                  10/15/04           23
0438565152                02                 12/01/04           0.0000
MORROWSHERWOO             N                  11/01/34
0

9639723       H76/G01     F                  192,600.00         ZZ
                          180                192,030.97         1
                          7.7500             1812.90            107
                          7.5000             1812.90
MUNSTER       IN 46321    5                  10/19/04           23
0438562126                05                 12/01/04           0.0000
2004585626                O                  11/01/19
0

9639829       M45/G01     F                  92,700.00          ZZ
                          360                92,645.26          1
                          8.6250             721.02             103
                          8.3750             721.02
BOYNTON BEACH FL 33435    1                  10/07/04           23
0438565715                05                 12/01/04           0.0000
A0740193                  O                  11/01/34
0

9639835       U28/G01     F                  139,100.00         ZZ
                          360                139,001.82         1
                          7.7500             996.53             107
                          7.5000             996.53
ATHENS        GA 30606    5                  10/18/04           23
0438557605                05                 12/01/04           0.0000
2000033732                O                  11/01/34
0

9639837       M45/G01     F                  101,570.00         ZZ
                          360                101,452.68         1
                          8.7500             799.06             103
                          8.5000             799.06
JACKSONVILLE  FL 32216    1                  09/21/04           23
0438560096                05                 11/01/04           0.0000
A0739664                  O                  10/01/34
0

9639843       U85/G01     F                  59,000.00          ZZ
                          360                58,970.21          1
                          9.3750             490.73             100
                          9.1250             490.73
COLUMBUS      OH 43204    1                  10/18/04           23
0438561334                05                 12/01/04           0.0000
TQSWAUK604                O                  11/01/34
0

9640503       F34/G01     F                  105,700.00         ZZ
                          360                105,621.56         1
                          7.5000             739.07             95
                          7.2500             739.07
ALBUQUERQUE   NM 87121    1                  10/20/04           23
0438569188                05                 12/01/04           0.0000
4900407575                N                  11/01/34
0

9640589       588/G01     F                  165,850.00         ZZ
                          360                165,720.62         1
                          7.2500             1131.39            107
                          7.0000             1131.39
TOWNSHIP OF RIPA 19043    1                  10/18/04           23
0438638728                05                 12/01/04           0.0000
1132887                   O                  11/01/34
0

9640595       588/G01     F                  294,250.00         ZZ
                          360                294,026.10         1
                          7.3750             2032.31            107
                          7.1250             2032.31
THORNDALE     PA 19372    1                  10/13/04           23
0438556664                05                 12/01/04           0.0000
1136113                   O                  11/01/34
0

9640785       588/G01     F                  327,800.00         ZZ
                          360                327,531.31         1
                          7.0000             2180.86            107
                          6.7500             2180.86
ASHBURN       VA 20147    1                  10/14/04           23
0438556748                01                 12/01/04           0.0000
1135177                   O                  11/01/34
0

9642305       E22/G01     F                  40,850.00          ZZ
                          360                40,822.59          1
                          8.0000             299.74             95
                          7.7500             299.74
CINCINNATI    OH 45204    1                  10/25/04           23
0422209775                05                 12/01/04           0.0000
0422209775                N                  11/01/34
0

9642315       E22/G01     F                  121,540.00         ZZ
                          360                121,486.23         1
                          10.0000            1066.60            103
                          9.7500             1066.60
PRATTVILLE    AL 36067    5                  10/19/04           23
0422214288                05                 12/01/04           0.0000
0422214288                O                  11/01/34
0

9642921       W94/G01     F                  347,400.00         ZZ
                          360                347,154.80         1
                          7.7500             2488.82            103
                          7.5000             2488.82
SACRAMENTO    CA 95825    1                  10/20/04           23
0438584526                09                 12/01/04           0.0000
0927606                   O                  11/01/34
0

9642945       Z05/G01     F                  144,000.00         ZZ
                          360                143,893.13         1
                          7.5000             1006.87            100
                          7.2500             1006.87
HULL          GA 30642    1                  10/25/04           23
0438579708                05                 12/01/04           0.0000
040802039                 O                  11/01/34
0

9642975       G52/G01     F                  61,856.00          ZZ
                          360                61,811.23          1
                          7.6250             437.81             107
                          7.3750             437.81
SAN ANTONIO   TX 78250    1                  10/19/04           23
0438557845                05                 12/01/04           0.0000
7415000864                O                  11/01/34
0

9643015       G52/G01     F                  152,000.00         ZZ
                          360                151,856.92         2
                          7.5000             1062.81            95
                          7.2500             1062.81
AUSTIN        TX 78727    1                  10/13/04           23
0438564627                05                 12/01/04           0.0000
7405023794                N                  11/01/34
0

9643789       E22/G01     F                  80,655.00          ZZ
                          360                80,603.57          2
                          8.2500             605.93             95
                          8.0000             605.93
ST JOSEPH     MO 64501    1                  10/25/04           23
0422403428                05                 12/01/04           0.0000
0422403428                N                  11/01/34
0

9643791       E22/G01     F                  93,600.00          ZZ
                          360                93,532.26          2
                          7.6250             662.49             100
                          7.3750             662.49
NEW ORLEANS   LA 70117    1                  10/26/04           23
0422404996                05                 12/01/04           0.0000
0422404996                O                  11/01/34
0

9643801       E22/G01     F                  24,700.00          ZZ
                          360                24,684.25          1
                          8.2500             185.56             95
                          8.0000             185.56
MIDDLETOWN    IN 47356    1                  10/26/04           23
0422317636                05                 12/01/04           0.0000
0422317636                N                  11/01/34
0

9645207       K60/G01     F                  128,750.00         ZZ
                          360                128,681.49         1
                          9.1250             1047.55            103
                          8.8750             1047.55
LEE'S SUMMIT  MO 64063    1                  10/18/04           23
0438559569                05                 12/01/04           0.0000
0001095584                O                  11/01/34
0

9645281       Q14/G01     F                  150,200.00         ZZ
                          360                150,082.83         1
                          7.2500             1024.63            104
                          7.0000             1024.63
TUCSON        AZ 85701    1                  10/08/04           23
0438563637                05                 12/01/04           0.0000
0000422811                O                  11/01/34
0

9645307       253/G01     F                  124,283.00         ZZ
                          360                124,193.04         1
                          7.6250             879.67             95
                          7.3750             879.67
FORT WORTH    TX 76103    1                  09/30/04           19
0438559999                05                 12/01/04           30.0000
366133                    N                  11/01/34
0

9645547       X83/G01     F                  81,000.00          ZZ
                          360                80,948.35          1
                          8.2500             608.53             96
                          8.0000             608.53
FAIRFIELD     OH 45014    1                  10/16/04           23
0438561839                05                 12/01/04           0.0000
8207207                   O                  11/01/34
0

9645563       Y21/G01     F                  159,000.00         ZZ
                          360                158,879.01         1
                          7.3750             1098.18            106
                          7.1250             1098.18
COLORADO SPRINCO 80916    5                  10/15/04           23
0438573081                05                 12/01/04           0.0000
204656419                 O                  11/01/34
0

9645581       L76/G01     F                  108,801.00         ZZ
                          360                108,718.21         1
                          7.3750             751.46             99
                          7.1250             751.46
OWATONNA      MN 55060    1                  10/25/04           23
0438564569                05                 12/01/04           0.0000
95084920000               O                  11/01/34
0

9645729       U42/G01     F                  61,750.00          ZZ
                          360                61,707.50          1
                          7.8750             447.73             95
                          7.6250             447.73
ARLINGTON     TX 76014    1                  10/18/04           23
0438569097                05                 12/01/04           0.0000
24402177                  N                  11/01/34
0

9645733       950/G01     F                  224,700.00         ZZ
                          360                224,524.71         1
                          7.2500             1532.85            107
                          7.0000             1532.85
PORTLAND      OR 97202    1                  10/18/04           23
0438575490                05                 12/01/04           0.0000
1                         O                  11/01/34
0

9646297       E22/G01     F                  129,780.00         ZZ
                          360                129,705.33         1
                          8.7500             1020.98            100
                          8.5000             1020.98
PROVIDENCE    RI 02909    1                  10/27/04           23
0422053272                05                 12/01/04           0.0000
0422053272                O                  11/01/34
0

9646315       E22/G01     F                  134,766.50         ZZ
                          360                134,666.48         1
                          7.5000             942.31             107
                          7.2500             942.31
DECATUR       GA 30035    1                  10/28/04           23
0422077669                09                 12/01/04           0.0000
0422077669                O                  11/01/34
0

9646387       E22/G01     F                  147,100.00         ZZ
                          360                146,993.54         2
                          7.6250             1041.16            107
                          7.3750             1041.16
MARGARETVILLE NY 12455    1                  10/27/04           23
0422365858                05                 12/01/04           0.0000
0422365858                O                  11/01/34
0

9646505       E22/G01     F                  278,400.00         ZZ
                          360                278,182.82         1
                          7.2500             1899.18            107
                          7.0000             1899.18
MIAMI         FL 33196    1                  10/27/04           23
0422279281                03                 12/01/04           0.0000
0422279281                O                  11/01/34
0

9646555       E22/G01     F                  230,720.00         ZZ
                          360                230,535.50         1
                          7.1250             1554.40            103
                          6.8750             1554.40
LOS ANGELES   CA 90032    1                  10/04/04           23
0421972977                05                 12/01/04           0.0000
0421972977                O                  11/01/34
0

9646657       E22/G01     F                  53,500.00          ZZ
                          360                53,462.24          1
                          7.7500             383.28             107
                          7.5000             383.28
HOP BOTTOM    PA 18824    1                  10/27/04           23
0422226100                05                 12/01/04           0.0000
0422226100                O                  11/01/34
0

9647165       K15/G01     F                  192,600.00         ZZ
                          360                192,494.80         1
                          9.0000             1549.70            103
                          8.7500             1549.70
SUFFOLK       VA 23432    5                  10/20/04           23
0438569790                04                 12/01/04           0.0000
013905542143              O                  11/01/34
0

9647233       K15/G01     F                  82,100.00          ZZ
                          240                81,969.06          1
                          8.5000             712.48             99
                          8.2500             712.48
CHATTANOOGA   TN 37404    5                  10/22/04           23
0438622839                05                 12/01/04           0.0000
003805526771              O                  11/01/24
0

9647267       480/G01     F                  119,225.00         ZZ
                          360                119,140.85         1
                          7.7500             854.14             99
                          7.5000             854.14
HOUSTON       TX 77073    1                  10/19/04           23
0438564353                03                 12/01/04           0.0000
4900932                   O                  11/01/34
0

9647277       480/G01     F                  123,500.00         ZZ
                          360                123,311.48         1
                          7.3750             852.98             95
                          7.1250             852.98
GAINESVILLE   FL 32605    1                  09/30/04           23
0438567174                05                 11/01/04           0.0000
5663406                   N                  10/01/34
0

9647319       S21/G01     F                  144,450.00         ZZ
                          360                144,324.85         1
                          7.2500             985.40             107
                          7.0000             985.40
PHILADELPHIA  PA 19136    1                  10/22/04           23
0438583353                05                 12/01/04           0.0000
16200180                  O                  11/01/34
0

9648677       X83/G01     F                  83,460.00          ZZ
                          360                83,402.57          1
                          7.8750             605.14             107
                          7.6250             605.14
NEW HAVEN     IN 46774    5                  10/25/04           23
0438569998                05                 12/01/04           0.0000
8207218                   O                  11/01/34
0

9648701       Y76/G01     F                  118,000.00         ZZ
                          360                117,912.43         1
                          7.5000             825.07             100
                          7.2500             825.07
LEWISTON      ID 83501    5                  10/21/04           23
0438575714                05                 12/01/04           0.0000
PDX206480                 O                  11/01/34
0

9649181       E22/G01     F                  113,420.00         ZZ
                          360                113,335.83         1
                          7.5000             793.05             107
                          7.2500             793.05
EUCLID        OH 44132    1                  10/28/04           23
0422413401                05                 12/01/04           0.0000
0422413401                O                  11/01/34
0

9649211       E22/G01     F                  96,718.00          ZZ
                          360                96,651.44          1
                          7.8750             701.27             106
                          7.6250             701.27
WALLS         MS 38680    1                  10/28/04           23
0422352682                05                 12/01/04           0.0000
0422352682                O                  11/01/34
0

9649363       E22/G01     F                  119,990.00         ZZ
                          360                119,898.70         1
                          7.3750             828.74             100
                          7.1250             828.74
HOUSTON       TX 77047    1                  10/28/04           23
0422233270                03                 12/01/04           0.0000
0422233270                O                  11/01/34
0

9649411       E22/G01     F                  94,160.00          ZZ
                          360                94,091.85          1
                          7.6250             666.46             107
                          7.3750             666.46
PAYETTE       ID 83661    2                  10/11/04           23
0422017327                05                 12/01/04           0.0000
0422017327                O                  11/01/34
0

9649419       E22/G01     F                  200,850.00         ZZ
                          360                200,721.92         1
                          8.2500             1508.92            103
                          8.0000             1508.92
AUBURN        WA 98092    2                  10/07/04           23
0421900473                01                 12/01/04           0.0000
0421900473                O                  11/01/34
0

9649441       E22/G01     F                  127,500.00         ZZ
                          360                127,412.26         1
                          7.8750             924.46             100
                          7.6250             924.46
ATHENS        AL 35611    1                  10/28/04           23
0422200402                05                 12/01/04           0.0000
0422200402                O                  11/01/34
0

9649517       E22/G01     F                  47,500.00          ZZ
                          360                47,471.96          1
                          8.6250             369.45             95
                          8.3750             369.45
PHILADELPHIA  PA 19146    1                  10/28/04           23
0422118166                05                 12/01/04           0.0000
0422118166                N                  11/01/34
0

9649519       E22/G01     F                  52,250.00          ZZ
                          360                52,219.15          1
                          8.6250             406.40             95
                          8.3750             406.40
PHILADELPHIA  PA 19145    1                  10/28/04           23
0422118208                05                 12/01/04           0.0000
0422118208                N                  11/01/34
0

9650703       J40/G01     F                  61,380.00          ZZ
                          360                61,345.59          1
                          8.8750             488.37             99
                          8.6250             488.37
CHATTANOOGA   TN 37416    1                  10/12/04           23
0438591711                05                 12/01/04           0.0000
1182450                   O                  11/01/34
0

9650779       E84/G01     F                  52,155.00          ZZ
                          360                52,117.25          1
                          7.6250             369.15             95
                          7.3750             369.15
SAN ANTONIO   TX 78245    1                  10/07/04           23
0438574600                07                 12/01/04           0.0000
161-10199544              N                  11/01/34
0

9650883       U35/G01     F                  133,900.00         ZZ
                          360                133,824.93         1
                          8.8750             1065.37            103
                          8.6250             1065.37
INDIANAPOLIS  IN 46229    2                  10/25/04           23
0438573875                05                 12/01/04           0.0000
11766                     O                  11/01/34
0

9651305       E22/G01     F                  26,505.00          ZZ
                          360                26,487.66          1
                          8.1250             196.80             95
                          7.8750             196.80
GARY          IN 46406    1                  10/29/04           23
0422233783                05                 12/01/04           0.0000
0422233783                N                  11/01/34
0

9651469       E22/G01     F                  45,125.00          ZZ
                          360                45,091.51          1
                          7.5000             315.52             95
                          7.2500             315.52
READING       PA 19601    1                  10/29/04           23
0422330720                07                 12/01/04           0.0000
0422330720                N                  11/01/34
0

9651585       E22/G01     F                  107,000.00         ZZ
                          360                106,916.67         1
                          7.5000             748.16             107
                          7.2500             748.16
LAWRENCE TWP. PA 16929    5                  10/25/04           23
0422360149                05                 12/01/04           0.0000
0422360149                O                  11/01/34
0

9651601       E22/G01     F                  83,460.00          ZZ
                          360                83,398.07          2
                          7.5000             583.56             107
                          7.2500             583.56
CRESSON       PA 16630    1                  10/29/04           23
0422362517                05                 12/01/04           0.0000
0422362517                O                  11/01/34
0

9651761       E22/G01     F                  156,560.00         ZZ
                          360                155,925.04         1
                          7.2500             1068.02            103
                          7.0000             1068.02
LARAMIE       WY 82072    1                  10/29/04           23
0422224659                09                 12/01/04           0.0000
0422224659                O                  11/01/34
0

9651803       E22/G01     F                  216,000.00         ZZ
                          360                215,835.64         1
                          7.3750             1491.86            101
                          7.1250             1491.86
MIDDLETOWN    DE 19709    1                  10/29/04           23
0421963729                05                 12/01/04           0.0000
0421963729                O                  11/01/34
0

9651893       E22/G01     F                  33,990.00          ZZ
                          360                33,973.72          1
                          9.6250             288.91             103
                          9.3750             288.91
BUTLER        PA 16033    1                  10/29/04           23
0422074377                05                 12/01/04           0.0000
0422074377                O                  11/01/34
0

9651975       E22/G01     F                  187,000.00         ZZ
                          360                186,871.31         1
                          7.8750             1355.88            107
                          7.6250             1355.88
LEHI          UT 84043    5                  10/25/04           23
0422379081                05                 12/01/04           0.0000
0422379081                O                  11/01/34
0

9652215       E22/G01     F                  113,000.00         ZZ
                          360                112,941.42         1
                          9.2500             929.62             100
                          9.0000             929.62
GAFFNEY       SC 29340    1                  10/29/04           23
0421984816                05                 12/01/04           0.0000
0421984816                O                  11/01/34
0

9652657       P27/G01     F                  84,460.00          ZZ
                          360                84,403.73          1
                          8.2500             634.52             103
                          8.0000             634.52
RICHLAND CENTEWI 53581    5                  10/20/04           23
0438577744                05                 12/01/04           0.0000
3212247828                O                  11/01/34
0

9652727       U05/G01     F                  139,100.00         ZZ
                          360                138,996.77         2
                          7.5000             972.61             107
                          7.2500             972.61
CLARKS SUMMIT PA 18411    1                  10/25/04           23
0438583411                05                 12/01/04           0.0000
3000667155                O                  11/01/34
0

9652735       Y21/G01     F                  180,147.00         ZZ
                          360                180,023.01         1
                          7.8750             1306.20            103
                          7.6250             1306.20
HAMPSTEAD     MD 21074    1                  10/25/04           23
0438582827                09                 12/01/04           0.0000
204678960                 O                  11/01/34
0

9652737       P27/G01     F                  261,000.00         ZZ
                          360                260,706.30         1
                          7.5000             1824.95            102
                          7.2500             1824.95
CHESTER       VA 23836    5                  10/18/04           23
0438583304                05                 12/01/04           0.0000
3112582530                O                  11/01/34
0

9652749       E86/G01     F                  100,000.00         ZZ
                          360                99,940.96          1
                          8.6250             777.79             103
                          8.3750             777.79
KINSTON       NC 28501    2                  09/30/04           23
0438581928                05                 12/01/04           0.0000
0000642184                O                  11/01/34
0

9652797       Q30/G01     F                  203,940.00         ZZ
                          360                203,816.44         1
                          8.5000             1568.13            103
                          8.2500             1568.13
WARWICK       RI 02888    1                  10/29/04           23
0438574584                05                 12/01/04           0.0000
32024621                  O                  11/01/34
0

9652811       Y21/G01     F                  166,834.00         ZZ
                          360                166,722.06         1
                          8.0000             1224.17            103
                          7.7500             1224.17
GROTON        CT 06340    1                  10/22/04           23
0438587917                01                 12/01/04           0.0000
204711061                 O                  11/01/34
0

9652819       Y21/G01     F                  298,700.00         ZZ
                          360                298,483.80         1
                          7.6250             2114.19            103
                          7.3750             2114.19
EWING         NJ 08638    1                  10/25/04           23
0438657744                05                 12/01/04           0.0000
204751942                 O                  11/01/34
0

9652839       W34/G01     F                  224,450.00         ZZ
                          360                224,317.48         1
                          8.6250             1745.75            103
                          8.3750             1745.75
SHERWOOD      OR 97140    5                  10/20/04           23
0438588394                03                 12/01/04           0.0000
17969834                  O                  11/01/34
0

9652855       U28/G01     F                  161,370.00         ZZ
                          360                161,256.11         1
                          7.7500             1156.07            99
                          7.5000             1156.07
VILLA RICA    GA 30180    5                  10/25/04           23
0438597767                03                 12/01/04           0.0000
2000034571                O                  11/01/34
0

9652861       642/G01     F                  176,000.00         ZZ
                          360                175,869.38         1
                          7.5000             1230.62            107
                          7.2500             1230.62
DISTRICT HEIGHMD 20747    1                  10/14/04           23
0438578478                09                 12/01/04           0.0000
10105204                  O                  11/01/34
0

9653853       E22/G01     F                  63,650.00          ZZ
                          360                63,607.29          1
                          8.0000             467.04             95
                          7.7500             467.04
WAXAHACHIE    TX 75165    1                  10/22/04           23
0422331744                05                 12/01/04           0.0000
0422331744                N                  11/01/34
0

9654153       W33/G01     F                  36,380.00          ZZ
                          360                36,327.16          1
                          7.6250             257.50             107
                          7.3750             257.50
WINCHESTER    IN 47394    1                  10/26/04           23
0438605032                05                 11/25/04           0.0000
044543                    O                  10/25/34
0

9654439       E86/G01     F                  160,371.00         ZZ
                          360                160,245.90         1
                          7.2500             1094.01            103
                          7.0000             1094.01
SANGER        CA 93657    1                  10/15/04           23
0438584138                05                 12/01/04           0.0000
0000656800                O                  11/01/34
0

9654721       T76/G01     F                  104,900.00         ZZ
                          360                104,827.81         1
                          7.8750             760.60             100
                          7.6250             760.60
CHICAGO       IL 60628    1                  10/27/04           23
0438584096                05                 12/01/04           0.0000
13188                     O                  11/01/34
0

9654779       Y13/G01     F                  284,620.00         ZZ
                          360                284,380.89         1
                          6.8750             1869.75            107
                          6.6250             1869.75
HIALEAH       FL 33012    1                  11/01/04           23
0438578593                05                 12/01/04           0.0000
0491400000                O                  11/01/34
0

9654795       B76/G01     F                  184,250.00         ZZ
                          360                184,116.65         1
                          7.6250             1304.11            106
                          7.3750             1304.11
BRIGHTON      MI 48114    2                  10/25/04           23
0438580029                05                 12/01/04           0.0000
5014972                   O                  11/01/34
0

9654841       X67/G01     F                  238,304.00         ZZ
                          360                238,122.67         1
                          7.3750             1645.91            106
                          7.1250             1645.91
WILTON        NH 03086    1                  10/22/04           23
0438592248                05                 12/01/04           0.0000
0000450963                O                  11/01/34
0

9654891       U85/G01     F                  135,600.00         ZZ
                          360                135,482.25         2
                          8.2500             1018.72            99
                          8.0000             1018.72
MILWAUKEE     WI 53215    1                  10/28/04           23
0438582439                05                 12/01/04           0.0000
0410180010                O                  11/01/34
0

9655203       G33/G01     F                  253,867.00         ZZ
                          360                253,550.32         1
                          8.3750             1929.57            100
                          8.1250             1929.57
KATY          TX 77494    1                  10/05/04           23
0438583023                03                 11/01/04           0.0000
471885                    O                  10/01/34
0

9655477       E22/G01     F                  118,450.00         ZZ
                          360                118,383.60         1
                          8.8750             942.44             103
                          8.6250             942.44
ONTARIO       OR 97914    5                  10/11/04           23
0422051102                05                 12/01/04           0.0000
0422051102                O                  11/01/34
0

9655535       E22/G01     F                  95,765.00          ZZ
                          360                95,695.69          1
                          7.6250             677.82             107
                          7.3750             677.82
ENOLA         PA 17025    2                  10/28/04           23
0422165332                07                 12/01/04           0.0000
0422165332                O                  11/01/34
0

9655605       E22/G01     F                  44,290.00          ZZ
                          360                44,268.22          1
                          9.5000             372.41             103
                          9.2500             372.41
ENID          OK 73701    1                  11/01/04           23
0422263004                05                 12/01/04           0.0000
0422263004                O                  11/01/34
0

9656061       F34/G01     F                  128,500.00         ZZ
                          360                128,404.64         1
                          7.5000             898.49             95
                          7.2500             898.49
SAN ANTONIO   TX 78247    1                  10/26/04           23
0438590226                03                 12/01/04           0.0000
4900405399                N                  11/01/34
0

9656063       F34/G01     F                  112,250.00         ZZ
                          360                112,166.69         1
                          7.5000             784.87             95
                          7.2500             784.87
FORT WORTH    TX 76135    1                  10/27/04           23
0438591935                03                 12/01/04           0.0000
4900402283                N                  11/01/34
0

9656201       J40/G01     F                  52,250.00          ZZ
                          360                52,218.34          1
                          8.5000             401.76             95
                          8.2500             401.76
PASCAGOULA    MS 39567    1                  10/26/04           23
0438575706                05                 12/01/04           0.0000
1183941                   N                  11/01/34
0

9656265       G52/G01     F                  153,350.00         T
                          360                153,247.10         1
                          8.0000             1125.23            104
                          7.7500             1125.23
PINETOP       AZ 85935    1                  10/12/04           23
0438593303                05                 12/01/04           0.0000
6710000936                O                  11/01/34
0

9656385       N74/G01     F                  100,900.00         ZZ
                          240                100,739.08         1
                          8.5000             875.63             103
                          8.2500             875.63
HANOVER       VA 23069    2                  10/28/04           23
0438583825                05                 12/02/04           0.0000
0035406010                O                  11/02/24
0

9656609       E22/G01     F                  96,300.00          ZZ
                          360                96,233.73          1
                          7.8750             698.24             107
                          7.6250             698.24
MANCHESTER    NJ 08733    1                  10/21/04           23
0421976994                09                 12/01/04           0.0000
0421976994                O                  11/01/34
0

9656769       E22/G01     F                  201,880.00         ZZ
                          360                201,763.85         1
                          8.7500             1588.19            103
                          8.5000             1588.19
SALT LAKE CITYUT 84105    1                  10/29/04           23
0422274704                05                 12/01/04           0.0000
0422274704                O                  11/01/34
0

9656883       E22/G01     F                  270,534.00         T
                          360                270,277.88         1
                          7.2500             1845.52            105
                          7.0000             1845.52
LAKE HAVASU CIAZ 86406    1                  10/26/04           23
0422356071                05                 12/01/04           0.0000
0422356071                O                  11/01/34
0

9657279       U19/G01     F                  151,940.00         ZZ
                          360                151,832.76         1
                          7.7500             1088.52            107
                          7.5000             1088.52
LEES SUMMIT   MO 64086    5                  10/20/04           23
0438611717                05                 12/01/04           0.0000
2600700084                O                  11/01/34
0

9657421       Y21/G01     F                  285,000.00         ZZ
                          360                284,803.86         2
                          7.8750             2066.45            100
                          7.6250             2066.45
CRANSTON      RI 02910    1                  10/29/04           23
0438585580                05                 12/01/04           0.0000
204771943                 O                  11/01/34
0

9657493       642/G01     F                  144,450.00         ZZ
                          360                144,355.51         1
                          8.1250             1072.54            107
                          7.8750             1072.54
HANOVER       PA 17331    1                  10/29/04           23
0438589152                07                 12/01/04           0.0000
09114104                  O                  11/01/34
0

9657577       S27/G01     F                  213,210.00         ZZ
                          360                213,059.51         1
                          7.7500             1527.47            103
                          7.5000             1527.47
WALDORF       MD 20602    5                  10/28/04           23
0438593600                03                 12/01/04           0.0000
1130020266                O                  11/01/34
0

9657709       E22/G01     F                  67,500.00          ZZ
                          360                67,500.00          1
                          8.5000             519.02             100
                          8.2500             519.02
OAKLAND       OR 97462    1                  10/25/04           23
0422176685                05                 01/01/05           0.0000
0422176685                O                  12/01/34
0

9657813       E22/G01     F                  37,500.00          ZZ
                          360                37,473.54          1
                          7.7500             268.65             100
                          7.5000             268.65
MEMPHIS       TN 38111    1                  11/04/04           23
0422359471                05                 12/01/04           0.0000
0422359471                O                  11/01/34
0

9657815       E22/G01     F                  83,600.00          ZZ
                          360                83,600.00          1
                          7.7500             598.92             95
                          7.5000             598.92
DUNDALK       MD 21222    1                  11/04/04           23
0422360701                07                 01/01/05           0.0000
0422360701                N                  12/01/34
0

9657825       E22/G01     F                  191,400.00         ZZ
                          360                191,264.91         1
                          7.7500             1371.21            95
                          7.5000             1371.21
PORT SAINT LUCFL 34953    1                  11/03/04           23
0422377655                05                 12/01/04           0.0000
0422377655                N                  11/01/34
0

9657863       E22/G01     F                  239,000.00         ZZ
                          360                239,000.00         1
                          8.5000             1837.70            100
                          8.2500             1837.70
WOOSTER       OH 44691    1                  11/04/04           23
0422439786                05                 01/01/05           0.0000
0422439786                O                  12/01/34
0

9657907       E82/G01     F                  94,300.00          ZZ
                          360                94,300.00          1
                          7.7500             675.58             105
                          7.5000             675.58
HAZLETON      PA 18201    2                  11/02/04           23
0401020060                05                 01/01/05           0.0000
0401020060                O                  12/01/34
0

9659791       X83/G01     F                  117,700.00         ZZ
                          360                117,700.00         1
                          7.5000             822.98             107
                          7.2500             822.98
LOUISVILLE    KY 40299    5                  10/28/04           23
0438602369                05                 01/01/05           0.0000
8207225                   O                  12/01/34
0

9659883       X83/G01     F                  139,100.00         ZZ
                          360                138,907.92         1
                          7.8750             1008.57            107
                          7.6250             1008.57
BUCHANAN      MI 49107    5                  10/22/04           23
0438591620                05                 11/27/04           0.0000
8600561                   O                  10/27/34
0

9660337       S21/G01     F                  101,650.00         ZZ
                          360                101,568.72         1
                          7.1250             684.83             107
                          6.8750             684.83
PHILADELPHIA  PA 19136    1                  10/29/04           23
0438619587                07                 12/01/04           0.0000
16200222                  O                  11/01/34
0

9660355       X83/G01     F                  129,470.00         ZZ
                          360                129,378.62         1
                          7.7500             927.54             107
                          7.5000             927.54
BAY CITY      MI 48708    5                  11/01/04           23
0438602062                05                 12/05/04           0.0000
8600573                   O                  11/05/34
0

9660397       S27/G01     F                  133,591.00         ZZ
                          360                133,591.00         1
                          8.5000             1027.20            103
                          8.2500             1027.20
MOUNT DORA    FL 32757    1                  11/04/04           23
0438595043                05                 01/01/05           0.0000
1140001583                O                  12/01/34
0

9660477       U85/G01     F                  123,600.00         ZZ
                          360                123,524.97         1
                          8.4900             949.50             103
                          8.2400             949.50
CLINTONVILLE  WI 54929    5                  11/01/04           23
0438593352                05                 12/05/04           0.0000
0410130010                O                  11/05/34
0

9660713       E22/G01     F                  78,500.00          ZZ
                          360                78,445.98          1
                          7.8750             569.18             100
                          7.6250             569.18
ANNISTON      AL 36207    1                  11/05/04           23
0422385831                05                 12/01/04           0.0000
0422385831                O                  11/01/34
0

9660747       E22/G01     F                  98,880.00          ZZ
                          360                98,880.00          1
                          8.5000             760.30             103
                          8.2500             760.30
STE GENEVIEVE MO 63670    5                  11/01/04           23
0422412494                05                 01/01/05           0.0000
0422412494                O                  12/01/34
0

9660839       E22/G01     F                  128,250.00         ZZ
                          360                128,250.00         1
                          8.2500             963.50             95
                          8.0000             963.50
OKLAHOMA CITY OK 73118    1                  11/05/04           23
0421753518                05                 01/01/05           0.0000
0421753518                N                  12/01/34
0

9660849       E22/G01     F                  44,650.00          ZZ
                          360                44,650.00          1
                          8.5000             343.32             95
                          8.2500             343.32
EASLEY        SC 29640    1                  11/05/04           23
0421850512                05                 01/01/05           0.0000
0421850512                N                  12/01/34
0

9660937       E22/G01     F                  173,967.00         ZZ
                          360                173,967.00         1
                          9.0000             1399.78            103
                          8.7500             1399.78
MIDWEST CITY  OK 73130    1                  11/05/04           23
0422192062                05                 01/01/05           0.0000
0422192062                O                  12/01/34
0

9661077       E22/G01     F                  90,000.00          ZZ
                          360                89,869.54          1
                          8.0000             660.39             100
                          7.7500             660.39
VIDALIA       LA 71373    1                  10/20/04           23
0422256230                05                 12/01/04           0.0000
0422256230                O                  11/01/34
0

9661225       F34/G01     F                  95,700.00          ZZ
                          360                95,700.00          1
                          7.3750             660.98             95
                          7.1250             660.98
ELGIN         TX 78621    1                  11/03/04           23
0438599607                03                 01/01/05           0.0000
4900405250                N                  12/01/34
0

9661265       U05/G01     F                  128,750.00         ZZ
                          360                128,656.82         2
                          7.6250             911.28             103
                          7.3750             911.28
MCSHERRYSTOWN PA 17344    1                  11/03/04           23
0438598443                05                 12/01/04           0.0000
3000669491                O                  11/01/34
0

9661515       T23/G01     F                  133,750.00         ZZ
                          360                133,750.00         1
                          7.7500             958.20             107
                          7.5000             958.20
BEAVER FALLS  PA 15010    5                  11/05/04           23
0438607038                05                 01/01/05           0.0000
8002                      O                  12/01/34
0

9661517       L20/G01     F                  84,949.00          ZZ
                          360                84,949.00          1
                          7.6250             601.26             95
                          7.3750             601.26
NAMPA         ID 83687    1                  11/02/04           23
0438638090                03                 01/01/05           0.0000
1151020294                N                  12/01/34
0

9661579       X67/G01     F                  69,010.00          ZZ
                          360                68,972.31          1
                          9.0000             555.27             103
                          8.7500             555.27
RAWLINS       WY 82301    2                  10/25/04           23
0438606667                07                 12/01/04           0.0000
0000451639                O                  11/01/34
0

9661587       588/G01     F                  139,100.00         ZZ
                          360                139,004.27         1
                          7.8750             1008.57            107
                          7.6250             1008.57
BOROUGH OF POTPA 19464    1                  10/29/04           23
0438612897                05                 12/01/04           0.0000
1136453                   O                  11/01/34
0

9661617       X21/G01     F                  141,750.00         ZZ
                          360                141,642.13         1
                          7.3750             979.04             107
                          7.1250             979.04
BOWIE         MD 20716    1                  10/26/04           23
0438594095                01                 12/01/04           0.0000
717065                    O                  11/01/34
0

9661637       M37/G01     F                  188,950.00         ZZ
                          360                188,813.24         1
                          7.6250             1337.38            103
                          7.3750             1337.38
CHEYENNE      WY 82009    1                  10/29/04           23
0438607939                05                 12/01/04           0.0000
619353                    O                  11/01/34
0

9661777       T76/G01     F                  147,000.00         ZZ
                          360                147,000.00         1
                          7.0000             977.99             102
                          6.7500             977.99
MERRILLVILLE  IN 46410    5                  11/01/04           23
0438598492                05                 01/01/05           0.0000
13208                     O                  12/01/34
0

9661797       X21/G01     F                  309,500.00         ZZ
                          360                309,264.50         1
                          7.3750             2137.64            105
                          7.1250             2137.64
WOODBRIDGE    VA 22191    1                  10/29/04           23
0438606501                09                 12/01/04           0.0000
717145                    O                  11/01/34
0

9661829       K15/G01     F                  123,000.00         ZZ
                          360                123,000.00         1
                          8.5000             945.76             107
                          8.2500             945.76
CORTEZ        CO 81321    5                  11/01/04           23
0438597759                05                 01/01/05           0.0000
021805531452              O                  12/01/34
0

9661997       Y28/G01     F                  49,220.00          ZZ
                          360                49,190.18          1
                          8.5000             378.46             107
                          8.2500             378.46
YOUNGSTOWN    OH 44511    1                  10/26/04           23
0438592800                05                 12/01/04           0.0000
04013261                  O                  11/01/34
0

9663141       E22/G01     F                  123,600.00         ZZ
                          360                123,600.00         1
                          9.6250             1050.59            103
                          9.3750             1050.59
VIRGINIA BEACHVA 23462    1                  11/08/04           23
0422158030                09                 01/01/05           0.0000
0422158030                O                  12/01/34
0

9663221       E22/G01     F                  69,500.00          ZZ
                          360                69,500.00          1
                          9.6250             590.74             100
                          9.3750             590.74
WARR ACRES    OK 73122    1                  11/08/04           23
0422273599                05                 01/01/05           0.0000
0422273599                O                  12/01/34
0

9663493       E22/G01     F                  198,900.00         ZZ
                          360                198,900.00         1
                          7.5000             1390.74            103
                          7.2500             1390.74
LANCASTER     PA 17601    1                  11/08/04           23
0422506055                05                 01/01/05           0.0000
0422506055                O                  12/01/34
0

9663699       758/G01     F                  80,750.00          ZZ
                          360                80,695.82          1
                          8.0000             592.51             95
                          7.7500             592.51
HOUSTON       TX 77084    1                  10/22/04           23
0438607871                03                 12/01/04           0.0000
1                         N                  11/01/34
0

9663707       P01/G01     F                  193,045.00         ZZ
                          360                192,908.75         1
                          7.7500             1383.00            105
                          7.5000             1383.00
LATHAM        NY 12110    1                  11/01/04           23
0438593659                05                 12/01/04           0.0000
04004595                  O                  11/01/34
0

9663759       313/G01     F                  139,100.00         ZZ
                          360                138,994.16         2
                          7.3750             960.73             104
                          7.1250             960.73
SPOKANE VALLEYWA 99206    1                  10/22/04           23
0438601791                05                 12/01/04           0.0000
0010400638                O                  11/01/34
0

9663775       U05/G01     F                  93,700.00          ZZ
                          360                93,700.00          1
                          8.7500             737.14             103
                          8.5000             737.14
AMBRIDGE      PA 15003    5                  11/02/04           23
0438605669                05                 01/01/05           0.0000
3000653302                O                  12/01/34
0

9663795       U85/G01     F                  31,900.00          ZZ
                          360                31,884.28          1
                          9.4900             268.00             100
                          9.2400             268.00
WEST SALEM    WI 54669    1                  10/29/04           23
0438606485                05                 12/01/04           0.0000
0410270080                O                  11/01/34
0

9663975       U42/G01     F                  99,689.00          ZZ
                          360                99,618.64          1
                          7.7500             714.18             105
                          7.5000             714.18
SAN ANTONIO   TX 78224    1                  10/28/04           23
0438602518                03                 12/01/04           0.0000
49400719                  O                  11/01/34
0

9664277       N67/G01     F                  166,850.00         ZZ
                          360                166,756.46         1
                          8.8750             1327.53            103
                          8.6250             1327.53
RANDALLSTOWN  MD 21133    1                  10/18/04           23
0438603417                09                 12/01/04           0.0000
3274300717                O                  11/01/34
0

9664909       E22/G01     F                  30,875.00          ZZ
                          360                30,875.00          1
                          8.5000             237.40             95
                          8.2500             237.40
MUSKEGON      MI 49442    1                  11/09/04           23
0422417386                05                 01/01/05           0.0000
0422417386                N                  12/01/34
0

9665073       E22/G01     F                  52,250.00          ZZ
                          360                52,250.00          1
                          7.8750             378.85             95
                          7.6250             378.85
FLORENCE      SC 29505    1                  11/09/04           23
0422337881                05                 01/01/05           0.0000
0422337881                N                  12/01/34
0

9665131       E22/G01     F                  104,500.00         ZZ
                          360                104,500.00         1
                          7.7500             748.65             95
                          7.5000             748.65
INMAN         SC 29349    1                  11/09/04           23
0422393868                05                 01/01/05           0.0000
0422393868                N                  12/01/34
0

9665199       E22/G01     F                  123,050.00         ZZ
                          360                123,050.00         1
                          7.7500             881.55             107
                          7.5000             881.55
PELHAM        AL 35124    5                  11/02/04           23
0422165514                07                 01/01/05           0.0000
0422165514                O                  12/01/34
0

9665903       F34/G01     F                  106,400.00         ZZ
                          360                106,400.00         1
                          7.6250             753.09             95
                          7.3750             753.09
GREENSBORO    NC 27407    1                  11/01/04           23
0438608390                09                 01/01/05           0.0000
4900409316                N                  12/01/34
0

9665929       F34/G01     F                  143,950.00         ZZ
                          360                143,950.00         1
                          7.5000             1006.52            95
                          7.2500             1006.52
ROUND ROCK    TX 78664    1                  11/04/04           23
0438622003                03                 01/01/05           0.0000
4900410167                N                  12/01/34
0

9666003       588/G01     F                  130,700.00         ZZ
                          360                130,603.01         1
                          7.5000             913.87             106
                          7.2500             913.87
BETHLEHEM     PA 18018    1                  10/29/04           23
0438610701                05                 12/01/04           0.0000
1134373                   O                  11/01/34
0

9666031       588/G01     F                  299,600.00         ZZ
                          360                299,354.42         1
                          7.0000             1993.25            107
                          6.7500             1993.25
ELKINS PARK   PA 19027    1                  10/29/04           23
0438606584                05                 12/01/04           0.0000
1131942                   O                  11/01/34
0

9666033       N67/G01     F                  282,500.00         ZZ
                          360                282,315.21         1
                          8.1250             2097.55            107
                          7.8750             2097.55
RAPID CITY    SD 57702    5                  10/29/04           23
0438610727                05                 12/01/04           0.0000
1                         O                  11/01/34
0

9666035       588/G01     F                  164,200.00         ZZ
                          360                164,071.91         1
                          7.2500             1120.13            107
                          7.0000             1120.13
LANDOVER      MD 20785    1                  10/26/04           23
0438606527                09                 12/01/04           0.0000
1135626                   O                  11/01/34
0

9666137       E22/G01     F                  152,475.00         ZZ
                          360                152,475.00         1
                          7.5000             1066.13            107
                          7.2500             1066.13
EUGENE        OR 97402    1                  11/01/04           23
0422030676                05                 01/01/05           0.0000
0422030676                O                  12/01/34
0

9666345       E22/G01     F                  119,000.00         ZZ
                          360                119,000.00         1
                          7.7500             852.53             100
                          7.5000             852.53
HOUSTON       TX 77064    1                  11/10/04           23
0422337550                03                 01/01/05           0.0000
0422337550                O                  12/01/34
0

9666407       E22/G01     F                  95,000.00          ZZ
                          360                95,000.00          1
                          7.5000             664.25             100
                          7.2500             664.25
MILLBROOK     AL 36054    1                  11/10/04           23
0422393561                05                 01/01/05           0.0000
0422393561                O                  12/01/34
0

9666529       E22/G01     F                  32,000.00          ZZ
                          360                32,000.00          1
                          9.7500             274.93             100
                          9.5000             274.93
GLEN CAMPBELL PA 15742    1                  11/10/04           23
0422506774                05                 01/01/05           0.0000
0422506774                O                  12/01/34
0

9666963       M37/G01     F                  126,600.00         ZZ
                          360                126,512.87         1
                          7.8750             917.94             103
                          7.6250             917.94
CHEYENNE      WY 82001    1                  10/29/04           23
0438608689                05                 12/01/04           0.0000
621129                    O                  11/01/34
0

9667245       T23/G01     F                  99,910.00          ZZ
                          360                99,910.00          1
                          7.5000             698.59             103
                          7.2500             698.59
MOUNT VERNON  OH 43050    1                  11/09/04           23
0438610933                05                 01/01/05           0.0000
8008                      O                  12/01/34
0

9667275       Y43/G01     F                  161,710.00         ZZ
                          360                161,710.00         1
                          9.2500             1330.35            103
                          9.0000             1330.35
WALDORF       MD 20601    1                  11/08/04           23
0438622771                09                 01/01/05           0.0000
9150189                   O                  12/01/34
0

9667297       F34/G01     F                  85,500.00          ZZ
                          360                85,500.00          1
                          7.5000             597.83             95
                          7.2500             597.83
GREENSBORO    NC 27407    1                  11/04/04           23
0438632523                05                 01/01/05           0.0000
4900409151                N                  12/01/34
0

9667431       Y78/G01     F                  177,000.00         ZZ
                          360                176,875.07         1
                          7.7500             1268.05            106
                          7.5000             1268.05
RICHMOND      KY 40475    1                  11/01/04           23
0438654642                05                 12/01/04           0.0000
17745412                  O                  11/01/34
0

9667763       P01/G01     F                  81,225.00          ZZ
                          360                81,170.50          1
                          8.0000             596.00             95
                          7.7500             596.00
ALBANY        NY 12206    1                  11/01/04           23
0438619090                05                 12/01/04           0.0000
04005203                  N                  11/01/34
0

9668781       H76/G01     F                  190,000.00         ZZ
                          360                190,000.00         1
                          8.2500             1427.41            99
                          8.0000             1427.41
GROTON        CT 06340    5                  11/08/04           23
0438613036                05                 01/01/05           0.0000
20045905655064            O                  12/01/34
0

9669093       B60/G01     F                  84,450.00          ZZ
                          360                84,390.40          1
                          7.7500             605.01             103
                          7.5000             605.01
KENTON        OH 43326    1                  10/14/04           23
0438657793                05                 12/01/04           0.0000
674476                    O                  11/01/34
0

9670581       E22/G01     F                  182,000.00         ZZ
                          360                182,000.00         1
                          7.7500             1303.87            100
                          7.5000             1303.87
RICHMOND      VA 23226    1                  11/12/04           23
0422332791                05                 01/01/05           0.0000
0422332791                O                  12/01/34
0

9673509       X67/G01     F                  99,510.00          ZZ
                          360                99,510.00          1
                          7.7500             712.90             107
                          7.5000             712.90
ERLANGER      KY 41018    5                  11/01/04           23
0438636730                05                 01/01/05           0.0000
0000451841                O                  12/01/34
0

9674763       E22/G01     F                  111,815.00         ZZ
                          360                111,815.00         1
                          7.7500             801.06             107
                          7.5000             801.06
READING       PA 19604    1                  11/15/04           23
0422182865                07                 01/01/05           0.0000
0422182865                O                  12/01/34
0

9674957       E22/G01     F                  112,350.00         ZZ
                          360                112,350.00         1
                          7.2500             766.43             107
                          7.0000             766.43
WASCO         CA 93280    1                  11/10/04           23
0422501171                05                 01/01/05           0.0000
0422501171                O                  12/01/34
0

9675389       M50/G01     F                  197,555.00         T
                          360                197,555.00         1
                          8.1250             1466.84            105
                          7.8750             1466.84
CHARLOTTE     NC 28213    1                  11/03/04           23
0438630717                05                 01/01/05           0.0000
1719567                   O                  12/01/34
0

9675585       883/G01     F                  62,060.00          ZZ
                          360                62,011.59          1
                          7.2500             423.36             107
                          7.0000             423.36
STARKE        FL 32091    1                  10/08/04           23
0438657165                05                 12/01/04           0.0000
05025409                  O                  11/01/34
0

9675617       T24/G01     F                  93,400.00          T
                          360                93,280.47          1
                          8.2500             701.69             100
                          8.0000             701.69
COLUMBIA      SC 29229    1                  09/29/04           23
0438639932                03                 11/01/04           0.0000
3451950                   O                  10/01/34
0

9676317       X21/G01     F                  221,950.00         ZZ
                          360                221,840.82         1
                          9.5000             1866.28            103
                          9.2500             1866.28
RANDALLSTOWN  MD 21133    1                  11/05/04           23
0438641045                09                 12/01/04           0.0000
717360                    O                  11/01/34
0

9676655       H76/G01     F                  99,700.00          ZZ
                          360                99,700.00          1
                          7.8750             722.90             96
                          7.6250             722.90
AUBURN        NY 13021    5                  11/10/04           23
0438638892                05                 01/01/05           0.0000
2004575093                O                  12/01/34
0

9677797       K15/G01     F                  115,800.00         ZZ
                          360                115,800.00         1
                          7.2500             789.96             99
                          7.0000             789.96
OKLAHOMA CITY OK 73142    5                  11/10/04           23
0438658494                05                 01/01/05           0.0000
032605527028              O                  12/01/34
0

9678283       E22/G01     F                  58,850.00          ZZ
                          360                58,850.00          1
                          7.3750             406.46             107
                          7.1250             406.46
GRANVILLE     PA 17044    1                  11/16/04           23
0422458737                05                 01/01/05           0.0000
0422458737                O                  12/01/34
0

9678307       E22/G01     F                  94,160.00          ZZ
                          360                94,160.00          1
                          7.5000             658.38             107
                          7.2500             658.38
LOCK HAVEN    PA 17745    5                  11/10/04           23
0422478735                05                 01/01/05           0.0000
0422478735                O                  12/01/34
0

9678409       E22/G01     F                  93,000.00          ZZ
                          360                93,000.00          1
                          7.5000             650.27             100
                          7.2500             650.27
JOHNSTOWN     PA 15904    5                  11/10/04           23
0422189365                05                 01/01/05           0.0000
0422189365                O                  12/01/34
0

9678441       E22/G01     F                  265,000.00         ZZ
                          360                265,000.00         1
                          8.5000             2037.62            100
                          8.2500             2037.62
BALLWIN       MO 63011    1                  11/16/04           23
0422244111                03                 01/01/05           0.0000
0422244111                O                  12/01/34
0

9684233       Z05/G01     F                  170,000.00         ZZ
                          360                170,000.00         1
                          8.3750             1292.12            100
                          8.1250             1292.12
AUSTELL       GA 30168    1                  11/15/04           23
0438658932                03                 01/01/05           0.0000
04EM002923                O                  12/01/34
0

9684267       A52/G01     F                  157,000.00         ZZ
                          360                157,000.00         1
                          7.6250             1111.24            100
                          7.3750             1111.24
DULUTH        GA 30096    1                  11/15/04           23
0438657736                09                 01/01/05           0.0000
31618                     O                  12/01/34
0

9684275       N74/G01     F                  89,205.00          ZZ
                          360                89,152.33          1
                          8.6250             693.83             95
                          8.3750             693.83
LYNCHBURG     VA 24502    1                  11/05/04           23
0438648305                07                 12/05/04           0.0000
0035462010                O                  11/05/34
0

9684453       S27/G01     F                  168,300.00         ZZ
                          360                168,300.00         1
                          8.6250             1309.03            99
                          8.3750             1309.03
CASSELLBERRY  FL 32707    5                  11/10/04           23
0438657918                03                 01/01/05           0.0000
1010039104                O                  12/01/34
0

9684455       S27/G01     F                  110,225.00         ZZ
                          360                110,225.00         1
                          9.3750             916.80             103
                          9.1250             916.80
CARROLLTON    GA 30116    5                  11/09/04           23
0438657819                05                 01/01/05           0.0000
1900010158                O                  12/01/34
0

9684457       N74/G01     F                  100,000.00         ZZ
                          360                99,948.96          1
                          9.3250             828.12             100
                          9.0750             828.12
STAUNTON      VA 24401    5                  10/29/04           23
0438655458                05                 12/03/04           0.0000
0035430010                O                  11/03/34
0

9684465       S27/G01     F                  111,240.00         ZZ
                          360                111,240.00         1
                          9.1250             905.09             103
                          8.8750             905.09
CARROLLTON    GA 30116    5                  11/08/04           23
0438657702                05                 01/01/05           0.0000
1900010014                O                  12/01/34
0

9684467       253/G01     F                  60,182.00          ZZ
                          360                60,182.00          1
                          7.7500             431.16             95
                          7.5000             431.16
FORT WORTH    TX 76112    1                  11/10/04           23
0438656993                05                 01/01/05           0.0000
370443                    N                  12/01/34
0

9684469       J95/G01     F                  154,500.00         ZZ
                          360                154,500.00         1
                          9.1250             1257.07            103
                          8.8750             1257.07
HUTCHINSON    KS 67502    1                  11/05/04           23
0438655086                05                 01/01/05           0.0000
0051175057                O                  12/01/34
0

9684471       P01/G01     F                  138,300.00         ZZ
                          360                138,300.00         1
                          7.6250             978.88             107
                          7.3750             978.88
ALBANY        NY 12208    1                  11/08/04           23
0438647141                05                 01/01/05           0.0000
04004983                  O                  12/01/34
0

9684483       E86/G01     F                  189,500.00         T
                          360                189,376.04         1
                          8.1250             1407.03            100
                          7.8750             1407.03
GLOUCESTER    VA 23061    1                  11/04/04           23
0438648156                05                 12/01/04           0.0000
0000681169                O                  11/01/34
0

9684573       E22/G01     F                  45,000.00          ZZ
                          360                45,000.00          1
                          9.6250             382.50             100
                          9.3750             382.50
KEWANEE       IL 61443    5                  11/12/04           23
0421840000                05                 01/01/05           0.0000
0421840000                O                  12/01/34
0

9684775       E22/G01     F                  155,000.00         ZZ
                          360                155,000.00         1
                          8.7500             1219.39            100
                          8.5000             1219.39
SUGAR LAND    TX 77479    1                  11/17/04           23
0422384529                03                 01/01/05           0.0000
0422384529                O                  12/01/34
0

9684851       E22/G01     F                  137,500.00         ZZ
                          360                137,500.00         1
                          7.7500             985.07             99
                          7.5000             985.07
NORTH CHARLESTSC 29406    5                  11/10/04           23
0422436444                05                 01/01/05           0.0000
0422436444                O                  12/01/34
0

9684873       E22/G01     F                  126,795.00         ZZ
                          360                126,795.00         1
                          7.7500             908.37             107
                          7.5000             908.37
PENSACOLA     FL 32514    5                  11/12/04           23
0422444778                03                 01/01/05           0.0000
0422444778                O                  12/01/34
0

9684999       E22/G01     F                  69,015.00          ZZ
                          360                69,015.00          1
                          7.5000             482.56             107
                          7.2500             482.56
GLENCOE       AL 35905    1                  11/17/04           23
0422521526                05                 01/01/05           0.0000
0422521526                O                  12/01/34
0

9685021       E22/G01     F                  80,000.00          ZZ
                          360                80,000.00          1
                          7.7500             573.13             100
                          7.5000             573.13
ASHTABULA     OH 44004    1                  11/17/04           23
0422548271                05                 01/01/05           0.0000
0422548271                O                  12/01/34
0

9685445       P27/G01     F                  129,470.00         ZZ
                          360                129,470.00         1
                          7.7500             927.54             107
                          7.5000             927.54
WEST BEND     WI 53095    5                  11/08/04           23
0438657504                01                 01/01/05           0.0000
3113069116                O                  12/01/34
0

9685945       U85/G01     F                  43,298.00          ZZ
                          360                43,298.00          1
                          8.5000             332.92             100
                          8.2500             332.92
MILWAUKEE     WI 53206    1                  11/17/04           23
0438656787                05                 01/01/05           0.0000
0411080000                O                  12/01/34
0

9686255       W30/G01     F                  258,195.00         ZZ
                          360                258,003.38         1
                          7.5000             1805.34            105
                          7.2500             1805.34
BARRE         MA 01005    1                  11/05/04           23
0438647414                05                 12/01/04           0.0000
0929243                   O                  11/01/34
0

9686261       L57/G01     F                  101,650.00         ZZ
                          360                101,650.00         1
                          7.8700             736.68             107
                          7.6200             736.68
COLUMBUS      GA 31907    5                  11/17/04           23
0438657454                05                 01/01/05           0.0000
20041025129               O                  12/01/34
0

9686293       J95/G01     F                  141,000.00         ZZ
                          360                141,000.00         1
                          7.5000             985.89             105
                          7.2500             985.89
HARRISBURG    PA 17110    1                  11/10/04           23
0438654824                01                 01/01/05           0.0000
0051501542                O                  12/01/34
0

9686323       U85/G01     F                  53,500.00          ZZ
                          360                53,500.00          1
                          8.2500             401.93             107
                          8.0000             401.93
RACINE        WI 53404    1                  11/15/04           23
0438656720                05                 01/01/05           0.0000
TQSWAUK655                O                  12/01/34
0

9686361       S21/G01     F                  85,500.00          ZZ
                          360                85,500.00          2
                          7.6250             605.16             95
                          7.3750             605.16
TAMPA         FL 33604    1                  11/09/04           23
0438656878                05                 01/01/05           0.0000
13000667                  N                  12/01/34
0

9686367       S21/G01     F                  85,500.00          ZZ
                          360                85,500.00          2
                          7.6250             605.16             95
                          7.3750             605.16
TAMPA         FL 33604    1                  11/09/04           23
0438656811                05                 01/01/05           0.0000
13000666                  N                  12/01/34
0

9686371       S21/G01     F                  120,916.00         ZZ
                          360                120,916.00         1
                          7.5000             845.46             104
                          7.2500             845.46
RICHLAND TOWNSOH 43310    1                  11/16/04           23
0438660003                05                 01/01/05           0.0000
15500378LT                O                  12/01/34
0

9686373       N67/G01     F                  216,300.00         ZZ
                          360                216,300.00         1
                          8.7500             1701.63            103
                          8.5000             1701.63
LANCASTER     CA 93535    1                  11/09/04           23
0438656928                05                 01/01/05           0.0000
3318001629                O                  12/01/34
0

9686659       Q14/G01     F                  121,540.00         ZZ
                          360                121,475.32         1
                          9.1250             988.89             103
                          8.8750             988.89
SAN LUIS      AZ 85349    5                  10/29/04           23
0438657322                05                 12/01/04           0.0000
0000423279                O                  11/01/34
0

9686671       T23/G01     F                  140,850.00         ZZ
                          360                140,734.54         1
                          7.0000             937.08             106
                          6.7500             937.08
ALIQUIPPA     PA 15001    1                  11/12/04           23
0438662330                05                 12/12/04           0.0000
8021                      O                  11/12/34
0

9686681       W77/G01     F                  55,000.00          ZZ
                          360                55,000.00          1
                          9.7500             472.53             100
                          9.5000             472.53
EVANSVILLE    IN 47713    1                  11/12/04           23
0438658429                05                 01/01/05           0.0000
0410126                   O                  12/01/34
0

9686705       U35/G01     F                  159,465.00         ZZ
                          360                159,465.00         1
                          9.5000             1340.87            100
                          9.2500             1340.87
ROYSE  CITY   TX 75189    1                  11/12/04           23
0438680589                05                 01/01/05           0.0000
13897                     O                  12/01/34
0

9686945       E22/G01     F                  51,500.00          ZZ
                          360                51,500.00          1
                          8.8750             409.76             100
                          8.6250             409.76
NEW BERLIN    PA 17855    1                  11/18/04           23
0422401844                05                 01/01/05           0.0000
0422401844                O                  12/01/34
0

9687047       E22/G01     F                  113,300.00         ZZ
                          360                113,300.00         1
                          7.6250             801.93             100
                          7.3750             801.93
RISING SUN    IN 47040    1                  11/18/04           23
0422538116                05                 01/01/05           0.0000
0422538116                O                  12/01/34
0

9689073       K15/G01     F                  127,000.00         ZZ
                          360                127,000.00         1
                          8.3750             965.29             102
                          8.1250             965.29
MILLINGTON    TN 38053    5                  11/11/04           23
0438663387                05                 01/01/05           0.0000
003805527340              O                  12/01/34
0

9689081       K15/G01     F                  143,000.00         ZZ
                          360                142,908.82         1
                          8.2500             1074.31            103
                          8.0000             1074.31
MARYVILLE     TN 37801    5                  10/25/04           23
0438662728                05                 12/01/04           0.0000
031605526182              O                  11/01/34
0

9689567       M45/G01     F                  194,000.00         ZZ
                          360                193,859.59         1
                          7.6250             1373.12            100
                          7.3750             1373.12
MILILANI      HI 96789    1                  11/04/04           23
0438661530                01                 12/01/04           0.0000
A0756966                  O                  11/01/34
0

9689837       588/G01     F                  164,000.00         ZZ
                          360                164,000.00         1
                          7.5000             1146.71            106
                          7.2500             1146.71
AMBLER BOROUGHPA 19002    1                  11/12/04           23
0438659054                05                 01/01/05           0.0000
1138208                   O                  12/01/34
0

9689897       588/G01     F                  350,200.00         ZZ
                          360                350,200.00         1
                          8.7500             2755.02            103
                          8.5000             2755.02
CHELTENHAM TOWPA 19027    1                  11/15/04           23
0438660912                05                 01/01/05           0.0000
1136668                   O                  12/01/34
0

9690187       E22/G01     F                  116,630.00         ZZ
                          360                116,630.00         1
                          8.3750             886.47             107
                          8.1250             886.47
MOBILE        AL 36618    5                  11/15/04           23
0422452664                05                 01/01/05           0.0000
0422452664                O                  12/01/34
0

9690217       E22/G01     F                  242,050.00         ZZ
                          360                242,050.00         1
                          9.1250             1969.40            103
                          8.8750             1969.40
DEERING       NH 03244    1                  11/19/04           23
0422469338                05                 01/01/05           0.0000
0422469338                O                  12/01/34
0

9690387       E22/G01     F                  74,900.00          ZZ
                          360                74,900.00          1
                          9.3750             622.98             100
                          9.1250             622.98
NEW PHILADELPHOH 44622    1                  11/19/04           23
0422268052                05                 01/01/05           0.0000
0422268052                O                  12/01/34
0

9691979       642/G01     F                  261,500.00         ZZ
                          360                261,500.00         1
                          8.0000             1918.79            106
                          7.7500             1918.79
JARRETTSVILLE MD 21084    5                  11/10/04           23
0438661308                05                 01/01/05           0.0000
09141104                  O                  12/01/34
0

9691995       642/G01     F                  105,060.00         ZZ
                          360                105,060.00         1
                          8.3750             798.53             103
                          8.1250             798.53
EAGLE         NE 68347    1                  11/22/04           23
0438663254                05                 01/01/05           0.0000
10152104                  O                  12/01/34
0

9692485       B39/G01     F                  87,000.00          ZZ
                          360                87,000.00          1
                          8.8750             692.21             103
                          8.6250             692.21
BROWERVILLE   MN 56438    5                  11/17/04           23
0438662280                05                 01/01/05           0.0000
04800902F                 O                  12/01/34
0

9692627       E22/G01     F                  157,410.00         ZZ
                          360                157,410.00         1
                          8.5000             1210.35            99
                          8.2500             1210.35
KENTWOOD      MI 49508    5                  11/16/04           23
0422499442                05                 01/01/05           0.0000
0422499442                O                  12/01/34
0

9692753       E22/G01     F                  90,100.00          ZZ
                          360                90,100.00          1
                          7.5000             629.99             105
                          7.2500             629.99
MISHAWAKA     IN 46544    2                  11/17/04           23
0422589325                05                 01/01/05           0.0000
0422589325                O                  12/01/34
0

9692785       E22/G01     F                  172,900.00         ZZ
                          360                172,900.00         1
                          7.8750             1253.64            100
                          7.6250             1253.64
MIAMI         FL 33033    1                  11/22/04           23
0422622761                05                 01/01/05           0.0000
0422622761                O                  12/01/34
0

9692959       E22/G01     F                  73,150.00          ZZ
                          360                73,150.00          1
                          8.5000             562.46             95
                          8.2500             562.46
GLOUCESTER TWPNJ 08081    1                  11/22/04           23
0422342733                07                 01/01/05           0.0000
0422342733                N                  12/01/34
0

9692965       E22/G01     F                  56,175.00          ZZ
                          360                56,175.00          1
                          7.8750             407.31             107
                          7.6250             407.31
PORT SULPHUR  LA 70083    1                  11/22/04           23
0422347005                05                 01/01/05           0.0000
0422347005                O                  12/01/34
0

9693065       E84/G01     F                  99,750.00          ZZ
                          360                99,681.35          1
                          7.8750             723.26             95
                          7.6250             723.26
SILER CITY    NC 27344    1                  11/05/04           23
0438658551                05                 12/01/04           0.0000
0047120878                N                  11/01/34
0

9693233       P01/G01     F                  107,000.00         ZZ
                          360                107,000.00         1
                          7.6250             757.34             107
                          7.3750             757.34
TROY          NY 12180    1                  11/16/04           23
0438659880                05                 01/01/05           0.0000
04005440                  O                  12/01/34
0

9693463       T76/G01     F                  59,755.00          ZZ
                          360                59,716.90          1
                          8.2500             448.92             95
                          8.0000             448.92
NEWARK        OH 43055    1                  11/22/04           23
0438665838                05                 12/22/04           0.0000
10156                     N                  11/22/34
0

9694639       H76/G01     F                  256,000.00         ZZ
                          360                256,000.00         1
                          7.8750             1856.18            107
                          7.6250             1856.18
APISON        TN 37302    5                  11/22/04           23
0438670069                05                 01/01/05           0.0000
591664                    O                  12/01/34
0

9694819       E22/G01     F                  87,550.00          ZZ
                          360                87,550.00          1
                          8.5000             673.18             103
                          8.2500             673.18
RICHMOND      VA 23222    1                  11/23/04           23
0422562371                05                 01/01/05           0.0000
0422562371                O                  12/01/34
0

9694841       E22/G01     F                  40,375.00          ZZ
                          360                40,375.00          1
                          7.7500             289.25             95
                          7.5000             289.25
KILLEEN       TX 76543    1                  11/23/04           23
0422459750                05                 01/01/05           0.0000
0422459750                N                  12/01/34
0

9694957       E22/G01     F                  55,000.00          ZZ
                          360                55,000.00          1
                          7.7500             394.03             100
                          7.5000             394.03
TECUMSEH      OK 74873    1                  11/23/04           23
0422642892                05                 01/01/05           0.0000
0422642892                O                  12/01/34
0

9695023       E22/G01     F                  40,685.00          ZZ
                          360                40,685.00          1
                          9.3750             338.40             103
                          9.1250             338.40
CAPLEN        TX 77563    1                  11/23/04           23
0422232793                05                 01/01/05           0.0000
0422232793                O                  12/01/34
0

9695051       E22/G01     F                  84,460.00          ZZ
                          360                84,460.00          1
                          8.2500             634.52             103
                          8.0000             634.52
BROOKHAVEN    PA 19015    1                  11/23/04           23
0422484170                01                 01/01/05           0.0000
0422484170                O                  12/01/34
0

9695135       E22/G01     F                  34,000.00          ZZ
                          360                34,000.00          1
                          8.8750             270.52             100
                          8.6250             270.52
TOPEKA        KS 66607    5                  11/18/04           23
0422531855                05                 01/01/05           0.0000
0422531855                O                  12/01/34
0

9695247       E22/G01     F                  83,000.00          ZZ
                          360                82,938.40          1
                          7.5000             580.35             100
                          7.2500             580.35
SAN ANTONIO   TX 78250    1                  10/29/04           23
0422434803                03                 12/01/04           0.0000
0422434803                O                  11/01/34
0

9695277       H76/G01     F                  107,900.00         ZZ
                          360                107,900.00         1
                          7.8750             782.35             99
                          7.6250             782.35
AVOCA         PA 18641    5                  11/19/04           23
0438667560                05                 01/01/05           0.0000
2004592820                O                  12/01/34
0

9695311       624/G01     F                  180,800.00         ZZ
                          360                180,800.00         1
                          8.1250             1342.43            107
                          7.8750             1342.43
FOUNTAIN      CO 80817    5                  11/04/04           23
0438670747                05                 01/01/05           0.0000
1000066883                O                  12/01/34
0

9695323       F34/G01     F                  90,150.00          ZZ
                          360                90,150.00          1
                          7.5000             630.34             95
                          7.2500             630.34
COLUMBIA      SC 29229    1                  11/17/04           23
0438673790                03                 01/01/05           0.0000
4900409290                N                  12/01/34
0

9695331       H76/G01     F                  141,240.00         ZZ
                          360                141,240.00         1
                          7.8750             1024.09            107
                          7.6250             1024.09
MONROE        NC 28110    5                  11/19/04           23
0438663015                05                 01/01/05           0.0000
2004593156                O                  12/01/34
0

9695349       253/G01     F                  80,250.00          ZZ
                          180                80,250.00          1
                          8.0000             766.92             107
                          7.7500             766.92
WARNER ROBINS GA 31093    5                  11/15/04           23
0438667503                05                 01/01/05           0.0000
370090                    O                  12/01/19
0

9696441       E22/G01     F                  291,040.00         ZZ
                          360                291,040.00         1
                          7.3750             2010.14            107
                          7.1250             2010.14
MIDLOTHIAN    VA 23112    5                  11/19/04           23
0422411389                05                 01/01/05           0.0000
0422411389                O                  12/01/34
0

9696463       E22/G01     F                  28,405.00          ZZ
                          360                28,405.00          2
                          7.5000             198.61             95
                          7.2500             198.61
SUNBURY       PA 17801    1                  11/24/04           23
0422425926                05                 01/01/05           0.0000
0422425926                N                  12/01/34
0

9696581       E22/G01     F                  87,740.00          ZZ
                          360                87,740.00          1
                          7.7500             628.58             107
                          7.5000             628.58
MANCHESTER TOWNJ 08759    1                  11/24/04           23
0422493452                09                 01/01/05           0.0000
0422493452                O                  12/01/34
0

9696591       E22/G01     F                  152,337.00         ZZ
                          360                152,337.00         1
                          8.8750             1212.06            103
                          8.6250             1212.06
GREEN RIVER   WY 82935    1                  11/24/04           23
0422498865                05                 01/01/05           0.0000
0422498865                O                  12/01/34
0

9696773       E22/G01     F                  90,415.00          ZZ
                          360                90,415.00          1
                          8.0000             663.43             107
                          7.7500             663.43
MONROE        NC 28110    1                  11/24/04           23
0422575134                05                 01/01/05           0.0000
0422575134                O                  12/01/34
0

9696775       E22/G01     F                  132,313.00         ZZ
                          360                132,313.00         1
                          7.8750             959.36             100
                          7.6250             959.36
HOUSTON       TX 77083    1                  11/23/04           23
0422578047                03                 01/01/05           0.0000
0422578047                O                  12/01/34
0

9697779       F34/G01     F                  118,750.00         ZZ
                          360                118,750.00         1
                          7.5000             830.32             95
                          7.2500             830.32
MEMPHIS       TN 38141    1                  11/17/04           23
0438674558                05                 01/01/05           0.0000
4900410364                N                  12/01/34
0

9697813       K15/G01     F                  252,400.00         ZZ
                          360                252,400.00         1
                          8.0000             1852.02            99
                          7.7500             1852.02
TULLAHOMA     TN 37388    5                  11/13/04           23
0438668501                05                 01/01/05           0.0000
003305527130              O                  12/01/34
0

9698193       642/G01     F                  133,436.00         ZZ
                          360                133,436.00         1
                          7.3750             921.61             106
                          7.1250             921.61
MANCHESTER    PA 17345    1                  11/18/04           23
0438672412                05                 01/01/05           0.0000
10110004                  O                  12/01/34
0

9700835       E22/G01     F                  142,000.00         ZZ
                          360                142,000.00         1
                          7.2500             968.69             105
                          7.0000             968.69
ST GEORGE     UT 84790    1                  11/23/04           23
0422508572                05                 01/01/05           0.0000
0422508572                O                  12/01/34
0

9701091       E22/G01     F                  124,000.00         ZZ
                          360                124,000.00         1
                          7.1250             835.41             105
                          6.8750             835.41
STEPHENS CITY VA 22655    1                  11/29/04           23
0422471623                05                 01/01/05           0.0000
0422471623                O                  12/01/34
0

9701149       E22/G01     F                  126,690.00         ZZ
                          360                126,690.00         1
                          7.3750             875.02             103
                          7.1250             875.02
COLUMBIANA    AL 35051    1                  11/29/04           23
0422558890                05                 01/01/05           0.0000
0422558890                O                  12/01/34
0

9701233       E22/G01     F                  65,500.00          ZZ
                          360                65,500.00          1
                          7.6250             463.60             100
                          7.3750             463.60
LA GRANDE     OR 97850    1                  11/15/04           23
0422600429                05                 01/01/05           0.0000
0422600429                O                  12/01/34
0

9701241       E22/G01     F                  92,700.00          ZZ
                          360                92,700.00          1
                          9.3750             771.03             103
                          9.1250             771.03
WATAUGA       TX 76148    1                  11/29/04           23
0422612390                05                 01/01/05           0.0000
0422612390                O                  12/01/34
0

9701305       E22/G01     F                  136,000.00         ZZ
                          360                136,000.00         1
                          7.8750             986.09             100
                          7.6250             986.09
HUNTERSVILLE  NC 28078    1                  11/29/04           23
0422732305                03                 01/01/05           0.0000
0422732305                O                  12/01/34
0

9703047       480/G01     F                  76,000.00          ZZ
                          360                75,951.54          1
                          8.2500             570.96             95
                          8.0000             570.96
LAKELAND      FL 33809    1                  10/29/04           23
0438679219                05                 12/01/04           0.0000
MUNDAY5738018             N                  11/01/34
0

9703081       N46/G01     F                  90,250.00          ZZ
                          360                90,250.00          1
                          7.8750             654.38             95
                          7.6250             654.38
SUMMERVILLE   SC 29485    1                  11/29/04           23
0438673956                05                 01/01/05           0.0000
MORR157S247               N                  12/01/34
0

9703403       E22/G01     F                  67,196.00          ZZ
                          360                67,196.00          2
                          7.2500             458.40             107
                          7.0000             458.40
TARENTUM      PA 15084    1                  11/30/04           23
0422037374                05                 01/01/05           0.0000
0422037374                O                  12/01/34
0

9703433       E22/G01     F                  246,000.00         ZZ
                          360                246,000.00         1
                          7.5000             1720.07            101
                          7.2500             1720.07
CONSHOHOCKEN  PA 19428    1                  11/30/04           23
0422147066                07                 01/01/05           0.0000
0422147066                O                  12/01/34
0

9703473       E22/G01     F                  22,450.00          ZZ
                          360                22,450.00          1
                          7.5000             156.97             100
                          7.2500             156.97
HOT SPRINGS   AR 71901    1                  11/30/04           23
0422313577                05                 01/01/05           0.0000
0422313577                O                  12/01/34
0

9703497       E22/G01     F                  55,100.00          ZZ
                          360                55,100.00          1
                          8.0000             404.30             100
                          7.7500             404.30
LITTLE ROCK   AR 72209    1                  11/29/04           23
0422609834                05                 01/01/05           0.0000
0422609834                O                  12/01/34
0

9703873       E22/G01     F                  216,500.00         ZZ
                          360                216,500.00         1
                          9.3750             1800.74            101
                          9.1250             1800.74
MATTHEWS      NC 28105    5                  11/24/04           23
0422457168                03                 01/01/05           0.0000
0422457168                O                  12/01/34
0

9703887       E22/G01     F                  66,950.00          ZZ
                          360                66,950.00          1
                          8.3750             508.87             103
                          8.1250             508.87
LAWTON        OK 73501    2                  11/24/04           23
0422465310                05                 01/01/05           0.0000
0422465310                O                  12/01/34
0

9704129       E22/G01     F                  77,817.00          ZZ
                          360                77,817.00          1
                          7.5000             544.11             95
                          7.2500             544.11
NAMPA         ID 83686    1                  11/19/04           23
0422553867                09                 01/01/05           0.0000
0422553867                N                  12/01/34
0

9705511       E22/G01     F                  257,870.00         ZZ
                          360                257,870.00         1
                          7.5000             1803.06            107
                          7.2500             1803.06
NEWTOWN       PA 18940    1                  12/01/04           23
0422577536                09                 01/01/05           0.0000
0422577536                O                  12/01/34
0

9706763       E22/G01     F                  276,060.00         ZZ
                          360                276,060.00         1
                          7.3750             1906.68            107
                          7.1250             1906.68
MERIDIAN      ID 83642    5                  11/24/04           23
0422569343                03                 01/01/05           0.0000
0422569343                O                  12/01/34
0

9708667       E22/G01     F                  79,900.00          T
                          360                79,900.00          1
                          8.5000             614.36             100
                          8.2500             614.36
ALBUQUERQUE   NM 87120    1                  12/03/04           23
0422656488                07                 01/01/05           0.0000
0422656488                O                  12/01/34
0

9711425       U85/G01     F                  120,000.00         ZZ
                          360                120,000.00         2
                          8.3750             912.09             100
                          8.1250             912.09
MILWAUKEE     WI 53215    1                  11/30/04           23
0438695033                05                 01/01/05           0.0000
0411230020                O                  12/01/34
0

Total Number of Loans     900

Total Original Balance    120,215,741.50

Total Principal Balance   120,000,093.40

Total Original P+I        878,554.58

Total Current P+I         878,554.58

Fixed Rate Passthru
Loan Number                             Sub Serv Fee
Principal Bal                           Mstr Serv Fee
Curr Note Rate                          Alloc Exp
Net Curr                                Misc Exp
Investor Rate                           Spread
Post Strip Rate                         Strip
8682466                                 0.2500
84618.82                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

8880920                                 0.2500
121062.80                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

8901593                                 0.2500
189027.57                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

8940293                                 0.2500
92476.09                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

8950485                                 0.2500
78994.29                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

8956588                                 0.2500
135751.38                               0.0500
7.5600                                  0.0000
7.3100                                  0.0000
7.2600
7.2600                                  0.0000

8958965                                 0.2500
57079.21                                0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

8970187                                 0.2500
117176.45                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

8971460                                 0.2500
88003.93                                0.0500
9.5000                                  0.0000
9.2500                                  0.0000
9.2000
9.2000                                  0.0000

9016577                                 0.2500
50102.56                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9031923                                 0.2500
86012.66                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9057163                                 0.2500
172098.37                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9070083                                 0.2500
118017.32                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9073943                                 0.2500
155860.75                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9102681                                 0.2500
61493.98                                0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9106815                                 0.2500
94708.14                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9109129                                 0.2500
80178.67                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9132247                                 0.2500
154591.97                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9137565                                 0.2500
89711.65                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9138173                                 0.2500
75692.47                                0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9138233                                 0.2500
89434.89                                0.0500
6.6250                                  0.0000
6.3750                                  0.0000
6.3250
6.3250                                  0.0000

9142201                                 0.2500
107161.20                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9143051                                 0.2500
205379.98                               0.0500
9.8750                                  0.0000
9.6250                                  0.0000
9.5750
9.5750                                  0.0000

9146821                                 0.2500
125749.78                               0.0500
7.7600                                  0.0000
7.5100                                  0.0000
7.4600
7.4600                                  0.0000

9153243                                 0.2500
205788.91                               0.0500
6.9900                                  0.0000
6.7400                                  0.0000
6.6900
6.6900                                  0.0000

9155163                                 0.2500
226731.77                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9155453                                 0.2500
122537.87                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9158919                                 0.2500
89884.84                                0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9164483                                 0.2500
64834.35                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9168461                                 0.2500
63759.50                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9171361                                 0.2500
159826.28                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9182381                                 0.2500
71948.49                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9193652                                 0.2500
185479.61                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9195373                                 0.2500
99667.83                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9195521                                 0.2500
155577.11                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9195851                                 0.2500
115093.79                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9215245                                 0.2500
213539.47                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9215309                                 0.2500
170401.12                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9222203                                 0.2500
130099.13                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9274468                                 0.2500
80965.77                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9436663                                 0.2500
91821.58                                0.0500
9.6250                                  0.0000
9.3750                                  0.0000
9.3250
9.3250                                  0.0000

9440391                                 0.2500
167429.21                               0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9444673                                 0.2500
44161.89                                0.0500
9.5000                                  0.0000
9.2500                                  0.0000
9.2000
9.2000                                  0.0000

9445091                                 0.2500
133508.62                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9450409                                 0.2500
134643.16                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9454793                                 0.2500
161538.19                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9466163                                 0.2500
231127.91                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9468003                                 0.2500
54839.24                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9472435                                 0.2500
141788.81                               0.0500
9.5000                                  0.0000
9.2500                                  0.0000
9.2000
9.2000                                  0.0000

9478584                                 0.2500
199435.96                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9479297                                 0.2500
276536.33                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9482805                                 0.2500
202833.07                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9483843                                 0.2500
119744.28                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9483919                                 0.2500
69971.45                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9484995                                 0.2500
49309.59                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9486760                                 0.2500
295735.93                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9487119                                 0.2500
52118.72                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9488060                                 0.2500
83650.17                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9490962                                 0.2500
188597.23                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9493643                                 0.2500
136621.23                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9493805                                 0.2500
49896.11                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9496474                                 0.2500
158843.33                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9500677                                 0.2500
109021.21                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9500911                                 0.2500
50811.51                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9501039                                 0.2500
298116.93                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9501275                                 0.2500
99313.18                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9502944                                 0.2500
163632.55                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9503511                                 0.2500
93590.60                                0.0500
9.5000                                  0.0000
9.2500                                  0.0000
9.2000
9.2000                                  0.0000

9503558                                 0.2500
124740.22                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9503699                                 0.2500
164713.12                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9503984                                 0.2500
102663.40                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9504513                                 0.2500
135702.82                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9504517                                 0.2500
154135.90                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9504652                                 0.2500
138389.26                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9504755                                 0.2500
65186.14                                0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9504805                                 0.2500
189430.65                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9505119                                 0.2500
110930.39                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9505123                                 0.2500
167424.07                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9505692                                 0.2500
167138.03                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9506799                                 0.2500
169549.85                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9507031                                 0.2500
199206.05                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9507414                                 0.2500
101516.57                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9511711                                 0.2500
93827.94                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9511719                                 0.2500
97570.35                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9511875                                 0.2500
83750.93                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9511917                                 0.2500
112989.70                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9511955                                 0.2500
62068.92                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9513351                                 0.2500
165478.42                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9515885                                 0.2500
33595.42                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9516255                                 0.2500
53199.49                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9516275                                 0.2500
112746.85                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9516835                                 0.2500
83612.26                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9517015                                 0.2500
297165.35                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9517325                                 0.2500
170559.31                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9517381                                 0.2500
114793.75                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9517385                                 0.2500
117517.38                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9517511                                 0.2500
80994.10                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9517517                                 0.2500
63374.53                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9517555                                 0.2500
63621.02                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9517561                                 0.2500
168888.03                               0.0500
7.9900                                  0.0000
7.7400                                  0.0000
7.6900
7.6900                                  0.0000

9517597                                 0.2500
186850.96                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9517599                                 0.2500
282248.35                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9517605                                 0.2500
201037.20                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9517635                                 0.2500
187336.23                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9519623                                 0.2500
196575.14                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9519997                                 0.2500
192283.66                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9520235                                 0.2500
128411.67                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9520327                                 0.2500
266900.70                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9520361                                 0.2500
134189.34                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9520383                                 0.2500
45516.55                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9520745                                 0.2500
125429.99                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9520821                                 0.2500
263437.40                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9522447                                 0.2500
119851.19                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9522473                                 0.2500
217906.22                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9522561                                 0.2500
267346.38                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9522593                                 0.2500
121646.67                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9525073                                 0.2500
261485.49                               0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9526627                                 0.2500
133192.72                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9527285                                 0.2500
127366.94                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9527327                                 0.2500
133455.28                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9527395                                 0.2500
100797.54                               0.0500
9.7500                                  0.0000
9.5000                                  0.0000
9.4500
9.4500                                  0.0000

9527829                                 0.2500
118705.67                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9527959                                 0.2500
158643.78                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9527977                                 0.2500
186537.45                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9528263                                 0.2500
124733.60                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9528517                                 0.2500
53394.28                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9528593                                 0.2500
47403.74                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9530773                                 0.2500
106793.89                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9530889                                 0.2500
118209.50                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9531047                                 0.2500
68357.12                                0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9531359                                 0.2500
71537.21                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9531361                                 0.2500
100955.16                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9531397                                 0.2500
100968.88                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9532175                                 0.2500
132844.20                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9532537                                 0.2500
150789.85                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9532647                                 0.2500
92552.35                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9532649                                 0.2500
426368.45                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9533373                                 0.2500
230232.57                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9534753                                 0.2500
37246.62                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9534757                                 0.2500
184745.42                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9534804                                 0.2500
50972.09                                0.0500
8.9900                                  0.0000
8.7400                                  0.0000
8.6900
8.6900                                  0.0000

9534951                                 0.2500
86361.65                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9535005                                 0.2500
100829.66                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9535081                                 0.2500
153108.64                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9535111                                 0.2500
51208.47                                0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9535483                                 0.2500
219469.07                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9537233                                 0.2500
62962.12                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9537435                                 0.2500
179499.63                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9537441                                 0.2500
348134.16                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9537517                                 0.2500
303100.06                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9537527                                 0.2500
74702.02                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9537675                                 0.2500
238397.38                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9537736                                 0.2500
96230.30                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9537801                                 0.2500
136775.28                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9537841                                 0.2500
160157.93                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9537879                                 0.2500
106760.27                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9537887                                 0.2500
160040.65                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9538085                                 0.2500
138931.89                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9538091                                 0.2500
178299.26                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9538093                                 0.2500
66847.77                                0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9538181                                 0.2500
93364.21                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9538247                                 0.2500
92203.10                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9538261                                 0.2500
104271.67                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9538419                                 0.2500
31289.62                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9538509                                 0.2500
88236.95                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9538553                                 0.2500
97614.46                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9539081                                 0.2500
122813.00                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9539093                                 0.2500
99861.91                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9539119                                 0.2500
26700.73                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9539205                                 0.2500
109039.55                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9539207                                 0.2500
86922.56                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9539533                                 0.2500
90052.80                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9539735                                 0.2500
165570.20                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9539739                                 0.2500
104815.65                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9540233                                 0.2500
54801.70                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9540359                                 0.2500
49923.68                                0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9540447                                 0.2500
143667.58                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9541797                                 0.2500
90039.91                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9541839                                 0.2500
148366.87                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9541905                                 0.2500
132492.33                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9542313                                 0.2500
134532.68                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9542473                                 0.2500
102811.48                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9542529                                 0.2500
142021.63                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9542685                                 0.2500
405327.00                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9542963                                 0.2500
148965.88                               0.0500
8.2600                                  0.0000
8.0100                                  0.0000
7.9600
7.9600                                  0.0000

9543309                                 0.2500
75656.97                                0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9543435                                 0.2500
233775.08                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9544961                                 0.2500
108929.28                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9545069                                 0.2500
128612.46                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9545184                                 0.2500
215045.00                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9545193                                 0.2500
133468.57                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9545277                                 0.2500
102454.70                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9545295                                 0.2500
157752.74                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9547726                                 0.2500
77000.00                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9549033                                 0.2500
53459.26                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9549035                                 0.2500
41640.95                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9549087                                 0.2500
63700.89                                0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9549093                                 0.2500
119617.60                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9549233                                 0.2500
208609.73                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9549357                                 0.2500
142585.28                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9549509                                 0.2500
413351.70                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9549711                                 0.2500
128510.72                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9550161                                 0.2500
65908.86                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9550209                                 0.2500
192662.18                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9550513                                 0.2500
81274.39                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9550573                                 0.2500
181615.34                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9552209                                 0.2500
86210.69                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9552565                                 0.2500
118503.22                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9552597                                 0.2500
173547.58                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9552599                                 0.2500
58132.25                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9552651                                 0.2500
88147.08                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9552721                                 0.2500
131576.83                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9552817                                 0.2500
344233.65                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9552839                                 0.2500
175994.13                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9553559                                 0.2500
122717.49                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9553979                                 0.2500
174735.49                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9556131                                 0.2500
202997.31                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9556211                                 0.2500
125509.51                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9556243                                 0.2500
51283.52                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9556321                                 0.2500
92183.86                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9556345                                 0.2500
205685.54                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9556429                                 0.2500
166645.56                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9557947                                 0.2500
133261.02                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9557995                                 0.2500
116724.52                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9558033                                 0.2500
352268.62                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9558077                                 0.2500
119787.68                               0.0500
6.6250                                  0.0000
6.3750                                  0.0000
6.3250
6.3250                                  0.0000

9558079                                 0.2500
117983.43                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9558525                                 0.2500
94790.40                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9558557                                 0.2500
169738.00                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9558567                                 0.2500
74915.61                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9558673                                 0.2500
98289.74                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9558699                                 0.2500
69422.45                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9559037                                 0.2500
58818.66                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9559073                                 0.2500
67356.15                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9559077                                 0.2500
65466.11                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9559079                                 0.2500
159546.37                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9559361                                 0.2500
254697.82                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9559393                                 0.2500
206070.85                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9561819                                 0.2500
46068.92                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9561857                                 0.2500
151721.11                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9562015                                 0.2500
79375.59                                0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9562017                                 0.2500
134798.99                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9562143                                 0.2500
141354.52                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9562159                                 0.2500
105849.88                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9562335                                 0.2500
138659.58                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9562521                                 0.2500
71075.46                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9563041                                 0.2500
84367.16                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9563973                                 0.2500
229244.91                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9564223                                 0.2500
74826.11                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9564437                                 0.2500
249844.63                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9564487                                 0.2500
91259.94                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9564531                                 0.2500
239622.95                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9564715                                 0.2500
106660.51                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9565029                                 0.2500
251276.14                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9565073                                 0.2500
209584.61                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9565133                                 0.2500
124809.19                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9565249                                 0.2500
61743.61                                0.0500
9.8750                                  0.0000
9.6250                                  0.0000
9.5750
9.5750                                  0.0000

9565251                                 0.2500
45527.04                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9565255                                 0.2500
166307.70                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9565333                                 0.2500
58766.65                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9565357                                 0.2500
174800.07                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9566127                                 0.2500
90491.18                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9566183                                 0.2500
216468.51                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9566807                                 0.2500
218575.08                               0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9566831                                 0.2500
132487.31                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9566893                                 0.2500
186975.35                               0.0500
7.5750                                  0.0000
7.3250                                  0.0000
7.2750
7.2750                                  0.0000

9567115                                 0.2500
134777.61                               0.0500
6.9900                                  0.0000
6.7400                                  0.0000
6.6900
6.6900                                  0.0000

9567149                                 0.2500
144478.85                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9567171                                 0.2500
176623.03                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9567177                                 0.2500
106843.93                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9567195                                 0.2500
129729.85                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9567263                                 0.2500
287903.51                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9567299                                 0.2500
117243.23                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9567321                                 0.2500
85296.17                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9567457                                 0.2500
97598.04                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9568593                                 0.2500
156359.65                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9568671                                 0.2500
257490.72                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9568767                                 0.2500
99291.54                                0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9568771                                 0.2500
123329.46                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9568783                                 0.2500
202997.31                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9569413                                 0.2500
153169.14                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9569447                                 0.2500
264544.02                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9569477                                 0.2500
172800.19                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9569603                                 0.2500
139776.27                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9569607                                 0.2500
127477.97                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9569673                                 0.2500
134846.62                               0.0500
8.9900                                  0.0000
8.7400                                  0.0000
8.6900
8.6900                                  0.0000

9569685                                 0.2500
108783.27                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9569735                                 0.2500
58816.44                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9569759                                 0.2500
68902.30                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9569763                                 0.2500
255005.30                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9569803                                 0.2500
156766.23                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9570295                                 0.2500
71163.37                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9570331                                 0.2500
61662.56                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9570375                                 0.2500
171825.60                               0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9570399                                 0.2500
66419.14                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9570541                                 0.2500
130828.04                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9570553                                 0.2500
72539.08                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9570683                                 0.2500
62501.81                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9571395                                 0.2500
127814.11                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9571425                                 0.2500
128585.23                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9571429                                 0.2500
129262.32                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9571447                                 0.2500
186060.89                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9571471                                 0.2500
90379.11                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9571479                                 0.2500
72044.82                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9571485                                 0.2500
179586.56                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9571503                                 0.2500
142551.57                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9571505                                 0.2500
133644.90                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9571531                                 0.2500
491639.73                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9571561                                 0.2500
182733.66                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9571579                                 0.2500
102543.24                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9571591                                 0.2500
154355.94                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9571593                                 0.2500
201375.06                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9571609                                 0.2500
341490.79                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9571619                                 0.2500
164666.49                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9572241                                 0.2500
58831.82                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9572267                                 0.2500
74360.12                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9572281                                 0.2500
124793.62                               0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9574763                                 0.2500
169803.67                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9574959                                 0.2500
164721.97                               0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9574993                                 0.2500
145315.93                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9575093                                 0.2500
64918.91                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9575355                                 0.2500
149043.69                               0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9575589                                 0.2500
109920.37                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9575927                                 0.2500
149415.81                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9576397                                 0.2500
77867.85                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9576517                                 0.2500
154339.20                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9576527                                 0.2500
109905.27                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9576545                                 0.2500
156397.03                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9576563                                 0.2500
153667.68                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9576627                                 0.2500
149198.57                               0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9577887                                 0.2500
274610.55                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9579253                                 0.2500
102857.77                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9579269                                 0.2500
64811.10                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9579323                                 0.2500
83506.95                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9579377                                 0.2500
139325.98                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9579679                                 0.2500
81466.97                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9579699                                 0.2500
128635.46                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9579703                                 0.2500
71927.00                                0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9579899                                 0.2500
62814.44                                0.0500
7.9500                                  0.0000
7.7000                                  0.0000
7.6500
7.6500                                  0.0000

9579917                                 0.2500
99746.51                                0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9580043                                 0.2500
107676.09                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9580053                                 0.2500
177883.46                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9580067                                 0.2500
178998.17                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9580073                                 0.2500
84035.85                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9580077                                 0.2500
256238.30                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9580087                                 0.2500
113251.13                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9581351                                 0.2500
88530.24                                0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9581459                                 0.2500
112673.60                               0.0500
9.5000                                  0.0000
9.2500                                  0.0000
9.2000
9.2000                                  0.0000

9581471                                 0.2500
125108.91                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9581519                                 0.2500
105747.46                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9581551                                 0.2500
150575.46                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9581673                                 0.2500
116430.68                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9582791                                 0.2500
79884.11                                0.0500
9.6250                                  0.0000
9.3750                                  0.0000
9.3250
9.3250                                  0.0000

9582853                                 0.2500
166137.72                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9582861                                 0.2500
69965.17                                0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9584349                                 0.2500
265659.59                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9584353                                 0.2500
383368.64                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9584355                                 0.2500
49932.55                                0.0500
7.9900                                  0.0000
7.7400                                  0.0000
7.6900
7.6900                                  0.0000

9584405                                 0.2500
114737.28                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9584515                                 0.2500
78903.94                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9584613                                 0.2500
46289.15                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9584711                                 0.2500
53939.22                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9585735                                 0.2500
176299.97                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9585807                                 0.2500
123815.36                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9585935                                 0.2500
134323.44                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9586273                                 0.2500
301593.37                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9586357                                 0.2500
199694.70                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9586369                                 0.2500
92606.01                                0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9586441                                 0.2500
58762.37                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9586461                                 0.2500
137305.33                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9586489                                 0.2500
245733.57                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9586507                                 0.2500
129837.84                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9586513                                 0.2500
150074.01                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9586521                                 0.2500
86255.02                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9586531                                 0.2500
173447.76                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9586543                                 0.2500
199716.79                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9586555                                 0.2500
164475.24                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9586651                                 0.2500
74678.83                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9586653                                 0.2500
78802.06                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9586691                                 0.2500
93974.01                                0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9586711                                 0.2500
212698.36                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9586737                                 0.2500
51905.03                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9586741                                 0.2500
109850.88                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9587717                                 0.2500
63684.80                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9587743                                 0.2500
159434.10                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9587833                                 0.2500
109048.99                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9587859                                 0.2500
76195.83                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9587861                                 0.2500
142087.42                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9587881                                 0.2500
174712.26                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9587927                                 0.2500
193413.78                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9588155                                 0.2500
160830.91                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9588157                                 0.2500
101167.29                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9588167                                 0.2500
132730.48                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9588181                                 0.2500
109098.86                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9588599                                 0.2500
66799.60                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9590481                                 0.2500
213617.97                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9590977                                 0.2500
239651.50                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9591019                                 0.2500
61666.86                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9591903                                 0.2500
69453.95                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9591909                                 0.2500
151710.14                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9591953                                 0.2500
73006.44                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9591975                                 0.2500
201126.37                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9592019                                 0.2500
185822.91                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9592021                                 0.2500
196090.38                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9592025                                 0.2500
228659.04                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9592341                                 0.2500
184510.81                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9592455                                 0.2500
76274.39                                0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9592591                                 0.2500
208716.82                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9592663                                 0.2500
61895.52                                0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9592925                                 0.2500
101744.71                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9593009                                 0.2500
138720.70                               0.0500
6.5000                                  0.0000
6.2500                                  0.0000
6.2000
6.2000                                  0.0000

9594063                                 0.2500
148195.08                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9594675                                 0.2500
125239.53                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9594685                                 0.2500
118073.93                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9594799                                 0.2500
121388.39                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9595015                                 0.2500
160266.93                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9595017                                 0.2500
330000.00                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9595257                                 0.2500
236633.40                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9595277                                 0.2500
81133.37                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9595379                                 0.2500
132810.43                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9595467                                 0.2500
138901.44                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9595521                                 0.2500
130732.18                               0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9595613                                 0.2500
88840.69                                0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9595667                                 0.2500
82397.08                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9595783                                 0.2500
117422.23                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9595943                                 0.2500
331286.22                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9596161                                 0.2500
67906.09                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9597789                                 0.2500
113809.16                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9597943                                 0.2500
287169.61                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9597979                                 0.2500
61668.95                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9598043                                 0.2500
137240.18                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9598095                                 0.2500
173153.43                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9598127                                 0.2500
121831.54                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9598129                                 0.2500
62800.53                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9598155                                 0.2500
123424.96                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9598165                                 0.2500
197655.26                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9598269                                 0.2500
53870.33                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9598315                                 0.2500
131304.21                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9598327                                 0.2500
133550.86                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9598365                                 0.2500
60718.13                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9598433                                 0.2500
238436.60                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9598567                                 0.2500
49927.39                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9598581                                 0.2500
81104.06                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9598795                                 0.2500
40603.86                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9598811                                 0.2500
55981.84                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9598853                                 0.2500
162394.85                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9601169                                 0.2500
66859.84                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9601187                                 0.2500
92571.99                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9601229                                 0.2500
197997.19                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9601341                                 0.2500
76919.44                                0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9601437                                 0.2500
113193.85                               0.0500
9.7500                                  0.0000
9.5000                                  0.0000
9.4500
9.4500                                  0.0000

9601459                                 0.2500
222000.69                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9601689                                 0.2500
85878.22                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9601897                                 0.2500
101859.15                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9602369                                 0.2500
39749.53                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9602423                                 0.2500
149283.56                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9602441                                 0.2500
174738.65                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9602599                                 0.2500
166642.74                               0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9602639                                 0.2500
117515.81                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9602715                                 0.2500
145252.08                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9603503                                 0.2500
200700.73                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9603687                                 0.2500
224365.43                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9603815                                 0.2500
84911.52                                0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9603843                                 0.2500
134793.91                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9603851                                 0.2500
96541.03                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9604009                                 0.2500
151390.35                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9604183                                 0.2500
128798.13                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9604227                                 0.2500
141752.64                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9604403                                 0.2500
203393.92                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9604461                                 0.2500
106855.92                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9604469                                 0.2500
127115.15                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9604571                                 0.2500
286311.25                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9604589                                 0.2500
173088.79                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9604813                                 0.2500
53122.74                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9604817                                 0.2500
101373.40                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9604821                                 0.2500
182068.97                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9604955                                 0.2500
93929.63                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9605097                                 0.2500
149232.77                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9605223                                 0.2500
203170.36                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9605247                                 0.2500
126487.92                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9605255                                 0.2500
64907.90                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9606109                                 0.2500
99778.84                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9606117                                 0.2500
88540.55                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9606121                                 0.2500
54918.10                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9606249                                 0.2500
169813.36                               0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9606267                                 0.2500
143166.81                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9606271                                 0.2500
93470.76                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9606287                                 0.2500
74793.32                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9606295                                 0.2500
100408.31                               0.0500
9.8750                                  0.0000
9.6250                                  0.0000
9.5750
9.5750                                  0.0000

9606303                                 0.2500
281590.50                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9606331                                 0.2500
82307.28                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9607953                                 0.2500
55603.60                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9607959                                 0.2500
149186.24                               0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9608481                                 0.2500
176074.67                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9608495                                 0.2500
118348.34                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9608509                                 0.2500
143513.65                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9609359                                 0.2500
170781.17                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9609455                                 0.2500
96256.47                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9609485                                 0.2500
116480.61                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9609537                                 0.2500
97001.70                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9609599                                 0.2500
86424.92                                0.0500
8.9900                                  0.0000
8.7400                                  0.0000
8.6900
8.6900                                  0.0000

9609601                                 0.2500
184660.19                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9609605                                 0.2500
247888.47                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9610069                                 0.2500
126912.60                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9610159                                 0.2500
54929.61                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9610439                                 0.2500
36860.03                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9610487                                 0.2500
122581.69                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9610667                                 0.2500
30350.09                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9610789                                 0.2500
118547.61                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9610799                                 0.2500
143860.90                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9610827                                 0.2500
104422.45                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9610845                                 0.2500
183589.16                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9611201                                 0.2500
109833.37                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9611229                                 0.2500
76455.98                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9611309                                 0.2500
144187.43                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9611321                                 0.2500
87500.92                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9611459                                 0.2500
171603.74                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9611543                                 0.2500
68958.20                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9612995                                 0.2500
173121.42                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9613131                                 0.2500
82546.90                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9613137                                 0.2500
266921.46                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9613159                                 0.2500
132990.61                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9613231                                 0.2500
203033.12                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9613253                                 0.2500
119478.06                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9613267                                 0.2500
149587.86                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9613281                                 0.2500
60921.95                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9613291                                 0.2500
93644.34                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9613791                                 0.2500
47471.22                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9613845                                 0.2500
137824.48                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9613851                                 0.2500
182049.62                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9614067                                 0.2500
289540.96                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9614133                                 0.2500
139906.54                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9614145                                 0.2500
157416.19                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9614273                                 0.2500
79590.25                                0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9614287                                 0.2500
67708.52                                0.0500
7.9900                                  0.0000
7.7400                                  0.0000
7.6900
7.6900                                  0.0000

9614295                                 0.2500
112136.96                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9614441                                 0.2500
78842.89                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9614523                                 0.2500
120438.86                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9614681                                 0.2500
85534.86                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9614711                                 0.2500
147546.50                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9614739                                 0.2500
69959.73                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9614757                                 0.2500
53530.74                                0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9614889                                 0.2500
84888.42                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9615869                                 0.2500
97777.38                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9615873                                 0.2500
136603.51                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9615963                                 0.2500
359393.39                               0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9615973                                 0.2500
257369.96                               0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9616907                                 0.2500
146206.03                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9616921                                 0.2500
154286.64                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9617243                                 0.2500
35129.77                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9617249                                 0.2500
89126.15                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9617435                                 0.2500
153397.00                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9617509                                 0.2500
89126.15                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9617925                                 0.2500
117608.18                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9617943                                 0.2500
146465.68                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9617955                                 0.2500
176193.83                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9618113                                 0.2500
299015.16                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9618123                                 0.2500
107758.03                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9618151                                 0.2500
159456.15                               0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9618377                                 0.2500
55939.27                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9618383                                 0.2500
51897.25                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9618413                                 0.2500
120819.84                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9619865                                 0.2500
158118.26                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9620253                                 0.2500
185296.06                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9620291                                 0.2500
252825.88                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9620677                                 0.2500
199092.94                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9620687                                 0.2500
235216.37                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9620935                                 0.2500
130504.06                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9621395                                 0.2500
184743.54                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9621441                                 0.2500
209564.36                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9621449                                 0.2500
160004.55                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9621917                                 0.2500
56283.63                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9622749                                 0.2500
301462.51                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9622789                                 0.2500
109938.33                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9622863                                 0.2500
84695.02                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9622921                                 0.2500
130452.41                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9622987                                 0.2500
85398.61                                0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9623071                                 0.2500
150906.14                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9624289                                 0.2500
71204.69                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9624555                                 0.2500
151683.62                               0.0500
6.7500                                  0.0000
6.5000                                  0.0000
6.4500
6.4500                                  0.0000

9624575                                 0.2500
137587.78                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9624583                                 0.2500
151784.41                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9624597                                 0.2500
247207.01                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9624659                                 0.2500
100515.87                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9624683                                 0.2500
111413.02                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9624741                                 0.2500
163900.65                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9624777                                 0.2500
178360.76                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9625059                                 0.2500
103669.03                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9625123                                 0.2500
60585.03                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9626551                                 0.2500
88184.09                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9626755                                 0.2500
161397.01                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9626925                                 0.2500
119819.54                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9626965                                 0.2500
77942.15                                0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9626985                                 0.2500
199399.99                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9626993                                 0.2500
197636.22                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9626999                                 0.2500
120634.07                               0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9627023                                 0.2500
169602.37                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9627435                                 0.2500
128231.44                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9628153                                 0.2500
143837.81                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9628187                                 0.2500
181774.82                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9628385                                 0.2500
91127.54                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9628551                                 0.2500
175009.23                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9628555                                 0.2500
143061.26                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9629023                                 0.2500
101574.56                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9629107                                 0.2500
92642.38                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9629131                                 0.2500
124835.91                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9629859                                 0.2500
89033.69                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9629929                                 0.2500
156943.04                               0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9629957                                 0.2500
105921.33                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9629965                                 0.2500
152880.65                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9630053                                 0.2500
130456.76                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9630127                                 0.2500
65512.29                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9630237                                 0.2500
98478.67                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9630243                                 0.2500
96765.72                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9630261                                 0.2500
39117.49                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9630363                                 0.2500
84415.06                                0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9630399                                 0.2500
153965.65                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9631499                                 0.2500
137916.40                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9631501                                 0.2500
173894.59                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9631889                                 0.2500
77204.39                                0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9632421                                 0.2500
187210.96                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9632511                                 0.2500
121887.18                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9632553                                 0.2500
31330.52                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9632567                                 0.2500
199851.57                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9632617                                 0.2500
51322.83                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9632921                                 0.2500
110141.49                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9633025                                 0.2500
114262.50                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9633085                                 0.2500
94706.88                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9634591                                 0.2500
145910.83                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9639015                                 0.2500
77962.63                                0.0500
9.6250                                  0.0000
9.3750                                  0.0000
9.3250
9.3250                                  0.0000

9639043                                 0.2500
138911.37                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9639091                                 0.2500
133910.09                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9639131                                 0.2500
167373.77                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9639329                                 0.2500
93019.17                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9639353                                 0.2500
125591.36                               0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9639655                                 0.2500
165735.86                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9639715                                 0.2500
73100.42                                0.0500
7.9500                                  0.0000
7.7000                                  0.0000
7.6500
7.6500                                  0.0000

9639723                                 0.2500
192030.97                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9639829                                 0.2500
92645.26                                0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9639835                                 0.2500
139001.82                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9639837                                 0.2500
101452.68                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9639843                                 0.2500
58970.21                                0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9640503                                 0.2500
105621.56                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9640589                                 0.2500
165720.62                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9640595                                 0.2500
294026.10                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9640785                                 0.2500
327531.31                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9642305                                 0.2500
40822.59                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9642315                                 0.2500
121486.23                               0.0500
10.0000                                 0.0000
9.7500                                  0.0000
9.7000
9.7000                                  0.0000

9642921                                 0.2500
347154.80                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9642945                                 0.2500
143893.13                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9642975                                 0.2500
61811.23                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9643015                                 0.2500
151856.92                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9643789                                 0.2500
80603.57                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9643791                                 0.2500
93532.26                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9643801                                 0.2500
24684.25                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9645207                                 0.2500
128681.49                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9645281                                 0.2500
150082.83                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9645307                                 0.2500
124193.04                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9645547                                 0.2500
80948.35                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9645563                                 0.2500
158879.01                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9645581                                 0.2500
108718.21                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9645729                                 0.2500
61707.50                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9645733                                 0.2500
224524.71                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9646297                                 0.2500
129705.33                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9646315                                 0.2500
134666.48                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9646387                                 0.2500
146993.54                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9646505                                 0.2500
278182.82                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9646555                                 0.2500
230535.50                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9646657                                 0.2500
53462.24                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9647165                                 0.2500
192494.80                               0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9647233                                 0.2500
81969.06                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9647267                                 0.2500
119140.85                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9647277                                 0.2500
123311.48                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9647319                                 0.2500
144324.85                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9648677                                 0.2500
83402.57                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9648701                                 0.2500
117912.43                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9649181                                 0.2500
113335.83                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9649211                                 0.2500
96651.44                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9649363                                 0.2500
119898.70                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9649411                                 0.2500
94091.85                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9649419                                 0.2500
200721.92                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9649441                                 0.2500
127412.26                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9649517                                 0.2500
47471.96                                0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9649519                                 0.2500
52219.15                                0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9650703                                 0.2500
61345.59                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9650779                                 0.2500
52117.25                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9650883                                 0.2500
133824.93                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9651305                                 0.2500
26487.66                                0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9651469                                 0.2500
45091.51                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9651585                                 0.2500
106916.67                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9651601                                 0.2500
83398.07                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9651761                                 0.2500
155925.04                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9651803                                 0.2500
215835.64                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9651893                                 0.2500
33973.72                                0.0500
9.6250                                  0.0000
9.3750                                  0.0000
9.3250
9.3250                                  0.0000

9651975                                 0.2500
186871.31                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9652215                                 0.2500
112941.42                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9652657                                 0.2500
84403.73                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9652727                                 0.2500
138996.77                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9652735                                 0.2500
180023.01                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9652737                                 0.2500
260706.30                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9652749                                 0.2500
99940.96                                0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9652797                                 0.2500
203816.44                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9652811                                 0.2500
166722.06                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9652819                                 0.2500
298483.80                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9652839                                 0.2500
224317.48                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9652855                                 0.2500
161256.11                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9652861                                 0.2500
175869.38                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9653853                                 0.2500
63607.29                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9654153                                 0.2500
36327.16                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9654439                                 0.2500
160245.90                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9654721                                 0.2500
104827.81                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9654779                                 0.2500
284380.89                               0.0500
6.8750                                  0.0000
6.6250                                  0.0000
6.5750
6.5750                                  0.0000

9654795                                 0.2500
184116.65                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9654841                                 0.2500
238122.67                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9654891                                 0.2500
135482.25                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9655203                                 0.2500
253550.32                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9655477                                 0.2500
118383.60                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9655535                                 0.2500
95695.69                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9655605                                 0.2500
44268.22                                0.0500
9.5000                                  0.0000
9.2500                                  0.0000
9.2000
9.2000                                  0.0000

9656061                                 0.2500
128404.64                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9656063                                 0.2500
112166.69                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9656201                                 0.2500
52218.34                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9656265                                 0.2500
153247.10                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9656385                                 0.2500
100739.08                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9656609                                 0.2500
96233.73                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9656769                                 0.2500
201763.85                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9656883                                 0.2500
270277.88                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9657279                                 0.2500
151832.76                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9657421                                 0.2500
284803.86                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9657493                                 0.2500
144355.51                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9657577                                 0.2500
213059.51                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9657709                                 0.2500
67500.00                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9657813                                 0.2500
37473.54                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9657815                                 0.2500
83600.00                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9657825                                 0.2500
191264.91                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9657863                                 0.2500
239000.00                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9657907                                 0.2500
94300.00                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9659791                                 0.2500
117700.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9659883                                 0.2500
138907.92                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9660337                                 0.2500
101568.72                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9660355                                 0.2500
129378.62                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9660397                                 0.2500
133591.00                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9660477                                 0.2500
123524.97                               0.0500
8.4900                                  0.0000
8.2400                                  0.0000
8.1900
8.1900                                  0.0000

9660713                                 0.2500
78445.98                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9660747                                 0.2500
98880.00                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9660839                                 0.2500
128250.00                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9660849                                 0.2500
44650.00                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9660937                                 0.2500
173967.00                               0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9661077                                 0.2500
89869.54                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9661225                                 0.2500
95700.00                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9661265                                 0.2500
128656.82                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9661515                                 0.2500
133750.00                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9661517                                 0.2500
84949.00                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9661579                                 0.2500
68972.31                                0.0500
9.0000                                  0.0000
8.7500                                  0.0000
8.7000
8.7000                                  0.0000

9661587                                 0.2500
139004.27                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9661617                                 0.2500
141642.13                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9661637                                 0.2500
188813.24                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9661777                                 0.2500
147000.00                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9661797                                 0.2500
309264.50                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9661829                                 0.2500
123000.00                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9661997                                 0.2500
49190.18                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9663141                                 0.2500
123600.00                               0.0500
9.6250                                  0.0000
9.3750                                  0.0000
9.3250
9.3250                                  0.0000

9663221                                 0.2500
69500.00                                0.0500
9.6250                                  0.0000
9.3750                                  0.0000
9.3250
9.3250                                  0.0000

9663493                                 0.2500
198900.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9663699                                 0.2500
80695.82                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9663707                                 0.2500
192908.75                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9663759                                 0.2500
138994.16                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9663775                                 0.2500
93700.00                                0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9663795                                 0.2500
31884.28                                0.0500
9.4900                                  0.0000
9.2400                                  0.0000
9.1900
9.1900                                  0.0000

9663975                                 0.2500
99618.64                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9664277                                 0.2500
166756.46                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9664909                                 0.2500
30875.00                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9665073                                 0.2500
52250.00                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9665131                                 0.2500
104500.00                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9665199                                 0.2500
123050.00                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9665903                                 0.2500
106400.00                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9665929                                 0.2500
143950.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9666003                                 0.2500
130603.01                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9666031                                 0.2500
299354.42                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9666033                                 0.2500
282315.21                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9666035                                 0.2500
164071.91                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9666137                                 0.2500
152475.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9666345                                 0.2500
119000.00                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9666407                                 0.2500
95000.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9666529                                 0.2500
32000.00                                0.0500
9.7500                                  0.0000
9.5000                                  0.0000
9.4500
9.4500                                  0.0000

9666963                                 0.2500
126512.87                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9667245                                 0.2500
99910.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9667275                                 0.2500
161710.00                               0.0500
9.2500                                  0.0000
9.0000                                  0.0000
8.9500
8.9500                                  0.0000

9667297                                 0.2500
85500.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9667431                                 0.2500
176875.07                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9667763                                 0.2500
81170.50                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9668781                                 0.2500
190000.00                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9669093                                 0.2500
84390.40                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9670581                                 0.2500
182000.00                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9673509                                 0.2500
99510.00                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9674763                                 0.2500
111815.00                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9674957                                 0.2500
112350.00                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9675389                                 0.2500
197555.00                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9675585                                 0.2500
62011.59                                0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9675617                                 0.2500
93280.47                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9676317                                 0.2500
221840.82                               0.0500
9.5000                                  0.0000
9.2500                                  0.0000
9.2000
9.2000                                  0.0000

9676655                                 0.2500
99700.00                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9677797                                 0.2500
115800.00                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9678283                                 0.2500
58850.00                                0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9678307                                 0.2500
94160.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9678409                                 0.2500
93000.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9678441                                 0.2500
265000.00                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9684233                                 0.2500
170000.00                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9684267                                 0.2500
157000.00                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9684275                                 0.2500
89152.33                                0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9684453                                 0.2500
168300.00                               0.0500
8.6250                                  0.0000
8.3750                                  0.0000
8.3250
8.3250                                  0.0000

9684455                                 0.2500
110225.00                               0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9684457                                 0.2500
99948.96                                0.0500
9.3250                                  0.0000
9.0750                                  0.0000
9.0250
9.0250                                  0.0000

9684465                                 0.2500
111240.00                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9684467                                 0.2500
60182.00                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9684469                                 0.2500
154500.00                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9684471                                 0.2500
138300.00                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9684483                                 0.2500
189376.04                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9684573                                 0.2500
45000.00                                0.0500
9.6250                                  0.0000
9.3750                                  0.0000
9.3250
9.3250                                  0.0000

9684775                                 0.2500
155000.00                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9684851                                 0.2500
137500.00                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9684873                                 0.2500
126795.00                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9684999                                 0.2500
69015.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9685021                                 0.2500
80000.00                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9685445                                 0.2500
129470.00                               0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9685945                                 0.2500
43298.00                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9686255                                 0.2500
258003.38                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9686261                                 0.2500
101650.00                               0.0500
7.8700                                  0.0000
7.6200                                  0.0000
7.5700
7.5700                                  0.0000

9686293                                 0.2500
141000.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9686323                                 0.2500
53500.00                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9686361                                 0.2500
85500.00                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9686367                                 0.2500
85500.00                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9686371                                 0.2500
120916.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9686373                                 0.2500
216300.00                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9686659                                 0.2500
121475.32                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9686671                                 0.2500
140734.54                               0.0500
7.0000                                  0.0000
6.7500                                  0.0000
6.7000
6.7000                                  0.0000

9686681                                 0.2500
55000.00                                0.0500
9.7500                                  0.0000
9.5000                                  0.0000
9.4500
9.4500                                  0.0000

9686705                                 0.2500
159465.00                               0.0500
9.5000                                  0.0000
9.2500                                  0.0000
9.2000
9.2000                                  0.0000

9686945                                 0.2500
51500.00                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9687047                                 0.2500
113300.00                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9689073                                 0.2500
127000.00                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9689081                                 0.2500
142908.82                               0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9689567                                 0.2500
193859.59                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9689837                                 0.2500
164000.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9689897                                 0.2500
350200.00                               0.0500
8.7500                                  0.0000
8.5000                                  0.0000
8.4500
8.4500                                  0.0000

9690187                                 0.2500
116630.00                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9690217                                 0.2500
242050.00                               0.0500
9.1250                                  0.0000
8.8750                                  0.0000
8.8250
8.8250                                  0.0000

9690387                                 0.2500
74900.00                                0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9691979                                 0.2500
261500.00                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9691995                                 0.2500
105060.00                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9692485                                 0.2500
87000.00                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9692627                                 0.2500
157410.00                               0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9692753                                 0.2500
90100.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9692785                                 0.2500
172900.00                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9692959                                 0.2500
73150.00                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9692965                                 0.2500
56175.00                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9693065                                 0.2500
99681.35                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9693233                                 0.2500
107000.00                               0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9693463                                 0.2500
59716.90                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9694639                                 0.2500
256000.00                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9694819                                 0.2500
87550.00                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9694841                                 0.2500
40375.00                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9694957                                 0.2500
55000.00                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9695023                                 0.2500
40685.00                                0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9695051                                 0.2500
84460.00                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9695135                                 0.2500
34000.00                                0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9695247                                 0.2500
82938.40                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9695277                                 0.2500
107900.00                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9695311                                 0.2500
180800.00                               0.0500
8.1250                                  0.0000
7.8750                                  0.0000
7.8250
7.8250                                  0.0000

9695323                                 0.2500
90150.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9695331                                 0.2500
141240.00                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9695349                                 0.2500
80250.00                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9696441                                 0.2500
291040.00                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9696463                                 0.2500
28405.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9696581                                 0.2500
87740.00                                0.0500
7.7500                                  0.0000
7.5000                                  0.0000
7.4500
7.4500                                  0.0000

9696591                                 0.2500
152337.00                               0.0500
8.8750                                  0.0000
8.6250                                  0.0000
8.5750
8.5750                                  0.0000

9696773                                 0.2500
90415.00                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9696775                                 0.2500
132313.00                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9697779                                 0.2500
118750.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9697813                                 0.2500
252400.00                               0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9698193                                 0.2500
133436.00                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9700835                                 0.2500
142000.00                               0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9701091                                 0.2500
124000.00                               0.0500
7.1250                                  0.0000
6.8750                                  0.0000
6.8250
6.8250                                  0.0000

9701149                                 0.2500
126690.00                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9701233                                 0.2500
65500.00                                0.0500
7.6250                                  0.0000
7.3750                                  0.0000
7.3250
7.3250                                  0.0000

9701241                                 0.2500
92700.00                                0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9701305                                 0.2500
136000.00                               0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9703047                                 0.2500
75951.54                                0.0500
8.2500                                  0.0000
8.0000                                  0.0000
7.9500
7.9500                                  0.0000

9703081                                 0.2500
90250.00                                0.0500
7.8750                                  0.0000
7.6250                                  0.0000
7.5750
7.5750                                  0.0000

9703403                                 0.2500
67196.00                                0.0500
7.2500                                  0.0000
7.0000                                  0.0000
6.9500
6.9500                                  0.0000

9703433                                 0.2500
246000.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9703473                                 0.2500
22450.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9703497                                 0.2500
55100.00                                0.0500
8.0000                                  0.0000
7.7500                                  0.0000
7.7000
7.7000                                  0.0000

9703873                                 0.2500
216500.00                               0.0500
9.3750                                  0.0000
9.1250                                  0.0000
9.0750
9.0750                                  0.0000

9703887                                 0.2500
66950.00                                0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

9704129                                 0.2500
77817.00                                0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9705511                                 0.2500
257870.00                               0.0500
7.5000                                  0.0000
7.2500                                  0.0000
7.2000
7.2000                                  0.0000

9706763                                 0.2500
276060.00                               0.0500
7.3750                                  0.0000
7.1250                                  0.0000
7.0750
7.0750                                  0.0000

9708667                                 0.2500
79900.00                                0.0500
8.5000                                  0.0000
8.2500                                  0.0000
8.2000
8.2000                                  0.0000

9711425                                 0.2500
120000.00                               0.0500
8.3750                                  0.0000
8.1250                                  0.0000
8.0750
8.0750                                  0.0000

Total Number of Loans:                  900

Total Original Balance:                 120,215,741.50

Total Principal Balance:                120,000,093.40

Total Original P+I:                     878,554.58

Total Current P+I:                      878,554.58

Non Fixed Rate Loan
Loan Number                Orig Rate         Original Bal      Max Neg Amort
                           Curr Rate         Principal Bal     Loan Feature
                           Net Curr          Original PI       # of Units
                           Note Ceiling      Current PI        LTV
City             State Zip Net Ceiling       Note Date
Servicer Loan #            Note Floor        First Pay Date    MI Co Code
Seller Loan #              Net Floor         Maturity Date     MI Coverage
Investor Loan #            Gross Margin      1st IntChgDate    Nxt IntChgDate
S/S Code                   Net Margin        1st PmtChgDate    Nxt PmtChgDate
Int Chg Prior Day          1st Yr Floor      Pmt Cap Incr      Pmt Cap Decr
Payment Type               1st Yr Ceil       Int Chg Freq Mos  Pmt Chg Freq Mos
Orig Term                  Adj Index         Period Incr       Period Decr
Note Life Incr             Note Round Type   Note Round Mth    Note Round Fctr
Net Life Incr              Net Round Type    Net Round Mth     Net Round Fctr
Note Life Decr             Loan Purp         Convert Code      Convert Prd From
Net Life Decr              Prop Type         Convert Index     Convert Prd To
                           Occup Code        Convert Margin
8859911                    7.2500            184400.0000       100.0000
                           7.2500            182,460.54        ZZ
                           7.0000            1257.94           1
                           13.2500           1257.94           100
CHANDLER         AZ 85248  13.0000           10/21/03
0437109309                 0.0000            12/01/03          23
35513151                   0.0000            11/01/33          0.0000
0                          5.2500            11/01/06          11/01/06
W93/G01                    5.0000            12/01/06          12/01/06
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

8952139                    6.8750            135000.0000       100.0000
                           6.8750            134,102.90        ZZ
                           6.6250            886.85            1
                           12.8750           886.85            100
TACOMA           WA 98405  12.6250           04/16/04
0420335721                 0.0000            06/01/04          23
0420335721                 0.0000            05/01/34          0.0000
0                          3.2500            05/01/07          05/01/07
E22/G01                    3.0000            06/01/07          06/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

8956499                    6.8750            131300.0000       100.0000
                           6.8750            130,514.42        ZZ
                           6.6250            862.55            1
                           12.8750           862.55            106
BAKERSFIELD      CA 93307  12.6250           04/06/04
0437765019                 0.0000            06/01/04          23
0000109166                 0.0000            05/01/34          0.0000
0                          3.2500            05/01/06          05/01/06
W05/G01                    3.0000            06/01/06          06/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

8962160                    6.7500            144200.0000       100.0000
                           6.7500            142,663.18        ZZ
                           6.5000            935.28            1
                           12.7500           935.28            103
WAREHAM          MA 02571  12.5000           12/04/03
0437155633                 0.0000            01/01/04          23
03100918                   0.0000            12/01/33          0.0000
0                          5.5000            12/01/05          12/01/05
W30/G01                    5.2500            01/01/06          01/01/06
45                         5.5000            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

8963189                    6.7500            80000.0000        100.0000
                           6.7500            79,481.05         ZZ
                           6.5000            518.88            1
                           12.7500           518.88            100
LAKEVILLE        IN 46536  12.5000           04/23/04
0420277055                 0.0000            06/01/04          23
0420277055                 0.0000            05/01/34          0.0000
0                          3.2500            05/01/07          05/01/07
E22/G01                    3.0000            06/01/07          06/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

8973977                    6.3750            134268.0000       100.0000
                           6.3750            133,383.47        T
                           6.1250            837.66            1
                           12.3750           837.66            100
FOUNTAIN         CO 80817  12.1250           04/26/04
0420581605                 0.0000            06/01/04          23
0420581605                 0.0000            05/01/34          0.0000
0                          3.2500            05/01/07          05/01/07
E22/G01                    3.0000            06/01/07          06/01/07
45                         3.2500            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

8986747                    6.8750            186000.0000       100.0000
                           6.8750            184,887.17        ZZ
                           6.6250            1221.89           1
                           12.8750           1221.89           107
WOODBRIDGE       VA 22193  12.6250           04/22/04
0437915754                 0.0000            06/01/04          23
107564                     0.0000            05/01/34          0.0000
0                          3.2500            05/01/07          05/01/07
Y19/G01                    3.0000            06/01/07          06/01/07
45                         6.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9032867                    7.8750            194567.0000       100.0000
                           7.8750            193,750.28        ZZ
                           7.6250            1410.75           1
                           13.8750           1410.75           103
SCOTTSDALE       AZ 85257  13.6250           05/13/04
0420906190                 6.2500            07/01/04          23
0420906190                 6.0000            06/01/34          0.0000
0                          6.2500            06/01/07          06/01/07
E22/G01                    6.0000            07/01/07          07/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9033655                    6.6250            120650.0000       100.0000
                           6.6250            120,002.42        ZZ
                           6.3750            772.54            1
                           12.6250           772.54            95
HOUSTON          TX 77040  12.3750           05/14/04
0420597916                 4.6250            07/01/04          23
0420597916                 4.3750            06/01/34          0.0000
0                          3.2500            06/01/07          06/01/07
E22/G01                    3.0000            07/01/07          07/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9044727                    7.2500            133000.0000       100.0000
                           7.2500            132,368.02        ZZ
                           7.0000            907.29            2
                           13.2500           907.29            100
CHICAGO          IL 60628  13.0000           05/14/04
0438160574                 7.2500            07/01/04          23
2215672                    7.0000            06/01/34          0.0000
0                          6.0000            06/01/06          06/01/06
M50/G01                    5.7500            07/01/06          07/01/06
45                         7.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9095719                    7.6250            117420.0000       100.0000
                           7.6250            116,771.04        ZZ
                           7.3750            831.09            1
                           13.6250           831.09            103
ERLANGER         KY 41018  13.3750           04/26/04
0437954969                 6.2500            06/01/04          23
0001080054                 6.0000            05/01/34          0.0000
0                          6.2500            05/01/06          05/01/06
K60/G01                    6.0000            06/01/06          06/01/06
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9109293                    7.6250            147290.0000       100.0000
                           7.6250            145,867.58        ZZ
                           7.3750            1042.51           1
                           13.6250           1042.51           103
BROOK PARK       OH 44142  13.3750           05/29/04
0437986581                 5.2500            08/01/04          23
20405180                   5.0000            07/01/34          0.0000
0                          5.2500            07/01/06          07/01/06
S34/G01                    5.0000            08/01/06          08/01/06
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     2                 0
0.0000                     05                00
                           O                 0.0000

9129215                    7.8750            135000.0000       100.0000
                           7.8750            134,529.35        ZZ
                           7.6250            978.84            2
                           13.8750           978.84            97
IRVINGTON        NJ 07111  13.6250           06/21/04
0421008426                 5.2500            08/01/04          23
0421008426                 5.0000            07/01/34          0.0000
0                          5.2500            07/01/07          07/01/07
E22/G01                    5.0000            08/01/07          08/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9142608                    7.0000            50000.0000        100.0000
                           7.0000            49,622.43         ZZ
                           6.7500            332.65            1
                           13.0000           332.65            100
INDIANAPOLIS     IN 46260  12.7500           02/20/04
0437519432                 3.5000            04/01/04          23
15129625                   3.2500            03/01/34          0.0000
0                          3.5000            03/01/06          03/01/06
U35/G01                    3.2500            04/01/06          04/01/06
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     01                00
                           O                 0.0000

9153281                    7.8750            97850.0000        100.0000
                           7.8750            97,508.86         ZZ
                           7.6250            709.48            1
                           13.8750           709.48            103
VIRGINIA BEACH   VA 23456  13.6250           06/09/04
0438057846                 6.2500            08/01/04          23
0090014801                 6.0000            07/01/34          0.0000
0                          6.2500            07/01/06          07/01/06
W02/G01                    6.0000            08/01/06          08/01/06
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.6250                     1                 0
0.0000                     01                00
                           O                 0.0000

9153291                    6.8750            88580.0000        100.0000
                           6.8750            88,127.02         ZZ
                           6.6250            581.91            1
                           12.8750           581.91            103
FORT WAYNE       IN 46816  12.6250           05/28/04
0438061434                 4.8750            07/01/04          23
0090013306                 4.6250            06/01/34          0.0000
0                          3.2500            06/01/06          06/01/06
W02/G01                    3.0000            07/01/06          07/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9155495                    6.6250            211524.0000       100.0000
                           6.6250            210,388.70        ZZ
                           6.3750            1354.41           1
                           12.6250           1354.41           91
ORANGEVALE       CA 95662  12.3750           05/26/04
0438243750                 4.6250            07/01/04          23
573979                     4.3750            06/01/34          0.0000
0                          3.2500            06/01/07          06/01/07
E86/G01                    3.0000            07/01/07          07/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9159179                    6.7500            201160.0000       100.0000
                           6.7500            200,284.24        ZZ
                           6.5000            1304.72           1
                           12.7500           1304.72           106
OSSEO            MN 55311  12.5000           06/24/04
0438062028                 4.2500            08/01/04          23
756070                     4.0000            07/01/34          0.0000
0                          4.2500            07/01/06          07/01/06
Y83/G01                    4.0000            08/01/06          08/01/06
45                         4.2500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     5                 0
0.0000                     01                00
                           O                 0.0000

9196463                    7.3750            92900.0000        100.0000
                           7.3750            92,595.92         ZZ
                           7.1250            641.64            1
                           13.3750           641.64            100
FORT WAYNE       IN 46815  13.1250           07/13/04
0421267675                 5.3750            09/01/04          23
0421267675                 5.1250            08/01/34          0.0000
0                          3.2500            08/01/07          08/01/07
E22/G01                    3.0000            09/01/07          09/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9197207                    8.0000            112270.0000       100.0000
                           8.0000            111,888.28        ZZ
                           7.7500            823.80            1
                           14.0000           823.80            103
MURFREESBORO     TN 37130  13.7500           06/30/04
0438124984                 0.0000            08/01/04          23
2004557980                 0.0000            07/01/34          0.0000
0                          6.2500            07/01/06          07/01/06
H76/G01                    6.0000            08/01/06          08/01/06
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9199285                    6.5000            222550.0000       100.0000
                           6.5000            221,738.67        ZZ
                           6.2500            1406.67           1
                           12.5000           1406.67           107
BEND             OR 97701  12.2500           07/07/04
0421362070                 0.0000            09/01/04          23
0421362070                 0.0000            08/01/34          0.0000
0                          3.2500            08/01/07          08/01/07
E22/G01                    3.0000            09/01/07          09/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9201309                    7.6250            104500.0000       100.0000
                           7.6250            104,079.80        ZZ
                           7.3750            739.64            1
                           13.6250           739.64            95
SOUTHGATE        MI 48195  13.3750           07/06/04
0421133653                 5.6250            08/01/04          23
0421133653                 5.3750            07/01/34          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G01                    3.0000            08/01/07          08/01/07
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9203041                    6.8750            164000.0000       100.0000
                           6.8750            163,303.17        ZZ
                           6.6250            1077.36           1
                           12.8750           1077.36           103
HENDERSON        NV 89014  12.6250           06/03/04
0438319089                 0.0000            08/01/04          23
482352                     0.0000            07/01/34          0.0000
0                          3.2500            07/01/06          07/01/06
E86/G01                    3.0000            08/01/06          08/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9213314                    6.1250            338000.0000       100.0000
                           6.1250            334,982.31        ZZ
                           5.8750            2053.72           1
                           12.1250           2053.72           106
SUISUN CITY      CA 94585  11.8750           02/10/04
0437639123                 4.2500            04/01/04          23
03174131CA                 4.0000            03/01/34          0.0000
0                          4.2500            03/01/07          03/01/07
R56/G01                    4.0000            04/01/07          04/01/07
45                         4.2500            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.8750                     5                 0
0.0000                     05                00
                           O                 0.0000

9215399                    6.1250            187250.0000       100.0000
                           6.1250            186,330.69        ZZ
                           5.8750            1137.75           1
                           12.1250           1137.75           107
RANDALLSTOWN     MD 21133  11.8750           06/29/04
0438161879                 4.1250            08/01/04          23
501584                     3.8750            07/01/34          0.0000
0                          3.2500            07/01/06          07/01/06
E86/G01                    3.0000            08/01/06          08/01/06
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9227363                    6.7500            165500.0000       100.0000
                           6.7500            164,779.48        ZZ
                           6.5000            1073.43           1
                           12.7500           1073.43           104
DENTON           MD 21619  12.5000           06/25/04
0438494064                 4.7500            08/01/04          23
0000596882                 4.5000            07/01/34          0.0000
0                          4.2500            07/01/06          07/01/06
E86/G01                    4.0000            08/01/06          08/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9233551                    6.6250            250000.0000       100.0000
                           6.6250            249,110.38        ZZ
                           6.3750            1600.78           1
                           12.6250           1600.78           100
CONSHOHOCKEN     PA 19428  12.3750           07/22/04
0421269697                 4.6250            09/01/04          23
0421269697                 4.3750            08/01/34          0.0000
0                          3.2500            08/01/07          08/01/07
E22/G01                    3.0000            09/01/07          09/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9236521                    7.8750            195700.0000       100.0000
                           7.8750            195,017.71        ZZ
                           7.6250            1418.96           1
                           13.8750           1418.96           100
HYATTSVILLE      MD 20785  13.6250           06/18/04
0438459307                 6.2500            08/01/04          23
0000585949                 6.0000            07/01/34          0.0000
0                          6.2500            07/01/06          07/01/06
E86/G01                    6.0000            08/01/06          08/01/06
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.6250                     1                 0
0.0000                     01                00
                           O                 0.0000

9237501                    6.6250            246500.0000       100.0000
                           6.6250            244,857.06        ZZ
                           6.3750            1578.37           1
                           12.6250           1578.37           103
MAPLE VALLEY     WA 98038  12.3750           06/24/04
0438322059                 4.6250            08/01/04          23
0000590287                 4.3750            07/01/34          0.0000
0                          4.2500            07/01/06          07/01/06
E86/G01                    4.0000            08/01/06          08/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9436833                    7.8750            174997.0000       100.0000
                           7.8750            174,510.51        ZZ
                           7.6250            1268.85           1
                           13.8750           1268.85           103
LANCASTER        PA 17601  13.6250           07/28/04
0438434052                 6.2500            09/01/04          23
0000603009                 6.0000            08/01/34          0.0000
0                          6.2500            08/01/06          08/01/06
E86/G01                    6.0000            09/01/06          09/01/06
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.6250                     1                 0
0.0000                     03                00
                           O                 0.0000

9440515                    7.1250            78280.0000        100.0000
                           7.1250            78,027.36         ZZ
                           6.8750            527.39            1
                           13.1250           527.39            95
STOCKBRIDGE      GA 30281  12.8750           07/20/04
0438183188                 0.0000            09/01/04          23
2000031363                 0.0000            08/01/34          0.0000
0                          3.2500            08/01/06          08/01/06
U28/G01                    3.0000            09/01/06          09/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9444403                    7.5000            179550.0000       100.0000
                           7.5000            179,011.97        ZZ
                           7.2500            1255.44           2
                           13.5000           1255.44           95
FARMINGTON       AR 72730  13.2500           07/30/04
0438360422                 3.5000            09/01/04          23
0315467400                 3.2500            08/01/34          0.0000
0                          3.5000            08/01/07          08/01/07
U18/G01                    3.2500            09/01/07          09/01/07
45                         3.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9449643                    6.8750            444050.0000       100.0000
                           6.8750            442,544.92        ZZ
                           6.6250            2917.09           1
                           12.8750           2917.09           107
MODESTO          CA 95355  12.6250           07/29/04
0438200198                 0.0000            09/01/04          23
21404106                   0.0000            08/01/34          0.0000
0                          4.2500            08/01/07          08/01/07
G27/G01                    4.0000            09/01/07          09/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9466155                    6.2500            236900.0000       100.0000
                           6.2500            235,921.09        ZZ
                           6.0000            1458.63           1
                           12.2500           1458.63           103
MADERA           CA 93638  12.0000           08/13/04
0438303497                 0.0000            10/01/04          23
07408035                   0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
X05/G01                    3.0000            10/01/07          10/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9469665                    6.7500            75050.0000        100.0000
                           6.7500            74,847.97         ZZ
                           6.5000            486.77            1
                           12.7500           486.77            95
COLUMBIA         MO 65202  12.5000           08/13/04
0421502576                 0.0000            10/01/04          23
0421502576                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9474231                    8.2500            86425.0000        100.0000
                           8.2500            86,157.16         ZZ
                           8.0000            649.29            1
                           14.2500           649.29            102
MASON CITY       IL 62664  14.0000           07/31/04
0438245482                 0.0000            09/01/04          23
0010309441                 0.0000            08/01/34          0.0000
0                          6.2500            08/01/07          08/01/07
313/G01                    6.0000            09/01/07          09/01/07
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9475681                    7.1250            101900.0000       100.0000
                           7.1250            101,654.08        ZZ
                           6.8750            686.52            1
                           13.1250           686.52            104
FLAGSTAFF        AZ 86004  12.8750           08/05/04
0438454977                 0.0000            10/01/04          23
1                          0.0000            09/01/34          0.0000
0                          4.7500            09/01/06          09/01/06
W02/G01                    4.5000            10/01/06          10/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9483915                    8.7500            100900.0000       100.0000
                           8.7500            100,724.58        ZZ
                           8.5000            793.78            1
                           14.7500           793.78            103
LIMA             OH 45806  14.5000           08/14/04
0438274656                 0.0000            10/01/04          23
2004076561                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/06          09/01/06
W49/G01                    6.0000            10/01/06          10/01/06
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9483948                    7.2500            74950.0000        100.0000
                           7.2500            74,773.50         ZZ
                           7.0000            511.30            1
                           13.2500           511.30            95
KALAMAZOO        MI 49001  13.0000           08/11/04
0438213142                 0.0000            10/01/04          23
2401101                    0.0000            09/01/34          0.0000
0                          3.5000            09/01/07          09/01/07
U09/G01                    3.2500            10/01/07          10/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9487405                    7.8750            96820.0000        100.0000
                           7.8750            96,550.84         ZZ
                           7.6250            702.01            1
                           13.8750           702.01            103
ABERDEEN         SD 57401  13.6250           07/22/04
0438274284                 0.0000            09/01/04          23
655018                     0.0000            08/01/34          0.0000
0                          6.2500            08/01/06          08/01/06
B60/G01                    6.0000            09/01/06          09/01/06
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9487471                    6.2500            220000.0000       100.0000
                           6.2500            218,621.83        ZZ
                           6.0000            1354.58           1
                           12.2500           1354.58           100
DRAPER           UT 84020  12.0000           05/24/04
0438274698                 0.0000            07/01/04          23
629915                     0.0000            06/01/34          0.0000
0                          3.2500            06/01/07          06/01/07
B60/G01                    3.0000            07/01/07          07/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9487481                    6.2500            155000.0000       100.0000
                           6.2500            154,106.02        ZZ
                           6.0000            954.36            1
                           12.2500           954.36            100
SHOREHAM         VT 05770  12.0000           05/21/04
0438274821                 0.0000            07/01/04          23
637862                     0.0000            06/01/34          0.0000
0                          4.2500            06/01/06          06/01/06
B60/G01                    4.0000            07/01/06          07/01/06
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9493838                    6.7500            128824.0000       100.0000
                           6.7500            128,377.86        ZZ
                           6.5000            835.55            1
                           12.7500           835.55            100
PHOENIX          AZ 85040  12.5000           08/19/04
0438324022                 0.0000            10/01/04          23
35546151                   0.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
W93/G01                    3.0000            10/01/06          10/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9494153                    7.1250            123650.0000       100.0000
                           7.1250            123,351.56        T
                           6.8750            833.06            1
                           13.1250           833.06            99
SENECA           SC 29678  12.8750           08/13/04
0438279556                 0.0000            10/01/04          23
760451                     0.0000            09/01/34          0.0000
0                          3.5000            09/01/07          09/01/07
Y83/G01                    3.2500            10/01/07          10/01/07
45                         3.5000            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9494625                    7.5000            74227.0000        100.0000
                           7.5000            74,060.69         ZZ
                           7.2500            519.01            1
                           13.5000           519.01            100
NEWTON           MS 39345  13.2500           08/19/04
0421377599                 0.0000            10/01/04          23
0421377599                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         3.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9494685                    6.7500            54625.0000        100.0000
                           6.7500            54,483.11         ZZ
                           6.5000            354.30            1
                           12.7500           354.30            95
DALLAS           TX 75215  12.5000           08/18/04
0421531401                 0.0000            10/01/04          23
0421531401                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         3.2500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9494687                    6.7500            74100.0000        100.0000
                           6.7500            73,907.52         ZZ
                           6.5000            480.61            1
                           12.7500           480.61            95
DALLAS           TX 75216  12.5000           08/18/04
0421533902                 0.0000            10/01/04          23
0421533902                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         3.2500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9494691                    6.7500            54150.0000        100.0000
                           6.7500            54,009.33         ZZ
                           6.5000            351.22            1
                           12.7500           351.22            95
DALLAS           TX 75216  12.5000           08/20/04
0421535295                 0.0000            10/01/04          23
0421535295                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         3.2500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9495474                    7.2500            63500.0000        100.0000
                           7.2500            63,400.64         ZZ
                           7.0000            433.18            1
                           13.2500           433.18            100
BARNESVILLE      OH 43713  13.0000           09/03/04
0438319519                 3.2500            11/01/04          23
0017545195                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
U18/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9496558                    5.7500            363000.0000       100.0000
                           5.7500            361,857.56        ZZ
                           5.5000            2118.37           1
                           11.7500           2118.37           103
LOS ANGELES      CA 91367  11.5000           08/24/04
0438319097                 0.0000            10/01/04          23
67531332                   0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
W93/G01                    3.0000            10/01/07          10/01/07
45                         3.7500            0.0000            0.0000
A                          7.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9497026                    7.0000            198300.0000       100.0000
                           7.0000            197,808.87        ZZ
                           6.7500            1319.30           1
                           13.0000           1319.30           105
FRESNO           CA 93705  12.7500           08/19/04
0438339699                 0.0000            10/01/04          23
45543532                   0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
W93/G01                    4.0000            10/01/07          10/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9498317                    7.5000            87205.0000        100.0000
                           7.5000            87,009.63         ZZ
                           7.2500            609.75            1
                           13.5000           609.75            107
PHOENIX          AZ 85032  13.2500           08/13/04
0438465601                 0.0000            10/01/04          23
10000620038                0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
E86/G01                    4.0000            10/01/07          10/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9499151                    7.0000            100890.0000       100.0000
                           7.0000            100,640.46        ZZ
                           6.7500            671.22            1
                           13.0000           671.22            95
JACKSON          TN 38305  12.7500           08/12/04
0438433898                 0.0000            10/01/04          23
4900404480                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
F34/G01                    3.0000            10/01/06          10/01/06
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9500117                    6.6250            153010.0000       100.0000
                           6.6250            152,284.30        ZZ
                           6.3750            979.74            1
                           12.6250           979.74            107
PLANO            TX 75023  12.3750           08/24/04
0421759200                 0.0000            10/01/04          23
0421759200                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
E22/G01                    4.0000            10/01/07          10/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9500165                    6.5000            80750.0000        100.0000
                           6.5000            79,523.41         ZZ
                           6.2500            510.39            1
                           12.5000           510.39            95
CEDAR HILL       TX 75104  12.2500           08/24/04
0421828179                 0.0000            10/01/04          23
0421828179                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9503868                    6.2500            221400.0000       100.0000
                           6.2500            220,766.48        ZZ
                           6.0000            1363.20           1
                           12.2500           1363.20           105
UPPER MARLBORO   MD 20772  12.0000           08/27/04
0438345506                 0.0000            10/01/04          23
20204129                   0.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
696/G01                    3.0000            10/01/06          10/01/06
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9505000                    6.7500            152000.0000       100.0000
                           6.7500            151,869.13        ZZ
                           6.5000            985.87            1
                           12.7500           985.87            95
FORT LAUDERDALE  FL 33312  12.5000           10/07/04
0438504482                 0.0000            12/01/04          23
20041050                   0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
R68/G01                    3.0000            12/01/06          12/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9505115                    6.6250            245000.0000       100.0000
                           6.6250            244,304.46        T
                           6.3750            1568.76           1
                           12.6250           1568.76           100
LAS VEGAS        NV 89119  12.3750           08/10/04
0438319873                 0.0000            10/01/04          23
0000623209                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/06          09/01/06
E86/G01                    4.0000            10/01/06          10/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9505490                    7.1250            324200.0000       100.0000
                           7.1250            323,679.94        ZZ
                           6.8750            2184.20           1
                           13.1250           2184.20           103
ROYAL OAK        MI 48067  12.8750           08/31/04
0438468613                 3.5000            11/01/04          23
2401704                    3.2500            10/01/34          0.0000
0                          3.5000            10/01/07          10/01/07
U09/G01                    3.2500            11/01/07          11/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     5                 0
0.0000                     05                00
                           O                 0.0000

9505698                    6.3750            104400.0000       100.0000
                           6.3750            104,204.95        ZZ
                           6.1250            651.32            1
                           12.3750           651.32            103
PARK CITY        UT 84098  12.1250           09/02/04
0438436602                 0.0000            11/01/04          23
65467609                   0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
W93/G01                    4.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9505710                    7.7500            103515.0000       100.0000
                           7.7500            103,368.39        ZZ
                           7.5000            741.60            1
                           13.7500           741.60            103
BOISE            ID 83705  13.5000           09/10/04
0438443806                 0.0000            11/01/04          23
60543344                   0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
W93/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9506031                    7.2500            173250.0000       100.0000
                           7.2500            172,842.09        ZZ
                           7.0000            1181.87           1
                           13.2500           1181.87           99
LOUISVILLE       KY 40299  13.0000           08/26/04
0421643289                 0.0000            10/01/04          23
0421643289                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
E22/G01                    6.0000            10/01/07          10/01/07
45                         6.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9506117                    8.0000            46247.0000        100.0000
                           8.0000            46,153.30         ZZ
                           7.7500            339.34            1
                           14.0000           339.34            103
PIERCE           CO 80650  13.7500           08/25/04
0421725847                 0.0000            10/01/04          23
0421725847                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
E22/G01                    6.0000            10/01/07          10/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9506133                    6.8750            281500.0000       100.0000
                           6.8750            280,693.47        ZZ
                           6.6250            1849.25           1
                           12.8750           1849.25           100
MAPLEWOOD        MN 55119  12.6250           08/26/04
0421735341                 0.0000            10/01/04          23
0421735341                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9506215                    7.2500            112000.0000       100.0000
                           7.2500            111,736.30        ZZ
                           7.0000            764.04            1
                           13.2500           764.04            100
BIRMINGHAM       AL 35235  13.0000           08/26/04
0421788076                 0.0000            10/01/04          23
0421788076                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9508951                    8.2500            149247.0000       100.0000
                           8.2500            148,958.45        ZZ
                           8.0000            1121.24           1
                           14.2500           1121.24           103
PORT SAINT LUCI  FL 34983  14.0000           08/27/04
0421838442                 0.0000            10/01/04          23
0421838442                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
E22/G01                    6.0000            10/01/07          10/01/07
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9509015                    7.6250            139050.0000       100.0000
                           7.6250            138,746.15        ZZ
                           7.3750            984.19            1
                           13.6250           984.19            103
FALLON           NV 89406  13.3750           08/24/04
0421251869                 0.0000            10/01/04          23
0421251869                 0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
E22/G01                    5.0000            10/01/07          10/01/07
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9509121                    8.0000            70000.0000        100.0000
                           8.0000            69,858.14         ZZ
                           7.7500            513.64            1
                           14.0000           513.64            100
PORT ARTHUR      TX 77642  13.7500           08/26/04
0421412271                 0.0000            10/01/04          23
0421412271                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
E22/G01                    6.0000            10/01/07          10/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9511111                    8.5000            180765.0000       100.0000
                           8.5000            180,434.13        ZZ
                           8.2500            1389.93           1
                           14.5000           1389.93           100
SOUTHFIELD       MI 48075  14.2500           08/20/04
0438458374                 8.5000            10/01/04          23
2718087                    8.2500            09/01/34          0.0000
0                          6.5000            09/01/06          09/01/06
M50/G01                    6.2500            10/01/06          10/01/06
45                         8.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9513674                    6.8750            64200.0000        100.0000
                           6.8750            64,091.81         ZZ
                           6.6250            421.75            1
                           12.8750           421.75            107
THREE RIVERS     MI 49093  12.6250           09/28/04
0438467946                 3.5000            11/01/04          23
2401824                    3.2500            10/01/34          0.0000
0                          3.5000            10/01/07          10/01/07
U09/G01                    3.2500            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9514226                    6.5000            82600.0000        100.0000
                           6.5000            82,450.25         ZZ
                           6.2500            522.09            1
                           12.5000           522.09            103
PHOENIX          AZ 85032  12.2500           09/24/04
0438471674                 0.0000            11/01/04          23
35546233                   0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
W93/G01                    3.0000            11/01/06          11/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9514673                    7.5000            86100.0000        100.0000
                           7.5000            85,907.12         ZZ
                           7.2500            602.02            1
                           13.5000           602.02            100
JACKSONVILLE     AL 36265  13.2500           08/30/04
0421544909                 0.0000            10/01/04          23
0421544909                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9515698                    7.3750            179550.0000       100.0000
                           7.3750            179,275.90        ZZ
                           7.1250            1240.11           2
                           13.3750           1240.11           95
FARMINGTON       AR 72730  13.1250           09/24/04
0438492266                 3.2500            11/01/04          23
AR0017740300               3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
U18/G01                    3.0000            11/01/07          11/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     1                 0
0.0000                     05                00
                           N                 0.0000

9515700                    7.2500            150000.0000       100.0000
                           7.2500            149,765.27        ZZ
                           7.0000            1023.26           1
                           13.2500           1023.26           100
ROSWELL          GA 30075  13.0000           09/28/04
0438492076                 3.2500            11/01/04          23
GA0017786117               3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
U18/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9517513                    6.3750            172000.0000       100.0000
                           6.3750            171,519.52        ZZ
                           6.1250            1073.06           1
                           12.3750           1073.06           105
FRESNO           CA 93726  12.1250           08/27/04
0438290322                 4.5000            10/01/04          23
12078                      4.2500            09/01/34          0.0000
0                          4.5000            09/01/06          09/01/06
U35/G01                    4.2500            10/01/06          10/01/06
45                         4.5000            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.8750                     1                 0
0.0000                     09                00
                           O                 0.0000

9517664                    8.0000            98880.0000        100.0000
                           8.0000            98,746.86         ZZ
                           7.7500            725.55            1
                           14.0000           725.55            103
KALAMAZOO        MI 49001  13.7500           09/21/04
0438475139                 5.2500            11/01/04          23
2401742                    5.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
U09/G01                    5.0000            11/01/07          11/01/07
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     5                 0
0.0000                     05                00
                           O                 0.0000

9519386                    7.5000            259560.0000       100.0000
                           7.5000            259,173.54        ZZ
                           7.2500            1814.88           1
                           13.5000           1814.88           103
UPPER MARLBORO   MD 20772  13.2500           10/04/04
0438487985                 0.0000            11/01/04          23
20204139                   0.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
696/G01                    5.0000            11/01/06          11/01/06
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9519643                    7.8750            268830.0000       100.0000
                           7.8750            268,271.34        ZZ
                           7.6250            1949.20           1
                           13.8750           1949.20           103
CLACKAMAS        OR 97015  13.6250           08/24/04
0421713314                 0.0000            10/01/04          23
0421713314                 0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
E22/G01                    5.0000            10/01/07          10/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9519911                    7.2500            106250.0000       100.0000
                           7.2500            105,999.85        ZZ
                           7.0000            724.81            1
                           13.2500           724.81            91
DAPHNE           AL 36526  13.0000           08/25/04
0421203407                 0.0000            10/01/04          23
0421203407                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         3.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9520073                    7.5000            59400.0000        100.0000
                           7.5000            59,222.02         T
                           7.2500            415.33            1
                           13.5000           415.33            99
PORT RICHEY      FL 34668  13.2500           07/27/04
0421535667                 0.0000            09/01/04          23
0421535667                 0.0000            08/01/34          0.0000
0                          3.2500            08/01/07          08/01/07
E22/G01                    3.0000            09/01/07          09/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9520261                    6.8750            107750.0000       100.0000
                           6.8750            106,234.97        ZZ
                           6.6250            707.84            1
                           12.8750           707.84            103
CHANDLER         AZ 85225  12.6250           08/20/04
0421726704                 0.0000            10/01/04          23
0421726704                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
E22/G01                    4.0000            10/01/07          10/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9520563                    7.5000            179600.0000       100.0000
                           7.5000            179,162.00        ZZ
                           7.2500            1255.79           1
                           13.5000           1255.79           103
FERNLEY          NV 89408  13.2500           08/26/04
0421847583                 0.0000            10/01/04          23
0421847583                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
E22/G01                    6.0000            10/01/07          10/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9522471                    7.2500            149450.0000       100.0000
                           7.2500            149,098.13        ZZ
                           7.0000            1019.51           1
                           13.2500           1019.51           99
EDGEWOOD         MD 21040  13.0000           08/25/04
0438461386                 0.0000            10/01/04          23
0000614832                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
E86/G01                    4.0000            10/01/07          10/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9526221                    6.7500            115360.0000       100.0000
                           6.7500            115,060.36        ZZ
                           6.5000            748.22            1
                           12.7500           748.22            103
LAS VEGAS        NV 89103  12.5000           08/20/04
0438381444                 0.0000            10/01/04          23
51400534                   0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
Z10/G01                    4.0000            10/01/07          10/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9527255                    8.7500            46350.0000        100.0000
                           8.7500            46,269.40         ZZ
                           8.5000            364.64            1
                           14.7500           364.64            103
CAMDEN           AR 71701  14.5000           08/31/04
0438291601                 6.2500            10/01/04          23
500600000                  6.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
U45/G01                    6.0000            10/01/07          10/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9527813                    6.3750            74365.0000        100.0000
                           6.3750            74,157.27         ZZ
                           6.1250            463.94            1
                           12.3750           463.94            107
TYLERTOWN        MS 39667  12.1250           09/01/04
0421560111                 0.0000            10/01/04          23
0421560111                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
E22/G01                    4.0000            10/01/07          10/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9528027                    6.3750            147500.0000       100.0000
                           6.3750            147,087.97        ZZ
                           6.1250            920.21            1
                           12.3750           920.21            105
ROCHESTER        WA 98579  12.1250           08/30/04
0421868456                 0.0000            10/01/04          23
0421868456                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         3.2500            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9528233                    6.6250            123050.0000       100.0000
                           6.6250            122,722.52        ZZ
                           6.3750            787.90            2
                           12.6250           787.90            107
NEW ORLEANS      LA 70122  12.3750           09/01/04
0421599416                 0.0000            10/01/04          23
0421599416                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
E22/G01                    4.0000            10/01/07          10/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9528423                    6.6250            88565.0000        100.0000
                           6.6250            88,408.29         ZZ
                           6.3750            567.09            1
                           12.6250           567.09            100
SAN ANTONIO      TX 78250  12.3750           09/01/04
0421743436                 0.0000            11/01/04          23
0421743436                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9528455                    7.8750            143920.0000       100.0000
                           7.8750            143,602.92        ZZ
                           7.6250            1043.52           1
                           13.8750           1043.52           103
PORTLAND         OR 97233  13.6250           08/27/04
0421756677                 0.0000            10/01/04          23
0421756677                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
E22/G01                    6.0000            10/01/07          10/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9534971                    6.7500            254000.0000       100.0000
                           6.7500            252,555.76        ZZ
                           6.5000            1647.44           1
                           12.7500           1647.44           100
WALLA WALLA      WA 99362  12.5000           08/31/04
0421298787                 0.0000            11/01/04          23
0421298787                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9535035                    6.3750            161000.0000       100.0000
                           6.3750            160,550.26        ZZ
                           6.1250            1004.43           1
                           12.3750           1004.43           105
BAKERSFIELD      CA 93304  12.1250           08/31/04
0421543786                 0.0000            10/01/04          23
0421543786                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         3.2500            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9535113                    6.8750            122900.0000       100.0000
                           6.8750            122,588.45        ZZ
                           6.6250            807.37            1
                           12.8750           807.37            100
FORT WORTH       TX 76118  12.6250           09/01/04
0421696444                 0.0000            10/01/04          23
0421696444                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9535223                    6.5000            104860.0000       100.0000
                           6.5000            104,562.84        ZZ
                           6.2500            662.79            1
                           12.5000           662.79            107
PHOENIX          AZ 85051  12.2500           08/27/04
0421843269                 0.0000            10/01/04          23
0421843269                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
E22/G01                    4.0000            10/01/07          10/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9535233                    6.1250            116000.0000       100.0000
                           6.1250            115,660.03        ZZ
                           5.8750            704.83            1
                           12.1250           704.83            106
MARGATE          FL 33063  11.8750           09/02/04
0421854860                 0.0000            10/01/04          23
0421854860                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9535479                    7.6250            487920.0000       100.0000
                           7.6250            486,853.82        ZZ
                           7.3750            3453.47           1
                           13.6250           3453.47           107
PEMBROKE PINES   FL 33027  13.3750           08/24/04
0438292260                 4.2500            10/01/04          23
1932706                    4.0000            09/01/34          0.0000
0                          4.2500            09/01/06          09/01/06
Y68/G01                    4.0000            10/01/06          10/01/06
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     03                00
                           O                 0.0000

9535646                    6.8750            138700.0000       100.0000
                           6.8750            138,583.48        ZZ
                           6.6250            911.16            1
                           12.8750           911.16            95
GAINESVILLE      GA 30506  12.6250           10/25/04
0438562977                 0.0000            12/01/04          23
991159                     0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
X78/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9537475                    6.8750            122760.0000       100.0000
                           6.8750            122,445.06        ZZ
                           6.6250            806.45            1
                           12.8750           806.45            105
SANTAQUIN        UT 84655  12.6250           08/23/04
0438301343                 0.0000            10/01/04          23
43994                      0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
R80/G01                    4.0000            10/01/07          10/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9537479                    8.5000            103000.0000       100.0000
                           8.5000            102,802.80        ZZ
                           8.2500            791.98            1
                           14.5000           791.98            100
REDFORD          MI 48240  14.2500           08/31/04
0438301384                 0.0000            10/01/04          23
100094600000284            0.0000            09/01/34          0.0000
0                          6.2500            09/01/06          09/01/06
R55/G01                    6.0000            10/01/06          10/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9537483                    6.8750            195695.0000       100.0000
                           6.8750            195,198.94        ZZ
                           6.6250            1285.58           1
                           12.8750           1285.58           107
COATESVILLE      PA 19320  12.6250           08/27/04
0438444770                 0.0000            10/01/04          23
0000517573                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
E86/G01                    4.0000            10/01/07          10/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9537525                    7.1250            205000.0000       100.0000
                           7.1250            204,505.28        ZZ
                           6.8750            1381.12           1
                           13.1250           1381.12           100
NORTH LAS VEGAS  NV 89032  12.8750           08/27/04
0438352064                 3.2500            10/01/04          23
9917590000                 3.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
Y13/G01                    3.0000            10/01/06          10/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9537605                    7.6250            114000.0000       100.0000
                           7.6250            113,582.20        ZZ
                           7.3750            806.88            1
                           13.6250           806.88            95
LILBURN          GA 30047  13.3750           06/30/04
0438324584                 3.2500            08/01/04          23
1000060621                 3.0000            07/01/34          0.0000
0                          3.2500            07/01/07          07/01/07
624/G01                    3.0000            08/01/07          08/01/07
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     05                00
                           N                 0.0000

9537713                    7.2500            290000.0000       100.0000
                           7.2500            289,317.21        ZZ
                           7.0000            1978.31           2
                           13.2500           1978.31           100
MINNEAPOLIS      MN 55411  13.0000           08/25/04
0438305062                 7.2500            10/01/04          23
9549212374                 7.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
X81/G01                    3.0000            10/01/07          10/01/07
45                         7.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9537729                    6.6250            72000.0000        100.0000
                           6.6250            71,560.67         ZZ
                           6.3750            461.02            1
                           12.6250           461.02            100
AVONDALE         AZ 85323  12.3750           08/24/04
0438304891                 4.2500            10/01/04          23
11005010                   4.0000            09/01/34          0.0000
0                          4.2500            09/01/06          09/01/06
U19/G01                    4.0000            10/01/06          10/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     09                00
                           O                 0.0000

9537738                    8.2500            167890.0000       100.0000
                           8.2500            167,782.93        ZZ
                           8.0000            1261.31           1
                           14.2500           1261.31           103
PHOENIX          AZ 85023  14.0000           10/29/04
0438577843                 0.0000            12/01/04          23
764739                     0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
Y83/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9537740                    7.2500            118770.0000       100.0000
                           7.2500            118,677.34        ZZ
                           7.0000            810.23            1
                           13.2500           810.23            107
LEXINGTON        KY 40515  13.0000           10/28/04
0438580490                 0.0000            12/01/04          23
765606                     0.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Y83/G01                    4.0000            12/01/06          12/01/06
45                         4.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9537799                    7.3750            87460.0000        100.0000
                           7.3750            87,259.13         ZZ
                           7.1250            604.06            1
                           13.3750           604.06            105
PEKIN            IL 61554  13.1250           08/31/04
0438394710                 7.3750            10/01/04          23
2218604                    7.1250            09/01/34          0.0000
0                          4.5000            09/01/06          09/01/06
M50/G01                    4.2500            10/01/06          10/01/06
45                         7.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9537839                    7.1250            163200.0000       100.0000
                           7.1250            162,806.15        ZZ
                           6.8750            1099.51           1
                           13.1250           1099.51           100
ROSEMOUNT        MN 55068  12.8750           08/13/04
0438305120                 7.1250            10/01/04          23
9548842345                 6.8750            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
X81/G01                    3.0000            10/01/06          10/01/06
45                         7.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9537919                    7.8750            239990.0000       100.0000
                           7.8750            239,491.27        ZZ
                           7.6250            1740.09           1
                           13.8750           1740.09           103
ROCHESTER        NH 03867  13.6250           08/30/04
0438301509                 7.8750            10/01/04          23
0906969                    7.6250            09/01/34          0.0000
0                          6.5000            09/01/06          09/01/06
W30/G01                    6.2500            10/01/06          10/01/06
45                         7.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9537991                    6.6250            197950.0000       100.0000
                           6.6250            197,423.15        ZZ
                           6.3750            1267.50           1
                           12.6250           1267.50           107
DENVER           CO 80219  12.3750           08/16/04
0438303844                 4.2500            10/01/04          23
2004003361                 4.0000            09/01/34          0.0000
0                          4.2500            09/01/06          09/01/06
T09/G01                    4.0000            10/01/06          10/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9538114                    6.5000            336500.0000       100.0000
                           6.5000            336,195.80        ZZ
                           6.2500            2126.91           1
                           12.5000           2126.91           104
ALEXANDRIA       VA 22314  12.2500           10/25/04
0438572505                 0.0000            12/01/04          23
20204151                   0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
696/G01                    3.0000            12/01/06          12/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9538267                    7.0000            113420.0000       100.0000
                           7.0000            113,139.45        ZZ
                           6.7500            754.59            1
                           13.0000           754.59            107
HUNTSVILLE       AL 35806  12.7500           08/30/04
0421606914                 0.0000            10/01/04          23
0421606914                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9538369                    7.6250            76830.0000        100.0000
                           7.6250            76,662.11         ZZ
                           7.3750            543.80            1
                           13.6250           543.80            99
BRIDGE CITY      TX 77611  13.3750           09/02/04
0421684747                 0.0000            10/01/04          23
0421684747                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
E22/G01                    6.0000            10/01/07          10/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9538379                    8.2500            115850.0000       100.0000
                           8.2500            115,194.85        ZZ
                           8.0000            870.34            1
                           14.2500           870.34            103
CHATHAM          IL 62629  14.0000           09/03/04
0421690884                 0.0000            11/01/04          23
0421690884                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9538411                    6.6250            102500.0000       100.0000
                           6.6250            102,164.99        ZZ
                           6.3750            656.32            1
                           12.6250           656.32            104
COX CREEK        KY 40013  12.3750           09/03/04
0421717851                 0.0000            10/01/04          23
0421717851                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9538415                    7.8750            51000.0000        100.0000
                           7.8750            50,894.01         ZZ
                           7.6250            369.79            1
                           13.8750           369.79            100
LOUISIANA        MO 63353  13.6250           09/03/04
0421720160                 0.0000            10/01/04          23
0421720160                 0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
E22/G01                    5.0000            10/01/07          10/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9538439                    8.1250            143170.0000       100.0000
                           8.1250            142,982.07        ZZ
                           7.8750            1063.03           1
                           14.1250           1063.03           103
HAMPTON          VA 23669  13.8750           08/30/04
0421742172                 0.0000            11/01/04          23
0421742172                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9538471                    7.7500            97850.0000        100.0000
                           7.7500            97,641.47         ZZ
                           7.5000            701.01            1
                           13.7500           701.01            103
OAKDALE          PA 15071  13.5000           08/30/04
0421760281                 0.0000            10/01/04          23
0421760281                 0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
E22/G01                    5.0000            10/01/07          10/01/07
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9538485                    6.1250            160500.0000       100.0000
                           6.1250            160,187.22        ZZ
                           5.8750            975.21            1
                           12.1250           975.21            107
TACOMA           WA 98407  11.8750           08/31/04
0421767385                 0.0000            11/01/04          23
0421767385                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9538523                    7.2500            254500.0000       100.0000
                           7.2500            253,900.78        ZZ
                           7.0000            1736.14           1
                           13.2500           1736.14           100
PLAINFIELD       NJ 07060  13.0000           09/03/04
0421803941                 0.0000            10/01/04          23
0421803941                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9538561                    7.2500            238000.0000       100.0000
                           7.2500            237,627.55        ZZ
                           7.0000            1623.58           1
                           13.2500           1623.58           100
EVERETT          WA 98203  13.0000           09/01/04
0421841560                 0.0000            11/01/04          23
0421841560                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9538589                    6.2500            190000.0000       100.0000
                           6.2500            189,456.34        ZZ
                           6.0000            1169.86           1
                           12.2500           1169.86           100
NEW ORLEANS      LA 70115  12.0000           09/03/04
0421857640                 0.0000            10/01/04          23
0421857640                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9538607                    8.7500            115360.0000       100.0000
                           8.7500            115,159.43        ZZ
                           8.5000            907.54            1
                           14.7500           907.54            103
NEW ORLEANS      LA 70126  14.5000           09/03/04
0421865536                 0.0000            10/01/04          23
0421865536                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
E22/G01                    6.0000            10/01/07          10/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9538673                    6.3750            242155.0000       100.0000
                           6.3750            241,705.25        ZZ
                           6.1250            1510.73           1
                           12.3750           1510.73           95
FRESNO           CA 93722  12.1250           08/31/04
0421934993                 0.0000            11/01/04          23
0421934993                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9539041                    7.0000            102837.0000       100.0000
                           7.0000            102,489.08        ZZ
                           6.7500            684.18            1
                           13.0000           684.18            95
NAMPA            ID 83651  12.7500           08/27/04
0438332918                 0.0000            10/01/04          23
1151050291                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/06          09/01/06
L20/G01                    4.0000            10/01/06          10/01/06
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9539073                    8.1250            59740.0000        100.0000
                           8.1250            59,621.96         ZZ
                           7.8750            443.57            1
                           14.1250           443.57            103
SUNRISE          FL 33313  13.8750           08/30/04
0438345464                 8.1250            10/01/04          23
2518598                    7.8750            09/01/34          0.0000
0                          5.5000            09/01/06          09/01/06
M50/G01                    5.2500            10/01/06          10/01/06
45                         8.1250            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9539235                    7.1250            152000.0000       100.0000
                           7.1250            151,633.18        ZZ
                           6.8750            1024.05           1
                           13.1250           1024.05           100
APPLE VALLEY     CA 92307  12.8750           08/23/04
0438316465                 0.0000            10/01/04          23
0001084794                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/06          09/01/06
K60/G01                    6.0000            10/01/06          10/01/06
45                         6.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9539281                    8.7500            216100.0000       100.0000
                           8.7500            215,724.28        ZZ
                           8.5000            1700.06           1
                           14.7500           1700.06           103
CHESTER SPRINGS  PA 19425  14.5000           08/31/04
0438314130                 0.0000            10/01/04          23
3300011303                 0.0000            09/01/34          0.0000
0                          6.5000            09/01/07          09/01/07
N74/G01                    6.2500            10/01/07          10/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9539317                    6.8750            265500.0000       100.0000
                           6.8750            264,813.23        ZZ
                           6.6250            1744.15           1
                           12.8750           1744.15           100
FRANKLIN PARK    IL 60131  12.6250           08/25/04
0438313579                 0.0000            10/01/04          23
MBIL00514                  0.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
W50/G01                    3.0000            10/01/06          10/01/06
45                         6.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9539327                    6.2500            97850.0000        100.0000
                           6.2500            97,570.02         ZZ
                           6.0000            602.48            1
                           12.2500           602.48            103
CHALMETTE        LA 70043  12.0000           08/30/04
0438304826                 3.2500            10/01/04          23
11004928                   3.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
U19/G01                    3.0000            10/01/06          10/01/06
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9539393                    8.3750            128750.0000       100.0000
                           8.3750            128,508.26        ZZ
                           8.1250            978.59            1
                           14.3750           978.59            103
PUEBLO           CO 81005  14.1250           08/26/04
0438310963                 6.2500            10/01/04          23
2200307421                 6.0000            09/01/34          0.0000
0                          6.3750            09/01/06          09/01/06
U19/G01                    6.1250            10/01/06          10/01/06
45                         8.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9539433                    6.7500            171200.0000       100.0000
                           6.7500            169,883.00        ZZ
                           6.5000            1110.40           1
                           12.7500           1110.40           107
TUCSON           AZ 85746  12.5000           08/26/04
0438315798                 4.2500            10/01/04          23
11005022                   4.0000            09/01/34          0.0000
0                          4.2500            09/01/06          09/01/06
U19/G01                    4.0000            10/01/06          10/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     5                 0
0.0000                     05                00
                           O                 0.0000

9539537                    7.2500            151925.0000       100.0000
                           7.2500            151,442.98        ZZ
                           7.0000            1036.40           1
                           13.2500           1036.40           100
MIDDLETOWN       OH 45044  13.0000           08/27/04
0438318693                 0.0000            09/27/04          23
3300011298                 0.0000            08/27/34          0.0000
0                          3.5000            08/27/07          08/27/07
N74/G01                    3.2500            09/27/07          09/27/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9539541                    7.1250            133950.0000       100.0000
                           7.1250            133,604.04        ZZ
                           6.8750            902.45            1
                           13.1250           902.45            95
CLINTON TOWNSHI  MI 48035  12.8750           08/31/04
0438332785                 7.1250            10/01/04          23
SP26364                    6.8750            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
H81/G01                    3.0000            10/01/06          10/01/06
45                         7.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9539631                    6.5000            180000.0000       100.0000
                           6.5000            179,509.16        ZZ
                           6.2500            1137.73           2
                           12.5000           1137.73           103
CLEVELAND HEIGH  OH 44118  12.2500           08/20/04
0438309593                 0.0000            10/01/04          23
0050059047                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
J95/G01                    3.0000            10/01/07          10/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9539715                    7.5000            156354.0000       100.0000
                           7.5000            155,984.19        ZZ
                           7.2500            1093.25           1
                           13.5000           1093.25           103
CLEARWATER       FL 33756  13.2500           08/27/04
0438306102                 6.2500            10/01/04          23
1176615                    6.0000            09/01/34          0.0000
0                          6.2500            09/01/06          09/01/06
J40/G01                    6.0000            10/01/06          10/01/06
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9539757                    6.8750            70000.0000        100.0000
                           6.8750            69,822.56         ZZ
                           6.6250            459.85            1
                           12.8750           459.85            104
LANSING          MI 48910  12.6250           09/03/04
0438316630                 0.0000            10/03/04          23
8600506                    0.0000            09/03/34          0.0000
0                          3.2500            09/03/07          09/03/07
X83/G01                    3.0000            10/03/07          10/03/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9539801                    7.1250            65000.0000        100.0000
                           7.1250            64,842.87         ZZ
                           6.8750            437.92            2
                           13.1250           437.92            100
CLOVIS           NM 88101  12.8750           08/27/04
0438300188                 7.1250            10/01/04          23
1928357                    6.8750            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
Y68/G01                    3.0000            10/01/06          10/01/06
45                         7.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9539831                    8.3750            123600.0000       100.0000
                           8.3750            123,367.92        ZZ
                           8.1250            939.45            1
                           14.3750           939.45            103
HIALEAH          FL 33016  14.1250           08/30/04
0438301624                 5.2500            10/01/04          23
1932193                    5.0000            09/01/34          0.0000
0                          5.2500            09/01/06          09/01/06
Y68/G01                    5.0000            10/01/06          10/01/06
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     01                00
                           O                 0.0000

9539833                    7.7500            128750.0000       100.0000
                           7.7500            128,475.62        ZZ
                           7.5000            922.38            1
                           13.7500           922.38            103
MIAMI BEACH      FL 33140  13.5000           08/24/04
0438310435                 0.0000            10/01/04          23
2004023918                 0.0000            09/01/34          0.0000
0                          5.2500            09/01/06          09/01/06
Y53/G01                    5.0000            10/01/06          10/01/06
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9539835                    8.7500            178190.0000       100.0000
                           8.7500            177,808.40        ZZ
                           8.5000            1401.82           1
                           14.7500           1401.82           103
MIAMI            FL 33177  14.5000           08/26/04
0438300071                 6.2500            10/01/04          23
1931385                    6.0000            09/01/34          0.0000
0                          6.2500            09/01/06          09/01/06
Y68/G01                    6.0000            10/01/06          10/01/06
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     03                00
                           O                 0.0000

9540175                    7.3750            216300.0000       100.0000
                           7.3750            215,803.19        ZZ
                           7.1250            1493.93           1
                           13.3750           1493.93           100
GLEN BURNIE      MD 21060  13.1250           08/31/04
0421715541                 0.0000            10/01/04          23
0421715541                 0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
E22/G01                    5.0000            10/01/07          10/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9540405                    6.3750            207000.0000       100.0000
                           6.3750            206,615.54        ZZ
                           6.1250            1291.41           1
                           12.3750           1291.41           100
TIMONIUM         MD 21093  12.1250           09/01/04
0421585001                 0.0000            11/01/04          23
0421585001                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9540529                    8.1250            128650.0000       100.0000
                           8.1250            128,395.83        ZZ
                           7.8750            955.22            1
                           14.1250           955.22            103
HAZELWOOD        MO 63042  13.8750           08/30/04
0421493073                 0.0000            10/01/04          23
0421493073                 0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
E22/G01                    5.0000            10/01/07          10/01/07
45                         6.1250            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9540555                    6.1250            306400.0000       100.0000
                           6.1250            305,802.88        ZZ
                           5.8750            1861.72           1
                           12.1250           1861.72           107
NORTH HIGHLANDS  CA 95660  11.8750           09/01/04
0421921784                 0.0000            11/01/04          23
0421921784                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9540557                    6.5500            198000.0000       100.0000
                           6.5500            197,433.37        ZZ
                           6.3000            1258.01           2
                           12.5500           1258.01           100
NEWARK           NJ 07104  12.3000           09/07/04
0421924390                 0.0000            11/01/04          23
0421924390                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5500            0.0000            0.0000
A                          8.5500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9540563                    6.5000            179800.0000       100.0000
                           6.5000            179,309.73        ZZ
                           6.2500            1136.46           1
                           12.5000           1136.46           100
GASTONIA         NC 28056  12.2500           09/07/04
0421929639                 0.0000            10/01/04          23
0421929639                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9541957                    7.8750            44805.0000        100.0000
                           7.8750            44,691.88         ZZ
                           7.6250            324.87            1
                           13.8750           324.87            103
MESA             AZ 85210  13.6250           08/24/04
0438324758                 0.0000            10/01/04          23
31600254                   0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
B28/G01                    5.0000            10/01/07          10/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9542065                    8.2500            180147.0000       100.0000
                           8.2500            179,800.02        ZZ
                           8.0000            1353.38           1
                           14.2500           1353.38           103
LAS VEGAS        NV 89110  14.0000           08/25/04
0438345688                 0.0000            10/01/04          23
601818                     0.0000            09/01/34          0.0000
0                          6.2500            09/01/06          09/01/06
E86/G01                    6.0000            10/01/06          10/01/06
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9542361                    7.5000            349378.0000       100.0000
                           7.5000            348,595.23        ZZ
                           7.2500            2442.91           1
                           13.5000           2442.91           103
NEWPORT          RI 02840  13.2500           08/26/04
0438337867                 0.0000            10/01/04          23
200445702897680            0.0000            09/01/34          0.0000
0                          5.2500            09/01/06          09/01/06
H76/G01                    5.0000            10/01/06          10/01/06
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9542403                    7.2500            89900.0000        100.0000
                           7.2500            89,688.33         T
                           7.0000            613.28            1
                           13.2500           613.28            100
LAS VEGAS        NV 89109  13.0000           08/25/04
0438329062                 4.5000            10/01/04          23
77418092                   4.2500            09/01/34          0.0000
0                          4.5000            09/01/06          09/01/06
G34/G01                    4.2500            10/01/06          10/01/06
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     01                00
                           O                 0.0000

9542431                    7.0000            335700.0000       100.0000
                           7.0000            334,869.66        ZZ
                           6.7500            2233.42           1
                           13.0000           2233.42           100
ANTELOPE         CA 95843  12.7500           08/25/04
0438451494                 0.0000            10/01/04          23
04R0110861                 0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
R56/G01                    5.0000            10/01/07          10/01/07
45                         5.2500            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9542600                    7.1250            153010.0000       100.0000
                           7.1250            153,010.00        ZZ
                           6.8750            1030.86           1
                           13.1250           1030.86           107
HUNTERVILLE      NC 28708  12.8750           11/03/04
0438597320                 0.0000            01/01/05          23
765950                     0.0000            12/01/34          0.0000
0                          4.5000            12/01/07          12/01/07
Y83/G01                    4.2500            01/01/08          01/01/08
45                         4.5000            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9542602                    6.1250            81320.0000        100.0000
                           6.1250            81,320.00         ZZ
                           5.8750            494.11            1
                           12.1250           494.11            107
KANSAS CITY      MO 64130  11.8750           11/05/04
0438598328                 0.0000            01/01/05          23
766104                     0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
Y83/G01                    3.0000            01/01/07          01/01/07
45                         3.2500            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9542677                    6.8750            188000.0000       100.0000
                           6.8750            187,523.44        ZZ
                           6.6250            1235.03           1
                           12.8750           1235.03           102
BOLINGBROOK      IL 60440  12.6250           09/07/04
0438347940                 0.0000            10/07/04          23
8002736                    0.0000            09/07/34          0.0000
0                          3.2500            09/07/07          09/07/07
X83/G01                    3.0000            10/07/07          10/07/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9542691                    7.8750            269252.0000       100.0000
                           7.8750            268,692.47        ZZ
                           7.6250            1952.26           1
                           13.8750           1952.26           103
VICTORVILLE      CA 92394  13.6250           08/09/04
0438338212                 5.2500            10/01/04          23
1000060070                 5.0000            09/01/34          0.0000
0                          5.2500            09/01/06          09/01/06
624/G01                    5.0000            10/01/06          10/01/06
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9542717                    6.8750            73000.0000        100.0000
                           6.8750            72,814.95         ZZ
                           6.6250            479.56            1
                           12.8750           479.56            100
TOMAH            WI 54660  12.6250           09/03/04
0438336539                 0.0000            10/03/04          23
8002735                    0.0000            09/03/34          0.0000
0                          3.2500            09/03/07          09/03/07
X83/G01                    3.0000            10/03/07          10/03/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9542725                    6.8750            246100.0000       100.0000
                           6.8750            245,476.18        ZZ
                           6.6250            1616.70           1
                           12.8750           1616.70           107
ADVENTURA        FL 33180  12.6250           08/30/04
0438303596                 4.2500            10/01/04          23
1927078                    4.0000            09/01/34          0.0000
0                          4.2500            09/01/06          09/01/06
Y68/G01                    4.0000            10/01/06          10/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     01                00
                           O                 0.0000

9544999                    6.2500            545700.0000       100.0000
                           6.2500            544,661.74        ZZ
                           6.0000            3359.97           1
                           12.2500           3359.97           107
SANTA CLARA      CA 95054  12.0000           09/02/04
0421709106                 0.0000            11/01/04          23
0421709106                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9545199                    6.2500            133750.0000       100.0000
                           6.2500            133,495.52        ZZ
                           6.0000            823.52            1
                           12.2500           823.52            100
CASPER           WY 82601  12.0000           09/08/04
0421408667                 0.0000            11/01/04          23
0421408667                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9545215                    7.6250            195700.0000       100.0000
                           7.6250            194,593.59        ZZ
                           7.3750            1385.15           1
                           13.6250           1385.15           103
LINCOLN          NE 68516  13.3750           09/02/04
0421620618                 0.0000            11/01/04          23
0421620618                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9545227                    7.3000            266000.0000       100.0000
                           7.3000            265,584.73        ZZ
                           7.0500            1823.62           1
                           13.3000           1823.62           100
ROCKWOOD         MI 48173  13.0500           09/08/04
0421642463                 0.0000            11/01/04          23
0421642463                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.3000            0.0000            0.0000
A                          9.3000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     29                00
                           O                 0.0000

9545237                    7.7500            51397.0000        100.0000
                           7.7500            51,287.48         ZZ
                           7.5000            368.21            1
                           13.7500           368.21            103
COLUMBIA         SC 29206  13.5000           09/08/04
0421658246                 0.0000            10/01/04          23
0421658246                 0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
E22/G01                    5.0000            10/01/07          10/01/07
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9545321                    6.2500            72000.0000        100.0000
                           6.2500            71,863.00         ZZ
                           6.0000            443.32            1
                           12.2500           443.32            100
MURRAY           UT 84117  12.0000           09/02/04
0421892662                 0.0000            11/01/04          23
0421892662                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9547724                    7.7500            149350.0000       100.0000
                           7.7500            149,350.00        ZZ
                           7.5000            1069.97           1
                           13.7500           1069.97           103
EFFINGHAM        IL 62401  13.5000           11/11/04
0438656662                 0.0000            01/01/05          23
766690                     0.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
Y83/G01                    5.0000            01/01/07          01/01/07
45                         5.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9548911                    6.8750            64000.0000        100.0000
                           6.8750            63,892.17         ZZ
                           6.6250            420.43            1
                           12.8750           420.43            100
WOODBURN         IN 46797  12.6250           09/07/04
0438338576                 3.2500            11/01/04          23
9917760000                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y13/G01                    3.0000            11/01/06          11/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9549077                    8.1250            100940.0000       100.0000
                           8.1250            100,807.49        ZZ
                           7.8750            749.48            1
                           14.1250           749.48            103
HERMITAGE        PA 16148  13.8750           09/01/04
0438390676                 0.0000            11/01/04          23
0090032480                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
W02/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9549203                    7.1250            206000.0000       100.0000
                           7.1250            205,669.56        ZZ
                           6.8750            1387.86           2
                           13.1250           1387.86           100
MINNEAPOLIS      MN 55413  12.8750           09/08/04
0438341901                 3.2500            11/01/04          23
010009315                  3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
U75/G01                    3.0000            11/01/06          11/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9549513                    8.7500            114900.0000       100.0000
                           8.7500            114,700.22        ZZ
                           8.5000            903.92            1
                           14.7500           903.92            100
LEXINGTON        SC 29073  14.5000           09/03/04
0438333478                 6.5000            10/01/04          23
94025643                   6.2500            09/01/34          0.0000
0                          6.5000            09/01/07          09/01/07
W99/G01                    6.2500            10/01/07          10/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     03                00
                           O                 0.0000

9549557                    7.1250            55100.0000        100.0000
                           7.1250            54,967.02         ZZ
                           6.8750            371.22            1
                           13.1250           371.22            95
DISTRICT HEIGHT  MD 20747  12.8750           08/31/04
0438324329                 3.2500            10/01/04          23
9917640000                 3.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
Y13/G01                    3.0000            10/01/06          10/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     01                00
                           N                 0.0000

9549633                    6.3750            355000.0000       100.0000
                           6.3750            354,008.34        ZZ
                           6.1250            2214.74           1
                           12.3750           2214.74           100
HAVERHILL        MA 01830  12.1250           08/31/04
0438322364                 6.3750            10/01/04          23
0908323                    6.1250            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
W30/G01                    3.0000            10/01/06          10/01/06
45                         6.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9549830                    6.3750            278462.0000       100.0000
                           6.3750            278,462.00        ZZ
                           6.1250            1737.24           1
                           12.3750           1737.24           106
FORT WASHINGTON  MD 20744  12.1250           11/17/04
0438658239                 0.0000            01/01/05          23
20204157                   0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
696/G01                    3.0000            01/01/07          01/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9549991                    7.0000            260000.0000       100.0000
                           7.0000            259,356.89        ZZ
                           6.7500            1729.79           1
                           13.0000           1729.79           100
ALEXANDRIA       VA 22309  12.7500           08/26/04
0438339806                 0.0000            10/01/04          23
0050020452                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
J95/G01                    3.0000            10/01/07          10/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9550213                    7.7500            225000.0000       100.0000
                           7.7500            224,681.37        ZZ
                           7.5000            1611.93           1
                           13.7500           1611.93           100
PORTSMOUTH       VA 23703  13.5000           09/09/04
0421796533                 0.0000            11/01/04          23
0421796533                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9550261                    6.6250            147250.0000       100.0000
                           6.6250            146,989.45        ZZ
                           6.3750            942.86            1
                           12.6250           942.86            95
LITHIA           FL 33547  12.3750           09/03/04
0421870437                 0.0000            11/01/04          23
0421870437                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9550265                    6.2500            137750.0000       100.0000
                           6.2500            137,487.92        ZZ
                           6.0000            848.15            1
                           12.2500           848.15            95
GREER            SC 29650  12.0000           09/09/04
0421874306                 0.0000            11/01/04          23
0421874306                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9550291                    7.8750            59225.0000        100.0000
                           7.8750            59,143.22         ZZ
                           7.6250            429.42            1
                           13.8750           429.42            103
ORLAND           IN 46776  13.6250           09/09/04
0421538059                 0.0000            11/01/04          23
0421538059                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9550331                    8.7500            86500.0000        100.0000
                           8.7500            86,400.10         ZZ
                           8.5000            680.50            1
                           14.7500           680.50            100
METAIRIE         LA 70003  14.5000           09/09/04
0421612680                 0.0000            11/01/04          23
0421612680                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9550373                    7.2500            123405.0000       100.0000
                           7.2500            123,211.88        ZZ
                           7.0000            841.84            1
                           13.2500           841.84            95
WYOMING          MI 49548  13.0000           09/09/04
0421760000                 0.0000            11/01/04          23
0421760000                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9550403                    6.6250            161800.0000       100.0000
                           6.6250            161,513.71        ZZ
                           6.3750            1036.02           1
                           12.6250           1036.02           105
EAST GRAND RAPI  MI 49506  12.3750           09/09/04
0421810284                 3.2500            11/01/04          23
0421810284                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9550463                    6.7500            145000.0000       100.0000
                           6.7500            144,623.36        ZZ
                           6.5000            940.47            1
                           12.7500           940.47            100
EL MIRAGE        AZ 85335  12.5000           09/01/04
0421905472                 0.0000            10/01/04          23
0421905472                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9550505                    6.5000            151000.0000       100.0000
                           6.5000            150,726.26        ZZ
                           6.2500            954.42            1
                           12.5000           954.42            107
HOMESTEAD        FL 33030  12.2500           09/09/04
0420861932                 0.0000            11/01/04          23
0420861932                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9550511                    6.5000            151000.0000       100.0000
                           6.5000            150,726.26        ZZ
                           6.2500            954.42            1
                           12.5000           954.42            107
HOMESTEAD        FL 33030  12.2500           09/09/04
0421089301                 0.0000            11/01/04          23
0421089301                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9550539                    6.8750            85405.0000        100.0000
                           6.8750            85,151.16         ZZ
                           6.6250            561.05            1
                           12.8750           561.05            95
ALBANY           OR 97321  12.6250           08/13/04
0421510264                 0.0000            10/01/04          23
0421510264                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9550571                    7.3750            85600.0000        100.0000
                           7.3750            85,403.38         ZZ
                           7.1250            591.22            1
                           13.3750           591.22            107
ROANOKE          VA 24015  13.1250           09/02/04
0421703984                 0.0000            10/01/04          23
0421703984                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
E22/G01                    4.0000            10/01/07          10/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           O                 0.0000

9551993                    7.6250            172000.0000       100.0000
                           7.6250            171,624.15        ZZ
                           7.3750            1217.41           1
                           13.6250           1217.41           100
MADISON          AL 35758  13.3750           08/30/04
0438442311                 0.0000            10/01/04          23
02142222                   0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
A50/G01                    5.0000            10/01/07          10/01/07
45                         7.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9552659                    7.9900            114330.0000       100.0000
                           7.9900            114,175.75        ZZ
                           7.7400            838.12            1
                           13.9900           838.12            103
HOHENWALD        TN 38462  13.7400           09/07/04
0438377582                 5.2500            11/01/04          23
9917570000                 5.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
Y13/G01                    5.0000            11/01/06          11/01/06
45                         5.9900            0.0000            0.0000
A                          9.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7400                     5                 0
0.0000                     05                00
                           O                 0.0000

9552713                    7.8750            198790.0000       100.0000
                           7.8750            198,376.87        ZZ
                           7.6250            1441.37           1
                           13.8750           1441.37           103
RIVERVIEW        FL 33569  13.6250           08/31/04
0438343022                 0.0000            10/01/04          23
500500006                  0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
U45/G01                    5.0000            10/01/07          10/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9552735                    6.3750            183800.0000       100.0000
                           6.3750            183,106.54        ZZ
                           6.1250            1146.67           1
                           12.3750           1146.67           104
STACY            MN 55079  12.1250           09/07/04
0438320319                 6.3750            11/01/04          23
MARI01210                  6.1250            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
W50/G01                    3.0000            11/01/06          11/01/06
45                         6.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9552845                    6.6250            128400.0000       100.0000
                           6.6250            127,859.12        ZZ
                           6.3750            822.16            1
                           12.6250           822.16            107
EVANSVILLE       IN 47715  12.3750           08/30/04
0438336877                 0.0000            10/01/04          23
06128204                   0.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
642/G01                    3.0000            10/01/06          10/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9553027                    7.0000            143626.0000       100.0000
                           7.0000            142,787.32        ZZ
                           6.7500            955.55            1
                           13.0000           955.55            100
SEATTLE          WA 98102  12.7500           04/15/04
0438671281                 0.0000            06/01/04          23
0003115699                 0.0000            05/01/34          0.0000
0                          3.2500            05/01/07          05/01/07
T24/G01                    3.0000            06/01/07          06/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9556139                    6.8750            97900.0000        100.0000
                           6.8750            97,735.04         ZZ
                           6.6250            643.13            1
                           12.8750           643.13            100
BUCYRUS          OH 44820  12.6250           09/10/04
0421459371                 0.0000            11/01/04          23
0421459371                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9556247                    6.8750            128900.0000       100.0000
                           6.8750            128,682.80        ZZ
                           6.6250            846.78            1
                           12.8750           846.78            100
RICHMOND         VA 23233  12.6250           09/10/04
0421739822                 0.0000            11/01/04          23
0421739822                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9556275                    7.7500            275525.0000       100.0000
                           7.7500            275,134.83        ZZ
                           7.5000            1973.89           1
                           13.7500           1973.89           103
SPARKS           NV 89434  13.5000           09/01/04
0421761875                 0.0000            11/01/04          23
0421761875                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9556281                    6.7500            102495.0000       100.0000
                           6.7500            102,318.01        ZZ
                           6.5000            664.78            1
                           12.7500           664.78            100
HOLIDAY          FL 34691  12.5000           09/10/04
0421769357                 0.0000            11/01/04          23
0421769357                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9556331                    7.2500            137500.0000       100.0000
                           7.2500            137,284.83        ZZ
                           7.0000            937.99            1
                           13.2500           937.99            100
SOUTHGATE        KY 41071  13.0000           09/10/04
0421840828                 0.0000            11/01/04          23
0421840828                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9556401                    6.5000            127000.0000       100.0000
                           6.5000            126,729.11        ZZ
                           6.2500            802.73            1
                           12.5000           802.73            100
TRAVERSE CITY    MI 49686  12.2500           09/10/04
0421905340                 0.0000            11/01/04          23
0421905340                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9556419                    7.2500            71250.0000        100.0000
                           7.2500            71,138.50         ZZ
                           7.0000            486.05            1
                           13.2500           486.05            95
READING          PA 19601  13.0000           09/10/04
0421925280                 0.0000            11/01/04          23
0421925280                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9556443                    6.2500            125000.0000       100.0000
                           6.2500            124,642.31        ZZ
                           6.0000            769.65            1
                           12.2500           769.65            100
COLTON           CA 92324  12.0000           08/31/04
0421944141                 0.0000            10/01/04          23
0421944141                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9556841                    7.2500            245500.0000       100.0000
                           7.2500            244,921.99        ZZ
                           7.0000            1674.74           1
                           13.2500           1674.74           99
LAS VEGAS        NV 89156  13.0000           08/24/04
0438346264                 0.0000            10/01/04          23
77411013                   0.0000            09/01/34          0.0000
0                          6.2500            09/01/06          09/01/06
G34/G01                    6.0000            10/01/06          10/01/06
45                         6.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9558039                    6.6250            139100.0000       100.0000
                           6.6250            138,853.88        ZZ
                           6.3750            890.67            1
                           12.6250           890.67            107
BRANDON          FL 33510  12.3750           09/03/04
0438342115                 0.0000            11/01/04          23
08144704                   0.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
642/G01                    4.0000            11/01/06          11/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9558043                    6.8750            243850.0000       100.0000
                           6.8750            243,231.82        ZZ
                           6.6250            1601.94           1
                           12.8750           1601.94           107
MYERSVILLE       MD 21773  12.6250           08/20/04
0438357709                 0.0000            10/01/04          23
715736                     0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
X21/G01                    4.0000            10/01/07          10/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9558388                    6.6250            128000.0000       100.0000
                           6.6250            128,000.00        ZZ
                           6.3750            819.60            1
                           12.6250           819.60            104
INDEPENDENCE     MO 64055  12.3750           11/22/04
0438673915                 0.0000            01/01/05          23
767963                     0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
Y83/G01                    3.0000            01/01/07          01/01/07
45                         3.2500            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9558623                    8.7500            58710.0000        100.0000
                           8.7500            58,642.20         ZZ
                           8.5000            461.87            1
                           14.7500           461.87            103
KANSAS CITY      MO 64127  14.5000           09/08/04
0421787698                 0.0000            11/01/04          23
0421787698                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9558873                    8.5000            100425.0000       100.0000
                           8.5000            100,302.89        ZZ
                           8.2500            772.18            1
                           14.5000           772.18            103
SELINSGROVE      PA 17870  14.2500           09/03/04
0438428138                 8.5000            11/01/04          23
3618220                    8.2500            10/01/34          0.0000
0                          6.5000            10/01/06          10/01/06
M50/G01                    6.2500            11/01/06          11/01/06
45                         8.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9558961                    6.5000            195950.0000       100.0000
                           6.5000            195,394.90        ZZ
                           6.2500            1238.54           1
                           12.5000           1238.54           105
GROSSE POINTE W  MI 48236  12.2500           08/31/04
0438395378                 0.0000            10/01/04          23
268776                     0.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
E65/G01                    3.0000            10/01/06          10/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9559111                    6.3750            236000.0000       100.0000
                           6.3750            235,561.68        ZZ
                           6.1250            1472.33           1
                           12.3750           1472.33           103
VICTORVILLE      CA 92395  12.1250           09/03/04
0438395915                 0.0000            11/01/04          23
40041188                   0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
940/G01                    3.0000            11/01/06          11/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9559153                    8.4900            82400.0000        100.0000
                           8.4900            82,299.61         ZZ
                           8.2400            633.00            1
                           14.4900           633.00            103
CLEVELAND        OH 44109  14.2400           08/31/04
0438446015                 8.4900            11/01/04          23
1                          8.2400            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
T15/G01                    6.0000            11/01/06          11/01/06
45                         8.4900            0.0000            0.0000
A                          10.4900           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9560681                    7.7500            125190.0000       100.0000
                           7.7500            125,012.71        ZZ
                           7.5000            896.88            1
                           13.7500           896.88            107
RICHMOND         VA 23231  13.5000           08/30/04
0438545071                 0.0000            11/01/04          23
0010345155                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
313/G01                    3.0000            11/01/07          11/01/07
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9560837                    6.5000            102905.0000       100.0000
                           6.5000            102,714.68        ZZ
                           6.2500            650.43            1
                           12.5000           650.43            105
SUMMERVILLE      SC 29485  12.2500           09/09/04
0438357576                 0.0000            11/01/04          23
140551201                  0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
N46/G01                    3.0000            11/01/06          11/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9561357                    7.0000            431200.0000       100.0000
                           7.0000            428,262.61        ZZ
                           6.7500            2868.79           1
                           13.0000           2868.79           107
SAN JOSE         CA 95121  12.7500           08/26/04
0438381410                 0.0000            10/01/04          23
0000241031                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
H58/G01                    3.0000            10/01/07          10/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9561783                    7.7500            166300.0000       100.0000
                           7.7500            166,064.50        ZZ
                           7.5000            1191.39           1
                           13.7500           1191.39           103
GUTHRIE          OK 73044  13.5000           09/13/04
0421547993                 0.0000            11/01/04          23
0421547993                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9561925                    8.3750            77250.0000        100.0000
                           8.3750            77,153.63         ZZ
                           8.1250            587.16            1
                           14.3750           587.16            103
CARLYLE          IL 62231  14.1250           09/14/04
0421759457                 0.0000            11/01/04          23
0421759457                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9561957                    6.7500            118655.0000       100.0000
                           6.7500            118,450.11        ZZ
                           6.5000            769.59            1
                           12.7500           769.59            95
PORTAGE          MI 49024  12.5000           09/14/04
0421805201                 0.0000            11/01/04          23
0421805201                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9561999                    7.8750            191500.0000       100.0000
                           7.8750            191,235.55        ZZ
                           7.6250            1388.51           1
                           13.8750           1388.51           103
MIAMI BEACH      FL 33139  13.6250           09/13/04
0421837980                 0.0000            11/01/04          23
0421837980                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9562071                    6.2500            136000.0000       100.0000
                           6.2500            135,741.23        ZZ
                           6.0000            837.38            1
                           12.2500           837.38            100
LAS VEGAS        NV 89142  12.0000           09/08/04
0421903287                 0.0000            11/01/04          23
0421903287                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9562089                    6.3750            245000.0000       100.0000
                           6.3750            244,544.96        ZZ
                           6.1250            1528.48           1
                           12.3750           1528.48           100
SANGER           CA 93657  12.1250           09/09/04
0421914904                 0.0000            11/01/04          23
0421914904                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9562103                    6.2500            130420.0000       100.0000
                           6.2500            130,171.86        ZZ
                           6.0000            803.02            1
                           12.2500           803.02            105
BRUSH            CO 80723  12.0000           09/14/04
0421927351                 0.0000            11/01/04          23
0421927351                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9562161                    6.3750            169950.0000       100.0000
                           6.3750            168,730.33        ZZ
                           6.1250            1060.27           1
                           12.3750           1060.27           103
AURORA           CO 80017  12.1250           09/14/04
0422027672                 0.0000            11/01/04          23
0422027672                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9562499                    7.0000            159500.0000       100.0000
                           7.0000            158,972.44        ZZ
                           6.7500            1061.16           1
                           13.0000           1061.16           100
SURPRISE         AZ 85374  12.7500           07/07/04
0438391922                 0.0000            09/01/04          23
0003402328                 0.0000            08/01/34          0.0000
0                          3.2500            08/01/07          08/01/07
T24/G01                    3.0000            09/01/07          09/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9562515                    7.5000            66400.0000        100.0000
                           7.5000            66,165.78         ZZ
                           7.2500            464.28            1
                           13.5000           464.28            100
BIRMINGHAM       AL 35215  13.2500           07/23/04
0438391534                 0.0000            09/01/04          23
0003483983                 0.0000            08/01/34          0.0000
0                          3.2500            08/01/07          08/01/07
T24/G01                    3.0000            09/01/07          09/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9564035                    6.6250            233000.0000       100.0000
                           6.6250            232,587.73        ZZ
                           6.3750            1491.92           1
                           12.6250           1491.92           100
COTTAGE GROVE    MN 55016  12.3750           09/10/04
0438384489                 0.0000            11/01/04          23
MARI01296                  0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
W50/G01                    3.0000            11/01/06          11/01/06
45                         6.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9564347                    6.2500            172600.0000       100.0000
                           6.2500            172,106.13        ZZ
                           6.0000            1062.73           1
                           12.2500           1062.73           105
BEL CAMP         MD 21017  12.0000           08/31/04
0438392300                 0.0000            10/01/04          23
0050053255                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
J95/G01                    3.0000            10/01/07          10/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9565077                    6.3750            257912.0000       100.0000
                           6.3750            257,432.97        ZZ
                           6.1250            1609.04           1
                           12.3750           1609.04           103
BELLINGHAM       WA 98225  12.1250           09/08/04
0421593872                 0.0000            11/01/04          23
0421593872                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         3.2500            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9565245                    7.5000            298700.0000       100.0000
                           7.5000            298,255.27        ZZ
                           7.2500            2088.55           1
                           13.5000           2088.55           103
TROY             MI 48083  13.2500           09/15/04
0421786088                 0.0000            11/01/04          23
0421786088                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9565295                    8.1250            127766.0000       100.0000
                           8.1250            127,598.28        ZZ
                           7.8750            948.66            1
                           14.1250           948.66            103
RIO RANCHO       NM 87124  13.8750           09/14/04
0421890096                 0.0000            11/01/04          23
0421890096                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9565341                    7.2500            73500.0000        100.0000
                           7.2500            73,384.98         ZZ
                           7.0000            501.40            1
                           13.2500           501.40            100
DALLAS           TX 75211  13.0000           09/14/04
0421917220                 0.0000            11/01/04          23
0421917220                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9565373                    7.1250            166200.0000       100.0000
                           7.1250            165,929.81        ZZ
                           6.8750            1119.72           1
                           13.1250           1119.72           95
MARYSVILLE       WA 98270  12.8750           09/13/04
0421941469                 0.0000            11/01/04          23
0421941469                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9565469                    7.6250            95000.0000        100.0000
                           7.6250            94,792.43         ZZ
                           7.3750            672.40            1
                           13.6250           672.40            100
MONTGOMERY       AL 36106  13.3750           08/27/04
0421733254                 0.0000            10/01/04          23
0421733254                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
E22/G01                    3.0000            10/01/07          10/01/07
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9566103                    7.3750            79900.0000        100.0000
                           7.3750            79,635.61         ZZ
                           7.1250            551.85            1
                           13.3750           551.85            100
INDIANAPOLIS     IN 46217  13.1250           07/29/04
0438394389                 0.0000            09/01/04          23
0003494870                 0.0000            08/01/34          0.0000
0                          3.2500            08/01/06          08/01/06
T24/G01                    3.0000            09/01/06          09/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9566111                    7.2500            106100.0000       100.0000
                           7.2500            105,693.24        T
                           7.0000            723.79            1
                           13.2500           723.79            100
NASHVILLE        TN 37217  13.0000           07/16/04
0438394199                 4.2500            09/01/04          23
3430731                    4.0000            08/01/34          0.0000
0                          4.2500            08/01/07          08/01/07
T24/G01                    4.0000            09/01/07          09/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9566125                    8.3750            79000.0000        100.0000
                           8.3750            78,801.51         ZZ
                           8.1250            600.46            2
                           14.3750           600.46            100
ZANESVILLE       OH 43701  14.1250           07/09/04
0438396160                 0.0000            09/01/04          23
0003331148                 0.0000            08/01/34          0.0000
0                          5.2500            08/01/06          08/01/06
T24/G01                    5.0000            09/01/06          09/01/06
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9566131                    8.8750            94540.0000        100.0000
                           8.8750            94,324.17         ZZ
                           8.6250            752.21            1
                           14.8750           752.21            100
SAINT LOUIS      MO 63138  14.6250           07/29/04
0438395832                 0.0000            09/01/04          23
0003484616                 0.0000            08/01/34          0.0000
0                          6.2500            08/01/06          08/01/06
T24/G01                    6.0000            09/01/06          09/01/06
45                         6.8750            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9566153                    7.1250            52000.0000        100.0000
                           7.1250            51,832.14         ZZ
                           6.8750            350.34            1
                           13.1250           350.34            100
ST PETERSBURG    FL 33702  12.8750           07/17/04
0438397531                 0.0000            09/01/04          23
0003484140                 0.0000            08/01/34          0.0000
0                          3.2500            08/01/06          08/01/06
T24/G01                    3.0000            09/01/06          09/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9566173                    7.2500            64600.0000        100.0000
                           7.2500            64,396.57         ZZ
                           7.0000            440.69            1
                           13.2500           440.69            95
ANTHONY          NM 88021  13.0000           07/20/04
0438397333                 4.2500            09/01/04          23
3466040                    4.0000            08/01/34          0.0000
0                          4.2500            08/01/06          08/01/06
T24/G01                    4.0000            09/01/06          09/01/06
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9566607                    7.6250            292900.0000       100.0000
                           7.6250            292,259.97        ZZ
                           7.3750            2073.13           1
                           13.6250           2073.13           100
AIKEN            SC 29803  13.3750           08/31/04
0438364960                 0.0000            10/01/04          23
599718                     0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
H49/G01                    6.0000            10/01/07          10/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9566973                    8.4750            117000.0000       100.0000
                           8.4750            116,857.00        ZZ
                           8.2250            897.56            1
                           14.4750           897.56            100
LAWRENCEBURG     IN 47025  14.2250           09/14/04
0438390239                 6.2500            11/01/04          23
1003                       6.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
T23/G01                    6.0000            11/01/07          11/01/07
45                         6.4750            0.0000            0.0000
A                          10.4750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2250                     1                 0
0.0000                     05                00
                           O                 0.0000

9567091                    9.0000            108150.0000       100.0000
                           9.0000            108,031.41        ZZ
                           8.7500            870.20            1
                           15.0000           870.20            103
SAGINAW          MI 48603  14.7500           09/15/04
0438390320                 6.2500            11/01/04          23
1855618                    6.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
B76/G01                    6.0000            11/01/07          11/01/07
45                         7.0000            0.0000            0.0000
A                          11.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9567101                    8.1250            220000.0000       100.0000
                           8.1250            219,711.21        ZZ
                           7.8750            1633.49           2
                           14.1250           1633.49           100
INDIANAPOLIS     IN 46205  13.8750           09/16/04
0438428161                 5.5000            11/01/04          23
90247579                   5.2500            10/01/34          0.0000
0                          5.5000            10/01/06          10/01/06
U35/G01                    5.2500            11/01/06          11/01/06
45                         6.1250            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9567109                    6.7500            94000.0000        100.0000
                           6.7500            93,755.84         ZZ
                           6.5000            609.68            1
                           12.7500           609.68            100
INDIANAPOLIS     IN 46227  12.5000           08/27/04
0438403909                 0.0000            10/01/04          23
36528                      0.0000            09/01/34          0.0000
0                          3.5000            09/01/06          09/01/06
W35/G01                    3.2500            10/01/06          10/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9567113                    6.8750            85500.0000        100.0000
                           6.8750            85,355.93         ZZ
                           6.6250            561.67            1
                           12.8750           561.67            95
ALLENTOWN        PA 18109  12.6250           09/08/04
0438431652                 3.2500            11/01/04          23
32022583                   3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Q30/G01                    3.0000            11/01/06          11/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     07                00
                           N                 0.0000

9567129                    6.1250            216815.0000       100.0000
                           6.1250            216,392.46        ZZ
                           5.8750            1317.39           1
                           12.1250           1317.39           103
BARTLETT         IL 60103  11.8750           09/13/04
0438389892                 3.5000            11/01/04          23
90234589                   3.2500            10/01/34          0.0000
0                          3.5000            10/01/06          10/01/06
U35/G01                    3.2500            11/01/06          11/01/06
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9567151                    7.7500            143170.0000       100.0000
                           7.7500            142,967.25        ZZ
                           7.5000            1025.69           1
                           13.7500           1025.69           103
PALM BAY         FL 32907  13.5000           09/01/04
0438380040                 0.0000            11/01/04          23
0010327278                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
313/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9567175                    6.2500            300000.0000       100.0000
                           6.2500            298,852.44        ZZ
                           6.0000            1847.16           1
                           12.2500           1847.16           99
ANNAPOLIS        MD 21403  12.0000           07/09/04
0438386476                 0.0000            09/01/04          23
0003440248                 0.0000            08/01/34          0.0000
0                          3.2500            08/01/06          08/01/06
T24/G01                    3.0000            09/01/06          09/01/06
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9567237                    7.7500            72300.0000        100.0000
                           7.7500            72,197.61         ZZ
                           7.5000            517.97            1
                           13.7500           517.97            100
QUITMAN          GA 31643  13.5000           09/15/04
0438428716                 6.2500            11/01/04          23
20407182                   6.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
X92/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9567249                    8.1250            211150.0000       100.0000
                           8.1250            210,872.83        ZZ
                           7.8750            1567.78           1
                           14.1250           1567.78           103
MIDDLETOWN       VA 22645  13.8750           09/10/04
0438428104                 6.2500            11/01/04          23
20408027                   6.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
X92/G01                    6.0000            11/01/06          11/01/06
45                         8.1250            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9567397                    6.7500            168000.0000       100.0000
                           6.7500            167,709.91        ZZ
                           6.5000            1089.64           1
                           12.7500           1089.64           105
GILBERT          AZ 85296  12.5000           09/13/04
0438378218                 4.2500            11/01/04          23
0000048091X                4.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
Q14/G01                    4.0000            11/01/06          11/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     09                00
                           O                 0.0000

9567630                    7.0000            216150.0000       100.0000
                           7.0000            216,150.00        ZZ
                           6.7500            1438.05           1
                           13.0000           1438.05           103
STERLING         VA 20164  12.7500           11/23/04
0438682056                 0.0000            01/01/05          23
22804159                   0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
696/G01                    4.0000            01/01/08          01/01/08
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9568599                    6.5000            66340.0000        100.0000
                           6.5000            66,219.74         ZZ
                           6.2500            419.31            1
                           12.5000           419.31            100
CHANDLER         OK 74834  12.2500           09/16/04
0421656810                 0.0000            11/01/04          23
0421656810                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9568659                    6.2500            238900.0000       100.0000
                           6.2500            238,445.46        ZZ
                           6.0000            1470.95           1
                           12.2500           1470.95           100
OKLAHOMA CITY    OK 73128  12.0000           09/16/04
0421794165                 0.0000            11/01/04          23
0421794165                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9568701                    6.1250            138000.0000       100.0000
                           6.1250            137,731.07        ZZ
                           5.8750            838.50            1
                           12.1250           838.50            100
CHARLESTON       SC 29407  11.8750           09/20/04
0421867243                 0.0000            11/01/04          23
0421867243                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9568721                    6.3750            241500.0000       100.0000
                           6.3750            241,051.45        ZZ
                           6.1250            1506.65           1
                           12.3750           1506.65           106
MIAMI            FL 33157  12.1250           09/16/04
0421885682                 0.0000            11/01/04          23
0421885682                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9569417                    6.7500            70250.0000        100.0000
                           6.7500            70,128.68         ZZ
                           6.5000            455.65            1
                           12.7500           455.65            99
LENOIR CITY      TN 37772  12.5000           08/31/04
0438385189                 0.0000            11/01/04          23
2004577798                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
H76/G01                    4.0000            11/01/07          11/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     04                00
                           O                 0.0000

9569463                    7.8750            74675.0000        100.0000
                           7.8750            74,519.80         ZZ
                           7.6250            541.45            1
                           13.8750           541.45            103
NEW BRIGHTON     PA 15066  13.6250           08/31/04
0438369050                 0.0000            10/01/04          23
2004573863                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/06          09/01/06
H76/G01                    6.0000            10/01/06          10/01/06
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9569471                    7.6250            175100.0000       100.0000
                           7.6250            174,845.72        ZZ
                           7.3750            1239.35           1
                           13.6250           1239.35           103
HANOVER          PA 17331  13.3750           09/14/04
0438391054                 0.0000            11/01/04          23
2004579637                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
H76/G01                    5.0000            11/01/06          11/01/06
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           O                 0.0000

9569555                    8.5000            136500.0000       100.0000
                           8.5000            136,334.03        ZZ
                           8.2500            1049.57           1
                           14.5000           1049.57           98
MILLEDGEVILLE    GA 31061  14.2500           09/09/04
0438381899                 0.0000            11/01/04          23
2004572665                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
H76/G01                    6.0000            11/01/07          11/01/07
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9569717                    7.3750            101650.0000       100.0000
                           7.3750            101,494.83        ZZ
                           7.1250            702.07            1
                           13.3750           702.07            95
APPLETON         WI 54914  13.1250           09/15/04
0438397093                 4.5000            11/01/04          23
11626                      4.2500            10/01/34          0.0000
0                          4.5000            10/01/06          10/01/06
U35/G01                    4.2500            11/01/06          11/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9569731                    7.1250            152000.0000       100.0000
                           7.1250            151,756.18        ZZ
                           6.8750            1024.05           1
                           13.1250           1024.05           95
SPRINGFIELD      IL 62711  12.8750           09/15/04
0438437584                 7.1250            11/01/04          23
SP26445                    6.8750            10/01/34          0.0000
0                          3.5000            10/01/06          10/01/06
H81/G01                    3.2500            11/01/06          11/01/06
45                         7.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9569781                    7.7500            153625.0000       100.0000
                           7.7500            153,407.44        ZZ
                           7.5000            1100.59           1
                           13.7500           1100.59           99
ST. AUGUSTA      MN 56301  13.5000           09/17/04
0438404667                 0.0000            11/01/04          23
04800802F                  0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
B39/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9569819                    7.6250            91750.0000        100.0000
                           7.6250            91,616.76         ZZ
                           7.3750            649.40            1
                           13.6250           649.40            99
PITTSBURGH       PA 15241  13.3750           09/08/04
0438403552                 6.5000            11/01/04          23
7877                       6.2500            10/01/34          0.0000
0                          6.5000            10/01/07          10/01/07
T23/G01                    6.2500            11/01/07          11/01/07
45                         6.5000            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9569821                    6.6250            57780.0000        100.0000
                           6.6250            57,677.76         ZZ
                           6.3750            369.97            1
                           12.6250           369.97            107
WILMERDING       PA 15148  12.3750           09/14/04
0438404972                 0.0000            11/01/04          23
08146204                   0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
642/G01                    3.0000            11/01/06          11/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9570239                    6.1250            179000.0000       100.0000
                           6.1250            178,639.21        ZZ
                           5.8750            1087.62           1
                           12.1250           1087.62           107
VANCOUVER        WA 98682  11.8750           09/08/04
0421848185                 0.0000            11/01/04          23
0421848185                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9570267                    7.1250            113300.0000       100.0000
                           7.1250            113,118.26        ZZ
                           6.8750            763.32            1
                           13.1250           763.32            103
SPOKANE VALLEY   WA 99206  12.8750           09/13/04
0421800434                 0.0000            11/01/04          23
0421800434                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9570291                    7.1250            272000.0000       100.0000
                           7.1250            271,563.69        ZZ
                           6.8750            1832.51           1
                           13.1250           1832.51           103
LITTLETON        CO 80127  12.8750           09/13/04
0421813916                 0.0000            11/01/04          23
0421813916                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9570309                    6.5000            133870.0000       100.0000
                           6.5000            133,627.30        ZZ
                           6.2500            846.15            1
                           12.5000           846.15            103
MALAGA           WA 98828  12.2500           09/13/04
0421819756                 0.0000            11/01/04          23
0421819756                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9570383                    6.7500            321000.0000       100.0000
                           6.7500            320,445.70        ZZ
                           6.5000            2082.00           1
                           12.7500           2082.00           107
COLORADO SPRING  CO 80920  12.5000           09/13/04
0421909284                 0.0000            11/01/04          23
0421909284                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9570477                    6.8750            137700.0000       100.0000
                           6.8750            137,467.97        ZZ
                           6.6250            904.59            1
                           12.8750           904.59            100
EDGEWATER        FL 32141  12.6250           09/17/04
0421146838                 0.0000            11/01/04          23
0421146838                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9570525                    7.1250            144000.0000       100.0000
                           7.1250            143,769.02        ZZ
                           6.8750            970.15            2
                           13.1250           970.15            100
AURORA           IL 60505  12.8750           09/17/04
0421622242                 0.0000            11/01/04          23
0421622242                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9570577                    7.0000            118750.0000       100.0000
                           7.0000            118,549.69        ZZ
                           6.7500            790.05            1
                           13.0000           790.05            95
CHANDLER         AZ 85225  12.7500           09/10/04
0422006064                 0.0000            11/01/04          23
0422006064                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9570593                    6.2500            64050.0000        100.0000
                           6.2500            63,928.13         ZZ
                           6.0000            394.37            1
                           12.2500           394.37            107
PHILADELPHIA     PA 19134  12.0000           09/17/04
0422021907                 0.0000            11/01/04          23
0422021907                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9570617                    7.8750            162300.0000       100.0000
                           7.8750            162,075.87        ZZ
                           7.6250            1176.79           1
                           13.8750           1176.79           103
BURLINGTON       VT 05401  13.6250           09/17/04
0421626557                 0.0000            11/01/04          23
0421626557                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9570687                    6.5000            160500.0000       100.0000
                           6.5000            160,209.03        ZZ
                           6.2500            1014.47           1
                           12.5000           1014.47           107
CLINTON          SC 29325  12.2500           09/13/04
0421756503                 0.0000            11/01/04          23
0421756503                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9571383                    7.0000            103500.0000       100.0000
                           7.0000            103,030.46        ZZ
                           6.7500            688.59            1
                           13.0000           688.59            106
NEW PORT RICHEY  FL 34652  12.7500           08/25/04
0438448532                 3.2500            10/01/04          23
1176819                    3.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
J40/G01                    3.0000            10/01/06          10/01/06
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9571433                    6.6250            201660.0000       100.0000
                           6.6250            201,303.18        ZZ
                           6.3750            1291.25           1
                           12.6250           1291.25           104
SAINT CHARLES    MO 63304  12.3750           09/14/04
0438437048                 0.0000            11/01/04          23
761717                     0.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
Y83/G01                    4.0000            11/01/06          11/01/06
45                         4.2500            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9571493                    8.0000            160000.0000       100.0000
                           8.0000            159,784.58        ZZ
                           7.7500            1174.02           1
                           14.0000           1174.02           99
APPLE VALLEY     MN 55124  13.7500           09/10/04
0438428658                 0.0000            11/01/04          23
MARI01277                  0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
W50/G01                    6.0000            11/01/07          11/01/07
45                         8.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9571525                    7.3750            179760.0000       100.0000
                           7.3750            179,485.59        ZZ
                           7.1250            1241.56           1
                           13.3750           1241.56           107
SUITLAND         MD 20746  13.1250           09/13/04
0438444150                 4.2450            11/01/04          23
0476900000                 3.9950            10/01/34          0.0000
0                          4.2450            10/01/06          10/01/06
Y13/G01                    3.9950            11/01/06          11/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1300                     1                 0
0.0000                     05                00
                           O                 0.0000

9571571                    6.1250            142310.0000       100.0000
                           6.1250            142,032.66        ZZ
                           5.8750            864.69            1
                           12.1250           864.69            107
HIALEAH          FL 33016  11.8750           09/15/04
0438406738                 4.2500            11/01/04          23
0475200000                 4.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
Y13/G01                    4.0000            11/01/06          11/01/06
45                         4.2500            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.8750                     1                 0
0.0000                     01                00
                           O                 0.0000

9571575                    6.8750            92700.0000        100.0000
                           6.8750            92,527.68         ZZ
                           6.6250            608.97            1
                           12.8750           608.97            100
PORT ARTHUR      TX 77642  12.6250           09/09/04
0438448391                 0.0000            11/01/04          23
0001093458                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
K60/G01                    5.0000            11/01/06          11/01/06
45                         5.2500            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9571583                    6.3750            181900.0000       100.0000
                           6.3750            181,562.15        ZZ
                           6.1250            1134.82           1
                           12.3750           1134.82           107
FORT MILL        SC 29715  12.1250           09/13/04
0438448219                 3.2500            11/01/04          23
041920                     3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
Y29/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     5                 0
0.0000                     03                00
                           O                 0.0000

9571587                    7.8750            188900.0000       100.0000
                           7.8750            188,507.42        ZZ
                           7.6250            1369.66           1
                           13.8750           1369.66           100
NORTHFIELD       NH 03276  13.6250           08/31/04
0438437675                 7.8750            10/01/04          23
0910332                    7.6250            09/01/34          0.0000
0                          6.5000            09/01/06          09/01/06
W30/G01                    6.2500            10/01/06          10/01/06
45                         7.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9571595                    8.1250            109900.0000       100.0000
                           8.1250            109,755.74        ZZ
                           7.8750            816.00            1
                           14.1250           816.00            100
CLAREMONT        NH 03743  13.8750           09/15/04
0438443970                 6.2500            11/01/04          23
1413226010                 6.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
S97/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9571623                    8.2500            200850.0000       100.0000
                           8.2500            200,463.12        ZZ
                           8.0000            1508.92           1
                           14.2500           1508.92           103
WHEAT RIDGE      CO 80033  14.0000           08/24/04
0438427973                 6.2500            10/01/04          23
1933092                    6.0000            09/01/34          0.0000
0                          6.2500            09/01/06          09/01/06
Y68/G01                    6.0000            10/01/06          10/01/06
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9572225                    6.3750            350940.0000       100.0000
                           6.3750            349,959.69        ZZ
                           6.1250            2189.41           1
                           12.3750           2189.41           107
PARKER           CO 80134  12.1250           08/27/04
0438428013                 3.2500            10/01/04          23
1934116                    3.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
Y68/G01                    3.0000            10/01/06          10/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9572255                    8.3750            95000.0000        100.0000
                           8.3750            94,821.61         ZZ
                           8.1250            722.07            1
                           14.3750           722.07            100
BAY MINETTE      AL 36507  14.1250           08/17/04
0438445603                 0.0000            10/01/04          23
450625                     0.0000            09/01/34          0.0000
0                          6.5000            09/01/07          09/01/07
G33/G01                    6.2500            10/01/07          10/01/07
45                         8.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9572339                    7.7500            130000.0000       100.0000
                           7.7500            129,815.89        ZZ
                           7.5000            931.34            1
                           13.7500           931.34            100
CLEARFIELD       UT 84015  13.5000           09/15/04
0438407330                 0.0000            11/01/04          23
1061030643                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
L20/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9572521                    6.2500            140700.0000       100.0000
                           6.2500            140,093.57        ZZ
                           6.0000            866.32            1
                           12.2500           866.32            107
SILVER SPRING    MD 20904  12.0000           08/30/04
0438436503                 0.0000            10/01/04          23
716026                     0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
X21/G01                    4.0000            10/01/07          10/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9574735                    6.5000            221000.0000       100.0000
                           6.5000            220,599.34        T
                           6.2500            1396.87           1
                           12.5000           1396.87           104
SUNRISE          FL 33322  12.2500           09/17/04
0421858218                 0.0000            11/01/04          23
0421858218                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9574791                    8.2500            133900.0000       100.0000
                           8.2500            133,728.64        ZZ
                           8.0000            1005.95           1
                           14.2500           1005.95           103
PHOENIX          AZ 85006  14.0000           09/08/04
0421884545                 0.0000            11/01/04          23
0421884545                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9574815                    8.3000            163700.0000       100.0000
                           8.3000            163,490.10        ZZ
                           8.0500            1235.58           1
                           14.3000           1235.58           103
MILLBROOK        AL 36054  14.0500           09/13/04
0421900317                 0.0000            11/01/04          23
0421900317                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.3000            0.0000            0.0000
A                          10.3000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9574875                    6.5000            393734.0000       100.0000
                           6.5000            392,767.12        ZZ
                           6.2500            2488.67           1
                           12.5000           2488.67           103
BRENTWOOD        CA 94513  12.2500           09/14/04
0421944497                 0.0000            11/01/04          23
0421944497                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9574965                    7.2500            118450.0000       100.0000
                           7.2500            118,264.64        ZZ
                           7.0000            808.04            1
                           13.2500           808.04            103
DEER PARK        WA 99006  13.0000           09/07/04
0421711789                 0.0000            11/01/04          23
0421711789                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9574999                    6.5000            149900.0000       100.0000
                           6.5000            149,122.81        ZZ
                           6.2500            947.47            1
                           12.5000           947.47            100
DUPO             IL 62239  12.2500           09/20/04
0421756529                 0.0000            11/01/04          23
0421756529                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9575557                    6.6250            195168.0000       100.0000
                           6.6250            194,583.04        ZZ
                           6.3750            1249.69           1
                           12.6250           1249.69           107
HAGERSTOWN       MD 21740  12.3750           08/27/04
0438443723                 0.0000            10/01/04          23
715849                     0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
X21/G01                    3.0000            10/01/07          10/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9575607                    6.1250            275000.0000       100.0000
                           6.1250            274,464.07        ZZ
                           5.8750            1670.93           1
                           12.1250           1670.93           100
OLYMPIA FIELDS   IL 60461  11.8750           09/14/04
0438451262                 6.1250            11/01/04          23
13058                      5.8750            10/01/34          0.0000
0                          3.5000            10/01/06          10/01/06
T76/G01                    3.2500            11/01/06          11/01/06
45                         6.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9575705                    7.6250            204764.0000       100.0000
                           7.6250            204,465.95        ZZ
                           7.3750            1449.31           1
                           13.6250           1449.31           103
HOMESTEAD        FL 33032  13.3750           09/16/04
0438442055                 5.2500            11/01/04          23
0001933514                 5.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
Y68/G01                    5.0000            11/01/06          11/01/06
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     09                00
                           O                 0.0000

9575707                    6.0000            282179.0000       100.0000
                           6.0000            281,615.77        ZZ
                           5.7500            1691.81           1
                           12.0000           1691.81           95
TORRANCE (AREA)  CA 90502  11.7500           09/13/04
0438446841                 3.2500            11/01/04          23
51114135                   3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y40/G01                    3.0000            11/01/06          11/01/06
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     01                00
                           O                 0.0000

9575753                    7.7500            178190.0000       100.0000
                           7.7500            177,743.75        ZZ
                           7.5000            1276.57           1
                           13.7500           1276.57           103
MARYSVILLE       CA 95901  13.5000           08/24/04
0438447567                 0.0000            10/01/04          23
911800365                  0.0000            09/01/34          0.0000
0                          5.2500            09/01/07          09/01/07
Y26/G01                    5.0000            10/01/07          10/01/07
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9576139                    7.8750            150000.0000       100.0000
                           7.8750            149,792.88        ZZ
                           7.6250            1087.60           1
                           13.8750           1087.60           100
DALLAS           TX 75227  13.6250           09/17/04
0438642910                 0.0000            11/01/04          23
11532                      0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
U35/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9576215                    7.2500            195500.0000       100.0000
                           7.2500            195,194.07        ZZ
                           7.0000            1333.65           1
                           13.2500           1333.65           100
BAKERSFIELD      CA 93307  13.0000           09/20/04
0438450876                 0.0000            11/01/04          23
00000111043                0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
W05/G01                    3.0000            11/01/06          11/01/06
45                         7.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9576541                    7.3750            200850.0000       100.0000
                           7.3750            200,489.92        ZZ
                           7.1250            1387.22           1
                           13.3750           1387.22           103
BAKERSFIELD      CA 93313  13.1250           09/02/04
0438459323                 0.0000            11/01/04          23
20303507                   0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
G27/G01                    5.0000            11/01/07          11/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9576555                    6.5000            88810.0000        100.0000
                           6.5000            88,571.46         ZZ
                           6.2500            561.34            1
                           12.5000           561.34            107
KINCHELOE        MI 49788  12.2500           09/17/04
0438436362                 3.2500            11/01/04          23
9934190000                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
L76/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     5                 0
0.0000                     05                00
                           O                 0.0000

9576639                    6.8750            88000.0000        100.0000
                           6.8750            87,825.72         ZZ
                           6.6250            578.10            1
                           12.8750           578.10            100
FLORISSANT       MO 63031  12.6250           09/02/04
0438436412                 0.0000            11/01/04          23
598788                     0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
H49/G01                    3.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9577459                    7.1250            122750.0000       100.0000
                           7.1250            122,553.10        ZZ
                           6.8750            826.99            1
                           13.1250           826.99            100
HIGH POINT       NC 27260  12.8750           09/16/04
0438437501                 3.5000            11/01/04          23
10040400603                3.2500            10/01/34          0.0000
0                          3.5000            10/01/06          10/01/06
X65/G01                    3.2500            11/01/06          11/01/06
45                         4.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9579341                    7.7500            176000.0000       100.0000
                           7.7500            175,213.58        ZZ
                           7.5000            1260.89           1
                           13.7500           1260.89           100
EVANS            CO 80620  13.5000           09/21/04
0421855032                 0.0000            11/01/04          23
0421855032                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9579475                    7.8750            83400.0000        100.0000
                           7.8750            83,284.83         ZZ
                           7.6250            604.71            1
                           13.8750           604.71            100
INDEPENDENCE     MO 64052  13.6250           09/21/04
0421978255                 0.0000            11/01/04          23
0421978255                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9579519                    6.8750            214000.0000       100.0000
                           6.8750            213,639.39        ZZ
                           6.6250            1405.83           1
                           12.8750           1405.83           107
COLUMBIA         SC 29212  12.6250           09/16/04
0422027078                 0.0000            11/01/04          23
0422027078                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9579553                    6.6250            104500.0000       100.0000
                           6.6250            104,315.11        ZZ
                           6.3750            669.12            1
                           12.6250           669.12            105
HOUMA            LA 70364  12.3750           09/15/04
0421613050                 0.0000            11/01/04          23
0421613050                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         3.2500            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9579555                    8.7500            45000.0000        100.0000
                           8.7500            44,948.03         ZZ
                           8.5000            354.02            1
                           14.7500           354.02            100
ANTHONY          KS 67003  14.5000           09/16/04
0421625112                 0.0000            11/01/04          23
0421625112                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9579705                    6.6250            365700.0000       100.0000
                           6.6250            365,052.92        ZZ
                           6.3750            2341.62           1
                           12.6250           2341.62           104
VIRGINIA BEACH   VA 23451  12.3750           09/08/04
0438448904                 0.0000            11/01/04          23
OCHAV5800001562            0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
F64/G01                    4.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     29                00
                           O                 0.0000

9579709                    7.0000            128250.0000       100.0000
                           7.0000            127,938.56        ZZ
                           6.7500            853.25            2
                           13.0000           853.25            95
PORTSMOUTH       VA 23702  12.7500           09/17/04
0438436842                 0.0000            11/01/04          23
5800001920                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
F64/G01                    3.0000            11/01/06          11/01/06
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9579711                    7.2500            151956.0000       100.0000
                           7.2500            151,626.56        ZZ
                           7.0000            1036.61           1
                           13.2500           1036.61           95
WESTMINSTER      CO 80021  13.0000           09/09/04
0438445538                 0.0000            11/01/04          23
3665559                    0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
253/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9579907                    7.8750            247400.0000       100.0000
                           7.8750            247,058.37        ZZ
                           7.6250            1793.82           1
                           13.8750           1793.82           103
LAS VEGAS        NV 89139  13.6250           09/09/04
0438568834                 5.2500            11/01/04          23
77418087                   5.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
G34/G01                    5.0000            11/01/06          11/01/06
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     03                00
                           O                 0.0000

9580039                    7.0000            138535.0000       100.0000
                           7.0000            138,307.22        ZZ
                           6.7500            921.68            1
                           13.0000           921.68            103
PHOENIX          AZ 85040  12.7500           09/16/04
0438437832                 5.2500            11/01/04          23
11005179                   5.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
U19/G01                    5.0000            11/01/06          11/01/06
45                         5.2500            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9580093                    6.6250            115025.0000       100.0000
                           6.6250            114,814.48        ZZ
                           6.3750            736.52            1
                           12.6250           736.52            107
WASHINGTON TERR  UT 84405  12.3750           09/10/04
0438450959                 4.5000            11/01/04          23
2004003850                 4.2500            10/01/34          0.0000
0                          4.5000            10/01/07          10/01/07
T09/G01                    4.2500            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.1250                     2                 0
0.0000                     05                00
                           O                 0.0000

9581337                    7.7500            115850.0000       100.0000
                           7.7500            115,685.95        ZZ
                           7.5000            829.96            1
                           13.7500           829.96            103
DES MOINES       WA 98198  13.5000           09/16/04
0421473968                 0.0000            11/01/04          23
0421473968                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9581419                    6.0000            255000.0000       100.0000
                           6.0000            254,491.03        ZZ
                           5.7500            1528.85           1
                           12.0000           1528.85           100
MIAMI            FL 33187  11.7500           09/22/04
0421789504                 0.0000            11/01/04          23
0421789504                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9581437                    6.1250            209900.0000       100.0000
                           6.1250            209,490.94        T
                           5.8750            1275.37           1
                           12.1250           1275.37           100
DOVER            NH 03820  11.8750           09/22/04
0421810177                 0.0000            11/01/04          23
0421810177                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9581445                    7.5000            117420.0000       100.0000
                           7.5000            117,245.17        ZZ
                           7.2500            821.02            1
                           13.5000           821.02            100
RALEIGH          NC 27609  13.2500           09/22/04
0421820291                 0.0000            11/01/04          23
0421820291                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9581461                    6.3750            277500.0000       100.0000
                           6.3750            276,984.59        ZZ
                           6.1250            1731.24           1
                           12.3750           1731.24           100
LOS ANGELES      CA 90016  12.1250           09/13/04
0421833591                 0.0000            11/01/04          23
0421833591                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9581479                    7.8750            87500.0000        100.0000
                           7.8750            87,379.16         ZZ
                           7.6250            634.44            1
                           13.8750           634.44            100
NEWARK           OH 43055  13.6250           09/22/04
0421855172                 0.0000            11/01/04          23
0421855172                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9581495                    6.5500            300000.0000       100.0000
                           6.5500            299,461.37        ZZ
                           6.3000            1906.08           1
                           12.5500           1906.08           99
LOS ANGELES      CA 90031  12.3000           09/03/04
0421882333                 0.0000            11/01/04          23
0421882333                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5500            0.0000            0.0000
A                          8.5500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9581635                    8.2500            71000.0000        100.0000
                           8.2500            70,909.14         ZZ
                           8.0000            533.40            1
                           14.2500           533.40            100
DUNCAN           OK 73533  14.0000           09/22/04
0421971557                 0.0000            11/01/04          23
0421971557                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9582677                    6.6250            240500.0000       100.0000
                           6.6250            240,074.45        ZZ
                           6.3750            1539.95           1
                           12.6250           1539.95           107
BEVERLY          MA 01915  12.3750           09/20/04
0438697609                 0.0000            11/01/04          23
0000620824                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
E86/G01                    4.0000            11/01/06          11/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9582905                    6.5000            155150.0000       100.0000
                           6.5000            154,726.96        ZZ
                           6.2500            980.65            1
                           12.5000           980.65            107
CAPITOL HEIGHTS  MD 20743  12.2500           08/31/04
0438448094                 0.0000            10/01/04          23
0049693005                 0.0000            09/01/34          0.0000
0                          4.2500            09/01/07          09/01/07
J95/G01                    4.0000            10/01/07          10/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9582993                    7.8750            147000.0000       100.0000
                           7.8750            146,797.01        ZZ
                           7.6250            1065.85           1
                           13.8750           1065.85           99
LEAVENWORTH      KS 66048  13.6250           09/17/04
0438452658                 0.0000            11/01/04          23
110664078                  0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
Z11/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9583067                    7.7500            149350.0000       100.0000
                           7.7500            149,138.50        ZZ
                           7.5000            1069.96           1
                           13.7500           1069.96           103
CAMBY            IN 46113  13.5000           09/07/04
0438657751                 0.0000            11/01/04          23
1                          0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
Y26/G01                    5.0000            11/01/07          11/01/07
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9584333                    7.9900            187460.0000       100.0000
                           7.9900            187,079.36        ZZ
                           7.7400            1374.21           1
                           13.9900           1374.21           103
FORT MYERS       FL 33912  13.7400           08/31/04
0438444606                 5.2500            10/01/04          23
1933761                    5.0000            09/01/34          0.0000
0                          5.2500            09/01/06          09/01/06
Y68/G01                    5.0000            10/01/06          10/01/06
45                         5.9900            0.0000            0.0000
A                          9.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7400                     1                 0
0.0000                     05                00
                           O                 0.0000

9584335                    6.3750            240750.0000       100.0000
                           6.3750            240,302.81        ZZ
                           6.1250            1501.97           1
                           12.3750           1501.97           107
MIAMI            FL 33174  12.1250           09/09/04
0438444697                 3.2500            11/01/04          23
1935493                    3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y68/G01                    3.0000            11/01/06          11/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     01                00
                           O                 0.0000

9584421                    6.5000            220000.0000       100.0000
                           6.5000            219,601.16        ZZ
                           6.2500            1390.55           1
                           12.5000           1390.55           100
FEDERAL WAY      WA 98023  12.2500           09/17/04
0422074724                 0.0000            11/01/04          23
0422074724                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9584423                    7.8750            112500.0000       100.0000
                           7.8750            112,344.65        ZZ
                           7.6250            815.70            1
                           13.8750           815.70            100
LAVERKIN         UT 84745  13.6250           09/17/04
0422084897                 0.0000            11/01/04          23
0422084897                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9584435                    6.6250            184000.0000       100.0000
                           6.6250            183,674.43        ZZ
                           6.3750            1178.17           1
                           12.6250           1178.17           107
HOWELL           MI 48843  12.3750           09/23/04
0421995846                 0.0000            11/01/04          23
0421995846                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9584489                    6.2500            162000.0000       100.0000
                           6.2500            161,691.78        ZZ
                           6.0000            997.46            1
                           12.2500           997.46            107
DERRY            NH 03038  12.0000           09/23/04
0421955667                 0.0000            11/01/04          23
0421955667                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9584523                    6.5000            81370.0000        100.0000
                           6.5000            81,222.49         ZZ
                           6.2500            514.31            1
                           12.5000           514.31            103
CINCINNATI       OH 45236  12.2500           09/23/04
0421885260                 0.0000            11/01/04          23
0421885260                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9584545                    7.3750            280160.0000       100.0000
                           7.3750            279,732.33        ZZ
                           7.1250            1935.00           1
                           13.3750           1935.00           103
SACRAMENTO       CA 95826  13.1250           09/14/04
0421926270                 0.0000            11/01/04          23
0421926270                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9584557                    7.5000            46350.0000        100.0000
                           7.5000            46,280.98         ZZ
                           7.2500            324.09            1
                           13.5000           324.09            100
FALLS CREEK      PA 15840  13.2500           09/23/04
0421819442                 0.0000            11/01/04          23
0421819442                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9584641                    7.8750            136850.0000       100.0000
                           7.8750            136,661.02        ZZ
                           7.6250            992.26            1
                           13.8750           992.26            100
GREENACRES       FL 33415  13.6250           09/23/04
0421182460                 0.0000            11/01/04          23
0421182460                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9585779                    8.5000            164800.0000       100.0000
                           8.5000            164,596.67        ZZ
                           8.2500            1267.17           1
                           14.5000           1267.17           103
MOORE            SC 29369  14.2500           09/20/04
0438452302                 0.0000            11/01/04          23
2004578864                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
H76/G01                    6.0000            11/01/06          11/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9585789                    8.1250            172260.0000       100.0000
                           8.1250            172,033.86        ZZ
                           7.8750            1279.03           1
                           14.1250           1279.03           99
ELKHORN          WI 53121  13.8750           09/20/04
0438458382                 0.0000            11/01/04          23
2004576599                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
H76/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9585795                    8.1250            104000.0000       100.0000
                           8.1250            103,863.48        ZZ
                           7.8750            772.20            1
                           14.1250           772.20            103
CHARLOTTE        NC 28205  13.8750           09/17/04
0438452278                 0.0000            11/01/04          23
2004579340                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
H76/G01                    5.0000            11/01/06          11/01/06
45                         6.1250            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9585809                    7.3750            214000.0000       100.0000
                           7.3750            213,673.32        ZZ
                           7.1250            1478.05           1
                           13.3750           1478.05           107
CHAMPAIGN        IL 61822  13.1250           09/16/04
0438491151                 0.0000            11/01/04          23
2004574417                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
H76/G01                    4.0000            11/01/06          11/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9585929                    7.2500            294239.0000       100.0000
                           7.2500            293,778.54        ZZ
                           7.0000            2007.23           1
                           13.2500           2007.23           102
FAIRFAX          VA 22033  13.0000           09/21/04
0438453037                 0.0000            11/01/04          23
130408024                  0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
F34/G01                    5.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9585953                    6.7500            173250.0000       100.0000
                           6.7500            172,643.37        ZZ
                           6.5000            1123.70           1
                           12.7500           1123.70           102
BERWYN           IL 60402  12.5000           09/17/04
0438447195                 0.0000            11/01/04          23
589281                     0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
H49/G01                    3.0000            11/01/07          11/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9585959                    6.5000            153567.0000       100.0000
                           6.5000            153,288.59        ZZ
                           6.2500            970.65            1
                           12.5000           970.65            95
AMELIA           VA 23002  12.2500           09/15/04
0438451379                 0.0000            11/01/04          23
0000641187                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
E86/G01                    3.0000            11/01/06          11/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9586093                    6.9900            209880.0000       100.0000
                           6.9900            209,359.85        ZZ
                           6.7400            1394.93           1
                           12.9900           1394.93           99
COON RAPIDS      MN 55433  12.7400           08/20/04
0438455867                 6.9900            10/01/04          23
90219067                   6.7400            09/01/34          0.0000
0                          4.2500            09/01/06          09/01/06
X81/G01                    4.0000            10/01/06          10/01/06
45                         6.9900            0.0000            0.0000
A                          8.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9586137                    6.6250            219928.0000       100.0000
                           6.6250            219,342.68        ZZ
                           6.3750            1408.22           1
                           12.6250           1408.22           99
MONTICELLO       MN 55362  12.3750           08/27/04
0438454597                 6.6250            10/01/04          23
90210429                   6.3750            09/01/34          0.0000
0                          4.2500            09/01/06          09/01/06
X81/G01                    4.0000            10/01/06          10/01/06
45                         6.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586259                    7.7500            172525.0000       100.0000
                           7.7500            172,280.68        ZZ
                           7.5000            1235.99           1
                           13.7500           1235.99           100
TWIN FALLS       ID 83301  13.5000           09/21/04
0421969338                 0.0000            11/01/04          23
0421969338                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586269                    6.2500            173233.0000       100.0000
                           6.2500            172,903.40        ZZ
                           6.0000            1066.63           1
                           12.2500           1066.63           100
DRAPER           UT 84020  12.0000           09/22/04
0421974288                 0.0000            11/01/04          23
0421974288                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586277                    8.0000            134415.0000       100.0000
                           8.0000            134,234.02        ZZ
                           7.7500            986.29            1
                           14.0000           986.29            103
EL MIRAGE        AZ 85335  13.7500           09/16/04
0421980376                 0.0000            11/01/04          23
0421980376                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9586353                    6.7500            169216.0000       100.0000
                           6.7500            168,923.80        T
                           6.5000            1097.53           1
                           12.7500           1097.53           100
PEARLAND         TX 77584  12.5000           09/24/04
0422046797                 0.0000            11/01/04          23
0422046797                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9586383                    6.6250            226000.0000       100.0000
                           6.6250            225,600.12        ZZ
                           6.3750            1447.10           1
                           12.6250           1447.10           100
PALM BEACH GARD  FL 33418  12.3750           09/24/04
0422069971                 0.0000            11/01/04          23
0422069971                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9586431                    7.2500            86500.0000        100.0000
                           7.2500            86,364.64         ZZ
                           7.0000            590.08            1
                           13.2500           590.08            100
AUBURN           KS 66402  13.0000           09/24/04
0421945304                 0.0000            11/01/04          23
0421945304                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586439                    7.8750            58710.0000        100.0000
                           7.8750            58,628.92         ZZ
                           7.6250            425.69            1
                           13.8750           425.69            103
MT  VERNON       IL 62864  13.6250           09/24/04
0421949512                 0.0000            11/01/04          23
0421949512                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586455                    6.6250            148377.0000       100.0000
                           6.6250            148,114.46        ZZ
                           6.3750            950.07            1
                           12.6250           950.07            100
STANSBURY PARK   UT 84074  12.3750           09/22/04
0421896275                 0.0000            11/01/04          23
0421896275                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586481                    6.5500            178000.0000       100.0000
                           6.5500            177,680.41        ZZ
                           6.3000            1130.94           1
                           12.5500           1130.94           100
LAKEVILLE        IN 46536  12.3000           09/24/04
0421923095                 0.0000            11/01/04          23
0421923095                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5500            0.0000            0.0000
A                          8.5500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586527                    6.5000            135900.0000       100.0000
                           6.5000            135,653.63        ZZ
                           6.2500            858.98            1
                           12.5000           858.98            105
GRETNA           LA 70056  12.2500           09/24/04
0421855677                 0.0000            11/01/04          23
0421855677                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586529                    6.7500            121600.0000       100.0000
                           6.7500            121,390.01        ZZ
                           6.5000            788.70            1
                           12.7500           788.70            95
LEHI             UT 84043  12.5000           08/23/04
0421812975                 0.0000            11/01/04          23
0421812975                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9586533                    6.6250            123050.0000       100.0000
                           6.6250            122,825.08        ZZ
                           6.3750            787.90            1
                           12.6250           787.90            107
CLINTON          MS 39056  12.3750           09/24/04
0421816562                 0.0000            11/01/04          23
0421816562                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586539                    6.0000            242550.0000       100.0000
                           6.0000            242,065.87        T
                           5.7500            1454.21           1
                           12.0000           1454.21           99
MERRITT ISLAND   FL 32953  11.7500           09/22/04
0421820317                 0.0000            11/01/04          23
0421820317                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586597                    7.5000            105725.0000       100.0000
                           7.5000            105,567.59        ZZ
                           7.2500            739.24            1
                           13.5000           739.24            100
CHICAGO          IL 60628  13.2500           09/24/04
0421795188                 0.0000            11/01/04          23
0421795188                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9586625                    6.2500            113000.0000       100.0000
                           6.2500            112,785.00        ZZ
                           6.0000            695.76            1
                           12.2500           695.76            103
PASADENA         MD 21122  12.0000           09/24/04
0421701095                 0.0000            11/01/04          23
0421701095                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9586647                    7.5000            99132.0000        100.0000
                           7.5000            98,984.40         ZZ
                           7.2500            693.15            1
                           13.5000           693.15            95
KANSAS CITY      MO 64119  13.2500           09/24/04
0421750241                 0.0000            11/01/04          23
0421750241                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9586857                    8.1250            169950.0000       100.0000
                           8.1250            169,726.91        ZZ
                           7.8750            1261.87           1
                           14.1250           1261.87           103
HOMESTEAD        FL 33032  13.8750           09/21/04
0438447161                 5.2500            11/01/04          23
1939008                    5.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
Y68/G01                    5.0000            11/01/06          11/01/06
45                         5.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9587725                    7.0000            159900.0000       100.0000
                           7.0000            159,637.10        ZZ
                           6.7500            1063.82           1
                           13.0000           1063.82           100
ATLANTA          GA 30324  12.7500           09/17/04
0438454399                 0.0000            11/01/04          23
0010358067                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
313/G01                    3.0000            11/01/07          11/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9587879                    7.8750            140080.0000       100.0000
                           7.8750            139,886.56        ZZ
                           7.6250            1015.68           1
                           13.8750           1015.68           103
FALLS CHURCH     VA 22044  13.6250           09/15/04
0438449886                 0.0000            11/01/04          23
716204                     0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
X21/G01                    5.0000            11/01/07          11/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9587885                    6.8750            242250.0000       100.0000
                           6.8750            241,841.79        ZZ
                           6.6250            1591.41           1
                           14.8750           1591.41           95
MIAMI            FL 33186  14.6250           09/24/04
0438453839                 0.0000            11/01/04          23
045781M                    0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
W08/G01                    3.0000            11/01/06          11/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
8.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9587985                    6.1250            216500.0000       100.0000
                           6.1250            216,078.07        ZZ
                           5.8750            1315.48           2
                           12.1250           1315.48           100
KIMBERLY         WI 54136  11.8750           09/15/04
0438589772                 3.5000            11/01/04          23
90244292                   3.2500            10/01/34          0.0000
0                          3.5000            10/01/06          10/01/06
U35/G01                    3.2500            11/01/06          11/01/06
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9587999                    7.1250            144450.0000       100.0000
                           7.1250            144,218.28        ZZ
                           6.8750            973.19            1
                           13.1250           973.19            107
DENVER           CO 80231  12.8750           09/24/04
0438450066                 3.2500            11/01/04          23
0409160005                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
U19/G01                    3.0000            11/01/06          11/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     5                 0
0.0000                     01                00
                           O                 0.0000

9588031                    7.6250            129700.0000       100.0000
                           7.6250            129,511.66        ZZ
                           7.3750            918.01            1
                           13.6250           918.01            103
WYANDOTTE        MI 48192  13.3750           09/24/04
0438453698                 0.0000            11/01/04          23
0000033996                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
X64/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9588035                    6.8750            151500.0000       100.0000
                           6.8750            150,989.26        ZZ
                           6.6250            995.25            2
                           12.8750           995.25            100
LOUISVILLE       KY 40208  12.6250           09/24/04
0438455560                 0.0000            10/24/04          23
8207134                    0.0000            09/24/34          0.0000
0                          3.2500            09/24/07          09/24/07
X83/G01                    3.0000            10/24/07          10/24/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9588041                    7.3750            202000.0000       100.0000
                           7.3750            201,536.05        ZZ
                           7.1250            1395.16           2
                           13.3750           1395.16           100
ST. PAUL         MN 55106  13.1250           08/27/04
0438454654                 7.3750            10/01/04          23
9549272379                 7.1250            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
X81/G01                    3.0000            10/01/07          10/01/07
45                         7.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9588163                    6.8750            199020.0000       100.0000
                           6.8750            198,588.21        ZZ
                           6.6250            1307.42           1
                           12.8750           1307.42           107
GLEN BURNIE      MD 21060  12.6250           09/17/04
0438454191                 0.0000            11/01/04          23
0000640273                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E86/G01                    4.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9590551                    7.2500            339793.0000       100.0000
                           7.2500            339,261.25        ZZ
                           7.0000            2317.99           1
                           13.2500           2317.99           100
GOOSE CREEK      SC 29445  13.0000           09/27/04
0421732918                 0.0000            11/01/04          23
0421732918                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9590585                    7.8750            31000.0000        100.0000
                           7.8750            30,957.20         ZZ
                           7.6250            224.77            1
                           13.8750           224.77            100
SHEFFIELD        PA 16347  13.6250           09/27/04
0421787029                 0.0000            11/01/04          23
0421787029                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9590831                    6.6250            68875.0000        100.0000
                           6.6250            68,753.14         ZZ
                           6.3750            441.01            1
                           12.6250           441.01            95
ELGIN            SC 29045  12.3750           09/27/04
0421976267                 0.0000            11/01/04          23
0421976267                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9590887                    7.1250            298900.0000       100.0000
                           7.1250            298,420.54        ZZ
                           6.8750            2013.74           1
                           13.1250           2013.74           95
COLORADO SPRING  CO 80906  12.8750           09/27/04
0421998782                 0.0000            11/01/04          23
0421998782                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9590953                    6.1250            155150.0000       100.0000
                           6.1250            154,847.63        ZZ
                           5.8750            942.71            1
                           12.1250           942.71            107
KENT             WA 98030  11.8750           09/21/04
0422034785                 0.0000            11/01/04          23
0422034785                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         3.2500            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9591939                    7.1250            98880.0000        100.0000
                           7.1250            98,718.13         ZZ
                           6.8750            666.17            1
                           13.1250           666.17            103
CHICAGO          IL 60617  12.8750           09/17/04
0438452047                 0.0000            11/01/04          23
08143604                   0.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
642/G01                    5.0000            11/01/06          11/01/06
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9592007                    8.2500            89450.0000        100.0000
                           8.2500            89,335.53         ZZ
                           8.0000            672.01            1
                           14.2500           672.01            99
OZARK            MO 65721  14.0000           09/27/04
0438456485                 0.0000            11/01/04          23
2004094041                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
W49/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9592015                    6.0000            251000.0000       100.0000
                           6.0000            249,696.51        ZZ
                           5.7500            1504.87           1
                           12.0000           1504.87           105
ODENTON          MD 21113  11.7500           09/24/04
0438464653                 0.0000            11/01/04          23
0200408034                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
F34/G01                    3.0000            11/01/06          11/01/06
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9592333                    7.2500            190000.0000       100.0000
                           7.2500            189,702.68        ZZ
                           7.0000            1296.13           1
                           13.2500           1296.13           100
SAINT PAUL       MN 55124  13.0000           09/24/04
0438451312                 0.0000            11/01/04          23
2004106301                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
W49/G01                    3.0000            11/01/06          11/01/06
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9592337                    7.7500            70700.0000        100.0000
                           7.7500            70,650.10         ZZ
                           7.5000            506.50            1
                           13.7500           506.50            101
FT SCOTT         KS 66701  13.5000           10/15/04
0438510653                 0.0000            12/01/04          23
2004090091                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/06          11/01/06
W49/G01                    5.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9592457                    8.5000            82400.0000        100.0000
                           8.5000            82,298.39         ZZ
                           8.2500            633.58            1
                           14.5000           633.58            103
IMPERIAL         PA 15126  14.2500           09/23/04
0438453888                 6.5000            11/01/04          23
1035                       6.2500            10/01/34          0.0000
0                          6.5000            10/01/06          10/01/06
T23/G01                    6.2500            11/01/06          11/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9592681                    7.5000            146223.0000       100.0000
                           7.5000            146,005.29        ZZ
                           7.2500            1022.41           1
                           13.5000           1022.41           103
GOODYEAR         AZ 85338  13.2500           09/13/04
0421910332                 0.0000            11/01/04          23
0421910332                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9592727                    6.2500            173500.0000       100.0000
                           6.2500            173,169.90        ZZ
                           6.0000            1068.27           2
                           12.2500           1068.27           103
NEW BEDFORD      MA 02740  12.0000           09/28/04
0421969239                 0.0000            11/01/04          23
0421969239                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9592861                    6.6250            251400.0000       100.0000
                           6.6250            250,955.17        ZZ
                           6.3750            1609.74           1
                           12.6250           1609.74           107
MARYSVILLE       CA 95901  12.3750           09/21/04
0422060764                 0.0000            11/01/04          23
0422060764                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9592869                    6.5000            137917.0000       100.0000
                           6.5000            137,666.97        ZZ
                           6.2500            871.73            1
                           12.5000           871.73            103
MIDVALE          UT 84047  12.2500           09/27/04
0422063685                 0.0000            11/01/04          23
0422063685                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9592889                    7.7500            156850.0000       100.0000
                           7.7500            156,627.88        ZZ
                           7.5000            1123.69           1
                           13.7500           1123.69           103
WHEATON          IL 60187  13.5000           09/28/04
0422081877                 0.0000            11/01/04          23
0422081877                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9592903                    6.7500            72000.0000        100.0000
                           6.7500            71,875.67         ZZ
                           6.5000            466.99            1
                           12.7500           466.99            100
CINCINNATI       OH 45231  12.5000           09/28/04
0422095273                 0.0000            11/01/04          23
0422095273                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9592907                    7.8750            139050.0000       100.0000
                           7.8750            138,857.99        ZZ
                           7.6250            1008.21           1
                           13.8750           1008.21           103
RENO             NV 89506  13.6250           09/22/04
0422099473                 0.0000            11/01/04          23
0422099473                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9592995                    7.7500            96000.0000        100.0000
                           7.7500            95,864.04         ZZ
                           7.5000            687.76            1
                           13.7500           687.76            100
PUEBLO           CO 81001  13.5000           09/28/04
0421355496                 0.0000            11/01/04          23
0421355496                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9594831                    8.0000            151410.0000       100.0000
                           8.0000            151,206.12        ZZ
                           7.7500            1111.00           1
                           14.0000           1111.00           103
PUEBLO           CO 81007  13.7500           09/24/04
0438455586                 0.0000            11/01/04          23
763293                     0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
Y83/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9594883                    7.5000            339900.0000       100.0000
                           7.5000            339,393.90        ZZ
                           7.2500            2376.64           1
                           13.5000           2376.64           103
APEX             NC 27502  13.2500           09/22/04
0438454415                 0.0000            11/01/04          23
761043                     0.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
Y83/G01                    5.0000            11/01/06          11/01/06
45                         5.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9595255                    6.7500            335000.0000       100.0000
                           6.7500            334,421.53        ZZ
                           6.5000            2172.80           1
                           12.7500           2172.80           100
CORONA           CA 92882  12.5000           09/21/04
0438458358                 4.2500            11/01/04          23
51114282                   4.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
Y40/G01                    4.0000            11/01/06          11/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9595261                    7.5000            164800.0000       100.0000
                           7.5000            164,430.78        ZZ
                           7.2500            1152.31           1
                           13.5000           1152.31           103
WINSTON SALEM    NC 27107  13.2500           08/25/04
0438485856                 6.5000            10/01/04          23
10040400501                6.2500            09/01/34          0.0000
0                          6.5000            09/01/06          09/01/06
X65/G01                    6.2500            10/01/06          10/01/06
45                         6.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9595403                    6.3750            112243.0000       100.0000
                           6.3750            112,034.53        ZZ
                           6.1250            700.25            1
                           12.3750           700.25            107
TAMPA            FL 33634  12.1250           09/24/04
0438452948                 3.2500            11/01/04          23
1937168                    3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y68/G01                    3.0000            11/01/06          11/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     03                00
                           O                 0.0000

9595405                    7.1250            155000.0000       100.0000
                           7.1250            154,751.37        ZZ
                           6.8750            1044.26           1
                           13.1250           1044.26           100
SPANAWAY         WA 98387  12.8750           09/21/04
0438452849                 3.2500            11/01/04          23
1939529                    3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y68/G01                    3.0000            11/01/06          11/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9595407                    7.3750            177675.0000       100.0000
                           7.3750            177,403.77        ZZ
                           7.1250            1227.16           1
                           13.3750           1227.16           103
PEMBROKE PINES   FL 33023  13.1250           09/24/04
0438452971                 5.2500            11/01/04          23
1939941                    5.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
Y68/G01                    5.0000            11/01/06          11/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9595439                    7.2500            142500.0000       100.0000
                           7.2500            142,277.01        ZZ
                           7.0000            972.10            1
                           13.2500           972.10            95
CHICAGO          IL 60617  13.0000           09/29/04
0421969619                 0.0000            11/01/04          23
0421969619                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9595557                    6.8750            123500.0000       100.0000
                           6.8750            123,291.89        ZZ
                           6.6250            811.31            1
                           12.8750           811.31            100
COUNCIL BLUFFS   IA 51503  12.6250           09/29/04
0421925686                 0.0000            11/01/04          23
0421925686                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9595573                    8.0000            24000.0000        100.0000
                           8.0000            23,967.69         ZZ
                           7.7500            176.10            1
                           14.0000           176.10            100
WIGGINS          MS 39577  13.7500           09/28/04
0421888280                 0.0000            11/01/04          23
0421888280                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9595585                    7.6250            161710.0000       100.0000
                           7.6250            161,475.18        ZZ
                           7.3750            1144.57           1
                           13.6250           1144.57           103
SALT LAKE CITY   UT 84119  13.3750           09/21/04
0421897380                 0.0000            11/01/04          23
0421897380                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9595619                    6.1250            226600.0000       100.0000
                           6.1250            224,770.02        ZZ
                           5.8750            1376.85           1
                           12.1250           1376.85           100
BAKERSFIELD      CA 93312  11.8750           09/21/04
0421864042                 0.0000            11/01/04          23
0421864042                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9595639                    6.3750            186300.0000       100.0000
                           6.3750            185,953.98        ZZ
                           6.1250            1162.27           1
                           12.3750           1162.27           100
STEPHENS CITY    VA 22655  12.1250           09/29/04
0421820473                 0.0000            11/01/04          23
0421820473                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9595733                    6.5000            165000.0000       100.0000
                           6.5000            164,700.87        ZZ
                           6.2500            1042.91           1
                           12.5000           1042.91           100
WEST VALLEY CIT  UT 84120  12.2500           09/27/04
0422006247                 0.0000            11/01/04          23
0422006247                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9595849                    7.1250            185400.0000       100.0000
                           7.1250            185,102.60        ZZ
                           6.8750            1249.07           1
                           13.1250           1249.07           103
NEW FREEDOM      PA 17349  12.8750           09/24/04
0422053025                 0.0000            11/01/04          23
0422053025                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9595915                    8.7500            125000.0000       100.0000
                           8.7500            124,805.27        ZZ
                           8.5000            983.38            1
                           14.7500           983.38            100
JOLIET           IL 60432  14.5000           09/24/04
0421980095                 0.0000            11/01/04          23
0421980095                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9595933                    6.1250            210790.0000       100.0000
                           6.1250            210,379.21        ZZ
                           5.8750            1280.78           1
                           12.1250           1280.78           107
WEST JORDAN      UT 84084  11.8750           09/23/04
0421773540                 0.0000            11/01/04          23
0421773540                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9595953                    7.3750            30750.0000        100.0000
                           7.3750            30,703.06         ZZ
                           7.1250            212.38            1
                           13.3750           212.38            100
KISSE MILL       MO 65680  13.1250           09/29/04
0421802901                 0.0000            11/01/04          23
0421802901                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9595989                    6.5000            139175.0000       100.0000
                           6.5000            138,914.58        ZZ
                           6.2500            879.68            2
                           12.5000           879.68            100
ANDERSON         SC 29625  12.2500           09/29/04
0421731704                 0.0000            11/01/04          23
0421731704                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9596007                    7.6250            204455.0000       100.0000
                           7.6250            204,158.10        ZZ
                           7.3750            1447.12           1
                           13.6250           1447.12           103
DUNEDIN          FL 34698  13.3750           09/29/04
0421602079                 0.0000            11/01/04          23
0421602079                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9596079                    7.3750            246510.0000       100.0000
                           7.3750            246,133.71        ZZ
                           7.1250            1702.58           1
                           13.3750           1702.58           99
SAINT HELENS     OR 97051  13.1250           09/24/04
0422134346                 0.0000            11/01/04          23
0422134346                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9596137                    6.3750            128400.0000       100.0000
                           6.3750            128,155.71        ZZ
                           6.1250            801.05            1
                           12.3750           801.05            107
SPRINGVILLE      UT 84663  12.1250           09/22/04
0422088682                 0.0000            11/01/04          23
0422088682                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9596141                    6.6250            102555.0000       100.0000
                           6.6250            102,112.30        ZZ
                           6.3750            656.67            1
                           12.6250           656.67            107
BRANDON          MS 39047  12.3750           09/29/04
0422092098                 0.0000            11/01/04          23
0422092098                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9596181                    8.2500            150000.0000       100.0000
                           8.2500            149,808.04        ZZ
                           8.0000            1126.90           1
                           14.2500           1126.90           100
FORT MYERS       FL 33916  14.0000           09/29/04
0422121418                 0.0000            11/01/04          23
0422121418                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9596409                    7.9900            234737.0000       100.0000
                           7.9900            234,420.31        ZZ
                           7.7400            1720.78           1
                           13.9900           1720.78           103
COON RAPIDS      MN 55433  13.7400           09/28/04
0438500332                 0.0000            11/01/04          23
04800797F                  0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
B39/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9597663                    6.5000            67000.0000        100.0000
                           6.5000            66,878.53         ZZ
                           6.2500            423.49            1
                           12.5000           423.49            100
GLENDALE         AZ 85302  12.2500           09/27/04
0438453953                 3.2500            11/01/04          23
11005161                   3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
U19/G01                    3.0000            11/01/06          11/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     09                00
                           O                 0.0000

9597693                    6.2500            547840.0000       100.0000
                           6.2500            546,797.66        ZZ
                           6.0000            3373.15           1
                           12.2500           3373.15           107
FREMONT          CA 94555  12.0000           09/20/04
0438459935                 3.2500            11/01/04          23
11005180                   3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
U19/G01                    3.0000            11/01/06          11/01/06
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9597757                    6.2500            243975.0000       100.0000
                           6.2500            243,510.80        ZZ
                           6.0000            1502.20           1
                           12.2500           1502.20           100
LA QUINTA        CA 92253  12.0000           09/21/04
0438480568                 3.2500            11/01/04          23
02408295                   3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
M07/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9597781                    7.8750            265000.0000       100.0000
                           7.8750            264,554.98        ZZ
                           7.6250            1921.43           1
                           13.8750           1921.43           102
CENTENNIAL       CO 80112  13.6250           09/16/04
0438454852                 0.0000            11/01/04          23
37200                      0.0000            10/01/34          0.0000
0                          5.5000            10/01/06          10/01/06
W35/G01                    5.2500            11/01/06          11/01/06
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9597899                    7.2500            83100.0000        100.0000
                           7.2500            82,969.95         ZZ
                           7.0000            566.89            1
                           13.2500           566.89            95
REDFORD          MI 48240  13.0000           09/30/04
0438460453                 3.2500            11/01/04          23
MV408005                   3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
Y75/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9597975                    6.3750            267300.0000       100.0000
                           6.3750            266,803.55        ZZ
                           6.1250            1667.60           1
                           12.3750           1667.60           107
HEMET            CA 92544  12.1250           09/23/04
0438488595                 0.0000            11/01/04          23
014080110                  0.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
X05/G01                    4.0000            11/01/06          11/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598085                    6.5000            94000.0000        100.0000
                           6.5000            93,729.05         ZZ
                           6.2500            594.14            1
                           12.5000           594.14            100
COLUMBIA         SC 29229  12.2500           09/30/04
0421777913                 0.0000            11/01/04          23
0421777913                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9598093                    8.0000            173323.0000       100.0000
                           8.0000            173,089.64        ZZ
                           7.7500            1271.78           1
                           14.0000           1271.78           100
ST. PETERS       MO 63376  13.7500           09/30/04
0421782525                 0.0000            11/01/04          23
0421782525                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9598145                    6.5000            131840.0000       100.0000
                           6.5000            131,600.98        ZZ
                           6.2500            833.32            2
                           12.5000           833.32            103
CINCINNATI       OH 45212  12.2500           09/30/04
0421852187                 0.0000            11/01/04          23
0421852187                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598175                    6.3750            184500.0000       100.0000
                           6.3750            184,157.33        ZZ
                           6.1250            1151.04           1
                           12.3750           1151.04           107
BRIGHTON         CO 80601  12.1250           09/30/04
0421869959                 0.0000            11/01/04          23
0421869959                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9598187                    7.0000            142900.0000       100.0000
                           7.0000            142,665.04        ZZ
                           6.7500            950.72            1
                           13.0000           950.72            100
WATERFORD        MI 48329  12.7500           09/30/04
0421881905                 0.0000            11/01/04          23
0421881905                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598193                    6.5000            225500.0000       100.0000
                           6.5000            225,091.19        ZZ
                           6.2500            1425.31           1
                           12.5000           1425.31           100
BRIDGEWATER      MA 02324  12.2500           09/30/04
0421885187                 0.0000            11/01/04          23
0421885187                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9598197                    7.1250            137500.0000       100.0000
                           7.1250            137,279.44        ZZ
                           6.8750            926.36            1
                           13.1250           926.36            103
OMAHA            NE 68132  12.8750           09/30/04
0421886169                 0.0000            11/01/04          23
0421886169                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598257                    6.3750            124000.0000       100.0000
                           6.3750            120,764.38        ZZ
                           6.1250            773.60            1
                           12.3750           773.60            103
OMAHA            NE 68144  12.1250           09/30/04
0421924770                 0.0000            11/01/04          23
0421924770                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598301                    6.3750            219900.0000       100.0000
                           6.3750            219,469.30        ZZ
                           6.1250            1371.89           1
                           12.3750           1371.89           100
LAKE ARROWHEAD   CA 92352  12.1250           09/23/04
0421946492                 0.0000            11/01/04          23
0421946492                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598423                    7.6250            149350.0000       100.0000
                           7.6250            149,133.12        ZZ
                           7.3750            1057.09           1
                           13.6250           1057.09           103
APOPKA           FL 32703  13.3750           09/30/04
0422012781                 0.0000            11/01/04          23
0422012781                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9598445                    7.8750            106900.0000       100.0000
                           7.8750            106,752.38        ZZ
                           7.6250            775.10            1
                           13.8750           775.10            100
FLOSSMOOR        IL 60422  13.6250           09/30/04
0422020214                 0.0000            11/01/04          23
0422020214                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598459                    6.1250            234000.0000       100.0000
                           6.1250            233,543.97        ZZ
                           5.8750            1421.81           1
                           12.1250           1421.81           100
PORTLAND         OR 97221  11.8750           09/14/04
0422021964                 0.0000            11/01/04          23
0422021964                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598493                    6.2500            165850.0000       100.0000
                           6.2500            165,534.44        ZZ
                           6.0000            1021.17           1
                           12.2500           1021.17           107
GIG HARBOR       WA 98329  12.0000           09/23/04
0422037283                 0.0000            11/01/04          23
0422037283                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598587                    6.3750            115900.0000       100.0000
                           6.3750            115,684.73        ZZ
                           6.1250            723.07            1
                           12.3750           723.07            100
ENOLA            PA 17025  12.1250           09/30/04
0422081679                 0.0000            11/01/04          23
0422081679                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9598597                    6.8750            278000.0000       100.0000
                           6.8750            277,531.56        ZZ
                           6.6250            1826.26           2
                           12.8750           1826.26           103
CHICAGO          IL 60632  12.6250           09/30/04
0422083865                 0.0000            11/01/04          23
0422083865                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598677                    7.3750            208000.0000       100.0000
                           7.3750            207,682.49        ZZ
                           7.1250            1436.60           1
                           13.3750           1436.60           100
VILLA PARK       IL 60181  13.1250           09/30/04
0422125427                 0.0000            11/01/04          23
0422125427                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598725                    7.3750            154000.0000       100.0000
                           7.3750            153,764.92        ZZ
                           7.1250            1063.64           1
                           13.3750           1063.64           100
TRINITY          TX 75862  13.1250           09/30/04
0422153890                 0.0000            11/01/04          23
0422153890                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9598731                    8.0000            190000.0000       100.0000
                           8.0000            189,744.19        ZZ
                           7.7500            1394.15           1
                           14.0000           1394.15           100
PASADENA         MD 21122  13.7500           09/30/04
0422156851                 0.0000            11/01/04          23
0422156851                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9598749                    6.3750            74675.0000        100.0000
                           6.3750            74,456.10         ZZ
                           6.1250            465.87            1
                           12.3750           465.87            103
COLUMBIA FALLS   MT 59912  12.1250           09/30/04
0422181917                 0.0000            11/01/04          23
0422181917                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598751                    7.0000            245000.0000       100.0000
                           7.0000            244,597.19        ZZ
                           6.7500            1629.99           1
                           13.0000           1629.99           100
LEHIGH ACRES     FL 33972  12.7500           09/30/04
0422182204                 0.0000            11/01/04          23
0422182204                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598769                    7.7500            159650.0000       100.0000
                           7.7500            159,423.92        ZZ
                           7.5000            1143.75           1
                           13.7500           1143.75           103
SPRINGHILL       FL 34608  13.5000           09/30/04
0421458878                 0.0000            11/01/04          23
0421458878                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9598791                    7.0000            155325.0000       100.0000
                           7.0000            155,069.62        ZZ
                           6.7500            1033.38           1
                           13.0000           1033.38           95
GIBSONTON        FL 33534  12.7500           09/30/04
0421620162                 0.0000            11/01/04          23
0421620162                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9598821                    6.6250            195800.0000       100.0000
                           6.6250            195,453.55        ZZ
                           6.3750            1253.73           1
                           12.6250           1253.73           105
NEWARK           DE 19702  12.3750           09/30/04
0421694878                 0.0000            11/01/04          23
0421694878                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9598859                    8.0000            246170.0000       100.0000
                           8.0000            245,838.54        ZZ
                           7.7500            1806.31           1
                           14.0000           1806.31           103
ABINGTON         PA 19001  13.7500           09/30/04
0421775073                 0.0000            11/01/04          23
0421775073                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9601719                    7.4900            70040.0000        100.0000
                           7.4900            69,935.51         ZZ
                           7.2400            489.25            1
                           13.4900           489.25            102
MURRAY           IA 50174  13.2400           09/28/04
0438460487                 5.2500            11/01/04          23
0409090070                 5.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
U85/G01                    5.0000            11/01/06          11/01/06
45                         5.4900            0.0000            0.0000
A                          9.4900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2400                     1                 0
0.0000                     05                00
                           O                 0.0000

9602525                    7.5000            144875.0000       100.0000
                           7.5000            144,659.29        ZZ
                           7.2500            1012.99           1
                           13.5000           1012.99           95
SAGLE            ID 83860  13.2500           09/29/04
0421943580                 0.0000            11/01/04          23
0421943580                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9602699                    6.6250            60000.0000        100.0000
                           6.6250            59,859.84         ZZ
                           6.3750            384.19            1
                           12.6250           384.19            100
ROCKY FORD       CO 81067  12.3750           10/01/04
0421531518                 0.0000            11/01/04          23
0421531518                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9602747                    6.6250            141331.0000       100.0000
                           6.6250            141,080.92        ZZ
                           6.3750            904.96            1
                           12.6250           904.96            100
WEST JORDAN      UT 84088  12.3750           09/28/04
0421793514                 0.0000            11/01/04          23
0421793514                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9603529                    6.8750            94053.0000        100.0000
                           6.8750            93,894.52         ZZ
                           6.6250            617.86            1
                           12.8750           617.86            107
SARVER           PA 16055  12.6250           09/30/04
0438471401                 4.2500            11/01/04          23
1078                       4.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
T23/G01                    4.0000            11/01/06          11/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9603663                    8.0000            146250.0000       100.0000
                           8.0000            146,053.09        ZZ
                           7.7500            1073.13           1
                           14.0000           1073.13           103
GILLETTE         WY 82718  13.7500           09/27/04
0438469744                 6.2500            11/01/04          23
1000062394                 6.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
624/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7500                     5                 0
0.0000                     05                00
                           O                 0.0000

9603715                    6.3750            288900.0000       100.0000
                           6.3750            288,363.42        ZZ
                           6.1250            1802.36           1
                           12.3750           1802.36           107
MIAMI            FL 33184  12.1250           09/29/04
0438457210                 3.2500            11/01/04          23
1939214                    3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y68/G01                    3.0000            11/01/06          11/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9603717                    8.5000            179220.0000       100.0000
                           8.5000            179,002.08        ZZ
                           8.2500            1378.05           1
                           14.5000           1378.05           103
MIAMI            FL 33147  14.2500           09/28/04
0438456873                 6.2500            11/01/04          23
1939438                    6.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
Y68/G01                    6.0000            11/01/06          11/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9603745                    8.5000            77147.0000        100.0000
                           8.5000            77,020.98         ZZ
                           8.2500            593.19            1
                           14.5000           593.19            103
TRUTH OR CONSEQ  NM 87901  14.2500           09/27/04
0438461030                 0.0000            11/01/04          23
0001094059                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
K60/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9603751                    6.3750            150380.0000       100.0000
                           6.3750            150,100.68        ZZ
                           6.1250            938.18            1
                           12.3750           938.18            103
MONROE           MI 48161  12.1250           09/10/04
0438465510                 0.0000            11/01/04          23
268541                     0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
E65/G01                    3.0000            11/01/06          11/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9603757                    7.3750            89650.0000        100.0000
                           7.3750            89,513.14         ZZ
                           7.1250            619.19            1
                           13.3750           619.19            100
HUGO             OK 74743  13.1250           09/27/04
0438469611                 0.0000            11/01/04          23
0001093282                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
K60/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9603769                    7.6250            69000.0000        100.0000
                           7.6250            68,899.80         ZZ
                           7.3750            488.38            1
                           13.6250           488.38            100
HALLETSVILLE     TX 77964  13.3750           09/22/04
0438469603                 0.0000            11/01/04          23
0001093480                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
K60/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9603779                    6.6250            189000.0000       100.0000
                           6.6250            188,550.11        ZZ
                           6.3750            1210.19           2
                           12.6250           1210.19           100
KILLINGLY        CT 06239  12.3750           10/04/04
0438487324                 4.2500            11/01/04          23
70304525                   4.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
L21/G01                    4.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9603833                    7.0000            278300.0000       100.0000
                           7.0000            277,842.43        ZZ
                           6.7500            1851.54           1
                           13.0000           1851.54           100
DENNIS           MA 02660  12.7500           10/01/04
0438510216                 0.0000            11/01/04          23
002629914                  0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
P44/G01                    3.0000            11/01/06          11/01/06
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9603835                    6.1250            153500.0000       100.0000
                           6.1250            153,200.86        ZZ
                           5.8750            932.68            1
                           12.1250           932.68            100
GRAND JUNCTION   CO 81506  11.8750           09/29/04
0438475998                 3.2500            11/01/04          23
9917530000                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y13/G01                    3.0000            11/01/06          11/01/06
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9603839                    7.2500            166900.0000       100.0000
                           7.2500            166,638.82        ZZ
                           7.0000            1138.55           1
                           13.2500           1138.55           100
FAYETTEVILLE     AR 72701  13.0000           09/28/04
0438477796                 3.2500            11/01/04          23
9918270000                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y13/G01                    3.0000            11/01/06          11/01/06
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9603857                    7.8120            121540.0000       100.0000
                           7.8120            121,370.01        ZZ
                           7.5620            875.94            1
                           13.8120           875.94            103
NORWALK          IA 50211  13.5620           09/24/04
0438465221                 0.0000            11/01/04          23
763564                     0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
Y83/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.8120            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9603861                    7.5000            110210.0000       100.0000
                           7.5000            110,045.89        ZZ
                           7.2500            770.61            1
                           13.5000           770.61            107
FLORENCE         KY 41042  13.2500           09/25/04
0438464778                 0.0000            11/01/04          23
763485                     0.0000            10/01/34          0.0000
0                          4.5000            10/01/07          10/01/07
Y83/G01                    4.2500            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9603957                    7.7500            300700.0000       100.0000
                           7.7500            300,274.17        ZZ
                           7.5000            2154.25           1
                           13.7500           2154.25           103
MIDDLE RIVER     MD 21220  13.5000           09/29/04
0421808064                 0.0000            11/01/04          23
0421808064                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9604029                    8.7500            164800.0000       100.0000
                           8.7500            164,609.69        ZZ
                           8.5000            1296.48           1
                           14.7500           1296.48           103
LAFAYETTE        IN 47905  14.5000           09/29/04
0421906082                 0.0000            11/01/04          23
0421906082                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9604223                    7.6250            77250.0000        100.0000
                           7.6250            77,137.82         ZZ
                           7.3750            546.77            1
                           13.6250           546.77            103
JONES            OK 73049  13.3750           09/29/04
0422068197                 0.0000            11/01/04          23
0422068197                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9604283                    6.6250            112000.0000       100.0000
                           6.6250            111,801.82        ZZ
                           6.3750            717.15            1
                           12.6250           717.15            95
CROWLEY          TX 76036  12.3750           09/30/04
0422130872                 0.0000            11/01/04          23
0422130872                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9604455                    8.5000            164800.0000       100.0000
                           8.5000            164,599.62        ZZ
                           8.2500            1267.17           1
                           14.5000           1267.17           103
PLANTATION       FL 33324  14.2500           09/24/04
0438482994                 0.0000            11/01/04          23
05001351                   0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
E57/G01                    6.0000            11/01/06          11/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9604565                    6.5000            202000.0000       100.0000
                           6.5000            201,633.79        ZZ
                           6.2500            1276.78           1
                           12.5000           1276.78           104
BAKERSFIELD      CA 93305  12.2500           09/07/04
0438471427                 3.2500            11/01/04          23
94W1001916                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
808/G01                    3.0000            11/01/06          11/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9604593                    7.3750            52250.0000        100.0000
                           7.3750            52,170.24         ZZ
                           7.1250            360.88            1
                           13.3750           360.88            95
LAKE CHARLES     LA 70605  13.1250           09/30/04
0438460404                 7.3750            11/01/04          23
3518763                    7.1250            10/01/34          0.0000
0                          4.5000            10/01/06          10/01/06
M50/G01                    4.2500            11/01/06          11/01/06
45                         7.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9604641                    8.5000            116390.0000       100.0000
                           8.5000            116,248.48        ZZ
                           8.2500            894.94            1
                           14.5000           894.94            103
LOUISVILLE       KY 40291  14.2500           09/30/04
0438482846                 0.0000            11/01/04          23
17738161                   0.0000            10/01/34          0.0000
0                          6.5000            10/01/06          10/01/06
Y78/G01                    6.2500            11/01/06          11/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9604655                    8.5500            105000.0000       100.0000
                           8.5500            104,873.65        ZZ
                           8.3000            811.08            1
                           14.5500           811.08            100
WINNSBORO        SC 29180  14.3000           10/01/04
0438469843                 6.5000            11/01/04          23
94023615                   6.2500            10/01/34          0.0000
0                          6.5000            10/01/06          10/01/06
W99/G01                    6.2500            11/01/06          11/01/06
45                         6.5500            0.0000            0.0000
A                          10.5500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0500                     1                 0
0.0000                     03                00
                           O                 0.0000

9604887                    7.1250            190000.0000       100.0000
                           7.1250            189,848.06        ZZ
                           6.8750            1280.07           1
                           13.1250           1280.07           100
WEST CHICAGO     IL 60185  12.8750           10/04/04
0438544181                 0.0000            12/01/04          23
141945201                  0.0000            11/01/34          0.0000
0                          3.5000            11/01/06          11/01/06
N34/G01                    3.2500            12/01/06          12/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9605085                    6.3750            123050.0000       100.0000
                           6.3750            122,821.46        ZZ
                           6.1250            767.67            1
                           12.3750           767.67            100
ALBERTVILLE      AL 35951  12.1250           10/05/04
0422000158                 0.0000            11/01/04          23
0422000158                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9605195                    7.5000            150380.0000       100.0000
                           7.5000            150,156.10        ZZ
                           7.2500            1051.48           1
                           13.5000           1051.48           103
VANCOUVER        WA 98664  13.2500           09/24/04
0422090530                 0.0000            11/01/04          23
0422090530                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
E22/G01                    5.0000            11/01/07          11/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9605231                    6.3750            112000.0000       100.0000
                           6.3750            111,896.27        ZZ
                           6.1250            698.73            1
                           12.3750           698.73            107
HANAHAN          SC 29406  12.1250           10/05/04
0422115790                 0.0000            12/01/04          23
0422115790                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9606129                    6.5000            136325.0000       100.0000
                           6.5000            136,201.76        ZZ
                           6.2500            861.67            1
                           12.5000           861.67            95
MERIDIAN         ID 83642  12.2500           10/01/04
0438487829                 0.0000            12/01/04          23
1151030231                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
L20/G01                    3.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9606145                    6.5000            117800.0000       100.0000
                           6.5000            117,586.43        ZZ
                           6.2500            744.58            1
                           12.5000           744.58            95
MERIDIAN         ID 83642  12.2500           10/01/04
0438490104                 0.0000            11/01/04          23
1151030232                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
L20/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9606167                    7.5000            87400.0000        100.0000
                           7.5000            87,138.12         ZZ
                           7.2500            611.11            1
                           13.5000           611.11            95
STONE MOUNTAIN   GA 30087  13.2500           07/19/04
0438514614                 3.2500            09/01/04          23
1000061958                 3.0000            08/01/34          0.0000
0                          3.2500            08/01/07          08/01/07
624/G01                    3.0000            09/01/07          09/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     05                00
                           N                 0.0000

9606275                    8.5000            42800.0000        100.0000
                           8.5000            42,774.08         ZZ
                           8.2500            329.09            1
                           14.5000           329.09            96
WAPELLO          IA 52653  14.2500           10/01/04
0438488371                 6.5000            12/01/04          23
12288                      6.2500            11/01/34          0.0000
0                          6.5000            11/01/06          11/01/06
U35/G01                    6.2500            12/01/06          12/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9606335                    7.5000            144900.0000       100.0000
                           7.5000            144,684.26        ZZ
                           7.2500            1013.16           1
                           13.5000           1013.16           100
MUSKEGON         MI 49444  13.2500           09/29/04
0438488165                 0.0000            11/01/04          23
200402037                  0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
M96/G01                    6.0000            11/01/06          11/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9606557                    6.5000            126260.0000       100.0000
                           6.5000            126,031.10        ZZ
                           6.2500            798.05            1
                           12.5000           798.05            107
LITTLESTOWN      PA 17340  12.2500           09/30/04
0438482507                 0.0000            11/01/04          23
08157604                   0.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
642/G01                    4.0000            11/01/06          11/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9607865                    6.8750            300000.0000       100.0000
                           6.8750            299,494.48        ZZ
                           6.6250            1970.79           1
                           12.8750           1970.79           100
SAINT ROSE       LA 70087  12.6250           09/07/04
0438485120                 0.0000            11/01/04          23
04010916                   0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
Y28/G01                    3.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9607869                    7.7500            236900.0000       100.0000
                           7.7500            236,564.52        ZZ
                           7.5000            1697.18           1
                           13.7500           1697.18           103
MIAMI            FL 33179  13.5000           09/30/04
0438464075                 6.2500            11/01/04          23
1938992                    6.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
Y68/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     03                00
                           O                 0.0000

9607881                    7.8750            150972.0000       100.0000
                           7.8750            150,763.52        ZZ
                           7.6250            1094.65           1
                           13.8750           1094.65           103
WASILLA          AK 99654  13.6250           09/15/04
0421220526                 0.0000            11/01/04          23
0421220526                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
E22/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9607911                    7.7500            118450.0000       100.0000
                           7.7500            118,113.78        ZZ
                           7.5000            848.59            1
                           13.7500           848.59            103
HIGH RIDGE       MO 63049  13.5000           10/06/04
0421760422                 0.0000            12/01/04          23
0421760422                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9607987                    6.3750            181900.0000       100.0000
                           6.3750            181,562.15        ZZ
                           6.1250            1134.82           1
                           12.3750           1134.82           107
AUBURN           ME 04210  12.1250           10/01/04
0421901992                 0.0000            11/01/04          23
0421901992                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9608065                    6.6250            107600.0000       100.0000
                           6.6250            107,409.62        ZZ
                           6.3750            688.97            1
                           12.6250           688.97            103
BIRMINGHAM       AL 35126  12.3750           10/01/04
0422014589                 0.0000            11/01/04          23
0422014589                 0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E22/G01                    4.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9608085                    6.3750            90500.0000        100.0000
                           6.3750            90,331.92         ZZ
                           6.1250            564.60            1
                           12.3750           564.60            107
DETROIT          MI 48223  12.1250           10/06/04
0422032730                 0.0000            11/01/04          23
0422032730                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9608141                    6.8750            149720.0000       100.0000
                           6.8750            149,594.22        ZZ
                           6.6250            983.55            1
                           12.8750           983.55            95
GOODYEAR         AZ 85338  12.6250           09/30/04
0422078162                 0.0000            12/01/04          23
0422078162                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9608169                    6.8750            82400.0000        100.0000
                           6.8750            82,330.77         ZZ
                           6.6250            541.31            1
                           12.8750           541.31            103
SAN ANTONIO      TX 78247  12.6250           10/01/04
0422104349                 0.0000            12/01/04          23
0422104349                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9608189                    6.5000            91750.0000        100.0000
                           6.5000            91,667.06         ZZ
                           6.2500            579.92            1
                           12.5000           579.92            100
COUER D' ALENE   ID 83814  12.2500           10/04/04
0422125542                 0.0000            12/01/04          23
0422125542                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9608265                    6.5000            144949.0000       100.0000
                           6.5000            144,686.19        ZZ
                           6.2500            916.18            1
                           12.5000           916.18            95
WYLIE            TX 75098  12.2500           09/15/04
0438476160                 0.0000            11/01/04          23
450177                     0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
X67/G01                    3.0000            11/01/06          11/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9608487                    7.1250            80750.0000        100.0000
                           7.1250            80,620.46         ZZ
                           6.8750            544.03            1
                           13.1250           544.03            95
CHICAGO          IL 60628  12.8750           09/27/04
0438496184                 0.0000            11/01/04          23
18900528                   0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
B28/G01                    3.0000            11/01/06          11/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9608511                    7.1250            154650.0000       100.0000
                           7.1250            154,526.32        ZZ
                           6.8750            1041.91           1
                           13.1250           1041.91           100
MIAMI            FL 33126  12.8750           10/07/04
0438492118                 0.0000            12/01/04          23
045632M                    0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
W08/G01                    3.0000            12/01/06          12/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9609163                    7.1250            148399.0000       100.0000
                           7.1250            148,160.95        ZZ
                           6.8750            999.79            1
                           13.1250           999.79            99
PITTSBURGH       PA 15209  12.8750           10/04/04
0438482648                 5.2500            11/04/04          23
1070                       5.0000            10/04/34          0.0000
0                          5.2500            10/04/06          10/04/06
T23/G01                    5.0000            11/04/06          11/04/06
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.8750                     1                 0
0.0000                     09                00
                           O                 0.0000

9609199                    6.2500            200400.0000       100.0000
                           6.2500            200,209.85        ZZ
                           6.0000            1233.90           1
                           12.2500           1233.90           106
MENTONE          CA 92359  12.0000           10/04/04
0438498693                 3.2500            12/01/04          23
02409043                   3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
M07/G01                    3.0000            12/01/06          12/01/06
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9609205                    7.7500            300000.0000       100.0000
                           7.7500            299,788.26        ZZ
                           7.5000            2149.24           1
                           13.7500           2149.24           103
APPLE VALLEY     CA 92307  13.5000           10/04/04
0438502809                 6.2500            12/01/04          23
02409077                   6.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
M07/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9609949                    8.7500            43260.0000        100.0000
                           8.7500            43,235.11         ZZ
                           8.5000            340.33            1
                           14.7500           340.33            103
FORCE            PA 15841  14.5000           10/07/04
0421722968                 0.0000            12/01/04          23
0421722968                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9609973                    6.2500            224700.0000       100.0000
                           6.2500            224,486.79        ZZ
                           6.0000            1383.52           1
                           12.2500           1383.52           107
HILLSBORO        OR 97123  12.0000           10/04/04
0421848375                 0.0000            12/01/04          23
0421848375                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610003                    6.6250            80250.0000        100.0000
                           6.6250            80,179.20         ZZ
                           6.3750            513.85            1
                           12.6250           513.85            107
CHESTER          IL 62233  12.3750           10/07/04
0421939414                 0.0000            12/01/04          23
0421939414                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610009                    6.5000            317790.0000       100.0000
                           6.5000            317,502.71        ZZ
                           6.2500            2008.65           1
                           12.5000           2008.65           107
LODI             CA 95242  12.2500           10/05/04
0421953860                 0.0000            12/01/04          23
0421953860                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610011                    8.1250            144097.0000       100.0000
                           8.1250            144,002.74        ZZ
                           7.8750            1069.92           1
                           14.1250           1069.92           103
CARLISLE         PA 17013  13.8750           10/07/04
0421958141                 0.0000            12/01/04          23
0421958141                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610031                    8.0000            141100.0000       100.0000
                           8.0000            141,005.33        ZZ
                           7.7500            1035.34           1
                           14.0000           1035.34           103
SALT LAKE CITY   UT 84115  13.7500           09/29/04
0422004499                 0.0000            12/01/04          23
0422004499                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9610041                    6.8750            210500.0000       100.0000
                           6.8750            210,323.15        ZZ
                           6.6250            1382.84           1
                           12.8750           1382.84           106
BAY CITY         MI 48706  12.6250           10/07/04
0422013771                 0.0000            12/01/04          23
0422013771                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610063                    6.2500            135000.0000       100.0000
                           6.2500            134,871.90        ZZ
                           6.0000            831.22            1
                           12.2500           831.22            100
HIALEAH          FL 33018  12.0000           10/07/04
0422031021                 0.0000            12/01/04          23
0422031021                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9610107                    6.5000            224000.0000       100.0000
                           6.5000            223,797.50        ZZ
                           6.2500            1415.83           2
                           12.5000           1415.83           100
WEST PALM BEACH  FL 33417  12.2500           10/07/04
0422078758                 0.0000            12/01/04          23
0422078758                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610437                    7.1250            123500.0000       100.0000
                           7.1250            123,301.89        ZZ
                           6.8750            832.04            1
                           13.1250           832.04            97
MILWAUKEE        WI 53215  12.8750           09/30/04
0438484644                 0.0000            11/01/04          23
0409172452S                0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
M63/G01                    3.0000            11/01/06          11/01/06
45                         7.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610453                    6.2500            197000.0000       100.0000
                           6.2500            196,429.97        ZZ
                           6.0000            1212.96           1
                           12.2500           1212.96           100
TOWNSHIP OF FAL  PA 19054  12.0000           09/28/04
0438517013                 0.0000            11/01/04          23
16200204                   0.0000            10/01/34          0.0000
0                          4.5000            10/01/06          10/01/06
S21/G01                    4.2500            11/01/06          11/01/06
45                         4.5000            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610613                    7.2500            82500.0000        100.0000
                           7.2500            82,370.89         ZZ
                           7.0000            562.80            1
                           13.2500           562.80            100
INDIANAPOLIS     IN 46227  13.0000           10/05/04
0438479669                 0.0000            11/05/04          23
8207162                    0.0000            10/05/34          0.0000
0                          3.2500            10/05/07          10/05/07
X83/G01                    3.0000            11/05/07          11/05/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610795                    6.8750            89000.0000        100.0000
                           6.8750            88,850.03         ZZ
                           6.6250            584.67            1
                           12.8750           584.67            100
DETROIT          MI 48235  12.6250           10/01/04
0438494924                 3.2500            11/01/04          23
11005088                   3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
U19/G01                    3.0000            11/01/06          11/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9610807                    6.7500            157000.0000       100.0000
                           6.7500            156,864.83        ZZ
                           6.5000            1018.30           1
                           12.7500           1018.30           104
BAKERSFIELD      CA 93304  12.5000           10/01/04
0438491326                 4.2500            12/01/04          23
BK01241191                 4.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E60/G01                    4.0000            12/01/07          12/01/07
45                         4.7520            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9610815                    6.6250            139100.0000       100.0000
                           6.6250            138,853.88        ZZ
                           6.3750            890.67            1
                           12.6250           890.67            107
CENTERVILLE      IN 47330  12.3750           10/01/04
0438501835                 0.0000            11/01/04          23
97                         0.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
K60/G01                    4.0000            11/01/06          11/01/06
45                         4.2500            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9610825                    7.3750            164800.0000       100.0000
                           7.3750            164,522.28        ZZ
                           7.1250            1138.23           1
                           13.3750           1138.23           103
CHOWCHILLA       CA 93610  13.1250           09/21/04
0438485559                 5.2500            11/01/04          23
1000065798                 5.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
624/G01                    5.0000            11/01/06          11/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9610945                    6.7500            148730.0000       100.0000
                           6.7500            148,372.61        ZZ
                           6.5000            964.66            1
                           12.7500           964.66            107
EATON RAPIDS     MI 48827  12.5000           09/30/04
0438488447                 0.0000            11/05/04          23
8600532                    0.0000            10/05/34          0.0000
0                          4.2500            10/05/07          10/05/07
X83/G01                    4.0000            11/05/07          11/05/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9611191                    6.0000            191375.0000       100.0000
                           6.0000            191,184.49        ZZ
                           5.7500            1147.39           1
                           12.0000           1147.39           103
BELLINGHAM       WA 98229  11.7500           10/06/04
0422003483                 0.0000            12/01/04          23
0422003483                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9611217                    7.0000            80750.0000        100.0000
                           7.0000            80,683.81         ZZ
                           6.7500            537.23            1
                           13.0000           537.23            95
COLORADO SPRING  CO 80916  12.7500           10/08/04
0422022806                 0.0000            12/01/04          23
0422022806                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9611233                    6.8750            178190.0000       100.0000
                           6.8750            178,040.30        ZZ
                           6.6250            1170.58           1
                           12.8750           1170.58           103
PORT ST LUCIE    FL 34984  12.6250           10/08/04
0422035428                 0.0000            12/01/04          23
0422035428                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9611251                    6.6250            165000.0000       100.0000
                           6.6250            164,708.05        ZZ
                           6.3750            1056.51           1
                           12.6250           1056.51           100
BUFFALO          MN 55313  12.3750           10/04/04
0422047969                 0.0000            11/01/04          23
0422047969                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
E22/G01                    3.0000            11/01/07          11/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9611271                    8.2500            77900.0000        100.0000
                           8.2500            77,850.32         ZZ
                           8.0000            585.24            1
                           14.2500           585.24            95
MONTGOMERY       AL 36116  14.0000           10/08/04
0422067512                 0.0000            12/01/04          23
0422067512                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9611399                    7.7500            105900.0000       100.0000
                           7.7500            105,825.26        ZZ
                           7.5000            758.68            1
                           13.7500           758.68            100
ALEXANDER CITY   AL 35010  13.5000           10/08/04
0422153916                 0.0000            12/01/04          23
0422153916                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9611475                    7.7500            152440.0000       100.0000
                           7.7500            152,332.41        ZZ
                           7.5000            1092.10           1
                           13.7500           1092.10           103
DUNSMUIR         CA 96025  13.5000           10/01/04
0421746090                 0.0000            12/01/04          23
0421746090                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9611501                    7.3750            345150.0000       100.0000
                           7.3750            344,887.36        ZZ
                           7.1250            2383.87           1
                           13.3750           2383.87           103
VIRGINIA BEACH   VA 23456  13.1250           10/08/04
0421839622                 0.0000            12/01/04          23
0421839622                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9611509                    7.7500            118340.0000       100.0000
                           7.7500            118,256.48        ZZ
                           7.5000            847.80            1
                           13.7500           847.80            103
SALEM            OR 97305  13.5000           09/30/04
0421846783                 0.0000            12/01/04          23
0421846783                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9611577                    8.2500            131800.0000       100.0000
                           8.2500            131,715.96        ZZ
                           8.0000            990.17            1
                           14.2500           990.17            103
REDFORD          MI 48240  14.0000           10/08/04
0422175026                 0.0000            12/01/04          23
0422175026                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9611655                    7.0000            117700.0000       100.0000
                           7.0000            117,603.52        ZZ
                           6.7500            783.06            1
                           13.0000           783.06            107
HUNTSVILLE       AL 35811  12.7500           10/04/04
0421995424                 0.0000            12/01/04          23
0421995424                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9612645                    7.3750            122868.0000       100.0000
                           7.3750            122,680.44        ZZ
                           7.1250            848.62            1
                           13.3750           848.62            102
PAULSBORO        NJ 08066  13.1250           09/30/04
0438487076                 0.0000            11/01/04          23
2004578393                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
H76/G01                    5.0000            11/01/07          11/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9613167                    7.6250            130000.0000       100.0000
                           7.6250            129,905.91        ZZ
                           7.3750            920.13            1
                           13.6250           920.13            100
MIAMI            FL 33176  13.3750           10/04/04
0438483851                 0.0000            12/01/04          23
2000033791                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
U28/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9613183                    7.6250            95700.0000        100.0000
                           7.6250            95,561.02         ZZ
                           7.3750            677.36            1
                           13.6250           677.36            103
BELOIT           WI 53511  13.3750           09/30/04
0438487787                 0.0000            11/01/04          23
2004579406                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
H76/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9613235                    7.6250            130185.0000       100.0000
                           7.6250            129,995.94        ZZ
                           7.3750            921.45            1
                           13.6250           921.45            99
HAMPTON          VA 23666  13.3750           09/29/04
0438490450                 0.0000            11/01/04          23
2004579669                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
H76/G01                    5.0000            11/01/06          11/01/06
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9613255                    7.1250            177620.0000       100.0000
                           7.1250            177,477.96        ZZ
                           6.8750            1196.66           1
                           13.1250           1196.66           107
MERRIAM          KS 66203  12.8750           10/01/04
0438498966                 0.0000            12/01/04          23
763889                     0.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Y83/G01                    4.0000            12/01/06          12/01/06
45                         4.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9613265                    6.2500            92769.0000        100.0000
                           6.2500            92,480.97         ZZ
                           6.0000            571.20            1
                           12.2500           571.20            107
CHARLOTTE        NC 28216  12.0000           10/01/04
0438498677                 0.0000            12/01/04          23
761426                     0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
Y83/G01                    3.0000            12/01/06          12/01/06
45                         3.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9613295                    8.5000            74160.0000        100.0000
                           8.5000            74,069.82         ZZ
                           8.2500            570.23            1
                           14.5000           570.23            103
OMAHA            NE 68108  14.2500           09/30/04
0438489585                 6.2500            11/01/04          23
0000422577                 6.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
Q14/G01                    6.0000            11/01/06          11/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9613301                    6.5000            203300.0000       100.0000
                           6.5000            202,931.44        ZZ
                           6.2500            1284.99           1
                           12.5000           1284.99           107
MURFREESBORO     TN 37129  12.2500           09/24/04
0438573974                 0.0000            11/01/04          23
15000087                   0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
E86/G01                    4.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9613443                    8.5000            190500.0000       100.0000
                           8.5000            190,268.37        ZZ
                           8.2500            1464.78           1
                           14.5000           1464.78           103
LAKEWOOD         WA 98499  14.2500           09/23/04
0438501801                 6.5000            11/01/04          23
4080273                    6.2500            10/01/34          0.0000
0                          6.5000            10/01/06          10/01/06
G92/G01                    6.2500            11/01/06          11/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9613817                    7.5000            183150.0000       100.0000
                           7.5000            182,877.29        ZZ
                           7.2500            1280.62           1
                           13.5000           1280.62           99
VERNON ROCKVILL  CT 06066  13.2500           09/30/04
0438497166                 0.0000            11/01/04          23
2004582633                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
H76/G01                    5.0000            11/01/07          11/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9614151                    6.9900            248240.0000       100.0000
                           6.9900            247,831.05        ZZ
                           6.7400            1649.88           1
                           12.9900           1649.88           107
ROSDALE          MD 21237  12.7400           09/30/04
0438497836                 4.2500            11/01/04          23
9918220000                 4.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
Y13/G01                    4.0000            11/01/06          11/01/06
45                         4.9900            0.0000            0.0000
A                          8.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7400                     1                 0
0.0000                     05                00
                           O                 0.0000

9614201                    7.2500            138500.0000       100.0000
                           7.2500            138,391.96        ZZ
                           7.0000            944.81            1
                           13.2500           944.81            100
SAINT CLAIR SHO  MI 48081  13.0000           10/11/04
0438510885                 0.0000            12/01/04          23
0000034141                 0.0000            11/01/34          0.0000
0                          6.5000            11/01/06          11/01/06
X64/G01                    6.2500            12/01/06          12/01/06
45                         6.5000            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9614243                    7.3750            275000.0000       100.0000
                           7.3750            274,790.74        ZZ
                           7.1250            1899.36           1
                           13.3750           1899.36           100
CLINTON          MD 20735  13.1250           10/07/04
0438498180                 3.2500            12/01/04          23
9918660000                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
Y13/G01                    3.0000            12/01/06          12/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9614263                    7.7500            99910.0000        100.0000
                           7.7500            99,839.48         ZZ
                           7.5000            715.77            1
                           13.7500           715.77            103
BERNE            IN 46711  13.5000           10/07/04
0438494627                 0.0000            12/01/04          23
8207176                    0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
X83/G01                    5.0000            12/01/07          12/01/07
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9614275                    7.1250            67800.0000        100.0000
                           7.1250            67,691.24         T
                           6.8750            456.78            1
                           13.1250           456.78            100
HOT SPRINGS      AR 71913  12.8750           09/29/04
0438500688                 3.2500            11/01/04          23
991825000                  3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y13/G01                    3.0000            11/01/06          11/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     01                00
                           O                 0.0000

9614535                    6.8750            116000.0000       100.0000
                           6.8750            115,900.18        ZZ
                           6.6250            762.04            1
                           12.8750           762.04            100
KENNER           LA 70062  12.6250           10/12/04
0422058941                 0.0000            12/01/04          23
0422058941                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9614607                    8.0000            252245.0000       100.0000
                           8.0000            252,075.75        ZZ
                           7.7500            1850.88           1
                           14.0000           1850.88           103
BOZRAH           CT 06334  13.7500           10/12/04
0421604521                 0.0000            12/01/04          23
0421604521                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9614683                    6.6250            117500.0000       100.0000
                           6.6250            117,396.33        ZZ
                           6.3750            752.37            1
                           12.6250           752.37            100
NAMPA            ID 83686  12.3750           10/05/04
0422123125                 0.0000            12/01/04          23
0422123125                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9614831                    6.5000            174410.0000       100.0000
                           6.5000            174,030.59        ZZ
                           6.2500            1102.39           1
                           12.5000           1102.39           107
CAPITOL HEIGHTS  MD 20743  12.2500           10/12/04
0422219501                 0.0000            12/01/04          23
0422219501                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9614909                    6.7500            170000.0000       100.0000
                           6.7500            169,853.63        ZZ
                           6.5000            1102.62           2
                           12.7500           1102.62           107
NEW ORLEANS      LA 70127  12.5000           10/11/04
0421975095                 0.0000            12/01/04          23
0421975095                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9614967                    6.3750            65000.0000        100.0000
                           6.3750            64,541.90         ZZ
                           6.1250            405.52            1
                           12.3750           405.52            100
LAWTON           OK 73505  12.1250           10/12/04
0421907924                 0.0000            12/01/04          23
0421907924                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         3.2500            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9614991                    7.2500            100785.0000       100.0000
                           7.2500            100,706.38        ZZ
                           7.0000            687.53            1
                           13.2500           687.53            103
ST PETERSBURG    FL 33710  13.0000           10/12/04
0421934431                 0.0000            12/01/04          23
0421934431                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9616015                    7.1250            84500.0000        100.0000
                           7.1250            84,432.43         ZZ
                           6.8750            569.29            1
                           13.1250           569.29            100
LAMONT           CA 93241  12.8750           10/06/04
0438554180                 0.0000            12/01/04          23
0000111390                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
W05/G01                    3.0000            12/01/06          12/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9616127                    7.5000            180250.0000       100.0000
                           7.5000            179,981.63        ZZ
                           7.2500            1260.33           1
                           13.5000           1260.33           103
NOBLESVILLE      IN 46062  13.2500           09/20/04
0438508384                 0.0000            11/01/04          23
0090037688                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/07          10/01/07
W02/G01                    6.0000            11/01/07          11/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9616879                    7.5000            146000.0000       100.0000
                           7.5000            145,782.62        ZZ
                           7.2500            1020.85           1
                           13.5000           1020.85           100
VIRGINIA BEACH   VA 23464  13.2500           09/10/04
0438530222                 0.0000            11/01/04          23
451807                     0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
G33/G01                    3.0000            11/01/06          11/01/06
45                         7.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9616899                    7.6250            126000.0000       100.0000
                           7.6250            125,817.04        ZZ
                           7.3750            891.82            1
                           13.6250           891.82            100
MESQUITE         TX 75150  13.3750           09/09/04
0438509291                 0.0000            11/01/04          23
471167                     0.0000            10/01/34          0.0000
0                          3.3750            10/01/07          10/01/07
G33/G01                    3.1250            11/01/07          11/01/07
45                         7.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9616915                    7.7500            250500.0000       100.0000
                           7.7500            250,145.24        ZZ
                           7.5000            1794.62           1
                           13.7500           1794.62           100
WESTMINSTER      CO 80021  13.5000           09/29/04
0438509150                 0.0000            11/01/04          23
01501863                   0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
B28/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9617207                    7.5000            178200.0000       100.0000
                           7.5000            178,067.75        ZZ
                           7.2500            1246.00           1
                           13.5000           1246.00           100
PEMBROKE PINES   FL 33026  13.2500           10/13/04
0422262360                 0.0000            12/01/04          23
0422262360                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9617231                    7.3750            300000.0000       100.0000
                           7.3750            299,771.72        ZZ
                           7.1250            2072.03           1
                           13.3750           2072.03           100
PORTLAND         OR 97230  13.1250           10/07/04
0422241364                 0.0000            12/01/04          23
0422241364                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9617233                    7.5000            68000.0000        100.0000
                           7.5000            67,919.48         ZZ
                           7.2500            475.47            1
                           13.5000           475.47            100
JACKSON          MS 39212  13.2500           10/13/04
0422241836                 0.0000            12/01/04          23
0422241836                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9617235                    7.5000            269000.0000       100.0000
                           7.5000            268,800.36        ZZ
                           7.2500            1880.89           1
                           13.5000           1880.89           100
POINT PLEASANT   NJ 08742  13.2500           10/13/04
0422242677                 0.0000            12/01/04          23
0422242677                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9617241                    6.8750            144305.0000       100.0000
                           6.8750            144,183.77        ZZ
                           6.6250            947.98            1
                           12.8750           947.98            95
OXFORD           PA 19363  12.6250           10/13/04
0422248633                 0.0000            12/01/04          23
0422248633                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9617305                    6.7500            144450.0000       100.0000
                           6.7500            144,325.63        ZZ
                           6.5000            936.90            1
                           12.7500           936.90            107
SHARONVILLE      OH 45246  12.5000           10/07/04
0421892266                 0.0000            12/01/04          23
0421892266                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9617385                    6.3750            134300.0000       100.0000
                           6.3750            134,175.61        ZZ
                           6.1250            837.86            1
                           12.3750           837.86            106
SPRINGFIELD      OR 97478  12.1250           10/07/04
0422036376                 0.0000            12/01/04          23
0422036376                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9617463                    6.5000            144000.0000       100.0000
                           6.5000            143,869.82        ZZ
                           6.2500            910.18            1
                           12.5000           910.18            104
ST. CLAIR SHORE  MI 48081  12.2500           10/13/04
0422124842                 0.0000            12/01/04          23
0422124842                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9617495                    6.8750            265000.0000       100.0000
                           6.8750            264,777.37        ZZ
                           6.6250            1740.86           1
                           12.8750           1740.86           100
PHOENIX          AZ 85016  12.6250           10/06/04
0422162107                 0.0000            12/01/04          23
0422162107                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9617909                    7.1250            165000.0000       100.0000
                           7.1250            164,868.05        ZZ
                           6.8750            1111.64           1
                           13.1250           1111.64           100
MINNEAPOLIS      MN 55412  12.8750           10/08/04
0438500555                 0.0000            12/01/04          23
04800850F                  0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
B39/G01                    3.0000            12/01/06          12/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9618013                    7.0000            203193.0000       100.0000
                           7.0000            202,858.91        ZZ
                           6.7500            1351.85           2
                           13.0000           1351.85           107
CHICAGO          IL 60636  12.7500           09/30/04
0438518045                 0.0000            11/01/04          23
18900535                   0.0000            10/01/34          0.0000
0                          4.2500            10/01/06          10/01/06
B28/G01                    4.0000            11/01/06          11/01/06
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9618017                    9.0000            136900.0000       100.0000
                           9.0000            136,673.96        ZZ
                           8.7500            1101.53           1
                           15.0000           1101.53           100
COLUMBUS         OH 43229  14.7500           08/23/04
0438537532                 0.0000            10/01/04          23
0003390431                 0.0000            09/01/34          0.0000
0                          6.2500            09/01/07          09/01/07
T24/G01                    6.0000            10/01/07          10/01/07
45                         7.0000            0.0000            0.0000
A                          11.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9618023                    7.7500            170800.0000       100.0000
                           7.7500            170,558.12        ZZ
                           7.5000            1223.63           1
                           13.7500           1223.63           103
GLENDALE         AZ 85305  13.5000           09/03/04
0438520223                 0.0000            11/01/04          23
6171000072                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
165/G01                    5.0000            11/01/07          11/01/07
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9618033                    8.3750            117420.0000       100.0000
                           8.3750            117,347.01        ZZ
                           8.1250            892.48            1
                           14.3750           892.48            103
MURFREESBORO     TN 37130  14.1250           10/06/04
0438511933                 5.2500            12/01/04          23
1181613                    5.0000            11/01/34          0.0000
0                          5.2500            11/01/06          11/01/06
J40/G01                    5.0000            12/01/06          12/01/06
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9618087                    6.6250            173875.0000       100.0000
                           6.6250            173,721.59        ZZ
                           6.3750            1113.34           1
                           12.6250           1113.34           107
KISSIMMEE        FL 34758  12.3750           10/04/04
0438494767                 4.2500            12/01/04          23
1939602                    4.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Y68/G01                    4.0000            12/01/06          12/01/06
45                         4.2500            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     03                00
                           O                 0.0000

9618103                    6.7500            160500.0000       100.0000
                           6.7500            160,361.81        ZZ
                           6.5000            1041.00           1
                           12.7500           1041.00           107
RICHMOND         VA 23237  12.5000           10/08/04
0438501272                 0.0000            12/01/04          23
2004585162                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
H76/G01                    3.0000            12/01/06          12/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9618425                    6.5000            130500.0000       100.0000
                           6.5000            130,263.42        ZZ
                           6.2500            824.85            1
                           12.5000           824.85            107
GWYNN OAK        MD 21207  12.2500           09/27/04
0438516114                 0.0000            11/01/04          23
716434                     0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
X21/G01                    4.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9619915                    7.5000            128400.0000       100.0000
                           7.5000            128,104.71        ZZ
                           7.2500            897.79            1
                           13.5000           897.79            107
SAGINAW          MI 48603  13.2500           10/08/04
0422172437                 0.0000            12/01/04          23
0422172437                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9619939                    6.7500            163700.0000       100.0000
                           6.7500            163,559.05        ZZ
                           6.5000            1061.76           1
                           12.7500           1061.76           107
ST. CLAIR SHORE  MI 48082  12.5000           10/08/04
0422188631                 0.0000            12/01/04          23
0422188631                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9619947                    8.7500            49440.0000        100.0000
                           8.7500            49,411.56         ZZ
                           8.5000            388.94            1
                           14.7500           388.94            103
HUNTINGDON       PA 16652  14.5000           10/14/04
0422195479                 0.0000            12/01/04          23
0422195479                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9619961                    6.6250            94085.0000        100.0000
                           6.6250            94,001.99         ZZ
                           6.3750            602.44            1
                           12.6250           602.44            105
ROCKWOOD         TN 37854  12.3750           10/14/04
0422202143                 0.0000            12/01/04          23
0422202143                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9620021                    6.6750            260000.0000       100.0000
                           6.6750            259,772.84        ZZ
                           6.4250            1673.41           1
                           12.6750           1673.41           107
ALPHARETTA       GA 30005  12.4250           10/08/04
0421947524                 0.0000            12/01/04          23
0421947524                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.6750            0.0000            0.0000
A                          8.6750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9620133                    7.2500            244000.0000       100.0000
                           7.2500            243,809.66        ZZ
                           7.0000            1664.51           1
                           13.2500           1664.51           103
TROY             MI 48083  13.0000           10/08/04
0422079889                 0.0000            12/01/04          23
0422079889                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9620157                    8.5000            194670.0000       100.0000
                           8.5000            194,552.07        ZZ
                           8.2500            1496.84           1
                           14.5000           1496.84           103
LULING           LA 70070  14.2500           10/14/04
0422104760                 0.0000            12/01/04          23
0422104760                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9621343                    6.8750            57000.0000        100.0000
                           6.8750            56,952.11         ZZ
                           6.6250            374.45            1
                           12.8750           374.45            95
KANSAS CITY      MO 64134  12.6250           10/04/04
0438510802                 3.2500            12/01/04          23
0000048249X                3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
Q14/G01                    3.0000            12/01/06          12/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           N                 0.0000

9622713                    6.3750            210000.0000       100.0000
                           6.3750            209,805.50        ZZ
                           6.1250            1310.13           1
                           12.3750           1310.13           103
EDMOND           OK 73034  12.1250           10/15/04
0422294991                 0.0000            12/01/04          23
0422294991                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9622717                    6.5000            106875.0000       100.0000
                           6.5000            106,778.39        ZZ
                           6.2500            675.52            1
                           12.5000           675.52            95
BAKERSFIELD      CA 93304  12.2500           10/12/04
0422296004                 0.0000            12/01/04          23
0422296004                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9622823                    6.3750            159000.0000       100.0000
                           6.3750            158,852.74        ZZ
                           6.1250            991.95            1
                           12.3750           991.95            100
DELEON SPRINGS   FL 32130  12.1250           10/15/04
0421947672                 0.0000            12/01/04          23
0421947672                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9622861                    7.8750            138000.0000       100.0000
                           7.8750            137,905.03        ZZ
                           7.6250            1000.60           1
                           13.8750           1000.60           103
EDMOND           OK 73003  13.6250           10/11/04
0421982620                 0.0000            12/01/04          23
0421982620                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9622875                    6.7500            352500.0000       100.0000
                           6.7500            352,196.50        ZZ
                           6.5000            2286.31           1
                           12.7500           2286.31           105
ABINGDON         MD 21009  12.5000           10/15/04
0421998030                 0.0000            12/01/04          23
0421998030                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9622891                    6.8750            87500.0000        100.0000
                           6.8750            87,426.49         ZZ
                           6.6250            574.81            1
                           12.8750           574.81            100
COLORADO SPRING  CO 80905  12.6250           10/15/04
0422013821                 0.0000            12/01/04          23
0422013821                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9622981                    6.7500            92649.0000        100.0000
                           6.7500            92,569.23         ZZ
                           6.5000            600.92            1
                           12.7500           600.92            100
LINDEN           VA 22642  12.5000           10/15/04
0422100230                 0.0000            12/01/04          23
0422100230                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9623003                    7.3750            112270.0000       100.0000
                           7.3750            112,184.57        ZZ
                           7.1250            775.42            1
                           13.3750           775.42            103
CLAYTON          NC 27520  13.1250           10/15/04
0422114140                 0.0000            12/01/04          23
0422114140                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9623063                    6.8750            65550.0000        100.0000
                           6.8750            65,494.93         ZZ
                           6.6250            430.62            1
                           12.8750           430.62            95
ROLESVILLE       NC 27571  12.6250           10/15/04
0422160937                 0.0000            12/01/04          23
0422160937                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9623077                    7.2500            298700.0000       100.0000
                           7.2500            298,466.99        ZZ
                           7.0000            2037.66           1
                           13.2500           2037.66           103
BUNKERVILLE      NV 89007  13.0000           10/08/04
0422168062                 0.0000            12/01/04          23
0422168062                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9623167                    7.5000            40280.0000        100.0000
                           7.5000            40,250.11         ZZ
                           7.2500            281.64            1
                           13.5000           281.64            95
DU BOIS          PA 15801  13.2500           10/15/04
0422236158                 0.0000            12/01/04          23
0422236158                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9623187                    6.5000            287000.0000       100.0000
                           6.5000            286,740.54        ZZ
                           6.2500            1814.04           1
                           12.5000           1814.04           100
RANCHO CORDOVA   CA 95670  12.2500           10/12/04
0422261552                 0.0000            12/01/04          23
0422261552                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9623227                    7.8750            81000.0000        100.0000
                           7.8750            80,944.25         ZZ
                           7.6250            587.31            1
                           13.8750           587.31            100
CINCINNATI       OH 45232  13.6250           10/15/04
0422124222                 0.0000            12/01/04          23
0422124222                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9623375                    6.8750            174410.0000       100.0000
                           6.8750            174,116.10        ZZ
                           6.6250            1145.75           1
                           12.8750           1145.75           107
VANDALIA         OH 45377  12.6250           09/09/04
0438524399                 0.0000            11/01/04          23
0090035565                 0.0000            10/01/34          0.0000
0                          5.0000            10/01/06          10/01/06
W02/G01                    4.7500            11/01/06          11/01/06
45                         5.0000            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9624023                    7.6250            131325.0000       100.0000
                           7.6250            131,134.30        ZZ
                           7.3750            929.51            1
                           13.6250           929.51            105
FRANKFORT        KY 40601  13.3750           09/10/04
0438522443                 0.0000            11/01/04          23
0090033731                 0.0000            10/01/34          0.0000
0                          5.9350            10/01/06          10/01/06
W02/G01                    5.6850            11/01/06          11/01/06
45                         5.9350            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9624061                    7.2000            72500.0000        100.0000
                           7.2000            72,442.88         ZZ
                           6.9500            492.12            1
                           13.2000           492.12            100
MARGATE          FL 33063  12.9500           10/11/04
0438539025                 7.2000            12/01/04          23
2519124                    6.9500            11/01/34          0.0000
0                          3.5000            11/01/06          11/01/06
M50/G01                    3.2500            12/01/06          12/01/06
45                         7.2000            0.0000            0.0000
A                          9.2000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9624217                    7.5000            97747.0000        100.0000
                           7.5000            97,674.46         ZZ
                           7.2500            683.46            1
                           13.5000           683.46            103
SAGINAW          MI 48601  13.2500           10/12/04
0438551202                 0.0000            12/01/04          23
97833                      0.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
K60/G01                    4.0000            12/01/06          12/01/06
45                         4.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9624255                    6.3750            65270.0000        100.0000
                           6.3750            65,209.55         ZZ
                           6.1250            407.20            1
                           12.3750           407.20            107
ORLANDO          FL 32822  12.1250           10/12/04
0438512154                 3.2500            12/01/04          23
1939347                    3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
Y68/G01                    3.0000            12/01/06          12/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     01                00
                           O                 0.0000

9624273                    6.9900            159000.0000       100.0000
                           6.9900            158,869.42        ZZ
                           6.7400            1056.76           1
                           12.9900           1056.76           100
TROY             MI 48084  12.7400           10/07/04
0438526105                 3.2500            12/01/04          23
9918640000                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
Y13/G01                    3.0000            12/01/06          12/01/06
45                         4.9900            0.0000            0.0000
A                          8.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7400                     1                 0
0.0000                     01                00
                           O                 0.0000

9624403                    8.6250            51704.0000        100.0000
                           8.6250            51,642.72         ZZ
                           8.3750            402.15            1
                           14.6250           402.15            103
WILKES BARRE     PA 18702  14.3750           09/22/04
0438525941                 6.2500            11/01/04          23
32024220                   6.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
Q30/G01                    6.0000            11/01/06          11/01/06
45                         6.6250            0.0000            0.0000
A                          10.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9624563                    6.8750            186180.0000       100.0000
                           6.8750            185,866.28        ZZ
                           6.6250            1223.07           1
                           12.8750           1223.07           107
SYRACUSE         UT 84075  12.6250           09/29/04
0438555294                 0.0000            11/01/04          23
10063482                   0.0000            10/01/34          0.0000
0                          4.2500            10/01/07          10/01/07
W84/G01                    4.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9624615                    7.5000            130810.0000       100.0000
                           7.5000            130,712.92        ZZ
                           7.2500            914.64            1
                           13.5000           914.64            103
BARSTOW          CA 92311  13.2500           09/30/04
0422131482                 0.0000            12/01/04          23
0422131482                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9624781                    6.8750            152950.0000       100.0000
                           6.8750            152,821.51        ZZ
                           6.6250            1004.77           1
                           12.8750           1004.77           95
VANCOUVER        WA 98682  12.6250           10/12/04
0422009381                 0.0000            12/01/04          23
0422009381                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9624941                    7.5000            151410.0000       100.0000
                           7.5000            151,297.63        ZZ
                           7.2500            1058.68           1
                           13.5000           1058.68           103
FRESNO           CA 93706  13.2500           10/13/04
0422251652                 0.0000            12/01/04          23
0422251652                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9625077                    6.3750            175000.0000       100.0000
                           6.3750            174,511.16        ZZ
                           6.1250            1091.77           1
                           12.3750           1091.77           100
INDIANAPOLIS     IN 46220  12.1250           08/20/04
0438532756                 3.2500            10/01/04          23
3525694                    3.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
T24/G01                    3.0000            10/01/07          10/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9626527                    7.5000            149990.0000       100.0000
                           7.5000            149,589.39        ZZ
                           7.2500            1048.76           1
                           13.5000           1048.76           100
HIALEAH          FL 33015  13.2500           08/03/04
0438530941                 0.0000            10/01/04          23
0003328570                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/07          09/01/07
T24/G01                    3.0000            10/01/07          10/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9626535                    6.8750            121000.0000       100.0000
                           6.8750            120,666.86        ZZ
                           6.6250            794.89            1
                           12.8750           794.89            100
SPRINGFIELD      MA 01129  12.6250           08/18/04
0438530578                 0.0000            10/01/04          23
0003483506                 0.0000            09/01/34          0.0000
0                          3.2500            09/01/06          09/01/06
T24/G01                    3.0000            10/01/06          10/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9626591                    8.0000            177000.0000       100.0000
                           8.0000            176,881.24        ZZ
                           7.7500            1298.76           1
                           14.0000           1298.76           102
REYNOLDSBURG     OH 43068  13.7500           10/18/04
0438556052                 6.5000            12/01/04          23
7932                       6.2500            11/01/34          0.0000
0                          6.5000            11/01/06          11/01/06
T23/G01                    6.2500            12/01/06          12/01/06
45                         6.5000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9626877                    6.6250            171000.0000       100.0000
                           6.6250            170,849.13        ZZ
                           6.3750            1094.93           1
                           12.6250           1094.93           100
PHOENIX          AZ 85051  12.3750           10/12/04
0438561789                 6.6250            12/01/04          23
11005395                   6.3750            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
U19/G01                    3.0000            12/01/06          12/01/06
45                         6.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9626913                    7.3750            164800.0000       100.0000
                           7.3750            164,674.60        ZZ
                           7.1250            1138.23           1
                           13.3750           1138.23           103
TEHACHAPI        CA 93561  13.1250           10/04/04
0438588873                 0.0000            12/01/04          23
41049007                   0.0000            11/01/34          0.0000
0                          5.2500            11/01/06          11/01/06
940/G01                    5.0000            12/01/06          12/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9626955                    6.3750            84400.0000        100.0000
                           6.3750            84,243.24         T
                           6.1250            526.55            1
                           12.3750           526.55            104
TEMPE            AZ 85281  12.1250           09/29/04
0438523144                 3.2500            11/01/04          23
716644                     3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
X21/G01                    3.0000            11/01/07          11/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     03                00
                           O                 0.0000

9626987                    7.6250            259635.0000       100.0000
                           7.6250            259,067.96        ZZ
                           7.3750            1837.68           1
                           13.6250           1837.68           100
APEX             NC 27539  13.3750           08/30/04
0438596397                 6.5000            10/01/04          23
10040400587                6.2500            09/01/34          0.0000
0                          6.5000            09/01/06          09/01/06
X65/G01                    6.2500            10/01/06          10/01/06
45                         6.5000            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.1250                     1                 0
0.0000                     03                00
                           O                 0.0000

9627005                    7.7500            273465.0000       100.0000
                           7.7500            273,271.99        ZZ
                           7.5000            1959.14           1
                           13.7500           1959.14           103
NEW CARROLLTON   MD 20784  13.5000           10/04/04
0438558330                 0.0000            12/01/04          23
716724                     0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
X21/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9628497                    8.5000            132767.0000       100.0000
                           8.5000            132,686.57        ZZ
                           8.2500            1020.86           1
                           14.5000           1020.86           103
TITUSVILLE       FL 32780  14.2500           10/19/04
0421739780                 0.0000            12/01/04          23
0421739780                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9628505                    8.0000            54487.0000        100.0000
                           8.0000            54,450.44         ZZ
                           7.7500            399.81            1
                           14.0000           399.81            103
SPERRY           OK 74073  13.7500           10/11/04
0421780297                 0.0000            12/01/04          23
0421780297                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9628591                    7.3750            101455.0000       100.0000
                           7.3750            101,377.81        ZZ
                           7.1250            700.72            1
                           13.3750           700.72            103
SAFETY HARBOR    FL 34695  13.1250           10/19/04
0422148700                 0.0000            12/01/04          23
0422148700                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9629033                    7.5000            131610.0000       100.0000
                           7.5000            131,512.32        ZZ
                           7.2500            920.24            1
                           13.5000           920.24            107
PALM HARBOR      FL 34684  13.2500           10/15/04
0438544306                 7.5000            12/01/04          23
2519327                    7.2500            11/01/34          0.0000
0                          4.5000            11/01/06          11/01/06
M50/G01                    4.2500            12/01/06          12/01/06
45                         7.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9629199                    8.2500            136450.0000       100.0000
                           8.2500            136,275.39        ZZ
                           8.0000            1025.10           1
                           14.2500           1025.10           103
NORFOLK          VA 23518  14.0000           09/21/04
0438544561                 0.0000            11/01/04          23
GRAHA5800001608            0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
F64/G01                    6.0000            11/01/06          11/01/06
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9629767                    7.5000            166860.0000       100.0000
                           7.5000            166,736.17        ZZ
                           7.2500            1166.71           1
                           13.5000           1166.71           103
MINNEAPOLIS      MN 55412  13.2500           10/15/04
0438567380                 0.0000            12/01/04          23
11211466                   0.0000            11/01/34          0.0000
0                          4.5000            11/01/06          11/01/06
Y41/G01                    4.2500            12/01/06          12/01/06
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9629803                    7.2500            89101.0000        100.0000
                           7.2500            89,031.49         ZZ
                           7.0000            607.83            2
                           13.2500           607.83            90
ARIZONA CITY     AZ 85223  13.0000           10/08/04
0438561763                 3.2500            12/01/04          23
11005344                   3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
U19/G01                    3.0000            12/01/06          12/01/06
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9629891                    6.7500            146000.0000       100.0000
                           6.7500            145,874.30        ZZ
                           6.5000            946.95            1
                           12.7500           946.95            107
ROY              UT 84067  12.5000           10/15/04
0422063552                 0.0000            12/01/04          23
0422063552                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9629955                    6.8750            189000.0000       100.0000
                           6.8750            188,841.21        ZZ
                           6.6250            1241.60           1
                           12.8750           1241.60           107
COLORADO SPRING  CO 80904  12.6250           10/15/04
0422125401                 0.0000            12/01/04          23
0422125401                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9630087                    6.7500            197900.0000       100.0000
                           6.7500            197,729.61        ZZ
                           6.5000            1283.58           1
                           12.7500           1283.58           98
SPOKANE          WA 99223  12.5000           10/12/04
0422216077                 0.0000            12/01/04          23
0422216077                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9630103                    6.2500            124300.0000       100.0000
                           6.2500            123,683.17        ZZ
                           6.0000            765.34            1
                           12.2500           765.34            104
LINDALE          TX 75771  12.0000           10/20/04
0422231399                 0.0000            12/01/04          23
0422231399                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9630173                    6.3750            164800.0000       100.0000
                           6.3750            164,647.36        ZZ
                           6.1250            1028.14           1
                           12.3750           1028.14           103
BAKERSFIELD      CA 93306  12.1250           10/13/04
0422285973                 0.0000            12/01/04          23
0422285973                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9630191                    6.7500            103500.0000       100.0000
                           6.7500            103,410.89        ZZ
                           6.5000            671.30            1
                           12.7500           671.30            100
SCOTTSDALE       AZ 85251  12.5000           10/13/04
0422304576                 3.2500            12/01/04          23
0422304576                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     01                00
                           O                 0.0000

9630267                    6.8750            297300.0000       100.0000
                           6.8750            297,050.23        ZZ
                           6.6250            1953.05           1
                           12.8750           1953.05           107
NEW WINDSOR      MD 21776  12.6250           10/20/04
0421986878                 0.0000            12/01/04          23
0421986878                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9630327                    6.1250            247500.0000       100.0000
                           6.1250            247,017.65        ZZ
                           5.8750            1503.84           1
                           12.1250           1503.84           99
WATERFORD        CT 06385  11.8750           10/04/04
0438550816                 6.1250            11/01/04          23
17802517                   5.8750            10/01/34          0.0000
0                          3.5000            10/01/07          10/01/07
W30/G01                    3.2500            11/01/07          11/01/07
45                         6.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9630395                    7.5000            87205.0000        100.0000
                           7.5000            87,140.28         ZZ
                           7.2500            609.75            1
                           13.5000           609.75            100
TELL CITY        IN 47586  13.2500           10/15/04
0438557894                 3.2500            12/01/04          23
9918970000                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
Y13/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     5                 0
0.0000                     05                00
                           O                 0.0000

9631355                    7.1250            70300.0000        100.0000
                           7.1250            70,243.78         ZZ
                           6.8750            473.63            2
                           13.1250           473.63            95
NASHVILLE        TN 37207  12.8750           10/12/04
0438557787                 0.0000            12/01/04          23
0010403392                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
313/G01                    3.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9631639                    6.2500            214000.0000       100.0000
                           6.2500            213,796.94        ZZ
                           6.0000            1317.64           1
                           12.2500           1317.64           107
DISTRICT HEIGHT  MD 20747  12.0000           10/18/04
0438589186                 0.0000            12/01/04          23
716957                     0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
X21/G01                    4.0000            12/01/07          12/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9631887                    7.6250            203000.0000       100.0000
                           7.6250            202,853.08        ZZ
                           7.3750            1436.82           1
                           13.6250           1436.82           106
HALETHORPE       MD 21227  13.3750           10/14/04
0438553737                 4.2500            12/01/04          23
9918910000                 4.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Y13/G01                    4.0000            12/01/06          12/01/06
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     07                00
                           O                 0.0000

9631919                    6.6250            196773.0000       100.0000
                           6.6250            196,599.39        ZZ
                           6.3750            1259.96           1
                           12.6250           1259.96           107
CAPE CORAL       FL 33990  12.3750           10/19/04
0438544835                 4.2500            12/01/04          23
1939933                    4.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Y68/G01                    4.0000            12/01/06          12/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9631921                    6.7500            201160.0000       100.0000
                           6.7500            200,986.81        ZZ
                           6.5000            1304.72           1
                           12.7500           1304.72           107
BOCA RATON       FL 33428  12.5000           10/15/04
0438544819                 4.2500            12/01/04          23
1942259                    4.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Y68/G01                    4.0000            12/01/06          12/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     03                00
                           O                 0.0000

9632391                    7.2500            195000.0000       100.0000
                           7.2500            194,847.89        ZZ
                           7.0000            1330.24           1
                           13.2500           1330.24           100
COVENTRY         RI 02816  13.0000           10/21/04
0422013474                 2.2500            12/01/04          23
0422013474                 2.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9632503                    6.7500            86000.0000        100.0000
                           6.7500            85,859.56         ZZ
                           6.5000            557.79            1
                           12.7500           557.79            107
GLENPOOL         OK 74033  12.5000           10/21/04
0422230102                 0.0000            12/01/04          23
0422230102                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9632569                    6.6250            141000.0000       100.0000
                           6.6250            140,875.60        ZZ
                           6.3750            902.84            1
                           12.6250           902.84            100
PHOENIX          AZ 85027  12.3750           10/19/04
0422314567                 3.2500            12/01/04          23
0422314567                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9632613                    7.8750            246170.0000       100.0000
                           7.8750            246,000.59        ZZ
                           7.6250            1784.90           1
                           13.8750           1784.90           103
ANCHORAGE        AK 99504  13.6250           10/13/04
0421794801                 6.2500            12/01/04          23
0421794801                 6.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.6250                     5                 0
0.0000                     05                00
                           O                 0.0000

9632615                    6.7500            295000.0000       100.0000
                           6.7500            294,746.02        ZZ
                           6.5000            1913.36           2
                           12.7500           1913.36           100
CHICAGO          IL 60637  12.5000           10/21/04
0421805219                 4.2500            12/01/04          23
0421805219                 4.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9632977                    8.0000            172010.0000       100.0000
                           8.0000            171,894.48        ZZ
                           7.7500            1262.25           1
                           14.0000           1262.25           103
ASTON            PA 19014  13.7500           10/15/04
0438554925                 0.0000            12/01/04          23
365819                     0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
253/G01                    5.0000            12/01/07          12/01/07
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9634537                    7.1250            154500.0000       100.0000
                           7.1250            154,376.44        T
                           6.8750            1040.90           1
                           13.1250           1040.90           100
LAS VEGAS        NV 89108  12.8750           10/14/04
0438558611                 0.0000            12/01/04          23
0000653317                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
E86/G01                    3.0000            12/01/06          12/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9634571                    7.1250            159400.0000       100.0000
                           7.1250            159,144.30        ZZ
                           6.8750            1073.91           1
                           13.1250           1073.91           100
WEST JORDAN      UT 84084  12.8750           09/29/04
0438558033                 0.0000            11/01/04          23
0051044501                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
J95/G01                    3.0000            11/01/07          11/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9634609                    7.9900            161710.0000       100.0000
                           7.9900            161,601.28        ZZ
                           7.7400            1185.44           1
                           13.9900           1185.44           103
CAPITOL HEIGHTS  MD 20743  13.7400           10/15/04
0438575839                 6.2500            12/01/04          23
0487300000                 6.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
Y13/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          9.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7400                     1                 0
0.0000                     05                00
                           O                 0.0000

9639035                    7.2500            90155.0000        100.0000
                           7.2500            90,084.67         ZZ
                           7.0000            615.02            1
                           13.2500           615.02            95
SPRINGFIELD      MO 65807  13.0000           10/22/04
0421876269                 0.0000            12/01/04          23
0421876269                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9639037                    7.2500            89500.0000        100.0000
                           7.2500            89,430.18         ZZ
                           7.0000            610.55            1
                           13.2500           610.55            100
JACKSON          MI 49203  13.0000           10/22/04
0421880006                 0.0000            12/01/04          23
0421880006                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639159                    6.6250            128250.0000       100.0000
                           6.6250            128,136.85        ZZ
                           6.3750            821.20            2
                           12.6250           821.20            95
KALAMAZOO        MI 49048  12.3750           10/22/04
0422066118                 0.0000            12/01/04          23
0422066118                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9639271                    7.0000            283250.0000       100.0000
                           7.0000            283,017.82        ZZ
                           6.7500            1884.47           1
                           13.0000           1884.47           100
LODI             CA 95240  12.7500           10/08/04
0422168138                 0.0000            12/01/04          23
0422168138                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639285                    8.0000            151400.0000       100.0000
                           8.0000            151,298.41        ZZ
                           7.7500            1110.92           1
                           14.0000           1110.92           103
MIDDLEBURG       FL 32068  13.7500           10/22/04
0422177477                 0.0000            12/01/04          23
0422177477                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639413                    6.2500            309500.0000       100.0000
                           6.2500            308,729.80        ZZ
                           6.0000            1905.64           1
                           12.2500           1905.64           100
BAKERSFIELD      CA 93311  12.0000           10/19/04
0422337097                 0.0000            12/01/04          23
0422337097                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639463                    6.6250            120100.0000       100.0000
                           6.6250            119,396.97        ZZ
                           6.3750            769.01            1
                           12.6250           769.01            105
METAIRIE         LA 70003  12.3750           10/22/04
0422234096                 0.0000            12/01/04          23
0422234096                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639469                    6.3750            186086.0000       100.0000
                           6.3750            185,913.65        ZZ
                           6.1250            1160.93           1
                           12.3750           1160.93           105
WEATHERFORD      TX 76087  12.1250           10/22/04
0422243220                 0.0000            12/01/04          23
0422243220                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639471                    8.3750            153950.0000       100.0000
                           8.3750            153,854.31        ZZ
                           8.1250            1170.13           1
                           14.3750           1170.13           103
ST. PETERS       MO 63376  14.1250           10/22/04
0421894338                 0.0000            12/01/04          23
0421894338                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639527                    7.7500            126225.0000       100.0000
                           7.7500            126,135.91        ZZ
                           7.5000            904.29            1
                           13.7500           904.29            99
FLORISSANT       MO 63031  13.5000           10/15/04
0438574121                 0.0000            12/01/04          23
0000666977                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
E86/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639539                    7.1250            119000.0000       100.0000
                           7.1250            118,904.83        ZZ
                           6.8750            801.73            1
                           13.1250           801.73            100
BURLESON         TX 76028  12.8750           10/18/04
0438556508                 7.1250            12/01/04          23
1219425                    6.8750            11/01/34          0.0000
0                          3.5000            11/01/06          11/01/06
M50/G01                    3.2500            12/01/06          12/01/06
45                         7.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639579                    6.5000            187250.0000       100.0000
                           6.5000            187,080.72        ZZ
                           6.2500            1183.55           1
                           12.5000           1183.55           107
BALTIMORE        MD 21227  12.2500           10/15/04
0438574154                 0.0000            12/01/04          23
0000659743                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
E86/G01                    3.0000            12/01/06          12/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     02                00
                           O                 0.0000

9639613                    7.5000            152644.0000       100.0000
                           7.5000            152,416.73        ZZ
                           7.2500            1067.31           1
                           13.5000           1067.31           96
COLLIERVILLE     TN 38017  13.2500           09/24/04
0438556839                 0.0000            11/01/04          23
0050418524                 0.0000            10/01/34          0.0000
0                          5.2500            10/01/07          10/01/07
J95/G01                    5.0000            11/01/07          11/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9639729                    7.5000            201875.0000       100.0000
                           7.5000            201,725.18        ZZ
                           7.2500            1411.54           1
                           13.5000           1411.54           95
CHICAGO          IL 60632  13.2500           10/20/04
0438557373                 7.5000            12/01/04          23
1                          7.2500            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
W50/G01                    4.0000            12/01/06          12/01/06
45                         7.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639739                    6.5000            131500.0000       100.0000
                           6.5000            131,381.12        ZZ
                           6.2500            831.17            1
                           12.5000           831.17            105
MEDFORD          OR 97504  12.2500           10/07/04
0438557753                 0.0000            12/01/04          23
150200696                  0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
Y26/G01                    3.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639781                    7.8750            158620.0000       100.0000
                           7.8750            158,510.83        ZZ
                           7.6250            1150.11           1
                           13.8750           1150.11           103
FARIBAULT        MN 55021  13.6250           10/21/04
0438557084                 5.5000            12/01/04          23
9508718000                 5.2500            11/01/34          0.0000
0                          5.5000            11/01/07          11/01/07
L76/G01                    5.2500            12/01/07          12/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     5                 0
0.0000                     05                00
                           O                 0.0000

9639795                    7.0000            208690.0000       100.0000
                           7.0000            208,518.94        ZZ
                           6.7500            1388.42           1
                           13.0000           1388.42           100
BLAINE           MN 55449  12.7500           10/21/04
0438581274                 7.0000            12/01/04          23
MARI011493                 6.7500            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
W50/G01                    3.0000            12/01/07          12/01/07
45                         7.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9639827                    6.3750            98000.0000        100.0000
                           6.3750            97,909.24         ZZ
                           6.1250            611.39            1
                           12.3750           611.39            100
RICHMOND         IN 47374  12.1250           10/21/04
0438565194                 0.0000            12/01/04          23
8207212                    0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
X83/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9639867                    6.8750            166860.0000       100.0000
                           6.8750            166,719.82        ZZ
                           6.6250            1096.15           1
                           12.8750           1096.15           103
CHANDLER         AZ 85226  12.6250           10/19/04
0438558348                 0.0000            12/01/04          23
0000111599                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
W05/G01                    4.0000            12/01/06          12/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9641035                    7.6250            122101.0000       100.0000
                           7.6250            122,012.63        ZZ
                           7.3750            864.22            1
                           13.6250           864.22            96
LINCOLN PARK     MI 48146  13.3750           10/18/04
0438585184                 5.5000            12/01/04          23
1943869                    5.2500            11/01/34          0.0000
0                          5.5000            11/01/06          11/01/06
B76/G01                    5.2500            12/01/06          12/01/06
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9642341                    6.3750            190000.0000       100.0000
                           6.3750            189,824.03        ZZ
                           6.1250            1185.35           1
                           12.3750           1185.35           100
BELLINGHAM       WA 98226  12.1250           10/22/04
0422231530                 0.0000            12/01/04          23
0422231530                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9642585                    6.5000            136960.0000       100.0000
                           6.5000            136,460.71        ZZ
                           6.2500            865.68            1
                           12.5000           865.68            107
MOUNT CLEMENS    MI 48043  12.2500           07/27/04
0421320730                 0.0000            09/01/04          23
0421320730                 0.0000            08/01/34          0.0000
0                          3.2500            08/01/07          08/01/07
E22/G01                    3.0000            09/01/07          09/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9642949                    7.3750            157500.0000       100.0000
                           7.3750            157,380.16        ZZ
                           7.1250            1087.81           1
                           13.3750           1087.81           105
CHANDLER         AZ 85225  13.1250           10/22/04
0438559650                 4.2500            12/01/04          23
0000048325X                4.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Q14/G01                    4.0000            12/01/06          12/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9642971                    7.1250            213200.0000       100.0000
                           7.1250            213,029.51        ZZ
                           6.8750            1436.37           1
                           13.1250           1436.37           105
OXON HILL        MD 20745  12.8750           10/22/04
0438563421                 0.0000            12/01/04          23
77006662                   0.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
F64/G01                    4.0000            12/01/06          12/01/06
45                         7.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9643325                    6.2500            136800.0000       100.0000
                           6.2500            136,539.72        ZZ
                           6.0000            842.30            1
                           12.2500           842.30            104
TRAVERSE CITY    MI 49686  12.0000           09/15/04
0438562647                 0.0000            11/01/04          23
1                          0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
Y26/G01                    3.0000            11/01/06          11/01/06
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9643347                    6.3750            218500.0000       100.0000
                           6.3750            218,297.62        ZZ
                           6.1250            1363.16           1
                           12.3750           1363.16           95
FONTANA          CA 92335  12.1250           10/01/04
0438561300                 0.0000            12/01/04          23
06023540                   0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
E57/G01                    3.0000            12/01/06          12/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9643349                    6.8750            107000.0000       100.0000
                           6.8750            106,910.10        ZZ
                           6.6250            702.92            1
                           12.8750           702.92            107
TROTWOOD         OH 45426  12.6250           10/20/04
0438562043                 0.0000            12/01/04          23
2004587217                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
H76/G01                    4.0000            12/01/06          12/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9643381                    6.5000            123500.0000       100.0000
                           6.5000            123,237.08        ZZ
                           6.2500            780.61            1
                           12.5000           780.61            95
MCKINNEY         TX 75070  12.2500           09/24/04
0438668378                 0.0000            11/01/04          23
200100150                  0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
Y26/G01                    3.0000            11/01/07          11/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9643683                    8.5000            231750.0000       100.0000
                           8.5000            231,609.60        ZZ
                           8.2500            1781.96           1
                           14.5000           1781.96           103
GOSHEN           KY 40026  14.2500           10/21/04
0422161232                 0.0000            12/01/04          23
0422161232                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9643713                    7.0000            175000.0000       100.0000
                           7.0000            174,856.55        ZZ
                           6.7500            1164.28           1
                           13.0000           1164.28           100
TACOMA           WA 98406  12.7500           10/08/04
0422192740                 0.0000            12/01/04          23
0422192740                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9643739                    7.3750            188000.0000       100.0000
                           7.3750            187,856.95        ZZ
                           7.1250            1298.47           1
                           13.3750           1298.47           100
METAIRIE         LA 70001  13.1250           10/26/04
0422218602                 0.0000            12/01/04          23
0422218602                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9643767                    7.7500            121000.0000       100.0000
                           7.7500            120,914.60        ZZ
                           7.5000            866.86            1
                           13.7500           866.86            100
CHEYENNE         WY 82007  13.5000           10/22/04
0422365395                 0.0000            12/01/04          23
0422365395                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9643823                    6.8750            44000.0000        100.0000
                           6.8750            43,963.03         ZZ
                           6.6250            289.05            1
                           12.8750           289.05            100
PHOENIX          AZ 85016  12.6250           10/19/04
0422338285                 0.0000            12/01/04          23
0422338285                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9643859                    7.5000            100000.0000       100.0000
                           7.5000            99,925.79         ZZ
                           7.2500            699.21            1
                           13.5000           699.21            100
PHOENIX          AZ 85042  13.2500           10/22/04
0422304394                 0.0000            12/01/04          23
0422304394                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9643879                    7.5000            128000.0000       100.0000
                           7.5000            127,905.01        ZZ
                           7.2500            894.99            1
                           13.5000           894.99            100
MESQUITE         TX 75149  13.2500           10/19/04
0422257766                 0.0000            12/01/04          23
0422257766                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9643901                    6.6250            91155.0000        100.0000
                           6.6250            91,074.57         ZZ
                           6.3750            583.68            1
                           12.6250           583.68            103
MARKHAM          IL 60428  12.3750           10/26/04
0422278069                 0.0000            12/01/04          23
0422278069                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9643943                    6.1250            138030.0000       100.0000
                           6.1250            137,795.85        ZZ
                           5.8750            838.68            1
                           12.1250           838.68            107
REEDSVILLE       PA 17084  11.8750           10/26/04
0422025361                 0.0000            12/01/04          23
0422025361                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9645199                    6.6250            154500.0000       100.0000
                           6.6250            154,363.69        ZZ
                           6.3750            989.28            1
                           12.6250           989.28            100
PARMA            OH 44130  12.3750           10/15/04
0438577066                 0.0000            12/01/04          23
96063                      0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
K60/G01                    3.0000            12/01/06          12/01/06
45                         3.2500            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9645263                    7.3750            237000.0000       100.0000
                           7.3750            236,819.66        ZZ
                           7.1250            1636.90           2
                           13.3750           1636.90           100
MINNEAPOLIS      MN 55404  13.1250           10/08/04
0438564429                 7.3750            12/01/04          23
9550662495                 7.1250            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
X81/G01                    3.0000            12/01/07          12/01/07
45                         7.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9645293                    8.5000            141110.0000       100.0000
                           8.5000            141,024.52        ZZ
                           8.2500            1085.01           1
                           14.5000           1085.01           103
CLEMMONS         NC 27012  14.2500           10/20/04
0438573552                 0.0000            12/01/04          23
0035365010                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
N74/G01                    6.0000            12/01/07          12/01/07
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9645323                    7.3750            65000.0000        100.0000
                           7.3750            64,950.54         ZZ
                           7.1250            448.94            1
                           13.3750           448.94            100
PONTIAC          MI 48342  13.1250           10/25/04
0438580706                 4.2500            12/01/04          23
0100009678                 4.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
U75/G01                    4.0000            12/01/06          12/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9645541                    6.2500            147250.0000       100.0000
                           6.2500            147,110.29        ZZ
                           6.0000            906.64            2
                           12.2500           906.64            95
FRESNO           CA 93725  12.0000           10/19/04
0438560666                 0.0000            12/01/04          23
13006798                   0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
E57/G01                    3.0000            12/01/06          12/01/06
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9645659                    7.8750            143000.0000       100.0000
                           7.8750            142,901.59        ZZ
                           7.6250            1036.85           1
                           13.8750           1036.85           96
GLENDALE         AZ 85307  13.6250           10/08/04
0438564379                 0.0000            12/01/04          23
04R0118663                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
R56/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9645675                    7.6250            126500.0000       100.0000
                           7.6250            126,408.44        ZZ
                           7.3750            895.36            1
                           13.6250           895.36            103
JACKSON          MS 39213  13.3750           10/22/04
0438562522                 0.0000            12/01/04          23
2004254519                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
H76/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9645679                    7.3750            197950.0000       100.0000
                           7.3750            197,799.38        ZZ
                           7.1250            1367.19           1
                           13.3750           1367.19           107
UTICA            MI 48317  13.1250           10/22/04
0438564304                 3.5000            12/01/04          23
0488900000                 3.2500            11/01/34          0.0000
0                          3.5000            11/01/07          11/01/07
Y13/G01                    3.2500            12/01/07          12/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     5                 0
0.0000                     05                00
                           O                 0.0000

9645697                    7.3750            291350.0000       100.0000
                           7.3750            291,128.30        ZZ
                           7.1250            2012.29           1
                           13.3750           2012.29           99
ROCKAWAY BEACH   NY 11693  13.1250           10/16/04
0438564916                 0.0000            12/01/04          23
1037987                    0.0000            11/01/34          0.0000
0                          5.5000            11/01/07          11/01/07
A42/G01                    5.2500            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9646123                    7.3750            123600.0000       100.0000
                           7.3750            123,505.95        ZZ
                           7.1250            853.67            1
                           13.3750           853.67            103
NELSONVILLE      OH 45764  13.1250           10/27/04
0422182097                 0.0000            12/01/04          23
0422182097                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646287                    8.8750            67000.0000        100.0000
                           8.8750            66,962.44         ZZ
                           8.6250            533.08            1
                           14.8750           533.08            100
CLINTON          NC 28328  14.6250           10/27/04
0422040295                 0.0000            12/01/04          23
0422040295                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.8750            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646293                    7.1250            87035.0000        100.0000
                           7.1250            86,965.40         ZZ
                           6.8750            586.37            1
                           13.1250           586.37            103
KENNEWICK        WA 99336  12.8750           10/13/04
0422049056                 0.0000            12/01/04          23
0422049056                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646323                    6.8750            173875.0000       100.0000
                           6.8750            173,728.93        ZZ
                           6.6250            1142.23           1
                           12.8750           1142.23           107
FLORISSANT       CO 80816  12.6250           10/27/04
0422002915                 0.0000            12/01/04          23
0422002915                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646411                    7.7500            82500.0000        100.0000
                           7.7500            82,441.77         ZZ
                           7.5000            591.04            1
                           13.7500           591.04            100
UNIVERSITY PARK  IL 60466  13.5000           10/27/04
0422350074                 0.0000            12/01/04          23
0422350074                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9646487                    7.6250            134000.0000       100.0000
                           7.6250            133,903.02        ZZ
                           7.3750            948.44            1
                           13.6250           948.44            97
JONESBORO        GA 30238  13.3750           10/22/04
0422291138                 0.0000            12/01/04          23
0422291138                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9646525                    6.8750            84300.0000        100.0000
                           6.8750            84,229.18         ZZ
                           6.6250            553.79            1
                           12.8750           553.79            100
COLUMBUS         OH 43223  12.6250           10/27/04
0422290346                 0.0000            12/01/04          23
0422290346                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646561                    8.8750            56650.0000        100.0000
                           8.8750            56,618.24         ZZ
                           8.6250            450.73            1
                           14.8750           450.73            103
MT VERNON        IL 62864  14.6250           10/28/04
0421976549                 0.0000            12/01/04          23
0421976549                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.8750            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646619                    7.5000            109695.0000       100.0000
                           7.5000            109,613.59        ZZ
                           7.2500            767.00            1
                           13.5000           767.00            103
POWELL           TN 37849  13.2500           10/27/04
0422252841                 0.0000            12/01/04          23
0422252841                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646649                    6.5000            126000.0000       100.0000
                           6.5000            125,777.32        ZZ
                           6.2500            796.41            1
                           12.5000           796.41            100
SAINT ANTHONY    ID 83445  12.2500           10/21/04
0422220640                 0.0000            12/01/04          23
0422220640                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646677                    7.1250            115400.0000       100.0000
                           7.1250            115,307.72        ZZ
                           6.8750            777.47            1
                           13.1250           777.47            100
SAINT JOSEPH     MO 64506  12.8750           10/27/04
0422238394                 0.0000            12/01/04          23
0422238394                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646763                    7.3750            115000.0000       100.0000
                           7.3750            114,784.49        ZZ
                           7.1250            794.28            2
                           13.3750           794.28            100
ST. PETERSBURG   FL 33705  13.1250           09/21/04
0438574097                 0.0000            11/01/04          23
461510                     0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
G33/G01                    3.0000            11/01/06          11/01/06
45                         7.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9646773                    7.5000            210406.0000       100.0000
                           7.5000            210,249.85        ZZ
                           7.2500            1471.19           1
                           13.5000           1471.19           100
RICHMOND         TX 77469  13.2500           10/08/04
0438572695                 0.0000            12/01/04          23
461854                     0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
G33/G01                    3.0000            12/01/06          12/01/06
45                         7.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9646789                    7.5000            179990.0000       100.0000
                           7.5000            179,722.00        ZZ
                           7.2500            1258.52           1
                           13.5000           1258.52           100
HENDERSON        NV 89014  13.2500           09/21/04
0438570418                 0.0000            11/01/04          23
480467                     0.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
G33/G01                    3.0000            11/01/06          11/01/06
45                         7.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9646971                    6.3750            202756.0000       100.0000
                           6.3750            202,568.20        ZZ
                           6.1250            1264.94           1
                           12.3750           1264.94           107
TOLEDO           OH 43623  12.1250           10/13/04
0438569550                 0.0000            12/01/04          23
763968                     0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
Y83/G01                    3.0000            12/01/06          12/01/06
45                         3.2500            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9647101                    6.8750            260332.0000       100.0000
                           6.8750            260,113.29        ZZ
                           6.6250            1710.20           1
                           12.8750           1710.20           106
TANEYTOWN        MD 21787  12.6250           10/08/04
0438565749                 0.0000            12/01/04          23
761873                     0.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Y83/G01                    4.0000            12/01/06          12/01/06
45                         4.2500            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9647453                    6.7500            149458.0000       100.0000
                           6.7500            149,329.32        ZZ
                           6.5000            969.38            1
                           12.7500           969.38            107
LAS VEGAS        NV 89109  12.5000           10/06/04
0438564411                 6.7500            12/01/04          23
0000421860                 6.5000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Q14/G01                    4.0000            12/01/06          12/01/06
45                         6.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9649149                    6.8750            203900.0000       100.0000
                           6.8750            203,728.70        ZZ
                           6.6250            1339.48           1
                           12.8750           1339.48           100
MESA             AZ 85205  12.6250           10/25/04
0422386748                 0.0000            12/01/04          23
0422386748                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9649165                    6.5000            78000.0000        100.0000
                           6.5000            77,929.49         ZZ
                           6.2500            493.01            1
                           12.5000           493.01            107
PORT RICHEY      FL 34668  12.2500           10/28/04
0422397828                 0.0000            12/01/04          23
0422397828                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9649225                    6.8750            170000.0000       100.0000
                           6.8750            169,857.18        ZZ
                           6.6250            1116.78           1
                           12.8750           1116.78           100
LITTLESTOWN      PA 17340  12.6250           10/28/04
0422363556                 0.0000            12/01/04          23
0422363556                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9649227                    6.7500            134000.0000       100.0000
                           6.7500            133,884.63        ZZ
                           6.5000            869.12            1
                           12.7500           869.12            100
GILBERT          AZ 85234  12.5000           10/25/04
0422364414                 0.0000            12/01/04          23
0422364414                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9649307                    7.7500            291000.0000       100.0000
                           7.7500            290,794.61        ZZ
                           7.5000            2084.76           1
                           13.7500           2084.76           103
DAYTON           NV 89403  13.5000           10/22/04
0422251983                 0.0000            12/01/04          23
0422251983                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9649313                    7.1250            88960.0000        100.0000
                           7.1250            88,888.86         T
                           6.8750            599.34            1
                           13.1250           599.34            105
LINCOLN          NE 68521  12.8750           10/28/04
0422258202                 0.0000            12/01/04          23
0422258202                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9649329                    7.1250            175706.0000       100.0000
                           7.1250            175,565.49        T
                           6.8750            1183.76           1
                           13.1250           1183.76           104
TOLLESON         AZ 85353  12.8750           10/19/04
0422272245                 0.0000            12/01/04          23
0422272245                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9649349                    7.5000            299900.0000       100.0000
                           7.5000            299,677.44        ZZ
                           7.2500            2096.94           1
                           13.5000           2096.94           100
LAS VEGAS        NV 89141  13.2500           10/21/04
0422221697                 0.0000            12/01/04          23
0422221697                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9649409                    7.0000            142500.0000       100.0000
                           7.0000            142,383.19        ZZ
                           6.7500            948.06            1
                           13.0000           948.06            95
MUHLENBERG       PA 19605  12.7500           10/28/04
0422016543                 0.0000            12/01/04          23
0422016543                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9649469                    6.1250            251750.0000       100.0000
                           6.1250            251,505.31        ZZ
                           5.8750            1529.66           2
                           12.1250           1529.66           95
ROY              WA 98580  11.8750           10/27/04
0422216416                 3.2500            12/01/04          23
0422216416                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           N                 0.0000

9649471                    6.1250            251750.0000       100.0000
                           6.1250            251,505.31        ZZ
                           5.8750            1529.66           2
                           12.1250           1529.66           95
ROY              WA 98580  11.8750           10/27/04
0422217489                 0.0000            12/01/04          23
0422217489                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9649475                    6.1250            251750.0000       100.0000
                           6.1250            251,505.31        ZZ
                           5.8750            1529.66           2
                           12.1250           1529.66           95
ROY              WA 98580  11.8750           10/27/04
0422220871                 0.0000            12/01/04          23
0422220871                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9649531                    7.5000            55100.0000        100.0000
                           7.5000            55,059.11         ZZ
                           7.2500            385.27            1
                           13.5000           385.27            95
ST. LOUIS        MO 63120  13.2500           10/28/04
0422129643                 0.0000            12/01/04          23
0422129643                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9650233                    6.8750            85500.0000        100.0000
                           6.8750            85,428.16         ZZ
                           6.6250            561.68            1
                           12.8750           561.68            95
HYATTSVILLE      MD 20781  12.6250           10/22/04
0438658544                 0.0000            12/01/04          23
717041                     0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
X21/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9650709                    6.8750            95000.0000        100.0000
                           6.8750            94,920.18         ZZ
                           6.6250            624.09            1
                           12.8750           624.09            95
HYATTSVILLE      MD 20785  12.6250           10/22/04
0438596793                 0.0000            12/01/04          23
717042                     0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
X21/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8758            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9650729                    7.1250            170980.0000       100.0000
                           7.1250            170,843.27        ZZ
                           6.8750            1151.92           1
                           13.1250           1151.92           103
TAMPA            FL 33615  12.8750           10/21/04
0438588410                 4.2500            12/01/04          23
1183543                    4.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
J40/G01                    4.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9650735                    6.2500            285000.0000       100.0000
                           6.2500            284,728.70        ZZ
                           6.0000            1754.80           2
                           12.2500           1754.80           103
NEW BEDFORD      MA 02744  12.0000           10/18/04
0438566234                 0.0000            12/01/04          23
0051141554                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
J95/G01                    3.0000            12/01/07          12/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9650755                    8.7500            114330.0000       100.0000
                           8.7500            114,264.23        ZZ
                           8.5000            899.43            1
                           14.7500           899.43            103
PELL CITY        AL 35125  14.5000           10/13/04
0438564213                 6.2500            12/01/04          23
1182984                    6.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
J40/G01                    6.0000            12/01/06          12/01/06
45                         6.7500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9650767                    8.5000            138020.0000       100.0000
                           8.5000            137,936.39        ZZ
                           8.2500            1061.25           1
                           14.5000           1061.25           103
CLARKSVILLE      TN 37040  14.2500           10/18/04
0438565228                 6.2500            12/01/04          23
1182476                    6.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
J40/G01                    6.0000            12/01/06          12/01/06
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     5                 0
0.0000                     05                00
                           O                 0.0000

9650823                    7.3750            112100.0000       100.0000
                           7.3750            112,014.70        ZZ
                           7.1250            774.25            1
                           13.3750           774.25            95
KNIGHTDALE       NC 27545  13.1250           10/20/04
0438569386                 3.5000            12/01/04          23
10040400685                3.2500            11/01/34          0.0000
0                          3.5000            11/01/06          11/01/06
X65/G01                    3.2500            12/01/06          12/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     03                00
                           N                 0.0000

9650835                    7.7500            181280.0000       100.0000
                           7.7500            181,152.05        ZZ
                           7.5000            1298.72           1
                           13.7500           1298.72           103
FORT PAYNE       AL 35967  13.5000           10/26/04
0438566283                 0.0000            12/01/04          23
2004585484                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/06          11/01/06
H76/G01                    5.0000            12/01/06          12/01/06
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9650837                    7.3750            76500.0000        100.0000
                           7.3750            76,383.22         ZZ
                           7.1250            528.37            1
                           13.3750           528.37            100
CINCINNATI       OH 45251  13.1250           09/17/04
0438564361                 3.2500            11/01/04          23
0100009110                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/06          10/01/06
U75/G01                    3.0000            11/01/06          11/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     1                 0
0.0000                     01                00
                           O                 0.0000

9650847                    8.3750            82400.0000        100.0000
                           8.3750            82,348.78         ZZ
                           8.1250            626.30            1
                           14.3750           626.30            103
ROCHESTER        NY 14619  14.1250           10/25/04
0438586893                 0.0000            12/01/04          23
2004588102                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
H76/G01                    5.0000            12/01/07          12/01/07
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9650869                    6.6250            85000.0000        100.0000
                           6.6250            84,906.35         ZZ
                           6.3750            544.26            1
                           12.6250           544.26            100
MESA             AZ 85201  12.3750           09/29/04
0438566044                 3.2500            12/01/04          23
1000066108                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
624/G01                    3.0000            12/01/06          12/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     09                00
                           O                 0.0000

9651377                    7.8750            154500.0000       100.0000
                           7.8750            154,393.68        ZZ
                           7.6250            1120.23           1
                           13.8750           1120.23           103
SPRINGFIELD      MO 65807  13.6250           10/25/04
0422251389                 0.0000            12/01/04          23
0422251389                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9651407                    6.6250            115000.0000       100.0000
                           6.6250            114,851.47        ZZ
                           6.3750            736.36            1
                           12.6250           736.36            100
HEBER CITY       UT 84032  12.3750           10/27/04
0422308825                 4.2500            12/01/04          23
0422308825                 4.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9651411                    6.5000            144097.0000       100.0000
                           6.5000            143,966.74        ZZ
                           6.2500            910.79            1
                           12.5000           910.79            100
RIO RANCHO       NM 87124  12.2500           10/26/04
0422310003                 0.0000            12/01/04          23
0422310003                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9651727                    6.3750            115300.0000       100.0000
                           6.3750            113,686.95        ZZ
                           6.1250            719.32            1
                           12.3750           719.32            105
QUITMAN          TX 75783  12.1250           10/29/04
0422282277                 0.0000            12/01/04          23
0422282277                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9651747                    6.7500            150000.0000       100.0000
                           6.7500            149,870.85        ZZ
                           6.5000            972.90            1
                           12.7500           972.90            100
FONTANA          CA 92335  12.5000           10/22/04
0422290270                 0.0000            12/01/04          23
0422290270                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9651815                    7.7500            91670.0000        100.0000
                           7.7500            91,605.30         ZZ
                           7.5000            656.74            1
                           13.7500           656.74            103
GENEVA           IN 46740  13.5000           10/25/04
0421985870                 6.2500            12/01/04          23
0421985870                 6.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     5                 0
0.0000                     05                00
                           O                 0.0000

9651839                    6.7500            144200.0000       100.0000
                           6.7500            144,075.85        ZZ
                           6.5000            935.28            1
                           12.7500           935.28            100
FAIRBANKS        AK 99709  12.5000           10/22/04
0422021618                 0.0000            12/01/04          23
0422021618                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9651849                    7.5000            85500.0000        100.0000
                           7.5000            85,436.55         ZZ
                           7.2500            597.83            1
                           13.5000           597.83            95
RICHMOND         VA 23222  13.2500           10/29/04
0422029215                 0.0000            12/01/04          23
0422029215                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9651863                    7.5000            84550.0000        100.0000
                           7.5000            84,487.25         ZZ
                           7.2500            591.19            1
                           13.5000           591.19            95
RICHMOND         VA 23223  13.2500           10/29/04
0422040915                 0.0000            12/01/04          23
0422040915                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9651865                    7.5000            83600.0000        100.0000
                           7.5000            83,537.96         ZZ
                           7.2500            584.54            1
                           13.5000           584.54            95
RICHMOND         VA 23223  13.2500           10/29/04
0422041871                 0.0000            12/01/04          23
0422041871                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9651945                    6.6250            124830.0000       100.0000
                           6.6250            124,719.87        ZZ
                           6.3750            799.30            1
                           12.6250           799.30            95
KALAMAZOO        MI 49008  12.3750           10/29/04
0422119313                 0.0000            12/01/04          23
0422119313                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9652005                    7.8750            133900.0000       100.0000
                           7.8750            133,807.85        ZZ
                           7.6250            970.87            1
                           13.8750           970.87            103
KANSAS CITY      MO 64131  13.6250           10/29/04
0422400028                 0.0000            12/01/04          23
0422400028                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9652013                    7.1250            129900.0000       100.0000
                           7.1250            129,796.12        ZZ
                           6.8750            875.16            1
                           13.1250           875.16            100
LARGO            FL 33773  12.8750           10/29/04
0422405522                 0.0000            12/01/04          23
0422405522                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9652019                    7.5000            235000.0000       100.0000
                           7.5000            234,825.60        ZZ
                           7.2500            1643.15           1
                           13.5000           1643.15           100
BONITA SPRINGS   FL 34135  13.2500           10/29/04
0422411405                 0.0000            12/01/04          23
0422411405                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9652043                    7.8750            159650.0000       100.0000
                           7.8750            159,540.13        ZZ
                           7.6250            1157.57           1
                           13.8750           1157.57           103
SAINT CHARLES    MO 63301  13.6250           10/29/04
0422133488                 0.0000            12/01/04          23
0422133488                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9652067                    6.5000            77000.0000        100.0000
                           6.5000            76,930.39         ZZ
                           6.2500            486.69            1
                           12.5000           486.69            107
BROOKLAWN        NJ 08030  12.2500           10/29/04
0422143404                 0.0000            12/01/04          23
0422143404                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9652157                    6.7500            121853.6500       100.0000
                           6.7500            121,748.74        ZZ
                           6.5000            790.34            1
                           12.7500           790.34            95
KALAMAZOO        MI 49004  12.5000           10/29/04
0422194340                 0.0000            12/01/04          23
0422194340                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9652681                    6.6250            118000.0000       100.0000
                           6.6250            117,895.89        ZZ
                           6.3750            755.57            1
                           12.6250           755.57            103
WILLOWBROOK      IL 60527  12.3750           10/11/04
0438582298                 0.0000            12/01/04          23
28541119                   0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
G27/G01                    3.0000            12/01/06          12/01/06
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9652745                    7.0000            238500.0000       100.0000
                           7.0000            238,304.50        ZZ
                           6.7500            1586.75           2
                           13.0000           1586.75           100
EVERETT          WA 98204  12.7500           10/13/04
0438578049                 0.0000            12/01/04          23
0010392629                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
313/G01                    3.0000            12/01/07          12/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9652747                    8.6250            92597.0000        100.0000
                           8.6250            92,542.33         ZZ
                           8.3750            720.21            1
                           14.6250           720.21            100
LOUISVILLE       KY 40214  14.3750           10/22/04
0438607392                 0.0000            12/01/04          23
18042352                   0.0000            11/01/34          0.0000
0                          6.5000            11/01/06          11/01/06
Y78/G01                    6.2500            12/01/06          12/01/06
45                         6.6250            0.0000            0.0000
A                          10.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9652889                    7.1250            138500.0000       100.0000
                           7.1250            138,389.24        ZZ
                           6.8750            933.10            1
                           13.1250           933.10            99
WEST FARGO       ND 58078  12.8750           10/29/04
0438576027                 3.2500            12/01/04          23
4348MO                     3.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
P29/G01                    3.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9652977                    8.6250            154500.0000       100.0000
                           8.6250            154,408.78        ZZ
                           8.3750            1201.69           1
                           14.6250           1201.69           103
MIAMI            FL 33186  14.3750           10/26/04
0438566614                 6.2500            12/01/04          23
1941590                    6.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
Y68/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          10.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     01                00
                           O                 0.0000

9653405                    6.8750            139050.0000       100.0000
                           6.8750            138,933.18        ZZ
                           6.6250            913.46            1
                           12.8750           913.46            103
MIAMI            FL 33015  12.6250           11/01/04
0422084624                 0.0000            12/01/04          23
0422084624                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9653425                    6.2500            166100.0000       100.0000
                           6.2500            166,100.00        ZZ
                           6.0000            1022.71           1
                           12.2500           1022.71           100
HOUSTON          TX 77051  12.0000           11/01/04
0422124008                 0.0000            01/01/05          23
0422124008                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9653477                    6.8750            300000.0000       100.0000
                           6.8750            299,747.96        ZZ
                           6.6250            1970.79           1
                           12.8750           1970.79           100
KENNER           LA 70065  12.6250           11/01/04
0422173906                 0.0000            12/01/04          23
0422173906                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9653567                    6.7500            111750.0000       100.0000
                           6.7500            111,653.78        ZZ
                           6.5000            724.81            1
                           12.7500           724.81            105
BELLVILLE        MI 48111  12.5000           11/01/04
0422240903                 0.0000            12/01/04          23
0422240903                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9653719                    6.8750            289750.0000       100.0000
                           6.8750            289,506.58        ZZ
                           6.6250            1903.45           1
                           12.8750           1903.45           95
TULSA            OK 74105  12.6250           11/01/04
0422354233                 0.0000            12/01/04          23
0422354233                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9653799                    8.8750            119995.0000       100.0000
                           8.8750            119,366.31        ZZ
                           8.6250            954.73            1
                           14.8750           954.73            103
BRANDON          MS 39047  14.6250           10/29/04
0422430561                 0.0000            12/01/04          23
0422430561                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.8750            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9653815                    6.6250            144450.0000       100.0000
                           6.6250            144,320.17        ZZ
                           6.3750            924.93            1
                           12.6250           924.93            107
MESA             AZ 85204  12.3750           10/22/04
0421389826                 0.0000            12/01/04          23
0421389826                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     01                00
                           O                 0.0000

9653825                    7.2500            431121.0000       100.0000
                           7.2500            430,784.68        ZZ
                           7.0000            2941.01           2
                           13.2500           2941.01           107
RIDGEWOOD        NY 11385  13.0000           11/01/04
0421711722                 0.0000            12/01/04          23
0421711722                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9654149                    7.5000            96820.0000        100.0000
                           7.5000            96,748.15         ZZ
                           7.2500            676.98            1
                           13.5000           676.98            103
NEWHALL          IA 52315  13.2500           10/28/04
0438613960                 7.5000            12/01/04          23
00004-22495                7.2500            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
Q14/G01                    6.0000            12/01/06          12/01/06
45                         7.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9654431                    6.7500            184900.0000       100.0000
                           6.7500            184,732.43        ZZ
                           6.5000            1199.26           1
                           12.7500           1199.26           100
TEMPE            AZ 85282  12.5000           10/27/04
0438574766                 0.0000            12/01/04          23
0000679406                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E86/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9654765                    7.8750            205948.0000       100.0000
                           7.8750            205,806.26        ZZ
                           7.6250            1493.27           1
                           13.8750           1493.27           103
RUTHER GLEN      VA 22546  13.6250           10/29/04
0438575763                 0.0000            12/01/04          23
0001097367                 0.0000            11/01/34          0.0000
0                          6.3300            11/01/06          11/01/06
K60/G01                    6.0800            12/01/06          12/01/06
45                         7.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9654811                    6.7500            237000.0000       100.0000
                           6.7500            236,795.95        ZZ
                           6.5000            1537.18           1
                           12.7500           1537.18           100
HASTINGS         MN 55033  12.5000           11/01/04
0438585010                 0.0000            12/01/04          23
04800915F                  0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
B39/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9654853                    8.2500            113300.0000       100.0000
                           8.2500            113,227.75        ZZ
                           8.0000            851.19            1
                           14.2500           851.19            103
WABASHA          MN 55981  14.0000           11/01/04
0438580805                 0.0000            12/01/04          23
04800778F                  0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
B39/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9654879                    6.8750            134930.0000       100.0000
                           6.8750            134,816.65        ZZ
                           6.6250            886.39            1
                           12.8750           886.39            103
YORKTOWN         VA 23693  12.6250           10/20/04
0438588832                 0.0000            12/01/04          23
0000451723                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
X67/G01                    3.0000            12/01/06          12/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9654905                    7.6000            63500.0000        100.0000
                           7.6000            63,453.81         ZZ
                           7.3500            448.36            1
                           13.6000           448.36            100
BENTLEYVILLE     PA 15314  13.3500           10/29/04
0438580318                 5.2500            12/01/04          23
7984                       5.0000            11/01/34          0.0000
0                          5.2500            11/01/06          11/01/06
T23/G01                    5.0000            12/01/06          12/01/06
45                         5.6000            0.0000            0.0000
A                          9.6000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3500                     1                 0
0.0000                     05                00
                           O                 0.0000

9655189                    7.6250            151000.0000       100.0000
                           7.6250            150,780.72        ZZ
                           7.3750            1068.77           1
                           13.6250           1068.77           100
BIRCH RUN        MI 48415  13.3750           09/30/04
0438582991                 0.0000            11/01/04          23
462144                     0.0000            10/01/34          0.0000
0                          3.3750            10/01/06          10/01/06
G33/G01                    3.1250            11/01/06          11/01/06
45                         7.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9655461                    6.2500            122450.0000       100.0000
                           6.2500            122,450.00        ZZ
                           6.0000            753.95            1
                           12.2500           753.95            105
KANSAS CITY      MO 64118  12.0000           11/01/04
0422006668                 0.0000            01/01/05          23
0422006668                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9655615                    6.6250            91000.0000        100.0000
                           6.6250            91,000.00         ZZ
                           6.3750            582.68            1
                           12.6250           582.68            102
YUKON            OK 73099  12.3750           10/28/04
0422270579                 0.0000            01/01/05          23
0422270579                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9655637                    6.1250            190000.0000       100.0000
                           6.1250            190,000.00        ZZ
                           5.8750            1154.46           1
                           12.1250           1154.46           100
SALT LAKE CITY   UT 84102  11.8750           10/27/04
0422278697                 0.0000            01/01/05          23
0422278697                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9655703                    8.1250            67465.0000        100.0000
                           8.1250            67,420.86         ZZ
                           7.8750            500.93            1
                           14.1250           500.93            103
GUYMON           OK 73942  13.8750           11/02/04
0422331405                 0.0000            12/01/04          23
0422331405                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9655919                    6.8750            203300.0000       100.0000
                           6.8750            202,964.74        ZZ
                           6.6250            1335.54           1
                           12.8750           1335.54           107
FORT MEYERS      FL 33912  12.6250           10/29/04
0438572687                 4.2500            12/01/04          23
90259616                   4.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
Y68/G01                    4.0000            12/01/06          12/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9656079                    6.5000            158500.0000       100.0000
                           6.5000            158,356.71        ZZ
                           6.2500            1001.83           1
                           12.5000           1001.83           103
BETTENDORF       IA 52722  12.2500           11/01/04
0438588642                 3.2500            12/01/04          23
TQSTINMAN                  3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
U85/G01                    3.0000            12/01/06          12/01/06
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9656169                    7.1250            262650.0000       100.0000
                           7.1250            262,439.96        ZZ
                           6.8750            1769.52           1
                           13.1250           1769.52           103
CITRUS HEIGHTS   CA 95621  12.8750           10/28/04
0438588402                 4.2500            12/01/04          23
1183200                    4.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
J40/G01                    4.0000            12/01/06          12/01/06
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9656219                    7.3750            149800.0000       100.0000
                           7.3750            149,686.02        T
                           7.1250            1034.63           1
                           13.3750           1034.63           107
BATTLE CREEK     MI 49017  13.1250           10/29/04
0438586596                 7.3750            12/01/04          23
2719611                    7.1250            11/01/34          0.0000
0                          4.5000            11/01/06          11/01/06
M50/G01                    4.2500            12/01/06          12/01/06
45                         7.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9656305                    7.2500            165000.0000       100.0000
                           7.2500            164,871.29        ZZ
                           7.0000            1125.59           1
                           13.2500           1125.59           100
MINNEAPOLIS      MN 55411  13.0000           10/26/04
0438595936                 3.2500            12/01/04          23
9918230000                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
Y13/G01                    3.0000            12/01/06          12/01/06
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9656311                    7.2500            139100.0000       100.0000
                           7.2500            138,991.49        ZZ
                           7.0000            948.91            1
                           13.2500           948.91            107
EDGEWOOD         MD 21040  13.0000           10/29/04
0438672115                 0.0000            12/01/04          23
3319480                    0.0000            11/01/34          0.0000
0                          4.0000            11/01/06          11/01/06
M50/G01                    3.7500            12/01/06          12/01/06
45                         7.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9656319                    7.7500            190550.0000       100.0000
                           7.7500            190,415.52        ZZ
                           7.5000            1365.12           1
                           13.7500           1365.12           103
BERKLEY          MI 48072  13.5000           10/18/04
0438589517                 0.0000            12/01/04          23
00040826508                0.0000            11/01/34          0.0000
0                          6.5000            11/01/06          11/01/06
A03/G01                    6.2500            12/01/06          12/01/06
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9656569                    7.5000            276210.0000       100.0000
                           7.5000            276,005.01        ZZ
                           7.2500            1931.30           1
                           13.5000           1931.30           99
FELTON           CA 95018  13.2500           10/28/04
0421282906                 0.0000            12/01/04          23
0421282906                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9656587                    6.3750            154400.0000       100.0000
                           6.3750            154,400.00        ZZ
                           6.1250            963.26            1
                           12.3750           963.26            99
POST FALLS       ID 83854  12.1250           10/28/04
0421894858                 0.0000            01/01/05          23
0421894858                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9656671                    7.3750            133900.0000       100.0000
                           7.3750            133,900.00        ZZ
                           7.1250            924.81            1
                           13.3750           924.81            100
PHILADELPHIA     PA 19126  13.1250           11/03/04
0422164384                 2.2500            01/01/05          23
0422164384                 2.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9656867                    6.3750            127500.0000       100.0000
                           6.3750            127,381.91        T
                           6.1250            795.43            1
                           12.3750           795.43            100
ALPHARETTA       GA 30005  12.1250           11/03/04
0422346775                 0.0000            12/01/04          23
0422346775                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9656999                    7.1250            55680.0000        100.0000
                           7.1250            55,635.47         ZZ
                           6.8750            375.13            1
                           13.1250           375.13            100
MESA             AZ 85206  12.8750           10/29/04
0422486407                 0.0000            12/01/04          23
0422486407                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9657269                    7.0000            330630.0000       100.0000
                           7.0000            330,358.98        ZZ
                           6.7500            2199.69           1
                           13.0000           2199.69           107
BLAINE           MN 55449  12.7500           10/29/04
0438596959                 3.2500            12/01/04          23
0410200004                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
U19/G01                    3.0000            12/01/06          12/01/06
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     5                 0
0.0000                     05                00
                           O                 0.0000

9657349                    6.6250            123500.0000       100.0000
                           6.6250            123,391.04        ZZ
                           6.3750            790.78            2
                           12.6250           790.78            95
MONTGOMERY       AL 36116  12.3750           10/12/04
0438590549                 3.2500            12/01/04          23
1000065702                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
624/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           N                 0.0000

9657399                    7.3750            74250.0000        100.0000
                           7.3750            74,193.50         ZZ
                           7.1250            512.83            1
                           13.3750           512.83            99
INMAN            SC 29349  13.1250           10/26/04
0438590911                 0.0000            12/01/04          23
2004584860                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/06          11/01/06
H76/G01                    5.0000            12/01/06          12/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9657403                    6.6250            123500.0000       100.0000
                           6.6250            123,391.04        ZZ
                           6.3750            790.78            2
                           12.6250           790.78            95
MONTGOMERY       AL 36116  12.3750           10/12/04
0438590523                 3.2500            12/01/04          23
1000065245                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
624/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           N                 0.0000

9657405                    7.8750            84460.0000        100.0000
                           7.8750            84,401.88         ZZ
                           7.6250            612.39            1
                           13.8750           612.39            103
GREENSBORO       NC 27410  13.6250           10/28/04
0438590697                 0.0000            12/02/04          23
0035423010                 0.0000            11/02/34          0.0000
0                          6.2500            11/02/07          11/02/07
N74/G01                    6.0000            12/02/07          12/02/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     01                00
                           O                 0.0000

9657433                    7.7500            123600.0000       100.0000
                           7.7500            123,180.94        ZZ
                           7.5000            885.49            1
                           13.7500           885.49            103
JOPLIN           MO 64804  13.5000           11/01/04
0438588931                 0.0000            12/01/04          23
0001095351                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
K60/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9657449                    7.5000            186300.0000       100.0000
                           7.5000            186,161.74        ZZ
                           7.2500            1302.64           1
                           13.5000           1302.64           107
GREENTOWN        PA 18426  13.2500           10/28/04
0438588113                 0.0000            12/01/04          23
2004585747                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
H76/G01                    4.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9657451                    7.3750            168525.0000       100.0000
                           7.3750            168,396.76        ZZ
                           7.1250            1163.97           1
                           13.3750           1163.97           107
LEVITTOWN        PA 19054  13.1250           10/29/04
0438588519                 0.0000            12/01/04          23
2004587483                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
H76/G01                    4.0000            12/01/06          12/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9657455                    7.3750            141500.0000       100.0000
                           7.3750            141,392.33        T
                           7.1250            977.31            1
                           13.3750           977.31            102
NORCROSS         GA 30093  13.1250           10/22/04
0438593535                 0.0000            12/01/04          23
10132004                   0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
642/G01                    3.0000            12/01/06          12/01/06
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9657515                    8.3750            142100.0000       100.0000
                           8.3750            141,650.65        ZZ
                           8.1250            1080.06           1
                           14.3750           1080.06           103
GOSHEN           IN 46528  14.1250           10/29/04
0438590747                 0.0000            12/01/04          23
4500410031                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
F34/G01                    6.0000            12/01/07          12/01/07
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9657529                    7.8750            202910.0000       100.0000
                           7.8750            202,770.36        ZZ
                           7.6250            1471.24           1
                           13.8750           1471.24           103
MORENO VALLEY    CA 92557  13.6250           10/29/04
0438609943                 0.0000            12/01/04          23
WTL040000735               0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
P23/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9657663                    6.3750            106893.0000       100.0000
                           6.3750            106,794.00        ZZ
                           6.1250            666.87            1
                           12.3750           666.87            107
BIRDSBORO        PA 19508  12.1250           11/04/04
0421871476                 2.2500            12/01/04          23
0421871476                 2.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     1                 0
0.0000                     07                00
                           O                 0.0000

9657679                    7.5000            141000.0000       100.0000
                           7.5000            140,895.36        ZZ
                           7.2500            985.89            1
                           13.5000           985.89            100
CLINTON TOWNSHI  MI 48038  13.2500           11/04/04
0422059253                 0.0000            12/01/04          23
0422059253                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9657721                    7.2500            201880.0000       100.0000
                           7.2500            201,722.51        ZZ
                           7.0000            1377.18           1
                           13.2500           1377.18           103
CLATSKANIE       OR 97016  13.0000           10/27/04
0422205658                 0.0000            12/01/04          23
0422205658                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
E22/G01                    5.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9657727                    7.5000            123000.0000       100.0000
                           7.5000            122,908.72        ZZ
                           7.2500            860.03            1
                           13.5000           860.03            107
DELTA JUNCTION   AK 99737  13.2500           10/25/04
0422219071                 0.0000            12/01/04          23
0422219071                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9657753                    7.5000            277500.0000       100.0000
                           7.5000            277,294.06        ZZ
                           7.2500            1940.32           1
                           13.5000           1940.32           98
MIDLAND          GA 31820  13.2500           10/29/04
0422262857                 0.0000            12/01/04          23
0422262857                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9657809                    7.8750            188000.0000       100.0000
                           7.8750            188,000.00        ZZ
                           7.6250            1363.13           1
                           13.8750           1363.13           102
PARACHUTE        CO 81635  13.6250           11/04/04
0422359331                 0.0000            01/01/05          23
0422359331                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9657867                    6.3750            253550.0000       100.0000
                           6.3750            253,315.16        ZZ
                           6.1250            1581.82           1
                           12.3750           1581.82           107
BOTHELL          WA 98012  12.1250           10/29/04
0422443325                 0.0000            12/01/04          23
0422443325                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9657879                    7.1250            158750.0000       100.0000
                           7.1250            158,623.05        ZZ
                           6.8750            1069.53           1
                           13.1250           1069.53           100
HOUSTON          TX 77054  12.8750           11/04/04
0422458828                 0.0000            12/01/04          23
0422458828                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9657889                    6.3750            179900.0000       100.0000
                           6.3750            179,733.38        ZZ
                           6.1250            1122.34           1
                           12.3750           1122.34           100
SAINT GEORGE     UT 84790  12.1250           10/27/04
0422472779                 3.2500            12/01/04          23
0422472779                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9659511                    8.6250            138940.0000       100.0000
                           8.6250            138,857.96        ZZ
                           8.3750            1080.67           1
                           14.6250           1080.67           103
SPARKS           NV 89431  14.3750           10/18/04
0438595134                 0.0000            12/01/04          23
0050138247                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
J95/G01                    6.0000            12/01/07          12/01/07
45                         6.6250            0.0000            0.0000
A                          10.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9659767                    6.2500            139200.0000       100.0000
                           6.2500            139,067.92        ZZ
                           6.0000            857.08            1
                           12.2500           857.08            105
MESA             AZ 85204  12.0000           10/22/04
0438590705                 0.0000            12/01/04          23
44148                      0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
R80/G01                    3.0000            12/01/06          12/01/06
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9659799                    7.7500            106920.0000       100.0000
                           7.7500            106,920.00        ZZ
                           7.5000            765.99            1
                           13.7500           765.99            99
SANDSTON         VA 23150  13.5000           11/02/04
0438600157                 0.0000            01/01/05          23
1                          0.0000            12/01/34          0.0000
0                          6.5000            12/01/06          12/01/06
H76/G01                    6.2500            01/01/07          01/01/07
45                         6.5000            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9659805                    8.3750            190550.0000       100.0000
                           8.3750            190,431.56        ZZ
                           8.1250            1448.32           1
                           14.3750           1448.32           103
DUBLIN           OH 43017  14.1250           10/30/04
0438590986                 0.0000            12/01/04          23
2004584903                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
H76/G01                    6.0000            12/01/07          12/01/07
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9660351                    6.8750            131192.0000       100.0000
                           6.8750            131,081.78        ZZ
                           6.6250            861.84            1
                           12.8750           861.84            106
MIAMI            FL 33179  12.6250           10/27/04
0438601742                 3.2500            12/01/04          23
1184254                    3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
J40/G01                    3.0000            12/01/06          12/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     01                00
                           O                 0.0000

9660367                    6.5000            110210.0000       100.0000
                           6.5000            110,110.37        ZZ
                           6.2500            696.60            1
                           12.5000           696.60            107
OPA LOCKA        FL 33055  12.2500           10/26/04
0438607533                 0.0000            12/01/04          23
0090042763                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
W02/G01                    4.0000            12/01/07          12/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           O                 0.0000

9660407                    6.3750            219700.0000       100.0000
                           6.3750            219,496.52        ZZ
                           6.1250            1370.64           1
                           12.3750           1370.64           105
BANNING          CA 92220  12.1250           10/28/04
0438618704                 4.2500            12/01/04          23
02410242                   4.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
M07/G01                    4.0000            12/01/07          12/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.1250                     1                 0
0.0000                     01                00
                           O                 0.0000

9660415                    6.6250            38252.0000        100.0000
                           6.6250            38,252.00         ZZ
                           6.3750            244.93            1
                           12.6250           244.93            107
MARION           IN 46952  12.3750           11/04/04
0438601460                 0.0000            01/01/05          23
8207234                    0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
X83/G01                    3.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9660635                    6.6250            128250.0000       100.0000
                           6.6250            128,136.85        ZZ
                           6.3750            821.20            1
                           12.6250           821.20            95
SAINT PETERSBUR  FL 33711  12.3750           11/05/04
0422326629                 0.0000            12/01/04          23
0422326629                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9660671                    6.7500            206000.0000       100.0000
                           6.7500            205,822.64        ZZ
                           6.5000            1336.11           1
                           12.7500           1336.11           103
OKLAHOMA CITY    OK 73013  12.5000           11/05/04
0422352419                 0.0000            12/01/04          23
0422352419                 0.0000            11/01/34          0.0000
0                          4.2500            11/01/07          11/01/07
E22/G01                    4.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9660707                    7.1250            125000.0000       100.0000
                           7.1250            125,000.00        ZZ
                           6.8750            842.15            1
                           13.1250           842.15            100
PHILA            PA 19138  12.8750           11/05/04
0422383588                 0.0000            01/01/05          23
0422383588                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9660717                    7.0000            208650.0000       100.0000
                           7.0000            208,650.00        ZZ
                           6.7500            1388.15           1
                           13.0000           1388.15           107
JOLIET           IL 60431  12.7500           11/01/04
0422388223                 4.2500            01/01/05          23
0422388223                 4.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     5                 0
0.0000                     05                00
                           O                 0.0000

9660765                    8.6250            226600.0000       100.0000
                           8.6250            226,600.00        ZZ
                           8.3750            1762.47           1
                           14.6250           1762.47           103
FORT WASHINGTON  MD 20744  14.3750           11/05/04
0422433581                 0.0000            01/01/05          23
0422433581                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.6250            0.0000            0.0000
A                          10.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9660827                    8.6250            142696.0000       100.0000
                           8.6250            142,604.23        ZZ
                           8.3750            1109.87           1
                           14.6250           1109.87           103
PEVELY           MO 63070  14.3750           11/05/04
0422499095                 6.2500            12/01/04          23
0422499095                 6.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.6250            0.0000            0.0000
A                          10.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     03                00
                           O                 0.0000

9660833                    7.5000            165500.0000       100.0000
                           7.5000            165,500.00        ZZ
                           7.2500            1157.20           2
                           13.5000           1157.20           100
BREMERTON        WA 98312  13.2500           11/03/04
0422503904                 0.0000            01/01/05          23
0422503904                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9660841                    6.7500            180000.0000       100.0000
                           6.7500            179,845.02        ZZ
                           6.5000            1167.48           2
                           12.7500           1167.48           100
HOUSTON          TX 77080  12.5000           11/05/04
0421791435                 0.0000            12/01/04          23
0421791435                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
E22/G01                    3.0000            12/01/07          12/01/07
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9661623                    6.7500            177000.0000       100.0000
                           6.7500            176,847.61        ZZ
                           6.5000            1148.02           2
                           12.7500           1148.02           106
NEW HAVEN        CT 06519  12.5000           11/02/04
0438609414                 4.2500            12/01/04          23
703-04588                  4.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
L21/G01                    4.0000            12/01/06          12/01/06
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9661639                    8.3750            238950.0000       100.0000
                           8.3750            238,801.47        ZZ
                           8.1250            1816.20           1
                           14.3750           1816.20           103
CLINTON          MD 20735  14.1250           10/29/04
0438607095                 0.0000            12/01/04          23
717214                     0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
X21/G01                    6.0000            12/01/07          12/01/07
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9661785                    6.3750            89000.0000        100.0000
                           6.3750            89,000.00         ZZ
                           6.1250            555.24            1
                           12.3750           555.24            105
MAULDIN          SC 29662  12.1250           11/05/04
0438594269                 4.2500            01/01/05          23
50863                      4.0000            12/01/34          0.0000
0                          4.2500            12/01/06          12/01/06
B43/G01                    4.0000            01/01/07          01/01/07
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9661843                    7.2500            71250.0000        100.0000
                           7.2500            71,124.46         ZZ
                           7.0000            486.06            1
                           13.2500           486.06            95
CLARKSTON        WA 99403  13.0000           09/24/04
0438597411                 0.0000            11/01/04          23
0063598971                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
T24/G01                    3.0000            11/01/07          11/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9661873                    7.5000            152440.0000       100.0000
                           7.5000            152,326.86        ZZ
                           7.2500            1065.89           1
                           13.5000           1065.89           103
TUSCALOOSA       AL 35405  13.2500           10/30/04
0438600942                 0.0000            12/01/04          23
2004585150                 0.0000            11/01/34          0.0000
0                          5.2500            11/01/07          11/01/07
H76/G01                    5.0000            12/01/07          12/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9661887                    8.0000            300000.0000       100.0000
                           8.0000            300,000.00        ZZ
                           7.7500            2201.30           1
                           14.0000           2201.30           101
BOLINGBROOK      IL 60490  13.7500           11/04/04
0438601304                 0.0000            01/01/05          23
2004584216                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/06          12/01/06
H76/G01                    6.0000            01/01/07          01/01/07
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9662039                    6.8750            181793.0000       100.0000
                           6.8750            181,793.00        ZZ
                           6.6250            1194.25           1
                           12.8750           1194.25           107
FORT MYERS       FL 33912  12.6250           11/05/04
0438588816                 4.2500            01/01/05          23
1946201                    4.0000            12/01/34          0.0000
0                          4.2500            12/01/06          12/01/06
Y68/G01                    4.0000            01/01/07          01/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9663103                    6.3750            215100.0000       100.0000
                           6.3750            215,100.00        ZZ
                           6.1250            1341.94           1
                           12.3750           1341.94           100
PRESCOTT         AZ 86301  12.1250           11/02/04
0421974130                 3.2500            01/01/05          23
0421974130                 3.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     03                00
                           O                 0.0000

9663109                    8.5000            63400.0000        100.0000
                           8.5000            63,400.00         ZZ
                           8.2500            487.49            1
                           14.5000           487.49            100
VERNON           TX 76384  14.2500           11/08/04
0422019968                 0.0000            01/01/05          23
0422019968                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9663263                    6.0000            124500.0000       100.0000
                           6.0000            124,500.00        ZZ
                           5.7500            746.44            1
                           12.0000           746.44            104
GOOSE CREEK      SC 29445  11.7500           11/08/04
0422319616                 0.0000            01/01/05          23
0422319616                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9663355                    7.8750            124300.0000       100.0000
                           7.8750            124,300.00        ZZ
                           7.6250            901.26            1
                           13.8750           901.26            103
BAY CITY         MI 48706  13.6250           11/08/04
0422378893                 0.0000            01/01/05          23
0422378893                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9663745                    6.8750            141500.0000       100.0000
                           6.8750            141,381.13        ZZ
                           6.6250            929.55            1
                           12.8750           929.55            100
LAYTON           UT 84040  12.6250           11/03/04
0438611022                 0.0000            12/01/04          23
52040140                   0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
E44/G01                    3.0000            12/01/06          12/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9663989                    6.9900            52250.0000        100.0000
                           6.9900            52,250.00         ZZ
                           6.7400            347.27            1
                           12.9900           347.27            95
FAYETTEVILLE     NC 28314  12.7400           11/05/04
0438619322                 3.5000            01/01/05          23
10040400695                3.2500            12/01/34          0.0000
0                          3.5000            12/01/06          12/01/06
X65/G01                    3.2500            01/01/07          01/01/07
45                         4.9900            0.0000            0.0000
A                          8.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.4900                     1                 0
0.0000                     05                00
                           N                 0.0000

9664301                    7.0000            98500.0000        100.0000
                           7.0000            98,500.00         ZZ
                           6.7500            655.32            1
                           13.0000           655.32            106
GLENDALE         AZ 85301  12.7500           10/28/04
0438643298                 3.2500            01/01/05          23
51115402                   3.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
Y40/G01                    3.0000            01/01/07          01/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9664951                    6.6250            122075.0000       100.0000
                           6.6250            122,075.00        ZZ
                           6.3750            781.66            1
                           12.6250           781.66            95
PORTAGE          MI 49024  12.3750           11/09/04
0422456160                 0.0000            01/01/05          23
0422456160                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9665009                    6.5000            87000.0000        100.0000
                           6.5000            87,000.00         ZZ
                           6.2500            549.90            1
                           12.5000           549.90            100
FORT WORTH       TX 76114  12.2500           11/09/04
0422315200                 0.0000            01/01/05          23
0422315200                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9665155                    6.5000            132100.0000       100.0000
                           6.5000            132,100.00        ZZ
                           6.2500            834.96            1
                           12.5000           834.96            106
BALTIMORE        MD 21206  12.2500           11/09/04
0422240929                 0.0000            01/01/05          23
0422240929                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9665965                    7.8750            78280.0000        100.0000
                           7.8750            78,280.00         ZZ
                           7.6250            567.58            1
                           13.8750           567.58            103
NAMPA            ID 83687  13.6250           11/04/04
0438626145                 5.2500            01/01/05          23
PDX405603                  5.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
Y76/G01                    5.0000            01/01/07          01/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     5                 0
0.0000                     05                00
                           O                 0.0000

9665995                    7.6250            100425.0000       100.0000
                           7.6250            100,425.00        ZZ
                           7.3750            710.80            1
                           13.6250           710.80            103
PHILADELPHIA     PA 19149  13.3750           11/08/04
0438603250                 0.0000            01/01/05          23
16200244                   0.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
S21/G01                    5.0000            01/01/07          01/01/07
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9666013                    6.8750            219350.0000       100.0000
                           6.8750            219,165.72        ZZ
                           6.6250            1440.97           1
                           12.8750           1440.97           107
TEMPLE HILLS     MD 20748  12.6250           10/21/04
0438618381                 0.0000            12/01/04          23
10105404                   0.0000            11/01/34          0.0000
0                          4.2500            11/01/06          11/01/06
642/G01                    4.0000            12/01/06          12/01/06
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9666041                    6.3750            143380.0000       100.0000
                           6.3750            143,247.21        ZZ
                           6.1250            894.50            1
                           12.3750           894.50            107
LAS VEGAS        NV 89108  12.1250           11/03/04
0438606915                 3.2500            12/01/04          23
11005612                   3.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
U19/G01                    3.0000            12/01/06          12/01/06
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     01                00
                           O                 0.0000

9666189                    6.7500            127677.0000       100.0000
                           6.7500            127,677.00        ZZ
                           6.5000            828.11            1
                           12.7500           828.11            101
WATERFORD        MI 48329  12.5000           11/10/04
0422176909                 0.0000            01/01/05          23
0422176909                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9666325                    7.1250            90640.0000        100.0000
                           7.1250            90,640.00         ZZ
                           6.8750            610.66            1
                           13.1250           610.66            103
LAWTON           OK 73505  12.8750           11/10/04
0422322263                 0.0000            01/01/05          23
0422322263                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9666359                    8.1250            267800.0000       100.0000
                           8.1250            267,800.00        ZZ
                           7.8750            1988.41           1
                           14.1250           1988.41           103
CANTON TWP       MI 48187  13.8750           11/05/04
0422344465                 0.0000            01/01/05          23
0422344465                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         6.1250            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9666463                    7.6250            190000.0000       100.0000
                           7.6250            190,000.00        ZZ
                           7.3750            1344.81           2
                           13.6250           1344.81           103
NEW ORLEANS      LA 70118  13.3750           11/10/04
0422442335                 0.0000            01/01/05          23
0422442335                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9666523                    5.7500            247000.0000       100.0000
                           5.7500            247,000.00        ZZ
                           5.5000            1441.42           1
                           11.7500           1441.42           100
LEHI             UT 84043  11.5000           11/09/04
0422494526                 0.0000            01/01/05          23
0422494526                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         3.7500            0.0000            0.0000
A                          7.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9666533                    8.3750            159650.0000       100.0000
                           8.3750            159,650.00        ZZ
                           8.1250            1213.46           1
                           14.3750           1213.46           103
MORRISON         CO 80465  14.1250           11/10/04
0422510883                 0.0000            01/01/05          23
0422510883                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.3750            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9666567                    6.8750            233500.0000       100.0000
                           6.8750            233,500.00        ZZ
                           6.6250            1533.93           1
                           12.8750           1533.93           95
LAS VEGAS        NV 89139  12.6250           11/04/04
0422375998                 0.0000            01/01/05          23
0422375998                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9667019                    8.5000            94245.0000        100.0000
                           8.5000            94,245.00         ZZ
                           8.2500            724.66            1
                           14.5000           724.66            103
RICHMOND         TX 77469  14.2500           11/04/04
0438637662                 8.5000            01/01/05          23
1218848                    8.2500            12/01/34          0.0000
0                          6.5000            12/01/06          12/01/06
M50/G01                    6.2500            01/01/07          01/01/07
45                         8.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9667105                    8.5000            128750.0000       100.0000
                           8.5000            128,750.00        ZZ
                           8.2500            989.98            1
                           14.5000           989.98            103
LEXINGTON        KY 40511  14.2500           11/03/04
0438660318                 8.5000            01/01/05          23
1619261                    8.2500            12/01/34          0.0000
0                          6.5000            12/01/06          12/01/06
M50/G01                    6.2500            01/01/07          01/01/07
45                         8.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9667127                    7.0000            130000.0000       100.0000
                           7.0000            130,000.00        ZZ
                           6.7500            864.90            1
                           13.0000           864.90            100
BAKERSFIELD      CA 93308  12.7500           11/03/04
0438646689                 3.2500            01/01/05          23
9436755                    3.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
808/G01                    3.0000            01/01/08          01/01/08
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9667299                    7.5000            192600.0000       100.0000
                           7.5000            192,600.00        ZZ
                           7.2500            1346.69           1
                           13.5000           1346.69           107
TAYLOR           MI 48180  13.2500           11/02/04
0438655375                 4.2500            01/01/05          23
318292                     4.0000            12/01/34          0.0000
0                          4.2500            12/01/06          12/01/06
T15/G01                    4.0000            01/01/07          01/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     5                 0
0.0000                     05                00
                           O                 0.0000

9667421                    8.5000            108150.0000       100.0000
                           8.5000            108,150.00        ZZ
                           8.2500            831.58            1
                           14.5000           831.58            103
ORLANDO          FL 32808  14.2500           11/09/04
0438600082                 6.2500            01/01/05          23
1947423                    6.0000            12/01/34          0.0000
0                          6.2500            12/01/06          12/01/06
Y68/G01                    6.0000            01/01/07          01/01/07
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9667423                    7.8750            81180.0000        100.0000
                           7.8750            81,124.13         ZZ
                           7.6250            588.61            1
                           13.8750           588.61            99
OCALA            FL 34479  13.6250           10/28/04
0438638181                 0.0000            12/01/04          23
0000452984                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
X67/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9668629                    7.1250            144000.0000       100.0000
                           7.1250            143,884.84        ZZ
                           6.8750            970.16            1
                           13.1250           970.16            100
NEW SMYRNA BEAC  FL 32168  12.8750           10/29/04
0438648412                 0.0000            12/01/04          23
0010424398                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
313/G01                    3.0000            12/01/07          12/01/07
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9668707                    7.2600            141240.0000       100.0000
                           7.2600            141,240.00        ZZ
                           7.0100            964.46            1
                           13.2600           964.46            107
DEERFIELD        MI 49238  13.0100           10/27/04
0438644221                 7.2600            01/01/05          23
0410180020                 7.0100            12/01/34          0.0000
0                          4.2500            12/01/06          12/01/06
Y79/G01                    4.0000            01/01/07          01/01/07
45                         7.2600            0.0000            0.0000
A                          9.2600            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9668775                    7.8750            217800.0000       100.0000
                           7.8750            217,800.00        ZZ
                           7.6250            1579.21           1
                           13.8750           1579.21           99
RAMSEY           MN 55303  13.6250           11/08/04
0438640054                 0.0000            01/01/05          23
2045867968731              0.0000            12/01/34          0.0000
0                          6.2500            12/01/06          12/01/06
H76/G01                    6.0000            01/01/07          01/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9668785                    6.2500            160000.0000       100.0000
                           6.2500            160,000.00        ZZ
                           6.0000            985.15            1
                           12.2500           985.15            106
TAFT             CA 93268  12.0000           11/05/04
0438657074                 3.2500            01/01/05          23
02411002                   3.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
M07/G01                    3.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9668807                    7.8750            55000.0000        100.0000
                           7.8750            54,962.15         ZZ
                           7.6250            398.79            1
                           13.8750           398.79            100
BAYTOWN          TX 77520  13.6250           11/05/04
0438623092                 0.0000            12/01/04          23
0001096137                 0.0000            11/01/34          0.0000
0                          6.3100            11/01/06          11/01/06
K60/G01                    6.0600            12/01/06          12/01/06
45                         6.3100            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9668815                    6.1250            174410.0000       100.0000
                           6.1250            174,410.00        ZZ
                           5.8750            1059.73           1
                           12.1250           1059.73           107
DENVER           CO 80249  11.8750           11/03/04
0438630857                 0.0000            01/01/05          23
01202070                   0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
B28/G01                    3.0000            01/01/07          01/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9668837                    6.8750            353100.0000       100.0000
                           6.8750            353,100.00        ZZ
                           6.6250            2319.62           1
                           12.8750           2319.62           107
MIRAMAR          FL 33027  12.6250           11/05/04
0438607822                 4.2500            01/01/05          23
1944644                    4.0000            12/01/34          0.0000
0                          4.2500            12/01/06          12/01/06
Y68/G01                    4.0000            01/01/07          01/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     03                00
                           O                 0.0000

9668949                    6.6250            219000.0000       100.0000
                           6.6250            219,000.00        ZZ
                           6.3750            1402.28           1
                           12.6250           1402.28           107
TUCSON           AZ 85743  12.3750           10/18/04
0438658585                 3.2500            01/01/05          23
1000067128                 3.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
624/G01                    3.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     5                 0
0.0000                     03                00
                           O                 0.0000

9669015                    7.6250            69900.0000        100.0000
                           7.6250            69,900.00         ZZ
                           7.3750            494.75            1
                           13.6250           494.75            100
ORLAND           IN 46776  13.3750           11/05/04
0438623175                 0.0000            01/01/05          23
MIPRATT                    0.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
R55/G01                    5.0000            01/01/07          01/01/07
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9669017                    6.7500            103000.0000       100.0000
                           6.7500            102,822.14        ZZ
                           6.5000            668.06            1
                           12.7500           668.06            100
EL PASO          TX 79904  12.5000           09/13/04
0438621229                 5.2500            11/01/04          23
3579733                    5.0000            10/01/34          0.0000
0                          5.2500            10/01/06          10/01/06
T24/G01                    5.0000            11/01/06          11/01/06
45                         5.2500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9670563                    6.1250            189000.0000       100.0000
                           6.1250            189,000.00        ZZ
                           5.8750            1148.38           1
                           12.1250           1148.38           107
CLEARWATER       FL 33755  11.8750           11/12/04
0422306803                 0.0000            01/01/05          23
0422306803                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9670603                    6.5000            133000.0000       100.0000
                           6.5000            133,000.00        ZZ
                           6.2500            840.65            1
                           12.5000           840.65            100
LAYTON           UT 84041  12.2500           11/10/04
0422355487                 0.0000            01/01/05          23
0422355487                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9670621                    7.5000            293550.0000       100.0000
                           7.5000            293,550.00        ZZ
                           7.2500            2052.54           1
                           13.5000           2052.54           95
QUINCY           MA 02171  13.2500           11/12/04
0422370759                 0.0000            01/01/05          23
0422370759                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9670661                    7.5000            164697.0000       100.0000
                           7.5000            164,697.00        ZZ
                           7.2500            1151.59           1
                           13.5000           1151.59           103
KODAK            TN 37764  13.2500           11/12/04
0422398917                 0.0000            01/01/05          23
0422398917                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9670753                    7.1250            139500.0000       100.0000
                           7.1250            139,500.00        ZZ
                           6.8750            939.84            1
                           13.1250           939.84            100
REDFORD          MI 48239  12.8750           11/12/04
0422473835                 0.0000            01/01/05          23
0422473835                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9670901                    6.5000            180405.0000       100.0000
                           6.5000            180,405.00        ZZ
                           6.2500            1140.28           1
                           12.5000           1140.28           95
DAYTONA BEACH    FL 32119  12.2500           11/12/04
0422040766                 0.0000            01/01/05          23
0422040766                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9670927                    8.0000            63860.0000        100.0000
                           8.0000            63,860.00         ZZ
                           7.7500            468.58            1
                           14.0000           468.58            103
YADKINVILLE      NC 27055  13.7500           11/12/04
0422125443                 0.0000            01/01/05          23
0422125443                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9670953                    6.6250            100900.0000       100.0000
                           6.6250            100,900.00        ZZ
                           6.3750            646.07            1
                           12.6250           646.07            106
LARGO            FL 33771  12.3750           11/12/04
0422183764                 0.0000            01/01/05          23
0422183764                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9670999                    7.7500            204867.0000       100.0000
                           7.7500            204,867.00        ZZ
                           7.5000            1467.69           1
                           13.7500           1467.69           102
SIMPSONVILLE     SC 29680  13.5000           11/12/04
0422233536                 0.0000            01/01/05          23
0422233536                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9671061                    8.6250            155000.0000       100.0000
                           8.6250            154,816.30        ZZ
                           8.3750            1205.58           1
                           14.6250           1205.58           100
BALTIMORE        MD 21234  14.3750           09/30/04
0438633422                 0.0000            11/01/04          23
0003613248                 0.0000            10/01/34          0.0000
0                          6.2500            10/01/06          10/01/06
T24/G01                    6.0000            11/01/06          11/01/06
45                         6.6250            0.0000            0.0000
A                          10.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9673467                    6.3750            206520.0000       100.0000
                           6.3750            206,520.00        ZZ
                           6.1250            1288.42           1
                           12.3750           1288.42           95
ELGIN            IL 60123  12.1250           11/05/04
0438628174                 6.3750            01/01/05          23
MBIL00794                  6.1250            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
W50/G01                    3.0000            01/01/07          01/01/07
45                         6.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9673499                    7.6250            92700.0000        100.0000
                           7.6250            92,700.00         ZZ
                           7.3750            656.12            1
                           13.6250           656.12            103
NEWARK           OH 43055  13.3750           11/13/04
0438649659                 6.2500            01/01/05          23
8034                       6.0000            12/01/34          0.0000
0                          6.2500            12/01/06          12/01/06
T23/G01                    6.0000            01/01/07          01/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9673515                    7.2500            171000.0000       100.0000
                           7.2500            170,866.60        ZZ
                           7.0000            1166.53           1
                           13.2500           1166.53           95
COLLINGSWOOD     NJ 08108  13.0000           10/29/04
0438630915                 0.0000            12/01/04          23
0051474658                 0.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
J95/G01                    3.0000            12/01/07          12/01/07
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9673547                    8.1250            339900.0000       100.0000
                           8.1250            339,900.00        ZZ
                           7.8750            2523.75           1
                           14.1250           2523.75           103
LAS VEGAS        NV 89123  13.8750           10/28/04
0438657850                 5.2500            01/01/05          23
51115332                   5.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
Y40/G01                    5.0000            01/01/07          01/01/07
45                         6.1250            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     03                00
                           O                 0.0000

9674693                    7.2500            111240.0000       100.0000
                           7.2500            111,240.00        ZZ
                           7.0000            758.85            1
                           13.2500           758.85            100
SHASTA LAKE      CA 96019  13.0000           11/02/04
0421884768                 0.0000            01/01/05          23
0421884768                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9675281                    6.8750            85600.0000        100.0000
                           6.8750            85,600.00         ZZ
                           6.6250            562.34            1
                           12.8750           562.34            107
PITTSBURGH       PA 15210  12.6250           11/12/04
0438654402                 0.0000            01/01/05          23
766321                     0.0000            12/01/34          0.0000
0                          4.2500            12/01/06          12/01/06
Y83/G01                    4.0000            01/01/07          01/01/07
45                         4.2500            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9676289                    6.5000            204800.0000       100.0000
                           6.5000            204,800.00        ZZ
                           6.2500            1294.48           1
                           12.5000           1294.48           106
AURORA           CO 80017  12.2500           11/15/04
0438643744                 4.2500            01/01/05          23
0411040012                 4.0000            12/01/34          0.0000
0                          4.2500            12/01/06          12/01/06
U19/G01                    4.0000            01/01/07          01/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     2                 0
0.0000                     03                00
                           O                 0.0000

9676291                    6.1250            394200.0000       100.0000
                           6.1250            394,200.00        ZZ
                           5.8750            2395.20           1
                           12.1250           2395.20           107
OCEANSIDE        CA 92054  11.8750           11/09/04
0438657447                 3.2500            01/01/05          23
02410255                   3.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
M07/G01                    3.0000            01/01/07          01/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     01                00
                           O                 0.0000

9676657                    7.0000            102600.0000       100.0000
                           7.0000            102,600.00        ZZ
                           6.7500            682.60            1
                           13.0000           682.60            95
MONROE           MI 48162  12.7500           11/05/04
0438642928                 0.0000            01/01/05          23
269104                     0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
E65/G01                    3.0000            01/01/07          01/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9677755                    6.1250            168050.0000       100.0000
                           6.1250            167,722.50        ZZ
                           5.8750            1021.09           1
                           12.1250           1021.09           100
PIQUA            OH 45356  11.8750           09/20/04
0438635773                 3.2500            11/01/04          23
0003595496                 3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
T24/G01                    3.0000            11/01/07          11/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9677763                    6.7500            123050.0000       100.0000
                           6.7500            123,050.00        ZZ
                           6.5000            798.10            1
                           12.7500           798.10            107
BALTIMORE        MD 21236  12.5000           11/12/04
0438655441                 0.0000            01/01/05          23
1041113WH                  0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E30/G01                    4.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9678097                    7.8750            161700.0000       100.0000
                           7.8750            161,588.72        ZZ
                           7.6250            1172.44           1
                           13.8750           1172.44           103
WOODSTOCK        IL 60098  13.6250           10/25/04
0438624009                 5.2500            12/01/04          23
1000067661                 5.0000            11/01/34          0.0000
0                          5.2500            11/01/06          11/01/06
624/G01                    5.0000            12/01/06          12/01/06
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     5                 0
0.0000                     01                00
                           O                 0.0000

9678111                    6.8750            101175.0000       100.0000
                           6.8750            101,004.51        ZZ
                           6.6250            664.65            1
                           12.8750           664.65            95
GRAIN VALLEY     MO 64029  12.6250           09/10/04
0438633554                 0.0000            11/01/04          23
0003591354                 0.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
T24/G01                    3.0000            11/01/07          11/01/07
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9678123                    6.2500            213750.0000       100.0000
                           6.2500            213,277.15        ZZ
                           6.0000            1316.10           1
                           12.2500           1316.10           100
WASHINGTON       UT 84780  12.0000           09/24/04
0438624330                 3.2500            11/01/04          23
3612204                    3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
T24/G01                    3.0000            11/01/07          11/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9678315                    7.8750            90640.0000        100.0000
                           7.8750            90,640.00         ZZ
                           7.6250            657.20            1
                           13.8750           657.20            100
PASADENA         TX 77506  13.6250           11/16/04
0422482380                 0.0000            01/01/05          23
0422482380                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9678341                    7.5000            121600.0000       100.0000
                           7.5000            121,600.00        ZZ
                           7.2500            850.24            1
                           13.5000           850.24            95
VERO BEACH       FL 32966  13.2500           11/16/04
0421688912                 0.0000            01/01/05          23
0421688912                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9678455                    6.7500            128400.0000       100.0000
                           6.7500            128,400.00        ZZ
                           6.5000            832.80            1
                           12.7500           832.80            107
PELHAM           AL 35124  12.5000           11/08/04
0422273284                 0.0000            01/01/05          23
0422273284                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           O                 0.0000

9678527                    6.6250            65250.0000        100.0000
                           6.6250            65,250.00         ZZ
                           6.3750            417.80            1
                           12.6250           417.80            100
CINCINNATI       OH 45211  12.3750           11/16/04
0422585646                 0.0000            01/01/05          23
0422585646                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9678737                    7.0000            156800.0000       100.0000
                           7.0000            156,542.19        ZZ
                           6.7500            1043.20           1
                           13.0000           1043.20           100
QUEEN CREEK      AZ 85242  12.7500           08/26/04
0438635765                 3.2500            11/01/04          23
3528713                    3.0000            10/01/34          0.0000
0                          3.2500            10/01/07          10/01/07
T24/G01                    3.0000            11/01/07          11/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     03                00
                           O                 0.0000

9684221                    7.3000            251450.0000       100.0000
                           7.3000            251,059.25        ZZ
                           7.0500            1723.87           1
                           13.3000           1723.87           107
FAIR HAVEN       MI 48023  13.0500           10/06/04
0438640443                 0.0000            11/12/04          23
02105399                   0.0000            10/12/34          0.0000
0                          3.2500            10/12/06          10/12/06
P57/G01                    3.0000            11/12/06          11/12/06
45                         7.3000            0.0000            0.0000
A                          9.3000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9684251                    6.6250            238000.0000       100.0000
                           6.6250            237,790.02        ZZ
                           6.3750            1523.94           1
                           12.6250           1523.94           100
CLOVIS           CA 93612  12.3750           10/29/04
0438656894                 3.2500            12/01/04          23
1000068278                 3.0000            11/01/34          0.0000
0                          3.2500            11/01/07          11/01/07
624/G01                    3.0000            12/01/07          12/01/07
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9684517                    8.4900            90022.0000        100.0000
                           8.4900            89,967.36         ZZ
                           8.2400            691.55            1
                           14.4900           691.55            103
LAKE STATION     IN 46405  14.2400           11/01/04
0438657892                 0.0000            12/01/04          23
02105415                   0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
P57/G01                    6.0000            12/01/06          12/01/06
45                         8.4900            0.0000            0.0000
A                          10.4900           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9684519                    6.3750            108000.0000       100.0000
                           6.3750            108,000.00        ZZ
                           6.1250            673.78            1
                           12.3750           673.78            100
ARLINGTON        TX 76016  12.1250           11/09/04
0438672024                 0.0000            01/01/05          23
24402060                   0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
U42/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9684587                    8.2500            95790.0000        100.0000
                           8.2500            95,790.00         ZZ
                           8.0000            719.64            1
                           14.2500           719.64            103
BIRMINGHAM       AL 35235  14.0000           11/10/04
0422000273                 0.0000            01/01/05          23
0422000273                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9684671                    6.6250            272000.0000       100.0000
                           6.6250            272,000.00        ZZ
                           6.3750            1741.65           1
                           12.6250           1741.65           100
TURLOCK          CA 95380  12.3750           11/02/04
0422240580                 0.0000            01/01/05          23
0422240580                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9684867                    6.3750            175000.0000       100.0000
                           6.3750            175,000.00        ZZ
                           6.1250            1091.77           1
                           12.3750           1091.77           100
FLUSHING         MI 48433  12.1250           11/17/04
0422439950                 0.0000            01/01/05          23
0422439950                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9684951                    6.7500            220000.0000       100.0000
                           6.7500            220,000.00        ZZ
                           6.5000            1426.92           1
                           12.7500           1426.92           100
CARTERET         NJ 07008  12.5000           11/17/04
0422492850                 0.0000            01/01/05          23
0422492850                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9685209                    7.5000            168920.0000       100.0000
                           7.5000            168,920.00        ZZ
                           7.2500            1181.11           1
                           13.5000           1181.11           103
ROCKVILLE        MD 20853  13.2500           11/10/04
0438640203                 0.0000            01/01/05          23
22804157                   0.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
696/G01                    5.0000            01/01/07          01/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9686245                    7.0000            45600.0000        100.0000
                           7.0000            45,600.00         ZZ
                           6.7500            303.38            1
                           13.0000           303.38            95
MAYODAN          NC 27027  12.7500           11/16/04
0438657223                 0.0000            01/01/05          23
PLAC128N246                0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
N46/G01                    3.0000            01/01/07          01/01/07
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9686279                    8.5000            278000.0000       100.0000
                           8.5000            278,000.00        ZZ
                           8.2500            2137.58           1
                           14.5000           2137.58           103
GURNEE           IL 60031  14.2500           11/10/04
0438657785                 0.0000            01/01/05          23
4588749                    0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
H76/G01                    6.0000            01/01/08          01/01/08
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9686295                    7.8750            51600.0000        100.0000
                           7.8750            51,600.00         ZZ
                           7.6250            374.14            1
                           13.8750           374.14            100
CHARLOTTE        NC 28206  13.6250           11/12/04
0438664773                 0.0000            01/01/05          23
042285                     0.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
Y29/G01                    5.0000            01/01/07          01/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9686663                    7.8750            180250.0000       100.0000
                           7.8750            180,250.00        ZZ
                           7.6250            1306.94           1
                           13.8750           1306.94           103
VERO BEACH       FL 32962  13.6250           11/13/04
0438658098                 0.0000            01/01/05          23
45926687894                0.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
H76/G01                    5.0000            01/01/07          01/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9686669                    7.0000            226600.0000       100.0000
                           7.0000            226,600.00        ZZ
                           6.7500            1507.58           1
                           13.0000           1507.58           103
LEXINGTON        KY 40505  12.7500           11/06/04
0438658981                 0.0000            01/01/05          23
45904934091                0.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
H76/G01                    5.0000            01/01/07          01/01/07
45                         5.2500            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9686827                    6.6250            234900.0000       100.0000
                           6.6250            234,900.00        ZZ
                           6.3750            1504.09           1
                           12.6250           1504.09           100
MATLACHA         FL 33993  12.3750           11/12/04
0421778630                 0.0000            01/01/05          23
0421778630                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9686869                    8.1250            79310.0000        100.0000
                           8.1250            79,258.12         ZZ
                           7.8750            588.87            1
                           14.1250           588.87            103
ALBERTVILLE      AL 35950  13.8750           10/25/04
0422178558                 0.0000            12/01/04          23
0422178558                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         8.1250            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9686937                    5.8750            523000.0000       100.0000
                           5.8750            523,000.00        ZZ
                           5.6250            3093.74           1
                           11.8750           3093.74           107
SAN JOSE         CA 95123  11.6250           11/09/04
0422381939                 0.0000            01/01/05          23
0422381939                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         3.8750            0.0000            0.0000
A                          7.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9687005                    7.1250            120000.0000       100.0000
                           7.1250            120,000.00        ZZ
                           6.8750            808.46            1
                           13.1250           808.46            100
CHESAPEAKE       VA 23321  12.8750           11/18/04
0422480251                 0.0000            01/01/05          23
0422480251                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9687041                    6.7500            264900.0000       100.0000
                           6.7500            264,900.00        ZZ
                           6.5000            1718.14           1
                           12.7500           1718.14           100
CARTERET         NJ 07008  12.5000           11/18/04
0422534545                 0.0000            01/01/05          23
0422534545                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9687049                    6.5000            115000.0000       100.0000
                           6.5000            115,000.00        ZZ
                           6.2500            726.88            1
                           12.5000           726.88            100
DALLAS           OR 97338  12.2500           11/16/04
0422541987                 0.0000            01/01/05          23
0422541987                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9689407                    6.1250            170000.0000       100.0000
                           6.1250            170,000.00        ZZ
                           5.8750            1032.94           2
                           12.1250           1032.94           100
MONROE           MI 48161  11.8750           11/18/04
0438662371                 3.2500            01/01/05          23
0100009999                 3.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
U75/G01                    3.0000            01/01/07          01/01/07
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9689441                    7.0000            153000.0000       100.0000
                           7.0000            152,874.59        ZZ
                           6.7500            1017.91           1
                           13.0000           1017.91           100
SALT LAKE CITY   UT 84106  12.7500           11/01/04
0438657645                 0.0000            12/01/04          23
33337620                   0.0000            11/01/34          0.0000
0                          3.2500            11/01/06          11/01/06
Y36/G01                    3.0000            12/01/06          12/01/06
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9689505                    7.8750            158000.0000       100.0000
                           7.8750            158,000.00        ZZ
                           7.6250            1145.61           1
                           13.8750           1145.61           99
ST CHARLES       IL 60174  13.6250           11/09/04
0438662249                 0.0000            01/01/05          23
675187                     0.0000            12/01/34          0.0000
0                          6.2500            12/01/06          12/01/06
E86/G01                    6.0000            01/01/07          01/01/07
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9689639                    7.8750            140500.0000       100.0000
                           7.8750            140,500.00        ZZ
                           7.6250            1018.72           1
                           13.8750           1018.72           103
LEAVENWORTH      KS 66048  13.6250           11/04/04
0438656779                 7.8750            01/01/05          23
0000423105                 7.6250            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
Q14/G01                    6.0000            01/01/08          01/01/08
45                         7.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9689835                    7.0000            48000.0000        100.0000
                           7.0000            48,000.00         ZZ
                           6.7500            319.35            1
                           13.0000           319.35            100
PHILADELPHIA     PA 19143  12.7500           11/17/04
0438660250                 0.0000            01/01/05          23
441401476                  0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
T76/G01                    3.0000            01/01/07          01/01/07
45                         7.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9690065                    7.5000            100000.0000       100.0000
                           7.5000            100,000.00        ZZ
                           7.2500            699.21            2
                           13.5000           699.21            100
COLUMBUS         OH 43204  13.2500           11/19/04
0422564518                 0.0000            01/01/05          23
0422564518                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9690081                    6.7500            151900.0000       100.0000
                           6.7500            151,900.00        ZZ
                           6.5000            985.22            1
                           12.7500           985.22            100
CHARLOTTE        NC 28212  12.5000           11/19/04
0422575514                 0.0000            01/01/05          23
0422575514                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9690173                    7.2500            114840.0000       100.0000
                           7.2500            114,840.00        ZZ
                           7.0000            783.41            1
                           13.2500           783.41            99
OKLAHOMA CITY    OK 73110  13.0000           11/15/04
0422443846                 0.0000            01/01/05          23
0422443846                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9690235                    6.3750            105000.0000       100.0000
                           6.3750            105,000.00        ZZ
                           6.1250            655.06            1
                           12.3750           655.06            100
WASHINGTON TERR  UT 84405  12.1250           11/16/04
0422484550                 0.0000            01/01/05          23
0422484550                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9690317                    6.8750            295000.0000       100.0000
                           6.8750            295,000.00        T
                           6.6250            1937.94           1
                           12.8750           1937.94           100
CORAL SPRINGS    FL 33065  12.6250           11/17/04
0422007971                 0.0000            01/01/05          23
0422007971                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9690331                    6.2500            174410.0000       100.0000
                           6.2500            174,410.00        ZZ
                           6.0000            1073.87           1
                           12.2500           1073.87           100
COLORADO SPRING  CO 80910  12.0000           11/15/04
0422075283                 0.0000            01/01/05          23
0422075283                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9690413                    7.0000            105000.0000       100.0000
                           7.0000            105,000.00        ZZ
                           6.7500            698.57            1
                           13.0000           698.57            100
PLANTATION       FL 33313  12.7500           11/19/04
0422306241                 0.0000            01/01/05          23
0422306241                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9690459                    7.2500            300000.0000       100.0000
                           7.2500            300,000.00        ZZ
                           7.0000            2046.53           1
                           13.2500           2046.53           96
OKLAHOMA CITY    OK 73103  13.0000           11/15/04
0422357244                 0.0000            01/01/05          23
0422357244                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9690533                    6.7500            182500.0000       100.0000
                           6.7500            182,500.00        ZZ
                           6.5000            1183.69           1
                           12.7500           1183.69           100
EUGENE           OR 97401  12.5000           11/12/04
0422521237                 0.0000            01/01/05          23
0422521237                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9690567                    6.3750            175000.0000       100.0000
                           6.3750            175,000.00        T
                           6.1250            1091.77           1
                           12.3750           1091.77           100
GILBERT          AZ 85296  12.1250           11/10/04
0422540443                 0.0000            01/01/05          23
0422540443                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9691803                    7.7500            257500.0000       100.0000
                           7.7500            257,500.00        ZZ
                           7.5000            1844.76           1
                           13.7500           1844.76           103
LINO LAKES       MN 55014  13.5000           11/15/04
0438658882                 5.2500            01/01/05          23
9508701000                 5.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
L76/G01                    5.0000            01/01/08          01/01/08
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     5                 0
0.0000                     05                00
                           O                 0.0000

9691819                    6.7500            239900.0000       100.0000
                           6.7500            239,900.00        ZZ
                           6.5000            1555.99           1
                           12.7500           1555.99           100
SPRING VALLEY    CA 91978  12.5000           11/16/04
0438670168                 0.0000            01/01/05          23
HS916704                   0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
Q31/G01                    3.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9691929                    7.6250            102000.0000       100.0000
                           7.6250            101,926.18        ZZ
                           7.3750            721.95            1
                           13.6250           721.95            98
WRIGHT CITY      MO 63390  13.3750           10/25/04
0438658452                 0.0000            12/01/04          23
0050306109                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
J95/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9692027                    7.2500            146590.0000       100.0000
                           7.2500            146,590.00        ZZ
                           7.0000            1000.00           1
                           13.2500           1000.00           107
WINSTON SALEM    NC 27127  13.0000           11/12/04
0438661498                 0.0000            01/01/05          23
2200002684                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
N74/G01                    4.0000            01/01/08          01/01/08
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9692509                    6.8750            192900.0000       100.0000
                           6.8750            192,900.00        ZZ
                           6.6250            1267.22           1
                           12.8750           1267.22           100
STERLING HEIGHT  MI 48310  12.6250           11/22/04
0422428995                 0.0000            01/01/05          23
0422428995                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9692557                    6.5000            322600.0000       100.0000
                           6.5000            322,600.00        T
                           6.2500            2039.05           1
                           12.5000           2039.05           103
YUBA CITY        CA 95991  12.2500           11/17/04
0422459966                 0.0000            01/01/05          23
0422459966                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9692625                    7.8750            221450.0000       100.0000
                           7.8750            221,450.00        ZZ
                           7.6250            1605.67           1
                           13.8750           1605.67           103
PUEBLO           CO 81001  13.6250           11/16/04
0422498527                 0.0000            01/01/05          23
0422498527                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9692765                    6.6250            140000.0000       100.0000
                           6.6250            140,000.00        ZZ
                           6.3750            896.44            1
                           12.6250           896.44            105
CLINTON TOWNSHI  MI 48038  12.3750           11/17/04
0438660029                 3.5000            01/01/05          23
0496000000                 3.2500            12/01/34          0.0000
0                          3.5000            12/01/07          12/01/07
Y13/G01                    3.2500            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     5                 0
0.0000                     01                00
                           O                 0.0000

9692767                    6.0000            185500.0000       100.0000
                           6.0000            185,500.00        ZZ
                           5.7500            1112.17           1
                           12.0000           1112.17           106
WARREN           MI 48092  11.7500           11/22/04
0422610279                 0.0000            01/01/05          23
0422610279                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9692809                    6.1250            234100.0000       100.0000
                           6.1250            234,100.00        ZZ
                           5.8750            1422.42           1
                           12.1250           1422.42           100
PORT ORCHARD     WA 98367  11.8750           11/19/04
0422656892                 0.0000            01/01/05          23
0422656892                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9693003                    6.2500            104500.0000       100.0000
                           6.2500            104,500.00        ZZ
                           6.0000            643.42            1
                           12.2500           643.42            95
TRENTON          OH 45067  12.0000           11/22/04
0422376426                 0.0000            01/01/05          23
0422376426                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9693043                    6.3750            137750.0000       100.0000
                           6.3750            137,750.00        ZZ
                           6.1250            859.38            2
                           12.3750           859.38            95
EL PASO          TX 79936  12.1250           11/12/04
0438662785                 0.0000            01/01/05          23
4900407525                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
F34/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9693379                    6.5000            264550.0000       100.0000
                           6.5000            264,550.00        ZZ
                           6.2500            1672.14           1
                           12.5000           1672.14           103
STERLING         VA 20165  12.2500           11/16/04
0438657280                 0.0000            01/01/05          23
25204141                   0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
696/G01                    3.0000            01/01/07          01/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9693825                    6.8750            277500.0000       100.0000
                           6.8750            277,500.00        ZZ
                           6.6250            1822.98           1
                           12.8750           1822.98           100
BALTIMORE        MD 21224  12.6250           11/19/04
0438674509                 0.0000            01/01/05          23
041116002                  0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
P09/G01                    3.0000            01/01/07          01/01/07
45                         6.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9693875                    6.3750            197950.0000       100.0000
                           6.3750            197,950.00        ZZ
                           6.1250            1234.95           1
                           12.3750           1234.95           107
HARRISBURG       PA 17112  12.1250           11/12/04
0438663809                 0.0000            01/01/05          23
0000625377                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E86/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9694775                    7.5000            90275.0000        100.0000
                           7.5000            90,208.00         ZZ
                           7.2500            631.22            1
                           13.5000           631.22            100
CALDWELL         ID 83605  13.2500           10/27/04
0422437863                 0.0000            12/01/04          23
0422437863                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/07          11/01/07
E22/G01                    6.0000            12/01/07          12/01/07
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9694945                    8.2500            132870.0000       100.0000
                           8.2500            132,870.00        ZZ
                           8.0000            998.21            1
                           14.2500           998.21            103
NORFOLK          VA 23513  14.0000           11/23/04
0422626259                 0.0000            01/01/05          23
0422626259                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9694955                    7.1250            262000.0000       100.0000
                           7.1250            262,000.00        ZZ
                           6.8750            1765.14           1
                           13.1250           1765.14           100
LINDEN           NJ 07036  12.8750           11/23/04
0422641977                 0.0000            01/01/05          23
0422641977                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9695001                    6.2500            189250.0000       100.0000
                           6.2500            189,250.00        ZZ
                           6.0000            1165.24           1
                           12.2500           1165.24           103
SAINT CHARLES    MO 63304  12.0000           11/23/04
0422148080                 0.0000            01/01/05          23
0422148080                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9695119                    6.1250            161500.0000       100.0000
                           6.1250            161,500.00        ZZ
                           5.8750            981.29            1
                           12.1250           981.29            95
KENT             WA 98030  11.8750           11/17/04
0422515981                 0.0000            01/01/05          23
0422515981                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9695153                    6.5000            219350.0000       100.0000
                           6.5000            219,350.00        ZZ
                           6.2500            1386.44           1
                           12.5000           1386.44           107
GRESHAM          OR 97080  12.2500           11/18/04
0422540385                 0.0000            01/01/05          23
0422540385                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9695161                    7.1250            81900.0000        100.0000
                           7.1250            81,900.00         ZZ
                           6.8750            551.78            1
                           13.1250           551.78            100
ANDERSON         SC 29625  12.8750           11/23/04
0422548768                 0.0000            01/01/05          23
0422548768                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9695209                    6.8750            172800.0000       100.0000
                           6.8750            172,800.00        ZZ
                           6.6250            1135.17           1
                           12.8750           1135.17           100
TUCSON           AZ 85745  12.6250           11/12/04
0422363622                 0.0000            01/01/05          23
0422363622                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9695231                    8.0000            101970.0000       100.0000
                           8.0000            101,970.00        ZZ
                           7.7500            748.22            1
                           14.0000           748.22            103
JACKSONVILLE     FL 32257  13.7500           11/23/04
0422405704                 0.0000            01/01/05          23
0422405704                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9695267                    8.6250            106090.0000       100.0000
                           8.6250            106,027.36        ZZ
                           8.3750            825.16            1
                           14.6250           825.16            103
MYRTLE CREEK     OR 97457  14.3750           11/15/04
0438670473                 0.0000            12/19/04          23
2200002687                 0.0000            11/19/34          0.0000
0                          6.2500            11/19/07          11/19/07
N74/G01                    6.0000            12/19/07          12/19/07
45                         6.6250            0.0000            0.0000
A                          10.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9695361                    7.3750            114840.0000       100.0000
                           7.3750            114,840.00        ZZ
                           7.1250            793.18            1
                           13.3750           793.18            99
BECKLEY          WV 25801  13.1250           11/22/04
0438669913                 0.0000            01/01/05          23
2004594141                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
H76/G01                    5.0000            01/01/07          01/01/07
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9695493                    7.3750            162000.0000       100.0000
                           7.3750            162,000.00        ZZ
                           7.1250            1118.90           1
                           13.3750           1118.90           103
LAWRENCEVILLE    GA 30045  13.1250           11/24/04
0438661555                 0.0000            01/01/05          23
2004587621                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
H76/G01                    5.0000            01/01/08          01/01/08
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9695535                    6.5000            115500.0000       100.0000
                           6.5000            115,500.00        ZZ
                           6.2500            730.04            1
                           12.5000           730.04            105
GRANITE CITY     IL 62040  12.2500           11/19/04
0438659963                 0.0000            01/01/05          23
2004585389                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
H76/G01                    3.0000            01/01/07          01/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9695539                    8.2500            102600.0000       100.0000
                           8.2500            102,600.00        ZZ
                           8.0000            770.80            1
                           14.2500           770.80            103
SYLACAUGA        AL 35150  14.0000           11/10/04
0438673360                 0.0000            01/01/05          23
2004578540                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/06          12/01/06
H76/G01                    6.0000            01/01/07          01/01/07
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9695551                    7.5000            192000.0000       100.0000
                           7.5000            192,000.00        ZZ
                           7.2500            1342.50           1
                           13.5000           1342.50           99
BECKLEY          WV 25801  13.2500           11/18/04
0438669947                 0.0000            01/01/05          23
2004584893                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
H76/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9696393                    7.5000            154500.0000       100.0000
                           7.5000            154,500.00        ZZ
                           7.2500            1080.29           1
                           13.5000           1080.29           103
PLANTATION       FL 33322  13.2500           11/24/04
0422358432                 0.0000            01/01/05          23
0422358432                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9696415                    6.7500            56050.0000        100.0000
                           6.7500            56,050.00         ZZ
                           6.5000            363.54            1
                           12.7500           363.54            95
YORK             PA 17404  12.5000           11/24/04
0422389742                 0.0000            01/01/05          23
0422389742                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           N                 0.0000

9696453                    7.0000            242050.0000       100.0000
                           7.0000            242,050.00        ZZ
                           6.7500            1610.36           1
                           13.0000           1610.36           103
GARDNERVILLE     NV 89410  12.7500           11/18/04
0422420992                 0.0000            01/01/05          23
0422420992                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.2500            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9696465                    7.1250            47400.0000        100.0000
                           7.1250            47,400.00         ZZ
                           6.8750            319.34            1
                           13.1250           319.34            95
FLINT            MI 48551  12.8750           11/24/04
0422426015                 0.0000            01/01/05          23
0422426015                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9696561                    6.3750            174000.0000       100.0000
                           6.3750            174,000.00        ZZ
                           6.1250            1085.53           1
                           12.3750           1085.53           100
SAINT AUGUSTINE  FL 32086  12.1250           11/24/04
0422478461                 0.0000            01/01/05          23
0422478461                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9696567                    7.3750            245000.0000       100.0000
                           7.3750            245,000.00        ZZ
                           7.1250            1692.15           1
                           13.3750           1692.15           103
CLARKSTON        MI 48348  13.1250           11/23/04
0422482257                 0.0000            01/01/05          23
0422482257                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9696601                    5.8750            217210.0000       100.0000
                           5.8750            217,210.00        ZZ
                           5.6250            1284.88           1
                           11.8750           1284.88           106
LONGVIEW         WA 98632  11.6250           11/15/04
0422503276                 0.0000            01/01/05          23
0422503276                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         3.8750            0.0000            0.0000
A                          7.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9696649                    6.7500            134000.0000       100.0000
                           6.7500            134,000.00        ZZ
                           6.5000            869.12            2
                           12.7500           869.12            100
NEW BRITAIN      CT 06051  12.5000           11/24/04
0422529065                 0.0000            01/01/05          23
0422529065                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9696751                    7.5000            280160.0000       100.0000
                           7.5000            280,160.00        ZZ
                           7.2500            1958.92           1
                           13.5000           1958.92           103
MIRAMAR          FL 33029  13.2500           11/24/04
0422567206                 0.0000            01/01/05          23
0422567206                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9696849                    7.6250            77250.0000        100.0000
                           7.6250            77,250.00         ZZ
                           7.3750            546.77            1
                           13.6250           546.77            103
TWENTYNINE PALM  CA 92277  13.3750           11/19/04
0422621292                 0.0000            01/01/05          23
0422621292                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9696881                    7.6250            159500.0000       100.0000
                           7.6250            159,500.00        ZZ
                           7.3750            1128.93           1
                           13.6250           1128.93           103
MUNROE FALLS     OH 44262  13.3750           11/24/04
0422648824                 0.0000            01/01/05          23
0422648824                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9697055                    8.2500            247500.0000       100.0000
                           8.2500            247,500.00        ZZ
                           8.0000            1859.38           1
                           14.2500           1859.38           103
ASTON            PA 19014  14.0000           11/19/04
0422340554                 0.0000            01/01/05          23
0422340554                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9698007                    7.1250            88600.0000        100.0000
                           7.1250            88,600.00         ZZ
                           6.8750            596.91            1
                           13.1250           596.91            100
WINCHENDON       MA 01475  12.8750           11/16/04
0438667594                 0.0000            01/01/05          23
0010412377                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
313/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9698213                    7.3750            214500.0000       100.0000
                           7.3750            214,500.00        ZZ
                           7.1250            1481.50           1
                           13.3750           1481.50           96
HENDERSONVILLE   NC 28792  13.1250           11/24/04
0438673873                 0.0000            01/01/05          23
2004592508                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
H76/G01                    5.0000            01/01/08          01/01/08
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9698219                    7.6250            143550.0000       100.0000
                           7.6250            143,550.00        ZZ
                           7.3750            1016.04           1
                           13.6250           1016.04           99
CECIL TOWNSHIP   PA 15057  13.3750           11/23/04
0438664112                 0.0000            01/01/05          23
2004593785                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
H76/G01                    5.0000            01/01/08          01/01/08
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9700833                    6.8750            299900.0000       100.0000
                           6.8750            299,900.00        ZZ
                           6.6250            1970.13           1
                           12.8750           1970.13           100
HOUSTON          TX 77081  12.6250           11/24/04
0422507871                 0.0000            01/01/05          23
0422507871                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9701195                    6.1250            159323.0000       100.0000
                           6.1250            159,323.00        ZZ
                           5.8750            968.06            1
                           12.1250           968.06            107
OMAHA            NE 68122  11.8750           11/29/04
0422584011                 0.0000            01/01/05          23
0422584011                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9701223                    6.8750            265000.0000       100.0000
                           6.8750            265,000.00        ZZ
                           6.6250            1740.86           1
                           12.8750           1740.86           100
FREDERICKSBURG   VA 22407  12.6250           11/29/04
0422596403                 0.0000            01/01/05          23
0422596403                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9701283                    7.5000            105000.0000       100.0000
                           7.5000            105,000.00        ZZ
                           7.2500            734.18            2
                           13.5000           734.18            100
MARRERO          LA 70072  13.2500           11/29/04
0422658740                 0.0000            01/01/05          23
0422658740                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9701419                    6.5000            190000.0000       100.0000
                           6.5000            190,000.00        ZZ
                           6.2500            1200.93           1
                           12.5000           1200.93           100
EASLEY           SC 29642  12.2500           11/23/04
0422495275                 0.0000            01/01/05          23
0422495275                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9701423                    6.3750            42800.0000        100.0000
                           6.3750            42,800.00         ZZ
                           6.1250            267.02            1
                           12.3750           267.02            107
FORT WAYNE       IN 46806  12.1250           11/23/04
0438673170                 0.0000            01/01/05          23
8207298                    0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
X83/G01                    4.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9702851                    7.3750            164697.0000       100.0000
                           7.3750            164,571.68        ZZ
                           7.1250            1137.52           1
                           13.3750           1137.52           103
LOCUST GROVE     GA 30248  13.1250           11/04/04
0438670713                 0.0000            12/01/04          23
0001094456                 0.0000            11/01/34          0.0000
0                          6.2500            11/01/06          11/01/06
K60/G01                    6.0000            12/01/06          12/01/06
45                         6.2500            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9703295                    7.5000            162740.0000       100.0000
                           7.5000            162,740.00        ZZ
                           7.2500            1137.90           1
                           13.5000           1137.90           103
HANFORD          CA 93230  13.2500           11/10/04
0438664963                 5.2500            01/01/05          23
1948108                    5.0000            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
Y68/G01                    5.0000            01/01/07          01/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9703445                    6.8750            125000.0000       100.0000
                           6.8750            125,000.00        ZZ
                           6.6250            821.16            1
                           12.8750           821.16            100
VERO BEACH       FL 32966  12.6250           11/30/04
0422280305                 0.0000            01/01/05          23
0422280305                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9703483                    6.2500            160000.0000       100.0000
                           6.2500            160,000.00        ZZ
                           6.0000            985.15            1
                           12.2500           985.15            100
MILFORD          CT 06460  12.0000           11/30/04
0422600932                 0.0000            01/01/05          23
0422600932                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9703485                    6.2500            102500.0000       100.0000
                           6.2500            102,500.00        ZZ
                           6.0000            631.11            1
                           12.2500           631.11            100
SMYRNA           GA 30082  12.0000           11/30/04
0422601799                 0.0000            01/01/05          23
0422601799                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9703571                    5.8750            124120.0000       100.0000
                           5.8750            124,120.00        ZZ
                           5.6250            734.22            1
                           11.8750           734.22            107
READING          PA 19605  11.6250           11/30/04
0422635144                 2.2500            01/01/05          23
0422635144                 2.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         3.8750            0.0000            0.0000
A                          7.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9703603                    7.6250            180750.0000       100.0000
                           7.6250            180,750.00        ZZ
                           7.3750            1279.34           1
                           13.6250           1279.34           103
EAST PETERSBURG  PA 17520  13.3750           11/30/04
0422651182                 0.0000            01/01/05          23
0422651182                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9703631                    7.5000            58400.0000        100.0000
                           7.5000            58,400.00         ZZ
                           7.2500            408.34            1
                           13.5000           408.34            100
CEDAR HILL       MO 63016  13.2500           11/30/04
0421523291                 0.0000            01/01/05          23
0421523291                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9703677                    7.8750            208060.0000       100.0000
                           7.8750            208,060.00        ZZ
                           7.6250            1508.58           1
                           13.8750           1508.58           103
BRIGHTON         CO 80601  13.6250           11/24/04
0422244533                 0.0000            01/01/05          23
0422244533                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9703703                    8.5000            136990.0000       100.0000
                           8.5000            136,990.00        ZZ
                           8.2500            1053.33           1
                           14.5000           1053.33           103
TUCSON           AZ 85705  14.2500           11/23/04
0422325928                 0.0000            01/01/05          23
0422325928                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9703715                    8.2500            69400.0000        100.0000
                           8.2500            69,400.00         ZZ
                           8.0000            521.38            1
                           14.2500           521.38            100
CHICKASHA        OK 73018  14.0000           11/23/04
0422339465                 0.0000            01/01/05          23
0422339465                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          10.2500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9704065                    7.1250            105500.0000       100.0000
                           7.1250            105,500.00        ZZ
                           6.8750            710.77            1
                           13.1250           710.77            100
MOKENA           IL 60448  12.8750           11/30/04
0422531004                 0.0000            01/01/05          23
0422531004                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9704071                    8.5000            28000.0000        100.0000
                           8.5000            28,000.00         ZZ
                           8.2500            215.30            1
                           14.5000           215.30            100
JOHNSONBURG      PA 15845  14.2500           11/30/04
0422531723                 0.0000            01/01/05          23
0422531723                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.5000            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9704077                    6.2500            126000.0000       100.0000
                           6.2500            126,000.00        ZZ
                           6.0000            775.80            1
                           12.2500           775.80            100
SALT LAKE CITY   UT 84119  12.0000           11/23/04
0422534891                 0.0000            01/01/05          23
0422534891                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         3.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9704181                    7.0000            81000.0000        100.0000
                           7.0000            81,000.00         ZZ
                           6.7500            538.90            1
                           13.0000           538.90            100
WEST MIFFLIN     PA 15122  12.7500           11/30/04
0422694513                 0.0000            01/01/05          23
0422694513                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9704209                    6.3750            203500.0000       100.0000
                           6.3750            203,500.00        ZZ
                           6.1250            1269.58           1
                           12.3750           1269.58           100
LAUREL           MD 20724  12.1250           11/30/04
0422748533                 0.0000            01/01/05          23
0422748533                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9705461                    6.3750            192800.0000       100.0000
                           6.3750            192,800.00        ZZ
                           6.1250            1202.82           1
                           12.3750           1202.82           95
PT ST LUCIE      FL 34953  12.1250           11/30/04
0422530774                 0.0000            01/01/05          23
0422530774                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9705475                    5.8750            67200.0000        100.0000
                           5.8750            67,200.00         ZZ
                           5.6250            397.51            1
                           11.8750           397.51            100
GROVES           TX 77619  11.6250           12/01/04
0422606608                 0.0000            01/01/05          23
0422606608                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         3.8750            0.0000            0.0000
A                          7.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9705509                    7.1250            169900.0000       100.0000
                           7.1250            169,900.00        ZZ
                           6.8750            1144.65           1
                           13.1250           1144.65           100
LAWRENCEVILLE    GA 30044  12.8750           12/01/04
0422574244                 0.0000            01/01/05          23
0422574244                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9705515                    6.1250            160500.0000       100.0000
                           6.1250            160,500.00        ZZ
                           5.8750            975.21            1
                           12.1250           975.21            107
MAGNA            UT 84044  11.8750           11/24/04
0422578955                 0.0000            01/01/05          23
0422578955                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9705531                    6.6250            189500.0000       100.0000
                           6.6250            189,500.00        ZZ
                           6.3750            1213.39           1
                           12.6250           1213.39           100
TORRINGTON       CT 06790  12.3750           12/01/04
0422593079                 0.0000            01/01/05          23
0422593079                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9706605                    8.1250            166631.0000       100.0000
                           8.1250            166,631.00        ZZ
                           7.8750            1237.23           1
                           14.1250           1237.23           99
INDIANAPOLIS     IN 46237  13.8750           11/30/04
0438679920                 8.1250            01/01/05          23
TQS748                     7.8750            12/01/34          0.0000
0                          5.2500            12/01/06          12/01/06
U85/G01                    5.0000            01/01/07          01/01/07
45                         8.1250            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9706665                    7.1250            99980.0000        100.0000
                           7.1250            99,980.00         ZZ
                           6.8750            673.58            1
                           13.1250           673.58            100
SALT LAKE CITY   UT 84118  12.8750           11/29/04
0422377556                 0.0000            01/01/05          23
0422377556                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9706729                    7.1250            188387.0000       100.0000
                           7.1250            188,387.00        ZZ
                           6.8750            1269.20           1
                           13.1250           1269.20           103
MESA             AZ 85206  12.8750           11/22/04
0422520148                 0.0000            01/01/05          23
0422520148                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9706825                    7.5000            91650.0000        100.0000
                           7.5000            91,650.00         ZZ
                           7.2500            640.83            1
                           13.5000           640.83            103
ASHTABULA        OH 44004  13.2500           12/02/04
0422613117                 0.0000            01/01/05          23
0422613117                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9706837                    7.6250            258530.0000       100.0000
                           7.6250            258,530.00        ZZ
                           7.3750            1829.86           1
                           13.6250           1829.86           103
MESA             AZ 85204  13.3750           11/22/04
0422636910                 0.0000            01/01/05          23
0422636910                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9706865                    6.6250            139100.0000       100.0000
                           6.6250            139,100.00        ZZ
                           6.3750            890.67            1
                           12.6250           890.67            107
SYLVANIA         OH 43560  12.3750           12/02/04
0422671651                 0.0000            01/01/05          23
0422671651                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9706907                    5.8750            162000.0000       100.0000
                           5.8750            162,000.00        ZZ
                           5.6250            958.29            1
                           11.8750           958.29            100
VANCOUVER        WA 98665  11.6250           11/30/04
0422730127                 0.0000            01/01/05          23
0422730127                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         3.8750            0.0000            0.0000
A                          7.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9707439                    6.2500            140000.0000       100.0000
                           6.2500            140,000.00        T
                           6.0000            862.00            1
                           12.2500           862.00            100
PRESCOTT VALLEY  AZ 86314  12.0000           11/29/04
0438674038                 3.2500            01/01/05          23
11005771                   3.0000            12/01/34          0.0000
0                          3.2500            12/01/06          12/01/06
U19/G01                    3.0000            01/01/07          01/01/07
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9708589                    8.1250            135960.0000       100.0000
                           8.1250            135,960.00        ZZ
                           7.8750            1009.50           1
                           14.1250           1009.50           103
PONTIAC          MI 48341  13.8750           12/03/04
0422105346                 0.0000            01/01/05          23
0422105346                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9708729                    6.1250            217000.0000       100.0000
                           6.1250            217,000.00        ZZ
                           5.8750            1318.51           1
                           12.1250           1318.51           100
GARFIELD HEIGHT  OH 44125  11.8750           12/03/04
0422722421                 0.0000            01/01/05          23
0422722421                 0.0000            12/01/34          0.0000
0                          3.2500            12/01/07          12/01/07
E22/G01                    3.0000            01/01/08          01/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9708755                    7.7500            255400.0000       100.0000
                           7.7500            255,400.00        ZZ
                           7.5000            1829.72           1
                           13.7500           1829.72           103
ELKHORN          NE 68022  13.5000           11/22/04
0422440917                 0.0000            01/01/05          23
0422440917                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9708791                    7.1250            89610.0000        100.0000
                           7.1250            89,610.00         ZZ
                           6.8750            603.72            1
                           13.1250           603.72            103
HOUSTON          TX 77045  12.8750           12/02/04
0422484279                 0.0000            01/01/05          23
0422484279                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.2500            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9708855                    6.3750            90950.0000        100.0000
                           6.3750            90,950.00         ZZ
                           6.1250            567.41            1
                           12.3750           567.41            107
PHOENIX          AZ 85021  12.1250           11/29/04
0422550533                 0.0000            01/01/05          23
0422550533                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9708915                    8.6250            82400.0000        100.0000
                           8.6250            82,400.00         ZZ
                           8.3750            640.90            1
                           14.6250           640.90            103
CARLYLE          IL 62231  14.3750           12/03/04
0422586800                 0.0000            01/01/05          23
0422586800                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.6250            0.0000            0.0000
A                          10.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9709635                    6.2500            291490.0000       100.0000
                           6.2500            291,490.00        ZZ
                           6.0000            1794.75           1
                           12.2500           1794.75           100
SACRAMENTO       CA 95838  12.0000           11/08/04
0421758426                 0.0000            01/01/05          23
0421758426                 0.0000            12/01/34          0.0000
0                          4.2500            12/01/07          12/01/07
E22/G01                    4.0000            01/01/08          01/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9711703                    7.7500            89610.0000        100.0000
                           7.7500            89,610.00         ZZ
                           7.5000            641.98            1
                           13.7500           641.98            103
LINCOLN          NE 68502  13.5000           12/02/04
0422319947                 0.0000            01/01/05          23
0422319947                 0.0000            12/01/34          0.0000
0                          6.2500            12/01/07          12/01/07
E22/G01                    6.0000            01/01/08          01/01/08
45                         6.2500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9711789                    7.2500            92700.0000        100.0000
                           7.2500            92,700.00         ZZ
                           7.0000            632.38            1
                           13.2500           632.38            103
OKLAHOMA CITY    OK 73112  13.0000           12/02/04
0422496109                 0.0000            01/01/05          23
0422496109                 0.0000            12/01/34          0.0000
0                          5.2500            12/01/07          12/01/07
E22/G01                    5.0000            01/01/08          01/01/08
45                         5.2500            0.0000            0.0000
A                          9.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

Total Number of Loans:     1,015

Total Original Balance:    160,240,859.65

Total Principal Balance:   160,000,016.16

Total Original P+I:        1,076,627.87

Total Current P+I:         1,076,627.87

Arm Rate Passthru
Loan Number                   Sub Serv Fee                  RFC Net Ceiling
Principal Bal                 Mstr Serv Fee                 Max Net Mort Rate
Curr Note Rate                Alloc Exp                     Max Post Strip Rate
RFC Net Rate                  Misc Exp                      Int Rate Margin
Investor Rate                 Spread                        PostStrip Margin
Post Strip Rate               Strip
8859911                       0.2500                        13.0000
182460.54                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

8952139                       0.2500                        12.6250
134102.90                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

8956499                       0.2500                        12.6250
130514.42                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

8962160                       0.2500                        12.5000
142663.18                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        5.2000
6.4500                        0.0000                        5.2000
6.4500                        0.0000

8963189                       0.2500                        12.5000
79481.05                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

8973977                       0.2500                        12.1250
133383.47                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

8986747                       0.2500                        12.6250
184887.17                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9032867                       0.2500                        13.6250
193750.28                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9033655                       0.2500                        12.3750
120002.42                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9044727                       0.2500                        13.0000
132368.02                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        5.7000
6.9500                        0.0000                        5.7000
6.9500                        0.0000

9095719                       0.2500                        13.3750
116771.04                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9109293                       0.2500                        13.3750
145867.58                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9129215                       0.2500                        13.6250
134529.35                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9142608                       0.2500                        12.7500
49622.43                      0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        3.2000
6.7000                        0.0000                        3.2000
6.7000                        0.0000

9153281                       0.2500                        13.6250
97508.86                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9153291                       0.2500                        12.6250
88127.02                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9155495                       0.2500                        12.3750
210388.70                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9159179                       0.2500                        12.5000
200284.24                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9196463                       0.2500                        13.1250
92595.92                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9197207                       0.2500                        13.7500
111888.28                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9199285                       0.2500                        12.2500
221738.67                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9201309                       0.2500                        13.3750
104079.80                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        2.9500
7.3250                        0.0000                        2.9500
7.3250                        0.0000

9203041                       0.2500                        12.6250
163303.17                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9213314                       0.2500                        11.8750
334982.31                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        3.9500
5.8250                        0.0000                        3.9500
5.8250                        0.0000

9215399                       0.2500                        11.8750
186330.69                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9227363                       0.2500                        12.5000
164779.48                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9233551                       0.2500                        12.3750
249110.38                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9236521                       0.2500                        13.6250
195017.71                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9237501                       0.2500                        12.3750
244857.06                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9436833                       0.2500                        13.6250
174510.51                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9440515                       0.2500                        12.8750
78027.36                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9444403                       0.2500                        13.2500
179011.97                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        3.2000
7.2000                        0.0000                        3.2000
7.2000                        0.0000

9449643                       0.2500                        12.6250
442544.92                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9466155                       0.2500                        12.0000
235921.09                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9469665                       0.2500                        12.5000
74847.97                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9474231                       0.2500                        14.0000
86157.16                      0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9475681                       0.2500                        12.8750
101654.08                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.4500
6.8250                        0.0000                        4.4500
6.8250                        0.0000

9483915                       0.2500                        14.5000
100724.58                     0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9483948                       0.2500                        13.0000
74773.50                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        3.2000
6.9500                        0.0000                        3.2000
6.9500                        0.0000

9487405                       0.2500                        13.6250
96550.84                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9487471                       0.2500                        12.0000
218621.83                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9487481                       0.2500                        12.0000
154106.02                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        3.9500
5.9500                        0.0000                        3.9500
5.9500                        0.0000

9493838                       0.2500                        12.5000
128377.86                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9494153                       0.2500                        12.8750
123351.56                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.2000
6.8250                        0.0000                        3.2000
6.8250                        0.0000

9494625                       0.2500                        13.2500
74060.69                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9494685                       0.2500                        12.5000
54483.11                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9494687                       0.2500                        12.5000
73907.52                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9494691                       0.2500                        12.5000
54009.33                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9495474                       0.2500                        13.0000
63400.64                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9496558                       0.2500                        11.5000
361857.56                     0.0500                        11.4500
5.7500                        0.0000                        11.4500
5.5000                        0.0000                        2.9500
5.4500                        0.0000                        2.9500
5.4500                        0.0000

9497026                       0.2500                        12.7500
197808.87                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        3.9500
6.7000                        0.0000                        3.9500
6.7000                        0.0000

9498317                       0.2500                        13.2500
87009.63                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        3.9500
7.2000                        0.0000                        3.9500
7.2000                        0.0000

9499151                       0.2500                        12.7500
100640.46                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9500117                       0.2500                        12.3750
152284.30                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9500165                       0.2500                        12.2500
79523.41                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9503868                       0.2500                        12.0000
220766.48                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9505000                       0.2500                        12.5000
151869.13                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9505115                       0.2500                        12.3750
244304.46                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9505490                       0.2500                        12.8750
323679.94                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.2000
6.8250                        0.0000                        3.2000
6.8250                        0.0000

9505698                       0.2500                        12.1250
104204.95                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9505710                       0.2500                        13.5000
103368.39                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9506031                       0.2500                        13.0000
172842.09                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        5.9500
6.9500                        0.0000                        5.9500
6.9500                        0.0000

9506117                       0.2500                        13.7500
46153.30                      0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9506133                       0.2500                        12.6250
280693.47                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9506215                       0.2500                        13.0000
111736.30                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9508951                       0.2500                        14.0000
148958.45                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9509015                       0.2500                        13.3750
138746.15                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9509121                       0.2500                        13.7500
69858.14                      0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9511111                       0.2500                        14.2500
180434.13                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        6.2000
8.2000                        0.0000                        6.2000
8.2000                        0.0000

9513674                       0.2500                        12.6250
64091.81                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.2000
6.5750                        0.0000                        3.2000
6.5750                        0.0000

9514226                       0.2500                        12.2500
82450.25                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9514673                       0.2500                        13.2500
85907.12                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9515698                       0.2500                        13.1250
179275.90                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9515700                       0.2500                        13.0000
149765.27                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9517513                       0.2500                        12.1250
171519.52                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        4.2000
6.0750                        0.0000                        4.2000
6.0750                        0.0000

9517664                       0.2500                        13.7500
98746.86                      0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        4.9500
7.7000                        0.0000                        4.9500
7.7000                        0.0000

9519386                       0.2500                        13.2500
259173.54                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9519643                       0.2500                        13.6250
268271.34                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9519911                       0.2500                        13.0000
105999.85                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9520073                       0.2500                        13.2500
59222.02                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9520261                       0.2500                        12.6250
106234.97                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9520563                       0.2500                        13.2500
179162.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9522471                       0.2500                        13.0000
149098.13                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        3.9500
6.9500                        0.0000                        3.9500
6.9500                        0.0000

9526221                       0.2500                        12.5000
115060.36                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9527255                       0.2500                        14.5000
46269.40                      0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9527813                       0.2500                        12.1250
74157.27                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9528027                       0.2500                        12.1250
147087.97                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9528233                       0.2500                        12.3750
122722.52                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9528423                       0.2500                        12.3750
88408.29                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9528455                       0.2500                        13.6250
143602.92                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9534971                       0.2500                        12.5000
252555.76                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9535035                       0.2500                        12.1250
160550.26                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9535113                       0.2500                        12.6250
122588.45                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9535223                       0.2500                        12.2500
104562.84                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9535233                       0.2500                        11.8750
115660.03                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9535479                       0.2500                        13.3750
486853.82                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        3.9500
7.3250                        0.0000                        3.9500
7.3250                        0.0000

9535646                       0.2500                        12.6250
138583.48                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9537475                       0.2500                        12.6250
122445.06                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9537479                       0.2500                        14.2500
102802.80                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9537483                       0.2500                        12.6250
195198.94                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9537525                       0.2500                        12.8750
204505.28                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9537605                       0.2500                        13.3750
113582.20                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        2.9500
7.3250                        0.0000                        2.9500
7.3250                        0.0000

9537713                       0.2500                        13.0000
289317.21                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9537729                       0.2500                        12.3750
71560.67                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9537738                       0.2500                        14.0000
167782.93                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9537740                       0.2500                        13.0000
118677.34                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        3.9500
6.9500                        0.0000                        3.9500
6.9500                        0.0000

9537799                       0.2500                        13.1250
87259.13                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.2000
7.0750                        0.0000                        4.2000
7.0750                        0.0000

9537839                       0.2500                        12.8750
162806.15                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9537919                       0.2500                        13.6250
239491.27                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        6.2000
7.5750                        0.0000                        6.2000
7.5750                        0.0000

9537991                       0.2500                        12.3750
197423.15                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9538114                       0.2500                        12.2500
336195.80                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9538267                       0.2500                        12.7500
113139.45                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9538369                       0.2500                        13.3750
76662.11                      0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9538379                       0.2500                        14.0000
115194.85                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        4.9500
7.9500                        0.0000                        4.9500
7.9500                        0.0000

9538411                       0.2500                        12.3750
102164.99                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9538415                       0.2500                        13.6250
50894.01                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9538439                       0.2500                        13.8750
142982.07                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9538471                       0.2500                        13.5000
97641.47                      0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9538485                       0.2500                        11.8750
160187.22                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9538523                       0.2500                        13.0000
253900.78                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9538561                       0.2500                        13.0000
237627.55                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9538589                       0.2500                        12.0000
189456.34                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9538607                       0.2500                        14.5000
115159.43                     0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9538673                       0.2500                        12.1250
241705.25                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9539041                       0.2500                        12.7500
102489.08                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        3.9500
6.7000                        0.0000                        3.9500
6.7000                        0.0000

9539073                       0.2500                        13.8750
59621.96                      0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.2000
7.8250                        0.0000                        5.2000
7.8250                        0.0000

9539235                       0.2500                        12.8750
151633.18                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        5.9500
6.8250                        0.0000                        5.9500
6.8250                        0.0000

9539281                       0.2500                        14.5000
215724.28                     0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        6.2000
8.4500                        0.0000                        6.2000
8.4500                        0.0000

9539317                       0.2500                        12.6250
264813.23                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9539327                       0.2500                        12.0000
97570.02                      0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9539393                       0.2500                        14.1250
128508.26                     0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        6.0750
8.0750                        0.0000                        6.0750
8.0750                        0.0000

9539433                       0.2500                        12.5000
169883.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9539537                       0.2500                        13.0000
151442.98                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        3.2000
6.9500                        0.0000                        3.2000
6.9500                        0.0000

9539541                       0.2500                        12.8750
133604.04                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9539631                       0.2500                        12.2500
179509.16                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9539715                       0.2500                        13.2500
155984.19                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9539757                       0.2500                        12.6250
69822.56                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9539801                       0.2500                        12.8750
64842.87                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9539831                       0.2500                        14.1250
123367.92                     0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        4.9500
8.0750                        0.0000                        4.9500
8.0750                        0.0000

9539833                       0.2500                        13.5000
128475.62                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9539835                       0.2500                        14.5000
177808.40                     0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9540175                       0.2500                        13.1250
215803.19                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9540405                       0.2500                        12.1250
206615.54                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9540529                       0.2500                        13.8750
128395.83                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        4.9500
7.8250                        0.0000                        4.9500
7.8250                        0.0000

9540555                       0.2500                        11.8750
305802.88                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9540557                       0.2500                        12.3000
197433.37                     0.0500                        12.2500
6.5500                        0.0000                        12.2500
6.3000                        0.0000                        2.9500
6.2500                        0.0000                        2.9500
6.2500                        0.0000

9540563                       0.2500                        12.2500
179309.73                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9541957                       0.2500                        13.6250
44691.88                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9542065                       0.2500                        14.0000
179800.02                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9542361                       0.2500                        13.2500
348595.23                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9542403                       0.2500                        13.0000
89688.33                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.2000
6.9500                        0.0000                        4.2000
6.9500                        0.0000

9542431                       0.2500                        12.7500
334869.66                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        4.9500
6.7000                        0.0000                        4.9500
6.7000                        0.0000

9542600                       0.2500                        12.8750
153010.00                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.2000
6.8250                        0.0000                        4.2000
6.8250                        0.0000

9542602                       0.2500                        11.8750
81320.00                      0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9542677                       0.2500                        12.6250
187523.44                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9542691                       0.2500                        13.6250
268692.47                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9542717                       0.2500                        12.6250
72814.95                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9542725                       0.2500                        12.6250
245476.18                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9544999                       0.2500                        12.0000
544661.74                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9545199                       0.2500                        12.0000
133495.52                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9545215                       0.2500                        13.3750
194593.59                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9545227                       0.2500                        13.0500
265584.73                     0.0500                        13.0000
7.3000                        0.0000                        13.0000
7.0500                        0.0000                        2.9500
7.0000                        0.0000                        2.9500
7.0000                        0.0000

9545237                       0.2500                        13.5000
51287.48                      0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9545321                       0.2500                        12.0000
71863.00                      0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9547724                       0.2500                        13.5000
149350.00                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9548911                       0.2500                        12.6250
63892.17                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9549077                       0.2500                        13.8750
100807.49                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9549203                       0.2500                        12.8750
205669.56                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9549513                       0.2500                        14.5000
114700.22                     0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        6.2000
8.4500                        0.0000                        6.2000
8.4500                        0.0000

9549557                       0.2500                        12.8750
54967.02                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9549633                       0.2500                        12.1250
354008.34                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9549830                       0.2500                        12.1250
278462.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9549991                       0.2500                        12.7500
259356.89                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9550213                       0.2500                        13.5000
224681.37                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9550261                       0.2500                        12.3750
146989.45                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9550265                       0.2500                        12.0000
137487.92                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9550291                       0.2500                        13.6250
59143.22                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9550331                       0.2500                        14.5000
86400.10                      0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9550373                       0.2500                        13.0000
123211.88                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9550403                       0.2500                        12.3750
161513.71                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9550463                       0.2500                        12.5000
144623.36                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9550505                       0.2500                        12.2500
150726.26                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9550511                       0.2500                        12.2500
150726.26                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9550539                       0.2500                        12.6250
85151.16                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9550571                       0.2500                        13.1250
85403.38                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        3.9500
7.0750                        0.0000                        3.9500
7.0750                        0.0000

9551993                       0.2500                        13.3750
171624.15                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9552659                       0.2500                        13.7400
114175.75                     0.0500                        13.6900
7.9900                        0.0000                        13.6900
7.7400                        0.0000                        4.9500
7.6900                        0.0000                        4.9500
7.6900                        0.0000

9552713                       0.2500                        13.6250
198376.87                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9552735                       0.2500                        12.1250
183106.54                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9552845                       0.2500                        12.3750
127859.12                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9553027                       0.2500                        12.7500
142787.32                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9556139                       0.2500                        12.6250
97735.04                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9556247                       0.2500                        12.6250
128682.80                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9556275                       0.2500                        13.5000
275134.83                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9556281                       0.2500                        12.5000
102318.01                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9556331                       0.2500                        13.0000
137284.83                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9556401                       0.2500                        12.2500
126729.11                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9556419                       0.2500                        13.0000
71138.50                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        3.9500
6.9500                        0.0000                        3.9500
6.9500                        0.0000

9556443                       0.2500                        12.0000
124642.31                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9556841                       0.2500                        13.0000
244921.99                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        5.9500
6.9500                        0.0000                        5.9500
6.9500                        0.0000

9558039                       0.2500                        12.3750
138853.88                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9558043                       0.2500                        12.6250
243231.82                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9558388                       0.2500                        12.3750
128000.00                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9558623                       0.2500                        14.5000
58642.20                      0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9558873                       0.2500                        14.2500
100302.89                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        6.2000
8.2000                        0.0000                        6.2000
8.2000                        0.0000

9558961                       0.2500                        12.2500
195394.90                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9559111                       0.2500                        12.1250
235561.68                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9559153                       0.2500                        14.2400
82299.61                      0.0500                        14.1900
8.4900                        0.0000                        14.1900
8.2400                        0.0000                        5.9500
8.1900                        0.0000                        5.9500
8.1900                        0.0000

9560681                       0.2500                        13.5000
125012.71                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        2.9500
7.4500                        0.0000                        2.9500
7.4500                        0.0000

9560837                       0.2500                        12.2500
102714.68                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9561357                       0.2500                        12.7500
428262.61                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9561783                       0.2500                        13.5000
166064.50                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9561925                       0.2500                        14.1250
77153.63                      0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        4.9500
8.0750                        0.0000                        4.9500
8.0750                        0.0000

9561957                       0.2500                        12.5000
118450.11                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9561999                       0.2500                        13.6250
191235.55                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9562071                       0.2500                        12.0000
135741.23                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9562089                       0.2500                        12.1250
244544.96                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9562103                       0.2500                        12.0000
130171.86                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        3.9500
5.9500                        0.0000                        3.9500
5.9500                        0.0000

9562161                       0.2500                        12.1250
168730.33                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9562499                       0.2500                        12.7500
158972.44                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9562515                       0.2500                        13.2500
66165.78                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9564035                       0.2500                        12.3750
232587.73                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9564347                       0.2500                        12.0000
172106.13                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9565077                       0.2500                        12.1250
257432.97                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9565245                       0.2500                        13.2500
298255.27                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9565295                       0.2500                        13.8750
127598.28                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9565341                       0.2500                        13.0000
73384.98                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

9565373                       0.2500                        12.8750
165929.81                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9565469                       0.2500                        13.3750
94792.43                      0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        2.9500
7.3250                        0.0000                        2.9500
7.3250                        0.0000

9566103                       0.2500                        13.1250
79635.61                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9566111                       0.2500                        13.0000
105693.24                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        3.9500
6.9500                        0.0000                        3.9500
6.9500                        0.0000

9566125                       0.2500                        14.1250
78801.51                      0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        4.9500
8.0750                        0.0000                        4.9500
8.0750                        0.0000

9566131                       0.2500                        14.6250
94324.17                      0.0500                        14.5750
8.8750                        0.0000                        14.5750
8.6250                        0.0000                        5.9500
8.5750                        0.0000                        5.9500
8.5750                        0.0000

9566153                       0.2500                        12.8750
51832.14                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9566173                       0.2500                        13.0000
64396.57                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        3.9500
6.9500                        0.0000                        3.9500
6.9500                        0.0000

9566607                       0.2500                        13.3750
292259.97                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9566973                       0.2500                        14.2250
116857.00                     0.0500                        14.1750
8.4750                        0.0000                        14.1750
8.2250                        0.0000                        5.9500
8.1750                        0.0000                        5.9500
8.1750                        0.0000

9567091                       0.2500                        14.7500
108031.41                     0.0500                        14.7000
9.0000                        0.0000                        14.7000
8.7500                        0.0000                        5.9500
8.7000                        0.0000                        5.9500
8.7000                        0.0000

9567101                       0.2500                        13.8750
219711.21                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.2000
7.8250                        0.0000                        5.2000
7.8250                        0.0000

9567109                       0.2500                        12.5000
93755.84                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.2000
6.4500                        0.0000                        3.2000
6.4500                        0.0000

9567113                       0.2500                        12.6250
85355.93                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9567129                       0.2500                        11.8750
216392.46                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        3.2000
5.8250                        0.0000                        3.2000
5.8250                        0.0000

9567151                       0.2500                        13.5000
142967.25                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9567175                       0.2500                        12.0000
298852.44                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9567237                       0.2500                        13.5000
72197.61                      0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9567249                       0.2500                        13.8750
210872.83                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9567397                       0.2500                        12.5000
167709.91                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9567630                       0.2500                        12.7500
216150.00                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        3.9500
6.7000                        0.0000                        3.9500
6.7000                        0.0000

9568599                       0.2500                        12.2500
66219.74                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9568659                       0.2500                        12.0000
238445.46                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9568701                       0.2500                        11.8750
137731.07                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9568721                       0.2500                        12.1250
241051.45                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9569417                       0.2500                        12.5000
70128.68                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9569463                       0.2500                        13.6250
74519.80                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9569471                       0.2500                        13.3750
174845.72                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9569555                       0.2500                        14.2500
136334.03                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9569717                       0.2500                        13.1250
101494.83                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.2000
7.0750                        0.0000                        4.2000
7.0750                        0.0000

9569731                       0.2500                        12.8750
151756.18                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.2000
6.8250                        0.0000                        3.2000
6.8250                        0.0000

9569781                       0.2500                        13.5000
153407.44                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9569819                       0.2500                        13.3750
91616.76                      0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        6.2000
7.3250                        0.0000                        6.2000
7.3250                        0.0000

9569821                       0.2500                        12.3750
57677.76                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9570239                       0.2500                        11.8750
178639.21                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9570267                       0.2500                        12.8750
113118.26                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9570291                       0.2500                        12.8750
271563.69                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9570309                       0.2500                        12.2500
133627.30                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9570383                       0.2500                        12.5000
320445.70                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9570477                       0.2500                        12.6250
137467.97                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9570525                       0.2500                        12.8750
143769.02                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9570577                       0.2500                        12.7500
118549.69                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        3.9500
6.7000                        0.0000                        3.9500
6.7000                        0.0000

9570593                       0.2500                        12.0000
63928.13                      0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9570617                       0.2500                        13.6250
162075.87                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9570687                       0.2500                        12.2500
160209.03                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9571383                       0.2500                        12.7500
103030.46                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9571433                       0.2500                        12.3750
201303.18                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9571493                       0.2500                        13.7500
159784.58                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9571525                       0.2500                        13.1250
179485.59                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        3.9450
7.0750                        0.0000                        3.9450
7.0750                        0.0000

9571571                       0.2500                        11.8750
142032.66                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        3.9500
5.8250                        0.0000                        3.9500
5.8250                        0.0000

9571575                       0.2500                        12.6250
92527.68                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        4.9500
6.5750                        0.0000                        4.9500
6.5750                        0.0000

9571583                       0.2500                        12.1250
181562.15                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9571587                       0.2500                        13.6250
188507.42                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        6.2000
7.5750                        0.0000                        6.2000
7.5750                        0.0000

9571595                       0.2500                        13.8750
109755.74                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9571623                       0.2500                        14.0000
200463.12                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9572225                       0.2500                        12.1250
349959.69                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9572255                       0.2500                        14.1250
94821.61                      0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        6.2000
8.0750                        0.0000                        6.2000
8.0750                        0.0000

9572339                       0.2500                        13.5000
129815.89                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9572521                       0.2500                        12.0000
140093.57                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        3.9500
5.9500                        0.0000                        3.9500
5.9500                        0.0000

9574735                       0.2500                        12.2500
220599.34                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9574791                       0.2500                        14.0000
133728.64                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9574815                       0.2500                        14.0500
163490.10                     0.0500                        14.0000
8.3000                        0.0000                        14.0000
8.0500                        0.0000                        5.9500
8.0000                        0.0000                        5.9500
8.0000                        0.0000

9574875                       0.2500                        12.2500
392767.12                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9574965                       0.2500                        13.0000
118264.64                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        5.9500
6.9500                        0.0000                        5.9500
6.9500                        0.0000

9574999                       0.2500                        12.2500
149122.81                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9575557                       0.2500                        12.3750
194583.04                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9575607                       0.2500                        11.8750
274464.07                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        3.2000
5.8250                        0.0000                        3.2000
5.8250                        0.0000

9575705                       0.2500                        13.3750
204465.95                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9575707                       0.2500                        11.7500
281615.77                     0.0500                        11.7000
6.0000                        0.0000                        11.7000
5.7500                        0.0000                        2.9500
5.7000                        0.0000                        2.9500
5.7000                        0.0000

9575753                       0.2500                        13.5000
177743.75                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9576139                       0.2500                        13.6250
149792.88                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9576215                       0.2500                        13.0000
195194.07                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9576541                       0.2500                        13.1250
200489.92                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9576555                       0.2500                        12.2500
88571.46                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9576639                       0.2500                        12.6250
87825.72                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9577459                       0.2500                        12.8750
122553.10                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.2000
6.8250                        0.0000                        3.2000
6.8250                        0.0000

9579341                       0.2500                        13.5000
175213.58                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9579475                       0.2500                        13.6250
83284.83                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9579519                       0.2500                        12.6250
213639.39                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9579553                       0.2500                        12.3750
104315.11                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9579555                       0.2500                        14.5000
44948.03                      0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9579705                       0.2500                        12.3750
365052.92                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9579709                       0.2500                        12.7500
127938.56                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9579711                       0.2500                        13.0000
151626.56                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9579907                       0.2500                        13.6250
247058.37                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9580039                       0.2500                        12.7500
138307.22                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        4.9500
6.7000                        0.0000                        4.9500
6.7000                        0.0000

9580093                       0.2500                        12.3750
114814.48                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        4.2000
6.3250                        0.0000                        4.2000
6.3250                        0.0000

9581337                       0.2500                        13.5000
115685.95                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9581419                       0.2500                        11.7500
254491.03                     0.0500                        11.7000
6.0000                        0.0000                        11.7000
5.7500                        0.0000                        2.9500
5.7000                        0.0000                        2.9500
5.7000                        0.0000

9581437                       0.2500                        11.8750
209490.94                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9581445                       0.2500                        13.2500
117245.17                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9581461                       0.2500                        12.1250
276984.59                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9581479                       0.2500                        13.6250
87379.16                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9581495                       0.2500                        12.3000
299461.37                     0.0500                        12.2500
6.5500                        0.0000                        12.2500
6.3000                        0.0000                        2.9500
6.2500                        0.0000                        2.9500
6.2500                        0.0000

9581635                       0.2500                        14.0000
70909.14                      0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9582677                       0.2500                        12.3750
240074.45                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9582905                       0.2500                        12.2500
154726.96                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9582993                       0.2500                        13.6250
146797.01                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9583067                       0.2500                        13.5000
149138.50                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9584333                       0.2500                        13.7400
187079.36                     0.0500                        13.6900
7.9900                        0.0000                        13.6900
7.7400                        0.0000                        4.9500
7.6900                        0.0000                        4.9500
7.6900                        0.0000

9584335                       0.2500                        12.1250
240302.81                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9584421                       0.2500                        12.2500
219601.16                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9584423                       0.2500                        13.6250
112344.65                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9584435                       0.2500                        12.3750
183674.43                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9584489                       0.2500                        12.0000
161691.78                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9584523                       0.2500                        12.2500
81222.49                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9584545                       0.2500                        13.1250
279732.33                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9584557                       0.2500                        13.2500
46280.98                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9584641                       0.2500                        13.6250
136661.02                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9585779                       0.2500                        14.2500
164596.67                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9585789                       0.2500                        13.8750
172033.86                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9585795                       0.2500                        13.8750
103863.48                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        4.9500
7.8250                        0.0000                        4.9500
7.8250                        0.0000

9585809                       0.2500                        13.1250
213673.32                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        3.9500
7.0750                        0.0000                        3.9500
7.0750                        0.0000

9585929                       0.2500                        13.0000
293778.54                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

9585953                       0.2500                        12.5000
172643.37                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9585959                       0.2500                        12.2500
153288.59                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9586093                       0.2500                        12.7400
209359.85                     0.0500                        12.6900
6.9900                        0.0000                        12.6900
6.7400                        0.0000                        3.9500
6.6900                        0.0000                        3.9500
6.6900                        0.0000

9586137                       0.2500                        12.3750
219342.68                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9586259                       0.2500                        13.5000
172280.68                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9586269                       0.2500                        12.0000
172903.40                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9586277                       0.2500                        13.7500
134234.02                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9586353                       0.2500                        12.5000
168923.80                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9586383                       0.2500                        12.3750
225600.12                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9586431                       0.2500                        13.0000
86364.64                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9586439                       0.2500                        13.6250
58628.92                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9586455                       0.2500                        12.3750
148114.46                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9586481                       0.2500                        12.3000
177680.41                     0.0500                        12.2500
6.5500                        0.0000                        12.2500
6.3000                        0.0000                        2.9500
6.2500                        0.0000                        2.9500
6.2500                        0.0000

9586527                       0.2500                        12.2500
135653.63                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9586529                       0.2500                        12.5000
121390.01                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9586533                       0.2500                        12.3750
122825.08                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9586539                       0.2500                        11.7500
242065.87                     0.0500                        11.7000
6.0000                        0.0000                        11.7000
5.7500                        0.0000                        2.9500
5.7000                        0.0000                        2.9500
5.7000                        0.0000

9586597                       0.2500                        13.2500
105567.59                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9586625                       0.2500                        12.0000
112785.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9586647                       0.2500                        13.2500
98984.40                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9586857                       0.2500                        13.8750
169726.91                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        4.9500
7.8250                        0.0000                        4.9500
7.8250                        0.0000

9587725                       0.2500                        12.7500
159637.10                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9587879                       0.2500                        13.6250
139886.56                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9587885                       0.2500                        14.6250
241841.79                     0.0500                        14.5750
6.8750                        0.0000                        14.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9587985                       0.2500                        11.8750
216078.07                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        3.2000
5.8250                        0.0000                        3.2000
5.8250                        0.0000

9587999                       0.2500                        12.8750
144218.28                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9588031                       0.2500                        13.3750
129511.66                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9588035                       0.2500                        12.6250
150989.26                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9588041                       0.2500                        13.1250
201536.05                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9588163                       0.2500                        12.6250
198588.21                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9590551                       0.2500                        13.0000
339261.25                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

9590585                       0.2500                        13.6250
30957.20                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9590831                       0.2500                        12.3750
68753.14                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9590887                       0.2500                        12.8750
298420.54                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9590953                       0.2500                        11.8750
154847.63                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9591939                       0.2500                        12.8750
98718.13                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9592007                       0.2500                        14.0000
89335.53                      0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9592015                       0.2500                        11.7500
249696.51                     0.0500                        11.7000
6.0000                        0.0000                        11.7000
5.7500                        0.0000                        2.9500
5.7000                        0.0000                        2.9500
5.7000                        0.0000

9592333                       0.2500                        13.0000
189702.68                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9592337                       0.2500                        13.5000
70650.10                      0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9592457                       0.2500                        14.2500
82298.39                      0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        6.2000
8.2000                        0.0000                        6.2000
8.2000                        0.0000

9592681                       0.2500                        13.2500
146005.29                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9592727                       0.2500                        12.0000
173169.90                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9592861                       0.2500                        12.3750
250955.17                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9592869                       0.2500                        12.2500
137666.97                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9592889                       0.2500                        13.5000
156627.88                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9592903                       0.2500                        12.5000
71875.67                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9592907                       0.2500                        13.6250
138857.99                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9592995                       0.2500                        13.5000
95864.04                      0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9594831                       0.2500                        13.7500
151206.12                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9594883                       0.2500                        13.2500
339393.90                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9595255                       0.2500                        12.5000
334421.53                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9595261                       0.2500                        13.2500
164430.78                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        6.2000
7.2000                        0.0000                        6.2000
7.2000                        0.0000

9595403                       0.2500                        12.1250
112034.53                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9595405                       0.2500                        12.8750
154751.37                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9595407                       0.2500                        13.1250
177403.77                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9595439                       0.2500                        13.0000
142277.01                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9595557                       0.2500                        12.6250
123291.89                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9595573                       0.2500                        13.7500
23967.69                      0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9595585                       0.2500                        13.3750
161475.18                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9595619                       0.2500                        11.8750
224770.02                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9595639                       0.2500                        12.1250
185953.98                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9595733                       0.2500                        12.2500
164700.87                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9595849                       0.2500                        12.8750
185102.60                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9595915                       0.2500                        14.5000
124805.27                     0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9595933                       0.2500                        11.8750
210379.21                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9595953                       0.2500                        13.1250
30703.06                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9595989                       0.2500                        12.2500
138914.58                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9596007                       0.2500                        13.3750
204158.10                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9596079                       0.2500                        13.1250
246133.71                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9596137                       0.2500                        12.1250
128155.71                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9596141                       0.2500                        12.3750
102112.30                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9596181                       0.2500                        14.0000
149808.04                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9596409                       0.2500                        13.7400
234420.31                     0.0500                        13.6900
7.9900                        0.0000                        13.6900
7.7400                        0.0000                        5.9500
7.6900                        0.0000                        5.9500
7.6900                        0.0000

9597663                       0.2500                        12.2500
66878.53                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9597693                       0.2500                        12.0000
546797.66                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9597757                       0.2500                        12.0000
243510.80                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9597781                       0.2500                        13.6250
264554.98                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.2000
7.5750                        0.0000                        5.2000
7.5750                        0.0000

9597899                       0.2500                        13.0000
82969.95                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9597975                       0.2500                        12.1250
266803.55                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9598085                       0.2500                        12.2500
93729.05                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9598093                       0.2500                        13.7500
173089.64                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9598145                       0.2500                        12.2500
131600.98                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9598175                       0.2500                        12.1250
184157.33                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9598187                       0.2500                        12.7500
142665.04                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9598193                       0.2500                        12.2500
225091.19                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9598197                       0.2500                        12.8750
137279.44                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9598257                       0.2500                        12.1250
120764.38                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9598301                       0.2500                        12.1250
219469.30                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9598423                       0.2500                        13.3750
149133.12                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9598445                       0.2500                        13.6250
106752.38                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9598459                       0.2500                        11.8750
233543.97                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9598493                       0.2500                        12.0000
165534.44                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9598587                       0.2500                        12.1250
115684.73                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9598597                       0.2500                        12.6250
277531.56                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9598677                       0.2500                        13.1250
207682.49                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9598725                       0.2500                        13.1250
153764.92                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9598731                       0.2500                        13.7500
189744.19                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9598749                       0.2500                        12.1250
74456.10                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9598751                       0.2500                        12.7500
244597.19                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9598769                       0.2500                        13.5000
159423.92                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9598791                       0.2500                        12.7500
155069.62                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9598821                       0.2500                        12.3750
195453.55                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9598859                       0.2500                        13.7500
245838.54                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9601719                       0.2500                        13.2400
69935.51                      0.0500                        13.1900
7.4900                        0.0000                        13.1900
7.2400                        0.0000                        4.9500
7.1900                        0.0000                        4.9500
7.1900                        0.0000

9602525                       0.2500                        13.2500
144659.29                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        3.9500
7.2000                        0.0000                        3.9500
7.2000                        0.0000

9602699                       0.2500                        12.3750
59859.84                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9602747                       0.2500                        12.3750
141080.92                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9603529                       0.2500                        12.6250
93894.52                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9603663                       0.2500                        13.7500
146053.09                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9603715                       0.2500                        12.1250
288363.42                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9603717                       0.2500                        14.2500
179002.08                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9603745                       0.2500                        14.2500
77020.98                      0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9603751                       0.2500                        12.1250
150100.68                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9603757                       0.2500                        13.1250
89513.14                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        5.9500
7.0750                        0.0000                        5.9500
7.0750                        0.0000

9603769                       0.2500                        13.3750
68899.80                      0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9603779                       0.2500                        12.3750
188550.11                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9603833                       0.2500                        12.7500
277842.43                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9603835                       0.2500                        11.8750
153200.86                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9603839                       0.2500                        13.0000
166638.82                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9603857                       0.2500                        13.5620
121370.01                     0.0500                        13.5120
7.8120                        0.0000                        13.5120
7.5620                        0.0000                        5.9500
7.5120                        0.0000                        5.9500
7.5120                        0.0000

9603861                       0.2500                        13.2500
110045.89                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.2000
7.2000                        0.0000                        4.2000
7.2000                        0.0000

9603957                       0.2500                        13.5000
300274.17                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9604029                       0.2500                        14.5000
164609.69                     0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9604223                       0.2500                        13.3750
77137.82                      0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9604283                       0.2500                        12.3750
111801.82                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9604455                       0.2500                        14.2500
164599.62                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9604565                       0.2500                        12.2500
201633.79                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9604593                       0.2500                        13.1250
52170.24                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.2000
7.0750                        0.0000                        4.2000
7.0750                        0.0000

9604641                       0.2500                        14.2500
116248.48                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        6.2000
8.2000                        0.0000                        6.2000
8.2000                        0.0000

9604655                       0.2500                        14.3000
104873.65                     0.0500                        14.2500
8.5500                        0.0000                        14.2500
8.3000                        0.0000                        6.2000
8.2500                        0.0000                        6.2000
8.2500                        0.0000

9604887                       0.2500                        12.8750
189848.06                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.2000
6.8250                        0.0000                        3.2000
6.8250                        0.0000

9605085                       0.2500                        12.1250
122821.46                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9605195                       0.2500                        13.2500
150156.10                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9605231                       0.2500                        12.1250
111896.27                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9606129                       0.2500                        12.2500
136201.76                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9606145                       0.2500                        12.2500
117586.43                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9606167                       0.2500                        13.2500
87138.12                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9606275                       0.2500                        14.2500
42774.08                      0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        6.2000
8.2000                        0.0000                        6.2000
8.2000                        0.0000

9606335                       0.2500                        13.2500
144684.26                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9606557                       0.2500                        12.2500
126031.10                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9607865                       0.2500                        12.6250
299494.48                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9607869                       0.2500                        13.5000
236564.52                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9607881                       0.2500                        13.6250
150763.52                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9607911                       0.2500                        13.5000
118113.78                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9607987                       0.2500                        12.1250
181562.15                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9608065                       0.2500                        12.3750
107409.62                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9608085                       0.2500                        12.1250
90331.92                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9608141                       0.2500                        12.6250
149594.22                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9608169                       0.2500                        12.6250
82330.77                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        4.9500
6.5750                        0.0000                        4.9500
6.5750                        0.0000

9608189                       0.2500                        12.2500
91667.06                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9608265                       0.2500                        12.2500
144686.19                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9608487                       0.2500                        12.8750
80620.46                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9608511                       0.2500                        12.8750
154526.32                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9609163                       0.2500                        12.8750
148160.95                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9609199                       0.2500                        12.0000
200209.85                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9609205                       0.2500                        13.5000
299788.26                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9609949                       0.2500                        14.5000
43235.11                      0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9609973                       0.2500                        12.0000
224486.79                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9610003                       0.2500                        12.3750
80179.20                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9610009                       0.2500                        12.2500
317502.71                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9610011                       0.2500                        13.8750
144002.74                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9610031                       0.2500                        13.7500
141005.33                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9610041                       0.2500                        12.6250
210323.15                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9610063                       0.2500                        12.0000
134871.90                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9610107                       0.2500                        12.2500
223797.50                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9610437                       0.2500                        12.8750
123301.89                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9610453                       0.2500                        12.0000
196429.97                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        4.2000
5.9500                        0.0000                        4.2000
5.9500                        0.0000

9610613                       0.2500                        13.0000
82370.89                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9610795                       0.2500                        12.6250
88850.03                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9610807                       0.2500                        12.5000
156864.83                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9610815                       0.2500                        12.3750
138853.88                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9610825                       0.2500                        13.1250
164522.28                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9610945                       0.2500                        12.5000
148372.61                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9611191                       0.2500                        11.7500
191184.49                     0.0500                        11.7000
6.0000                        0.0000                        11.7000
5.7500                        0.0000                        2.9500
5.7000                        0.0000                        2.9500
5.7000                        0.0000

9611217                       0.2500                        12.7500
80683.81                      0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9611233                       0.2500                        12.6250
178040.30                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        4.9500
6.5750                        0.0000                        4.9500
6.5750                        0.0000

9611251                       0.2500                        12.3750
164708.05                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9611271                       0.2500                        14.0000
77850.32                      0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9611399                       0.2500                        13.5000
105825.26                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9611475                       0.2500                        13.5000
152332.41                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9611501                       0.2500                        13.1250
344887.36                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9611509                       0.2500                        13.5000
118256.48                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9611577                       0.2500                        14.0000
131715.96                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9611655                       0.2500                        12.7500
117603.52                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        3.9500
6.7000                        0.0000                        3.9500
6.7000                        0.0000

9612645                       0.2500                        13.1250
122680.44                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9613167                       0.2500                        13.3750
129905.91                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9613183                       0.2500                        13.3750
95561.02                      0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9613235                       0.2500                        13.3750
129995.94                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9613255                       0.2500                        12.8750
177477.96                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.9500
6.8250                        0.0000                        3.9500
6.8250                        0.0000

9613265                       0.2500                        12.0000
92480.97                      0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9613295                       0.2500                        14.2500
74069.82                      0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9613301                       0.2500                        12.2500
202931.44                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9613443                       0.2500                        14.2500
190268.37                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        6.2000
8.2000                        0.0000                        6.2000
8.2000                        0.0000

9613817                       0.2500                        13.2500
182877.29                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9614151                       0.2500                        12.7400
247831.05                     0.0500                        12.6900
6.9900                        0.0000                        12.6900
6.7400                        0.0000                        3.9500
6.6900                        0.0000                        3.9500
6.6900                        0.0000

9614201                       0.2500                        13.0000
138391.96                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        6.2000
6.9500                        0.0000                        6.2000
6.9500                        0.0000

9614243                       0.2500                        13.1250
274790.74                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9614263                       0.2500                        13.5000
99839.48                      0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9614275                       0.2500                        12.8750
67691.24                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9614535                       0.2500                        12.6250
115900.18                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9614607                       0.2500                        13.7500
252075.75                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9614683                       0.2500                        12.3750
117396.33                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9614831                       0.2500                        12.2500
174030.59                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9614909                       0.2500                        12.5000
169853.63                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9614967                       0.2500                        12.1250
64541.90                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9614991                       0.2500                        13.0000
100706.38                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

9616015                       0.2500                        12.8750
84432.43                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9616127                       0.2500                        13.2500
179981.63                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9616879                       0.2500                        13.2500
145782.62                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9616899                       0.2500                        13.3750
125817.04                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        3.0750
7.3250                        0.0000                        3.0750
7.3250                        0.0000

9616915                       0.2500                        13.5000
250145.24                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9617207                       0.2500                        13.2500
178067.75                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9617231                       0.2500                        13.1250
299771.72                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9617233                       0.2500                        13.2500
67919.48                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9617235                       0.2500                        13.2500
268800.36                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9617241                       0.2500                        12.6250
144183.77                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9617305                       0.2500                        12.5000
144325.63                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9617385                       0.2500                        12.1250
134175.61                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9617463                       0.2500                        12.2500
143869.82                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9617495                       0.2500                        12.6250
264777.37                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        4.9500
6.5750                        0.0000                        4.9500
6.5750                        0.0000

9617909                       0.2500                        12.8750
164868.05                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9618013                       0.2500                        12.7500
202858.91                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        3.9500
6.7000                        0.0000                        3.9500
6.7000                        0.0000

9618017                       0.2500                        14.7500
136673.96                     0.0500                        14.7000
9.0000                        0.0000                        14.7000
8.7500                        0.0000                        5.9500
8.7000                        0.0000                        5.9500
8.7000                        0.0000

9618023                       0.2500                        13.5000
170558.12                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9618033                       0.2500                        14.1250
117347.01                     0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        4.9500
8.0750                        0.0000                        4.9500
8.0750                        0.0000

9618087                       0.2500                        12.3750
173721.59                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9618103                       0.2500                        12.5000
160361.81                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9618425                       0.2500                        12.2500
130263.42                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9619915                       0.2500                        13.2500
128104.71                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        3.9500
7.2000                        0.0000                        3.9500
7.2000                        0.0000

9619939                       0.2500                        12.5000
163559.05                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9619947                       0.2500                        14.5000
49411.56                      0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9619961                       0.2500                        12.3750
94001.99                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9620021                       0.2500                        12.4250
259772.84                     0.0500                        12.3750
6.6750                        0.0000                        12.3750
6.4250                        0.0000                        3.9500
6.3750                        0.0000                        3.9500
6.3750                        0.0000

9620133                       0.2500                        13.0000
243809.66                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

9620157                       0.2500                        14.2500
194552.07                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9621343                       0.2500                        12.6250
56952.11                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9622713                       0.2500                        12.1250
209805.50                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9622717                       0.2500                        12.2500
106778.39                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9622823                       0.2500                        12.1250
158852.74                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9622861                       0.2500                        13.6250
137905.03                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9622875                       0.2500                        12.5000
352196.50                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9622891                       0.2500                        12.6250
87426.49                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9622981                       0.2500                        12.5000
92569.23                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9623003                       0.2500                        13.1250
112184.57                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9623063                       0.2500                        12.6250
65494.93                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9623077                       0.2500                        13.0000
298466.99                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

9623167                       0.2500                        13.2500
40250.11                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9623187                       0.2500                        12.2500
286740.54                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9623227                       0.2500                        13.6250
80944.25                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9623375                       0.2500                        12.6250
174116.10                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        4.7000
6.5750                        0.0000                        4.7000
6.5750                        0.0000

9624023                       0.2500                        13.3750
131134.30                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.6350
7.3250                        0.0000                        5.6350
7.3250                        0.0000

9624061                       0.2500                        12.9500
72442.88                      0.0500                        12.9000
7.2000                        0.0000                        12.9000
6.9500                        0.0000                        3.2000
6.9000                        0.0000                        3.2000
6.9000                        0.0000

9624217                       0.2500                        13.2500
97674.46                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        3.9500
7.2000                        0.0000                        3.9500
7.2000                        0.0000

9624255                       0.2500                        12.1250
65209.55                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9624273                       0.2500                        12.7400
158869.42                     0.0500                        12.6900
6.9900                        0.0000                        12.6900
6.7400                        0.0000                        2.9500
6.6900                        0.0000                        2.9500
6.6900                        0.0000

9624403                       0.2500                        14.3750
51642.72                      0.0500                        14.3250
8.6250                        0.0000                        14.3250
8.3750                        0.0000                        5.9500
8.3250                        0.0000                        5.9500
8.3250                        0.0000

9624563                       0.2500                        12.6250
185866.28                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9624615                       0.2500                        13.2500
130712.92                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9624781                       0.2500                        12.6250
152821.51                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9624941                       0.2500                        13.2500
151297.63                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9625077                       0.2500                        12.1250
174511.16                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9626527                       0.2500                        13.2500
149589.39                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9626535                       0.2500                        12.6250
120666.86                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9626591                       0.2500                        13.7500
176881.24                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        6.2000
7.7000                        0.0000                        6.2000
7.7000                        0.0000

9626877                       0.2500                        12.3750
170849.13                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9626913                       0.2500                        13.1250
164674.60                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9626955                       0.2500                        12.1250
84243.24                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9626987                       0.2500                        13.3750
259067.96                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        6.2000
7.3250                        0.0000                        6.2000
7.3250                        0.0000

9627005                       0.2500                        13.5000
273271.99                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9628497                       0.2500                        14.2500
132686.57                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9628505                       0.2500                        13.7500
54450.44                      0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9628591                       0.2500                        13.1250
101377.81                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        5.9500
7.0750                        0.0000                        5.9500
7.0750                        0.0000

9629033                       0.2500                        13.2500
131512.32                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.2000
7.2000                        0.0000                        4.2000
7.2000                        0.0000

9629199                       0.2500                        14.0000
136275.39                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9629767                       0.2500                        13.2500
166736.17                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.2000
7.2000                        0.0000                        4.2000
7.2000                        0.0000

9629803                       0.2500                        13.0000
89031.49                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9629891                       0.2500                        12.5000
145874.30                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9629955                       0.2500                        12.6250
188841.21                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9630087                       0.2500                        12.5000
197729.61                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9630103                       0.2500                        12.0000
123683.17                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9630173                       0.2500                        12.1250
164647.36                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9630191                       0.2500                        12.5000
103410.89                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9630267                       0.2500                        12.6250
297050.23                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9630327                       0.2500                        11.8750
247017.65                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        3.2000
5.8250                        0.0000                        3.2000
5.8250                        0.0000

9630395                       0.2500                        13.2500
87140.28                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9631355                       0.2500                        12.8750
70243.78                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9631639                       0.2500                        12.0000
213796.94                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        3.9500
5.9500                        0.0000                        3.9500
5.9500                        0.0000

9631887                       0.2500                        13.3750
202853.08                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        3.9500
7.3250                        0.0000                        3.9500
7.3250                        0.0000

9631919                       0.2500                        12.3750
196599.39                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9631921                       0.2500                        12.5000
200986.81                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9632391                       0.2500                        13.0000
194847.89                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9632503                       0.2500                        12.5000
85859.56                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9632569                       0.2500                        12.3750
140875.60                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9632613                       0.2500                        13.6250
246000.59                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9632615                       0.2500                        12.5000
294746.02                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9632977                       0.2500                        13.7500
171894.48                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        4.9500
7.7000                        0.0000                        4.9500
7.7000                        0.0000

9634537                       0.2500                        12.8750
154376.44                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9634571                       0.2500                        12.8750
159144.30                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9634609                       0.2500                        13.7400
161601.28                     0.0500                        13.6900
7.9900                        0.0000                        13.6900
7.7400                        0.0000                        5.9500
7.6900                        0.0000                        5.9500
7.6900                        0.0000

9639035                       0.2500                        13.0000
90084.67                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9639037                       0.2500                        13.0000
89430.18                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9639159                       0.2500                        12.3750
128136.85                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9639271                       0.2500                        12.7500
283017.82                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        4.9500
6.7000                        0.0000                        4.9500
6.7000                        0.0000

9639285                       0.2500                        13.7500
151298.41                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9639413                       0.2500                        12.0000
308729.80                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9639463                       0.2500                        12.3750
119396.97                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9639469                       0.2500                        12.1250
185913.65                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9639471                       0.2500                        14.1250
153854.31                     0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        5.9500
8.0750                        0.0000                        5.9500
8.0750                        0.0000

9639527                       0.2500                        13.5000
126135.91                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9639539                       0.2500                        12.8750
118904.83                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.2000
6.8250                        0.0000                        3.2000
6.8250                        0.0000

9639579                       0.2500                        12.2500
187080.72                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9639613                       0.2500                        13.2500
152416.73                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9639729                       0.2500                        13.2500
201725.18                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        3.9500
7.2000                        0.0000                        3.9500
7.2000                        0.0000

9639739                       0.2500                        12.2500
131381.12                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9639781                       0.2500                        13.6250
158510.83                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.2000
7.5750                        0.0000                        5.2000
7.5750                        0.0000

9639795                       0.2500                        12.7500
208518.94                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9639827                       0.2500                        12.1250
97909.24                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9639867                       0.2500                        12.6250
166719.82                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9641035                       0.2500                        13.3750
122012.63                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.2000
7.3250                        0.0000                        5.2000
7.3250                        0.0000

9642341                       0.2500                        12.1250
189824.03                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9642585                       0.2500                        12.2500
136460.71                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9642949                       0.2500                        13.1250
157380.16                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        3.9500
7.0750                        0.0000                        3.9500
7.0750                        0.0000

9642971                       0.2500                        12.8750
213029.51                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.9500
6.8250                        0.0000                        3.9500
6.8250                        0.0000

9643325                       0.2500                        12.0000
136539.72                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9643347                       0.2500                        12.1250
218297.62                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9643349                       0.2500                        12.6250
106910.10                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9643381                       0.2500                        12.2500
123237.08                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9643683                       0.2500                        14.2500
231609.60                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9643713                       0.2500                        12.7500
174856.55                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9643739                       0.2500                        13.1250
187856.95                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9643767                       0.2500                        13.5000
120914.60                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9643823                       0.2500                        12.6250
43963.03                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9643859                       0.2500                        13.2500
99925.79                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9643879                       0.2500                        13.2500
127905.01                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9643901                       0.2500                        12.3750
91074.57                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9643943                       0.2500                        11.8750
137795.85                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9645199                       0.2500                        12.3750
154363.69                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9645263                       0.2500                        13.1250
236819.66                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9645293                       0.2500                        14.2500
141024.52                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9645323                       0.2500                        13.1250
64950.54                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        3.9500
7.0750                        0.0000                        3.9500
7.0750                        0.0000

9645541                       0.2500                        12.0000
147110.29                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9645659                       0.2500                        13.6250
142901.59                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9645675                       0.2500                        13.3750
126408.44                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9645679                       0.2500                        13.1250
197799.38                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        3.2000
7.0750                        0.0000                        3.2000
7.0750                        0.0000

9645697                       0.2500                        13.1250
291128.30                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        5.2000
7.0750                        0.0000                        5.2000
7.0750                        0.0000

9646123                       0.2500                        13.1250
123505.95                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9646287                       0.2500                        14.6250
66962.44                      0.0500                        14.5750
8.8750                        0.0000                        14.5750
8.6250                        0.0000                        5.9500
8.5750                        0.0000                        5.9500
8.5750                        0.0000

9646293                       0.2500                        12.8750
86965.40                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9646323                       0.2500                        12.6250
173728.93                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9646411                       0.2500                        13.5000
82441.77                      0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9646487                       0.2500                        13.3750
133903.02                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9646525                       0.2500                        12.6250
84229.18                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9646561                       0.2500                        14.6250
56618.24                      0.0500                        14.5750
8.8750                        0.0000                        14.5750
8.6250                        0.0000                        5.9500
8.5750                        0.0000                        5.9500
8.5750                        0.0000

9646619                       0.2500                        13.2500
109613.59                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9646649                       0.2500                        12.2500
125777.32                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9646677                       0.2500                        12.8750
115307.72                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.9500
6.8250                        0.0000                        3.9500
6.8250                        0.0000

9646763                       0.2500                        13.1250
114784.49                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9646773                       0.2500                        13.2500
210249.85                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9646789                       0.2500                        13.2500
179722.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9646971                       0.2500                        12.1250
202568.20                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9647101                       0.2500                        12.6250
260113.29                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9647453                       0.2500                        12.5000
149329.32                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9649149                       0.2500                        12.6250
203728.70                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9649165                       0.2500                        12.2500
77929.49                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9649225                       0.2500                        12.6250
169857.18                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9649227                       0.2500                        12.5000
133884.63                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9649307                       0.2500                        13.5000
290794.61                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9649313                       0.2500                        12.8750
88888.86                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9649329                       0.2500                        12.8750
175565.49                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9649349                       0.2500                        13.2500
299677.44                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9649409                       0.2500                        12.7500
142383.19                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        3.9500
6.7000                        0.0000                        3.9500
6.7000                        0.0000

9649469                       0.2500                        11.8750
251505.31                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9649471                       0.2500                        11.8750
251505.31                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9649475                       0.2500                        11.8750
251505.31                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9649531                       0.2500                        13.2500
55059.11                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9650233                       0.2500                        12.6250
85428.16                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9650709                       0.2500                        12.6250
94920.18                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9650729                       0.2500                        12.8750
170843.27                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.9500
6.8250                        0.0000                        3.9500
6.8250                        0.0000

9650735                       0.2500                        12.0000
284728.70                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9650755                       0.2500                        14.5000
114264.23                     0.0500                        14.4500
8.7500                        0.0000                        14.4500
8.5000                        0.0000                        5.9500
8.4500                        0.0000                        5.9500
8.4500                        0.0000

9650767                       0.2500                        14.2500
137936.39                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9650823                       0.2500                        13.1250
112014.70                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        3.2000
7.0750                        0.0000                        3.2000
7.0750                        0.0000

9650835                       0.2500                        13.5000
181152.05                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9650837                       0.2500                        13.1250
76383.22                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9650847                       0.2500                        14.1250
82348.78                      0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        4.9500
8.0750                        0.0000                        4.9500
8.0750                        0.0000

9650869                       0.2500                        12.3750
84906.35                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9651377                       0.2500                        13.6250
154393.68                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9651407                       0.2500                        12.3750
114851.47                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9651411                       0.2500                        12.2500
143966.74                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9651727                       0.2500                        12.1250
113686.95                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9651747                       0.2500                        12.5000
149870.85                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9651815                       0.2500                        13.5000
91605.30                      0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9651839                       0.2500                        12.5000
144075.85                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9651849                       0.2500                        13.2500
85436.55                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9651863                       0.2500                        13.2500
84487.25                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9651865                       0.2500                        13.2500
83537.96                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9651945                       0.2500                        12.3750
124719.87                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9652005                       0.2500                        13.6250
133807.85                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9652013                       0.2500                        12.8750
129796.12                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9652019                       0.2500                        13.2500
234825.60                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9652043                       0.2500                        13.6250
159540.13                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9652067                       0.2500                        12.2500
76930.39                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9652157                       0.2500                        12.5000
121748.74                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9652681                       0.2500                        12.3750
117895.89                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9652745                       0.2500                        12.7500
238304.50                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9652747                       0.2500                        14.3750
92542.33                      0.0500                        14.3250
8.6250                        0.0000                        14.3250
8.3750                        0.0000                        6.2000
8.3250                        0.0000                        6.2000
8.3250                        0.0000

9652889                       0.2500                        12.8750
138389.24                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9652977                       0.2500                        14.3750
154408.78                     0.0500                        14.3250
8.6250                        0.0000                        14.3250
8.3750                        0.0000                        5.9500
8.3250                        0.0000                        5.9500
8.3250                        0.0000

9653405                       0.2500                        12.6250
138933.18                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        4.9500
6.5750                        0.0000                        4.9500
6.5750                        0.0000

9653425                       0.2500                        12.0000
166100.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        3.9500
5.9500                        0.0000                        3.9500
5.9500                        0.0000

9653477                       0.2500                        12.6250
299747.96                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9653567                       0.2500                        12.5000
111653.78                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9653719                       0.2500                        12.6250
289506.58                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9653799                       0.2500                        14.6250
119366.31                     0.0500                        14.5750
8.8750                        0.0000                        14.5750
8.6250                        0.0000                        5.9500
8.5750                        0.0000                        5.9500
8.5750                        0.0000

9653815                       0.2500                        12.3750
144320.17                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9653825                       0.2500                        13.0000
430784.68                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9654149                       0.2500                        13.2500
96748.15                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9654431                       0.2500                        12.5000
184732.43                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9654765                       0.2500                        13.6250
205806.26                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        6.0300
7.5750                        0.0000                        6.0300
7.5750                        0.0000

9654811                       0.2500                        12.5000
236795.95                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9654853                       0.2500                        14.0000
113227.75                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9654879                       0.2500                        12.6250
134816.65                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9654905                       0.2500                        13.3500
63453.81                      0.0500                        13.3000
7.6000                        0.0000                        13.3000
7.3500                        0.0000                        4.9500
7.3000                        0.0000                        4.9500
7.3000                        0.0000

9655189                       0.2500                        13.3750
150780.72                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        3.0750
7.3250                        0.0000                        3.0750
7.3250                        0.0000

9655461                       0.2500                        12.0000
122450.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9655615                       0.2500                        12.3750
91000.00                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9655637                       0.2500                        11.8750
190000.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9655703                       0.2500                        13.8750
67420.86                      0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9655919                       0.2500                        12.6250
202964.74                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9656079                       0.2500                        12.2500
158356.71                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9656169                       0.2500                        12.8750
262439.96                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        3.9500
6.8250                        0.0000                        3.9500
6.8250                        0.0000

9656219                       0.2500                        13.1250
149686.02                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.2000
7.0750                        0.0000                        4.2000
7.0750                        0.0000

9656305                       0.2500                        13.0000
164871.29                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9656311                       0.2500                        13.0000
138991.49                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        3.7000
6.9500                        0.0000                        3.7000
6.9500                        0.0000

9656319                       0.2500                        13.5000
190415.52                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        6.2000
7.4500                        0.0000                        6.2000
7.4500                        0.0000

9656569                       0.2500                        13.2500
276005.01                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9656587                       0.2500                        12.1250
154400.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9656671                       0.2500                        13.1250
133900.00                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9656867                       0.2500                        12.1250
127381.91                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9656999                       0.2500                        12.8750
55635.47                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9657269                       0.2500                        12.7500
330358.98                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9657349                       0.2500                        12.3750
123391.04                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9657399                       0.2500                        13.1250
74193.50                      0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9657403                       0.2500                        12.3750
123391.04                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9657405                       0.2500                        13.6250
84401.88                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9657433                       0.2500                        13.5000
123180.94                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9657449                       0.2500                        13.2500
186161.74                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        3.9500
7.2000                        0.0000                        3.9500
7.2000                        0.0000

9657451                       0.2500                        13.1250
168396.76                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        3.9500
7.0750                        0.0000                        3.9500
7.0750                        0.0000

9657455                       0.2500                        13.1250
141392.33                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        2.9500
7.0750                        0.0000                        2.9500
7.0750                        0.0000

9657515                       0.2500                        14.1250
141650.65                     0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        5.9500
8.0750                        0.0000                        5.9500
8.0750                        0.0000

9657529                       0.2500                        13.6250
202770.36                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9657663                       0.2500                        12.1250
106794.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9657679                       0.2500                        13.2500
140895.36                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9657721                       0.2500                        13.0000
201722.51                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

9657727                       0.2500                        13.2500
122908.72                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        3.9500
7.2000                        0.0000                        3.9500
7.2000                        0.0000

9657753                       0.2500                        13.2500
277294.06                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9657809                       0.2500                        13.6250
188000.00                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9657867                       0.2500                        12.1250
253315.16                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9657879                       0.2500                        12.8750
158623.05                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9657889                       0.2500                        12.1250
179733.38                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9659511                       0.2500                        14.3750
138857.96                     0.0500                        14.3250
8.6250                        0.0000                        14.3250
8.3750                        0.0000                        5.9500
8.3250                        0.0000                        5.9500
8.3250                        0.0000

9659767                       0.2500                        12.0000
139067.92                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9659799                       0.2500                        13.5000
106920.00                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        6.2000
7.4500                        0.0000                        6.2000
7.4500                        0.0000

9659805                       0.2500                        14.1250
190431.56                     0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        5.9500
8.0750                        0.0000                        5.9500
8.0750                        0.0000

9660351                       0.2500                        12.6250
131081.78                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9660367                       0.2500                        12.2500
110110.37                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9660407                       0.2500                        12.1250
219496.52                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9660415                       0.2500                        12.3750
38252.00                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9660635                       0.2500                        12.3750
128136.85                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9660671                       0.2500                        12.5000
205822.64                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9660707                       0.2500                        12.8750
125000.00                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9660717                       0.2500                        12.7500
208650.00                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        3.9500
6.7000                        0.0000                        3.9500
6.7000                        0.0000

9660765                       0.2500                        14.3750
226600.00                     0.0500                        14.3250
8.6250                        0.0000                        14.3250
8.3750                        0.0000                        5.9500
8.3250                        0.0000                        5.9500
8.3250                        0.0000

9660827                       0.2500                        14.3750
142604.23                     0.0500                        14.3250
8.6250                        0.0000                        14.3250
8.3750                        0.0000                        5.9500
8.3250                        0.0000                        5.9500
8.3250                        0.0000

9660833                       0.2500                        13.2500
165500.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9660841                       0.2500                        12.5000
179845.02                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9661623                       0.2500                        12.5000
176847.61                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9661639                       0.2500                        14.1250
238801.47                     0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        5.9500
8.0750                        0.0000                        5.9500
8.0750                        0.0000

9661785                       0.2500                        12.1250
89000.00                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9661843                       0.2500                        13.0000
71124.46                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9661873                       0.2500                        13.2500
152326.86                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9661887                       0.2500                        13.7500
300000.00                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9662039                       0.2500                        12.6250
181793.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9663103                       0.2500                        12.1250
215100.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9663109                       0.2500                        14.2500
63400.00                      0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9663263                       0.2500                        11.7500
124500.00                     0.0500                        11.7000
6.0000                        0.0000                        11.7000
5.7500                        0.0000                        2.9500
5.7000                        0.0000                        2.9500
5.7000                        0.0000

9663355                       0.2500                        13.6250
124300.00                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9663745                       0.2500                        12.6250
141381.13                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9663989                       0.2500                        12.7400
52250.00                      0.0500                        12.6900
6.9900                        0.0000                        12.6900
6.7400                        0.0000                        3.2000
6.6900                        0.0000                        3.2000
6.6900                        0.0000

9664301                       0.2500                        12.7500
98500.00                      0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9664951                       0.2500                        12.3750
122075.00                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9665009                       0.2500                        12.2500
87000.00                      0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9665155                       0.2500                        12.2500
132100.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9665965                       0.2500                        13.6250
78280.00                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9665995                       0.2500                        13.3750
100425.00                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9666013                       0.2500                        12.6250
219165.72                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9666041                       0.2500                        12.1250
143247.21                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9666189                       0.2500                        12.5000
127677.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9666325                       0.2500                        12.8750
90640.00                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9666359                       0.2500                        13.8750
267800.00                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        4.9500
7.8250                        0.0000                        4.9500
7.8250                        0.0000

9666463                       0.2500                        13.3750
190000.00                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9666523                       0.2500                        11.5000
247000.00                     0.0500                        11.4500
5.7500                        0.0000                        11.4500
5.5000                        0.0000                        2.9500
5.4500                        0.0000                        2.9500
5.4500                        0.0000

9666533                       0.2500                        14.1250
159650.00                     0.0500                        14.0750
8.3750                        0.0000                        14.0750
8.1250                        0.0000                        5.9500
8.0750                        0.0000                        5.9500
8.0750                        0.0000

9666567                       0.2500                        12.6250
233500.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9667019                       0.2500                        14.2500
94245.00                      0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        6.2000
8.2000                        0.0000                        6.2000
8.2000                        0.0000

9667105                       0.2500                        14.2500
128750.00                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        6.2000
8.2000                        0.0000                        6.2000
8.2000                        0.0000

9667127                       0.2500                        12.7500
130000.00                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9667299                       0.2500                        13.2500
192600.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        3.9500
7.2000                        0.0000                        3.9500
7.2000                        0.0000

9667421                       0.2500                        14.2500
108150.00                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9667423                       0.2500                        13.6250
81124.13                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9668629                       0.2500                        12.8750
143884.84                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9668707                       0.2500                        13.0100
141240.00                     0.0500                        12.9600
7.2600                        0.0000                        12.9600
7.0100                        0.0000                        3.9500
6.9600                        0.0000                        3.9500
6.9600                        0.0000

9668775                       0.2500                        13.6250
217800.00                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9668785                       0.2500                        12.0000
160000.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9668807                       0.2500                        13.6250
54962.15                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        6.0100
7.5750                        0.0000                        6.0100
7.5750                        0.0000

9668815                       0.2500                        11.8750
174410.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9668837                       0.2500                        12.6250
353100.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9668949                       0.2500                        12.3750
219000.00                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9669015                       0.2500                        13.3750
69900.00                      0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9669017                       0.2500                        12.5000
102822.14                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        4.9500
6.4500                        0.0000                        4.9500
6.4500                        0.0000

9670563                       0.2500                        11.8750
189000.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9670603                       0.2500                        12.2500
133000.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9670621                       0.2500                        13.2500
293550.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9670661                       0.2500                        13.2500
164697.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9670753                       0.2500                        12.8750
139500.00                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9670901                       0.2500                        12.2500
180405.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9670927                       0.2500                        13.7500
63860.00                      0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9670953                       0.2500                        12.3750
100900.00                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9670999                       0.2500                        13.5000
204867.00                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9671061                       0.2500                        14.3750
154816.30                     0.0500                        14.3250
8.6250                        0.0000                        14.3250
8.3750                        0.0000                        5.9500
8.3250                        0.0000                        5.9500
8.3250                        0.0000

9673467                       0.2500                        12.1250
206520.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9673499                       0.2500                        13.3750
92700.00                      0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9673515                       0.2500                        13.0000
170866.60                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        2.9500
6.9500                        0.0000                        2.9500
6.9500                        0.0000

9673547                       0.2500                        13.8750
339900.00                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        4.9500
7.8250                        0.0000                        4.9500
7.8250                        0.0000

9674693                       0.2500                        13.0000
111240.00                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

9675281                       0.2500                        12.6250
85600.00                      0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        3.9500
6.5750                        0.0000                        3.9500
6.5750                        0.0000

9676289                       0.2500                        12.2500
204800.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9676291                       0.2500                        11.8750
394200.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9676657                       0.2500                        12.7500
102600.00                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9677755                       0.2500                        11.8750
167722.50                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9677763                       0.2500                        12.5000
123050.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9678097                       0.2500                        13.6250
161588.72                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9678111                       0.2500                        12.6250
101004.51                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9678123                       0.2500                        12.0000
213277.15                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9678315                       0.2500                        13.6250
90640.00                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9678341                       0.2500                        13.2500
121600.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        2.9500
7.2000                        0.0000                        2.9500
7.2000                        0.0000

9678455                       0.2500                        12.5000
128400.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9678527                       0.2500                        12.3750
65250.00                      0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9678737                       0.2500                        12.7500
156542.19                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9684221                       0.2500                        13.0500
251059.25                     0.0500                        13.0000
7.3000                        0.0000                        13.0000
7.0500                        0.0000                        2.9500
7.0000                        0.0000                        2.9500
7.0000                        0.0000

9684251                       0.2500                        12.3750
237790.02                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9684517                       0.2500                        14.2400
89967.36                      0.0500                        14.1900
8.4900                        0.0000                        14.1900
8.2400                        0.0000                        5.9500
8.1900                        0.0000                        5.9500
8.1900                        0.0000

9684519                       0.2500                        12.1250
108000.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9684587                       0.2500                        14.0000
95790.00                      0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9684671                       0.2500                        12.3750
272000.00                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9684867                       0.2500                        12.1250
175000.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9684951                       0.2500                        12.5000
220000.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9685209                       0.2500                        13.2500
168920.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9686245                       0.2500                        12.7500
45600.00                      0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9686279                       0.2500                        14.2500
278000.00                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9686295                       0.2500                        13.6250
51600.00                      0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9686663                       0.2500                        13.6250
180250.00                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        4.9500
7.5750                        0.0000                        4.9500
7.5750                        0.0000

9686669                       0.2500                        12.7500
226600.00                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        4.9500
6.7000                        0.0000                        4.9500
6.7000                        0.0000

9686827                       0.2500                        12.3750
234900.00                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9686869                       0.2500                        13.8750
79258.12                      0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9686937                       0.2500                        11.6250
523000.00                     0.0500                        11.5750
5.8750                        0.0000                        11.5750
5.6250                        0.0000                        2.9500
5.5750                        0.0000                        2.9500
5.5750                        0.0000

9687005                       0.2500                        12.8750
120000.00                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9687041                       0.2500                        12.5000
264900.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9687049                       0.2500                        12.2500
115000.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9689407                       0.2500                        11.8750
170000.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9689441                       0.2500                        12.7500
152874.59                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9689505                       0.2500                        13.6250
158000.00                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9689639                       0.2500                        13.6250
140500.00                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9689835                       0.2500                        12.7500
48000.00                      0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9690065                       0.2500                        13.2500
100000.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9690081                       0.2500                        12.5000
151900.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9690173                       0.2500                        13.0000
114840.00                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

9690235                       0.2500                        12.1250
105000.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9690317                       0.2500                        12.6250
295000.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9690331                       0.2500                        12.0000
174410.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9690413                       0.2500                        12.7500
105000.00                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9690459                       0.2500                        13.0000
300000.00                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        5.9500
6.9500                        0.0000                        5.9500
6.9500                        0.0000

9690533                       0.2500                        12.5000
182500.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        3.9500
6.4500                        0.0000                        3.9500
6.4500                        0.0000

9690567                       0.2500                        12.1250
175000.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9691803                       0.2500                        13.5000
257500.00                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9691819                       0.2500                        12.5000
239900.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9691929                       0.2500                        13.3750
101926.18                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9692027                       0.2500                        13.0000
146590.00                     0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        3.9500
6.9500                        0.0000                        3.9500
6.9500                        0.0000

9692509                       0.2500                        12.6250
192900.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9692557                       0.2500                        12.2500
322600.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9692625                       0.2500                        13.6250
221450.00                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9692765                       0.2500                        12.3750
140000.00                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.2000
6.3250                        0.0000                        3.2000
6.3250                        0.0000

9692767                       0.2500                        11.7500
185500.00                     0.0500                        11.7000
6.0000                        0.0000                        11.7000
5.7500                        0.0000                        2.9500
5.7000                        0.0000                        2.9500
5.7000                        0.0000

9692809                       0.2500                        11.8750
234100.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9693003                       0.2500                        12.0000
104500.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9693043                       0.2500                        12.1250
137750.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9693379                       0.2500                        12.2500
264550.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9693825                       0.2500                        12.6250
277500.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9693875                       0.2500                        12.1250
197950.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9694775                       0.2500                        13.2500
90208.00                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9694945                       0.2500                        14.0000
132870.00                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9694955                       0.2500                        12.8750
262000.00                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9695001                       0.2500                        12.0000
189250.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9695119                       0.2500                        11.8750
161500.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9695153                       0.2500                        12.2500
219350.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        3.9500
6.2000                        0.0000                        3.9500
6.2000                        0.0000

9695161                       0.2500                        12.8750
81900.00                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9695209                       0.2500                        12.6250
172800.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9695231                       0.2500                        13.7500
101970.00                     0.0500                        13.7000
8.0000                        0.0000                        13.7000
7.7500                        0.0000                        5.9500
7.7000                        0.0000                        5.9500
7.7000                        0.0000

9695267                       0.2500                        14.3750
106027.36                     0.0500                        14.3250
8.6250                        0.0000                        14.3250
8.3750                        0.0000                        5.9500
8.3250                        0.0000                        5.9500
8.3250                        0.0000

9695361                       0.2500                        13.1250
114840.00                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9695493                       0.2500                        13.1250
162000.00                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9695535                       0.2500                        12.2500
115500.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9695539                       0.2500                        14.0000
102600.00                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9695551                       0.2500                        13.2500
192000.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9696393                       0.2500                        13.2500
154500.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9696415                       0.2500                        12.5000
56050.00                      0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9696453                       0.2500                        12.7500
242050.00                     0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        4.9500
6.7000                        0.0000                        4.9500
6.7000                        0.0000

9696465                       0.2500                        12.8750
47400.00                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9696561                       0.2500                        12.1250
174000.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9696567                       0.2500                        13.1250
245000.00                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9696601                       0.2500                        11.6250
217210.00                     0.0500                        11.5750
5.8750                        0.0000                        11.5750
5.6250                        0.0000                        2.9500
5.5750                        0.0000                        2.9500
5.5750                        0.0000

9696649                       0.2500                        12.5000
134000.00                     0.0500                        12.4500
6.7500                        0.0000                        12.4500
6.5000                        0.0000                        2.9500
6.4500                        0.0000                        2.9500
6.4500                        0.0000

9696751                       0.2500                        13.2500
280160.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        5.9500
7.2000                        0.0000                        5.9500
7.2000                        0.0000

9696849                       0.2500                        13.3750
77250.00                      0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9696881                       0.2500                        13.3750
159500.00                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9697055                       0.2500                        14.0000
247500.00                     0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9698007                       0.2500                        12.8750
88600.00                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9698213                       0.2500                        13.1250
214500.00                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        4.9500
7.0750                        0.0000                        4.9500
7.0750                        0.0000

9698219                       0.2500                        13.3750
143550.00                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9700833                       0.2500                        12.6250
299900.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9701195                       0.2500                        11.8750
159323.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9701223                       0.2500                        12.6250
265000.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9701283                       0.2500                        13.2500
105000.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9701419                       0.2500                        12.2500
190000.00                     0.0500                        12.2000
6.5000                        0.0000                        12.2000
6.2500                        0.0000                        2.9500
6.2000                        0.0000                        2.9500
6.2000                        0.0000

9701423                       0.2500                        12.1250
42800.00                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9702851                       0.2500                        13.1250
164571.68                     0.0500                        13.0750
7.3750                        0.0000                        13.0750
7.1250                        0.0000                        5.9500
7.0750                        0.0000                        5.9500
7.0750                        0.0000

9703295                       0.2500                        13.2500
162740.00                     0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9703445                       0.2500                        12.6250
125000.00                     0.0500                        12.5750
6.8750                        0.0000                        12.5750
6.6250                        0.0000                        2.9500
6.5750                        0.0000                        2.9500
6.5750                        0.0000

9703483                       0.2500                        12.0000
160000.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9703485                       0.2500                        12.0000
102500.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9703571                       0.2500                        11.6250
124120.00                     0.0500                        11.5750
5.8750                        0.0000                        11.5750
5.6250                        0.0000                        2.9500
5.5750                        0.0000                        2.9500
5.5750                        0.0000

9703603                       0.2500                        13.3750
180750.00                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        5.9500
7.3250                        0.0000                        5.9500
7.3250                        0.0000

9703631                       0.2500                        13.2500
58400.00                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9703677                       0.2500                        13.6250
208060.00                     0.0500                        13.5750
7.8750                        0.0000                        13.5750
7.6250                        0.0000                        5.9500
7.5750                        0.0000                        5.9500
7.5750                        0.0000

9703703                       0.2500                        14.2500
136990.00                     0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9703715                       0.2500                        14.0000
69400.00                      0.0500                        13.9500
8.2500                        0.0000                        13.9500
8.0000                        0.0000                        5.9500
7.9500                        0.0000                        5.9500
7.9500                        0.0000

9704065                       0.2500                        12.8750
105500.00                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9704071                       0.2500                        14.2500
28000.00                      0.0500                        14.2000
8.5000                        0.0000                        14.2000
8.2500                        0.0000                        5.9500
8.2000                        0.0000                        5.9500
8.2000                        0.0000

9704077                       0.2500                        12.0000
126000.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9704181                       0.2500                        12.7500
81000.00                      0.0500                        12.7000
7.0000                        0.0000                        12.7000
6.7500                        0.0000                        2.9500
6.7000                        0.0000                        2.9500
6.7000                        0.0000

9704209                       0.2500                        12.1250
203500.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9705461                       0.2500                        12.1250
192800.00                     0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        2.9500
6.0750                        0.0000                        2.9500
6.0750                        0.0000

9705475                       0.2500                        11.6250
67200.00                      0.0500                        11.5750
5.8750                        0.0000                        11.5750
5.6250                        0.0000                        2.9500
5.5750                        0.0000                        2.9500
5.5750                        0.0000

9705509                       0.2500                        12.8750
169900.00                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9705515                       0.2500                        11.8750
160500.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9705531                       0.2500                        12.3750
189500.00                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        2.9500
6.3250                        0.0000                        2.9500
6.3250                        0.0000

9706605                       0.2500                        13.8750
166631.00                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        4.9500
7.8250                        0.0000                        4.9500
7.8250                        0.0000

9706665                       0.2500                        12.8750
99980.00                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        2.9500
6.8250                        0.0000                        2.9500
6.8250                        0.0000

9706729                       0.2500                        12.8750
188387.00                     0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9706825                       0.2500                        13.2500
91650.00                      0.0500                        13.2000
7.5000                        0.0000                        13.2000
7.2500                        0.0000                        4.9500
7.2000                        0.0000                        4.9500
7.2000                        0.0000

9706837                       0.2500                        13.3750
258530.00                     0.0500                        13.3250
7.6250                        0.0000                        13.3250
7.3750                        0.0000                        4.9500
7.3250                        0.0000                        4.9500
7.3250                        0.0000

9706865                       0.2500                        12.3750
139100.00                     0.0500                        12.3250
6.6250                        0.0000                        12.3250
6.3750                        0.0000                        3.9500
6.3250                        0.0000                        3.9500
6.3250                        0.0000

9706907                       0.2500                        11.6250
162000.00                     0.0500                        11.5750
5.8750                        0.0000                        11.5750
5.6250                        0.0000                        2.9500
5.5750                        0.0000                        2.9500
5.5750                        0.0000

9707439                       0.2500                        12.0000
140000.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        2.9500
5.9500                        0.0000                        2.9500
5.9500                        0.0000

9708589                       0.2500                        13.8750
135960.00                     0.0500                        13.8250
8.1250                        0.0000                        13.8250
7.8750                        0.0000                        5.9500
7.8250                        0.0000                        5.9500
7.8250                        0.0000

9708729                       0.2500                        11.8750
217000.00                     0.0500                        11.8250
6.1250                        0.0000                        11.8250
5.8750                        0.0000                        2.9500
5.8250                        0.0000                        2.9500
5.8250                        0.0000

9708755                       0.2500                        13.5000
255400.00                     0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        4.9500
7.4500                        0.0000                        4.9500
7.4500                        0.0000

9708791                       0.2500                        12.8750
89610.00                      0.0500                        12.8250
7.1250                        0.0000                        12.8250
6.8750                        0.0000                        4.9500
6.8250                        0.0000                        4.9500
6.8250                        0.0000

9708855                       0.2500                        12.1250
90950.00                      0.0500                        12.0750
6.3750                        0.0000                        12.0750
6.1250                        0.0000                        3.9500
6.0750                        0.0000                        3.9500
6.0750                        0.0000

9708915                       0.2500                        14.3750
82400.00                      0.0500                        14.3250
8.6250                        0.0000                        14.3250
8.3750                        0.0000                        5.9500
8.3250                        0.0000                        5.9500
8.3250                        0.0000

9709635                       0.2500                        12.0000
291490.00                     0.0500                        11.9500
6.2500                        0.0000                        11.9500
6.0000                        0.0000                        3.9500
5.9500                        0.0000                        3.9500
5.9500                        0.0000

9711703                       0.2500                        13.5000
89610.00                      0.0500                        13.4500
7.7500                        0.0000                        13.4500
7.5000                        0.0000                        5.9500
7.4500                        0.0000                        5.9500
7.4500                        0.0000

9711789                       0.2500                        13.0000
92700.00                      0.0500                        12.9500
7.2500                        0.0000                        12.9500
7.0000                        0.0000                        4.9500
6.9500                        0.0000                        4.9500
6.9500                        0.0000

Total Number of Loans:        1,015

Total Original Balance:       160,240,859.65

Total Principal Balance:      160,000,016.16

Total Original P+I:           1,076,627.87

Total Current P+I:            1,076,627.87

                                    EXHIBIT G

                          FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:     REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

------------------------------
Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ] Promissory Note
                             [ ] Primary Insurance Policy
                             [ ] Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or Deed of Trust
                             [ ] Title Insurance Policy
                             [ ] Other: ________________________

---------------------------
Name
---------------------------
Title
---------------------------
Date

                                   EXHIBIT H-1


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT


STATE OF                )
                        )ss.:
COUNTY OF               )


        [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class R-__ (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ________________] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of
Section 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R-__ Certificates, and (iii) is acquiring the Class R-__ Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R-__ Certificates to disqualified organizations or an electing large partnership under the Code, that applies to all transfers of Class R-__ Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R-__ Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R-__ Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. That the Owner is aware that the Trustee will not register the transfer of any Class R-__ Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6. That the Owner has reviewed the restrictions set forth on the face of the Class R -__ Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R-__ Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R-__ Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

8.      The Owner's Taxpayer Identification Number is ____________________.

9. This affidavit and agreement relates only to the Class R-__ Certificates held by the Owner and not to any other holder of the Class R-__ Certificates. The Owner understands that the liabilities described herein relate only to the Class R-__ Certificates.

10. That no purpose of the Owner relating to the transfer of any of the Class R-__ Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as Annex I.

11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R-__ Certificate that the Owner intends to pay taxes associated with holding such Class R-__ Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R-__ Certificate.

12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R-__ Certificates remain outstanding.

13. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

14. The Owner hereby agrees that it will not cause income from the Class R-__ Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

15. The Owner hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are accurate: (a) The Owner is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) The Owner has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company, the Master Servicer or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

        In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

        Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ______________ 200__.


                                            [NAME OF OWNER]


                                            By: ___________________________
                                            [Name of Officer]
                                            [Title of Officer]


[Corporate Seal]

ATTEST:


------------------------------
[Assistant] Secretary


               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this        day of , 200_.


                            ------------------------------------------
                            NOTARY PUBLIC


                            COUNTY OF ______________________________
                            STATE OF ________________________________
                            My Commission expires the ___ day of __________, 20__

                                     ANNEX I
                                 TO EXHIBIT H-1

                           DEPARTMENT OF THE TREASURY

                            Internal Revenue Service

                             26 CFR Parts 1 and 602

                                    [TD 9004]

                                  RIN 1545-AW98



                    Real Estate Mortgage Investment Conduits

                AGENCY: Internal Revenue Service (IRS), Treasury.

                           ACTION: Final regulations.

     -----------------------------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.

Applicability Date: For dates of applicability, see Sec. 1.860E-(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

        The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.

        The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

        Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:

           Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

           The accuracy of the estimated burden associated with the collection of information (see below);

          How the quality, utility, and clarity of the information to be collected may be enhanced;

           How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and

           Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

        An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

        The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

        Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

        This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code
(Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

        Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income. Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied: (1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

        The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

        The notice of  proposed  rulemaking  also  contained  rules for  FASITs.
Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations. In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two-prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

        Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1),
(b), (e) and 860G(b) of the Code.

        The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

        Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

        Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.

        It is anticipated that when final regulations are adopted with respect to FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents
        Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

        It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

        The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

        Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

        Reporting and record keeping requirements.

        Adoption of Amendments to the Regulations

        Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

        Paragraph 1. The authority citation for part 1 continues to read in part as follows:

        Authority: 26 U.S.C. 7805 * * *

                                   EXHIBIT H-2


                         FORM OF TRANSFEROR CERTIFICATE

                                         ________________, 200__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Residential Funding Corporation Series 2004-RZ4

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class R-

Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by ________________________ (the "Seller") to ______________________ (the
"Purchaser") of $___________ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class R-__ (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2004 among
Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R-__ Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                            Very truly yours,



                                            ----------------------------------
                                            (Seller)



                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                    EXHIBIT I


                     FORM OF INVESTOR REPRESENTATION LETTER

                                              ___________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 2004-RZ4

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class SB

Ladies and Gentlemen:

        ____________________________________   (the   "Purchaser")   intends  to
purchase from (the "Seller") $___________ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class SB (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement
(the  "Pooling  and  Servicing  Agreement"),  dated as of December 1, 2004 among
Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4. The Purchaser has been  furnished  with, and has had an opportunity to review
(a) [a copy of the Private Placement Memorandum, dated ________________, 20__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any
Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are correct:

(a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) The Purchaser has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.


                                            Very truly yours,



                                            ------------------------------------
                                                (Purchaser)



                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                    EXHIBIT J


                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                               ___________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Residential Funding Corporation Series 2004-RZ4

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class SB

Ladies and Gentlemen:

        In connection with the sale by ____________ (the "Seller") to _______________ (the "Purchaser") of $_______ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class SB (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2004 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

        Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                            Very truly yours,



                                            -----------------------------------
                                            (Seller)



                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    EXHIBIT K

                         FORM OF FORM 10-K CERTIFICATION


        I, [identify the certifying individual], certify that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of December 1, 2004 (the "P&S Agreement") among Residential Asset Mortgage Corporation, Inc. (the "Company"), Residential Funding Corporation (the "Master Servicer") and JPMorgan Chase Bank, N.A. (the "Trustee");

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the P&S Agreement for inclusion in these reports is included in these reports;

4. I am  responsible  for  reviewing  the  activities  performed  by the  Master
Servicer under the P&S Agreement and based upon my knowledge and the annual compliance review required under the P&S Agreement, and, except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the P&S Agreement; and

5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the P&S Agreement, that is included in these reports.

        In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Trustee].

        IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.



                                        ----------------------------
                                        Name:
                                        Title:


     * to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                    EXHIBIT L

                    FORM OF BACK-UP CERTIFICATE TO FORM 10-K CERTIFICATION


        The  undersigned,   a  Responsible  Officer  of  [______________]   (the
"Trustee") certifies that:

1. The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing
Agreement dated as of December 1, 2004 (the "Agreement") by and among Residential Asset Mortgage Products, Inc. as depositor, Residential Funding Corporation, as master servicer, and the Trustee in accordance with the standards set forth therein.

2. Based on my knowledge, the list of Certificateholders as shown on the Certificate Register as of the end of each calendar year that is provided by the Trustee pursuant to the Agreement is accurate as of the last day of the 20[ ] calendar year.

        Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.

        IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.



                                    ----------------------------
                                    Name:
                                    Title:

                                    EXHIBIT M


                 FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                              ___________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Residential Funding Corporation Series 2004-RZ4

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4 Assignment of Mortgage Loan

Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by ________________ (the "Trustee") to ______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2004 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

        (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

        (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

        (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

        (iv) such assignment is at the request of the borrower under the related Mortgage Loan.


                                            Very truly yours,



                                            -----------------------------------
                                                (Lender)



                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    EXHIBIT N


                   FORM OF RULE 144A INVESTMENT REPRESENTATION

             Description of Rule 144A Securities, including numbers:
                 ===============================================
                 ===============================================

               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of December 1, 2004 among Residential Funding Corporation as Master Servicer, Residential Asset Mortgage Products, Inc. as depositor pursuant to Section 5.02 of the Agreement and JPMorgan Chase Bank, N.A., as trustee, as follows:

                      a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                      d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               3. The Buyer hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (a) or (b) are correct:

                      a. The Buyer is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                      b. The Buyer has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase the purchase or holding of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company, the Master Servicer or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

               In addition, the Buyer hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Buyer will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                                       [Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

                                            Print Name of Buyer ___________
Print Name of Seller _______________
By: ________________________________        By: ___________________________
     Name:                                       Name:
     Title:                                      Title:
Taxpayer Identification:                    Taxpayer Identification:
No._________________________________        No.____________________________
Date:_______________________________        Date:__________________________

                              ANNEX 1 TO EXHIBIT N


                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                   [For Buyers Other Than Registered Investment Companies]

        The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

        1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

        2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $___________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporations, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

____ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

____ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S.
     Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

____ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

        3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

        5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___     ___    Will the Buyer be purchasing the Rule 144A
Yes     No     Securities only for the Buyer's own account?

        6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

        7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                  ---------------------------------------
                                  Print Name of Buyer

                                  By: ___________________________________
                                  Name:
                                  Title:


                                  Date: __________________________________

                              ANNEX 2 TO EXHIBIT N


                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


                    [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $_____________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
        144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            -----------------------------------
                                            Print Name of Buyer


                                            By: _______________________________
                                                Name:
                                                Title:



                                            IF AN ADVISER:

                                            Print Name of Buyer


                                            By: _______________________________
                                                Name:
                                                Title:


                                                Date: _________________________

                                    EXHIBIT O


                       FORM OF ERISA REPRESENTATION LETTER

                                           ___________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 2004-RZ4

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class SB

Ladies and Gentlemen:

               [____________________________________]  (the "Purchaser") intends
        to  purchase  from   [______________________________]   (the   "Seller")
        $[____________] Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class ____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2004 among Residential Asset Mortgage Products, Inc., as the company (the "Depositor"), Residential Funding Corporation, as master servicer (the "Master Servicer") and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that:

               (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

               (b) The Purchaser has provided the Trustee, the Depositor and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicer to the effect that the purchase or holding of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Depositor, the Master Servicer or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

               In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.


                                            Very truly yours,



                                            -----------------------------------
                                            (Purchaser)



                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    EXHIBIT P


                       FORM OF ERISA REPRESENTATION LETTER

                                              ___________, 20__


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

JPMorgan Chase Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 2004-RZ4

               Re:    Residential Asset Mortgage Products, Inc.
                      Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RZ4, Class [A-[ ]] [M-[ ]] [B]

Ladies and Gentlemen:

               [____________________________________]  (the "Purchaser") intends to purchase from [______________________________] (the "Seller") $[____________]
Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through, Series 2004-RZ4 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2004, among Residential Asset Mortgage Products, Inc., as depositor (the "Depositor"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

               The Purchaser hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that, either:

               (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

               (b) The Purchaser is an insurance company, the source of funds used to purchase or hold the Certificates is an "insurance company general account", as the term is defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

               In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless that Plan or person meets the requirements in either (a) or (b) above.

               The Purchaser hereby agrees to indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer and the Trust Fund from and against all liabilities, claims, costs or expenses incurred by such parties as a result of a breach of any representation, warranty or covenant made by the Purchaser herein.


                                            Very truly yours,


                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                EXHIBIT Q

INFORMATION TO BE PROVIDED BY THE MASTER SERVICER TO THE RATING AGENCIES RELATING TO REPORTABLE MODIFIED MORTGAGE LOANS

Account number
Transaction Identifier
Unpaid Principal  Balance prior to Modification
Next Due Date
Monthly Principal and Interest  Payment
Total Servicing  Advances
Current  Interest Rate
Original Maturity  Date
Original Term to Maturity  (Months)
Remaining  Term to Maturity (Months)
Trial  Modification  Indicator
Mortgagor  Equity  Contribution
Total Servicer Advances
Trial Modification Term (Months)
Trial Modification Start Date
Trial  Modification  End Date
Trial  Modification  Period Principal and Interest Payment
Trial Modification  Interest Rate
Trial Modification Term
Rate Reduction Indicator
Interest  Rate  Post  Modification
Rate  Reduction  Start  Date
Rate Reduction  End  Date
Rate  Reduction  Term
Term  Modified  Indicator
Modified Amortization  Period
Modified Final  Maturity Date
Total  Advances  Written Off
Unpaid  Principal  Balance  Written Off
Other Past Due Amounts Written Off
Write Off Date
Unpaid  Principal  Balance  Post  Write Off
Capitalization  Indicator
Mortgagor  Contribution
Total Capitalized Amount
Modification Close Date
Unpaid Principal  Balance Post  Capitalization  Modification
Next Payment Due Date per Modification Plan
Principal and Interest Payment Post Modification
Interest Rate Post  Modification
Payment  Made  Post  Capitalization
Delinquency  Status  to Modification Plan